                           SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO. _)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

                                       [_]CONFIDENTIAL, FOR USE OF THE
[X]Definitive Proxy Statement             COMMISSION ONLY (AS PERMITTED BY
                                          RULE 14A-6(E)(2))

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

  Patriot American Hospitality, Inc., Patriot American Hospitality Operating
                     Company and Wyndham Hotel Corporation
              --------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


              --------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11:

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[X]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

 PATRIOT AMERICAN HOSPITALITY, INC.           PATRIOT AMERICAN HOSPITALITY
          3030 LBJ FREEWAY                          OPERATING COMPANY
             SUITE 1500                             3030 LBJ FREEWAY
          DALLAS, TX 75234                             SUITE 1500
                                                    DALLAS, TX 75234

                                                              November 10, 1997

Dear Stockholder:

  You are cordially invited to attend the Special Meetings of Stockholders of Patriot American Hospitality, Inc. ("Patriot REIT") and Patriot American Hospitality Operating Company ("Patriot Operating Company") to be held on December 12, 1997, at the Wyndham Anatole Hotel located at 2201 Stemmons Freeway, Dallas, Texas. At the Special Meetings, you will be asked to consider and vote upon three related proposals (the "Proposals"): (i) a proposal to approve the Agreement and Plan of Merger, dated as of April 14, 1997, as amended on November 3, 1997, between Patriot REIT, Patriot Operating Company and Wyndham (the "Merger Agreement"), and the transactions contemplated thereby, including, without limitation, the merger of Wyndham with and into Patriot REIT (the "Merger") and the related purchase by Patriot REIT of Wyndham common stock from Wyndham's principal stockholder (the "Stock Purchase"); (ii) a proposal to adopt an amendment to the Pairing Agreement, dated February 17, 1983, as amended, between Patriot REIT and Patriot Operating Company; and (iii) proposals to approve the amendment and restatement of the Certificates of Incorporation of Patriot REIT and Patriot Operating Company. The Patriot REIT Special Meeting will be held at 9:30 a.m. local time and the Patriot Operating Company Special Meeting will be held at 10:30 a.m. local time.

  Pursuant to the Merger, Wyndham will merge with and into Patriot REIT with Patriot REIT being the surviving company. In connection with the Merger, each share of Wyndham common stock generally will be converted into 1.372 paired shares of Patriot REIT common stock and Patriot Operating Company common stock, subject to adjustment under certain circumstances based on the trading price of the paired shares (the "Exchange Ratio"). Pursuant to the Stock Purchase, the principal stockholder of Wyndham will generally receive paired shares of Patriot REIT common stock and Patriot Operating Company common stock (and in order to satisfy certain REIT qualification requirements, shares of unpaired preferred stock of Patriot REIT) at the Exchange Ratio. The Merger and the Stock Purchase also permit Wyndham stockholders to elect to receive up to a maximum of $100 million in cash in lieu of paired shares.

  Your paired shares of Patriot REIT common stock and Patriot Operating Company common stock will remain outstanding after the Merger and will represent, without any action on your part, the same number of paired shares of Patriot REIT common stock and Patriot Operating Company common stock held by you immediately prior to the Merger. While you will own the same number of paired shares of Patriot REIT common stock and Patriot Operating Company common stock following the Merger, you will own a lesser percentage of the total number of paired shares than you owned before the Merger because of the issuance of paired shares to Wyndham's stockholders in connection with the Merger and the related Stock Purchase.

  The Boards of Directors of Patriot REIT and Patriot Operating Company believe that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Patriot REIT, Patriot Operating Company and their respective stockholders. In connection with the Merger, the investment banking firm of PaineWebber Incorporated has issued its opinion to the Boards of Directors of Patriot REIT and Patriot Operating Company to the effect that, as of the date of such opinion, and subject to the considerations and limitations set forth in such opinion, the merger consideration was fair from a financial point of view to the stockholders of Patriot REIT and Patriot Operating Company. A copy of this opinion is attached as Annex H to the accompanying Joint Proxy Statement/Prospectus. Each of the Boards of Directors of Patriot REIT and Patriot

Operating Company has unanimously approved the Merger Agreement and the transactions contemplated thereby and unanimously recommends that you vote in favor of each of the proposals to be presented at the Special Meetings.

  The accompanying Joint Proxy Statement/Prospectus provides detailed information concerning the proposed Merger and the related transactions, the reasons for each Board of Directors' recommendations of the Merger Agreement and the transactions contemplated by the Merger Agreement and certain additional information, including, without limitation, the information set forth under the heading "Risk Factors," which describes, among other things, potential adverse effects to stockholders of Patriot REIT and Patriot Operating Company as a result of the Merger and the related transactions. We urge you to carefully consider all of the information in the Joint Proxy Statement/Prospectus.

  IT IS IMPORTANT THAT YOUR SHARES OF PATRIOT REIT COMMON STOCK AND PATRIOT OPERATING COMPANY COMMON STOCK BE REPRESENTED AT THE SPECIAL MEETINGS, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR YELLOW PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETINGS. ALL STOCKHOLDERS ARE URGED TO VOTE TO APPROVE THE PROPOSALS BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED YELLOW PROXY CARD.

  We look forward to the successful combination of Patriot and Wyndham and to your continued support as a stockholder.

                                          Sincerely,

                                          /s/ Paul A. Nussbaum
                                          Paul A. Nussbaum
                                          Chairman and Chief Executive Officer

                      PATRIOT AMERICAN HOSPITALITY, INC.

                               3030 LBJ FREEWAY
                                  SUITE 1500
                               DALLAS, TX 75234

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 12, 1997

                               ----------------

To the Stockholders of Patriot American Hospitality, Inc.:

  Notice is hereby given that a Special Meeting of Stockholders of Patriot American Hospitality, Inc., a Delaware corporation ("Patriot REIT"), will be held on December 12, 1997, at 9:30 a.m. local time, at the Wyndham Anatole Hotel located at 2201 Stemmons Freeway, Dallas, Texas (the "Patriot REIT Special Meeting"), for the following purposes:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 14, 1997, between Patriot American Hospitality, Inc., a Virginia corporation ("Old Patriot REIT") and predecessor by merger to Patriot REIT, and Wyndham Hotel Corporation, a Delaware corporation ("Wyndham"), as ratified by Patriot REIT and Patriot American Hospitality Operating Company, a Delaware corporation ("Patriot Operating Company"), pursuant to Ratification Agreements dated as of July 24, 1997 (the "Ratification Agreements") and as amended on November 3, 1997 by Patriot REIT, Patriot Operating Company and Wyndham (collectively, the "Merger Agreement"), and the transactions contemplated thereby, including, without limitation, (i) the merger of Wyndham with and into Patriot REIT (the "Merger"), and (ii) the related purchase by Patriot REIT of up to 9,447,745 shares of Wyndham common stock owned by CF Securities, L.P. ("CF Securities"), the principal stockholder of Wyndham, pursuant to a Stock Purchase Agreement dated as of April 14, 1997 (the "Stock Purchase Agreement") between Old Patriot REIT and CF Securities.

    Pursuant to the Merger Agreement, Wyndham will merge with and into Patriot REIT, with Patriot REIT being the surviving company. In the Merger, each share of Wyndham common stock generally will be converted into 1.372 paired shares (the "Paired Shares") of Patriot REIT common stock and Patriot Operating Company common stock; provided, however, that if the average closing price of a Paired Share over the 20 trading days immediately preceding the fifth business day prior to the special meeting of the stockholders of Wyndham (the "Patriot Average Closing Price") is less than $21.86 but greater than or equal to $20.87, each share of Wyndham common stock will be converted into the number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price, and, in the event that the Patriot Average Closing Price is less than $20.87, each share of Wyndham common stock will be converted into 1.438 Paired Shares (the "Exchange Ratio"), unless Wyndham exercises its right to terminate the Merger Agreement in such event. On November 3, 1997, the closing price of a Paired Share as reported on the New York Stock Exchange was $31 1/2. The closing price of Wyndham common stock as reported on the New York Stock Exchange on the same date was $43 1/16.

    Pursuant to the Stock Purchase Agreement, Patriot REIT will purchase the shares of Wyndham common stock owned by CF Securities in exchange for a combination of Paired Shares at the Exchange Ratio and shares of unpaired preferred stock of Patriot REIT at the Exchange Ratio, subject to certain REIT qualification limitations that could, under certain limited circumstances, result in the payment of cash in lieu of unpaired preferred stock.

    In lieu of receiving Paired Shares, Wyndham stockholders have the right to elect (a "Cash Election") to receive cash ("Cash Consideration") in the Merger (and CF Securities has an equivalent right under the Stock Purchase Agreement) in an amount per share equal to the Exchange Ratio multiplied by the average closing price of a Paired Share over the five trading days immediately preceding the closing of the Merger up to a maximum of $100 million. CF Securities has delivered to Patriot REIT a Cash Election pursuant to which it has elected to receive Cash Consideration for all of its shares of Wyndham common stock. Thus, Patriot REIT will pay $100 million of cash to Wyndham stockholders in connection with the Merger.

    Copies of the Merger Agreement (together with its amendment), the Ratification Agreements and the Stock Purchase Agreement are attached as Annexes A, B, C and D, respectively, to the Joint Proxy
  Statement/Prospectus accompanying this Notice.

    2. To consider and vote upon a proposal to amend the Pairing Agreement, dated February 17, 1983, as amended (the "Pairing Agreement"), between Patriot REIT and Patriot Operating Company. A copy of the proposed amendment to the Pairing Agreement is attached as Annex E to the Joint Proxy Statement/Prospectus accompanying this Notice.

    3. To consider and vote upon a proposal to amend and restate the Certificate of Incorporation of Patriot REIT. A copy of the proposed Amended and Restated Certificate of Incorporation of Patriot REIT is attached as Annex F to the Joint Proxy Statement/Prospectus accompanying this Notice.

    4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  Holders of record of shares of Patriot REIT common stock at the close of business on November 12, 1997 are entitled to notice of, and to vote at, the Patriot REIT Special Meeting. A list of such stockholders will be available for inspection at the offices of Patriot REIT at least ten days prior to the Patriot REIT Special Meeting. The Merger Agreement and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the Annexes thereto.

                                          By Order of the Board of Directors
                                          of Patriot American Hospitality,
                                          Inc.

                                          Rex E. Stewart
                                          Secretary

November 10, 1997

  Proxies are being separately solicited by the Boards of Directors of Patriot REIT and Patriot Operating Company. To ensure representation of your stock at the Patriot REIT Special Meeting, you must mark, sign and return the enclosed YELLOW proxy card.

-------------------------------------------------------------------------------

                                   IMPORTANT

  WHETHER OR NOT YOU EXPECT TO ATTEND THE PATRIOT REIT SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED YELLOW PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE PATRIOT REIT SPECIAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

                               3030 LBJ FREEWAY
                                  SUITE 1500
                               DALLAS, TX 75234

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 12, 1997

                               ----------------

To the Stockholders of Patriot American Hospitality Operating Company:

  Notice is hereby given that a Special Meeting of Stockholders of Patriot American Hospitality Operating Company, a Delaware corporation ("Patriot Operating Company"), will be held on December 12, 1997, at 10:30 a.m. local time, at the Wyndham Anatole Hotel located at 2201 Stemmons Freeway, Dallas, Texas (the "Patriot Operating Company Special Meeting"), for the following purposes:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 14, 1997, between Patriot American Hospitality, Inc., a Virginia corporation ("Old Patriot REIT") and predecessor by merger to Patriot American Hospitality, Inc., a Delaware corporation ("Patriot REIT"), and Wyndham Hotel Corporation ("Wyndham"), as ratified by Patriot REIT and Patriot Operating Company pursuant to Ratification Agreements dated as of July 24, 1997 (the "Ratification Agreements") and as amended on November 3, 1997 by Patriot REIT, Patriot Operating Company and Wyndham (collectively, the "Merger Agreement"), and the transactions contemplated thereby, including, without limitation, (i) the merger of Wyndham with and into Patriot REIT (the "Merger"), and (ii) the related purchase by Patriot REIT of up to 9,447,745 shares of Wyndham common stock owned by CF Securities, L.P. ("CF Securities"), the principal stockholder of Wyndham, pursuant to a Stock Purchase Agreement dated as of April 14, 1997 (the "Stock Purchase Agreement") between Old Patriot REIT and CF Securities.

    Pursuant to the Merger Agreement, Wyndham will merge with and into Patriot REIT, with Patriot REIT being the surviving company. Following the Merger, Patriot REIT will continue to be referred to as "Patriot American Hospitality, Inc." while Patriot Operating Company will change its name to "Wyndham International, Inc." In the Merger, each share of Wyndham common stock generally will be converted into 1.372 paired shares (the "Paired Shares") of Patriot REIT common stock and Patriot Operating Company common stock; provided, however, that if the average closing price of a Paired Share over the 20 trading days immediately preceding the fifth business day prior to the special meeting of the stockholders of Wyndham (the "Patriot Average Closing Price") is less than $21.86 but greater than or equal to $20.87, each share of Wyndham common stock will be converted into the number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price, and, in the event that the Patriot Average Closing Price is less than $20.87, each share of Wyndham common stock will be converted into
  1.438 Paired Shares (the "Exchange Ratio"), unless Wyndham exercises its right to terminate the Merger Agreement in such event. On November 3, 1997, the closing price of a Paired Share as reported on the New York Stock Exchange was $31 1/2. The closing price of Wyndham common stock as reported on the New York Stock Exchange on the same date was $43 1/16.

    Pursuant to the Stock Purchase Agreement, Patriot REIT will purchase the shares of Wyndham common stock owned by CF Securities in exchange for a combination of Paired Shares at the Exchange Ratio and shares of unpaired preferred stock of Patriot REIT at the Exchange Ratio, subject to certain REIT qualification limitations that could, under certain limited circumstances, result in the payment of cash in lieu of unpaired preferred stock.

    In lieu of receiving Paired Shares, Wyndham stockholders have the right to elect (a "Cash Election") to receive cash ("Cash Consideration") in the Merger (and CF Securities has an equivalent right under the Stock Purchase Agreement) in an amount per share equal to the Exchange Ratio multiplied by the average closing price of a Paired Share over the five trading days immediately preceding the closing of the Merger up to a maximum of $100 million. CF Securities has delivered to Patriot REIT a Cash Election pursuant to which it has elected to receive Cash Consideration for all of its shares of Wyndham common stock. Thus, Patriot REIT will pay $100 million of cash to Wyndham stockholders in connection with the Merger.

    Copies of the Merger Agreement (together with its amendment), the Ratification Agreements and the Stock Purchase Agreement are attached as Annexes A, B, C and D, respectively, to the Joint Statement/Prospectus accompanying this Notice.

    2. To consider and vote upon a proposal to amend the Pairing Agreement, dated February 17, 1983, as amended (the "Pairing Agreement"), between Patriot REIT and Patriot Operating Company. A copy of the proposed amendment to the Pairing Agreement is attached as Annex E to the Joint Proxy Statement/Prospectus accompanying this Notice.

    3. To consider and vote upon a proposal to amend and restate the Certificate of Incorporation of Patriot Operating Company. A copy of the proposed Amended and Restated Certificate of Incorporation of Patriot Operating Company is attached as Annex G to the Joint Proxy
  Statement/Prospectus accompanying this Notice.

    4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  Holders of record of shares of Patriot Operating Company common stock at the close of business on November 12, 1997 are entitled to notice of, and to vote at, the Patriot Operating Company Special Meeting. A list of such stockholders will be available for inspection at the offices of Patriot Operating Company at least ten days prior to the Patriot Operating Company Special Meeting. The Merger Agreement and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the Annexes thereto.

                                          By Order of the Board of Directors
                                          of Patriot American Hospitality
                                          Operating Company

                                          Rex E. Stewart
                                          Secretary

November 10, 1997

  Proxies are being separately solicited by the Boards of Directors of Patriot Operating Company and Patriot REIT. To ensure representation of your stock at the Patriot Operating Company Special Meeting, you must mark, sign and return the enclosed YELLOW proxy card.

-------------------------------------------------------------------------------

                                   IMPORTANT

  WHETHER OR NOT YOU EXPECT TO ATTEND THE PATRIOT OPERATING COMPANY SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED YELLOW PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE PATRIOT OPERATING COMPANY SPECIAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                           WYNDHAM HOTEL CORPORATION

                             1950 STEMMONS FREEWAY
                                  SUITE 6001
                               DALLAS, TX 75207

                                                              November 10, 1997

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of Wyndham Hotel Corporation ("Wyndham") to be held at 8:30 a.m. local time, on December 12, 1997, at the Wyndham Anatole Hotel located at 2201 Stemmons Freeway, Dallas, Texas (the "Special Meeting").

  At the Special Meeting, you will be asked to approve the Agreement and Plan of Merger, dated as of April 14, 1997, between Patriot American Hospitality, Inc., a Virginia corporation ("Old Patriot REIT") and predecessor by merger to Patriot American Hospitality, Inc., a Delaware corporation ("Patriot REIT"), and Wyndham, as ratified by Patriot REIT and Patriot American Hospitality Operating Company ("Patriot Operating Company"), and as amended on November 3, 1997, by Patriot REIT, Patriot Operating Company and Wyndham (collectively, the "Merger Agreement"), and the transactions contemplated thereby, including without limitation the merger of Wyndham with and into Patriot REIT (the "Merger") and the related purchase of Wyndham stock from CF Securities, L.P. ("CF Securities"), the principal stockholder of Wyndham (the "Stock Purchase").

  Pursuant to the Merger, (i) Wyndham will merge with and into Patriot REIT with Patriot REIT being the surviving company, (ii) Patriot REIT and Patriot Operating Company, the corporation whose shares of common stock are paired and trade as a single unit with the shares of common stock of Patriot REIT, will issue paired shares ("Paired Shares") of Patriot REIT common stock and Patriot Operating Company common stock to Wyndham stockholders and (iii) it is contemplated that Patriot Operating Company will change its name to "Wyndham International, Inc." As a result of the Merger and the related transactions, you will be entitled to receive, generally, for each share of Wyndham common stock held by you at the effective time of the Merger, 1.372 Paired Shares; provided, however, that if the average closing price of a Paired Share over the 20 trading days immediately preceding the fifth business day prior to the Special Meeting (the "Patriot Average Closing Price") is less than $21.86 but greater than or equal to $20.87, each share of Wyndham common stock will be converted into the number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price, and, in the event that the Patriot Average Closing Price is less than $20.87, each share of Wyndham common stock will be converted into 1.438 Paired Shares (the "Exchange Ratio"), unless Wyndham exercises its right to terminate the Merger Agreement in such event. On November 3, 1997, the closing price of Wyndham common stock as reported on the New York Stock Exchange was $43 1/16. The closing price of a Paired Share as reported on the New York Stock Exchange on the same date was $31 1/2.

  Pursuant to the Stock Purchase, Patriot REIT will purchase the shares of Wyndham common stock owned by CF Securities in exchange for a combination of Paired Shares at the Exchange Ratio and shares of unpaired preferred stock of Patriot REIT at the Exchange Ratio, subject to certain REIT qualification limitations that could, under certain limited circumstances, result in the payment of cash in lieu of unpaired preferred stock.

  In lieu of receiving Paired Shares, you have the right (and CF Securities has an equivalent right pursuant to the Stock Purchase) to elect (a "Cash Election") to receive cash ("Cash Consideration") in an amount per share equal to the Exchange Ratio multiplied by the average closing price of a Paired Share over the five trading days immediately preceding the closing of the Merger; provided, however, that the maximum amount of cash to be paid to Wyndham stockholders and CF Securities pursuant to Cash Elections will be a total of $100 million. In the event that holders of Wyndham common stock and CF Securities elect to receive more than $100 million in cash, such cash will be allocated on a pro rata basis among such stockholders and CF Securities based on the respective number of shares of Wyndham common stock as to which they have elected to receive cash, and the Wyndham stockholders (other than CF Securities) will receive Paired Shares at the Exchange Ratio for their shares of Wyndham common stock which are not converted into Cash Consideration. CF Securities has delivered to Patriot REIT a Cash Election pursuant to which CF Securities has elected to receive Cash Consideration with respect to all 9,447,745 shares of Wyndham common stock beneficially owned by CF Securities. Because CF Securities has made a Cash Election with respect to all of the shares of Wyndham common stock beneficially owned by it, the maximum amount of cash available to be paid to other holders of Wyndham common stock in the Merger is expected to be approximately $56,300,000. If no other stockholders of Wyndham make a Cash Election, CF Securities will receive the entire $100 million of cash available for Cash Elections.

  Your Board of Directors believes that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Wyndham and its stockholders. The investment banking firm of Smith Barney Inc. ("Smith Barney"), financial advisor to Wyndham, has delivered to the Board of Directors of Wyndham a written opinion dated April 14, 1997, a copy of which is attached as Annex I to the accompanying Joint Proxy Statement/Prospectus, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by holders of Wyndham common stock in the Merger was fair, from a financial point of view, to such holders. In addition, the investment banking firm of Merrill Lynch, Pierce, Fenner & Smith Incorporated has delivered its opinion to the Special Committee of the Board of Directors of Wyndham, a copy of which is attached as Annex J to the accompanying Joint Proxy Statement/Prospectus, to the effect that, as of the date thereof and based upon the assumptions made, matters considered and limits of review with respect to such opinion, the consideration to be received by the holders of Wyndham common stock (excluding CF Securities) in the Merger was fair to such holders from a financial point of view. The Board of Directors of Wyndham has unanimously approved the Merger Agreement and the transactions contemplated therein and unanimously recommends that you vote to approve the Merger Agreement and the transactions contemplated in the Merger Agreement.

  The accompanying Joint Proxy Statement/Prospectus provides detailed information concerning the proposed Merger, the reasons for your Board of Directors' recommendation of the Merger Agreement and the transactions contemplated in the Merger Agreement and certain additional information, including, without limitation, the information set forth under the heading "Risk Factors," which describes, among other items, potential adverse effects to Wyndham stockholders as a result of the Merger. We urge you to carefully consider all of the information in the Joint Proxy Statement/Prospectus.

   IT IS IMPORTANT THAT YOUR SHARES OF WYNDHAM COMMON STOCK BE REPRESENTED AT THE SPECIAL MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR BLUE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. ALL STOCKHOLDERS ARE URGED TO VOTE TO APPROVE THE MERGER PROPOSAL BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD.

  We look forward to the successful combination of the Patriot companies and Wyndham and to your continued support as a stockholder of the Patriot companies.

                                          Sincerely,

                                          /s/ James D. Carreker
                                          James D. Carreker
                                          President

                           WYNDHAM HOTEL CORPORATION

                             1950 STEMMONS FREEWAY
                                  SUITE 6001
                              DALLAS, TEXAS 75207

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 12, 1997

                               ----------------

To the Stockholders of Wyndham Hotel Corporation:

  Notice is hereby given that a Special Meeting of Stockholders of Wyndham Hotel Corporation, a Delaware corporation ("Wyndham"), will be held on December 12, 1997, at 8:30 a.m. local time, at the Wyndham Anatole Hotel located at 2201 Stemmons Freeway, Dallas, Texas (the "Special Meeting") for the following purposes:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 14, 1997, between Patriot American Hospitality, Inc., a Virginia corporation ("Old Patriot REIT") and predecessor by merger to Patriot American Hospitality, Inc., a Delaware corporation ("Patriot REIT"), and Wyndham, as ratified by Patriot REIT and Patriot American Hospitality Operating Company, a Delaware corporation ("Patriot Operating Company"), pursuant to Ratification Agreements, dated as of July 24, 1997 (the "Ratification Agreements"), and as amended on November 3, 1997, by Patriot REIT, Patriot Operating Company and Wyndham (collectively, the "Merger Agreement"), and the transactions contemplated thereby, including, without limitation, (i) the merger of Wyndham with and into Patriot REIT (the "Merger"), and (ii) the related purchase of Wyndham common stock from CF Securities, L.P. ("CF Securities"), the principal stockholder of Wyndham, (the "Stock Purchase").

    Pursuant to the Merger Agreement, Wyndham will merge with and into Patriot REIT, with Patriot REIT being the surviving company. Following the Merger, Patriot REIT will continue to be referred to as "Patriot American Hospitality, Inc." while Patriot Operating Company will change its name to "Wyndham International, Inc." In the Merger, each share of Wyndham common stock will be converted into 1.372 paired shares ("Paired Shares") of Patriot REIT common stock and Patriot Operating Company common stock; provided, however, that if the average closing price of a Paired Share over the 20 trading days immediately preceding the fifth business day prior to the special meeting of the stockholders of Wyndham (the "Patriot Average Closing Price") is less than $21.86 but greater than or equal to $20.87, each share of Wyndham common stock will be converted into the number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price, and, in the event that the Patriot Average Closing Price is less than $20.87, each share of Wyndham common stock will be converted into 1.438 Paired Shares (the "Exchange Ratio"), unless Wyndham exercises its right to terminate the Merger Agreement in such event. On November 3, 1997, the closing price of Wyndham common stock as reported on the New York Stock Exchange was $43 1/16. The closing price of a Paired Share as reported on the New York Stock Exchange on the same date was $31 1/2.

    Pursuant to the Stock Purchase, Patriot REIT will purchase the shares of Wyndham common stock owned by CF Securities in exchange for a combination of Paired Shares at the Exchange Ratio and shares of unpaired preferred stock of Patriot REIT at the Exchange Ratio, subject to certain REIT qualification limits that could, under certain limited circumstances, result in the payment of cash in lieu of unpaired preferred stock.

    In lieu of receiving Paired Shares, Wyndham stockholders have the right to elect (a "Cash Election") to receive cash ("Cash Consideration") in the Merger (and CF Securities has an equivalent right pursuant to the Stock Purchase) in an amount per share equal to the Exchange Ratio multiplied by the average closing price of a Paired Share over the five trading days immediately preceding the closing of the Merger; provided, however, that the maximum amount of cash to be paid to Wyndham stockholders and CF

  Securities pursuant to Cash Elections will be a total of $100 million. In the event that holders of Wyndham common stock and CF Securities elect to receive more than $100 million in cash, such cash will be allocated on a pro rata basis among such stockholders and CF Securities based on the respective number of shares of Wyndham common stock as to which they have elected to receive cash, and the Wyndham stockholders (other than CF Securities) will receive Paired Shares at the Exchange Ratio for their shares of Wyndham common stock which are not converted into Cash Consideration. CF Securities has delivered to Patriot REIT a Cash Election pursuant to which CF Securities has elected to receive Cash Consideration with respect to all 9,447,745 shares of Wyndham common stock beneficially owned by CF Securities. Because CF Securities has made a Cash Election with respect to all of the shares of Wyndham common stock beneficially owned by it, the maximum amount of cash available to be paid to other holders of Wyndham common stock in the Merger is expected to be approximately $56,300,000. If no other stockholders of Wyndham make a Cash Election, CF Securities will receive the entire $100 million of cash available for Cash Elections.

    Copies of the Merger Agreement (together with its amendment), the Ratification Agreements and the Stock Purchase Agreement are attached as Annexes A, B, C and D, respectively, to the Joint Proxy
  Statement/Prospectus accompanying this Notice.

    2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The Board of Directors of Wyndham has fixed the close of business on November 12, 1997 as the record date for the determination of the holders of shares of Wyndham common stock entitled to notice of, and to vote at, the Special Meeting. A list of such stockholders will be available for inspection at the offices of Wyndham at least ten days prior to the Special Meeting. The Merger Agreement and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the Annexes thereto.

  It is possible but unlikely that stockholders of Wyndham may, if they follow certain procedures, have appraisal rights with respect to their Wyndham shares. See "The Merger and Subscription--Appraisal Rights" in the accompanying Joint Proxy Statement/Prospectus.

                                          By Order of the Board of Directors
                                          of Wyndham Hotel Corporation

                                          Carla S. Moreland
                                          Secretary

November 10, 1997

-------------------------------------------------------------------------------

                                   IMPORTANT

  PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME, BUT PLEASE REFER TO THE INSTRUCTIONS IN THE JOINT PROXY STATEMENT/PROSPECTUS RELATING TO THE PROCEDURE FOR MAKING A CASH ELECTION IF YOU DESIRE TO DO SO.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                      PATRIOT AMERICAN HOSPITALITY, INC.
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY
                                      AND
                           WYNDHAM HOTEL CORPORATION

                             JOINT PROXY STATEMENT

                               ----------------
                      PATRIOT AMERICAN HOSPITALITY, INC.
                                      AND
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

                                  PROSPECTUS

  This Joint Proxy Statement and Prospectus (the "Joint Proxy Statement/Prospectus") relates to, among other things, (i) the shares of common stock, par value $.01 per share (the "Patriot REIT Common Stock"), of Patriot American Hospitality, Inc., a Delaware corporation ("Patriot REIT"), and common stock, par value $.01 per share (the "Patriot Operating Company Common Stock"), of Patriot American Hospitality Operating Company, a Delaware corporation ("Patriot Operating Company"), which shares are paired and trade as a single unit (the "Paired Shares") on the New York Stock Exchange (the "NYSE"), that may be issued pursuant to an Agreement and Plan of Merger dated as of April 14, 1997 between Patriot American Hospitality, Inc., a Virginia corporation ("Old Patriot REIT") and predecessor by merger to Patriot REIT, and Wyndham Hotel Corporation, a Delaware corporation ("Wyndham"), as ratified by Patriot REIT and Patriot Operating Company pursuant to Ratification Agreements dated as of July 24, 1997 (the "Ratification Agreements") and as amended by Amendment No. 1 to Agreement and Plan of Merger, dated November 3, 1997, between Patriot REIT, Patriot Operating Company and Wyndham (collectively, the "Merger Agreement"), and (ii) the Paired Shares and the shares of unpaired Series A Convertible Preferred Stock, par value $.01 per share, of Patriot REIT (the "Series A Preferred Stock") that may be issued pursuant to a Stock Purchase Agreement dated as of April 14, 1997 (the "Stock Purchase Agreement") between Old Patriot REIT and CF Securities, L.P. ("CF Securities"), the principal stockholder of Wyndham. This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Patriot REIT, Patriot Operating Company and Wyndham on or about November 10, 1997.

  Pursuant to the Merger Agreement, Wyndham will merge with and into Patriot REIT (the "Merger"), with Patriot REIT being the surviving company. The Merger Agreement generally provides for the conversion of each outstanding share of common stock, par value $.01 per share, of Wyndham (the "Wyndham Common Stock"), other than shares as to which the holder thereof has elected to receive cash (subject to proration), into the right to receive 1.372 Paired Shares. However, in the event the average closing price of a Paired Share as reported on the NYSE over the 20 trading days immediately preceding the fifth business day prior to the special meeting of the stockholders of Wyndham (the "Patriot Average Closing Price") is less than $21.86 but greater than or equal to $20.87, each such share will be converted into the right to receive the number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price. In the event that the Patriot Average Closing Price is less than $20.87, each such share will be converted into the right to receive 1.438 Paired Shares (the applicable conversion ratio being referred to as the "Exchange Ratio"), provided, however, that in such circumstances Wyndham has the right, waivable by it, to terminate the Merger Agreement. The Merger Agreement also provides that, in lieu of receiving Paired Shares in the Merger, stockholders of Wyndham may elect (a "Cash Election") to receive cash ("Cash Consideration") for all or any portion of their shares of Wyndham Common Stock in an amount per share equal to the Exchange Ratio multiplied by the average closing price of a Paired Share over the five trading days immediately preceding the closing of the Merger, subject to an aggregate availability of $100 million of cash for all Cash Elections (including a Cash Election by CF Securities pursuant to the Stock Purchase Agreement).

  As a result of certain provisions of the Internal Revenue Code applicable to "real estate investment trusts" ("REITs") like Patriot REIT, the shares of Wyndham Common Stock beneficially owned by CF Securities

(approximately 43.7% of the total outstanding shares of Wyndham Common Stock as of November 3, 1997) cannot be converted solely into Paired Shares pursuant to the terms of the Merger Agreement. Accordingly, in connection with the execution of the Merger Agreement in April 1997, Patriot REIT and CF Securities entered into the Stock Purchase Agreement. The Stock Purchase Agreement provides for the issuance, immediately prior to consummation of the Merger, and subject to certain REIT qualification limitations, of a combination of Paired Shares at the Exchange Ratio and shares of Series A Preferred Stock at the Exchange Ratio to CF Securities in connection with the purchase (the "Stock Purchase") by Patriot REIT of up to 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities. In addition, CF Securities has an equivalent right to make a Cash Election as if it were a stockholder of Wyndham at the time of the Merger. CF Securities has made a Cash Election with respect to all 9,447,745 shares of Wyndham Common Stock beneficially owned by it.

  Under the terms of the Merger Agreement, the maximum amount of cash to be paid to Wyndham stockholders and CF Securities pursuant to Cash Elections will be a total of $100 million. In the event that holders of Wyndham Common Stock and CF Securities elect to receive more than $100 million in cash, such cash will be allocated on a pro rata basis among such stockholders and CF Securities based on the respective number of shares of Wyndham Common Stock as to which they have elected to receive cash, and the Wyndham stockholders (other than CF Securities) will receive Paired Shares at the Exchange Ratio for their shares of Wyndham Common Stock which are not converted into Cash Consideration. Under such circumstances, CF Securities will receive a combination of Paired Shares and Series A Preferred Stock (subject to certain REIT qualification limitations that could, under certain limited circumstances, result in the payment of cash in lieu of Series A Preferred Stock) pursuant to the terms of the Stock Purchase Agreement for its shares of Wyndham Common Stock which are not exchanged for Cash Consideration. CF Securities has delivered to Patriot REIT a Cash Election pursuant to which CF Securities has elected to receive Cash Consideration with respect to all 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities. Because CF Securities has made a Cash Election with respect to all of the shares of Wyndham Common Stock beneficially owned by it, the maximum amount of cash available to be paid to other holders of Wyndham Common Stock in the Merger is expected to be approximately $56,300,000. If no other stockholders of Wyndham make a Cash Election, CF Securities will receive the entire $100 million of cash available for Cash Elections.

  In connection with the Merger, Patriot REIT's operating partnership has also entered into an Omnibus Purchase and Sale Agreement, dated as of April 14, 1997 (the "Omnibus Purchase and Sale Agreement"), and eleven individual purchase and sale agreements, with partnerships owned by certain Crow family members, certain members of Wyndham's senior management and others, providing for the acquisition by Patriot REIT's operating partnership of up to 11 full-service Wyndham-branded hotels with 3,072 rooms for an aggregate purchase price of approximately $331.7 million in cash plus up to $14 million in additional cash consideration if two of the hotels meet certain cash flow targets (the "Crow Assets Acquisition"). The Crow Assets Acquisition is subject to various closing conditions, including approval of the Merger by the stockholders of Patriot REIT, Patriot Operating Company and Wyndham (which condition may be waived by such parties). Pursuant to the Merger Agreement, the obligation of Patriot REIT to consummate the Merger is subject to the condition, waivable by Patriot REIT, that the closing of the transactions contemplated by the Omnibus Purchase and Sale Agreement shall have become effective subject only to the Merger becoming effective at the effective time of the Merger.

  This Joint Proxy Statement/Prospectus is being furnished to (i) the stockholders of Patriot REIT and Patriot Operating Company in connection with the solicitation of proxies by the Boards of Directors of Patriot REIT and Patriot Operating Company from holders of outstanding shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock, respectively, for use at the special meetings of stockholders of Patriot REIT and Patriot Operating Company scheduled to be held on December 12, 1997 at the Wyndham Anatole Hotel located at 2201 Stemmons Freeway, Dallas, Texas, and at any adjournment or postponement thereof, and (ii) the stockholders of Wyndham in connection with the solicitation of proxies by the Board of Directors of Wyndham from holders of outstanding shares of Wyndham Common Stock, for use at the special meeting of stockholders of Wyndham scheduled to be held on December 12, 1997 at the Wyndham Anatole Hotel located at 2201 Stemmons Freeway, Dallas, Texas, at 8:30 a.m. local time, and at any adjournment or postponement thereof.

                                     (ii)

The Patriot REIT special meeting will be held at 9:30 a.m. local time and the Patriot Operating Company special meeting will be held at 10:30 a.m. local time.

  This Joint Proxy Statement/Prospectus constitutes the Prospectus of Patriot REIT and Patriot Operating Company with respect to the issuance of (i) up to 32,570,537 Paired Shares to be issued to stockholders of Wyndham and to CF Securities in connection with the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement, (ii) up to 13,585,857 shares of Series A Preferred Stock to be issued to CF Securities in connection with the transactions contemplated by the Stock Purchase Agreement, (iii) up to 13,585,857 Paired Shares to be issued to CF Securities upon conversion of shares of Series A Preferred Stock, and (iv) the offering and resale from time to time of up to 20,326,267 Paired Shares by certain stockholders of Wyndham (including the Paired Shares issuable upon conversion of the shares of Series A Preferred Stock). The numbers of shares in (i) and (ii) above represent the maximum numbers estimated for each of the Paired Shares and shares of Series A Preferred Stock that could be issued in the Merger and the Stock Purchase. Those numbers will vary depending upon the Exchange Ratio and the number of shares of Wyndham Common Stock as to which a Cash Election is made by stockholders of Wyndham other than CF Securities. The number of such Paired Shares and shares of Series A Preferred Stock actually issued, taken as a whole, will be less than the sum of the shares in (i) and (ii) above.

  The affirmative vote of the holders of a majority of the outstanding shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock is required to approve the Merger and the other proposals to be voted upon at the special meetings of the stockholders of Patriot REIT and Patriot Operating Company. The affirmative vote of the holders of two-thirds of the outstanding shares of Wyndham Common Stock is required to approve the Merger at the special meeting of the stockholders of Wyndham. Pursuant to a Proxy Agreement, dated as of April 14, 1997, CF Securities and certain executive officers of Wyndham have, subject to certain conditions, agreed to vote a total of 11,859,041 shares of Wyndham Common Stock beneficially owned by them (representing 54.9% of the total issued and outstanding shares of Wyndham Common Stock as of November 3, 1997) in favor of the Merger.

  FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER, SEE "RISK FACTORS" ON PAGE 58.

  Any stockholders who would like information with respect to the Exchange Ratio may call MacKenzie Partners, Inc., the proxy solicitor for Patriot REIT, Patriot Operating Company and Wyndham, at 1-800-322-2885. MacKenzie Partners, Inc. will provide to any requesting stockholder an estimate of the Exchange Ratio as of any date prior to the final determination of the Exchange Ratio. MacKenzie Partners, Inc. also will provide instructions on how to submit proxies in a timely manner, including for any stockholder who wishes to wait until the Exchange Ratio is finally determined. In addition, any Patriot REIT, Patriot Operating Company or Wyndham stockholder who wishes to change its vote relating to any proposal may do so by transmitting such request via facsimile to MacKenzie Partners, Inc. at (212) 929-0308.

  All information contained in this Joint Proxy Statement/Prospectus with respect to Patriot REIT and Patriot Operating Company has been provided by Patriot REIT and Patriot Operating Company, respectively. All information contained in this Joint Proxy Statement/Prospectus with respect to Wyndham has been provided by Wyndham.

  A STOCKHOLDER WHO HAS GIVEN A PROXY MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE.

                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The date of this Joint Proxy Statement/Prospectus is November 10, 1997.

                                     (iii)

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

  Patriot REIT, Patriot Operating Company and Wyndham are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by Patriot REIT, Patriot Operating Company and Wyndham can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Patriot REIT, Patriot Operating Company and Wyndham are also required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering Analysis and Retrieval (EDGAR) system. The Commission maintains a world wide web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, reports, proxy and information statements and other information concerning Patriot REIT, Patriot Operating Company and Wyndham can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which the Paired Shares and Wyndham Common Stock are currently listed.

  This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments (the "Registration Statement"), of which this Joint Proxy Statement/Prospectus is a part, and which Patriot REIT and Patriot Operating Company have filed with the Commission under the Securities Act of 1933, as amended. Reference is made to such Registration Statement for further information with respect to Patriot REIT, Patriot Operating Company and Wyndham and the Paired Shares offered hereby. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents. Each statement is qualified in its entirety by reference to the copy of the applicable document if filed with the Commission or attached as an annex hereto.

                                     (iv)

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents previously filed with the Commission are hereby incorporated by reference into this Joint Proxy Statement/Prospectus:

PATRIOT REIT AND PATRIOT OPERATING COMPANY

  1. Current Reports on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated (i) July 1, 1997 (Nos. 001-09319 and 001-09320 filed July 15, 1997), (ii) July 15, 1997 (Nos. 001-
09319 and 001-09320 filed July 21, 1997), (iii) July 22, 1997 (Nos. 001-09319 and 001-09320 filed July 22, 1997), (iv) September 17, 1997 (Nos. 001-09319
and 001-09320 filed September 17, 1997) and (v) September 30, 1997, as amended (Nos. 001-09319 and 001-09320 filed October 14, 1997 and October 28, 1997);

  2. The description of the Paired Shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock contained or incorporated by reference in Patriot REIT's and Patriot Operating Company's Registration Statement on Form 8-A (Nos. 001-09319, 001-09320), including any amendments thereto; and

  3. Quarterly Report on Form 10-Q of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company (Nos. 001-09319, 001-09320) for the fiscal quarter ended June 30, 1997.

CALIFORNIA JOCKEY CLUB AND BAY MEADOWS OPERATING COMPANY

  1. Annual Report on Form 10-K of California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319, 001-09320) for the fiscal year ended December 31, 1996;

  2. Current Reports on Form 8-K of California Jockey Club and Bay Meadows Operating Company dated (i) February 24, 1997 (Nos. 001-09319, 001-09320 filed March 3, 1997) and (ii) May 28, 1997 (Nos. 001-09319, 001-09320 filed June 5,
1997);

  3. Quarterly Report on Form 10-Q of California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319, 001-09320) for the fiscal quarter ended March 31, 1997; and

  4. Quarterly Report on Form 10-Q/A of California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319, 001-09320) for the fiscal quarter ended March 31, 1997 (filed May 16, 1997).

PATRIOT AMERICAN HOSPITALITY, INC. (OLD PATRIOT REIT)

  1. Annual Report on Form 10-K of Patriot American Hospitality, Inc. (No. 001-13898) for the fiscal year ended December 31, 1996;

  2. Current Reports on Form 8-K of Patriot American Hospitality, Inc. dated
(i) April 2, 1996, as amended (No. 001-13898 filed April 17, 1996 and June 14,
1996), (ii) December 5, 1996 (No. 001-13898 filed December 5, 1996), (iii)
January 16, 1997, as amended (No. 001-13898 filed January 31, 1997, February 21, 1997, April 8, 1997, April 9, 1997 and May 19, 1997), (iv) February 24,
1997 (No. 001-13898 filed March 3, 1997) and (v) April 14, 1997, as amended
(No. 001-13898 filed April 17, 1997 and April 18, 1997); and

  3. Quarterly Report on Form 10-Q of Patriot American Hospitality, Inc. (No. 001-13898) for the fiscal quarter ended March 31, 1997.

WYNDHAM

  1. Annual Report on Form 10-K of Wyndham Hotel Corporation (No. 001-11723) for the fiscal year ended December 31, 1996;

  2. Current Reports on Form 8-K of Wyndham Hotel Corporation dated (i) April 14, 1997 (No. 001-11723, filed April 23, 1997) and (ii) July 31, 1997 (No.
001-11723, filed August 15, 1997);

                                      (v)

  3. Quarterly Report on Form 10-Q of Wyndham Hotel Corporation (No. 001-11723) for the quarter ended March 31, 1997;

  4. Quarterly Report on Form 10-Q/A of Wyndham Hotel Corporation (No. 001-11723) for the quarter ended March 31, 1997 (filed June 2, 1997);

  5. Quarterly Report on Form 10-Q of Wyndham Hotel Corporation (No. 001-11723) for the quarter ended June 30, 1997;

  6. Quarterly Report on Form 10-Q/A of Wyndham Hotel Corporation (No. 001-11723) for the quarter ended June 30, 1997 (filed August 29, 1997);

  7. Proxy Statement of Wyndham Hotel Corporation (No. 001-11723) for the Annual Meeting of Stockholders held April 28, 1997 (filed March 27, 1997); and

  8. Current Report on Form 8-K/A of Wyndham Hotel Corporation dated September 18, 1997 (No. 001-11723, filed September 18, 1997).

  In addition, all reports and other documents filed by each of Patriot REIT, Patriot Operating Company and Wyndham pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Patriot REIT special meeting, the Patriot Operating Company special meeting and the Wyndham special meeting shall be deemed to be incorporated by reference herein and to be made a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/ PROSPECTUS IS DELIVERED BY DIRECTING REQUESTS AS FOLLOWS: IN THE CASE OF DOCUMENTS RELATING TO PATRIOT REIT OR PATRIOT OPERATING COMPANY, 3030 LBJ FREEWAY, SUITE 1500, DALLAS, TEXAS 75234,
ATTENTION: SHAREHOLDER RELATIONS (TELEPHONE NO. (972) 888-8000), OR, IN THE CASE OF DOCUMENTS RELATING TO WYNDHAM, 1950 STEMMONS FREEWAY, SUITE 6001, DALLAS, TEXAS 75207, ATTENTION: CARLA S. MORELAND (TELEPHONE NO. (214) 863-
1000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 5, 1997.

                                     (vi)

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   1
  General.................................................................   1
  The Companies...........................................................   2
  The Meetings of Stockholders............................................   8
  The Merger and Subscription.............................................  10
  Crow Assets Acquisition.................................................  13
  Reasons for the Merger and the Related Transactions; Recommendations of
   the Boards of Directors................................................  14
  Opinions of Financial Advisors..........................................  15
  Certain Federal Income Tax Consequences.................................  16
  Accounting Treatment....................................................  17
  Certain Resale Restrictions.............................................  17
  New York Stock Exchange Listing.........................................  18
  Appraisal Rights........................................................  18
  Proxy Agreement.........................................................  18
  Transfer Restriction Agreement..........................................  19
  Standstill Agreement....................................................  19
  Voting Agreements.......................................................  19
  Agreement with Respect to Amendments....................................  19
  Summary Risk Factors....................................................  20
  The Merger Agreement....................................................  23
  Comparison of Stockholder Rights........................................  28
  Interests of Certain Officers, Directors and Stockholders...............  31
  Summary Financial Information...........................................  34
  Comparative Per Share Data..............................................  53
  Comparative Market Data.................................................  55
  Historical Ratio of Earnings to Fixed Charges for Patriot REIT..........  56
  Distribution and Dividend Policy........................................  56
RISK FACTORS..............................................................  58
  Failure to Manage Rapid Growth and Integrate Operations Following the
   Merger.................................................................  58
  Substantial Debt Obligations............................................  58
  Dilution to Earnings Caused by Acquisition of Wyndham...................  59
  Conflicts of Interest Between Patriot REIT and Wyndham International....  59
  Conflicts of Interest of Certain Officers, Directors and Stockholders of
   Wyndham................................................................  60
  REIT Tax Risks..........................................................  60
  Dependence on Lessees and Payments under the Participating Leases.......  62
  Hotel Industry Risks....................................................  63
  Real Estate Investment Risks............................................  64
  Dependence on Management Contracts......................................  66
  Substantial Expenses and Payments if Merger Fails to Occur..............  67
  Risks of Operating Hotels Under Franchise or Brand Affiliations.........  67
  Lack of Control Over Operations of Certain Hotels Leased or Managed by
   Third Parties..........................................................  67
  Stock Price Fluctuations................................................  68
  Horse Racing Industry Risks.............................................  68
  Conflicts in Certain Hotel Markets......................................  68
  Risks Associated with the Patriot Companies' Higher Proportion of Owned
   Properties.............................................................  68
  Comparison of Stockholder Rights........................................  69
  Possible Adverse Effects on Market Price of Paired Shares Arising from
   Shares Available for Future Sale.......................................  70
  Adverse Effect of Increase in Market Interest Rates on Price of Paired
   Shares.................................................................  70

                                     (vii)

                                                                           PAGE
                                                                           ----
  Appraisal Rights........................................................  70
THE COMPANIES.............................................................  71
  The Patriot Companies...................................................  71
  Wyndham.................................................................  73
  Surviving Companies.....................................................  74
  Recent Developments.....................................................  76
DESCRIPTION OF THE PARTNERSHIP AGREEMENTS.................................  80
  Patriot REIT Partnership................................................  80
  Patriot Operating Company Partnership...................................  83
THE MEETINGS OF STOCKHOLDERS..............................................  84
  Patriot Special Meetings................................................  84
  Wyndham Special Meeting.................................................  86
THE MERGER AND SUBSCRIPTION...............................................  87
  Terms of the Merger and Subscription....................................  87
  Terms of the Stock Purchase.............................................  89
  Background of the Merger................................................  90
  Reasons for the Merger and the Related Transactions; Recommendations of
   the Boards of Directors of the Patriot Companies.......................  99
  Opinion of Financial Advisor to the Patriot Companies................... 102
  Reasons for the Merger and the Related Transactions; Recommendation of
   the Board of Directors of Wyndham...................................... 107
  Reasons for the Merger and the Related Transactions; Recommendation of
   the Wyndham Special Committee.......................................... 111
  Opinions of Wyndham's Financial Advisors................................ 111
  Interests of Certain Officers, Directors and Stockholders of Wyndham.... 122
  Certain Transactions.................................................... 127
  Accounting Treatment.................................................... 128
  Regulatory Approval..................................................... 128
  Certain Resale Restrictions............................................. 128
  New York Stock Exchange Listing......................................... 129
  Appraisal Rights........................................................ 129
THE MERGER AGREEMENT...................................................... 133
  General................................................................. 133
  The Merger and Subscription............................................. 133
  Effective Time of the Merger............................................ 134
  Charters and Bylaws..................................................... 134
  Cash Election Procedure................................................. 134
  Exchange of Wyndham Stock Certificates.................................. 135
  Wyndham Options......................................................... 136
  Conditions to the Merger................................................ 137
  Representations and Warranties.......................................... 140
  Certain Covenants....................................................... 140
  Indemnification......................................................... 146
  Termination............................................................. 148
  Amendments.............................................................. 149
THE STOCK PURCHASE AGREEMENT.............................................. 150
  General................................................................. 150
  Representations, Warranties and Agreements.............................. 150
  Conditions to the Stock Purchase........................................ 151
  Termination............................................................. 151


                                     (viii)

                                                                            PAGE
                                                                            ----
THE OMNIBUS PURCHASE AND SALE AGREEMENT...................................  152
  General.................................................................  152
  Purchase and Sale of Properties.........................................  152
  Earnout Properties......................................................  152
  Representations and Warranties..........................................  153
  Certain Covenants.......................................................  153
  Conditions to Closing...................................................  155
  Termination.............................................................  155
  Termination Fees........................................................  156
CERTAIN RELATED AGREEMENTS................................................  157
  Proxy Agreement.........................................................  157
  Transfer Restriction Agreement..........................................  158
  Standstill Agreement....................................................  158
  Voting Agreements.......................................................  159
  Agreement with Respect to Amendments....................................  159
PROPOSAL TO APPROVE THE AMENDMENT TO THE PAIRING AGREEMENT................  160
PROPOSALS TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE PATRIOT REIT AND
 PATRIOT OPERATING COMPANY CHARTERS.......................................  161
OWNERSHIP OF WYNDHAM COMMON STOCK PRIOR TO THE MERGER.....................  163
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.................................  165
  Tax Consequences of the Merger..........................................  165
  Merger Dividend.........................................................  167
  REIT Qualification......................................................  168
  Effects of Compliance with REIT Requirements............................  170
  Non-Deductibility of Parachute Payment..................................  171
  Taxation of Wyndham International; Non-Controlled Subsidiaries..........  171
  Federal Income Taxation of Holders of Paired Shares.....................  171
UNAUDITED PRO FORMA FINANCIAL STATEMENTS..................................  175
MANAGEMENT OF PATRIOT REIT AND WYNDHAM INTERNATIONAL......................  239
  Patriot REIT............................................................  239
  Wyndham International...................................................  242
DESCRIPTION OF CAPITAL STOCK..............................................  246
  Common Stock............................................................  246
  Preferred Stock.........................................................  246
  Patriot REIT Series A Preferred Stock...................................  247
  Patriot Operating Company Series A Preferred Stock and Series B
   Preferred Stock........................................................  247
  Excess Stock............................................................  248
  The Amended Pairing Agreement...........................................  249
  The Cooperation Agreement...............................................  249
  Certain Provisions of the Restated Charters and Restated Bylaws.........  256
COMPARISON OF STOCKHOLDERS RIGHTS.........................................  267
  Comparison of Rights of Wyndham Stockholders to Stockholders of Patriot
   REIT and Wyndham International.........................................  267
  Comparison of Rights of Stockholders of Patriot REIT and Patriot
   Operating Company to Stockholders of Patriot REIT and Wyndham
   International Following the Merger.....................................  274
LITIGATION................................................................  276

                                     (ix)

                                                                         PAGE
                                                                       ---------
SELLING SECURITYHOLDERS...............................................    277
PLAN OF DISTRIBUTION..................................................    278
OTHER MATTERS.........................................................    279
LEGAL MATTERS.........................................................    279
EXPERTS...............................................................    280
STOCKHOLDER PROPOSALS.................................................    282
GLOSSARY OF DEFINED TERMS.............................................    283
FINANCIAL STATEMENTS FOR CROW FAMILY HOTEL PARTNERSHIPS............... F-1-F-13
FINANCIAL STATEMENTS FOR WHG RESORTS & CASINOS INC. .................. F-14-F-61

ANNEXES

  A.Agreement and Plan of Merger and Amendment thereto
  B.Patriot REIT Ratification Agreement
  C.Patriot Operating Company Ratification Agreement
  D.Stock Purchase Agreement
  E.Proposed Form of Amendment No. 3 to Pairing Agreement
  F.Proposed Form of Amended and Restated Certificate of Incorporation of Patriot REIT
  G.Proposed Form of Amended and Restated Certificate of Incorporation of Patriot Operating Company
  H.  Opinion of Financial Advisor of Patriot REIT and Patriot Operating
      Company: PaineWebbber Incorporated
  I.Opinion of Financial Advisor for Wyndham: Smith Barney Inc.
  J. Opinion of Financial Advisor for Wyndham Special Committee: Merrill Lynch, Pierce, Fenner & Smith Incorporated
  K.Delaware Statutory Appraisal Rights

                                      (x)

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and the Annexes hereto relating to the Merger Agreement and the Related Transactions, including, without limitation, the transactions contemplated by the Stock Purchase Agreement. Pursuant to the Merger Agreement, Wyndham will merge with and into Patriot REIT, with Patriot REIT being the surviving company. This summary does not purport to contain all information relating to the Merger Agreement or the Related Transactions, including the Merger, and is qualified in its entirety by the more detailed information and financial statements contained or incorporated by reference in this Joint Proxy Statement/Prospectus. STOCKHOLDERS OF PATRIOT REIT, PATRIOT OPERATING COMPANY AND WYNDHAM SHOULD READ CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ANNEXES ATTACHED HERETO. CAPITALIZED TERMS USED IN THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE THE MEANINGS ASCRIBED TO SUCH TERMS UNDER THE SECTION OF THIS JOINT PROXY STATEMENT/PROSPECTUS ENTITLED "GLOSSARY OF DEFINED TERMS," WHICH BEGINS ON PAGE 283.

GENERAL

  This Joint Proxy Statement/Prospectus relates to the Merger and Related Transactions and to the Paired Shares that may be issued pursuant to the Merger Agreement and the Paired Shares and shares of Series A Preferred Stock of Patriot REIT that may be issued pursuant to the Stock Purchase Agreement. It also relates to Paired Shares issuable upon conversion of such shares of Series A Preferred Stock and to Paired Shares upon the resale thereof by certain stockholders of Wyndham.

  Pursuant to the Merger Agreement, Wyndham will merge with and into Patriot REIT, with Patriot REIT being the surviving company. The Merger Agreement generally provides for the conversion of each outstanding share of Wyndham Common Stock, other than shares as to which the holder thereof has made a Cash Election (subject to proration), into the right to receive 1.372 Paired Shares. In the event the Patriot Average Closing Price is less than $21.86 but greater than or equal to $20.87, each such share of Wyndham Common Stock will be converted into the right to receive the number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price. In the event that the Patriot Average Closing Price is less than $20.87, each such share of Wyndham Common Stock will be converted into the right to receive 1.438 Paired Shares, provided, however, that in such circumstances Wyndham has the right, waivable by it, to terminate the Merger Agreement. The Merger Agreement also provides that, in lieu of receiving Paired Shares in the Merger, stockholders of Wyndham may make a Cash Election to receive Cash Consideration for all or any portion of their shares of Wyndham Common Stock in an amount per share equal to the Cash Consideration Fair Market Value, subject to an aggregate availability of $100 million of cash, as described below. A copy of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Annex A. See "The Merger and Subscription--Terms of the Merger and Subscription."

  As a result of certain provisions of the Code applicable to REITs like Patriot REIT, the shares of Wyndham Common Stock beneficially owned by CF Securities cannot be converted solely into Paired Shares pursuant to the terms of the Merger Agreement. Accordingly, in connection with the execution of the Merger Agreement in April 1997, Patriot REIT and CF Securities entered into the Stock Purchase Agreement. The Stock Purchase Agreement provides for the issuance, immediately prior to consummation of the Merger, of a combination of Paired Shares at the Exchange Ratio and shares of Series A Preferred Stock at the Exchange Ratio to CF Securities in connection with the purchase by Patriot REIT of up to 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities. Under the terms of the Stock Purchase Agreement, CF Securities has an equivalent right to make a Cash Election as if it were a stockholder of Wyndham at the time of the Merger. CF Securities has made a Cash Election with respect to all 9,447,745 shares of Wyndham Common Stock beneficially owned by it. In the event that the REIT qualification requirements limit the number of shares of Series A Preferred Stock that can be issued to CF Securities, the Stock Purchase Agreement provides for the payment of cash to CF Securities at the Cash Consideration Fair Market Value in lieu of that number of shares of Series A Preferred Stock that cannot be issued because of the REIT qualification limitations. A copy of the Stock Purchase Agreement is attached to this Joint Proxy Statement/Prospectus as Annex D. See "The Merger and Subscription--Terms of the Stock Purchase."

  Under the terms of the Merger Agreement, the maximum amount of cash to be paid to Wyndham stockholders and CF Securities pursuant to Cash Elections will be a total of $100 million. In the event that the Wyndham stockholders and CF Securities elect to receive more than $100 million in cash, such cash will be allocated on a pro rata basis among such stockholders and CF Securities based on the respective numbers of shares of Wyndham Common Stock as to which they have elected to receive cash, and the Wyndham stockholders (other than CF Securities) will receive Paired Shares at the Exchange Ratio for their shares of Wyndham Common Stock which are not converted into Cash Consideration. Under such circumstances, CF Securities will receive a combination of Paired Shares and Series A Preferred Stock (subject to certain REIT qualification limitations that could result in the payment of cash in lieu of shares of Series A Preferred Stock) pursuant to the terms of the Stock Purchase Agreement for its shares of Wyndham Common Stock which are not converted into Cash Consideration. CF Securities has delivered to Patriot REIT a Cash Election pursuant to which CF Securities has elected to receive Cash Consideration with respect to all 9,447,745 shares to Wyndham Common Stock beneficially owned by CF Securities. Because CF Securities has made a Cash Election with respect to all of the shares of Wyndham Common Stock beneficially owned by it, the maximum amount of cash available to be paid to other holders of Wyndham Common Stock in the Merger is expected to be approximately $56,300,000. If no other stockholders of Wyndham make a Cash Election, CF Securities will receive the entire $100 million of cash available for Cash Elections. See "The Merger and Subscription."

  In connection with the Merger, the Patriot REIT Partnership has also entered into an Omnibus Purchase and Sale Agreement, dated as of April 14, 1997 (the "Omnibus Purchase and Sale Agreement"), and eleven individual purchase and sale agreements, with partnerships (the "Crow Family Entities") owned by certain Crow Family Members, certain members of Wyndham's senior management and others, providing for the Patriot REIT Partnership's acquisition of 11 full-service Wyndham-branded hotels with 3,072 rooms (the "Crow Assets") for an aggregate purchase price of approximately $331.7 million in cash plus up to $14 million in additional cash consideration if two of the hotels meet certain cash flow targets (the "Crow Assets Acquisition"). With the exception of the Milwaukee Hotel, the Crow Assets Acquisition is expected to be consummated contemporaneously with the closing of the Merger. See "--Crow Assets Acquisition."

  This Joint Proxy Statement/Prospectus also relates to the Patriot REIT Special Meeting, the Patriot Operating Company Special Meeting and the Wyndham Special Meeting. At the Patriot REIT Special Meeting, the Patriot REIT stockholders will consider and vote upon the Merger Proposal, the Pairing Agreement Amendment Proposal and the Patriot REIT Charter Amendment Proposal. At the Patriot Operating Company Special Meeting, the Patriot Operating Company stockholders will consider and vote upon the Merger Proposal, the Pairing Agreement Amendment Proposal and the Patriot Operating Company Charter Amendment Proposal. At the Wyndham Special Meeting, the Wyndham stockholders will consider and vote upon the Merger Proposal. See "The Meetings of Stockholders--Patriot Special Meetings" and "--Wyndham Special Meeting."

THE COMPANIES

 The Patriot Companies

  On July 1, 1997, Old Patriot REIT consummated its acquisition of California Jockey Club and Bay Meadows Operating Company. In the Cal Jockey Merger, Old Patriot REIT merged with and into Cal Jockey, with Cal Jockey being the surviving company. Upon consummation of the Cal Jockey Merger, Cal Jockey changed its name to "Patriot American Hospitality, Inc." and Bay Meadows changed its name to "Patriot American Hospitality Operating Company." In connection with the Cal Jockey Merger, Bay Meadows formed the Patriot Operating Company Partnership into which Bay Meadows contributed its assets in exchange for partnership units in this partnership, and Cal Jockey contributed certain of its assets to the Patriot REIT Partnership in exchange for partnership units of this partnership. Since the Cal Jockey Merger, substantially all of the operations of Patriot REIT and Patriot Operating Company have been conducted through the Patriot Partnerships and their subsidiaries. Each share of Patriot REIT Common Stock is "paired" and trades on the NYSE as a unit with one share of Patriot Operating Company Common Stock. Unless the context otherwise requires, historical information contained herein with respect to Patriot REIT refers to the operation of Old Patriot REIT prior to the Cal Jockey Merger.

  As a result of the Cal Jockey Merger, Patriot REIT became one of two hotel REITs with a paired share ownership structure. This paired share ownership structure permits Patriot REIT to lease certain existing hotels, as well as newly-acquired hotels, to Patriot Operating Company, thereby retaining for the Patriot Companies' stockholders the economic benefits of both the lease payments received by Patriot REIT and the operating profits realized by Patriot Operating Company, while maintaining the tax benefits of Patriot REIT's status as a REIT under the Code. The paired share ownership structure also facilitates the Patriot Companies' acquisition and development of hotel management and franchise businesses, operations which Patriot REIT would have difficulty pursuing within a traditional REIT structure. See "The Companies--The Patriot Companies."

  Patriot REIT is a self-administered REIT which as of November 3, 1997 owned interests in 80 hotels, with an aggregate of over 20,100 guest rooms. Patriot REIT's hotels are diversified by franchise or brand affiliation and serve primarily major U.S. business centers, including Atlanta, Boston, Chicago, Cleveland, Dallas, Denver, Houston, Miami, San Francisco and Seattle. In addition to hotels catering primarily to business travelers, Patriot REIT's portfolio includes world-class resort hotels, including The Boulders, near Scottsdale, Arizona; The Lodge at Ventana Canyon in Tucson, Arizona; The Peaks Resort & Spa in Telluride, Colorado; and Carmel Valley Ranch Resort in Carmel, California (collectively, the "Carefree Resorts"); and prominent hotels in major tourist destinations. The hotels include 69 full service hotels, 6 resort hotels, 4 limited service hotels and an executive conference center. Seventy-six of the hotels are operated under franchise or brand affiliations with nationally recognized hotel companies, including Marriott(R), Crowne Plaza(R), Radisson(R), Ramada(R), Hilton(R), Hyatt(R), Four Points by Sheraton(R), Holiday Inn(R), Wyndham SM, Wyndham Garden(R), WestCoast(R), Doubletree(R), Embassy Suites(R), Hampton Inn(R), Grand Bay(R), Registry(R), Carefree(R) and Grand Heritage(R). See "The Companies--The Patriot Companies."

  Patriot Operating Company currently leases from Patriot REIT 42 hotels, 24 of which were purchased by Patriot REIT subsequent to the Cal Jockey Merger. Patriot Operating Company anticipates acquiring the leases for an additional two of Patriot REIT's existing hotels in the near future. Additionally, Patriot REIT expects that a significant portion of its future acquisitions will be leased to Patriot Operating Company. In 1997, Patriot Operating Company acquired the management operations of Grand Heritage Hotels and Carefree Resorts. In addition, Patriot Operating Company provides management services to the Grand Heritage and Carefree hotels and resorts that it leases from Patriot REIT.

  In addition to leasing and managing hotels, Patriot Operating Company is also engaged in the business of conducting and offering pari-mutuel wagering (meaning that individuals wager against each other and not against the operator of the facility) on thoroughbred horse racing at the Racecourse. In addition to live horse racing at the Racecourse, Patriot Operating Company simulcasts its live horse races to as many as 31 sites in California and as many as 450 sites in the remainder of the world. The Racecourse also acts as an off-track wagering facility, allowing patrons to wager on horse races at other tracks even when live horse racing is not being conducted at the Racecourse, by accepting simulcasts of horse races conducted throughout the United States, Canada, Mexico, Australia and Hong Kong. See "The Companies--The Patriot Companies."

  The Patriot Companies have entered into a revolving credit facility with Paine Webber Real Estate, Chase and certain other lenders (collectively, the "Lenders") for a three-year $700 million unsecured revolving line of credit (the "Revolving Credit Facility"). As of November 3, 1997, approximately $555.1 million was outstanding under the Revolving Credit Facility. The Revolving Credit Facility generally is used for the acquisition of additional properties, businesses and other assets, for capital expenditures and for general working capital purposes. The interest rate for the Revolving Credit Facility ranges from LIBOR plus 1.00% to 2.00% (depending on the Patriot Companies' leverage ratio or the investment grade rating received from the rating agencies) or the customary alternate base rate announced from time to time plus 0.0% to 0.50% (depending on the Patriot Companies' leverage ratio). In addition, Patriot REIT agreed with partnerships affiliated with the members of CHC Lease Partners to make or acquire mortgage loans aggregating $103 million relating to four hotels owned by the partnerships, the full amount of which has been funded. In connection with such loans, Patriot REIT entered into a short-term financing arrangement with an affiliate of Paine Webber Real Estate, whereby such affiliate loaned Patriot REIT $103 million through April 15, 1998 at a rate equal to the greater of 30-day LIBOR plus 1.75% or the borrowing rate on the Revolving Credit Facility. This financing is secured by a collateral assignment of the mortgage loans encumbering the four hotels. In September and October 1997, Patriot REIT acquired 100% of the ownership interests in the four partnerships that own the four hotels. As of November 3, 1997, the Patriot Companies have total outstanding indebtedness of approximately $826.7 million. See "The Companies--The Patriot Companies."

  The Patriot Companies' principal executive offices are located at 3030 LBJ Freeway, Suite 1500, Dallas, Texas 75234 and the telephone number at this location is (972) 888-8000.

 Wyndham

  Wyndham is a national hotel company operating hotels primarily under the Wyndham brand name. Wyndham hotels are located across the United States, in Ontario, Canada and on a number of Caribbean islands. Wyndham's upscale hotels compete with national hotel chains such as Marriott(R), Hyatt(R) and Hilton(R). Wyndham offers three distinct full service, upscale hotel products under the Wyndham brand designed to serve its core upscale customers in urban, suburban and select resort markets. These hotel products include (i) Wyndham Hotels, which are large hotels located in urban markets and offer a full range of guest services and amenities, (ii) Wyndham Garden Hotels, which are mid-size hotels located in suburban markets or near airports and are designed to provide a guest experience similar to that enjoyed at Wyndham Hotels, but at a price that is competitive in its markets, and (iii) Wyndham Resorts, which are full service destination resorts targeted at upscale leisure and incentive travelers and are located both domestically and on a number of Caribbean islands. See "The Companies--Wyndham."

  At November 3, 1997, Wyndham's portfolio of owned, leased or managed hotels consisted of 93 hotels operated by Wyndham, as well as 8 franchised hotels, which in the aggregate contained 24,083 rooms. Wyndham's portfolio included 84 upscale hotel properties and 17 midscale hotel properties operating under the ClubHouse brand (7 of which will be renovated and converted to upscale Wyndham Garden Hotels in early 1998).

  Wyndham has a revolving credit facility with Bankers Trust Company, as agent for a group of financial institutions, which provides Wyndham with up to $150 million of revolving loan borrowings. The Wyndham Revolving Credit Facility is used by Wyndham for, among other things, the acquisition, renovation, management and operation of certain hotel properties. As of November 3, 1997, an aggregate of approximately $82.5 million was outstanding under the Wyndham Revolving Credit Facility with a weighted average interest rate of 7.63%. Wyndham also has outstanding $100 million of Wyndham Senior Subordinated Notes. The Wyndham Senior Subordinated Notes mature on May 15, 2006, and bear interest at 10 1/2% per annum. Wyndham's obligations under the Wyndham Indenture and the Wyndham Senior Subordinated Notes rank junior in right of payment to Wyndham's obligations under the Wyndham Revolving Credit Facility. See "The Companies-- Wyndham."

  Wyndham's principal executive office is located at 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 and Wyndham's telephone number at this location is (214) 863-1000.

 Surviving Companies

  Pursuant to the Merger Agreement, Wyndham will merge with and into Patriot REIT and the companies will continue their operations within the paired share structure. Following the Merger, the 36 hotels currently in operation that are owned or leased by Wyndham will be leased or subleased by Patriot REIT to Patriot Operating Company, whose name will be changed to Wyndham International in connection with the Merger. In addition, the leases for two hotels currently leased by Patriot REIT to Crow Hotel Lessee, Inc. will be terminated and re-leased to Wyndham International. Patriot REIT also will lease the ten hotels to be acquired from the Crow Family Entities to Wyndham International following consummation of the Crow Assets Acquisition. Following the Merger, it is contemplated that all of these hotels will be managed by Wyndham Management Corporation, currently a wholly owned subsidiary of Wyndham ("WMC"), along with other hotels currently managed by WMC. It is anticipated that all other management activities will be carried on by Wyndham International, including management of other hotels owned by Patriot REIT and leased to Wyndham International that are not managed by WMC. Wyndham International also will continue the management operations of the Grand Heritage and Carefree Resorts divisions, which provide management services to the Grand Heritage and Carefree Resorts hotels.

  Management of the Patriot Companies believes that following the Merger, the Patriot Companies will be perceived as a nationally branded, fully integrated hotel company, with enhanced hotel acquisition, ownership, management, franchising, construction and development capabilities. Management of the Patriot Companies believes that, from a hotel acquisitions perspective, the companies will have the ability to maximize returns on newly acquired properties by leasing them to Wyndham International. Additionally, Patriot REIT will have the ability to create value by reflagging existing and subsequently acquired hotel properties utilizing the Wyndham brand. No assurances can be given, however, that the Patriot Companies will locate attractive acquisition opportunities or that they will consummate any such acquisitions. See "Risk Factors--Hotel Industry Risks--Competition for Hotel Acquisition Opportunities."

  Based upon the respective portfolios of the Patriot Companies and Wyndham at November 3, 1997, after giving effect to the Merger and the Related Transactions and the Crow Assets Acquisition, the Patriot Companies will have an aggregate hotel portfolio, including owned, managed, leased and franchised hotels, consisting of 190 hotels in operation located throughout North America and the Caribbean, with an aggregate of over 45,700 rooms. Such portfolio will consist of 113 owned hotels, 13 hotels leased from independent third parties, 56 managed hotels and 8 franchised hotels. The Patriot Companies' aggregate portfolio following the Merger would represent an increase in the Patriot Companies' rooms portfolio of over 41,500 rooms since the initial public offering of Old Patriot REIT in October 1995 (the "Initial Offering").

  In connection with the consummation of the Merger, the Patriot REIT Board and the Patriot Operating Company Board will be reconstituted so that each Board of Directors will be comprised of directors who were formerly directors of Patriot REIT, Patriot Operating Company or Wyndham, together with certain other individuals who have not previously served on any of such Boards of Directors. Immediately following the Effective Time, the Patriot REIT Board will be comprised of ten directors, seven of whom have been designated by the Patriot Companies, two of whom have been designated by Wyndham, and one of whom has been designated by CF Securities. Immediately following the Effective Time, the Wyndham International Board will be comprised of ten directors, seven of whom have been designated by the Patriot Companies, two of whom have been designated by Wyndham, and one of whom has been designated by CF Securities. An additional Patriot REIT designee and an additional Wyndham designee may be added to the Patriot REIT Board and the Wyndham International Board, respectively, within six months following the Effective Time. The executive officers of Patriot REIT and Wyndham International following the Merger will be the current executive officers of Patriot REIT and Patriot Operating Company, respectively, except that William W. Evans III, who currently serves in the Office of the Chairman of Patriot REIT, will become the President and Chief Operating Officer of Patriot REIT, Anne L. Raymond, the current Executive Vice President and Chief Financial Officer of Wyndham, will become the Chief Financial Officer and an Executive Vice President of Patriot REIT, and James D. Carreker, the current President and Chief Executive Officer of Wyndham, will become the Chief Executive Officer and Chairman of the Board of Wyndham International. See "The Companies--Surviving Companies" and "Management of Patriot REIT and Wyndham International."

  Patriot REIT has entered into a commitment letter with Paine Webber Real Estate and Chase for a $500 million loan (the "Term Loan"). In connection with the Merger, Patriot REIT anticipates that the entire $500 million of availability under the Term Loan will be used to refinance substantially all of the existing indebtedness of Wyndham and to finance payments to be made in connection with the Merger and the Related Transactions and the Crow Assets Acquisition. The Term Loan is expected to have an interest rate per annum equal to LIBOR plus 1.75%. See "The Companies--Surviving Companies." In addition, it is expected that the Patriot Companies' existing Revolving Credit Facility will be used to retire that portion of existing indebtedness of Wyndham that is not refinanced through the Term Loan. See "The Companies--Surviving Companies" and "Risk Factors--Substantial Debt Obligations."

  In connection with the Merger, Wyndham is commencing a tender offer for all of the outstanding Wyndham Senior Subordinated Notes and also is soliciting consents of a majority of the holders of the Wyndham Senior Subordinated Notes to eliminate or modify certain covenants and other provisions contained in the Wyndham Indenture so that any non-tendered Wyndham Notes do not restrict the future financial and operating flexibility of Patriot REIT following the Merger. The tender offer is being made on a "fixed spread basis" with actual pricing to be determined two business days prior to the expiration of the offer. The purchase price for the Wyndham Senior Subordinated Notes will be determined by reference to the applicable fixed spread over the yield to maturity of the applicable reference U.S. Treasury security. The tender offer is conditioned on, among other things, the consummation of the Merger and the receipt of a number of consents sufficient to amend the Wyndham Indenture. Wyndham expects to fund the tender offer with cash from operations and cash provided by the Term Loan. The consents would become effective upon consummation of the tender offer. In addition, Patriot REIT's obligation to consummate the Merger is conditioned upon the tender offer being consummated on terms reasonably satisfactory to Patriot REIT. See "The Companies--Surviving Companies--Surviving Companies Indebtedness."

 Recent Developments

  In September and October 1997, Patriot REIT acquired ten hotels (including an approximate 50% controlling ownership interest in one of the hotels) from entities affiliated with the Gencom American Hospitality group of companies ("Gencom") and CHC International, Inc. ("CHCI") for an aggregate purchase price of approximately $237 million. Financing for the purchase of the hotels consisted of cash from the Revolving Credit Facility and the issuance of Paired Shares and paired OP Units in a private placement. In connection with the foregoing transactions, Patriot REIT acquired the leasehold interests relating to 8 of 25 hotels which were previously leased by CHC Lease Partners (previously the largest independent lessee of Patriot REIT's hotels) for a purchase price of approximately $53 million, and Patriot Operating Company purchased an approximate 50% managing and controlling ownership interest in GAH-II, L.P. ("GAH"), an affiliate of CHCI and Gencom, from affiliates of Gencom for a purchase price of approximately $14 million. The transactions described in the second and third sentences of this paragraph are hereinafter collectively referred to herein as the "GAH Acquisition." Prior to the acquisition of the leasehold interests, the management contracts with GAH relating to the eight hotels were terminated. These transactions were financed with cash, the issuance of paired OP Units in the Patriot Partnerships and the issuance of preferred OP Units in the Patriot Operating Company Partnership. See "The Companies--Surviving Companies--Recent Developments--The Gencom and CHCI Transactions."

  In addition, on September 30, 1997, Patriot REIT, Patriot Operating Company and CHCI entered into the CHCI Merger Agreement providing for the merger of the hospitality-related businesses of CHCI with and into

Patriot Operating Company with Patriot Operating Company being the surviving company (the "CHCI Merger"). Subject to regulatory approvals, CHCI's gaming operations will be transferred to a new legal entity prior to the CHCI Merger and such operations will not be a part of the transaction. It is anticipated that the CHCI Merger will be consummated in the first or second quarter of 1998, although the precise timing is subject to certain conditions including receipt of all necessary regulatory approvals. As a result of the CHCI Merger, Patriot Operating Company, through its subsidiaries, will acquire the remaining 50% investment interest in GAH, the remaining 17 leases and 16 of the associated management contracts related to the Patriot REIT hotels leased by CHC Lease Partners, three management contracts related to Patriot REIT hotels leased by Patriot Operating Company, 12 third-party management contracts, two third-party lease contracts, the Grand Bay and Registry Hotels & Resorts proprietary brand names and certain other hospitality management assets. See "The Companies--Surviving Companies--Recent Developments--The Gencom and CHCI Transactions."

  Pursuant to the CHCI Merger, each issued and outstanding CHCI Share and certain stock option rights will be converted into the right to receive shares of Operating Company Series A Preferred Stock and shares of Operating Company Series B Preferred Stock. See "Description of Capital Stock--Patriot Operating Company Series A Preferred Stock and Series B Preferred Stock." The formula for determining the exchange ratio of CHCI Shares for Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock is based on the issuance of an aggregate of approximately 4,396,000 shares of Operating Company Preferred Stock (based on an aggregate purchase value of approximately $102.2 million and a market price per Paired Share of $23.25), subject to reduction if certain specified events occur and subject to increase representing adjustments for dividends paid on Paired Shares after September 30, 1997. Generally, the aggregate number of shares of Operating Company Preferred Stock that each stockholder will have the right to receive pursuant to the CHCI Merger will consist of, to the extent possible, an equal number of Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock. The Unaudited Pro Forma Financial Statements set forth in this Joint Proxy Statement/Prospectus show the effects of the transactions consummated in September and October 1997 with Gencom and CHCI, as well as the CHCI Merger, on the Patriot Companies. See "Unaudited Pro Forma Combined Financial Statements." There can be no assurance that the CHCI Merger will be consummated.

  As part of the Gencom and CHCI transactions described above, Karim Alibhai, the chief executive officer of Gencom, was appointed to the positions of president, chief operating officer and director of Patriot Operating Company. Patriot Operating Company has entered into an employment agreement with Mr. Alibhai pursuant to which Mr. Alibhai serves as president and chief operating officer of Patriot Operating Company for a term of three years. See "The Companies--Surviving Companies--Recent Developments--The Gencom and CHCI Transactions."

  In addition, Patriot REIT, Patriot Operating Company and WHG Casinos & Resorts Inc. ("WHG") entered into the WHG Merger Agreement dated September 30, 1997 providing for the merger of a newly formed subsidiary of Patriot Operating Company with and into WHG with WHG being the surviving corporation (the "WHG Merger"). As a result of the WHG Merger, Patriot Operating Company will acquire the 570-room Condado Plaza Hotel & Casino, a 50% interest in the 389-room El San Juan Hotel & Casino and a 23.3% interest in the 751-room El Conquistador Resort & Country Club (the "El Conquistador"), all of which are located in Puerto Rico, as well as a 62% interest in Williams Hospitality Group, Inc., the management company for the three hotels and the Las Casitas Village at the El Conquistador. See "The Companies--Surviving Companies--Recent Developments--The WHG Transaction." Under the terms of the WHG Merger Agreement, each share of WHG Common Stock generally will be converted into the right to receive 0.784 Paired Shares, subject to certain adjustments related to the timing of the closing of such transaction and the average closing price of a Paired Share over the ten trading days immediately preceding the third business day prior to the date on which the WHG stockholders' meeting to approve the WHG Merger is convened (the "WHG Special Meeting Date"). In addition, each issued and outstanding share of WHG Series B Convertible Preferred Stock will be converted into the right to receive that number of Paired Shares that the holder of such share of WHG Series B Convertible Preferred Stock would have the right to receive assuming conversion of such share, together with any accrued and unpaid dividends thereon, into shares of WHG Common Stock immediately prior to the effective time of the WHG Merger. The Unaudited Pro Forma Financial Statements set forth in this Joint Proxy Statement/Prospectus show the effects of the WHG Merger on the Patriot Companies. See "Unaudited Pro Forma Combined Financial Statements." There can be no assurance that the WHG Merger will be consummated.

  Pursuant to a letter agreement dated September 30, 1997, the Patriot Companies agreed to sell 1,000,033 Paired Shares to PaineWebber (the "PaineWebber Direct Placement"). The purchase price (the "Direct Placement Purchase Price") per Paired Share will be determined as follows: (a) if the closing price of a Paired Share on the trading day immediately prior to the date of settlement (the "Direct Placement Closing Price") is greater than $25.875, then the Direct Placement Purchase Price will be $25.875 plus 50% of the difference between the Direct Placement Closing Price and $25.875; and (b) if the Direct Placement Closing Price is less than or equal to $25.875, then the Direct Placement Purchase Price will be $25.875 less 50% of the difference between $25.875 and the Direct Placement Closing Price. The Patriot Companies currently are negotiating a definitive underwriting agreement with PaineWebber and anticipate that the PaineWebber Direct Placement will be consummated on November 13, 1997. See "The Companies--Surviving Companies--Recent Developments--The PaineWebber Direct Placement."

  Pursuant to a letter agreement dated September 30, 1997, the Patriot Companies also agreed to sell 1,000,000 Paired Shares to LaSalle Advisors Limited Partnership ("LaSalle"), as agent for certain clients of LaSalle (the "LaSalle Direct Placement"), at a purchase price per Paired Share of $27.625, or aggregate consideration of $27,625,000. The Patriot Companies are currently negotiating a definitive stock purchase agreement with LaSalle and anticipate that the LaSalle Direct Placement will be consummated on November 13, 1997. See "The Companies--Surviving Companies--Recent Developments--The LaSalle Direct Placement."

  On September 30, 1997, the Patriot Companies exercised their right to call 2,000,033 OP Units in each of the Patriot Partnerships held by The Morgan Stanley Real Estate Fund, L.P. and certain related entities (the "Morgan Stanley Call"). The exercise price on the Morgan Stanley Call is $25.875 per pair of OP Units. The Patriot Companies anticipate settling the Morgan Stanley Call on November 13, 1997 with the proceeds of the PaineWebber Direct Placement and the LaSalle Direct Placement. See "The Companies--Surviving Companies-- Recent Developments--The Morgan Stanley Call."

  Depending on market conditions and other appropriate factors, the Patriot Companies may seek additional debt or equity financing prior to the Effective Time.

THE MEETINGS OF STOCKHOLDERS

 Patriot Special Meetings

  The Patriot Special Meetings will be held at the Wyndham Anatole Hotel located at 2201 Stemmons Freeway, Dallas, Texas, on December 12, 1997. At the Patriot Special Meetings, holders of shares of Patriot REIT Common Stock and holders of shares of Patriot Operating Company Common Stock will consider and vote upon three related proposals (the "Proposals"): (i) a proposal (the "Merger Proposal") to approve the Merger Agreement and the Ratification Agreements, and the Related Transactions, including, without limitation, the Merger and the issuance of Paired Shares to holders of Wyndham Common Stock in connection with the Merger and the issuance of Paired Shares and shares of Series A Preferred Stock to CF Securities in connection with the Stock Purchase, (ii) a proposal (the "Pairing Agreement Amendment Proposal") to amend the Pairing Agreement (the "Pairing Agreement Amendment"), and (iii) proposals (the "Patriot REIT Charter Amendment Proposal" and the "Patriot Operating Company Charter Amendment Proposal" and collectively the "Patriot

Charter Amendment Proposals") to amend and restate the Patriot Charters. The affirmative vote of the holders of a majority of the outstanding shares of Patriot REIT Common Stock entitled to vote thereon and the affirmative vote of the holders of a majority of the outstanding shares of Patriot Operating Company Common Stock entitled to vote thereon is required to approve each of the Proposals. The Patriot REIT Special Meeting will be held at 9:30 a.m. local time and the Patriot Operating Company Special Meeting will be held at 10:30 a.m. local time.

  Holders of Paired Shares are entitled to one vote per share at each of the Patriot Special Meetings. Only holders of Paired Shares at the close of business on the Patriot Record Date will be entitled to notice of and to vote at the Patriot Special Meetings. As of the Patriot Record Date, directors and executive officers of Patriot REIT and their affiliates who own 911,780 shares (representing 1.34% of the outstanding shares) have indicated that they intend to vote all of such shares of Patriot REIT Common Stock for approval of the Patriot REIT Proposals, and directors and executive officers of Patriot Operating Company and their affiliates who own 911,780 shares (representing 1.34% of the outstanding shares) have indicated that they intend to vote all of such shares of Patriot Operating Company Common Stock for approval of the Patriot Operating Company Proposals. See "The Meetings of Stockholders--Patriot Special Meetings."

  THE PATRIOT REIT BOARD AND THE PATRIOT OPERATING COMPANY BOARD HAVE UNANIMOUSLY APPROVED EACH OF THE PROPOSALS AND UNANIMOUSLY RECOMMEND THAT THE RESPECTIVE STOCKHOLDERS OF PATRIOT REIT AND PATRIOT OPERATING COMPANY VOTE FOR APPROVAL OF THE PROPOSALS. SEE "THE MERGER AND SUBSCRIPTION--BACKGROUND OF THE MERGER" AND "--REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF THE PATRIOT COMPANIES."

 Wyndham Special Meeting

  The Wyndham Special Meeting will be held at the Wyndham Anatole Hotel located at 2201 Stemmons Freeway, Dallas, Texas, on December 12, 1997, at 8:30 a.m. local time. At the Wyndham Special Meeting, holders of Wyndham Common Stock will consider and vote upon approval of the Merger Proposal. The affirmative vote of the holders of two-thirds of the outstanding shares of Wyndham Common Stock entitled to vote thereon is required to approve the Merger Proposal. Holders of Wyndham Common Stock are entitled to one vote per share. Only holders of Wyndham Common Stock at the close of business on the Wyndham Record Date will be entitled to notice of and to vote at the Wyndham Special Meeting. Pursuant to the Proxy Agreement, CF Securities and the Wyndham Management Stockholders have agreed, subject to certain conditions, to vote all 9,447,745 shares and all 2,411,296 shares, respectively, of Wyndham Common Stock beneficially owned by them, which shares will represent 43.7% and 11.2%, respectively, of the total issued and outstanding shares of Wyndham Common Stock as of the Wyndham Record Date, in favor of the Merger Proposal at the Wyndham Special Meeting. See "The Meetings of Stockholders--Wyndham Special Meeting" and "Certain Related Agreements--Proxy Agreement."

  THE WYNDHAM BOARD HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT WYNDHAM STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL. SEE "THE MERGER AND SUBSCRIPTION--BACKGROUND OF THE MERGER" AND "--REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATION OF THE BOARD OF DIRECTORS OF WYNDHAM."

 Conditional Nature of the Proposals

  ALTHOUGH EACH OF THE PROPOSALS WILL BE VOTED ON SEPARATELY AT THE SPECIAL MEETINGS, BECAUSE ADOPTION OF EACH OF THE PROPOSALS IS A CONDITION

TO THE CLOSING OF THE MERGER, IF ANY OF THE PROPOSALS IS NOT ADOPTED, THE PARTIES WILL NOT BE REQUIRED TO CONSUMMATE THE MERGER OR ANY OF THE RELATED TRANSACTIONS. IN THE EVENT THAT THE PATRIOT CHARTER AMENDMENT PROPOSALS OR THE PAIRING AGREEMENT AMENDMENT PROPOSAL ARE APPROVED BUT THE MERGER PROPOSAL IS NOT APPROVED, THE PATRIOT CHARTER AMENDMENT PROPOSALS OR THE PAIRING AGREEMENT AMENDMENT PROPOSAL, AS APPLICABLE, WILL TAKE EFFECT, BUT THE REFERENCES TO THE CHANGES IN THE OWNERSHIP LIMITS FROM 9.8% TO 8.0% CONTAINED IN THE RESTATED CHARTERS AND THE PAIRING AGREEMENT AMENDMENT WILL NOT TAKE EFFECT. SEE "THE MEETINGS OF STOCKHOLDERS--PATRIOT SPECIAL MEETINGS."

THE MERGER AND SUBSCRIPTION

 Terms of the Merger and Subscription

  On April 14, 1997, (i) Old Patriot REIT and Wyndham entered into the April Merger Agreement pursuant to which Patriot REIT and Wyndham agreed to merge, and (ii) Old Patriot REIT and CF Securities entered into the Stock Purchase Agreement, pursuant to which Patriot REIT agreed to purchase up to 9,447,745 shares of Wyndham Common Stock from CF Securities. Following consummation of the Cal Jockey Merger, on July 24, 1997, the Patriot Companies ratified the April Merger Agreement, as required by the terms of such agreement, pursuant to the Ratification Agreements. Additionally, on November 3, 1997, Patriot REIT, Patriot Operating Company and Wyndham amended the April Merger Agreement pursuant to the Merger Agreement Amendment to provide, among other things, that neither Patriot REIT nor Wyndham will be required to consummate the Merger and the Related Transactions in the event that stockholders of Patriot REIT and Patriot Operating Company do not approve amendments to the Patriot Charters reflecting, among other things, the reduction in the ownership limits contained in the Excess Share Provisions from 9.8% to 8.0% (except in the case of Look-Through Entities, for which the 9.8% limit will remain). Each of the Patriot REIT Board, the Patriot Operating Company Board and the Wyndham Board has approved the Merger Agreement, the Ratification Agreements and the Related Transactions.

  In the Merger, subject to certain adjustments and the right of Wyndham stockholders to elect to receive cash as described below, each issued and outstanding share of Wyndham Common Stock will be converted into the right to receive 1.372 Paired Shares (subject to certain REIT qualification requirements and the Excess Share Provisions discussed below). In the event, however, that the Patriot Average Closing Price is less than $21.86 but greater than $20.87, each such share of Wyndham Common Stock will be converted into the number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price, and, in the event that the Patriot Average Closing Price is less than $20.87, each such share of Wyndham Common Stock will be converted into 1.438 Paired Shares (the applicable number of Paired Shares into which each share of Wyndham Common Stock will be converted, after adjustment for any stock dividend, subdivision, reclassification, recapitalization, stock split or combination or similar event effecting the Paired Shares or the shares of Wyndham Common Stock, is referred to herein as the "Exchange Ratio"), provided, however, that in the event that the Patriot Average Closing Price is less than $20.87, Wyndham has the right, waivable by it, to terminate the Merger Agreement.

  Pursuant to a Subscription Agreement between Wyndham and Patriot Operating Company (the "Merger Subscription Agreement"), Wyndham has contracted (the "Merger Subscription") for shares of Wyndham International Common Stock (the "Merger Subscribed Shares") to be issued directly to Wyndham stockholders in the Merger in an amount equal to the number of Paired Shares that will be issued to Wyndham stockholders in the Merger. Immediately prior to the Merger, Wyndham will fund the Merger Subscription and Wyndham will designate the Wyndham stockholders as the recipients of the Merger Subscribed Shares, in compliance with the Pairing Agreement. The Merger Subscription will be funded on the basis of the fair market value of a Paired

Share multiplied by five percent (the "Subscription Ratio"), the agreed upon value of the Patriot Operating Company Common Stock as compared to the fair market value of a Paired Share. The result of the Merger and the Merger Subscription will be that Wyndham stockholders will have the right to receive a Paired Share at the Exchange Ratio for each share of Wyndham Common Stock held by them at the Effective Time. See "The Merger and Subscription--Terms of the Merger and Subscription."

  In lieu of receiving Paired Shares, Wyndham stockholders have the right (and CF Securities has an equivalent right under the Stock Purchase Agreement) to make a Cash Election to receive Cash Consideration in an amount per share equal to the Cash Consideration Fair Market Value; provided, however, that the maximum amount of cash to be paid to Wyndham stockholders and CF Securities pursuant to Cash Elections will be a total of $100 million. In the event that holders of Wyndham Common Stock and CF Securities elect to receive more than $100 million in cash, such cash will be allocated on a pro rata basis among such stockholders and CF Securities based upon the respective number of shares of Wyndham Common Stock as to which they have elected to receive cash. Holders of Wyndham Common Stock (other than CF Securities) who make a Cash Election with respect to some or all of their shares of such stock and who receive Cash Consideration on a pro rata basis will receive Paired Shares for their shares of Wyndham Common Stock that are not converted into Cash Consideration. Under such circumstances, CF Securities will receive a combination of Paired Shares and Series A Preferred Stock (subject to certain REIT qualification limitations that could, under certain limited circumstances, result in the payment of cash in lieu of shares of Series A Preferred Stock) pursuant to the terms of the Stock Purchase Agreement for its shares of Wyndham Common Stock which are not converted into Cash Consideration. CF Securities has delivered to Patriot REIT a Cash Election pursuant to which CF Securities has elected to receive Cash Consideration with respect to all 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities. Because CF Securities has made a Cash Election with respect to all of the shares of Wyndham Common Stock beneficially owned by it, the maximum amount of cash available to be paid to other holders of Wyndham Common Stock in the Merger is expected to be approximately $56,300,000. If no other stockholders of Wyndham make a Cash Election, CF Securities will receive the entire $100 million of cash available for Cash Elections. See "--The Stock Purchase."

  The Restated Charters will contain provisions (the "Excess Share Provisions") that provide that no person or entity (other than certain "Look-Through Entities") may own, be deemed to own by virtue of certain attribution rules of the Code or be deemed to beneficially own pursuant to the applicable provisions of the Exchange Act in excess of 8.0% (9.8% in the case of any person that is a Look-Through Entity) of the outstanding shares of Patriot REIT Common Stock or Wyndham International Common Stock or any class or series of preferred stock of Patriot REIT or Wyndham International (collectively, the "Equity Stock"). If any holder of Wyndham Common Stock would receive in the Merger and the Merger Subscription a number of Paired Shares which would cause such holder or any other person or entity to own, or be deemed to own, Paired Shares in excess of the applicable ownership limit, then such holder shall acquire no right or interest in such number of Paired Shares that would cause such holder or any other person or entity to exceed the applicable ownership limit, and, in lieu of receiving those Paired Shares which would cause the applicable ownership limit to be exceeded (the "Excess Paired Shares"), such holder's Excess Paired Shares shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust for the benefit of the Beneficiary effective as of the Trading Day prior to the Effective Time in accordance with the Excess Share Provisions. See "Description of Capital Stock--Excess Stock" and "--Certain Provisions of the Restated Charters and Restated Bylaws-- Restrictions on Ownership and Transfer."

  In the Merger, each outstanding Paired Share will remain outstanding and, following the Merger, will automatically, without any action on the part of the stockholders of Patriot REIT and Patriot Operating Company, represent the same number of Paired Shares.

 The Stock Purchase

  As a result of certain provisions of the Code applicable to REITs like Patriot REIT, the shares of Wyndham Common Stock beneficially owned by CF Securities cannot be converted solely into Paired Shares pursuant to the terms of the Merger Agreement. Accordingly, in connection with the execution of the Merger Agreement in April 1997, Patriot REIT and CF Securities entered into the Stock Purchase Agreement, which generally provides for the issuance of a combination of Paired Shares and shares of Series A Preferred Stock to CF Securities. In connection with the Merger and the Related Transactions, the Patriot REIT Board and the Patriot Operating Company Board have deemed it advisable and in the best interests of the stockholders of Patriot REIT and Patriot Operating Company that the ownership limit contained in the Restated Charters be waived, as permitted by the Restated Charters, to permit CF Securities to receive a combination of Paired Shares and shares of Series A Preferred Stock that would exceed such ownership limit. In addition to the waiver of such ownership limit, the Patriot REIT Board and the Patriot Operating Company Board determined that the current ownership limit contained in the Patriot REIT Charter and the Patriot Operating Company Charter should be decreased to the ownership limit contained in the Restated Charters in order to reduce the risk that the actual or constructive ownership of Equity Stock by an individual or entity could cause Patriot REIT to fail to maintain its qualification as a REIT. See "The Merger and Subscription--Terms of the Stock Purchase," "The Merger Agreement" and "Description of Capital Stock--Certain Provisions of the Restated Charters and Restated Bylaws."

  Pursuant to the Stock Purchase Agreement, Patriot REIT has agreed to purchase from CF Securities, and CF Securities has agreed to sell to Patriot REIT, up to 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities, which stock represents approximately 43.7% of the total issued and outstanding Wyndham Common Stock as of November 3, 1997. Immediately prior to the Closing Date, Patriot REIT and Patriot Operating Company will cause to be issued to CF Securities a combination of (i) Paired Shares, (ii) shares of Series A Preferred Stock, and (iii) if applicable, cash, as follows. Immediately prior to the Closing Date, Patriot REIT and Patriot Operating Company will issue to CF Securities the number of Paired Shares and cash that CF Securities would have received pursuant to the Merger if CF Securities were a stockholder of Wyndham at the effective time of the Merger and had made a Cash Election with respect to all 9,447,745 shares of Wyndham Common Stock beneficially owned by it. The number of Paired Shares to be issued to CF Securities will be reduced (after taking into account the Cash Consideration to be paid to CF Securities) to the extent necessary to comply with certain REIT qualification requirements and the Excess Share Provisions. To the extent that such REIT qualification requirements and the Excess Share Provisions limit the number of Paired Shares otherwise issuable to CF Securities, Patriot REIT will issue to CF Securities a number of shares of Series A Preferred Stock (subject to certain REIT qualification requirements and the Excess Share Provisions) such that the aggregate number of Paired Shares and shares of Series A Preferred Stock issued to CF Securities equals the number of Paired Shares that otherwise would have been issued to CF Securities in the Merger but for the application of such REIT qualification requirements and the Excess Share Provisions. However, if the number of shares of Series A Preferred Stock issuable to CF Securities should also be limited by certain REIT qualification requirements and the Excess Share Provisions, then Patriot REIT will pay to CF Securities cash in lieu of that number of shares of Series A Preferred Stock that are not issuable as a result of such REIT qualification requirements and the Excess Share Provisions in an amount equal to the Cash Consideration Fair Market Value for each such share. Further, in the event that the product of the number of Paired Shares to be issued to CF Securities at the Closing Date multiplied by the Cash Consideration Fair Market Value is less than $50 million, CF Securities may terminate the Stock Purchase Agreement, and, if Patriot REIT reasonably concludes that there is a realistic possibility that such cash in lieu of Series A Preferred Stock would exceed $25 million, Patriot REIT may terminate the Stock Purchase Agreement. See "The Stock Purchase Agreement--Termination."

  Dividends on the Series A Preferred Stock will be paid in the same amount per share and to the same extent as, if and when paid on the Paired Shares. In addition, each share of Series A Preferred Stock (i) will be entitled to one vote per share, voting together with the shares of Patriot REIT Common Stock, on any matter submitted for a vote of the Patriot REIT stockholders, (ii) will be convertible at any time into Paired Shares on a one-for-one basis (subject to applicable REIT qualification requirements and the Excess Share Provisions), and (iii) will effectively rank pari passu with the Paired Shares upon any liquidation, dissolution or winding up of the Patriot Companies. See "The Merger and Subscription--Terms of the Stock Purchase" and "Description of Capital Stock--Series A Preferred Stock."

  Pursuant to a Subscription Agreement to be entered into between CF Securities and Patriot Operating Company prior to the closing of the Stock Purchase (the "Stock Purchase Subscription Agreement"), CF Securities will, in connection with the Stock Purchase, subscribe (the "Stock Purchase Subscription") for shares of Patriot Operating Company Common Stock (the "Stock Purchase Subscribed Shares") to be issued directly to CF Securities pursuant to the Stock Purchase in an amount equal to the number of Paired Shares that will be issued to CF Securities pursuant to the Stock Purchase. The result of the Stock Purchase and the Stock Purchase Subscription will be that CF Securities will receive Paired Shares at the Exchange Ratio for each share of Wyndham Common Stock beneficially owned by it at the Stock Purchase Closing, other than those shares of Wyndham Common Stock as to which CF Securities receives shares of Series A Preferred Stock (or, in the limited circumstances described above, cash in lieu of Series A Preferred Stock) at the Stock Purchase Closing.

  As required by the Stock Purchase Agreement, CF Securities has delivered to Patriot REIT a Cash Election pursuant to which CF Securities has elected to receive Cash Consideration with respect to 9,447,745 of the shares of Wyndham Common Stock beneficially owned by CF Securities (representing all of the shares of Wyndham Common Stock beneficially owned by CF Securities). Because CF Securities has made a Cash Election with respect to all of the shares of Wyndham Common Stock owned by CF Securities, the maximum amount of cash available to be paid to other holders of Wyndham Common Stock in the Merger is expected to be approximately $56,300,000 million. If no other stockholders of Wyndham make a Cash Election, CF Securities will receive the entire $100 million of cash available for Cash Elections.

CROW ASSETS ACQUISITION

  In connection with the Merger, the Patriot REIT Partnership has also entered into the Omnibus Purchase and Sale Agreement and eleven individual purchase and sale agreements with the Crow Family Entities, providing for the Patriot REIT Partnership's acquisition of 11 full-service Wyndham-branded hotels with 3,072 rooms for an aggregate purchase price of approximately $331.7 million in cash plus up to $14 million in additional cash consideration if two of the hotels meet certain cash flow targets. The Crow Assets Acquisition is subject to various closing conditions, including approval of the Merger by the stockholders of Patriot REIT, Patriot Operating Company and Wyndham (which condition may be waived by such parties). The following hotels are subject to the Crow Assets Acquisition: the Wyndham Bel Age Hotel, the Wyndham Franklin Plaza Hotel, the Wyndham La Guardia Garden Hotel, the Wyndham Milwaukee Theatre District Hotel, the Wyndham Northwest Chicago Hotel, the Wyndham Las Colinas Garden Hotel, the Wyndham Novi Garden Hotel, the Wyndham Pleasanton Garden Hotel, the Wyndham Wood Dale Garden Hotel, the Wyndham Riverfront Hotel and the Wyndham Palm Springs Hotel. With the exception of the Milwaukee Hotel, the Crow Assets Acquisition is expected to be consummated contemporaneously with the closing of the Merger. With respect to the Milwaukee Hotel, consents to the sale of such hotel must be obtained from the mortgage lender and the ground lessor. As a result, Patriot REIT currently expects that the purchase of the Milwaukee Hotel will be delayed by up to 24 months.

  Under the terms of the Omnibus Purchase and Sale Agreement, the Patriot REIT Partnership also has certain rights of first refusal with respect to the Wyndham Bristol Hotel and any of the hotels subject to the Omnibus Purchase and Sale Agreement (other than the Milwaukee Hotel) that are undeliverable by the Crow Family Entities at the closing of the Crow Assets Acquisition. Pursuant to the Merger Agreement, the obligation of Patriot REIT to consummate the Merger is subject to the condition, waivable by Patriot REIT, that the closing of the transactions contemplated by the Omnibus Purchase and Sale Agreement shall have become effective subject only to the Merger becoming effective at the Effective Time. See "The Omnibus Purchase and Sale Agreement."

REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

 The Patriot Companies

  Each of the Patriot REIT Board and the Patriot Operating Company Board believes that the Merger and the Related Transactions are fair to and in the best interests of Patriot REIT and Patriot Operating Company and their respective stockholders. EACH OF THE PATRIOT REIT BOARD AND THE PATRIOT OPERATING COMPANY BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF PATRIOT REIT AND PATRIOT OPERATING COMPANY, RESPECTIVELY, VOTE "FOR" THE PROPOSALS. The material factors that each of the Patriot REIT Board and the Patriot Operating Company Board considered in reaching the foregoing conclusions were its belief that: (i) the Merger would maximize the benefits of the paired share ownership structure allowing the Patriot Companies to become a nationally branded, fully integrated hotel company, while maintaining Patriot REIT's tax status as a REIT; (ii) the Patriot Companies would acquire the marketing power of a nationally and internationally-recognized hotel brand; (iii) the Patriot Companies would obtain the benefit of an experienced hotel management organization; (iv) the Merger will significantly increase the amount of property owned by the Patriot Companies; (v) the Merger is expected to be accretive to the Patriot Companies' funds from operations ("FFO") per share in future periods and may also have a favorable effect over time on the FFO multiple at which Paired Shares are traded by creating a nationally branded, fully integrated hotel company within a unique tax-advantaged structure; and
(vi) following the Merger the Patriot Companies would enjoy increased market capitalization, increased liquidity and greater financial strength. In deciding to approve the Merger Agreement and the Related Transactions, and in making its recommendation that stockholders of Patriot REIT and Patriot Operating Company approve the Merger Proposal, each of the Patriot REIT Board and the Patriot Operating Company Board considered, among other things, the analyses and presentations of PaineWebber, financial advisor for the Patriot Companies, including PaineWebber's opinion to the effect that, as of the date of such opinion, and subject to the considerations set forth in such opinion, the Merger Consideration was fair from a financial point of view to the stockholders of Patriot REIT and Patriot Operating Company. See "The Merger and Subscription --Reasons for the Merger and the Related Transactions; Recommendations of the Boards of Directors of the Patriot Companies" and "-- Opinion of Financial Advisor to the Patriot Companies."

 Wyndham

  The Wyndham Board believes that the Merger and the Related Transactions are fair to and in the best interests of Wyndham and its stockholders. THE WYNDHAM BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF WYNDHAM VOTE "FOR" THE MERGER PROPOSAL. Among the factors that the Wyndham Board considered in reaching the foregoing conclusions were the following: (i) the unanimous recommendation by the Wyndham Special Committee that the Wyndham Board approve the Merger Agreement, which was made by the Wyndham Special Committee after its receipt of the oral opinion of Merrill Lynch on April 13, 1997, which opinion was subsequently confirmed by a written opinion dated April 14, 1997, to the effect that as of such dates and based on the assumptions made, matters considered and limits of review set forth in the written opinion, the Merger Consideration to be received by the holders of Wyndham Common Stock (other than CF Securities) in the Merger was fair to such stockholders from a financial point of view, (ii) the ability of Wyndham stockholders through the Merger to share the value inherent in the paired share structure, which will allow the Patriot Companies, in combination with Wyndham, to become a nationally branded, fully integrated hotel company; (iii) the historical market prices and recent trading activity of Wyndham Common Stock, and in particular, the fact that the Exchange Ratio would enable Wyndham stockholders (subject to their right to make a Cash Election) to receive Paired Shares in the Merger at a significant premium over historical and recent market prices of the Wyndham Common Stock;
(iv) the financial terms of the Merger, including the structure as a tax-free reorganization, the Exchange Ratio characteristic that places no upper limit on the Merger Consideration to be received for each share of Wyndham Common Stock, while at the same time assuring that the Merger Consideration will not be less than $30.00 per share unless the Patriot Average Closing Price is less than $20.87, and the flexibility afforded to Wyndham stockholders by the right to make a Cash Election in a transaction otherwise designed to qualify as a tax-free reorganization; (v) Wyndham's business, financial condition and prospects, and in particular, the significant consolidation and realignment occurring in the hospitality industry and its view that Wyndham must grow rapidly or become part of a larger company to achieve greater brand awareness and access to capital; (vi) the business, financial condition and prospects of the Patriot Companies; (vii) the increased market capitalization, increased liquidity and greater financial strength of the Patriot Companies that the Wyndham stockholders would enjoy following the Merger; (viii) the provisions of the Merger Agreement that permit the Wyndham Board to receive unsolicited inquiries and proposals regarding other potential transactions, to negotiate and provide information to third parties that make, or express a bona fide intention to make, such a proposal, under certain circumstances; (ix) the continuing role of members of Wyndham management in the Patriot Companies after the Merger; and (x) Wyndham's discussions with other companies concerning a possible business combination transaction. In deciding to approve the Merger Agreement and the Related Transactions, and in making its recommendation that stockholders of Wyndham approve the Merger Proposal, the Wyndham Board also considered, among other things, the financial presentation and oral opinion of Smith Barney, Wyndham's financial advisor, delivered to the Wyndham Board at its April 13, 1997 meeting (which opinion was subsequently confirmed by delivery of a written opinion dated April 14, 1997, the date of the Merger Agreement) to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the holders of Wyndham Common Stock. In making its recommendation that the Wyndham Board approve the Merger Agreement and the Related Transactions, the Wyndham Special Committee considered, among other things, the opinion, analyses and presentations of Merrill Lynch, financial advisor to the Wyndham Special Committee, including Merrill Lynch's oral opinion rendered on April 13, 1997, which opinion was confirmed by a written opinion dated April 14, 1997, to the effect that, as of such dates and based upon the assumptions made, matters considered and limits of review set forth in the written opinion, the Merger Consideration to be received by the holders of Wyndham Common Stock (other than CF Securities) in the Merger was fair to such stockholders from a financial point of view. See "The Merger and Subscription--Reasons for the Merger; Recommendation of the Board of Directors of Wyndham," "--Reasons for the Merger and the Related Transactions; Recommendation of the Wyndham Special Committee" and "--Opinions of Wyndham's Financial Advisors."

  For a discussion of the circumstances surrounding the Merger and the reasons for the recommendations of the Board of Directors of each of Patriot REIT, Patriot Operating Company and Wyndham and the Wyndham Special Committee, see "The Merger and Subscription--Background of the Merger," "--Reasons for the Merger and the Related Transactions; Recommendations of the Boards of Directors of the Patriot Companies," "--Reasons for the Merger and the Related Transactions; Recommendation of the Board of Directors of Wyndham" and "-- Reasons for the Merger and the Related Transactions; Recommendation of the Wyndham Special Committee."

OPINIONS OF FINANCIAL ADVISORS

 The Patriot Companies

  PaineWebber has acted as financial advisor to the Patriot Companies and has rendered to the Patriot REIT Board and the Patriot Operating Company Board its opinion to the effect that, as of the date of such opinion, based on PaineWebber's review and subject to the considerations and limitations set forth in such opinion, the Merger Consideration was fair from a financial point of view to the stockholders of Patriot REIT and Patriot Operating Company. A copy of the full text of the written opinion of PaineWebber, which sets forth the assumptions made, procedures followed, matters considered and limits of its review, is attached as Annex H to this Joint Proxy Statement/Prospectus, and should be read carefully in its entirety. The opinion of PaineWebber is addressed to the Boards of Directors of Patriot REIT and Patriot Operating Company and addresses only the fairness from a financial point of view of the Merger Consideration and does not constitute a recommendation to any holder of Paired Shares as to how such holder should vote at the Patriot Special Meetings. See "The Merger and Subscription--Opinion of Financial Advisor to the Patriot Companies."

 Wyndham

  Smith Barney has acted as financial advisor to Wyndham in connection with the Merger and has delivered to the Wyndham Board a written opinion dated April 14, 1997 to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the holders of Wyndham Common Stock. A copy of the full text of the written opinion of Smith Barney dated April 14, 1997, which sets forth the assumptions made, matters considered and limitations on the scope of its review, is attached as Annex I to this Joint Proxy Statement/Prospectus, and should be read carefully in its entirety. The opinion of Smith Barney is directed to the Wyndham Board and relates only to the fairness of the Merger Consideration from a financial point of view, does not address any other aspect of the Merger or the Related Transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Wyndham Special Meeting. See "The Merger and Subscription-- Opinions of Wyndham's Financial Advisors--Smith Barney."

  In addition, on April 13, 1997, Merrill Lynch delivered an oral opinion, which opinion was confirmed in a written opinion dated April 14, 1997, to the Wyndham Special Committee to the effect that, as of such dates, and based upon the assumptions made, matters considered and limits of review set forth in the written opinion, dated April 14, 1997, the Merger Consideration to be received by the holders of Wyndham Common Stock (other than CF Securities) in the Merger was fair to such stockholders from a financial point of view. The opinion of Merrill Lynch was intended for the use and benefit of the Wyndham Special Committee, was directed only to the fairness of the Merger Consideration to the holders of Wyndham Common Stock (other than CF Securities) from a financial point of view, and does not constitute a recommendation to any stockholder as to how such holder should vote with respect to the Merger Proposal or any transactions related thereto or as to whether any holder should elect to receive Paired Shares or the Cash Consideration. A copy of the full text of the written opinion of Merrill Lynch, which sets forth the assumptions made, matters considered and limitations on the scope of its review, is attached as Annex J to this Joint Proxy Statement/Prospectus, and should be read in its entirety. See "The Merger and Subscription--Opinions of Wyndham's Financial Advisors--Merrill Lynch."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

 The Merger and Subscription

  Goodwin, Procter & Hoar llp, counsel for Patriot REIT, has delivered its opinion to Patriot REIT and Wyndham substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger and the Stock Purchase will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, no gain or loss will be recognized by Wyndham as a result of the Merger. In general, stockholders of Wyndham will recognize gain, but not loss, on the exchange of shares of Wyndham Common Stock for Paired Shares in an amount equal to the lesser of (a) the amount of cash and the fair market value of the Wyndham International Common Stock received by the stockholder in exchange therefor or (b) the amount by which the fair market value of the Paired Shares and any cash received in the exchange exceeds the stockholder's adjusted tax basis in the Wyndham Common Stock exchanged therefor. See "Certain Federal Income Tax Considerations--Tax Consequences of the Merger."

 REIT Qualification

  If certain detailed conditions imposed by the REIT provisions of the Code are met, entities such as Patriot REIT that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations generally are not taxed at the corporate level on their "real estate investment trust taxable income" that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" on earnings (i.e., taxation at both the corporate and stockholder levels) that generally results from the use of a corporate form. Prior to the consummation of the Merger, Patriot REIT has operated and will operate in a manner intended to allow it to qualify as a REIT. Following the Merger, Patriot REIT intends to operate in a manner so that it will continue to qualify as a REIT. If Patriot REIT fails to qualify as a REIT in any taxable year, Patriot REIT would be subject to federal income taxation as if it were a domestic corporation, and could be subject to potentially significant tax liabilities which could reduce or eliminate cash available to distribute to stockholders. Unless entitled to relief under certain Code provisions, Patriot REIT also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. Moreover, failure of Old Patriot REIT to have qualified as a REIT also could disqualify Patriot REIT as a REIT and/or subject Patriot REIT to significant tax liabilities.

  Goodwin, Procter & Hoar llp, counsel for Patriot REIT, has rendered an opinion regarding (i) Patriot REIT's qualification as a REIT for periods prior to the Merger and (ii) Patriot REIT's ability to qualify as a REIT following the Merger. The opinion of Goodwin, Procter & Hoar llp has been filed as an exhibit to the Registration Statement. This opinion is based on certain assumptions and representations from Patriot REIT regarding Old Patriot REIT's and Patriot REIT's compliance with the requirements for qualification as a REIT, and is not binding on the Internal Revenue Service (the "IRS"). Accordingly, no assurance can be given that the IRS will not challenge the status of Patriot REIT as a REIT prior to the Merger or the status of Patriot REIT as a REIT following the Merger. See "Certain Federal Income Tax Considerations--REIT Qualification."

  In the event that Patriot REIT recognizes, during the ten-year period following the Merger, any "built-in gain" attributable to assets acquired from Wyndham, Patriot REIT will be subject to tax on such recognized gain at the highest corporate rate notwithstanding its status as a REIT. In addition, Patriot REIT generally will have to distribute 95% of the excess of such recognized built-in gain over the taxes paid to maintain its qualification as a REIT. See "Certain Federal Income Tax Consequences--REIT Qualifications--Built-In Gain Tax."

 Taxation of Wyndham International; Non-Controlled Subsidiaries

  Patriot Operating Company has not qualified as a REIT prior to the Merger and is subject to Federal income tax on its taxable income at corporate rates. Neither Wyndham International nor Wyndham Management Corporation ("WMC") will qualify as a REIT, and each will be subject to federal income tax on its taxable income at corporate rates. Two of Patriot REIT's hotels are held in corporate subsidiaries of the Patriot REIT Partnership, and these subsidiaries also will be subject to federal income tax on its taxable income at corporate rates. See "Certain Federal Income Tax Considerations--Taxation of Wyndham International; Non-Controlled Subsidiaries."

ACCOUNTING TREATMENT

  Patriot REIT will account for the Merger as a purchase in accordance with Accounting Principles Board Opinion No. 16. See "The Merger and Subscription-- Accounting Treatment."

CERTAIN RESALE RESTRICTIONS

  All Paired Shares received by Wyndham stockholders in the Merger and the Merger Subscription will be freely transferable as Paired Shares, except that Paired Shares received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Wyndham at the time of the Wyndham Special Meeting may be resold by them only in certain permitted circumstances. Substantially all of the Paired Shares issued to affiliates of Wyndham in connection with the Merger and the Stock Purchase will be subject to a registration rights agreement entitling the holders of such shares to certain "demand" and "piggyback" registration rights (although the ability of CF Securities to transfer Paired Shares may be restricted under certain limited circumstances under the terms of the Standstill Agreement). In accordance with their obligations under the Registration Rights Agreement, the Patriot Companies have registered for sale to the public the Paired Shares to be received by such affiliates (including Paired Shares that are issuable upon conversion of shares of Series A Preferred Stock) pursuant to the Stock Purchase Agreement and the Merger Agreement in the Registration Statement relating to this Joint Proxy Statement/Prospectus. See "The Merger and the Subscription--Interests of Certain Officers, Directors and Stockholders of Wyndham--Registration Rights Agreement" and "--Certain Resale Restrictions."

NEW YORK STOCK EXCHANGE LISTING

  It is a condition to the obligations of Patriot REIT, Patriot Operating Company and Wyndham to consummate the Merger that, prior to the Effective Time, the parties obtain the approval for the listing on the NYSE of the Paired Shares issuable in the Merger and the Stock Purchase, subject to official notice of issuance. Following the Merger, the Paired Shares will continue to trade on the NYSE under the symbol "PAH." See "The Merger and Subscription--New York Stock Exchange Listing" and "The Merger Agreement--Conditions to the Merger."

APPRAISAL RIGHTS

  Under the DGCL, stockholders of Patriot REIT and Patriot Operating Company are not entitled to appraisal rights in connection with the Merger or the Related Transactions. See "Risk Factors--Appraisal Rights," "The Meetings of Stockholders" and "The Merger and Subscription--Appraisal Rights."

  Under the DGCL, under certain limited circumstances the stockholders of Wyndham may be entitled to appraisal rights in connection with the Merger. See "Risk Factors--Appraisal Rights," "The Meetings of Stockholders" and "The Merger and Subscription--Appraisal Rights."

PROXY AGREEMENT

  Pursuant to the Proxy Agreement, CF Securities and the Wyndham Management Stockholders, which, as of the date of this Joint Proxy Statement/Prospectus, beneficially own or have the right to vote an aggregate of 9,447,745 and 2,411,296 shares, respectively, (or 43.7% and 11.2%, respectively) of the total outstanding shares of Wyndham Common Stock as of the Wyndham Record Date, have agreed, subject to certain conditions, to vote CF Securities' and the Wyndham Management Stockholders' shares of Wyndham Common Stock in favor of the approval of the Merger Proposal to be voted upon at the Wyndham Special Meeting, against any Acquisition Proposal and in certain other specified ways intended to support the consummation of the Merger. In addition, pursuant to the Proxy Agreement, CF Securities and the Wyndham Management Stockholders have agreed that they will not and will not permit any of their affiliates (other than Wyndham to the extent permitted by the Merger Agreement) to submit, initiate or encourage inquiries or proposals made by any person or entity with respect to Wyndham that constitute or would reasonably be expected to lead to an Acquisition Proposal and from taking certain other actions. Subject to certain conditions and exceptions, CF Securities and the Wyndham Management Stockholders are also not permitted to offer for sale, tender, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the disposition of, or take certain other actions with respect to, any or all of their Wyndham Common Stock. The covenants and agreements in the Proxy Agreement terminate upon the expiration of the period (the "Proxy Term") ending on the earliest to occur of
(i) the termination of the Merger Agreement by Wyndham to enter into a Superior Proposal Agreement, (ii) the Effective Time, (iii) the termination of the Merger Agreement due to the failure of the Merger to be consummated by December 16, 1997, or (iv) 30 days after termination of the Merger Agreement for any other reason, except that, in the case of the Wyndham Management Stockholders only, if the Merger Agreement is terminated on account of a Superior Proposal Agreement, certain covenants of the Wyndham

Management Stockholders will survive for limited time periods specified in the Proxy Agreement. See "Certain Related Agreements--Proxy Agreement."

TRANSFER RESTRICTION AGREEMENT

  Pursuant to the Transfer Restriction Agreement between Bedrock, a significant stockholder of Wyndham, and Old Patriot REIT, Bedrock may not sell or otherwise dispose of its 2,276,055 shares of Wyndham Common Stock (representing 10.5% of the total outstanding shares of Wyndham Common Stock as of the Wyndham Record
Date) without the consent of Patriot REIT, which consent may not be unreasonably withheld or delayed. The Transfer Restriction Agreement, which is intended to aid in assuring the anticipated tax treatment of the Merger, terminates upon the expiration of the Proxy Term. See "Certain Related Agreements--Transfer Restriction Agreement."

STANDSTILL AGREEMENT

  Pursuant to the Standstill Agreement, CF Securities agreed that, with certain exceptions, from and after the Effective Time and until the date which is 18 months following the first date on which any two of Paul A. Nussbaum, James D. Carreker and Anne L. Raymond no longer actively serve as senior executive officers of Patriot REIT and/or Wyndham International (the "Standstill Term"), neither CF Securities nor any of its affiliates will, without the prior written consent of Patriot REIT, directly or indirectly purchase or otherwise acquire, agree to acquire or become the beneficial owner of, any additional voting securities or securities convertible into or exchangeable for, or which upon redemption thereof could result in CF Securities receiving any voting securities of Patriot REIT, Wyndham International, the Patriot REIT Partnership or the Patriot Operating Company Partnership ("Voting Stock"). In addition, CF Securities agreed that, with certain exceptions, until the expiration of the Standstill Term, neither it nor any of its affiliates will, without the prior written consent of Patriot REIT, directly or indirectly transfer any shares of Voting Stock owned by them as of the date of the Standstill Agreement or acquired thereafter. Pursuant to the Standstill Agreement, CF Securities agreed that, during the Standstill Term, neither it nor any of its affiliates will directly or indirectly, or will solicit, request, advise, assist or encourage others directly or indirectly to, take certain actions with respect to Patriot REIT or Wyndham International or any voting stock of Patriot REIT or Wyndham International. See "Certain Related Agreements--Standstill Agreement."

VOTING AGREEMENTS

  Pursuant to the Voting Agreements, the Post-Merger Management Stockholders agreed that, following the Merger and until October 1, 2007, whenever there shall be submitted to the stockholders of Patriot REIT or Wyndham International nominees for election to the Patriot REIT Board or the Wyndham International Board, as the case may be, the Post-Merger Management Stockholders will vote, or to cause to be voted, all of the shares of Patriot REIT Common Stock and Wyndham International Common Stock then held by the Post-Merger Management Stockholders, whether beneficially or of record, in favor of such nominees designated by Patriot REIT or Wyndham International or the Patriot REIT Board or Wyndham International Board, as the case may be, and, unless otherwise requested by Patriot REIT or Wyndham International, as the case may be, not in favor of any other nominees. In addition, the Voting Agreements provide for Patriot REIT and Wyndham International to nominate a designee of CF Securities as a director thereof as long as the ownership by CF Securities of securities of Patriot REIT and Wyndham International is maintained at or above certain specified levels. See "Certain Related Agreements--Voting Agreements."

AGREEMENT WITH RESPECT TO AMENDMENTS

  Wyndham, CF Securities and a Crow Family Entity (on behalf of the parties to the Omnibus Purchase and Sale Agreement) have entered into an agreement pursuant to which they have agreed not to amend the material terms of the Merger and Related Transactions and the Crow Assets Acquisition without each other's prior written consent.

SUMMARY RISK FACTORS

  In considering whether to approve the Proposals, stockholders of Patriot REIT, Patriot Operating Company and Wyndham should consider, in addition to the other information in this Joint Proxy Statement/Prospectus, the matters discussed under "Risk Factors." Such matters include:

 .  Risks associated with the Patriot Companies' rapid growth since the Initial
   Offering, and the Patriot Companies' ability to manage their operations following the Merger and the Crow Assets Acquisition. Based upon the respective portfolios of the Patriot Companies and Wyndham at November 3, 1997, after giving effect to the Merger and the Related Transactions, the Crow Assets Acquisition and the termination of Wyndham's management relationship with Homegate, the Patriot Companies will have an aggregate hotel portfolio, including owned, managed, leased and franchised hotels, consisting of 190 hotels in operation, with an aggregate of over 45,700 rooms. Such portfolio will consist of 113 owned hotels, 13 hotels leased from independent third parties, 56 managed hotels and 8 franchised hotels. The Patriot Companies' aggregate portfolio following the Merger would represent an increase in the Patriot Companies' rooms portfolio of over 41,500 rooms since the Initial Offering. The integration of departments, systems and procedures of the Patriot Companies with those being acquired in connection with the Merger and the Related Transactions, the Crow Assets Acquisition and the CHCI Merger and the WHG Merger presents a significant management challenge, and any failure to integrate such companies and properties into the Patriot Companies' management and operating structures could have a material adverse effect on the results of operations and financial condition of the Patriot Companies. See "Risk Factors--Failure to Manage Rapid Growth and Integrate Operations Following the Merger."

 . Possible adverse consequences to the stockholders of the Patriot Companies as a result of (i) the increase in the amount of pro forma combined total indebtedness of the Patriot Companies following the Merger to approximately $1.5 billion as of June 30, 1997 (including the $100 million of Cash Consideration to be paid by Patriot REIT pursuant to Cash Elections), as compared to pro forma combined total indebtedness of the Patriot Companies of approximately $766.4 million as of June 30, 1997, and (ii) the increase in the pro forma ratio of combined debt to total market capitalization of the Patriot Companies following the Merger to 28.7%. The calculation of the pro forma ratio of combined debt to total market capitalization is based on a $31 1/2 closing price of the Paired Shares on November 3, 1997. See "Risk Factors--Substantial Debt Obligations."

 . The Merger and the Related Transactions have a dilutive effect on net income per share and FFO per share on a pro forma combined basis for 1996 and the six months ended June 30, 1997. While the Merger and the Related Transactions, together with the Crow Assets Acquisition, are anticipated to be accretive to FFO per share in future periods, no assurance can be given that such accretion will be realized. The Unaudited Pro Forma Combined Financial Statements contained herein illustrate the effect of the Merger and the Related Transactions on the net income per share on a pro forma combined basis. On a pro forma combined basis (post-Merger) for the Patriot Companies (including the $100 million of Cash Consideration to be paid by Patriot REIT pursuant to Cash Elections), net income per share is $0.19 for the year ended December 31, 1996 and $0.26 for the six months ended June 30, 1997, as compared to $0.44 and $0.40 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively, on a pro forma combined basis (pre-Merger) for the Patriot Companies. See "Risk Factors-- Dilution to Earnings Caused by Acquisition of Wyndham" and "Unaudited Pro Forma Financial Statements."

 .  Risks associated with the potential conflicts of interest between Patriot
   REIT and Wyndham International following the Merger. Immediately following the Merger, Patriot REIT and Wyndham International will have separate management teams, including different Chief Executive Officers and Chief Financial Officers, and this may increase the possibility of disagreements arising between the two companies. In addition, following the Merger, Patriot REIT and Wyndham International will continue to be separate corporate entities with separate Boards of Directors. A majority of the directors of each of Patriot REIT and Wyndham International will not serve as directors or officers of the other company. As a result, the interests of the Board of Directors of each company may conflict and such conflicts may rise to disputes between the companies like those that were experienced by Cal Jockey and Bay Meadows prior to the Cal Jockey Merger. Patriot REIT and Wyndham International will have, immediately following the Merger, several of the same directors. Patriot REIT believes that this overlap of directors and the provisions of the Cooperation Agreement to be entered into between the Patriot Companies in connection with the Merger will help decrease the possibility of disagreements between the two companies. No assurance can be given, however, that the interests of the directors of one company will not conflict with their interests as directors of the other company or that their actions as officers and/or directors of one company will not adversely affect the interests of the other company. See "--Comparison of Stockholder Rights--Cooperation Agreement," "Risk Factors--Conflicts of Interest Between Patriot REIT and Wyndham International" and "Description of Capital Stock--The Cooperation Agreement."

 . Risks associated with the various agreements entered into between the Patriot Companies and entities owned by certain Crow Family Members and/or certain members of Wyndham Senior Management in connection with the Merger, and certain other benefits which may be received by the officers and directors of Wyndham as a result of the Merger. The decision to enter into these agreements in connection with the Merger, as well as certain other benefits which may be received by certain Crow Family Members, Bedrock and certain members of Wyndham Senior Management in connection with the Merger, raised issues concerning certain potential conflicts of interest. In particular, in connection with the Merger, the Patriot REIT Partnership entered into the Omnibus Purchase and Sale Agreement, as well as eleven individual purchase and sale agreements, with the Crow Family Entities providing for the Crow Assets Acquisition. The Crow Family Entities are owned by certain Crow Family Members (including Harlan R. Crow, a member of the Wyndham Board), certain members of Wyndham Senior Management and certain other persons. Accordingly, the decisions of Mr. Crow and Wyndham Senior Management relating to the decision by Wyndham to effect the Merger, the consummation of which is conditioned upon the closing of the Crow Assets Acquisition, raised issues concerning certain potential conflicts of interest. In light of such potential conflicts of interest, the Wyndham Board appointed the Wyndham Special Committee. See "Risk Factors--Conflicts of Interest of Certain Officers, Directors and Stockholders of Wyndham," "The Merger and Subscription--Interests of Certain Officers, Directors and Stockholders of Wyndham" and "--Background of the Merger."

 . Risks associated with the adoption of legislation, regulations, or administrative interpretations which adversely affect the Patriot Companies' paired share structure. Section 269B(a)(3) of the Code provides that if the shares of a REIT and a non-REIT are paired, then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either company qualifies as a REIT. If Section 269B(a)(3) applied to Patriot REIT and Patriot Operating Company, then Patriot REIT would not be eligible to be taxed as a REIT. Section 269B(a)(3) does not apply, however, if the shares of the REIT and the non-REIT were paired on June 30, 1983 and the REIT was taxable as a REIT on June 30, 1983. As a result of this "grandfathering" rule, Section 269B(a)(3) did not apply to Cal Jockey for periods prior to the Cal Jockey Merger, and, by its terms, this "grandfathering" rule continued to apply to Patriot REIT after the Cal Jockey Merger and will continue to apply to Patriot REIT following the Merger. On November 5, 1997, Representative William Archer, Chairman of the Ways and Means Committee of the United States House of Representatives, publicly announced that he plans to review this "grandfathering" rule to determine whether there should be future restrictions on those companies that are grandfathered. While Representative Archer stated he does not plan to eliminate the grandfathering rule, no assurance can be given that new legislation, new regulations or administrative interpretations with respect to the grandfathering rules of Section 269B will not be adopted. The adoption of any such legislation, regulations or administrative interpretations could have a material adverse effect on the results of operations, financial condition and prospects of the Patriot Companies.

 .  Patriot REIT leases substantially all of its existing hotels to lessees (the
   "Lessees") and to Patriot Operating Company pursuant to separate participating leases (the "Participating Leases"). Patriot REIT's ability to make distributions to stockholders depends primarily upon the ability of the Lessees to make rent payments under the Participating Leases (which ability in turn is dependent primarily on the Lessees' ability to generate sufficient revenues from those hotels which are leased to them). Any failure or delay by the Lessees in making rent payments may adversely affect Patriot REIT's ability to make distributions to stockholders following the Merger. See "Risk Factors--Dependence on Lessees and Payments under the
   Participating Leases."

 . Following the Merger, the primary businesses of the Patriot Companies will be that of buying, selling, leasing, franchising and managing hotels which are subject to operating risks common to the hotel industry. These risks include, among other things, (i) competition for guests from other hotels, a number of which may have greater marketing and financial resources and experience than the Patriot Companies and the Lessees, (ii) increases in operating costs due to inflation and other factors, which increases may not have been offset in recent years, and may not be offset in the future, by increased room rates, (iii) dependence on business and commercial travelers and tourism, which business may fluctuate and be seasonal, (iv) increases in energy costs and other expenses of travel, which may deter travelers and (v) adverse effects of general and local economic conditions. These factors could adversely affect the ability of Lessees and Wyndham International to generate revenues and to make lease payments to Patriot REIT and therefore Patriot REIT's ability to make expected distributions to stockholders. See "Risk Factors--Hotel Industry Risks--Operating Risks."

 . Patriot REIT's ability to acquire additional hotels could be negatively impacted by the paired share structure because hotel management companies, franchisees and others who historically approached Old Patriot REIT with acquisition opportunities in hopes of establishing lessee relationships may not do so in the future knowing that following the Merger, Patriot REIT will rely primarily on Wyndham International to manage the acquired properties. Such persons may instead provide such acquisition opportunities to hotel companies that will allow them to manage the properties following the sale. This could have a negative impact on Patriot REIT's acquisition activities in the future. See "Risk Factors--Hotel Industry Risks--Competition for Hotel Acquisition Opportunities."

 . Following the Merger, Patriot REIT's investments will be subject to varying degrees of risk generally incident to the ownership of real property, including economic and other conditions that may adversely affect real estate investments and the ability of the Lessees, and hotel management entities that manage the hotels (the "Operators") and Wyndham International to make rent payments from the operation of hotels, the relative illiquidity of real estate, increases in interest rates, increases in taxes caused by increased assessed values or property tax rates, and potential liabilities, including liabilities from known or future environmental problems, all of which could have a material adverse effect on the results of operations and financial condition of the Patriot Companies. In particular, as the Patriot Companies' hotel portfolio is comprised of a significantly higher percentage of owned properties than that of Wyndham's hotel portfolio, following the Merger the stockholders of Wyndham will be exposed to the foregoing risks to a significantly greater degree than is currently the case. See "Risk Factors--Real Estate Investment Risks" and "--Risks Associated with the Patriot Companies' Higher Proportion of Owned Properties."

 . As of November 3, 1997, Wyndham managed 45 hotels pursuant to management agreements with various parties (after giving effect to the Merger and the Related Transactions and the Crow Assets Acquisition). Of such managed hotels, 5 hotels will continue to be owned by Crow Family Members after giving effect to the consummation of the Crow Assets Acquisition. Wyndham also manages 17 hotels owned by various affiliates of Bedrock, which owns approximately 10.5% of the currently outstanding Wyndham Common Stock and will receive Paired Shares in the Merger. While the average remaining term of Wyndham's management contracts for Wyndham brand hotels as of December 31, 1996 was approximately 14 years

   (including renewals that Wyndham may elect to exercise), these management contracts generally may be terminated by the owner of the hotel property if Wyndham fails to meet certain performance standards, if the property is sold to a third party, if the property owner defaults on indebtedness encumbering the property and/or upon a foreclosure of the property. Other grounds for termination of Wyndham's hotel management contracts include a hotel owner's election to close a hotel and certain business combinations involving Wyndham in which the Wyndham brand name or current management team does not survive. There can be no assurance that following consummation of the Merger, the Patriot Companies will be able to replace terminated management contracts or that the terms of renegotiated or converted contracts will be as favorable as the terms that existed before such renegotiation or conversion. The Patriot Companies will also be subject to the risk of deterioration in the financial condition of a hotel owner and such owner's ability to pay management fees to the Patriot Companies. In addition, a material deterioration in the operating results of one or more of these hotel properties and/or a loss of the related management contracts could adversely affect the value of the Patriot Companies' investment in such hotel properties. See "Risk Factors--Dependence on Management Contracts."

 . In the event that the Merger Agreement is terminated under certain circumstances, including, without limitation, due to the failure of the stockholders of Patriot REIT or Patriot Operating Company to approve any of the Proposals, Patriot REIT is required by the terms of the Merger Agreement to reimburse Wyndham for its out-of-pocket expenses up to an aggregate of $7,000,000. In the event that the Merger and the Related Transactions are not consummated and as a result the Omnibus Purchase and Sale Agreement is terminated, under certain circumstances Patriot REIT also will be required to pay the Crow Family Entities $11,000,000. In addition, in the event that the Merger Agreement is terminated as a result of certain circumstances within Wyndham's control, including, without limitation, Wyndham having (i) withdrawn, modified or amended in any respect adverse to Patriot REIT, Wyndham's approval or recommendation of the Merger Agreement or the Related Transactions, or (ii) been authorized by its Board of Directors to enter into a Superior Proposal, Wyndham is required by the terms of the Merger Agreement to pay Patriot REIT the sum of $30,000,000 in cash. See "Risk Factors--Substantial Expenses and Payments if Merger Fails to Occur" and "The Merger Agreement--Termination."

THE MERGER AGREEMENT

 Effective Time of the Merger

  In accordance with the DGCL, the Effective Time of the Merger will occur upon the acceptance for recording of the Certificate of Merger by the Delaware Secretary of State. Subject to the fulfillment or waiver of the other conditions to the obligations of Patriot REIT, Patriot Operating Company and Wyndham to consummate the Merger and the Related Transactions, it is currently expected that the Merger will be consummated as soon as practicable following the approval by the stockholders of Patriot REIT, Patriot Operating Company and Wyndham of the Proposals to be voted upon at their respective stockholders' meetings. See "The Merger Agreement--Effective Time of the Merger."

 Cash Election Procedure

  The Form of Election is being mailed to holders of record of Wyndham Common Stock together with this Joint Proxy Statement/Prospectus. For a Form of Election to be effective, holders of Wyndham Common Stock must properly complete such Form of Election, and such Form of Election, together with Wyndham Certificates representing all shares as to which a Cash Election has been made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Wyndham (or by appropriate guarantee of delivery as set forth in such Form of Election), must be received by the Exchange Agent at the address listed on the Form of Election and not withdrawn, by the date which is two business days prior to the closing of the Merger or such other date as may be agreed to by Patriot REIT and Wyndham (the "Election Date"). The Election Date will be announced by Patriot REIT in a news release delivered to Dow Jones News Service at least five business days prior to the Election Date.

  A Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Forms of Election will automatically be revoked if the Exchange Agent is notified by Patriot REIT and Wyndham that the Merger has been abandoned. If a Form of Election is revoked, the Wyndham Certificate or Wyndham Certificates (or guarantees of delivery, if applicable) to which such Form of Election relates will be promptly returned to the stockholder who submitted it or them to the Exchange Agent.

  The determination of the Exchange Agent will be binding as to whether or not a Cash Election has been properly made or revoked. If the Exchange Agent determines that any Cash Election was not properly made with respect to shares of Wyndham Common Stock, such shares shall be treated as shares that were not subject to a Cash Election at the Effective Time, and such shares will be exchanged in the Merger for the Paired Share Consideration. See "The Merger Agreement--Cash Election Procedure."

 Exchange of Wyndham Stock Certificates

  Promptly after the Effective Time, the Exchange Agent will mail a letter of transmittal (the "Letter of Transmittal") and instructions to each holder of record of a certificate representing shares of Wyndham Common Stock as of the Effective Time for use in effecting the surrender of the Wyndham Certificate. Upon surrender of a Wyndham Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Wyndham Certificate will be entitled to receive in exchange therefor (i) a certificate representing the number of whole shares of Patriot REIT Common Stock to which such holder shall be entitled, issued back-to-back with a certificate representing the number of whole shares of Wyndham International Common Stock to which such holder shall be entitled and (ii) a check representing the amount of Cash Consideration payable to such holder on account of such holder's Cash Election, if any, plus an amount of cash in lieu of fractional Paired Shares, if any, due such holder, plus the amount of any dividends or distributions, if any, as provided in the Merger Agreement, after giving effect to any required withholding tax, and the Wyndham Certificate so surrendered will be canceled. UNLESS WYNDHAM STOCKHOLDERS ARE MAKING CASH ELECTIONS AS DISCUSSED ABOVE, THEY SHOULD NOT SEND IN THEIR WYNDHAM CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL. See "The Merger Agreement--Exchange of Wyndham Stock Certificates."

 Conditions to the Merger

  The obligations of each of Patriot REIT and Wyndham to effect the Merger and the transactions contemplated by the Merger Agreement are subject to the fulfillment or waiver of certain conditions at or prior to the Closing Date including, among others, that: (i) approval of the Proposals by the requisite vote of stockholders of Patriot REIT, Patriot Operating Company and Wyndham, as applicable, shall have been obtained; (ii) the waiting period applicable to consummation of the Merger and the Stock Purchase, including under the HSR Act shall have expired or been terminated; (iii) neither of the parties to the Merger Agreement shall be subject to any order, ruling or injunction of a court of competent jurisdiction which prohibits consummation of the transactions contemplated by the Merger Agreement; (iv) the Registration Statement, shall have been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission, and no proceedings for that purpose shall have been initiated or threatened by the Commission; (v) Patriot REIT and Patriot Operating Company shall have obtained approval for the listing of the Paired Shares issuable in the Merger and the Stock Purchase on the NYSE, subject to official notice of issuance; (vi) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required to be made or obtained by Patriot REIT, Patriot Operating Company or Wyndham in connection with the Merger Agreement and the Ancillary Agreements shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval filing or registration, could not reasonably be expected to have a Wyndham Material Adverse Effect or a New Patriot Material Adverse Effect, as the case may be; and (vii) at the Closing Date, Patriot REIT and Wyndham shall have received the opinion of Goodwin, Procter &

Hoar llp, or other nationally recognized law firm selected by Patriot REIT, and subject to customary conditions and qualifications, (A) to the effect that (x) the Merger and the Stock Purchase will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code, and (y) prior to the Merger, Patriot REIT has qualified to be treated as a REIT within the meaning of Sections 856-860 of the Code including, without limitation, the requirements of Sections 856 and 857 of the Code, for all applicable tax years to which Patriot REIT's federal income tax returns are subject to audit and Patriot REIT is subject to assessment for taxes reportable therein, and (z) after the Merger, Patriot REIT will be organized in conformity with the requirements for qualifications as a REIT under Sections 856 through 860 of the code, the manner of operation of Patriot REIT has enabled it to meet the requirements for qualification as a REIT under Sections 856 through 860 of the Code as of the Effective Time and the proposed manner of operations of Patriot REIT after the Merger will enable Patriot REIT to qualify as a REIT under Sections 856 through 860 of the Code, and (B) confirming certain prior opinions rendered to Wyndham by Goodwin, Procter & Hoar llp (the conditions referred to in the aforementioned clauses (i) through (vi) are referred to herein as the "Mutual Merger Conditions.") See "The Merger Agreement--Conditions to the Merger."

  The obligation of Wyndham to effect the Merger is subject to the fulfillment or waiver of certain other conditions at or prior to the Closing Date (the "Wyndham Merger Conditions") including, among others, that: (i) with certain exceptions, each of the representations and warranties of Patriot REIT and Patriot Operating Company contained in the Merger Agreement and the Ratification Agreements were true and correct when made and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date; (ii) Patriot REIT and Patriot Operating Company shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement and the Ratification Agreements to be performed or complied with by Patriot REIT or Patriot Operating Company, as the case may be, on or prior to the Closing Date; (iii) there shall have not occurred any changes concerning Patriot REIT or its subsidiaries that, when combined with all other changes concerning Patriot REIT or Patriot Operating Company or any of their subsidiaries, have had or could reasonably be likely to have a New Patriot Material Adverse Effect; (iv) there shall have not occurred any changes concerning Patriot Operating Company or its subsidiaries that, when combined with all other changes concerning Patriot REIT or Patriot Operating Company or any of their subsidiaries, have had or could reasonably be likely to have a New Patriot Material Adverse Effect; (v) the Stock Purchase shall have been consummated; (vi) the Boards of Directors of Patriot REIT and Wyndham International shall have been fixed and elected in the manner provided in the Merger Agreement and shall consist of the directors designated therein, and the officers of Patriot REIT and Wyndham International shall have been elected as provided in the Merger Agreement and shall consist of the officers designated as provided therein; (vii) Patriot Operating Company shall have entered into the Merger Subscription Agreement; and (viii) Patriot REIT and Patriot Operating Company shall have entered into certain other agreements contemplated by the Merger Agreement.

  The obligation of Patriot REIT to effect the Merger is further subject to the fulfillment or waiver of certain other conditions at or prior to the Closing Date (the "Patriot REIT Merger Conditions") including, among others, that: (i) with certain exceptions, each of the representations and warranties of Wyndham contained in the Merger Agreement were true and correct when made and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date; (ii) Wyndham shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by Wyndham on or prior to the Closing Date; (iii) there shall have not occurred any changes concerning Wyndham or its subsidiaries that, when combined with all other changes concerning Wyndham or its subsidiaries, have had or could reasonably be likely to have a Wyndham Material Adverse Effect; (iv) the closing of the transactions contemplated by the Omnibus Purchase and Sale Agreement shall have become effective subject only to the Merger becoming effective at the Effective Time;
(v) the Stock Purchase shall have been consummated; (vi) Wyndham shall have completed the restructuring of certain of its assets in accordance with the Merger Agreement, and shall have obtained all necessary and required waivers in connection therewith; (vii)

Wyndham shall have (A) repurchased, redeemed or otherwise retired the Wyndham Senior Subordinated Notes in accordance with the terms and conditions of the Wyndham Indenture on terms reasonably satisfactory to Patriot REIT, or (B) caused the Wyndham Indenture to be amended to remove or defease those covenants, agreements and undertakings selected by Patriot REIT that may be removed or defeased in accordance with the Wyndham Indenture, on terms reasonably satisfactory to Patriot REIT; and (viii) Wyndham shall have received to Patriot REIT's satisfaction (A) all amendments, consents, authorizations, modifications and approvals relating to Wyndham's management agreement for the Wyndham Anatole Hotel in Dallas, Texas and to the grant of a right of first offer of the Patriot REIT Partnership with respect to the Wyndham Anatole Hotel, as summarized in the Omnibus Purchase and Sale Agreement and (B) such amendments, consents, authorizations, modifications and approvals required under any lease or related management contract of any of the Wyndham properties or hotel properties leased or managed by an affiliate of Wyndham owned by Hospitality Properties Trust or an affiliate thereof to the transactions contemplated by the Merger Agreement. Among Wyndham's leased hotel properties are 12 hotels (the "HPT Properties") owned by an affiliate of Hospitality Properties Trust ("HPT"). The HPT Properties accounted for approximately $60,971,000 and $40,896,000 of Wyndham's total revenues for 1996 and the first six months of 1997, respectively. As described above, it is a condition to the obligations of the Patriot Companies to effect the Merger and the Related Transactions that Wyndham shall have received, to the Patriot Companies' satisfaction, any consents required under any lease or related management contract with respect to the HPT Properties to the transactions contemplated by the Merger Agreement. See "The Merger Agreement--Conditions to the Merger." Wyndham has requested that HPT consent to the Merger and the Related Transactions, and negotiations between Wyndham and HPT are ongoing regarding the terms on which such consent might be obtained. However, as of the date of this Joint Proxy Statement/Prospectus, no final agreement has been reached. If the matter is not resolved prior to the Closing Date and the Patriot Companies elect to waive the condition relating to the HPT consent and consummate the Merger and the Related Transactions notwithstanding the absence of such consent, the Patriot Companies intend to vigorously contest any assertion by HPT, whether in connection with judicial proceedings or otherwise, that the consummation of such transactions without such consent constitutes a default under any of the documents relating to the HPT Properties or entitles HPT to any legal or equitable remedies. There can be no assurance, however, that the Patriot Companies would be successful in sustaining their position, and if they are not, it could result in HPT being entitled to exercise any number of remedies, including termination of the leases covering the HPT Properties, which could have a material adverse effect on the Patriot Companies.

 Termination

  The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, in a number of circumstances including, among others: (i) by mutual written consent of Patriot REIT and Wyndham; (ii) by either Patriot REIT or Wyndham, if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger or the Merger Subscription or the Crow Assets Acquisition and such order, decree, ruling or other action shall have become final and nonappealable; (iii) by either Patriot REIT or Wyndham, if the Merger shall not have been consummated on or before December 16, 1997; (iv) by either Patriot REIT or Wyndham, if any required approval of the stockholders of Patriot REIT, Patriot Operating Company or Wyndham that is a condition to the obligations of Patriot REIT or Wyndham under the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;
(v) by either Patriot REIT or Wyndham, if (x) Congress shall have enacted, or proposed the enactment of, legislation or any bill having the effect of (A) eliminating the "grandfathered" status of Patriot REIT under Section 269B(a)(3) of the Code by virtue of Section 136(c)(3) of the Deficit Reduction Act of 1984 (the "Deficit Act"), or (B) causing the Merger and the Stock Purchase to fail to be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code, or otherwise eliminating the treatment of the Merger and the Stock Purchase for federal income tax purposes as a reorganization under
Section 368(a) of the Code, or (y) Congress shall have enacted legislation or any bill having the effect of causing Wyndham to recognize gain as a result of the Merger; (vi) by

Patriot REIT, if Wyndham shall have (a) withdrawn, modified or amended in any respect adverse to Patriot REIT its approval or recommendation of the Merger Agreement or any of the transactions contemplated therein, (b) recommended any Acquisition Proposal from a person other than Patriot REIT, (c) publicly expressed no opinion and remained neutral toward any Acquisition Proposal, or
(d) resolved to do any of the foregoing, provided that, in any such case, Wyndham shall within five (5) business days after demand by Patriot REIT, deposit $30,000,000 with the escrow agent contemplated by the Merger Agreement to be distributed in accordance with the terms of the Merger Agreement; (vii) by Wyndham, if the Wyndham Board authorizes or desires, after making a determination in good faith, after receiving advice of legal counsel, that such action is necessary in order for the Wyndham Board to comply with the directors' fiduciary duties to stockholders under applicable law, to authorize Wyndham to execute an agreement providing for a Superior Proposal (a "Superior Proposal Agreement"), provided that Wyndham has, prior to the termination of the Merger Agreement and/or the execution of such Superior Proposal Agreement, deposited $30,000,000 with the escrow agent to be distributed in accordance with the Merger Agreement; (viii) by Wyndham, if (A) Patriot REIT has failed to perform in any material respect any of its obligations required to be performed by it under the Merger Agreement, the Patriot REIT Ratification Agreement or the Stock Purchase Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Merger Agreement by Wyndham, or (B) Patriot Operating Company has failed to perform in any material respect any of its obligations required to be performed by it under the Merger Subscription Agreement or the Patriot Operating Company Ratification Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Merger Subscription Agreement by Wyndham; (ix) by Patriot REIT, if (A) Wyndham shall have failed to perform in any material respect any of its obligations required to be performed by it under the Merger Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Merger Agreement by Patriot REIT, or (B) if Wyndham has failed to perform in any material respect any of its obligations required to be performed by it under the Merger Subscription Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Merger Subscription Agreement by Patriot Operating Company; (x) by Wyndham, if the Patriot Average Closing Price is less than $20.87 (as adjusted pursuant to the Merger Agreement); (xi) by Wyndham, if (a) Wyndham has provided written notice to Patriot REIT of its desire to terminate the Merger Agreement upon the expiration of the Wyndham Notice Period and (b) Patriot REIT has not provided written notice to Wyndham prior to the expiration of the Patriot Notice Period to the effect that the Patriot REIT Board has, notwithstanding its earlier decision, determined not to proceed with an Additional Liberty Investment; or (xii) by Patriot REIT or Wyndham, if the Stock Purchase Agreement has been terminated pursuant to the terms thereof. See "The Merger Agreement--Termination."

 Termination Amount and Expenses

  In the event that Patriot REIT desires to terminate the Merger Agreement because Wyndham shall have (a) withdrawn, modified or amended in any respect adverse to Patriot REIT its approval or recommendation of the Merger Agreement or any of the transactions contemplated herein, (b) recommended any Acquisition Proposal from a person other than Patriot REIT, (c) publicly expressed no opinion and remained neutral toward any Acquisition Proposal, or (d) resolved to do any of the foregoing, or in the event that Wyndham desires to terminate the Merger Agreement because the Wyndham Board authorizes or desires, after making a determination in good faith, after receiving advice of legal counsel, that such action is necessary in order for the Wyndham Board to comply with the directors' fiduciary duties to stockholders under applicable law, to authorize Wyndham to execute a Superior Proposal Agreement providing for a Superior Proposal, Wyndham is required to pay to Patriot REIT $30,000,000 in cash.

  If the Merger Agreement is terminated due to failure to obtain Patriot REIT and Patriot Operating Company stockholder approval of any of the Proposals for which approval is required under the Merger Agreement, or because Wyndham has provided written notice to Patriot REIT of its desire to terminate the Merger Agreement upon the expiration of the Wyndham Notice Period and Patriot REIT has not provided written notice to Wyndham prior to the expiration of the Patriot Notice Period to the effect that the Patriot REIT Board has, notwithstanding its earlier decision, determined not to proceed with an Additional Liberty Investment, Patriot REIT shall reimburse Wyndham for its out-of-pocket costs and expenses incurred in connection with the Merger Agreement and the Related Transactions in an amount up to $7,000,000 in the aggregate. In addition, in the event that the Merger and the Related Transactions are not consummated and as a result the Omnibus Purchase and Sale Agreement is terminated under certain circumstances in which the Crow Family Entities waive the condition that the Merger shall have been consummated and Patriot REIT does not waive such condition, Patriot REIT also will be required to pay the Crow Family Entities $11,000,000. Conversely, if in that circumstance Patriot REIT waives such condition, but the Crow Family Entities do not, then the Crow Family Entities will be required to pay Patriot REIT $11,000,000.

  Except as described above or otherwise provided in the Merger Agreement, Patriot REIT and Wyndham have agreed that all costs and expenses incurred in connection with the Merger Agreement and the Related Transactions shall be paid by the party incurring such expenses, except that (i) the filing fee(s) in connection with the filing of the Registration Statement, (ii) the filing fee in connection with the listing of the Paired Shares on the NYSE, if any, (iii) the expenses incurred for printing and mailing the Registration Statement and the Joint Proxy Statement/Prospectus, and (iv) the filing fee in connection with the filing(s) under the HSR Act, shall be shared equally by Wyndham, on the one hand, and Patriot REIT, on the other hand. Patriot REIT and Wyndham have also agreed that all costs and expenses for professional services rendered pursuant to the transactions contemplated by the Merger Agreement including, but not limited to, investment banking and legal services, will be paid by the party incurring such services. See "The Merger Agreement--Termination."

  Acquisition Proposals

  In the Merger Agreement, Wyndham agreed to terminate any discussions or negotiations regarding any acquisition proposal by any third party, and, until the termination of the Merger Agreement, neither Wyndham nor any of its subsidiaries may take certain specified actions with respect to any Acquisition Proposal by a third party. However, Wyndham may furnish information to and participate in discussions or negotiations with a third party with respect to an unsolicited Acquisition Proposal if the Wyndham Board shall have determined, based on the advice of its outside legal counsel, that such action is necessary in order to comply with the directors' fiduciary duties to the stockholders of Wyndham under applicable law and the third party has executed a confidentiality and standstill agreement similar in scope to that executed by Old Patriot REIT.

  Wyndham may terminate the Merger Agreement in order to enter into a Superior Acquisition Proposal, and in that event and in certain other circumstances would be required to pay Patriot REIT a $30 million breakup fee as discussed above under "--Termination" and "--Termination Amount and Expenses." See "The Merger Agreement--Certain Covenants" and "--Termination."

COMPARISON OF STOCKHOLDER RIGHTS

 State Law and Organizational Documents

  The rights of the stockholders of Patriot REIT are presently governed by the DGCL, the Patriot REIT Charter and the Patriot REIT Bylaws, the rights of the stockholders of Patriot Operating Company are presently governed by the DGCL, the Patriot Operating Company Charter and the Patriot Operating Company Bylaws and the rights of the stockholders of Wyndham are presently governed by the DGCL, the Wyndham Charter and the Wyndham Bylaws. In connection with the Merger, upon stockholder approval of the Proposals, the Patriot REIT Charter and the Patriot Operating Company Charter (the "Patriot Charters") will be amended and restated and will become the Restated Charters of Patriot REIT and Wyndham International. In addition, in connection with the Merger, the Patriot REIT Bylaws and Patriot Operating Company Bylaws will be amended and restated to be made consistent with the Restated Charters and will become the Restated Bylaws of Patriot REIT and Wyndham International. At the Effective Time, stockholders of Wyndham will become stockholders of Patriot REIT and

Wyndham International, each a Delaware corporation, and their rights will be governed by the DGCL, the Restated Charters and the Restated Bylaws. In considering the recommendations of the Patriot REIT Board, the Patriot Operating Company Board and the Wyndham Board to approve the Proposals, stockholders of Patriot REIT, Patriot Operating Company and Wyndham should be aware that the rights of stockholders of Patriot REIT and Wyndham International under the Restated Charters and the Restated Bylaws will differ in certain respects from the existing rights of the Patriot REIT stockholders under the Patriot REIT Charter and the Patriot REIT Bylaws, the existing rights of the Patriot Operating Company stockholders under the Patriot Operating Company Charter and the Patriot Operating Company Bylaws, and the existing rights of the Wyndham stockholders under the Wyndham Charter and the Wyndham Bylaws. A summary of certain differences is set forth below. Stockholders of Patriot REIT, Patriot Operating Company and Wyndham should read carefully the Restated Charters, copies of which are attached to this Joint Proxy Statement/Prospectus as Annexes F and G, respectively.

  Certain differences between the rights of stockholders of Patriot REIT and Patriot Operating Company and the rights of stockholders of Patriot REIT and Wyndham International following the Merger include the following: (i) the Restated Charters will contain an ownership limit provision whereby no individual or entity, other than a Look-Through Entity, may own, or be deemed to own by virtue of certain attribution rules of the Code or be deemed to beneficially own pursuant to the applicable provisions of the Exchange Act, in excess of 8.0% (9.8% in the case of any person that is a Look-Through Entity) of the outstanding shares of any class or series of Equity Stock, as compared to the Patriot Charters, each of which provide for a 9.8% ownership limitation for all individuals or entities; (ii) unlike the Patriot Charters, the Restated Charters will contain provisions to effect certain terms of the Cooperation Agreement, including provisions relating to the issuance of paired and unpaired equity by Patriot REIT and Wyndham International; (iii) unlike the Patriot Charters, the Restated Charters will provide that the Restated Bylaws may be amended or repealed by the Board of Directors; and (iv) pursuant to the Amended Pairing Agreement, each of Patriot REIT and Wyndham International will be able to issue shares of capital stock of any class or series (other than Patriot REIT Common Stock and Wyndham International Common Stock), irrespective of whether such shares are convertible into Paired Shares, without making provision for the simultaneous issuance or transfer to the same person of the same number of shares of capital stock of the other company and for the pairing of such shares, as compared to the current provisions of the Pairing Agreement, which provide that until such time as the limitation on transfer provided for in the Pairing Agreement is terminated, no shares of Patriot REIT Common Stock or Patriot Operating Company Common Stock or shares of preferred stock that are convertible into Paired Shares are transferable on the books of such company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of that same class or series of Equity Stock of the other company, and that neither Patriot REIT nor Patriot Operating Company may issue shares of Patriot REIT Common Stock or Patriot Operating Company Common Stock or shares of preferred stock that are convertible into Paired Shares unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of Equity Stock of the other company and for the pairing of such shares. See "Comparison of Stockholders Rights."

  Certain differences between the rights of stockholders of Wyndham and the rights of stockholders of Patriot REIT and Wyndham International following the Merger include the following: (i) unlike the Wyndham Charter, which provides that a merger or consolidation involving Wyndham shall be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by each voting group that is entitled to vote on such transaction, the Restated Charters will not contain a general provision requiring a supermajority vote of stockholders to approve a merger, consolidation or sale of all or substantially all of the assets of the company; (ii) the Restated Charters each will provide that directors may be removed only for cause by the vote of holders of at least 75% of the outstanding shares of capital stock entitled to vote in the election of directors, whereas the Wyndham Charter provides that directors may be removed only for cause by the vote of holders of at least a majority of the outstanding shares of capital stock entitled to vote in the election of directors; (iii) unlike the Wyndham Charter, the Restated Charters will contain an ownership limit provision whereby no individual or entity, other than a

Look-Through Entity, may own, or be deemed to own by virtue of certain attribution rules of the Code or be deemed to beneficially own pursuant to the applicable provisions of the Exchange Act, in excess of 8.0% (9.8% in the case of any person that is a Look-Through Entity) of the outstanding shares of any class or series of Equity Stock; (iv) unlike the shares of capital stock of Wyndham, until such time as the limitation on transfer provided for in the Amended Pairing Agreement is terminated, no shares of Patriot REIT Common Stock or Wyndham International Common Stock will be transferable on the books of such company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of common stock of the other company, and neither Patriot REIT nor Wyndham International will be able to issue shares of Patriot REIT Common Stock or Wyndham International Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of common stock of the other company and for the pairing of such shares; (v) unlike the Wyndham Charter, which does not permit stockholders to act by written consent, the Restated Charters will include a provision requiring unanimous stockholder approval for actions to be taken by stockholder consent without a stockholders' meeting, and (vi) unlike the Wyndham Charter, the Restated Charters will contain provisions to effect certain terms of the Cooperation Agreement, including provisions relating to the issuance of paired and unpaired equity of Patriot REIT and Wyndham International. See "Comparison of Stockholders Rights."

  Certain existing provisions of the Patriot REIT Charter, the Patriot REIT Bylaws, the Patriot Operating Company Charter and the Patriot Operating Company Bylaws that will continue in the Restated Charters and the Restated Bylaws could have a potential anti-takeover effect on Patriot REIT and Wyndham International. The ownership limit provisions, the staggered board provision, the fact that directors are removable only for cause, the fact that stockholders may not call a special meeting of stockholders, the fact that stockholders may act without a meeting of stockholders only by unanimous written consent, the vote required for a business combination with a related person, the limitation of the power to fill board vacancies to the remaining directors, the vote required for the stockholders to amend the bylaws, and the presence of advance-notice bylaw provisions with respect to stockholder proposals and director nominations, could have the effect of making it more difficult for a third party to acquire control of Patriot REIT or Wyndham International, including certain acquisitions that stockholders may deem to be in their best interests. In addition, the current 9.8% ownership limit in the Patriot Charters will be decreased to 8.0% (except with respect to Look-Through Entities) in the Restated Charters, which could also have the effect of making the acquisition of control more difficult for a third party. See "Comparison of Stockholders Rights."

 Cooperation Agreement

  Although a paired share structure may result in stockholders of the paired companies realizing certain economic benefits not realizable by stockholders of companies not having a paired share structure, each paired company is a separate corporate entity with a separate Board of Directors and a different management team. Accordingly, the interests of the Board of Directors and management of the paired companies may conflict and such conflicts may possibly rise to disputes between the companies. Prior to the Cal Jockey Merger, Cal Jockey and Bay Meadows experienced certain disagreements and disputes, some of which resulted in litigation between the companies. Patriot REIT and Patriot Operating Company believe that these disagreements and disputes compromised the ability of Cal Jockey and Bay Meadows to operate the companies in a manner designed to maximize the potential economic benefits that could be realized for stockholders of the paired companies. Patriot REIT and Patriot Operating Company believe that to increase the likelihood that the stockholders of the two companies may fully realize the economic benefits of the paired share structure, it is in the best interests of the companies and their respective stockholders that the risk of potential conflicts between the two companies be minimized. Pursuant to the Merger Agreement, Patriot REIT and Patriot Operating Company have agreed to enter into the Cooperation Agreement no later than eleven business days prior to the Closing Date. The Cooperation Agreement provides that the Patriot Companies shall cooperate to the fullest extent possible in the conduct of their respective operations and take all necessary action to preserve the paired share structure and maximize the economic and tax advantages associated therewith. One of the primary objectives of the Cooperation Agreement is to set forth the understanding of the Patriot Companies that Patriot REIT shall have the sole right and power to authorize, effect and control issuances of paired equity (including securities convertible into paired equity) of the two companies. The Cooperation Agreement also will provide for a number of corporate governance mechanisms designed to accomplish this objective and the other objectives set forth therein. These mechanisms will include (i) the establishment of a Cooperation Committee that will normally consider and propose the agenda listing the matters to be considered at any joint meeting of the Boards of Directors, (ii) the establishment of corporate matters categories and procedures for the consideration and reconsideration of matters brought before the Boards of Directors of Patriot REIT and Patriot Operating Company, (iii) the establishment of a Hotel Acquisitions Committee that will analyze, evaluate and consider potential acquisitions by the Patriot Companies of hotel properties and related assets, (iv) provisions that will govern the sole authority of Patriot REIT to authorize, effect and control issuances of paired equity (including securities convertible into paired equity) of the two companies, and (v) the establishment of an Unpaired Equity Committee that will have the sole authority to authorize and approve issuances of unpaired equity by Patriot Operating Company. Following consummation of the Merger, Patriot REIT and Wyndham International will continue to have the rights and obligations of Patriot REIT and Patriot Operating Company, respectively, under the Cooperation Agreement. See "Description of Capital Stock--The Cooperation Agreement."

  Certain provisions of the Cooperation Agreement, including each of the corporate governance mechanisms described above, and the provisions contained in the Restated Charters effecting certain terms of the Cooperation Agreement, could have a potential anti-takeover effect on the Patriot Companies by making it more difficult for a third party to acquire control of the Patriot Companies, including certain acquisitions that stockholders may deem to be in their best interests. See "Comparison of Stockholders Rights."

INTERESTS OF CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS

  In considering the recommendation of the Wyndham Board to approve the Merger Proposal, Wyndham stockholders should be aware that certain Crow Family Members, Bedrock and certain members of Wyndham Senior Management have interests in, and will receive benefits as a consequence of, the Merger, the Related Transactions and the Crow Assets Acquisition that raise issues concerning certain potential conflicts of interest.

  In connection with the Merger, the Patriot REIT Partnership has entered into the Omnibus Purchase and Sale Agreement, as well as eleven individual purchase and sale agreements, with the Crow Family Entities providing for the Crow Assets Acquisition. The Crow Family Entities are owned by certain Crow Family Members, certain members of Wyndham Senior Management and certain other persons. The Patriot REIT Partnership has agreed to pay the Crow Family Entities an aggregate purchase price of approximately $331.7 million in cash, plus up to $14 million in additional cash consideration if two of the hotels meet certain cash flow targets. It is estimated that after payment of outstanding indebtedness and other transactional expenses, the Crow Family Entities will have available for distribution to their Crow Family Member and Wyndham Senior Management partners aggregate net proceeds from the closing of the Crow Assets Acquisition of approximately $67.7 million.

  In connection with the Merger, each of the owners of ISIS 2000 (the "ISIS Owners"), the entity that provides centralized reservation services and property management services to Wyndham brand hotels, granted options (collectively, the "ISIS Options") to the Patriot REIT Partnership to purchase their ownership interests in ISIS 2000. The ISIS Owners consist of certain Crow Family Members and certain members of Wyndham Senior Management. The exercise price of the ISIS Options is equal to an amount that would yield an internal rate of return equal to 12.5% on total capital contributions by the ISIS Owners as of the date of exercise.

  Patriot REIT has entered into employment agreements with each of Messrs. Carreker, Bentley and Koonce and Ms. Raymond to become effective upon consummation of the Merger. The employment agreements of

Messrs. Carreker, Bentley and Koonce will be assigned to Wyndham International following the Merger. Mr. Carreker's agreement provides for an initial term of five years, an additional two-year renewal term, and the agreements of Messrs. Bentley and Koonce and Ms. Raymond provide for an initial term of three years, with an additional two-year renewal term, subject to certain termination rights of the respective employees. Under the agreements, commencing January 1, 1998, Messrs. Carreker, Bentley and Koonce and Ms. Raymond generally will receive base annual salaries of $500,000, $250,000, $250,000, and $250,000, respectively, with the amounts of such base annual salaries to thereafter be set by the appropriate Board of Directors. Each such executive will also be eligible to receive cash incentive compensation in amounts determined by the appropriate compensation committee up to 100%, 80%, 80% and 80% of the annual base salary of the respective executive. Each executive also is entitled to receive certain other benefits, including payment by their respective employers of life insurance premiums, participation in employee benefit plans, and severance and change of control payments under certain circumstances. Pursuant to and subject to the terms of the employment agreements, Messrs. Carreker, Bentley and Koonce and Ms. Raymond have agreed not to compete with Patriot REIT or Wyndham International during the terms of their respective agreements and, in the case of Mr. Carreker, for three years thereafter, and, in the case of Messrs. Bentley and Koonce and Ms. Raymond, for a period of 18 months thereafter.

  Patriot REIT and Patriot Operating Company have agreed to enter into a registration rights agreement (the "Registration Rights Agreement"), which will become effective upon consummation of the Merger, with CF Securities, Bedrock (in which Messrs. Daniel Decker and Robert Whitman, each of whom is a director of Wyndham, have ownership interests), Messrs. Carreker, Bentley and Koonce and Ms. Raymond (collectively, the "Registration Rights Holders"). In connection with the Registration Statement relating to this Joint Proxy Statement/Prospectus, the Patriot Companies have registered for sale to the public the Paired Shares, including the Paired Shares that are issuable upon conversion of the shares of Series A Preferred Stock (collectively, "Registrable Securities"), to be issued to the Registration Rights Holders pursuant to the Stock Purchase Agreement and the Merger Agreement.

  As of November 3, 1997, Wyndham has granted to Wyndham Senior Management options to purchase an aggregate of 574,100 shares of Wyndham Common Stock, including 183,000, 80,000, 80,000, 80,000 and 37,500 options granted to Messrs.
Carreker, Bentley and Koonce and Ms. Raymond and Carla S. Moreland, respectively. None of such options was vested on such date. Pursuant to the Merger Agreement, all outstanding Wyndham options will be assumed by the Patriot Companies. The Assumed Options will not terminate in connection with the Merger and will continue to have, and be subject to, the same terms and conditions as set forth in the stock option plans and agreements (as in effect immediately prior to the Effective Time) pursuant to which the options were issued, provided, among other things, that (i) each option will fully vest and become immediately exercisable in accordance with its terms (except in the case of one option covering 14,577 shares of Wyndham Common Stock), (ii) each option will be exercisable for that number of whole Paired Shares equal to the product of the number of shares of Wyndham Common Stock covered by such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded to the nearest whole number of Paired Shares and (iii) the exercise price per Paired Share under such option will be equal to the exercise price per share of Wyndham Common Stock under the Existing Wyndham Option divided by the Exchange Ratio and rounded to the nearest cent. In the event that the members of Wyndham Senior Management exercise all of the options granted to them, then, based on the $31 1/2 closing price of a Paired Share on the NYSE on November 3, 1997, the aggregate value (net of the exercise price) for such options would be approximately $14,217,600, including $4,572,100, $2,021,800, $2,021,800, $2,021,800 and $943,100 for the options of Messrs. Carreker, Bentley and Koonce and Mses. Raymond and Moreland, respectively.

  The obligation of Patriot REIT to effect the Merger and the Related Transactions is conditioned upon, among other things, certain modifications to the management agreement for the Wyndham Anatole Hotel, which is owned by an entity (the "Anatole Partnership") in which certain Crow Family Members have ownership interests and is being leased and operated by a partnership owned by certain Crow Family Members (the "Anatole Operating

Partnership"). In order to obtain the required modifications, Wyndham has agreed to loan up to $10 million to the Anatole Operating Partnership to be used to renovate and expand an existing exhibit hall.

  As part of the Crow Assets Acquisition, the Patriot REIT Partnership will acquire ownership of the Wyndham Franklin Plaza Hotel, and the mortgage indebtedness secured by the hotel, which has a principal balance of approximately $47 million (the "Franklin Plaza Loan"), will be repaid and refinanced. The Franklin Plaza Loan is held by Connecticut General Life Insurance Company, an affiliate of CIGNA. Philip J. Ward, a director of Wyndham and a member of the Wyndham Special Committee, is the Senior Managing Director in charge of the Real Estate Investment Division of CIGNA Investments, Inc., which is also an affiliate of CIGNA and which provides investment advisory services to Connecticut General Life Insurance Company. Prior to becoming a Wyndham director in June 1996, Mr. Ward had decision-making authority with respect to the Franklin Plaza Loan. Upon joining the Wyndham Board, however, Mr. Ward formally delegated such authority to a subordinate and recused himself from all decisions with respect to the administration, repayment and/or refinancing of the Franklin Plaza Loan. In addition, Mr. Ward does not participate in any Wyndham Board decisions concerning the Wyndham Franklin Plaza Hotel. Mr. Ward has no direct or indirect financial interest in the Franklin Plaza Loan or its refinancing in connection with the Crow Assets Acquisition.

  Several members of the current Board of Directors of Wyndham, including members of the Wyndham Special Committee, will serve as members of the Boards of Directors of one or both of Patriot REIT and Wyndham International following the Merger and will receive compensation for their services in accordance with the policies of those companies. See "Management of Patriot REIT and Wyndham International."

  Philip J. Ward and James C. Leslie have received compensation for their services as members of the Wyndham Special Committee in accordance with the compensation arrangement approved by the Wyndham Board of Directors. See "The Merger and Subscription--Reasons for the Merger and the Related Transactions-- Recommendation of the Board of Directors of Wyndham" and "--Recommendation of the Wyndham Special Committee."

  The Merger Agreement provides that after the Merger, Patriot REIT (and prior to the Merger, Wyndham) will indemnify and hold harmless, to the full extent permitted by applicable law, any director or officer of Wyndham or any of its subsidiaries against claims, suits and proceedings pertaining to the fact that he is or was a director (or member of a committee of the Wyndham Board) or officer of Wyndham or any of its subsidiaries or pertaining to the Merger Agreement or any of the Related Transactions. Under the Merger Agreement, Patriot REIT has also agreed to provide the directors, officers, employees and agents of Wyndham with all rights to indemnification existing under certain indemnification agreements currently in effect between these individuals and Wyndham. Pursuant to the terms of the Merger Agreement, Patriot REIT has further agreed to provide the directors, officers, employees and agents of Wyndham and each of their respective subsidiaries with all rights to indemnification or exculpation existing under their respective charters and bylaws in effect as of the date of the Merger Agreement with respect to matters occurring at or prior to the Effective Time for a period of not less than six years after the Effective Time. Patriot REIT also will, subject to certain conditions, maintain in effect any current policies of the directors' and officers' liability insurance maintained by Wyndham for Wyndham's directors and officers for a period of six years from the Effective Time. See "The Merger and Subscription--Interests of Certain Officers, Directors and Stockholders of Wyndham."

  Wyndham is currently a party to a number of transactions in which certain Crow Family Members, Wyndham Senior Management and Bedrock have a direct or indirect interest. It is anticipated that similar transactional relationships will exist between Patriot REIT and Wyndham International and such persons and entities following the Merger, subject to the related party transactional policies of Patriot REIT and Wyndham International.

  In light of the foregoing potential conflicts of interest, the Wyndham Board appointed the Wyndham Special Committee. See "The Merger and Subscription-- Interests of Certain Officers, Directors and Stockholders of Wyndham" and "-- Background of the Merger."

                         SUMMARY FINANCIAL INFORMATION

                                OLD PATRIOT REIT
             (FORMERLY KNOWN AS PATRIOT AMERICAN HOSPITALITY, INC.)

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

  The following tables set forth historical financial information for Old Patriot REIT and the Lessees (which include CHC Lease Partners, NorthCoast Hotels, L.L.C. ("NorthCoast Lessee"), DTR North Canton, Inc. ("Doubletree Lessee"), Crow Hotel Lessee, Inc., Metro Hotel Leasing Corporation ("Metro Lease Partners"), Grand Heritage Leasing, L.L.C. and PAH RSI, L.L.C. ("PAH RSI Lessee"), and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Old Patriot REIT, CHC Lease Partners, NorthCoast Lessee and PAH RSI Lessee incorporated by reference into this Joint Proxy Statement/Prospectus. Unless otherwise indicated, all references to the number of shares and per share amounts have been restated to reflect the impact of the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger and the 1.927-for-1 stock split effected in the form of a stock dividend distributed in July 1997. In addition, all references to the number of shares and per share amounts related to periods prior to the 2-for-1 stock split on Old Patriot REIT's common stock effected in the form of a stock dividend distributed in March 1997 have been restated to reflect the impact of such stock split.

                                OLD PATRIOT REIT
             (FORMERLY KNOWN AS PATRIOT AMERICAN HOSPITALITY, INC.)

            SUMMARY CONDENSED CONSOLIDATED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                        PERIOD
                                    OCTOBER 2, 1995      YEAR-
                                     (INCEPTION OF       ENDED      SIX MONTHS
                                  OPERATIONS) THROUGH DECEMBER 31,     ENDED
                                   DECEMBER 31, 1995      1996     JUNE 30, 1997
                                  ------------------- ------------ -------------
                                                                    (UNAUDITED)
OPERATING DATA:
Participating lease revenue.....       $  10,582       $  75,893    $   71,986
Income before minority interests
 and extraordinary item.........           7,064          44,813        28,147
Income before extraordinary
 item...........................           6,096          37,991        23,166
Net income applicable to common
 shareholders...................       $   5,359       $  37,991    $   23,166
PER SHARE DATA(1):
Income before extraordinary
 item...........................       $    0.21       $    1.06    $     0.52
Extraordinary item, net of
 minority interests.............           (0.03)            --            --
                                       ---------       ---------    ----------
Net income per common share.....       $    0.18       $    1.06    $     0.52
                                       =========       =========    ==========
Dividends per common share(2)...       $    0.24       $  0.9825    $    0.585
                                       =========       =========    ==========
Weighted average number of
 common shares and common share
 equivalents outstanding........          29,350          35,938        44,783
                                       =========       =========    ==========
CASH FLOW DATA:
Cash provided by operating
 activities.....................       $   7,618       $  61,196    $   38,463
Cash used in investing
 activities.....................        (306,948)       (419,685)     (315,327)
Cash provided by financing
 activities.....................         304,099         360,324       279,235
                                     DECEMBER 31,     DECEMBER 31,   JUNE 30,
                                         1995             1996         1997
                                  ------------------- ------------ -------------
                                                                    (UNAUDITED)
BALANCE SHEET DATA:
Investment in hotel properties
 and land held for sale, at
 cost, net......................        $265,759        $641,825    $1,011,940
Total assets....................         324,224         760,931     1,177,401
Total debt......................           9,500         214,339       584,294
Minority interest in Patriot
 REIT Partnership...............          41,522          68,562       118,151
Minority interest in
 consolidated subsidiaries......             --           11,711        15,767
Shareholders' equity............         261,778         437,039       440,862
                                        PERIOD
                                    OCTOBER 2, 1995      YEAR-
                                     (INCEPTION OF       ENDED      SIX MONTHS
                                  OPERATIONS) THROUGH DECEMBER 31,     ENDED
                                   DECEMBER 31, 1995      1996     JUNE 30, 1997
                                  ------------------- ------------ -------------
                                                                    (UNAUDITED)
OTHER DATA:
Funds from operations(3)........       $   9,798       $  64,463       $47,432
Cash available for
 distribution(4)................           8,603          55,132        40,116
Weighted average number of
 common shares and OP Units
 outstanding(5).................          34,001          42,200        53,351

(Notes on page 37)

                                    LESSEES

                   SUMMARY COMBINED HISTORICAL FINANCIAL DATA
                                 (IN THOUSANDS)

                                       PERIOD
                                   OCTOBER 2, 1995
                                    (INCEPTION OF     YEAR ENDED   SIX MONTHS
                                 OPERATIONS) THROUGH DECEMBER 31,     ENDED
                                  DECEMBER 31, 1995      1996     JUNE 30, 1997
                                 ------------------- ------------ -------------
                                                                   (UNAUDITED)
FINANCIAL DATA:
Room revenue...................        $21,508         $155,856     $141,543
Food and beverage revenue......          8,649           56,833       56,740
Conference center revenue......            576            2,354        1,363
Club, club membership and spa
 revenue.......................            --               --        15,361
Shopping center revenue........            --               --           865
Telephone and other............          1,732           14,467       17,941
                                       -------         --------     --------
Total revenue..................         32,465          229,510      233,813
Hotel operating expenses.......         20,801          150,037      154,498
Participating Lease payments...         10,582           75,893       71,986
                                       -------         --------     --------
Income before Lessee expenses..          1,082            3,580        7,329
Lessee expenses(6).............            573            4,588        5,498
                                       -------         --------     --------
Net income (loss)..............        $   509         $ (1,008)    $  1,831
                                       =======         ========     ========

(Notes on following page)

NOTES TO OLD PATRIOT REIT AND LESSEES SUMMARY FINANCIAL INFORMATION

(1) On January 30, 1997, the Old Patriot REIT Board declared a 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to stockholders of record on March 7, 1997. On July 1, 1997, by operation of the Cal Jockey Merger, each issued and outstanding share of Old Patriot REIT Common Stock was converted into 0.51895 Paired Shares. In addition, on July 10, 1997, the respective Boards of Directors of Patriot REIT and Patriot Operating Company declared a 1.927-for-1 stock split on its shares of common stock effected in the form of a stock dividend distributed on July 25, 1997 to stockholders of record on July 15, 1997. All references herein to the number of shares, per share amounts, and market prices of Old Patriot REIT Common Stock and options to purchase Old Patriot REIT Common Stock have been restated to reflect the impact of the Cal Jockey Merger and the above-described stock splits, as applicable.

(2) Dividends paid for the six months ended June 30, 1997 include a special dividend of $0.06 per share paid by Old Patriot REIT on June 30, 1997. To maintain its qualification as a REIT prior to consummation of the Cal Jockey Merger, Old Patriot REIT was required to distribute to its stockholders any undistributed "real estate investment trust taxable income" of Old Patriot REIT for Old Patriot REIT's short taxable year ending with the consummation of the Cal Jockey Merger.

(3) In accordance with the resolution adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), funds from operations represents net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains or losses from debt restructuring or sales of property, plus depreciation of real property, and after adjustments for unconsolidated partnerships, joint ventures and corporations. Old Patriot REIT has also made certain adjustments to funds from operations for real estate related amortization expense. Funds from operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Funds from operations does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Under the Participating Leases, Old Patriot REIT is obligated to establish a reserve for capital improvements at its hotels (including the replacement or refurbishment of F, F & E) and to pay real estate and personal property taxes and casualty insurance. Management believes that funds from operations is helpful to investors as a measure of the performance of an equity REIT, because, along with cash flows from operating activities, investing activities and financing activities, it provides investors with an understanding of the ability of Old Patriot REIT to incur and service debt and make capital expenditures.

(4) Cash available for distribution represents funds from operations, as adjusted for certain non-cash items (e.g. non-real estate related depreciation and amortization), less reserves for capital expenditures.

(5) The number of OP Units used in the calculation is based on the equivalent number of shares of Old Patriot REIT Common Stock after giving effect to the change in the OP Unit conversion factor which coincides with the 2-for-1 stock split, the conversion of shares in the Cal Jockey Merger and the 1.927-for-1 stock split.

(6) Historical Lessee expenses represent management fees paid to the Operators and Lessee overhead expenses, net of dividend and interest income earned by the Lessees.

            CALIFORNIA JOCKEY CLUB AND BAY MEADOWS OPERATING COMPANY

                       SUMMARY HISTORICAL FINANCIAL DATA

  The following tables set forth historical financial information for Cal Jockey and Bay Meadows, which should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Cal Jockey and Bay Meadows incorporated by reference into this Joint Proxy Statement/Prospectus.

                           CALIFORNIA JOCKEY CLUB AND
                  BAY MEADOWS OPERATING COMPANY AND SUBSIDIARY

              SUMMARY COMBINED SELECTED HISTORICAL FINANCIAL DATA
             (IN THOUSANDS, EXCEPT PER SHARE DATA AND RACING DAYS)

                                YEARS ENDED DECEMBER 31,                 SIX MONTHS
                         ---------------------------------------------      ENDED
                          1992       1993       1994    1995    1996    JUNE 30, 1997
                         -------    -------    ------- ------- -------  -------------
                                                                         (UNAUDITED)
Number of live racing
 days...................     111        104        113     108     115          44
Operating Data:
 Revenues............... $48,985    $44,993    $51,575 $50,709 $53,932     $24,754
 Net income (loss)......   2,150(1)   1,153(1)   4,212   4,200    (761)       (120)
 Net income (loss) per
  share.................    0.19(1)    0.10(1)    0.38    0.38   (0.07)      (0.01)
 Cash dividends per
  share.................    0.31       0.16       0.31    0.34    0.21        0.19
 Weighted average number
  of common
  shares outstanding....  11,106     11,092     11,086  11,100  11,106      11,106
Balance Sheet Data:
 Total assets........... $33,999    $32,414    $36,786 $37,935 $27,676     $26,497
 Stockholders' equity...  22,554     21,981     22,718  23,107  21,465      18,056

(Note on page 40)

                             CALIFORNIA JOCKEY CLUB

                   SUMMARY SELECTED HISTORICAL FINANCIAL DATA
             (IN THOUSANDS, EXCEPT PER SHARE DATA AND RACING DAYS)

                                YEARS ENDED DECEMBER 31,                 SIX MONTHS
                         ---------------------------------------------      ENDED
                          1992       1993       1994    1995    1996    JUNE 30, 1997
                         -------    -------    ------- ------- -------  -------------
                                                                         (UNAUDITED)
Number of live racing
 days...................     111        104        113     108     115          44
Operating Data:
 Revenues............... $ 4,736    $ 3,984    $ 5,176 $ 5,241 $ 5,412     $ 3,732
 Net income (loss)......   2,854(1)     980(1)   3,620   3,723  (1,216)        597
 Net income (loss) per
  share.................    0.26(1)    0.09(1)    0.33    0.34   (0.11)       0.05
 Cash dividends per
  share.................    0.31       0.16       0.31    0.34    0.21        0.19
 Weighted average number
  of common
  shares outstanding....  11,125     11,096     11,086  11,100  11,106      11,106
Balance Sheet Data:
 Total assets........... $23,950    $21,914    $22,129 $22,147 $23,374     $21,959
 Stockholders' equity...  22,906     21,825     21,970  21,878  19,781      17,089

(Note on the following page)

                  BAY MEADOWS OPERATING COMPANY AND SUBSIDIARY

            SUMMARY CONSOLIDATED SELECTED HISTORICAL FINANCIAL DATA
             (IN THOUSANDS, EXCEPT PER SHARE DATA AND RACING DAYS)

                                YEARS ENDED DECEMBER 31,           SIX MONTHS
                         ----------------------------------------     ENDED
                          1992     1993    1994    1995    1996   JUNE 30, 1997
                         -------  ------- ------- ------- ------- -------------
                                                                   (UNAUDITED)
Number of live racing
 days...................     111      104     113     108     115         44
Operating Data:
 Revenues............... $48,537  $44,642 $51,187 $50,256 $53,472    $23,063
 Net income (loss)......    (692)     173     592     477     455       (717)
 Net income (loss) per
  share.................   (0.06)    0.02    0.05    0.04    0.04      (0.06)
 Cash dividends per
  share.................     --       --      --      --      --         --
 Weighted average number
  of common
  shares outstanding....  11,086   11,086  11,086  11,100  11,106     11,106
Balance Sheet Data:
 Total assets........... $11,263  $10,821 $16,648 $16,357 $ 6,634    $ 5,837
 Stockholders' equity
  (deficit).............     (17)     156     748   1,229   1,684        967

--------
(1) Includes a charge recorded as a result of a litigation settlement of $1,400 ($0.13 per share) in 1993 and $350 ($0.03 per share) in 1992.

                           WYNDHAM HOTEL CORPORATION

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

  The following tables set forth summary consolidated historical financial information for Wyndham, which should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Wyndham incorporated by reference into this Joint Proxy Statement/Prospectus.

                           WYNDHAM HOTEL CORPORATION

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   YEARS ENDED DECEMBER 31,              SIX MONTHS
                         ----------------------------------------------     ENDED
                           1992      1993      1994     1995     1996   JUNE 30, 1997
                         --------  --------  -------- -------- -------- -------------
                                                                         (UNAUDITED)
OPERATING DATA:
Total revenue........... $ 56,802  $ 61,277  $ 76,266 $ 87,890 $148,075   $106,341
Operating income........    8,419     7,094    12,337   14,625   26,003     18,441
Net income..............      163     1,654     6,265    7,949   23,966      6,826
Net income per share....      N/A       N/A       N/A      N/A $   1.20   $    .34
Weighted average number
 of common shares
 outstanding............      N/A       N/A       N/A      N/A   20,018     20,018
                                      AS OF DECEMBER 31,
                         ----------------------------------------------     AS OF
                           1992      1993      1994     1995     1996   JUNE 30, 1997
                         --------  --------  -------- -------- -------- -------------
                                                                         (UNAUDITED)
BALANCE SHEET DATA:
Total assets............ $108,647  $113,465  $113,276 $133,403 $242,962   $276,253
Total partners' capital
 and stockholders'
 equity (deficit).......   (7,303)   (1,488)    1,716   17,557   75,584     85,195

                   PATRIOT REIT AND PATRIOT OPERATING COMPANY

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following tables set forth pro forma financial information for Patriot REIT and Patriot Operating Company and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Old Patriot REIT, Cal Jockey and Bay Meadows incorporated by reference into this Joint Proxy Statement/Prospectus. This information should also be read in conjunction with, and is qualified in its entirety by, the pro forma financial statements and notes thereto located elsewhere in this Joint Proxy Statement/Prospectus. The pro forma operating information is presented as if the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other transactions (which include (i) the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber; (ii) the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to Patriot REIT; (iii) the sublease of the Racecourse land and related improvements from Patriot REIT to Patriot Operating Company; (iv) the leasing of certain land from Patriot REIT to Borders, Inc.; (v) the acquisition of 23 hotels by Patriot REIT (excluding the Park Shore Hotel); (vi) the funding of $103,000 in mortgage notes to affiliates of CHC Lease Partners; (vii) the replacement of the old line of credit facility with the Revolving Credit Facility and the Term Loan;
(viii) the acquisition of a participating note; (ix) consummation of the offering of 10,580,000 Paired Shares; (x) the lease of 59 hotel properties to Patriot Operating Company; and (xi) the acquisition of 24 hotels, the private placement of equity securities and the public offering of common stock, which were consummated by Old Patriot REIT during 1996) had occurred on January 1, 1996. The pro forma combined balance sheet data of Patriot REIT and Patriot Operating Company is presented as if the Cal Jockey Merger and certain other recent transactions, as described above, had occurred as of June 30, 1997. The pro forma financial statements which are adjusted to account for the Wyndham Transactions begin on page 207, and the pro forma financial statements which are adjusted to account for the WHG Merger begin on page 229.

                   PATRIOT REIT AND PATRIOT OPERATING COMPANY

                   SELECTED COMBINED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          PRO FORMA(1)
                                                  -----------------------------
                                                                    SIX MONTHS
                                                                       ENDED
                                                     YEAR ENDED      JUNE 30,
                                                  DECEMBER 31, 1996    1997
                                                  ----------------- -----------
                                                     (UNAUDITED)    (UNAUDITED)
OPERATING DATA:
 Total revenue..................................      $686,236      $  371,124
 Income before income tax provision and minority
  interests.....................................        41,439          36,433
 Net income applicable to common shareholders...      $ 32,504      $   29,806
PER SHARE DATA:
 Net income per common share....................      $   0.44      $     0.40
                                                      ========      ==========
 Weighted average number of common shares and
  common share equivalents outstanding..........        73,516          74,045
                                                      ========      ==========
                                                                     JUNE 30,
                                                                       1997
                                                                    -----------
                                                                    (UNAUDITED)
BALANCE SHEET DATA:
 Investment in hotel and resort properties and
  land held for sale, at cost, net..............                    $1,591,435
 Investment in racecourse facility and related
  improvements, net.............................                        21,565
 Total assets...................................                     2,012,425
 Total debt.....................................                       766,350
 Minority interest in the Patriot Partnerships..                       271,495
 Shareholders' equity...........................                       904,764

(Notes on page 45)

                                  PATRIOT REIT

                 SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         PRO FORMA(1)
                                                -------------------------------
                                                                   SIX MONTHS
                                                   YEAR ENDED         ENDED
                                                DECEMBER 31, 1996 JUNE 30, 1997
                                                ----------------- -------------
                                                   (UNAUDITED)     (UNAUDITED)
OPERATING DATA:
  Total revenue................................     $222,110        $122,956
  Income before minority interests.............       66,921          41,117
  Net income applicable to common
   shareholders................................     $ 54,479        $ 33,589
PER SHARE DATA:
  Net income per common share..................     $   0.74        $   0.45
                                                    ========        ========
  Weighted average number of common shares and
   common share equivalents outstanding........       73,516          74,045
                                                    ========        ========

                           PATRIOT OPERATING COMPANY

                 SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         PRO FORMA(1)
                                                -------------------------------
                                                                   SIX MONTHS
                                                   YEAR ENDED         ENDED
                                                DECEMBER 31, 1996 JUNE 30, 1997
                                                ----------------- -------------
                                                   (UNAUDITED)     (UNAUDITED)
OPERATING DATA:
  Total revenue................................     $647,772        $349,462
  Loss before income tax provision and minority
   interests...................................      (25,652)         (4,769)
  Net income (loss) applicable to common
   shareholders................................     $(21,975)       $ (3,783)
PER SHARE DATA:
  Net income (loss) per common share...........     $  (0.30)       $  (0.05)
                                                    ========        ========
  Weighted average number of common shares and
   common share equivalents outstanding........       73,516          74,045
                                                    ========        ========

(Notes on page 45)

                                COMBINED LESSEES

                   SUMMARY COMBINED PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)

  The following table sets forth combined pro forma operating information for the Combined Lessees (which includes all of the Lessees except CHC Lease Partners, PAH RSI Lessee and Grand Heritage Leasing, L.L.C.) and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Old Patriot REIT and NorthCoast Lessee incorporated by reference into this Joint Proxy Statement/Prospectus. This information should also be read in conjunction with the pro forma financial statements and notes thereto of the Combined Lessees located elsewhere in this Joint Proxy Statement/Prospectus. The pro forma operating information is presented as if the 18 hotels that Patriot REIT leases to the Lessees pursuant to Participating Leases (excluding the Park Shore Hotel) had been leased as of January 1, 1996. The pro forma financial data assumes the 25 hotels formerly leased to CHC Lease Partners are leased to Patriot Operating Company, the eight hotels formerly leased to PAH RSI Lessee are leased to Patriot Operating Company and the three hotel leases held by Grand Heritage Leasing, L.L.C. were acquired by Patriot Operating Company.

                                                          PRO FORMA(2)
                                                 -------------------------------
                                                                    SIX MONTHS
                                                    YEAR ENDED         ENDED
                                                 DECEMBER 31, 1996 JUNE 30, 1997
                                                 ----------------- -------------
                                                    (UNAUDITED)     (UNAUDITED)
FINANCIAL DATA:
  Room revenue..................................      $88,410         $46,264
  Food and beverage.............................       36,878          19,146
  Telephone and other hotel revenue.............        7,837           3,919
                                                      -------         -------
  Total revenue.................................      133,125          69,329
  Hotel operating expenses......................       90,929          45,863
  Participating Lease payments(3)...............       41,749          21,654
                                                      -------         -------
  Income before Lessee expenses.................          447           1,812
  Lessee expenses(4)............................        3,914           1,353
                                                      -------         -------
  Net income (loss).............................      $(3,467)        $   459
                                                      =======         =======

(Notes on following page)

NOTES TO PATRIOT REIT, PATRIOT OPERATING COMPANY AND COMBINED LESSEES SUMMARY FINANCIAL INFORMATION (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

(1) The pro forma information does not purport to represent what Patriot REIT's and Patriot Operating Company's combined financial position or Patriot REIT's, Patriot Operating Company's or the Lessees' results of operations actually would have been if the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other transactions (including (i) the lease of 59 hotel properties to Patriot Operating Company, (ii) the sale of substantially all of the Cal Jockey land to the PaineWebber affiliate,
    (iii) the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to Patriot REIT, (iv) the sublease of the Racecourse land and related improvements from Patriot REIT to Patriot Operating Company, (v) the leasing of certain land from Patriot REIT to Borders, Inc., (vi) the acquisition of 23 hotels by Patriot REIT (excluding the Park Shore Hotel), (vii) the funding of $103,000 in mortgage notes to affiliates of CHC Lease Partners, (viii) the replacement of the old line of credit facility with the Revolving Credit Facility and the Term Loan, (ix) the acquisition of a participating note and (x) the consummation of the offering of 10,580,000 Paired Shares) had in fact occurred on such date or at the beginning of the period presented, or to project the results of operations of Patriot REIT or Patriot Operating Company for any future periods.

    Additionally, if the interest rate increases by 0.25%, the resulting pro forma net income would be $31,186 and $29,145, or $0.42 and $0.39 per common paired share for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

(2) The pro forma information does not purport to represent what the Lessees' combined results of operations actually would have been if the Cal Jockey Merger and certain other transactions had in fact occurred at the beginning of the period indicated, or to project the results of operations of the Lessees for any future periods. The Lessees' pro forma financial data presented does not include the operations of CHC Lease Partners, which leased 25 hotels, PAH RSI Lessee, which leased eight hotels, and Grand Heritage Leasing, L.L.C. which leased three hotels. The pro forma financial data assumes these hotels are leased to Patriot Operating Company.

(3) Participating lease payments from the Lessees to Patriot REIT have been calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels as if January 1, 1996 were the beginning of the lease year.

(4) Lessee expenses include management fees paid to the Operators and Lessee overhead expenses, net of historical dividend and interest income earned by the Lessees. Pro forma Lessee net income excludes dividends on approximately 100,000 OP Units of the Patriot Partnerships, which form a portion of the required capitalization for certain of the Lessees and pro forma interest income associated with the Lessees' working capital balances.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL
                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following tables set forth pro forma financial information for Patriot REIT and Wyndham International and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Old Patriot REIT, Cal Jockey, Bay Meadows and Wyndham incorporated by reference into this Joint Proxy Statement/Prospectus and by the combined historical financial statements of the Crow Family Hotel Partnerships included elsewhere in this Joint Proxy Statement/Prospectus. This information should also be read in conjunction with the pro forma financial statements and notes thereto located elsewhere in this Joint Proxy Statement/Prospectus. The pro forma operating information is presented as if the Merger and the Related Transactions and the Crow Assets Acquisition (collectively, the "Wyndham Transactions"), the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other transactions (which include (i) the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber; (ii) the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to Patriot REIT; (iii) the sublease of the Racecourse land and related improvements from Patriot REIT to Patriot Operating Company; (iv) the leasing of certain land from Patriot REIT to Borders, Inc.; (v) the acquisition of 23 hotels by Patriot REIT (excluding the Park Shore Hotel); (vi) the funding of $103,000 in mortgage notes to affiliates of CHC Lease Partners; (vii) the replacement of the old line of credit facility with the Revolving Credit Facility and the Term Loan; (viii) the acquisition of a participating note;
(ix) consummation of the offering of 10,580,000 Paired Shares; (x) the lease of 61 hotel properties to Wyndham International; and (xi) the acquisition of 24 hotels, the private placement of equity securities and the public offering of common stock, which were consummated by Old Patriot REIT during 1996) had occurred on January 1, 1996. The pro forma combined balance sheet data of Patriot REIT and Wyndham International is presented as if the Wyndham Transactions and the Cal Jockey Merger and certain other transactions, as described above, had occurred as of June 30, 1997.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL
                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                   SELECTED COMBINED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        PRO FORMA(1)
                                             ----------------------------------
                                                YEAR ENDED     SIX MONTHS ENDED
                                             DECEMBER 31, 1996  JUNE 30, 1997
                                             ----------------- ----------------
                                                (UNAUDITED)      (UNAUDITED)
OPERATING DATA:
  Total revenue.............................    $1,020,041         $563,292
  Income before income tax provision and
   minority interests.......................        16,069           25,702
  Net income applicable to common
   shareholders.............................    $   18,851         $ 25,839
PER SHARE DATA:
  Net income per common paired share........    $     0.19         $   0.26
                                                ==========         ========
  Weighted average number of common shares
   and common share equivalents
   outstanding..............................        99,579          100,108
                                                ==========         ========

                                                                  PRO FORMA(1)
                                                                  -------------
                                                                  JUNE 30, 1997
                                                                  -------------
                                                                   (UNAUDITED)
BALANCE SHEET DATA:
  Investment in hotel and resort properties and land held for sale..........................................................  $2,367,677
  Investment in Racecourse facility and related improvements.....      21,565
  Total assets...................................................   3,374,180
  Total debt.....................................................   1,451,830
  Minority interests in the Patriot Partnerships.................     271,495
  Shareholders' equity...........................................   1,470,585

(Notes on page 49)

                                  PATRIOT REIT
                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                 SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         PRO FORMA(1)
                                                -------------------------------
                                                                   SIX MONTHS
                                                   YEAR ENDED         ENDED
                                                DECEMBER 31, 1996 JUNE 30, 1997
                                                ----------------- -------------
                                                   (UNAUDITED)     (UNAUDITED)
OPERATING DATA:
  Total revenue................................     $300,459        $174,550
  Income before income tax provision and
   minority interests..........................       33,785          34,871
  Net income applicable to common
   shareholders................................     $ 27,721        $ 29,565
PER SHARE DATA:
  Net income per common share..................     $   0.28        $   0.30
                                                    ========        ========
  Weighted average number of common shares and
   common share equivalents outstanding........       99,579         100,108
                                                    ========        ========

                             WYNDHAM INTERNATIONAL
                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                 SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         PRO FORMA(1)
                                                -------------------------------
                                                                   SIX MONTHS
                                                   YEAR ENDED         ENDED
                                                DECEMBER 31, 1996 JUNE 30, 1997
                                                ----------------- -------------
                                                   (UNAUDITED)     (UNAUDITED)
OPERATING DATA:
  Total revenue................................     $990,096        $546,620
  Income (loss) before income tax provision and
   minority interest...........................      (22,395)         (8,935)
  Net income (loss) applicable to common
   shareholders................................     $ (8,870)       $ (3,726)
PER SHARE DATA:
  Net income (loss) per common share...........     $  (0.09)       $  (0.04)
                                                    ========        ========
  Weighted average number of common shares and
   common share equivalents outstanding........       99,579         100,108
                                                    ========        ========

(Notes on page 49)

                                COMBINED LESSEES
                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                   SUMMARY COMBINED PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)

  The following table sets forth combined pro forma operating information for the Combined Lessees (which includes all of the Lessees except CHC Lease Partners, PAH RSI Lessee, Crow Hotel Lessee, Inc. and Grand Heritage Leasing, L.L.C.) and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Old Patriot REIT and NorthCoast Lessee incorporated by reference into this Joint Proxy Statement/Prospectus. This information should also be read in conjunction with the pro forma financial statement and notes thereto of the Combined Lessees located elsewhere in this Joint Proxy Statement/Prospectus. The pro forma operating information is presented as if the 16 Patriot REIT hotels leased to the Lessees (excluding the Park Shore Hotel, and the hotels leased to CHC Lease Partners, PAH RSI Lessee, Crow Hotel Lessee, Inc., and Grand Heritage Leasing, L.L.C.) pursuant to Participating Leases had been leased as of January 1, 1996.

                                                           PRO FORMA(2)
                                                   -----------------------------
                                                                     SIX MONTHS
                                                                        ENDED
                                                      YEAR ENDED      JUNE 30,
                                                   DECEMBER 31, 1996    1997
                                                   ----------------- -----------
                                                      (UNAUDITED)    (UNAUDITED)
FINANCIAL DATA:
  Room revenue....................................      $72,182        $37,341
  Food and beverage...............................       28,499         14,702
  Telephone and other hotel revenue...............        5,906          2,972
                                                        -------        -------
  Total revenue...................................      106,587         55,015
  Hotel operating expenses........................       73,837         37,069
  Participating Lease payments(3).................       32,730         16,664
                                                        -------        -------
  Income before Lessee expenses...................           20          1,282
  Lessee expenses(4)..............................        2,889            817
                                                        -------        -------
  Net income (loss)...............................      $(2,869)       $   465
                                                        =======        =======

(Notes on following page)

NOTES TO PATRIOT REIT, WYNDHAM INTERNATIONAL AND COMBINED LESSEES SUMMARY FINANCIAL INFORMATION AS ADJUSTED FOR THE WYNDHAM TRANSACTIONS (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

(1) The pro forma information does not purport to represent what Patriot REIT's and Wyndham International's combined financial position or Patriot REIT's, Wyndham International's or the Combined Lessees' results of operations actually would have been if the Wyndham Transactions (and the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other recent transactions) had in fact occurred on such date or at the beginning of the period presented, or to project the results of operations of Patriot REIT, Wyndham International or the Combined Lessees for any future periods.

    The pro forma combined financial data assumes stockholders holding shares of Wyndham Common Stock with an aggregate value of $100,000 elect to receive cash, and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. If no stockholders holding shares of Wyndham Common Stock elect to receive cash and all outstanding Wyndham Common Stock is exchanged for Paired Shares, the resulting combined pro forma net income of Patriot REIT and Wyndham International would be $25,235 and $29,124 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively. The resulting pro forma net income per paired share would be $0.25 and $0.28 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

    Additionally, if the interest rate increases by 0.25%, the resulting combined pro forma net income of Patriot REIT and Wyndham International, assuming stockholders holding shares of Wyndham Common Stock with an aggregate value of $100,000 elect to receive cash, would be $15,968 and $24,397, or $0.16 and $0.24 per common Paired Share for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively. If all outstanding Wyndham Common Stock is exchanged for Paired Shares, the resulting pro forma net income would be $22,563 and $27,571, or $0.22 and $0.27 per common Paired Share for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

(2) The pro forma information does not purport to represent what the Lessees' combined results of operations actually would have been if the Wyndham Transactions (and the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other recent transactions) had in fact occurred at the beginning of the period indicated, or to project the results of operations of the Lessees for any future periods. The Lessees' pro forma financial data presented does not include the operations of CHC Lease Partners, which leased 25 hotels, PAH RSI Lessee, which leased eight hotels, Crow Hotel Lessee, Inc., which leased the Wyndham Garden Hotel--Midtown and the Wyndham Greenspoint Hotel; and Grand Heritage Leasing, L.L.C., which leased three hotels. The pro forma financial data assumes that the leases with Crow Hotel Lessee, Inc. related to the Wyndham Garden Hotel--Midtown and the Wyndham Greenspoint Hotel will be terminated in connection with the Merger, and Patriot REIT will lease these hotel properties to Wyndham International.

(3) Participating lease payments from the Lessees to Patriot REIT have been calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels as if January 1, 1996 were the beginning of the lease years.

(4) Lessee expenses include management fees paid to the Operators and Lessee overhead expenses, net of historical dividend and interest income earned by the Lessees. Pro forma Lessee net income excludes dividends on approximately 100,000 OP Units of the Patriot Partnerships, which form a portion of the required capitalization for certain of the Lessees and pro forma interest income associated with the Lessees' working capital balances.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL
                          ADJUSTED FOR THE WHG MERGER

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following tables set forth pro forma financial information for Patriot REIT and Wyndham International and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Old Patriot REIT, Cal Jockey, Bay Meadows and Wyndham incorporated by reference into this Joint Proxy Statement/Prospectus and by the combined historical financial statements of the Crow Family Hotel Partnerships and the historical financial statements of WHG included elsewhere in this Joint Proxy Statement/Prospectus. This information should also be read in conjunction with the pro forma financial statements and notes thereto located elsewhere in this Joint Proxy Statement/Prospectus. The pro forma operating information is presented as if the WHG Merger and the Merger and the Related Transactions and the Crow Assets Acquisition (collectively, the "Wyndham Transactions"), the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other recent transactions (which include (i) the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber; (ii) the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to Patriot REIT;
(iii) the sublease of the Racecourse land and related improvements from Patriot REIT to Patriot Operating Company; (iv) the leasing of certain land from Patriot REIT to Borders, Inc.; (v) the acquisition of 23 hotels by Patriot REIT (excluding the Park Shore Hotel); (vi) the funding of $103,000 in mortgage notes to affiliates of CHC Lease Partners; (vii) the replacement of the old line of credit facility with the Revolving Credit Facility and the Term Loan;
(viii) the acquisition of a participating note; (ix) consummation of the offering of 10,580,000 Paired Shares; (x) the leasing of 61 hotels to Wyndham International and (xi) the acquisition of 24 hotels, the private placement of equity securities and the public offering of common stock, which were consummated by Old Patriot REIT during 1996) had occurred on January 1, 1996. The pro forma combined balance sheet data of Patriot REIT and Wyndham International is presented as if the WHG Merger, the Wyndham Transactions, the Cal Jockey Merger and certain other transactions, as described above, had occurred as of June 30, 1997.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL
                          ADJUSTED FOR THE WHG MERGER

                   SELECTED COMBINED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        PRO FORMA(1)
                                             ----------------------------------
                                                YEAR ENDED     SIX MONTHS ENDED
                                             DECEMBER 31, 1996  JUNE 30, 1997
                                             ----------------- ----------------
                                                (UNAUDITED)      (UNAUDITED)
OPERATING DATA:
  Total revenue.............................    $1,090,017         $604,115
  Income before income tax provision and
   minority interests.......................        20,149           35,930
  Net income applicable to common
   shareholders.............................    $   16,760         $ 30,644
PER SHARE DATA:
  Net income per common paired share........    $     0.16         $   0.29
                                                ==========         ========
  Weighted average number of common shares
   and common share equivalents
   outstanding..............................       104,583          105,169
                                                ==========         ========

                                                                  PRO FORMA(1)
                                                                  -------------
                                                                  JUNE 30, 1997
                                                                  -------------
                                                                   (UNAUDITED)
BALANCE SHEET DATA:
  Investment in hotel and resort properties and land held for sale..........................................................  $2,448,368
  Investment in Racecourse facility and related improvements.....      21,565
  Total assets...................................................   3,595,228
  Total debt.....................................................   1,475,379
  Minority interests in the Patriot Partnerships.................     271,495
  Shareholders' equity...........................................   1,629,484

(Note on page 52)

                                  PATRIOT REIT
                          ADJUSTED FOR THE WHG MERGER

                 SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         PRO FORMA(1)
                                                -------------------------------
                                                                   SIX MONTHS
                                                   YEAR ENDED         ENDED
                                                DECEMBER 31, 1996 JUNE 30, 1997
                                                ----------------- -------------
                                                   (UNAUDITED)     (UNAUDITED)
OPERATING DATA:
  Total revenue................................     $300,459        $174,550
  Income before income tax provision and
   minority interests..........................       33,785          34,871
  Net income applicable to common
   shareholders................................     $ 27,879        $ 29,734
PER SHARE DATA:
  Net income per common share..................     $   0.27        $   0.28
                                                    ========        ========
  Weighted average number of common shares and
   common share equivalents outstanding........      104,583         105,169
                                                    ========        ========

                             WYNDHAM INTERNATIONAL
                          ADJUSTED FOR THE WHG MERGER

                 SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         PRO FORMA(1)
                                                -------------------------------
                                                                   SIX MONTHS
                                                   YEAR ENDED         ENDED
                                                DECEMBER 31, 1996 JUNE 30, 1997
                                                ----------------- -------------
                                                   (UNAUDITED)     (UNAUDITED)
OPERATING DATA:
  Total revenue................................    $1,060,072       $587,443
  Income (loss) before income tax provision and
   minority interest...........................       (18,315)         1,293
  Net income (loss) applicable to common
   shareholders................................    $  (11,119)      $    910
PER SHARE DATA:
  Net income (loss) per common share...........    $    (0.11)      $   0.01
                                                   ==========       ========
  Weighted average number of common shares and
   common share equivalents outstanding........       104,583        105,169
                                                   ==========       ========

(Note on following page)

NOTE TO PATRIOT REIT AND WYNDHAM INTERNATIONAL SUMMARY FINANCIAL INFORMATION AS ADJUSTED FOR THE WHG MERGER (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

(1) The pro forma information does not purport to represent what Patriot REIT's and Wyndham International's combined financial position or Patriot REIT's, Wyndham International's or the Combined Lessees' results of operations actually would have been if the WHG Merger (and the Wyndham Transactions, the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other recent transactions) had in fact occurred on such date or at the beginning of the period presented, or to project the results of operations of Patriot REIT, Wyndham International or the Combined Lessees for any future periods.

    If the interest rate increases by 0.25%, the resulting combined pro forma net income of Patriot REIT and Wyndham International would be $13,860 and $29,193, or $0.13 and $0.28 per common Paired Share for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

                           COMPARATIVE PER SHARE DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth the combined historical per share data, unaudited pro forma per share data giving effect to the Merger and the Related Transactions using the purchase method of accounting and the equivalent unaudited pro forma combined per share amounts for each of Old Patriot REIT, Cal Jockey and Bay Meadows, Patriot REIT and Patriot Operating Company, and Wyndham. The pro forma combined data are not necessarily indicative of actual financial position or future operating results or that which would have occurred or will occur upon consummation of the Merger and the Related Transactions.

  The information shown below should be read in conjunction with (i) the consolidated financial statements and notes thereto of Old Patriot REIT, Cal Jockey and Bay Meadows, and Patriot REIT and Patriot Operating Company incorporated herein by reference, (ii) the consolidated financial statements and notes thereto of Wyndham incorporated herein by reference and (iii) the pro forma condensed combined financial statements, including the notes thereto, which are contained in this Joint Proxy Statement/Prospectus.

  Unless otherwise indicated, all references to the number of shares and per share amounts related to Old Patriot REIT, Cal Jockey and Bay Meadows, and Patriot REIT and Patriot Operating Company have been restated to reflect the impact of (i) the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, (ii) the 1.927-for-1 stock split on the Paired Shares effected in the form of a stock dividend distributed on July 25, 1997 to shareholders of record on July 15, 1997, and
(iii) the 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997, as applicable.

                                        YEAR ENDED                          SIX MONTHS ENDED
                                     DECEMBER 31, 1996                       JUNE 30, 1997
                           ------------------------------------- --------------------------------------
                                          PRO        WYNDHAM                     PRO        WYNDHAM
                           HISTORICAL  FORMA (1)  EQUIVALENT (3) HISTORICAL   FORMA (2)  EQUIVALENT (3)
                           ---------- ----------- -------------- ----------- ----------- --------------
                                      (UNAUDITED)  (UNAUDITED)   (UNAUDITED) (UNAUDITED)  (UNAUDITED)
Net Income/(Loss):
 Old Patriot REIT........   $  1.06                                $ 0.52
 Cal Jockey/Bay Meadows..     (0.07)                                (0.01)
 Patriot REIT/Patriot
  Operating Company(4)...                 0.44                                   0.40
 Wyndham.................      1.20                    0.26          0.34                     0.36
 Patriot REIT/Wyndham
  International(4).......                 0.19                                   0.26
Cash
 Distributions/Dividends:
 Old Patriot REIT........   $0.9825                                $0.585
 Cal Jockey/Bay Meadows..      0.21                                  0.19
 Patriot REIT/Patriot
  Operating Company......                  N/A                                    N/A
 Wyndham.................       --                      N/A           --                       N/A
 Patriot REIT/Wyndham
  International..........                  N/A                                    N/A
Book Value per Common
 Share(5):
 Old Patriot REIT........   $ 10.02                                $ 9.95
 Cal Jockey/Bay Meadows..      1.93                                  1.63
 Patriot REIT/Patriot
  Operating Company......                12.33                                  12.35
 Wyndham.................      3.50                   20.28          3.94                    20.25
 Patriot REIT/Wyndham
  International..........                14.78                                  14.76

(Notes on following page)

NOTES TO COMPARATIVE PER SHARE DATA (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

(1) The pro forma combined per share data for Patriot REIT and Patriot Operating Company for the year ended December 31, 1996 is presented as if the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other recent transactions (which include (i) the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber; (ii) the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to Patriot REIT; (iii) the sublease of the Racecourse land and related improvements from Patriot REIT to Patriot Operating Company; (iv) the leasing of certain land from Patriot REIT to Borders, Inc.; (v) the acquisition of 23 hotels by Patriot REIT (excluding the Park Shore Hotel);
    (vi) the funding of $103,000 in mortgage notes to affiliates of CHC Lease Partners; (vii) the replacement of the old line of credit facility with the Revolving Credit Facility and the Term Loan; (viii) the acquisition of a participating note; (ix) consummation of the Offering of 10,580,000 Paired Shares; (x) the acquisition of 24 hotels, the private placement of equity securities and the public offering of common stock, which were consummated by Old Patriot REIT during 1996) had occurred as of January 1, 1996; and
    (xi) the leasing of 61 hotels to Wyndham International.

    The pro forma combined per share data for Patriot REIT and Wyndham International for the year ended December 31, 1996 is presented as if the Merger and the Related Transactions and the Crow Assets Acquisition, the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other recent transactions described above had occurred as of January 1, 1996.

(2) The pro forma combined per share data for Patriot REIT and Patriot Operating Company for the six months ended June 30, 1997 is presented as if the Cal Jockey Merger and certain other recent transactions (described in Note 1) had occurred as of January 1, 1997.

    The pro forma combined per share data for Patriot REIT and Wyndham International for the six months ended June 30, 1997 is presented as if the Merger and the Related Transactions and the Crow Assets Acquisition, the Cal Jockey Merger and certain other recent transactions (described in Note 1) had occurred as of January 1, 1997.

(3) The equivalent pro forma combined share amounts of Wyndham are calculated by multiplying pro forma net income per Paired Share, pro forma cash distributions/dividends per Paired Share and pro forma book value per Paired Share by a relative value ratio of existing Paired Shares to Wyndham shares of 0.7289 to 1 (based on the Exchange Ratio of Wyndham Common Stock to Paired Shares of 1.372 to 1).

(4) The pro forma combined net income per share for Patriot REIT and Patriot Operating Company for the year ended December 31, 1996 and the six months ended June 30, 1997 is based on weighted average Paired Shares and Paired Share equivalents outstanding of 73,516,334 and 74,045,218, respectively.

    The pro forma combined net income per share for Patriot REIT and Wyndham International for the year ended December 31, 1996 and the six months ended June 30, 1997 is based on weighted average Paired Shares and Paired Share equivalents outstanding of 99,579,148 and 100,108,032, respectively.

(5) Book value per common share was calculated using stockholders' equity as reflected in the historical and pro forma financial statements divided by the number of shares of common stock outstanding. The pro forma book value per common share of Patriot REIT and Patriot Operating Company is based on total outstanding Paired Shares (including convertible preferred securities) of 73,232,117 at December 31, 1996 and June 30, 1997. The pro forma book value per common share of Patriot REIT and Wyndham International is based on total outstanding Paired Shares (including convertible preferred securities) of 99,659,556 at December 31, 1996 and June 30, 1997.

                            COMPARATIVE MARKET DATA

  On July 1, 1997, Old Patriot REIT merged with and into Cal Jockey and Cal Jockey changed its name to Patriot REIT. The Cal Jockey Merger was accounted for as a reverse acquisition and, consequently, the historical financial information of Old Patriot REIT became the historical financial information of Patriot REIT. The following table sets forth (i) the quarterly high and low closing sale prices per share as reported on the NYSE of Old Patriot REIT Common Stock (symbol "PAH") from September 27, 1995 (the date Old Patriot REIT's shares began trading on the NYSE) through July 1, 1997, and the distributions paid by Old Patriot REIT with respect to each such period, and
(ii) the quarterly high and low closing sale prices per share of the Paired Shares as reported on the NYSE (symbol "PAH") from and after July 2, 1997. The sales prices and distributions in the table through July 1, 1997 have been adjusted to reflect Old Patriot REIT's 2-for-1 stock split in March 1997 and the sales prices from and after July 1, 1997 have been adjusted to reflect the Patriot Companies' July 1997 92.7% stock dividend. The Wyndham Common Stock has traded on the NYSE (symbol "WYN") since May 20, 1996. Historically, no dividends have been paid on shares of Wyndham Common Stock.

                                       PAIRED SHARES OF
                                      PATRIOT REIT COMMON
                                  STOCK AND PATRIOT OPERATING        WYNDHAM
                                    COMPANY COMMON STOCK(1)       COMMON STOCK
                                 ------------------------------   -------------
                                                    PER SHARE
                                   HIGH     LOW     DIVIDENDS      HIGH   LOW
                                 -------- -------- ------------   ------ ------
1995:
  First Quarter.................      N/A      N/A        N/A        N/A    N/A
  Second Quarter................      N/A      N/A        N/A        N/A    N/A
  Third Quarter.................   $12.81   $12.38        N/A        N/A    N/A
  Fourth Quarter................    12.88    11.75    $0.2400        N/A    N/A
1996:
  First Quarter.................    14.38    12.94     0.2400        N/A    N/A
  Second Quarter................    14.81    13.38     0.2400     $24.00 $19.00
  Third Quarter.................    16.81    14.06     0.2400      22.13  16.75
  Fourth Quarter................    21.75    16.31     0.2625      24.13  18.00
1997:
  First Quarter.................    26.38    20.75     0.2625      31.25  23.13
  Second Quarter................    25.50    20.25     0.3225 (2)  32.88  26.00
  Third Quarter ................    32.00    23.36     0.2625      44.25  30.63
  Fourth Quarter (through
   November 3, 1997)............    33.38    29.56        N/A      44.94  40.00

--------
(1) Represents shares of Old Patriot REIT Common Stock for periods through July 1, 1997, and Paired Shares for periods after July 1, 1997, except that dividends have been paid only on shares of Patriot REIT Common Stock for periods after July 1, 1997. No dividends have been paid on shares of Patriot Operating Company Common Stock.
(2) Includes a $0.06 per share special dividend paid in connection with the Cal Jockey Merger.

  The following table sets forth the last reported sales prices per Paired Share and per share of Wyndham Common Stock (i) on April 11, 1997, the last trading day preceding public announcement of the execution of a definitive agreement pursuant to which Patriot REIT would acquire Wyndham and (ii) on November 3, 1997.

                                             PAIRED SHARES OF
                                            PATRIOT REIT COMMON
                                        STOCK AND PATRIOT OPERATING   WYNDHAM
                                          COMPANY COMMON STOCK(1)   COMMON STOCK
                                        --------------------------- ------------
April 11, 1997.........................           $22.25               $29.63
November 3, 1997.......................            31.50                43.06

--------
(1)Represents shares of Old Patriot REIT Common Stock as of April 11, 1997 and Paired Shares as of November 3, 1997.

  BECAUSE THE MARKET PRICE OF THE PAIRED SHARES AND THE MARKET PRICE OF THE WYNDHAM COMMON STOCK ARE SUBJECT TO FLUCTUATION, STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK.

HISTORICAL RATIO OF EARNINGS TO FIXED CHARGES FOR PATRIOT REIT

  The following table sets forth the historical consolidated ratios of earnings to fixed charges for Patriot REIT for the periods shown:

                                                         YEAR ENDED DECEMBER 31,
                                        SIX MONTHS ENDED -----------------------
                                         JUNE 30, 1997     1996        1995
                                        ---------------- -----------------------
   Ratio...............................      2.55x           7.00x     80.37x(a)

--------
(a) Patriot REIT commenced operations on October 2, 1995.

  The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest expense and the amortization of debt issuance costs. To date, Patriot REIT has not issued any Preferred Stock; therefore, the ratios of earnings to combined fixed charges and Preferred Stock dividend requirements are the same as the ratios of earnings to fixed charges presented above.

DISTRIBUTION AND DIVIDEND POLICY

 The Patriot Companies

  Old Patriot REIT paid a regular quarterly dividend of $0.24 per share of Old Patriot REIT Common Stock for each of the first three quarters of 1996, a quarterly dividend of $0.2625 per share of Old Patriot REIT Common Stock for the fourth quarter of 1996 and the first two quarters of 1997. Such dividend amounts represent dividends of $0.9825 per share for the full year of 1996. In addition, in connection with the Cal Jockey Merger, Old Patriot REIT paid a special dividend of $0.06 per share on June 30, 1997. Patriot REIT paid a regular quarterly dividend of $0.2625 per share of Patriot REIT Common Stock for the third quarter of 1997. Patriot REIT's current regular quarterly dividend of $0.2625 represents an annualized dividend of $1.05 per share. On November 5, 1997, Patriot REIT announced that its Board of Directors had voted to increase Patriot REIT's quarterly dividend to $0.32 per share for the fourth quarter of 1997. This increase in Patriot REIT's dividend represents an annualized dividend for 1998 of $1.28 per share. Historically, Patriot Operating Company has not paid dividends.

  Distributions by Patriot REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes generally are taxable to stockholders as ordinary dividend income unless properly designated as capital gain dividends. Distributions in excess of current and accumulated earnings and profits are treated as a non-taxable reduction of the stockholder's basis in its shares of Patriot REIT Common Stock to the extent thereof, and thereafter as taxable gain. Distributions that are treated as a reduction of the stockholder's basis in its shares of Patriot REIT Common Stock will have the effect of deferring taxation until the sale of the stockholder's shares. Patriot REIT has determined that, for federal income tax purposes, none of the $0.9825 and $0.585 per share dividends paid by Old Patriot REIT for 1996 and for the year to date for 1997, respectively, exceeded Patriot REIT's earnings and profits. Given the dynamic nature of Patriot REIT's acquisition strategy and the fact that any future acquisitions could alter this calculation, no assurances can be given regarding what percent of future distributions, if any, will constitute return of capital for federal income tax purposes.

  Distributions by Patriot REIT will be at the discretion of the Patriot REIT Board and will depend on the actual cash flow of Patriot REIT, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Patriot REIT Board deems relevant. However, Patriot REIT currently intends to make dividend distributions necessary to maintain its qualification as a REIT under the REIT provisions of the Code. See "Risk Factors--REIT Tax Risks--Adverse Effects of REIT Minimum Distribution Requirements."

  To maintain its qualification as a REIT following consummation of the Merger, Patriot REIT will be required to distribute to its stockholders in the taxable year in which the Merger occurs Wyndham's current and accumulated earnings and profits. See "Risk Factors--REIT Tax Risks--Accumulated Earnings and Profits" and "Certain Federal Income Tax Considerations--Merger Dividend."

  For a discussion of the tax consequences on the payment of dividends by the Patriot Companies, see "Certain Federal Income Tax Considerations--Federal Income Taxation of Paired Shares."

 Wyndham

  Historically, Wyndham has retained its earnings for use in its business and has not paid dividends on the shares of Wyndham Common Stock. In addition, the terms of the Wyndham Revolving Credit Facility prohibit Wyndham from paying, and the Wyndham Indenture limits Wyndham's ability to pay, dividends on the Wyndham Common Stock.

                                 RISK FACTORS

  Stockholders of Patriot REIT, Patriot Operating Company and Wyndham, in considering whether to approve the Proposals, should consider, in addition to the other information in this Joint Proxy Statement/Prospectus, the matters discussed in this section.

  Any statements in this Joint Proxy Statement/Prospectus, including the documents that are incorporated by reference as set forth under "Available Information" and "Incorporation of Documents by Reference," that are not strictly historical are forward-looking statements within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act. These statements include, among other things, statements regarding the intent, belief or expectations of the Patriot Companies and Wyndham and their directors and officers with respect to, (i) the declaration or payment of distributions by the Patriot Companies, (ii) the consummation of the Merger and the Related Transactions and the proposed CHCI Merger and the proposed WHG Merger, (iii) the ownership, management and operation of hotels, (iv) potential acquisitions or dispositions of properties, assets or other public or private companies by the Patriot Companies including the Crow Assets Acquisition, (v) the policies of the Patriot Companies regarding investments, acquisitions, dispositions, financings, conflicts of interest and other matters, (vi) Patriot REIT's qualification as a REIT under the Code and the "grandfathering" rule under Section 269B of the Code, (vii) the hotel and lodging industry and real estate markets in general, (viii) the availability of debt and equity financing, including the Term Loan, (ix) interest rates,
(x) general economic conditions, and (xi) trends affecting the Patriot Companies' financial condition or results of operations. Stockholders are cautioned that, while forward-looking statements reflect the respective companies' good faith beliefs, they are not guarantees of future performance and involve known and unknown risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information in this section, as well as those contained in the documents set forth under "Available Information" and "Incorporation of Documents by Reference," identify certain factors that could cause such differences.

FAILURE TO MANAGE RAPID GROWTH AND INTEGRATE OPERATIONS FOLLOWING THE MERGER

  Patriot REIT is currently experiencing a period of rapid growth. Based upon the respective portfolios of the Patriot Companies and Wyndham at November 3, 1997, after giving effect to the Merger and the Related Transactions and the Crow Assets Acquisition, the Patriot Companies will have an aggregate hotel portfolio, including owned, managed, leased and franchised hotels, consisting of 190 hotels in operation, with an aggregate of over 45,700 rooms. Such portfolio will consist of 113 owned hotels, 13 hotels leased from independent third parties, 56 managed hotels and 8 franchised hotels. The Patriot Companies' aggregate portfolio following the Merger would represent an increase in the Patriot Companies' rooms portfolio of over 41,500 rooms since the Initial Offering. The integration of departments, systems and procedures of the Patriot Companies with those being acquired in connection with the Merger and the Related Transactions, the Crow Assets Acquisition, and those that may be acquired in connection with the CHCI Merger and the WHG Merger, presents a significant management challenge, and any failure to successfully integrate such companies and properties into the Patriot Companies' management and operating structures could have a material adverse effect on the results of operations and financial condition of the Patriot Companies.

SUBSTANTIAL DEBT OBLIGATIONS

  Subsequent to the consummation of the Merger and the Related Transactions and the Crow Assets Acquisition, the Patriot Companies will have approximately $1.5 billion of pro forma combined total indebtedness as of June 30, 1997 (including the $100 million of Cash Consideration to be paid by Patriot REIT pursuant to Cash Elections), as compared to pro forma combined total indebtedness of the Patriot Companies of $766.4 million as of June 30, 1997. The pro forma ratio of combined debt to total market capitalization of the Patriot Companies, assuming an aggregate indebtedness of approximately $1.5 billion, will be approximately 28.7%. The calculation of the pro forma ratio of combined debt to total market capitalization is based on a $31 1/2 closing price of the Paired Shares on November 3, 1997. The Patriot Companies also may borrow additional amounts from the same or other lenders in the future, may assume debt in connection with acquisitions or may issue corporate debt securities in public or private offerings. Substantially all of the Patriot Companies' combined debt bears interest at a variable rate and Patriot REIT currently expects that the Term Loan, if consummated, will bear interest at a variable rate. Neither the Restated Charters nor the Restated Bylaws limit the amount of indebtedness Patriot REIT or Wyndham International may incur. See "The Companies--Surviving Companies."

  There can be no assurance that the Patriot Companies, following consummation of the Merger and the Related Transactions, and the Crow Assets Acquisition, will be able to meet their debt service obligations and, to the extent that they cannot, the Patriot Companies risk the loss of some or all of their assets, including their hotels, to foreclosure. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if Patriot REIT or Wyndham International is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in properties at times which may not permit realization of the maximum return on such investments.

  The foregoing risks associated with debt obligations of the Patriot Companies may adversely affect the market price of the Paired Shares following the Merger and may inhibit the ability of the Patriot Companies to raise capital in both the public and private markets following the consummation of the Merger and the Related Transactions.

DILUTION TO EARNINGS CAUSED BY ACQUISITION OF WYNDHAM

  The Merger and the Related Transactions have a dilutive effect on net income per share and FFO per share on a pro forma combined basis for 1996 and the six months ended June 30, 1997. While the Merger and the Related Transactions, together with the Crow Assets Acquisition, are anticipated to be accretive to FFO per share in future periods, no assurance can be given that such accretion will be realized. The Unaudited Pro Forma Combined Financial Statements contained herein illustrate the effect of the Merger and the Related Transactions on the net income per share for the year ended December 31, 1996 and the six months ended June 30, 1997. On a pro forma combined basis (post-Merger) for the Patriot Companies (including the $100 million of Cash Consideration to be paid by Patriot REIT pursuant to Cash Elections), net income per share is $0.19 for the year ended December 31, 1996 and net income per share is $0.26 for the six months ended June 30, 1997, as compared to $0.44 and $0.40 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively, on a pro forma combined basis (pre-Merger) for the Patriot Companies. See "Unaudited Pro Forma Financial Statements."

CONFLICTS OF INTEREST BETWEEN PATRIOT REIT AND WYNDHAM INTERNATIONAL

  Patriot REIT and Patriot Operating Company are separate corporate entities with separate Boards of Directors. A majority of the directors of each of Patriot REIT and Patriot Operating Company do not serve as directors or officers of the other company. In addition, Patriot REIT and Patriot Operating Company generally have different employees, separate creditors and are subject to different state law licensing and regulatory requirements. As a result, the interests of the Patriot REIT Board and the Patriot Operating Company Board may conflict and such conflicts may possibly rise to disputes between the companies like those that were experienced by Cal Jockey and Bay Meadows prior to the Cal Jockey Merger. See "Description of Capital Stock--The Cooperation Agreement."

  Immediately following the Merger, Patriot REIT and Wyndham International will continue as separate corporate entities with separate Boards of Directors and a majority of the directors of each of Patriot REIT and Wyndham International will not serve as directors or officers of the other company. Patriot REIT and Wyndham International generally will have different employees, separate creditors and will be subject to different state law licensing and regulatory requirements. As a result, the interests of the Patriot REIT Board and the Wyndham International Board following the Merger may conflict and such conflicts may possibly rise to disputes between the companies. However, unlike Patriot REIT and Patriot Operating Company currently, following the Merger, Patriot REIT and Wyndham International will have different executive officers, and accordingly, the risk that the interests of Patriot REIT and Wyndham International will conflict and that disputes could arise between the two companies will be enhanced. Following the Merger, Patriot REIT and Patriot Operating Company will have entered into the Cooperation Agreement and will have several of the same directors, which Patriot REIT and Patriot Operating Company believe will help decrease the possibility of disagreements between Patriot REIT and Wyndham International following the Merger. See "Description of Capital Stock--The Cooperation Agreement." No assurance can be given, however, that the interests of the officers and/or directors of one company will not conflict with their interests as officers and/or directors of the other company or that their actions as officers and/or directors of one company will not adversely affect the interests of the other company. In addition, no assurance can be given that conflicts will not arise between the companies or that such conflicts will not have a material adverse effect on the results of operations and financial condition of Patriot REIT and Wyndham International.

CONFLICTS OF INTEREST OF CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS OF
WYNDHAM

  In considering the recommendation of the Wyndham Board to approve the Merger Agreement and the Related Transactions, stockholders of Wyndham should be aware that certain Crow Family Members, Bedrock and certain members of Wyndham Senior Management have certain interests in, and will receive benefits as a consequence of, the Merger and the Related Transactions and the Crow Assets Acquisition that involve certain potential conflicts of interests.

  In connection with the Merger, the Patriot REIT Partnership has entered into the Omnibus Purchase and Sale Agreement, as well as eleven individual purchase and sale agreements, with the Crow Family Entities providing for the Crow Assets Acquisition. The Crow Family Entities are owned by certain Crow Family Members (including Harlan R. Crow, a member of the Wyndham Board), certain members of Wyndham Senior Management and certain other persons. Accordingly, the decisions of Mr. Crow and Wyndham Senior Management relating to the decision by Wyndham to effect the Merger, the consummation of which is conditioned upon the closing of the Crow Assets Acquisition, raised issues concerning certain potential conflicts of interest. In addition, in connection with the Merger, the Patriot Companies entered into (or will succeed to by operation of the Merger) various agreements with entities owned by certain Crow Family Members, Bedrock and/or certain members of Wyndham Senior Management relating to matters such as (i) the provision of centralized reservation services and property management services currently provided to Wyndham-branded hotels, (ii) the employment of certain members of Wyndham Senior Management, and (iii) the registration for sale of the Paired Shares received by such persons pursuant to the Stock Purchase Agreement and the Merger Agreement. The Existing Wyndham Options (except in the case of one option covering 14,577 shares of Wyndham Common Stock) also will fully vest and be assumed by the Patriot Companies in connection with the Merger. In addition, it is a condition to consummation of the Merger and the Crow Assets Acquisition that Wyndham lend $10 million to the Anatole Operating Partnership and that the terms of the related management agreement be modified on terms generally favorable to the Patriot Companies (as successor to such agreement). The decision to enter into these agreements in connection with the Merger, as well certain other benefits which may be received by certain Crow Family Members, Bedrock (Messrs. Whitman and Decker are members of the Wyndham Board) and certain members of Wyndham Senior Management as a result of the Merger, raised issues concerning certain potential conflicts of interest. In light of such potential conflicts of interest, the Wyndham Board appointed the Wyndham Special Committee. See "The Merger and Subscription--Interests of Certain Officers, Directors and Stockholders of Wyndham" and "--Background of the Merger."

REIT TAX RISKS

 Dependence on Qualification as a REIT

  Patriot REIT has operated, and following the Merger, Patriot REIT will operate, in a manner designed to permit it to qualify as a REIT for federal income tax purposes, but no assurance can be given that Patriot REIT has operated or will be able to continue to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The complexity of these provisions is greater in the case of a REIT that owns hotels and leases them to an operating company with which its stock is paired. Qualification as a REIT also involves the determination of various factual matters and circumstances not entirely within Patriot REIT's control. In addition, Patriot REIT's ability to qualify as a REIT is dependent upon its continued exemption from the anti-pairing rules of Section 269B(a)(3) of the Code. Section 269B(a)(3) of the Code would ordinarily prevent a corporation from qualifying as a REIT if its stock is paired with the stock of a corporation whose activities are inconsistent with REIT status, such as Patriot Operating Company and, following the Merger, Wyndham International. The "grandfathering" rules governing Section 269B generally provide, however, that Section 269B(a)(3) does not apply to a paired REIT if the REIT and its paired operating company were paired on June 30, 1983. There are, however, no judicial or administrative authorities interpreting this "grandfathering" rule in the context of a merger or otherwise. Moreover, if for any reason Cal Jockey failed to qualify as a REIT in 1983, the benefit of the "grandfathering" rule would not be available to Patriot REIT, in which case Patriot REIT would not qualify as a REIT for any taxable year. On November 5, 1997, Representative William Archer, Chairman of the Ways and Means Committee of the United States House of Representatives, publicly announced that he plans to review this "grandfathering" rule to determine whether there should be future restrictions on companies that are grandfathered. While Representative Archer stated he does not plan to eliminate the grandfathering rule, no assurance can be given that new legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT (including the "grandfathering" rules of Section 269B) or the federal income tax consequences of such qualification. The adoption of any such legislation, regulations or administrative interpretations could have a material adverse effect on the results of operations, financial condition and prospects of the Patriot Companies. Qualification of Patriot REIT as a REIT for periods following the Merger also generally depends on the REIT qualification of Patriot REIT for periods prior to the Merger and the REIT qualification of Old Patriot REIT for periods prior to the Cal Jockey Merger.

  If Patriot REIT fails to qualify as a REIT, Patriot REIT will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions and subject to the discussion above regarding the impact if Patriot REIT failed to qualify as a REIT in 1983, Patriot REIT also will be disqualified from re-electing REIT status for the four taxable years following the year during which qualification is lost. Failure to qualify as a REIT would reduce the net earnings of Patriot REIT available for distribution to stockholders because of the additional tax liability to Patriot REIT for the year or years involved. In addition, distributions would no longer be required to be made. To the extent that distributions to stockholders would have been made in anticipation of Patriot REIT's qualifying as a REIT, Patriot REIT might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. The failure to qualify as a REIT would also constitute a default under certain debt obligations of Patriot REIT.

  Patriot REIT believes that it has operated (and that prior to the Cal Jockey Merger, Old Patriot REIT operated), and will operate through the Merger, in a manner that permits Patriot REIT to qualify as a REIT under the Code for each taxable year since its formation. Goodwin, Procter & Hoar llp, counsel for Patriot REIT, has rendered an opinion regarding (i) Patriot REIT's qualification as a REIT for periods prior to the Merger and (ii) Patriot REIT's ability to qualify as a REIT following the Merger.

 Adverse Effects of REIT Minimum Distribution Requirements

  In order to qualify as a REIT, Patriot REIT is generally required each year to distribute to its stockholders at least 95% of its taxable income (excluding any net capital gain). In addition, if Patriot REIT disposes of assets acquired from Wyndham during the ten-year period following the Merger, Patriot REIT will be required to distribute at least 95% of the amount of any "built-in gain" attributable to such assets that Patriot REIT recognizes in the disposition, less the amount of any tax paid with respect to such recognized built-in gain. See "Certain Federal Income Tax Considerations--REIT Qualification--Built-In Gain Tax." Patriot REIT generally is subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed income from prior years.

  Patriot REIT intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. Patriot REIT's income consists primarily of its share of the income of the Patriot REIT Partnership, and Patriot REIT's cash available for distribution will consist primarily of its share of cash distributions from the Patriot REIT Partnership. Differences in timing between the recognition of taxable income and the receipt of cash available for distribution and the seasonality of the hotel industry could require Patriot REIT to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax.

  Distributions by the Patriot Companies are determined by their respective Boards of Directors and depend on a number of factors, including the amount of cash available for distribution, financial condition, any decision by either Board of Directors to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code (in the case of Patriot REIT) and such other factors as either Board of Directors deems relevant. For federal income tax purposes, distributions paid to stockholders may consist of ordinary income, capital gains (in the case of Patriot REIT), nontaxable return of capital, or a combination thereof. The Patriot Companies will provide stockholders with annual statements as to the taxability of distributions.

 Accumulated Earnings and Profits

  To maintain its qualification as a REIT, following the Merger, Patriot REIT will be required to distribute the current and accumulated earnings and profits of Wyndham (as determined for federal income tax purposes). The distribution will be taken into account by Patriot REIT's taxable U.S. Stockholders as ordinary income to the extent it is made out of current or accumulated earnings and profits, and will not be eligible for the dividends received deduction generally available for corporations. See "Certain Federal Income Tax Considerations--Federal Income Taxation of Holders of Paired Shares."

  Wyndham has agreed that, at the Closing Date, Wyndham will deliver to Patriot REIT a statement of accumulated and current earnings and profits of Wyndham (as determined for federal income tax purposes) as of a date not more than 30 days prior to the Closing Date, together with evidence of such accumulated and current earnings and profits of Wyndham (as determined for federal income tax purposes) from Coopers & Lybrand L.L.P. in a form reasonably satisfactory to Patriot REIT, and a statement of estimated accumulated and current earnings and profits of Wyndham (as determined for federal income tax purposes) as of the Closing Date. Wyndham further agreed that prior to the Closing Date, it will cause Coopers & Lybrand L.L.P. to agree (i) to deliver to Patriot REIT, prior to December 25, 1997, a statement of accumulated and current earnings and profits of Wyndham (as determined for federal income tax purposes) at the Effective Time and (ii) that Patriot REIT shall be entitled to rely on such statement for purposes of preparing and filing its federal, state, local and foreign tax returns required to be filed by it, determining the amount of dividends to be paid to stockholders and paying any taxes owed by it.

  In rendering its opinion regarding REIT qualification, Goodwin, Procter & Hoar llp has relied upon the representations of Patriot REIT to the effect that it will distribute with respect to the taxable year in which the Merger closes all earnings and profits inherited from Wyndham. If the IRS were to determine that Wyndham's actual earnings and profits exceeded the amount distributed, Patriot REIT would be disqualified as a REIT.

DEPENDENCE ON LESSEES AND PAYMENTS UNDER THE PARTICIPATING LEASES

  Patriot REIT leases substantially all of its existing hotels, including those hotels leased to Patriot Operating Company, to the Lessees pursuant to separate Participating Leases. Patriot REIT's ability to make distributions to stockholders depends primarily upon the ability of the Lessees to make rent payments under the Participating Leases (which ability in turn is dependent primarily on the Lessees' ability to generate sufficient revenues from those hotels which are leased to them). A failure or delay to make such payments may be caused by reductions in revenue from such hotels or in the net operating income of the Lessees or otherwise. Any failure or delay by the Lessees in making rent payments may adversely affect Patriot REIT's ability to make distributions to stockholders.

HOTEL INDUSTRY RISKS

 Operating Risks

  The primary businesses of the Patriot Companies are buying, selling, leasing and managing hotels, and following the Merger, Wyndham International also will engage in the business of franchising, which are subject to operating risks common to the hotel industry. These risks include, among other things, (i) competition for guests from other hotels, a number of which may have greater marketing and financial resources and experience than the Patriot Companies and the Lessees, (ii) increases in operating costs due to inflation and other factors, which increases may not have been offset in past years, and may not be offset in future years, by increased room rates, (iii) dependence on business and commercial travelers and tourism, which business may fluctuate and be seasonal, (iv) increases in energy costs and other expenses of travel, which may deter travelers and (v) adverse effects of general and local economic conditions. These factors could adversely affect the ability of the Lessees and Wyndham International following the Merger to generate revenues and to make lease payments to Patriot REIT and therefore Patriot REIT's ability to make distributions to stockholders.

  The Patriot Companies are also subject to the risk that in connection with the acquisition of hotels and hotel operating companies it may not be possible to transfer certain operating licenses, such as food and beverage licenses, to the Lessees, the Operators or Patriot Operating Company, or to obtain new licenses in a timely manner in the event such licenses cannot be transferred. Although hotels can provide alcoholic beverages under interim licenses or licenses obtained prior to the acquisition of these hotels, there can be no assurance that these licenses will remain in effect until Patriot REIT or Patriot Operating Company obtains new licenses or that new licenses will be obtained. The failure to have alcoholic beverages licenses or other operating licenses could adversely affect the ability of the affected Lessees, Operators or Wyndham International to generate revenues and make lease payments to Patriot REIT.

 Operating Costs and Capital Expenditures; Hotel Renovation

  Hotels, in general, have an ongoing need for renovations and other capital improvements, particularly in older structures, including periodic replacement or refurbishment of F, F & E. Under the terms of the Participating Leases, Patriot REIT is obligated to establish a reserve to pay the cost of certain capital expenditures at its hotels and pay for periodic replacement or refurbishment of F, F & E. Additionally, the F, F & E obligations of Wyndham will be assumed by Patriot REIT in the Merger. If capital expenditures exceed Patriot REIT's expectations, the additional cost could have an adverse effect on Patriot REIT's cash available for distribution. In addition, Patriot REIT may acquire hotels where significant renovation is either required or desirable. Renovation of hotels involves certain risks, including the possibility of environmental problems, construction cost overruns and delays, uncertainties as to market demand or deterioration in market demand after commencement of renovation and the emergence of unanticipated competition from other hotels.

 Competition for Hotel Acquisition Opportunities

  The Patriot Companies may be competing for investment opportunities with entities that have substantially greater financial resources. These entities may generally be able to accept more risk than the Patriot Companies can prudently manage, including risks with respect to the creditworthiness of a hotel operator or the geographic proximity of its investments. Competition may generally reduce the number of suitable investment opportunities offered to the Patriot Companies and increase the bargaining power of property owners seeking to sell.

  Additionally, Patriot REIT's ability to acquire additional hotels could be negatively impacted by the paired share ownership structure and the Merger because hotel management companies, franchisees and others who historically approached Old Patriot REIT with acquisition opportunities in hopes of establishing lessee or management relationships may not do so in the future knowing that Patriot REIT will rely primarily on Wyndham International to lease and/or manage the acquired properties. Such persons may instead provide such acquisition opportunities to hotel companies that will allow them to manage the properties following the sale. This could have a negative impact on Patriot REIT's acquisition activities in the future.

 Seasonality

  The hotel industry is seasonal in nature. Revenues at certain hotels are greater in the first and second quarters of a calendar year and at other hotels in the second and third quarters of a calendar year. Seasonal variations in revenue at hotels may cause quarterly fluctuations in the operating revenues of Wyndham International and the lease revenues of Patriot REIT.

REAL ESTATE INVESTMENT RISKS

 General Risks

  Patriot REIT's investments are subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of Patriot REIT's real estate investments and Patriot REIT's income and ability to make distributions to its stockholders will be dependent upon the ability of the Lessees, the Operators and Wyndham International to operate Patriot REIT's hotels in a manner sufficient to maintain or increase revenues and to generate sufficient income in excess of operating expenses to make rent payments under their leases with Patriot REIT. Income from Patriot REIT's hotels may be adversely affected by changes in national economic conditions, changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, particularly in older structures, changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws, civil unrest, acts of God, including earthquakes and other natural disasters (which may result in uninsured losses), acts of war and other factors which are beyond the control of the Patriot Companies.

 Value and Illiquidity of Real Estate

  Real estate investments are relatively illiquid. The ability of Patriot REIT to vary its portfolio in response to changes in economic and other conditions will therefore be limited. If Patriot REIT must sell an investment, there can be no assurance that Patriot REIT will be able to dispose of it in the time period it desires or that the sales price of any investment will recoup or exceed the amount of Patriot REIT's investment.

 Property Taxes

  The Patriot Companies' hotels and racing facilities are subject to real property taxes. The real property taxes on hotel properties as well as the racing facilities in which Patriot REIT invests may increase or decrease as property tax rates change and as the value of the properties are assessed or reassessed by taxing authorities. Additionally, as a result of the Merger, certain of Patriot REIT's properties may be subject to reappraisal or reassessment. If property taxes increase as a result of such reappraisals or reassessments, the Patriot Companies' ability to make distributions to its stockholders could be adversely affected.

 Consents of Ground Lessor Required for Sale of Certain Hotels

  Certain of Patriot REIT's hotels and the Racecourse are subject to ground leases with third party lessors. In addition, Patriot REIT may acquire hotels in the future that are subject to ground leases. Any proposed sale of a property that is subject to a ground lease by Patriot REIT or any proposed assignment of Patriot REIT's leasehold interest in the ground lease may require the consent of third party lessors. As a result, Patriot REIT may not be able to sell, assign, transfer or convey its interest in any such property in the future absent the consent of such third parties, even if such transaction may be in the best interests of the stockholders.

 Environmental Matters

  The operating costs of the Patriot Companies may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow by using such real property as collateral. Persons who arrange for the transportation, disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including ACMs, into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials. Environmental laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. In connection with the ownership and operation of any of Patriot REIT's hotels, the Patriot Companies, the Lessees or the Operators may be potentially liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect Patriot REIT's results of operations and financial condition. Phase I ESAs have been conducted at all of Patriot REIT's hotels and the Racecourse by qualified independent environmental engineers. The purpose of Phase I ESAs is to identify potential sources of contamination for which any of Patriot REIT's hotels or the Racecourse may be responsible and to assess the status of environmental regulatory compliance. The ESAs have not revealed any environmental liability or compliance concerns that Patriot REIT believes would have a material adverse effect on its business, assets, results of operations or liquidity, nor is Patriot REIT aware of any such liability or concerns. Nevertheless, it is possible that these ESAs did not reveal all environmental liabilities or compliance concerns or that material environmental liabilities or compliance concerns exist of which Patriot REIT is currently unaware. Patriot REIT has not been notified by any governmental authority, and has no other knowledge of, any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of the hotels or the Racecourse.

 Compliance with Americans with Disabilities Act

  Under the ADA, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that Patriot REIT or Wyndham International is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. If Patriot REIT were required to make modifications to comply with the ADA, the ability of the Patriot Companies to make expected distributions to their stockholders could be adversely affected.

 Uninsured and Underinsured Losses

  Each of the Participating Leases and each of the leases relating to hotels owned by Wyndham and leased to third parties (the "Wyndham Leases") specifies comprehensive insurance to be maintained on each of the applicable leased hotels, including liability, fire and extended coverage. Each of Patriot REIT and Wyndham believes such specified coverage is of the type and amount customarily obtained for or by an owner of hotels. Leases for subsequently acquired hotels will contain similar provisions. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods, that may be uninsurable or not economically insurable. The Boards of Directors and management of each of the Patriot Companies will use their discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on the investments of Patriot REIT or Wyndham International, as the case may be, at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the lost investment of Patriot REIT or Wyndham International, as the case may be. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by Patriot REIT or Wyndham International might not be adequate to restore its economic position with respect to such property.

 Acquisition and Development Risks

  The Patriot Companies currently intend to pursue acquisitions of additional hotels and hotel operating companies and, under appropriate circumstances, may pursue development opportunities. Acquisitions entail risks that such acquired hotels or hotel operating companies will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to market, acquire and operate properties will prove inaccurate as well as general risks associated with any new real estate or operating company acquisition. In addition, hotel development is subject to numerous risks, including risks of construction delays or cost overruns that may increase project costs, new project commencement risks such as receipt of zoning, occupancy and other required governmental approvals and permits and the incurrence of development costs in connection with projects that are not pursued to completion. The fact that Patriot REIT generally is required to distribute 95% of its ordinary taxable income in order to maintain its qualification as a REIT may limit Patriot REIT's ability to rely upon lease income from its hotels or subsequently acquired properties to finance acquisitions or new developments. As a result, if debt or equity financing were not available on acceptable terms, further acquisitions or development activities might be curtailed or Patriot REIT's cash available for distribution might be adversely affected.

DEPENDENCE ON MANAGEMENT CONTRACTS

  Management contracts are acquired, terminated, renegotiated or converted to franchise agreements in the ordinary course of Wyndham's business. As of November 3, 1997 Wyndham managed 45 hotels pursuant to management agreements with various parties (after giving effect to the Merger and the Related Transactions and the Crow Assets Acquisition). Of such managed hotels, 5 hotels will continue to be owned by Crow Family Members after giving effect to the consummation of the Crow Assets Acquisition. Wyndham also manages 17 hotels owned by various affiliates of Bedrock, which owns approximately 10.5% of the currently outstanding Wyndham Common Stock and will receive Paired Shares in the Merger.

  While the average remaining term of Wyndham's management contracts for Wyndham brand hotels as of December 31, 1996 was approximately 14 years (including renewals that Wyndham may elect to exercise), these management contracts generally may be terminated by the owner of the hotel property if Wyndham fails to meet certain performance standards, if the property is sold to a third party, if the property owner defaults on indebtedness encumbering the property and/or upon a foreclosure of the property. Other grounds for termination of Wyndham's upscale hotel management contracts include a hotel owner's election to close a hotel and certain business combinations involving Wyndham in which the Wyndham name or current management team does not survive.

  There can be no assurance that following consummation of the Merger, the Patriot Companies will be able to replace terminated management contracts or that the terms of renegotiated or converted contracts will be as favorable as the terms that existed before such renegotiation or conversion. The Patriot Companies also will be subject to the risk of deterioration in the financial condition of a hotel owner and such owner's ability to pay management fees to the Patriot Companies. In addition, in certain circumstances, the Patriot Companies may be required to make loans to or capital investments or advances in hotel properties in connection with management contracts. A material deterioration in the operating results of one or more of these hotel properties and/or a loss of the related management contracts could adversely affect the value of the Patriot Companies' investment in such hotel properties. In addition, Wyndham historically has relied on various Crow Family Members, Bedrock and other hotel owners and investors for various acquisition, renovation, development and other expansion opportunities. Although Wyndham believes that it enjoys satisfactory relationships with a number of hotel owners and investors, there can be no assurance that such relationships will remain satisfactory or that such owners and investors will continue to provide additional opportunities following the Merger.

SUBSTANTIAL EXPENSES AND PAYMENTS IF MERGER FAILS TO OCCUR

  No assurance can be given that the Merger and the Related Transactions will be consummated. If the Merger and the Related Transactions are not consummated, Patriot REIT, Patriot Operating Company and Wyndham will have incurred substantial expenses in connection with the transactions. If the Merger Agreement is terminated under certain circumstances and/or Wyndham enters into an acquisition agreement with a third party under certain circumstances or fails to recommend or withdraws its recommendation of the Merger Agreement, Wyndham is required to pay Patriot REIT $30,000,000. The requirement to make such $30,000,000 payment could have the effect of deterring other potential acquirors from making competing offers for Wyndham, including certain offers that may be more favorable to the stockholders of Wyndham. Additionally, in the event the Merger and the Related Transactions are not consummated and no other acquiror has agreed to make such $30,000,000 payment, the payment of such amount could have a material adverse effect on the results of operations and financial condition of Wyndham. If the Merger Agreement is terminated in certain other circumstances, Patriot REIT is required to reimburse Wyndham for its expenses up to an aggregate $7,000,000, including in the event that the Patriot REIT or Patriot Operating Company stockholders fail to approve any of the Proposals, and Wyndham terminates the Merger Agreement because of such failure. In the event that the Merger and the Related Transactions are not consummated and as a result the Omnibus Purchase and Sale Agreement is terminated, under certain circumstances Patriot REIT also is required to pay the Crow Family Entities up to $11,000,000. See "The Merger Agreement--Termination" and "The Omnibus Purchase and Sale Agreement-- Termination."

RISKS OF OPERATING HOTELS UNDER FRANCHISE OR BRAND AFFILIATIONS

  As of November 3, 1997, 76 of Patriot REIT's hotels were operated under franchise or brand affiliations. In addition, hotels in which Patriot REIT subsequently invests may be operated pursuant to franchise or brand affiliations. The continuation of the franchise licenses relating to the franchised hotels (the "Franchise Licenses") is subject to specified operating standards and other terms and conditions. The continued use of a brand is generally contingent upon the continuation of the management agreement related to that hotel with the branded Operator. Franchisors typically inspect licensed properties periodically to confirm adherence to operating standards. Action on the part of any of the Patriot Companies, the Lessees or the Operators could result in a breach of such standards or other terms and conditions of the Franchise Licenses and could result in the loss or cancellation of a Franchise License. It is possible that a franchisor could condition the continuation of a Franchise License on the completion of capital improvements which the Patriot REIT Board determines are too expensive or otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, the Patriot REIT Board may elect to allow the Franchise License to lapse which could under certain circumstance result in Patriot REIT incurring significant costs for terminating such Franchise License. In any case, if a franchise or brand affiliation is terminated, Patriot REIT and the Lessee may seek to obtain a suitable replacement franchise or brand affiliation, or to operate the hotel independent of a franchise or brand affiliation. The loss of a franchise or brand affiliation could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise or brand affiliation because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor or brand owner.

LACK OF CONTROL OVER OPERATIONS OF CERTAIN HOTELS LEASED OR MANAGED BY THIRD PARTIES

  Patriot REIT relies on the ability of the Lessees and the Operators to manage the operations of hotels that are leased or operated by them. Under the terms of the Participating Leases, Patriot REIT has the authority to review annual budgets for the hotels which are leased to the Lessees and to approve certain items. However, Patriot REIT is unable to directly implement strategic business decisions with respect to the setting of room rates, repositioning of a franchise, redevelopment of food and beverage operations and certain similar decisions with respect to such hotels.

STOCK PRICE FLUCTUATIONS

  The relative stock prices of shares of the Paired Shares and the shares of Wyndham Common Stock at the Effective Time may vary significantly from the prices as of the date of execution of the Merger Agreement, the date hereof or the date on which stockholders vote on the Proposals, due to changes in the business, operations and prospects of Patriot REIT, Patriot Operating Company and Wyndham, market assessments of the likelihood that the Merger, the CHCI Merger or the WHG Merger will be consummated and the timing thereof, general market and economic conditions and other factors such as market perception of paired share stocks, REIT stocks, hotel stocks and REIT hotel stocks generally. There can be no assurance that the price of shares of the Paired Shares and/or the shares of Wyndham Common Stock will not decline between the date of this Joint Proxy Statement/Prospectus and the Effective Time.

HORSE RACING INDUSTRY RISKS

  Patriot Operating Company's pari-mutuel wagering operations are contingent upon the continued governmental acceptance of such operations as forms of legalized gambling. As a form of gambling, pari-mutuel wagering is subject to extensive licensing and regulatory control by the California Horse Racing Board (the "CHRB") and other California authorities. These regulatory authorities have broad powers with respect to the licensing of gaming operations, and may revoke, suspend, condition or limit the gaming operations of Patriot Operating Company. The CHRB also has the discretion to limit the number of days and dates on which Patriot Operating Company may conduct live horse racing. No assurance can be given as to how many, or which, horse racing days the CHRB will allocate to Patriot Operating Company in the future, nor can there be any assurance that an issued license will not be modified or revoked. Any change in the CHRB regulations or how many, or which, horse racing days are allocated to Patriot Operating Company could have a material adverse effect on Patriot Operating Company's financial condition and results of operations.

  Patriot Operating Company manages the Racecourse's horse racing operations, an area in which Old Patriot REIT had no experience prior to the Cal Jockey Merger. Although Patriot Operating Company has retained certain members of Bay Meadows' former management and personnel to continue to manage these horse racing operations, there can be no assurance that Patriot Operating Company will be able to continue to employ said management and personnel. Failure to retain such management and personnel could have a material adverse effect on the results of operations and financial condition of Patriot Operating Company.

CONFLICTS IN CERTAIN HOTEL MARKETS

  Patriot REIT and Wyndham currently own or operate hotels that are in the same local market. In a number of cases, such hotels are in direct competition for guests, with the result that the ability of Patriot REIT and Wyndham International to maximize results of operations in certain markets may be limited. Further, consummation of the Merger may result in Patriot REIT or Wyndham being in breach of noncompetition covenants contained in certain agreements relating to such hotels, unless consents are obtained from the other parties to such agreements. No assurances can be given that all of such consents can be obtained or, if they are not obtained, that the consequences of such failure would not be material.

RISKS ASSOCIATED WITH THE PATRIOT COMPANIES' HIGHER PROPORTION OF OWNED
PROPERTIES

  Of the total hotel portfolios of Patriot REIT and Wyndham, the percentage of hotel properties that are owned by Patriot REIT is much greater than that owned by Wyndham. In acquiring its portfolio of hotel properties, Patriot REIT has invested substantially more capital than Wyndham, whose portfolio is comprised of a higher percentage of lower capital-intensive management and lease properties. Following the Merger, Wyndham stockholders will be subject to the risks associated with substantial capital investment in a hotel portfolio, including interest rate fluctuations, changes in hotel property taxes, liabilities specifically related to property ownership (including environmental liabilities), losses in property value and investment illiquidity. In addition, in the event of poor hotel operating performance, the negative impact upon a hotel portfolio with a high percentage of owned properties tends to be greater than the negative impact upon a hotel portfolio with a high percentage of managed and leased hotels.

COMPARISON OF STOCKHOLDER RIGHTS

  The rights of Patriot REIT stockholders currently are governed by the DGCL, the Patriot REIT Charter and the Patriot REIT Bylaws, the rights of the stockholders of Patriot Operating Company currently are governed by the DGCL, the Patriot Operating Company Charter and the Patriot Operating Company Bylaws, and the rights of the stockholders of Wyndham currently are governed by the DGCL, the Wyndham Charter and the Wyndham Bylaws. In connection with the Merger, upon stockholder approval of the Proposals, the Patriot REIT Charter and the Patriot Operating Company Charter and the Patriot REIT Bylaws and the Patriot Operating Company Bylaws will be amended and restated and will become the Restated Charters and the Restated Bylaws of Patriot REIT and Wyndham International. At the Effective Time, stockholders of Wyndham will become stockholders of Patriot REIT and Wyndham International, each a Delaware corporation, and their rights as stockholders of Patriot REIT and Wyndham International will thereafter be governed by the DGCL and the provisions of the Restated Charters and the Restated Bylaws. In considering the recommendations of the Patriot REIT Board, the Patriot Operating Company Board and the Wyndham Board to approve the Proposals, stockholders of Patriot REIT, Patriot Operating Company and Wyndham should be aware that following the Merger the rights of stockholders of Patriot REIT and Wyndham International under the provisions of the Restated Charters and the Restated Bylaws will differ in certain respects from the existing rights of the Patriot REIT stockholders under the Patriot REIT Charter and the Patriot REIT Bylaws, the existing rights of the Patriot Operating Company stockholders under the Patriot Operating Company Charter and the Patriot Operating Company Bylaws, and the existing rights of the Wyndham stockholders under the Wyndham Charter and the Wyndham Bylaws. Stockholders of Patriot REIT, Patriot Operating Company and Wyndham should carefully read the Restated Charters, which are attached to this Joint Proxy Statement/Prospectus as Annexes F and G, respectively.

  Certain existing provisions of the Patriot REIT Charter, the Patriot REIT Bylaws, the Patriot Operating Company Charter and the Patriot Operating Company Bylaws that will continue in the Restated Charters and the Restated Bylaws could have a potential anti-takeover effect on Patriot REIT and Wyndham International following the Merger. The ownership limit provisions, the staggered board provision, the fact that directors are removable only for cause, the fact that the stockholders may not call a special meeting of stockholders, the vote required for a business combination with a related person, the limitation of the power to fill vacancies to the remaining directors, the vote required for the stockholders to amend the bylaws, the fact that stockholders may act without a meeting of stockholders only by unanimous written consent and the presence of advance-notice bylaw provisions with respect to stockholder proposals and director nominations, could have the effect of making it more difficult for a third party to acquire control of Patriot REIT or Wyndham International, including certain acquisitions that stockholders may deem to be in their best interests. In addition, the current 9.8% ownership limit in the Patriot REIT Charter and the Patriot Operating Company Charter will be decreased to 8.0% (except with respect to Look-Through Entities) in the Restated Charters, which could also have the effect of making the acquisition of control more difficult for a third party. See "Description of Capital Stock" and "Comparison of Stockholder Rights."

  Under the terms of the Cooperation Agreement to be entered into by the Patriot Companies in connection with the Merger, the Patriot Companies will be obligated to cooperate to the fullest extent possible in the conduct of their respective operations and to take all necessary action to preserve the paired share structure and to maximize the economic and tax advantages associated therewith. One of the primary objectives of the Cooperation Agreement is to set forth the understanding of the Patriot Companies that Patriot REIT shall have the sole right and power to authorize, effect and control issuances of paired equity (including securities convertible into paired equity) of the two companies. The Cooperation Agreement will provide for a number of corporate governance mechanisms designed to accomplish this objective and the other objectives set forth therein. Certain provisions of the Cooperation Agreement, including each of the corporate governance mechanisms contained therein, and the provisions contained in the Restated Charters effecting certain terms of the Cooperation Agreement, could have a potential anti-takeover effect on Patriot REIT and Wyndham International following the Merger by making it more difficult for a third party to acquire control of Patriot REIT or Wyndham International, including certain acquisitions that stockholders may deem to be in their best interests. See "Description of Capital Stock" and "Comparison of Stockholders Rights."

POSSIBLE ADVERSE EFFECTS ON MARKET PRICE OF PAIRED SHARES ARISING FROM SHARES AVAILABLE FOR FUTURE SALE

  No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Paired Shares following the Merger. Sales of substantial amounts of Paired Shares (including Paired Shares issued in connection with outstanding stock options or the exchange or sale of OP Units of the Patriot Partnerships) or the perception that such sales could occur, could adversely affect the prevailing market price for Paired Shares. With the exception of the Paired Shares issued to affiliates of Wyndham in connection with the Merger, all of the Paired Shares to be issued to Wyndham stockholders in connection with the Merger and the Merger Subscription will be freely transferable. Substantially all of the Paired Shares issued to affiliates of Wyndham in connection with the Merger and the Stock Purchase (including Paired Shares issuable upon conversion of shares of Series A Preferred Stock) will be subject to the Registration Rights Agreement entitling the holders of such shares to certain "shelf," "demand" and "piggyback" registration rights (although the ability of CF Securities to transfer Paired Shares may be restricted under certain limited circumstances under the terms of the Standstill Agreement). In connection with the Registration Statement relating to this Joint Proxy Statement/Prospectus, the Patriot Companies have registered the Paired Shares (including Paired Shares that are issuable upon conversion of shares of Series A Preferred Stock) for sale pursuant to their obligations under the Registration Rights Agreement, but registration of such shares does not necessarily mean that any of the Paired Shares will be offered or sold by such affiliates. See "The Merger and Subscription--Interests of Certain Officers, Directors and Stockholders of Wyndham--Registration Rights Agreement." In addition, the Patriot Companies intend to provide registration rights to Paul A. Nussbaum, the Chairman and Chief Executive Officer of the Patriot Companies, and William W. Evans III, who serves in the Office of the Chairman of Patriot REIT, that will be comparable in all relevant respects to the registration rights granted to the Wyndham affiliates under the Registration Rights Agreement. Such registration rights to be provided to Messrs. Nussbaum and Evans will cover all of the Paired Shares that they own as of the Closing Date as well as any other shares they subsequently acquire, including those acquired pursuant to the exercise of outstanding options and those received upon redemption of OP Units (collectively, "Patriot Management Registrable Shares"). As of the date hereof, there were an aggregate of 3,994,551 and 560,212 Patriot Management Registrable Shares held by Messrs. Nussbaum and Evans, respectively. In addition, outstanding options to purchase Wyndham Common Stock held by officers, directors and employees of Wyndham will be converted into options to purchase an aggregate of 1,415,323 Paired Shares, assuming an Exchange Ratio of 1.372 (which is subject to adjustment, as described under "The Merger Agreement--The Merger and Subscription"). The Paired Shares underlying these options will be registered under the Securities Act following the Merger. Also, upon consummation of the Merger, the Patriot REIT Partnership will have outstanding an aggregate of 13,389,604 OP Units, including 1,324,804 REIT OP Preferred Units, and the Patriot Operating Company Partnership will have outstanding an aggregate of 14,798,258 OP Units, including 2,733,458 Operating Company OP Preferred Units. In general, each of these OP Units may be redeemed for cash or, at the election of Patriot REIT and Wyndham International, an equal number of OP Units from each Patriot Partnership may be exchanged for Paired Shares. See "Description of the Partnership Agreements."

ADVERSE EFFECT OF INCREASE IN MARKET INTEREST RATES ON PRICE OF PAIRED SHARES

  One of the factors that may influence the price of the Paired Shares in public trading markets will be the annual yield from distributions by Patriot REIT and Wyndham International on the Paired Shares as compared to yields on certain financial instruments. An increase in market interest rates will result in higher yields on certain financial instruments, which could adversely affect the market price of the Paired Shares.

APPRAISAL RIGHTS

  As provided under the DGCL, stockholders of Patriot REIT and Patriot Operating Company do not have appraisal rights in connection with the Merger and the Related Transactions.

  Wyndham believes that appraisal rights may be available for Wyndham stockholders if there is at least one Wyndham stockholder whose holdings of Wyndham Common Stock at the Effective Time are large enough to cause such stockholder to receive Excess Stock in the Merger by operation of the Excess Share Provisions of the Restated Charters (see "Certain Provisions of the Restated Charters and Restated Bylaws--Restrictions on Ownership and Transfer"). Management of Wyndham is not currently aware of any holder of Wyndham Common Stock whose holdings would be large enough to cause such holder to receive Excess Stock as a result of the Merger. If no Excess Stock is issued to the holders of Wyndham Common Stock in connection with the Merger, no appraisal rights will be available to Wyndham stockholders. In such event, all Wyndham stockholders who have delivered a written demand for appraisal rights in accordance with the requirements of Section 262 of the DGCL will only be entitled to receive the consideration offered pursuant to the Merger Agreement and such demands for appraisal rights will be disregarded. See "The Merger and Subscription--Appraisal Rights."

                                 THE COMPANIES

THE PATRIOT COMPANIES

  As a result of the Cal Jockey Merger, Patriot REIT became one of two hotel REITs with a paired share ownership structure. This paired share ownership structure permits Patriot REIT to lease certain of its existing hotels, as well as newly-acquired hotels, to Patriot Operating Company, thereby retaining for the Patriot Companies' stockholders the economic benefits of both the lease payments received by Patriot REIT and the operating profits realized by Patriot Operating Company, while maintaining the tax benefits of Patriot REIT's status as a REIT under the Code. The paired share ownership structure also facilitates the Patriot Companies' acquisition and development of hotel management and franchise businesses, operations which Patriot REIT would have difficulty pursuing within a traditional REIT structure. In connection with the Cal Jockey Merger, Bay Meadows formed the Patriot Operating Company Partnership into which Bay Meadows contributed its assets in exchange for partnership units of this partnership, and Cal Jockey contributed certain of its assets to the Patriot REIT Partnership in exchange for partnership units of this partnership. Since the Cal Jockey Merger, substantially all of the operations of Patriot REIT and Patriot Operating Company have been conducted through the Patriot Partnerships and their subsidiaries. Patriot REIT holds an approximate 82.6% limited partnership interest and the sole 1% general partnership interest in the Patriot REIT Partnership and Patriot Operating Company holds an approximate 81.1% limited partnership interest and the sole 1% general partnership interest in the Patriot Operating Company Partnership. Patriot REIT conducts substantially all of its business and operations through the Patriot REIT Partnership, and subsidiaries of the partnerships and other entities which it directly or indirectly controls, and Patriot Operating Company conducts substantially all of its business and operations through the Patriot Operating Company Partnership and subsidiaries of the partnerships and other entities which it directly or indirectly controls.

  Patriot REIT is a self-administered REIT which as of November 3, 1997 owned interests in 80 hotels, with an aggregate of over 20,100 guest rooms. Patriot REIT's hotels are diversified by franchise or brand affiliation and serve primarily major U.S. business centers, including Atlanta, Boston, Chicago, Cleveland, Dallas, Denver, Houston, Miami, San Francisco and Seattle. In addition to hotels catering primarily to business travelers, Patriot REIT's portfolio includes world-class resort hotels, including The Boulders, near Scottsdale, Arizona; The Lodge at Ventana Canyon in Tucson, Arizona; The Peaks Resort & Spa in Telluride, Colorado; and Carmel Valley Ranch Resort in Carmel, California, and prominent hotels in major tourist destinations. The hotels include 69 full service hotels, 6 resort hotels, 4 limited service hotels and an executive conference center. Seventy-six of the hotels are operated under franchise or brand affiliations with nationally recognized hotel companies, including Marriott(R), Crowne Plaza(R), Radisson(R), Ramada(R), Hilton(R), Hyatt(R), Four Points by Sheraton(R), Holiday Inn(R), Wyndham SM, Wyndham Garden(R), WestCoast(R), Doubletree(R), Embassy Suites(R), Hampton Inn(R), Grand Bay(R), Registry(R), Carefree(R) and Grand Heritage(R). Pursuant to its alliance with Doubletree Hotels Corporation, Patriot REIT owns eleven of its hotels through joint venture arrangements under which Patriot REIT holds a 90% ownership interest with regard to five of such hotels and an 85% ownership interest with regard to six of such hotels. Pursuant to its alliance with the Snavely Group, Patriot REIT owns four of its hotels through limited liability companies under which Patriot REIT holds a 90% ownership interest.

  Patriot Operating Company currently leases from Patriot REIT 42 hotels, 24 of which were purchased by Patriot REIT subsequent to the Cal Jockey Merger. Patriot Operating Company anticipates acquiring the leases for an additional two of Patriot REIT's existing hotels in the near future. Additionally, Patriot REIT expects that a significant portion of its future acquisitions, will be leased to Patriot Operating Company. In 1997, Patriot Operating Company acquired the management operations of Grand Heritage Hotels and Carefree Resorts. In addition, Patriot Operating Company provides management services to the Grand Heritage and Carefree hotels and resorts that it leases from Patriot REIT.

  In addition to leasing and managing hotels, Patriot Operating Company is also engaged in the business of conducting and offering pari-mutuel wagering on thoroughbred horse racing at the Racecourse. The Racecourse also acts as an off-track wagering facility, allowing patrons to wager on horse races at other tracks even when live horse racing is not being conducted at the Racecourse, by accepting simulcasts of horse races conducted throughout the United States, Canada, Mexico, Australia and Hong Kong. In addition to live horse racing at the Racecourse, Patriot Operating Company simulcasts its live horse races to as many as 31 sites in California and 450 sites in the remainder of the world. Patriot Operating Company faces significant competition for the sports and entertainment dollar in the San Francisco bay area because of the numerous professional and amateur sporting events and other entertainment attractions located in the Bay Area. Patriot Operating Company's revenues from its operations of the Racecourse are subject to seasonal variations depending on the scheduling of its live race meet.

  As of November 3, 1997, the Patriot Companies had total outstanding indebtedness of approximately $826.7 million, of which approximately $555.1 million was outstanding under the Revolving Credit Facility. The Revolving Credit Facility generally is used for the acquisition of additional properties, businesses and other assets, for capital expenditures and for general working capital purposes. The interest rate for the Revolving Credit Facility ranges from LIBOR plus 1.00% to 2.00% (depending on the Patriot Companies' leverage ratio or the investment grade rating received from the rating agencies) or the customary alternate base rate announced from time to time plus 0.0% to 0.50% (depending on the Patriot Companies' leverage ratio).

  Patriot REIT agreed with partnerships affiliated with the members of CHC Lease Partners to make or acquire mortgage loans aggregating $103 million relating to four hotels owned by the partnerships: the Sheraton Grand Hotel in Tampa, the Sheraton Gateway Hotel in Miami (also known as the River House Hotel), the Grand Bay Hotel in Miami, and the Doubletree Hotel in Glenview, Illinois. Patriot REIT has loaned approximately $46 million of the total amount to such partnerships, relating to the Doubletree Hotel in Glenview, Illinois and the River House Hotel. Additionally, Patriot REIT has purchased two additional loans on which partnerships affiliated with the members of CHC Lease Partners are borrowers for an aggregate purchase price of $57 million. One of the purchased loans, in the principal amount of approximately $30.7 million, matures in December 2000 and bears interest at a rate per annum equal to 8.0% until November 30, 1997, 8.5% from December 1, 1997 until November 30, 1999, and 9.0% from December 1, 1999 until December 1, 2000. The second purchased loan, in the principal amount of approximately $24.4 million, matures on December 31, 1999 and bears interest at a rate per annum equal to 8.0% until December 31, 1997 and 9.5% from January 1, 1998 until December 31, 1999. Each of the purchased loans is secured by first priority liens on the respective hotels. In connection with such loans, Patriot REIT entered into a short-term financing arrangement with an affiliate of Paine Webber Real Estate, whereby such affiliate loaned Patriot REIT $103 million through April 15, 1998 at a rate equal to the greater of 30-day LIBOR plus 1.75% or the borrowing rate on the Revolving Credit Facility. This financing is secured by a collateral assignment of the mortgage loans encumbering the four hotels. In October 1997, Patriot REIT acquired 100% of the ownership interests in the four partnerships that own the four hotels. See "--Surviving Companies--The Proposed CHCI Merger."

  Patriot REIT has entered into an agreement to purchase the 173-room Holiday Inn Beachwood located in Cleveland, Ohio for a purchase price of approximately $14.5 million in cash. The purchase of the Holiday Inn Beachwood is subject to satisfactory completion of various closing conditions and no assurances can be given that the acquisition will be consummated.

  In addition, in August 1997, Patriot Operating Company purchased a participating loan from National Resort Ventures, L.P., related to the 1,014-room Buena Vista Palace Hotel in Orlando, Florida for approximately $23.75 million in cash. The Buena Vista Palace Hotel is owned by a joint venture between Equitable Life Insurance Company, which owns a 55% interest, and Hotel Venture Partners, Ltd., which owns a 45% interest. Patriot REIT is currently negotiating with such owners to acquire the hotel. In November 1997, Patriot REIT agreed to acquire a 95% equity interest in the Buena Vista Palace Hotel for $97.15 million and the assumption of an existing first leasehold with a current balance of $50.7 million. As part of the agreement, Patriot REIT also was granted an option to acquire the remaining 5% equity interest in the hotel.

  In September and October 1997, Patriot REIT acquired ten hotels (including an approximate 50% controlling ownership interest in the Omni Inner Harbor Hotel) from entities affiliated with Gencom and CHCI for an aggregate purchase price of approximately $237 million. Patriot REIT also has entered into an agreement whereby it may indirectly acquire the remaining ownership interest in the Omni Inner Harbor Hotel. See "--Surviving Companies--The Gencom and CHCI Transactions."

  The Patriot Companies believe that market conditions remain favorable for the acquisition of additional hotels and hotel portfolios and it is expected that they will continue their aggressive acquisition activities. Additionally, the Patriot Companies intend to explore opportunities to acquire management contracts, hotel leases, hotel operators, owners of hotel franchises and independent hotel management companies. As part of their ongoing business, the Patriot Companies continually engage in discussions with public and private real estate entities, including, without limitation, current lessees of the Patriot Companies' hotels, regarding possible portfolio or single asset acquisitions, as well as the acquisition of hotel leasing and management operations. No assurances can be given, however, that the Patriot Companies will locate attractive acquisition opportunities or that they will consummate such acquisitions.

  The Patriot Companies' principal executive offices are located at 3030 LBJ Freeway, Suite 1500, Dallas, Texas 75234, and the telephone number at this location is (972) 888-8000.

WYNDHAM

  Wyndham was formed in February 1996 and, on May 24, 1996, immediately prior to the consummation of the initial public offering of Wyndham Common Stock, Wyndham succeeded to the hotel management and related businesses of Wyndham Hotel Company, Ltd. and the fee and leasehold interests in a number of Wyndham brand hotels.

  Wyndham is a national hotel company operating hotels primarily under the Wyndham brand names. Wyndham hotels are located across the United States, in Ontario, Canada and on a number of Caribbean islands. Wyndham's upscale hotels compete with national hotel chains such as Marriott(R), Hyatt(R) and Hilton(R). At November 3, 1997, Wyndham's hotel portfolio consisted of 93 hotels operated by Wyndham and 8 franchised hotels, which in the aggregate contained 24,083 rooms. Wyndham's portfolio consisted of 84 upscale hotel properties and 17 midscale hotel properties operating under the ClubHouse brand (7 of which will be renovated and converted to upscale Wyndham Garden Hotels in early 1998).

  Wyndham offers three distinct full service hotel products under the Wyndham brand names (Wyndham Hotels, Wyndham Garden Hotels and Wyndham Resorts) that are tailored to urban, suburban and select resort markets, the primary markets that serve its core upscale customers. In urban markets, Wyndham operates or franchises 26 large upscale Wyndham Hotels containing an average of approximately 400 hotel rooms. Wyndham Hotels are targeted principally at business groups and other group customers, as well as individual business travelers. In suburban markets and near airports, Wyndham operates or franchises 48 mid-size Wyndham Garden Hotels, which were created by Wyndham to cater to individual business travelers and small business groups. Wyndham Garden Hotels are mid-size full service upscale hotels containing between approximately 140 and 240 hotel rooms that offer a package of services and amenities focused on the needs of the business traveler. Wyndham's portfolio also includes seven Wyndham Resorts that are full service destination resorts targeted at upscale leisure and incentive travelers and are located both domestically and on five Caribbean islands.

  Over 95% of Wyndham's upscale hotels are operated under the Wyndham brand names, which are synonymous with high quality lodging facilities and excellent service. Wyndham places a great emphasis on maintaining hotel properties in first-rate condition and providing consistently high quality guest services at all of its hotels, and has designed numerous programs to ensure that Wyndham guests receive the highest quality lodging experience possible. Wyndham owns, manages, leases and franchises hotels under the Wyndham brand name. In addition, Wyndham is experienced in all aspects of hotel operations, including purchasing, accounting and asset and risk management, as well as hotel construction and design.

  On July 31, 1997, Wyndham acquired through merger Kansas City-based ClubHouse Hotels, Inc. ("ClubHouse"), a privately held hospitality company with a portfolio of 17 hotels operating in the mid-scale segment of the lodging industry. Of the hotels comprising ClubHouse's portfolio, Wyndham acquired through the merger or in related acquisition transactions ownership of 13 ClubHouse hotels and partial ownership of three ClubHouse hotels. Wyndham also acquired through the merger ownership of the "ClubHouse" brand name, as well as the license rights with respect to one franchised ClubHouse hotel.

  As of November 3, 1997, Wyndham had total outstanding indebtedness of approximately $239 million. Wyndham has a revolving credit facility with Bankers Trust Company, as agent for a group of financial institutions, which provides Wyndham with up to $150 million of revolving loan borrowings. The Wyndham Revolving Credit Facility is used by Wyndham for, among other things, the acquisition, renovation, management and operation of certain hotel properties. At November 3, 1997, an aggregate of approximately $82.5 million was outstanding under the Wyndham Revolving Credit Facility with a weighted average interest rate of 7.63%. The Wyndham Revolving Credit Facility is a direct obligation of Wyndham and is fully and unconditionally guaranteed by each of Wyndham's subsidiaries (except for certain insignificant subsidiaries).

  Wyndham also had outstanding $100 million of Wyndham Senior Subordinated Notes as of November 3, 1997. The Wyndham Senior Subordinated Notes mature on May 15, 2006, and bear interest at 10 1/2% per annum. The Wyndham Indenture contains certain covenants restricting Wyndham's ability to incur indebtedness and otherwise limiting Wyndham's activities. Wyndham's obligations under the Wyndham Indenture and the Wyndham Senior Subordinated Notes rank junior in right of payment to Wyndham's obligations under the Wyndham Revolving Credit Facility.

  In addition to the amounts outstanding under the Wyndham Revolving Credit Facility and the Wyndham Senior Subordinated Notes, at November 3, 1997, Wyndham had $9.7 million of outstanding revenue bonds, $20 million in capital lease obligations, $23.4 million in mortgage indebtedness assumed in connection with the acquisition of ClubHouse and $3.5 million of indebtedness assumed in connection with the acquisition of a majority equity interest in a hotel previously managed by Wyndham.

  Wyndham's principal executive office is located at 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 and the telephone number at this location is
(214) 863-1000.

SURVIVING COMPANIES

 General

  Pursuant to the Merger Agreement, Wyndham will merge with and into Patriot REIT and the companies will continue their operations within the paired share structure. Following the Merger, the 36 hotels currently in operation that are owned or leased by Wyndham will be leased or subleased by Patriot REIT to Wyndham International. In addition, the leases for two hotels currently leased by Patriot REIT to Crow Hotel Lessee, Inc. will be terminated and re-leased to Wyndham International. Patriot REIT also will lease the ten hotels acquired from the Crow Family Entities to Wyndham International following consummation of the Crow Assets Acquisition. Following the Merger, it is contemplated that all of these hotels will be managed by WMC, along with other hotels currently managed by WMC. It is anticipated that all other management activities will be carried on by Wyndham International, including management of other hotels owned by Patriot REIT and leased to Wyndham International that are not managed by WMC. Wyndham International also will continue the management operations of the Grand Heritage and Carefree Resorts divisions, which provide management services to the Grand Heritage and Carefree Resorts hotels. Upon completion of the CHCI Merger, Wyndham International also will continue the management operations of GAH and CHCI. In addition, upon completion of the WHG Merger, Wyndham International will continue the management operations of WHG.

 Operations of Patriot REIT and Wyndham International Following the Merger

  Management of the Patriot Companies believes that following the Merger, the Patriot Companies will be perceived as a nationally branded, fully integrated hotel company, with enhanced hotel acquisition, ownership, management, franchising, construction and development capabilities. Management of the Patriot Companies believes that, from a hotel acquisitions perspective, the companies will have the ability to maximize returns on newly acquired properties by leasing them to Wyndham International. Additionally, Patriot REIT will have the ability to create value by reflagging existing and subsequently acquired hotel properties utilizing the Wyndham brand. No assurances can be given, however, that the Patriot Companies will locate attractive acquisition opportunities or that they will consummate any such acquisitions. See "Risk Factors--Hotel Industry Risks--Competition for Hotel Acquisition Opportunities."

  Based upon the respective portfolios of the Patriot Companies and Wyndham at November 3, 1997, after giving effect to the Merger and the Related Transactions and the Crow Assets Acquisition, the Patriot Companies will have an aggregate hotel portfolio, including owned, managed, leased and franchised hotels, consisting of 190 hotels in operation, with an aggregate of over 45,700 rooms. Such portfolio will consist of 113 owned hotels, 13 hotels leased from independent third parties, 56 managed hotels and 8 franchised hotels. The Patriot Companies' aggregate portfolio following the Merger would represent an increase in the Patriot Companies' rooms portfolio of over 41,500 rooms since the Initial Offering.

 Crow Assets Acquisition

  In connection with the Merger, the Patriot REIT Partnership has entered into the Omnibus Purchase and Sale Agreement and eleven individual purchase and sale agreements with the Crow Family Entities, providing for the Patriot REIT Partnership's acquisition of 11 full-service Wyndham-branded hotels with 3,072 rooms for an aggregate purchase price of approximately $331.7 million in cash plus up to $14 million in additional cash consideration if two of the hotels meet certain cash flow targets. The Crow Assets Acquisition is subject to various closing conditions, including approval of the Merger by the stockholders of Patriot REIT, Patriot Operating Company and Wyndham (which condition may be waived by such parties). The following hotels are subject to the Crow Assets Acquisition: the Wyndham Bel Age Hotel, the Wyndham Franklin Plaza Hotel, the Wyndham La Guardia Garden Hotel, the Wyndham Milwaukee Hotel, the Wyndham Northwest Chicago Hotel, the Wyndham Las Colinas Garden Hotel, the Wyndham Novi Garden Hotel, the Wyndham Pleasanton Garden Hotel, the Wyndham Wood Dale Garden Hotel, the Wyndham Riverfront Hotel and the Wyndham Palm Springs Hotel. With the exception of the Milwaukee Hotel, the Crow Assets Acquisition is expected to be consummated contemporaneously with the closing of the Merger. With respect to the Milwaukee Hotel, consents to the sale of such hotel must be obtained from the mortgage lender and the ground lessor. As a result, Patriot REIT currently expects that the purchase of the Milwaukee Hotel will be delayed by up to 24 months.

  Under the terms of the Omnibus Purchase and Sale Agreement, the Patriot REIT Partnership also has certain rights of first refusal with respect to the Wyndham Bristol Hotel and any of the hotels subject to the Omnibus Purchase and Sale Agreement (other than the Milwaukee Hotel) that are undeliverable by the Crow Family Entities at the closing of the Crow Assets Acquisition. Pursuant to the Merger Agreement, the obligation of Patriot REIT to consummate the Merger is subject to the condition, waivable by Patriot REIT, that the closing of the transactions contemplated by the Omnibus Purchase and Sale Agreement shall have become effective subject only to the Merger becoming effective at the Effective Time. See "The Omnibus Purchase and Sale Agreement."

 Surviving Companies Indebtedness

  Term Loan. Patriot REIT has entered into a commitment letter with Paine Webber Real Estate and Chase for the $500 million Term Loan. It is anticipated that the Term Loan will be secured by specific assets and properties of the Patriot Companies that will be transferred to a special purpose "bankruptcy remote" entity. In connection with the Merger, Patriot REIT anticipates that the entire $500 million of availability under the Term Loan will be used to refinance substantially all of the existing indebtedness of Wyndham and to finance payments to be made in connection with the Merger and the Related Transactions and the Crow Assets Acquisition. The Term Loan is expected to have an interest rate per annum equal to LIBOR plus 1.75%. See "The Companies--

Surviving Companies." In addition, it is expected that the Patriot Companies' existing Revolving Credit Facility will be used to refinance that portion of existing indebtedness of Wyndham that is not refinanced through the Term Loan. See "Risk Factors--Substantial Debt Obligations."

  Wyndham Senior Subordinated Notes. In connection with the Merger, Wyndham is commencing a tender offer for all of the outstanding Wyndham Senior Subordinated Notes and also is soliciting consents of a majority of the holders of the Wyndham Senior Subordinated Notes to eliminate or modify certain covenants and other provisions of the Wyndham Indenture so that any non-tendered Wyndham Notes do not restrict the future financial and operating flexibility of Patriot REIT following the Merger. The tender offer is being made on a "fixed spread basis" with actual pricing to be determined two business days prior to the expiration of the offer. The purchase price for the Wyndham Senior Subordinated Notes will be determined by reference to the applicable fixed spread over the yield to maturity of the applicable reference U.S. Treasury security. The tender offer is conditioned on, among other things, the consummation of the Merger and the receipt of a number of consents sufficient to amend the Wyndham Indenture. Wyndham expects to fund the tender offer with cash from operations and cash provided by the Term Loan. The consents would become effective upon consummation of the tender offer. In addition, Patriot REIT's obligation to consummate the Merger is conditioned upon the tender offer being consummated on terms reasonably satisfactory to Patriot REIT.

 Executive Officers and Directors

  In connection with the consummation of the Merger, the Patriot REIT Board and the Patriot Operating Company Board will be reconstituted so that each Board will be comprised of directors who were formerly directors of Patriot REIT, Patriot Operating Company or Wyndham, together with certain other individuals who have not previously served on any of such Boards. Immediately following the Effective Time, the number of directors of Patriot REIT will be fixed at ten. At such time, the directors of Patriot REIT will be Paul A. Nussbaum, William W. Evans III, John C. Deterding, John H. Daniels, Gregory R. Dillon, Thomas S. Foley, Arch K. Jacobson (all of whom currently are members of the Patriot REIT Board), James D. Carreker (who currently is the President of Wyndham and a member of the Wyndham Board), Philip J. Ward (who currently serves as a director of Wyndham) and Harlan R. Crow (a designee of CF Securities who currently serves as a director of Wyndham). Immediately following the Effective Time, the number of directors of Wyndham International will be fixed at ten. At such time, the directors of Wyndham International will be Paul A. Nussbaum, Karim Alibhai, Arch K. Jacobson, Sherwood M. Weiser, Russ Lyon, Jr., Burton C. Einspruch, Leonard Boxer (all of whom currently are members of the Patriot Operating Company Board), James D. Carreker, James C. Leslie (who currently serves as a director of Wyndham) and Susan T. Groenteman (a designee of CF Securities who currently serves as a director of Wyndham). An additional Patriot REIT designee and an additional Wyndham designee may be added to the Patriot REIT Board and the Wyndham International Board, respectively, within six months following the Effective Time.

  The executive officers of Patriot REIT and Wyndham International will be the current executive officers of Patriot REIT and Patriot Operating Company, respectively, except that William W. Evans III, who currently serves in the Office of the Chairman of Patriot REIT, will become the President and Chief Operating Officer of Patriot REIT, Anne L. Raymond, the current Executive Vice President and Chief Financial Officer of Wyndham, will become the Chief Financial Officer and an Executive Vice President of Patriot REIT, and James
D. Carreker, the current President and Chief Executive Officer of Wyndham, will become the Chief Executive Officer and Chairman of the Board of Wyndham International.

RECENT DEVELOPMENTS

 The Gencom and CHCI Transactions

  In September and October 1997, Patriot REIT acquired ten hotels (including an approximate 50% controlling ownership interest in one of the hotels) from entities affiliated with Gencom and CHCI for an aggregate purchase price of approximately $237 million. Financing for the purchase of the hotels consisted of cash from the Revolving Credit Facility and the issuance of Paired Shares and paired OP Units in a private placement. Four of the hotels are encumbered by mortgage loans in the aggregate amount of approximately $103 million that Patriot REIT made to partnerships affiliated with the members of CHC Lease Partners. See "--The Patriot Companies."

  In connection with the foregoing transactions, Patriot REIT acquired the leasehold interests relating to eight of 25 hotels which were previously leased by CHC Lease Partners for a purchase price of approximately $53 million, and Patriot Operating Company purchased an approximate 50% managing and controlling ownership interest in GAH from affiliates of Gencom for a purchase price of approximately $14 million, and such hotels were re-leased to Patriot Operating Company. Prior to the acquisition of the leasehold interests, the management contracts with GAH relating to the eight hotels were terminated. These transactions were financed with cash, the issuance of paired OP Units in the Patriot Partnerships and the issuance of preferred OP Units in the Patriot Operating Company Partnership.

  In addition, on September 30, 1997, Patriot REIT, Patriot Operating Company and CHCI entered into the CHCI Merger Agreement providing for the merger of the hospitality-related businesses of CHCI with and into Patriot Operating Company with Patriot Operating Company being the surviving company. Subject to regulatory approvals, CHCI's gaming operations will be transferred to a new legal entity prior to the CHCI Merger and such operations will not be a part of the transaction. It is anticipated that the CHCI Merger will be consummated in the first or second quarter of 1998, although the precise timing is subject to certain conditions including receipt of all necessary regulatory approvals. As a result of the CHCI Merger, Patriot Operating Company, through its subsidiaries, will acquire the remaining 50% investment interest in GAH, the remaining 17 leases and 16 of the associated management contracts related to the Patriot REIT hotels leased by CHC Lease Partners, three management contracts related to Patriot REIT hotels leased by Patriot Operating Company, 12 third-party management contracts, two third-party lease contracts, the Grand Bay and Registry Hotels & Resorts proprietary brand names and certain other hospitality management assets.

  Pursuant to the CHCI Merger, each issued and outstanding CHCI Share and certain stock option rights will be converted into the right to receive shares of Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock. See "Description of Capital Stock--Patriot Operating Company Series A Preferred Stock and Series B Preferred Stock." The formula for determining the exchange ratio of CHCI Shares for Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock is based on issuing an aggregate of approximately 4,396,000 shares of Operating Company Preferred Stock (based on an aggregate purchase value of approximately $102.2 million and a market price per Paired Share of $23.25), subject to reduction if certain specified events occur and subject to increase representing adjustments for dividends paid on Paired Shares after September 30, 1997. Generally, the aggregate number of shares of Operating Company Preferred Stock that each stockholder shall have the right to receive pursuant to the CHCI Merger shall consist of, to the extent possible, an equal number of shares of Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock. The Unaudited Pro Forma Financial Statements set forth in this Joint Proxy Statement/Prospectus show the effects of the transactions consummated in September and October 1997 with Gencom and CHCI, as well as the CHCI Merger, on the Patriot Companies. See "Unaudited Pro Forma Combined Financial Statements." There can be no assurance that the CHCI Merger will be consummated.

  As part of the Gencom and CHCI transactions, Karim Alibhai, the chief executive officer of Gencom, was appointed to the position of president, chief operating officer and director of Patriot Operating Company. Patriot Operating Company has entered into an employment agreement with Mr. Alibhai, pursuant to which Mr. Alibhai serves as president and chief operating officer of Patriot Operating Company for a term of three years at an initial annual base compensation of $350,000, subject to any increases in base compensation approved by the Compensation Committee of the Patriot Operating Company Board. In addition, under the terms of the employment contract, Mr. Alibhai is eligible to receive cash incentive compensation in an amount to be determined by the Compensation Committee, but not less than $75,000 per year, up to 80% of his annual base compensation, as adjusted. In addition, Mr. Alibhai was granted nonqualified options to purchase 280,000 Paired Shares at an exercise price of $32.0625 per Paired Share (the closing market price of a Paired Share on the date of grant). The options to purchase Paired Shares vest in equal quarterly installments over a period of three years.

 The WHG Transaction

  In addition, Patriot REIT, Patriot Operating Company and WHG have entered into the WHG Merger Agreement providing for the merger of a newly formed subsidiary of Patriot Operating Company with and into WHG with WHG being the surviving corporation. As a result of the WHG Merger, Patriot Operating Company will acquire the 570-room Condado Plaza Hotel & Casino, a 50% interest in the 389-room El San Juan Hotel & Casino and a 23.3% interest in the 751-room El Conquistador, all of which are located in Puerto Rico, as well as a 62% interest in Williams Hospitality Group, Inc., the management company for the three hotels and the Las Casitas Village at the El Conquistador.

  Under the terms of the WHG Merger Agreement, each share of WHG Common Stock generally will be converted into the right to receive 0.784 Paired Shares (the "WHG Exchange Ratio"); provided, however, that in the event that (i) the average closing price of a Paired Share over the ten trading days immediately preceding the third business day prior to the WHG Special Meeting Date (the "Patriot/WHG Average Closing Price") is greater than $31.25 and the effective time of the WHG Merger is before February 1998, the WHG Exchange Ratio will be adjusted such that the product (the "WHG Exchange Ratio Product") of the WHG Exchange Ratio and the Patriot/WHG Average Closing Price equals $24.50, (ii) the Patriot/WHG Average Closing Price is greater than $31.75 and the effective time of the WHG Merger is in February 1998, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $24.89, (iii) the Patriot/WHG Average Closing Price is greater than $32.25 and the effective time of the WHG Merger is after February 1998, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $25.28, (iv) the Patriot/WHG Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $20.00, or (v) the Patriot/WHG Average Closing Price is less than $19.50, the WHG Exchange Ratio will equal 1.026, provided, however, that in such circumstances WHG has the right, waivable by it, to terminate the WHG Merger Agreement. In addition, each issued and outstanding share of WHG Series B Convertible Preferred Stock will be converted into the right to receive that number of Paired Shares that the holder of such share of WHG Series B Convertible Preferred Stock would have the right to receive assuming conversion of such share, together with any accrued and unpaid dividends thereon, into shares of WHG Common Stock immediately prior to the effective time of the WHG Merger. The Unaudited Pro Forma Financial Statements set forth in this Joint Proxy Statement/Prospectus show the effects of the WHG Merger on the Patriot Companies. See "Unaudited Pro Forma Combined Financial Statements." There can be no assurance that the WHG Merger will be consummated.

 The PaineWebber Direct Placement

  Pursuant to the PaineWebber Direct Placement, the Patriot Companies agreed to sell 1,000,033 Paired Shares to PaineWebber. The Direct Placement Purchase Price per Paired Share will be determined as follows: (a) if the Direct Placement Closing Price is greater than $25.875, then the Direct Placement Purchase Price will be $25.875 plus 50% of the difference between the Direct Placement Closing Price and $25.875; and (b) if the Direct Placement Closing Price is less than or equal to $25.875, then the Direct Placement Purchase Price will be $25.875 less 50% of the difference between $25.875 and the Direct Placement Closing Price. The Patriot Companies currently are negotiating a definitive underwriting agreement with PaineWebber and anticipate that the PaineWebber Direct Placement will be consummated on November 13, 1997.

 The LaSalle Direct Placement

  Pursuant to the LaSalle Direct Placement, the Patriot Companies also agreed to sell 1,000,000 Paired Shares to LaSalle as agent for certain clients of LaSalle at a purchase price per Paired Share of $27.625, or aggregate consideration of $27,625,000. The Patriot Companies are currently negotiating a definitive stock purchase agreement with LaSalle and anticipate that the LaSalle Direct Placement will be consummated on November 13, 1997.

 The Morgan Stanley Call

  On September 30, 1997, the Patriot Companies exercised the Morgan Stanley Call with respect to 2,000,033 OP Units in each of the Patriot Partnerships. The exercise price on the Morgan Stanley Call is $25.875 per pair of OP Units. The Patriot Companies anticipate settling the Morgan Stanley Call on November 13, 1997 with the proceeds of the PaineWebber Direct Placement and the LaSalle Direct Placement.

 Additional Financing

  Depending on market conditions and other appropriate factors, the Patriot Companies may seek additional debt or equity financing prior to the Effective Time.

                   DESCRIPTION OF THE PARTNERSHIP AGREEMENTS

PATRIOT REIT PARTNERSHIP

  Patriot REIT owned an approximate 83.6% interest in the Patriot REIT Partnership as of November 3, 1997. The Patriot REIT Partnership owns, directly or through subsidiaries, all of Patriot REIT's interests in its hotels and leases all but 2 of such hotels to the Lessees and Patriot Operating Company. Patriot REIT holds its interest in the Patriot REIT Partnership through two wholly owned subsidiaries, PAH GP and PAH LP. PAH GP is the sole general partner of the Patriot REIT Partnership and owns a 1.0% general partnership interest in the Patriot REIT Partnership. Through PAH GP, Patriot REIT controls the Patriot REIT Partnership and its assets. PAH LP is one of the Patriot REIT Partnership's limited partners (the "Patriot REIT Limited Partners") and owns an approximate 82.6% limited partnership interest in the Patriot REIT Partnership. In their capacities as such, the Patriot REIT Limited Partners have no authority to transact business for, or participate in the management, activities or decisions of, the Patriot REIT Partnership. The following is a summary of the material terms of the partnership agreement of the Patriot REIT Partnership (the "Patriot REIT Partnership Agreement").

 Voting Rights

  Under the Patriot REIT Partnership Agreement, the Patriot REIT Limited Partners do not have voting rights relating to the operation and management of the Patriot REIT Partnership except in connection with certain amendments to the Patriot REIT Partnership Agreement. Amendments to the Patriot REIT Partnership Agreement may be made by the Patriot REIT Partnership's general partner (the "Patriot General Partner").

 Transferability of Interests

  PAH GP and PAH LP may not voluntarily withdraw from the Patriot REIT Partnership or transfer or assign their interests in the Patriot REIT Partnership unless the transaction in which such withdrawal or transfer occurs results in receipt of Redemption Rights (as hereinafter defined) by the Patriot REIT Limited Partners (other than PAH LP) immediately prior to such transaction, or unless the successors to PAH GP and PAH LP contribute substantially all of their assets to the Patriot REIT Partnership in return for an interest in the Patriot REIT Partnership. Except in limited circumstances (including a merger involving Patriot REIT), a person may not be admitted as a substitute or successor general partner unless a majority-in-interest of the Patriot REIT Limited Partners (other than PAH LP) consent in writing to the admission of such substitute or successor general partner, which consent may be withheld at the sole discretion of such Patriot REIT Limited Partners.

  The Patriot REIT Partnership Agreement prohibits the transfer of OP Units other than in certain specified transactions in order to enable the Patriot REIT Partnership to quality for a safe harbor from treatment as a "publicly traded partnership." A person to whom an OP Unit has been assigned or transferred may not be admitted as a Patriot REIT Limited Partner without the written consent of the Patriot General Partner, which consent may be withheld at the sole discretion of the Patriot General Partner.

 Issuance of Additional Units

  The Patriot REIT Partnership is authorized to issue limited partnership units and other partnership interests to its partners or to other persons for such consideration and on such terms and conditions as the Patriot General Partner, at its sole discretion, may deem appropriate.

 Redemption Rights

  Pursuant to the Patriot REIT Partnership Agreement, the Patriot REIT Limited Partners, other than PAH LP, have redemption rights which, subject to certain limitations, enable them to cause the Patriot REIT Partnership to redeem each Patriot REIT OP Unit for cash equal to the value of one share of Patriot REIT Common Stock or, at Patriot REIT's election, Patriot REIT may purchase each Patriot REIT OP Unit offered for redemption for one share of Patriot REIT Common Stock (the "Redemption Rights").

  The Patriot REIT Partnership Agreement provides that for Patriot REIT Limited Partners to redeem their OP Units of the Patriot REIT Partnership, they must also redeem an equivalent number of OP Units of the Patriot Operating Partnership. Upon the redemption of each OP Unit of the Patriot REIT Partnership and OP Unit of the Patriot Operating Partnership, the redeeming Patriot REIT Limited Partner will receive cash equal to the value of a Paired Share; provided that Patriot REIT and Patriot Operating Company may elect to purchase each tendered OP Unit of the Patriot REIT Partnership and OP Unit of the Patriot Operating Partnership in exchange for a Paired Share.

 Management Liability and Indemnification

  The Patriot REIT Partnership Agreement generally provides that the Patriot General Partner will incur no liability to the Patriot REIT Partnership or any Patriot REIT Limited Partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the Patriot General Partner acted in good faith. In addition, the Patriot General Partner is not responsible for any misconduct or negligence on the part of its agents provided the Patriot General Partner appointed such agents in good faith. The Patriot REIT Partnership Agreement also provides for indemnification of the Patriot General Partner, PAH LP, Patriot REIT, their respective directors and officers, and such other persons as the Patriot General Partner may from time to time designate, against any and all losses, claims, damages, liabilities, joint or several expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Patriot REIT Partnership in which such person may be involved.

 Amendment

  The Patriot General Partner may amend the Patriot REIT Partnership Agreement without the consent of the Patriot Limited Partners, except to the extent that certain amendments that would, among other things, adversely affect the rights of any Patriot REIT Limited Partner to receive distributions, alter the allocation of profits or losses to the Patriot REIT Limited Partners, affect the Redemption Rights (except as permitted in connection with a merger or similar transaction or to prevent the Patriot REIT Partnership from being treated as a publicly traded partnership) in a manner adverse to the Patriot REIT Limited Partners, impose on the Patriot REIT Limited Partners any obligation to make additional capital contributions, or require the consent of Patriot REIT Limited Partners (other than PAH LP) holding more than 50% of the interests of Patriot REIT Limited Partners (other than PAH LP).

 Management Fees and Expenses

  In addition to the administrative and operating costs and expenses incurred by the Patriot REIT Partnership, the Patriot REIT Partnership will pay all administrative costs and expenses of Patriot REIT, PAH GP and PAH LP (the "Patriot Expenses"), and the Patriot Expenses will be treated as expenses of the Patriot REIT Partnership. Patriot Expenses generally will include (i) all expenses relating to the formation and continuity of existence of Patriot REIT, PAH GP and PAH LP, (ii) all expenses relating to the public offering and registration of securities by Patriot REIT, (iii) all expenses associated with the preparation and filing of any periodic reports by Patriot REIT under federal, state or local laws or regulations, (iv) all expenses associated with compliance by Patriot REIT, PAH GP and PAH LP with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of PAH GP incurred in the ordinary course of its business on behalf of the Patriot REIT Partnership. Patriot Expenses, however, will not include any administrative and operating costs and expenses incurred by Patriot REIT that are attributable to hotel properties or partnership interests in a subsidiary partnership that are owned by Patriot REIT directly.

 Distributions and Allocations

  The Patriot REIT Partnership Agreement provides that the Patriot REIT Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the

Patriot REIT Partnership's property in connection with the liquidation of the Patriot REIT Partnership) on a quarterly (or, at the election of the Patriot General Partner, more frequent) basis, in amounts determined by the Patriot General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Patriot REIT Partnership, subject to the terms of the REIT OP Preferred Units. Upon liquidation of the Patriot REIT Partnership, after payment of, or adequate provision for, debts and obligations of the Patriot REIT Partnership, including any partner loans, any remaining assets of the Patriot REIT Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the Patriot General Partner has a negative balance in its capital account following a liquidation of the Patriot REIT Partnership, it will be obligated to contribute cash to the Patriot REIT Partnership equal to the negative balance in its capital account.

  Profit and loss of the Patriot REIT Partnership for each fiscal year of the Patriot REIT Partnership generally will be allocated among the partners in accordance with their respective interests in the Patriot REIT Partnership. Taxable income and loss will be allocated in the same manner, subject to compliance with the provisions of Code sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

 Term

  The Patriot REIT Partnership will continue until December 31, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the Patriot General Partner (unless the Patriot REIT Limited Partners elect to continue the Patriot REIT Partnership), (ii) the sale or other disposition of all or substantially all of the assets of the Patriot REIT Partnership, (iii) the redemption of all limited partnership interests in the Patriot Partnership (other than those held by PAH LP), or (iv) the election by the Patriot General Partner.

 Tax Matters

  Pursuant to the Patriot REIT Partnership Agreement, the Patriot General Partner will be the tax matters partner of the Patriot REIT Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the Patriot REIT Partnership.

 REIT OP Preferred Units

  As of November 3, 1997 the Patriot REIT Partnership had issued 1,324,804 REIT OP Preferred Units. The REIT OP Preferred Units pay distributions equal to 103% of the current annual dividend paid on the outstanding Patriot REIT Common Stock, subject to increase or decrease by the dollar amount of any increase or decrease in the dividend paid on the Patriot REIT Common Stock. In addition, if, for any taxable year of the Patriot REIT Partnership ending on or before December 31, 1998, that portion of the REIT OP Preferred Units holder's distributive share of Patriot REIT Partnership taxable income which consists of "unrelated business taxable income" as defined in section 512(a)(1) of the Code ("UBTI") exceeds 20% (any such excess, the "Excess UBTI"), then the REIT OP Preferred Unit holder will be entitled to an additional distribution (the "UBTI Adjuster") from the Patriot REIT Partnership with respect to such taxable year equal to the product of (i) the Excess UBTI multiplied by (ii) the federal tax rate applicable to the Excess UBTI. Prior to the third anniversary of issuance, the REIT OP Preferred Units generally will not be convertible into Patriot REIT Common Stock, except under certain limited circumstances.

  Pursuant to the terms of a Preferred Unit Purchase Agreement, dated as of May 15, 1996 by and between the Patriot REIT Partnership, Patriot REIT and LaSalle, on or after the third anniversary of issuance, the holders may exchange one REIT OP Preferred Unit for one Paired Share, subject to adjustment and to an ownership limitation of 4.9% of all outstanding Patriot REIT Common Stock. After the tenth anniversary of issuance, Patriot REIT may exchange the REIT OP Preferred Units for Paired Shares. The foregoing exchange rights are in lieu of the conversion rights in the Patriot REIT Partnership Agreement, which are not applicable to the REIT OP Preferred Units, with the exception of the anti-dilution provisions. By letter agreement dated as of September 30,

1997, the holders and Patriot REIT have agreed to waive these exchange rights and be bound by the redemption provisions of the Patriot REIT Partnership Agreement upon the satisfaction of certain conditions.

PATRIOT OPERATING COMPANY PARTNERSHIP

 General

  The partnership agreement of the Patriot Operating Company Partnership, as amended, will not contain any terms which are materially different from the terms of the Patriot REIT Partnership Agreement, although preferred partnership units will not carry a UBTI Adjuster.

 Operating Company OP Preferred Units

  As of November 3, 1997 the Patriot Operating Company Partnership had issued 2,733,458 Operating Company OP Preferred Units. The Class A Operating Company OP Preferred Units (of which 931,972 are issued) pay preferred distributions equal to the aggregate amount of dividends paid per share on the Patriot REIT Common Stock and the Patriot Operating Company Common Stock, subject to certain restrictions relating to the payment priority of the preferred distributions. The Class B Operating Company OP Preferred Units (of which 1,324,804 are issued) pay preferred distributions equal to 103% of the current annual dividend paid on the outstanding Patriot Operating Company Common Stock, subject to increase or decrease by the dollar amount of any increase or decrease in the dividend paid on Patriot Operating Company Common Stock. The Class C Operating Company OP Preferred Units (of which 476,682 are issued) pay preferred distributions equal to the aggregate amount of dividends paid per share on the Patriot REIT Common Stock and the Patriot Operating Company Common Stock. Pursuant to a redemption rights agreement with Patriot Operating Company, a holder of an Operating Company OP Preferred Unit may exchange such unit for, at Patriot Operating Company's election, one Paired Share or the cash equivalent of one Paired Share.

                         THE MEETINGS OF STOCKHOLDERS

PATRIOT SPECIAL MEETINGS

  The Patriot Special Meetings will be held at the Wyndham Anatole Hotel located at 2201 Stemmons Freeway, Dallas, Texas, on December 12, 1997. At the Patriot REIT Special Meeting, holders of shares of Patriot REIT Common Stock will consider and vote upon the Merger Proposal, the Pairing Agreement Amendment Proposal and the Patriot REIT Charter Amendment Proposal. The affirmative vote of the holders of a majority of the outstanding shares of Patriot REIT Common Stock entitled to vote thereon is required to approve each of the Merger Proposal, the Pairing Agreement Amendment Proposal and the Patriot REIT Charter Amendment Proposal. At the Patriot Operating Company Special Meeting, holders of shares of Patriot Operating Company Common Stock will consider and vote upon the Merger Proposal, the Pairing Agreement Amendment Proposal and the Patriot Operating Company Charter Proposal. The affirmative vote of the holders of a majority of the outstanding shares of Patriot Operating Company Common Stock entitled to vote thereon is required to approve each of the Merger Proposal, the Pairing Agreement Amendment Proposal and the Patriot Operating Company Charter Proposal. The Patriot REIT Special Meeting will be held at 9:30 a.m. local time and the Patriot Operating Company Special Meeting will be held at 10:30 a.m. local time.

  Holders of Paired Shares are entitled to one vote per share at each of the Patriot Special Meetings. At the present time, it is not anticipated that any other matters will be brought before the Patriot Special Meetings for consideration and vote by holders of shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock, including, without limitation, any motion to adjourn either of such meetings. In the event of any vote to adjourn either of the Patriot Special Meetings in order to allow Patriot REIT or Patriot Operating Company to solicit votes in favor of the Patriot REIT Proposals or the Patriot Operating Company Proposals, proxies voting AGAINST the Merger Proposal will be voted AGAINST the motion to adjourn the Patriot Special Meetings.

  The Patriot Companies have fixed the close of business on November 12, 1997 as the Patriot Record Date for determining holders entitled to notice of and to vote at the Patriot Special Meetings. Only holders of shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock at the close of business on the Patriot Record Date will be entitled to notice of and to vote at the Patriot REIT Special Meeting and the Patriot Operating Company Special Meeting, respectively. As of the Patriot Record Date, there were outstanding and entitled to vote 68,006,021 and 68,006,021 shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock, respectively. As of the Patriot Record Date, directors and executive officers of Patriot REIT and their affiliates, who own collectively 911,780 shares (representing 1.34% of the outstanding shares), have indicated that they intend to vote all of such shares of Patriot REIT Common Stock to approve each of the Patriot REIT Proposals, and directors and executive officers of Patriot Operating Company and their affiliates, who own collectively 911,780 shares (representing 1.34% of the outstanding shares), have indicated that they intend to vote all of their shares of Patriot Operating Company Common Stock to approve each of the Patriot Operating Company Proposals.

  All shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF PATRIOT REIT COMMON STOCK AND SHARES OF PATRIOT OPERATING COMPANY COMMON STOCK WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL, THE PAIRING AGREEMENT AMENDMENT PROPOSAL AND, AS APPLICABLE, THE PATRIOT REIT CHARTER AMENDMENT PROPOSAL AND THE PATRIOT OPERATING COMPANY CHARTER AMENDMENT PROPOSAL. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Patriot REIT or Patriot Operating Company, as the case may be, by signing and returning a later-dated proxy or by voting in person at the Patriot REIT Special Meeting or the Patriot Operating Company Special Meeting, as the case may be; however, mere attendance at the Patriot REIT Special Meeting or the Patriot Operating Company Special Meeting will not in and of itself have the effect of revoking the proxy.

  Votes cast by proxy or in person at the Patriot Special Meetings will be tabulated by the inspector(s) of election appointed for the respective meetings and will determine whether or not a quorum is present. The presence in person or by properly executed proxy of the holders of a majority of the issued and outstanding shares of Patriot REIT Common Stock entitled to vote at the Patriot REIT Special Meeting is necessary to constitute a quorum at the Patriot REIT Special Meeting, and the presence in person or by properly executed proxy of the holders of a majority of the issued and outstanding shares of Patriot Operating Company Common Stock entitled to vote at the Patriot Operating Company Special Meeting is necessary to constitute a quorum at the Patriot Operating Company Special Meeting. Abstentions and broker non-votes will be treated as shares that are present at the Patriot Special Meetings for purposes of determining whether a quorum exists. To be approved, each of the Proposals must receive the affirmative vote of the holders of a majority of the issued and outstanding shares of Patriot REIT Common Stock entitled to vote thereon, and each of the Proposals must receive the affirmative vote of the holders of a majority of the issued and outstanding shares of Patriot Operating Company Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of votes against the approval of each of the Proposals.

  Although each of the Proposals will be voted on and tabulated separately at the Patriot REIT Special Meeting and the Patriot Operating Company Special Meeting, respectively, under the Merger Agreement it is a condition to the obligation of each of Patriot REIT and Wyndham to consummate the Merger and the Related Transactions that each of the Proposals be approved. BECAUSE EACH OF THE PROPOSALS IS A CONDITION TO CLOSING, IF ANY OF THE PROPOSALS ARE NOT ADOPTED, THE PARTIES WILL NOT BE REQUIRED TO CONSUMMATE THE MERGER OR ANY OF THE RELATED TRANSACTIONS. IN THE EVENT THAT ANY OF THE PAIRING AGREEMENT AMENDMENT PROPOSAL, THE PATRIOT REIT CHARTER AMENDMENT PROPOSAL OR THE PATRIOT OPERATING COMPANY CHARTER AMENDMENT PROPOSAL IS APPROVED BUT THE MERGER PROPOSAL IS NOT APPROVED, THE PAIRING AGREEMENT AMENDMENT PROPOSAL, THE PATRIOT REIT CHARTER AMENDMENT PROPOSAL OR THE PATRIOT OPERATING COMPANY CHARTER AMENDMENT PROPOSAL, AS APPLICABLE, WILL TAKE EFFECT, BUT THE REFERENCES TO THE CHANGES IN THE OWNERSHIP LIMITS FROM 9.8% TO 8.0% CONTAINED IN THE RESTATED CHARTERS AND THE PAIRING AGREEMENT AMENDMENT WILL NOT TAKE EFFECT.

  Each of the Patriot Companies will bear its own cost of solicitation of proxies. Brokerage firms, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock held in their names. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Patriot Companies, who will not be specifically compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their representatives. MacKenzie Partners, Inc. has been engaged by the Patriot Companies to act as proxy solicitors and to mail proxies to the holders of Patriot REIT Common Stock and Patriot Operating Company Common Stock on the Patriot Record Date, and will receive a fee in connection therewith of approximately $7,500.

  THE PATRIOT REIT BOARD HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL, THE PAIRING AGREEMENT AMENDMENT PROPOSAL AND THE PATRIOT REIT CHARTER AMENDMENT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF PATRIOT REIT VOTE FOR APPROVAL OF SUCH PROPOSALS. THE PATRIOT OPERATING COMPANY BOARD HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL, THE PAIRING AGREEMENT AMENDMENT PROPOSAL AND THE PATRIOT OPERATING COMPANY CHARTER AMENDMENT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF PATRIOT OPERATING COMPANY VOTE FOR APPROVAL OF SUCH PROPOSALS. SEE "THE MERGER AND SUBSCRIPTION--BACKGROUND OF THE MERGER" AND "--REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF THE PATRIOT COMPANIES."

WYNDHAM SPECIAL MEETING

  The Wyndham Special Meeting will be held at the Wyndham Anatole Hotel located at 2201 Stemmons Freeway, Dallas, Texas, on December 12, 1997, at 8:30 a.m., local time. At the Wyndham Special Meeting, holders of Wyndham Common Stock will consider and vote upon the Merger Proposal. The affirmative vote of the holders of two-thirds of the outstanding shares of Wyndham Common Stock entitled to vote thereon is required to approve the Merger Proposal. Holders of Wyndham Common Stock are entitled to one vote per share. At the present time, it is not anticipated that any other matters will be brought before the Wyndham Special Meeting for consideration and vote by holders of shares of Wyndham Common Stock, including, without limitation, any motion to adjourn such meeting. In the event of any vote to adjourn the Wyndham Special Meeting in order to allow Wyndham to solicit votes in favor of the Merger Proposal, proxies voting AGAINST the Merger Proposal will be voted AGAINST the motion to adjourn the Wyndham Special Meeting pursuant to its discretionary authority.

  Wyndham has fixed the close of business on November 12, 1997 as the Wyndham Record Date for determining holders entitled to notice of and to vote at the Wyndham Special Meeting. Only holders of Wyndham Common Stock at the close of business on the Wyndham Record Date will be entitled to notice of and to vote at the Wyndham Special Meeting. As of the Wyndham Record Date, there were outstanding and entitled to vote 21,618,310 shares of Wyndham Common Stock. Pursuant to the Proxy Agreement, CF Securities and the Wyndham Management Stockholders have agreed, subject to certain conditions, to vote all 9,447,745 shares and all 2,411,296 shares, respectively, of Wyndham Common Stock beneficially owned by them, which shares represent 43.7% and 11.2%, respectively, of the total issued and outstanding shares of Wyndham Common Stock as of the Wyndham Record Date, in favor of the Merger Proposal. See "Certain Related Agreements--Proxy Agreement."

  All shares of Wyndham Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF WYNDHAM COMMON STOCK WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Wyndham, by signing and returning a later-dated proxy or by voting in person at the Wyndham Special Meeting; however, mere attendance at the Wyndham Special Meeting will not in and of itself have the effect of revoking the proxy.

  Votes cast by proxy or in person at the Wyndham Special Meeting will be tabulated by the inspector(s) of election appointed for the meeting and will determine whether or not a quorum is present. The presence in person or by properly executed proxy of the holders of a majority of the issued and outstanding shares of Wyndham Common Stock at the Wyndham Special Meeting is necessary to constitute a quorum at the Wyndham Special Meeting. Abstentions and broker non-votes will be treated as shares that are present at the Wyndham Special Meeting for purposes of determining whether a quorum exists. Abstentions and broker non-votes will have the effect of votes against the approval of the Merger Proposal.

  Wyndham will bear its own cost of solicitation of proxies. Brokerage firms, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of Wyndham Common Stock held in their names. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of Wyndham, who will not be specifically compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their representatives. In addition, MacKenzie Partners, Inc. has been engaged by Wyndham to act as proxy solicitors and will receive a fee of approximately $7,500 plus expenses.

  THE BOARD OF DIRECTORS OF WYNDHAM HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF WYNDHAM VOTE FOR APPROVAL OF THE MERGER PROPOSAL. SEE "THE MERGER AND SUBSCRIPTION--BACKGROUND OF THE MERGER," "--REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATION OF THE BOARD OF DIRECTORS OF WYNDHAM."

                          THE MERGER AND SUBSCRIPTION

TERMS OF THE MERGER AND SUBSCRIPTION

  On April 14, 1997, Old Patriot REIT and Wyndham entered into the Merger Agreement pursuant to which the parties agreed to merge. In addition, Old Patriot REIT and CF Securities, the principal stockholder of Wyndham, entered into the Stock Purchase Agreement on April 14, 1997, pursuant to which Patriot REIT has agreed to purchase from CF Securities and CF Securities has agreed to sell to Patriot REIT, all 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities. Following consummation of the Cal Jockey Merger, the parties, together with Patriot Operating Company, entered into the Ratification Agreements pursuant to which the Patriot Companies ratified the Merger Agreement and the Related Transactions. Each of the Patriot REIT Board, the Patriot Operating Company Board and the Wyndham Board has approved the Merger Agreement, the Ratification Agreements and the Related Transactions. Pursuant to the Merger Agreement, at the Effective Time, Wyndham will be merged with and into Patriot REIT, with Patriot REIT being the surviving company in the Merger. Following the Merger, Patriot REIT will continue to be referred to as "Patriot American Hospitality, Inc." while Patriot Operating Company will change its name to "Wyndham International, Inc." Presently, shares of Patriot REIT Common Stock and shares of Patriot Operating Company Common Stock are paired and are transferable only as a single unit pursuant to the Pairing Agreement. The Pairing Agreement, as amended by the Pairing Agreement Amendment, will continue after the Merger and, accordingly, immediately following the Merger the Paired Shares will continue to be paired and transferable only as a single unit. The Paired Shares currently trade, and following consummation of the Merger will continue to trade, as a single unit on the NYSE under the symbol "PAH".

  In the Merger, each outstanding Paired Share will remain outstanding and, following the Merger, will automatically, without any action on the part of the stockholders of Patriot REIT and Patriot Operating Company, represent the same number of Paired Shares.

  In the Merger, subject to certain adjustments and the right of Wyndham stockholders to elect to receive cash as described below, each issued and outstanding share of Wyndham Common Stock will be converted into the right to receive 1.372 Paired Shares (subject to certain REIT qualification requirements and the Excess Share Provisions). In the event, however, that the Patriot Average Closing Price is less than $21.86 but greater than $20.87, each share of Wyndham Common Stock will be converted into the number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price, and, in the event that the Patriot Average Closing Price is less than $20.87, each share of Wyndham Common Stock will be converted into 1.438 Paired Shares (subject to adjustment for any stock dividend, subdivision, reclassification, recapitalization, stock split or combination or similar event effecting the Paired Shares or Wyndham Common Stock), provided, however, that in the event that the Patriot Average Closing Price is less than $20.87, Wyndham has the right, waivable by it, to terminate the Merger Agreement. Pursuant to the Merger Subscription Agreement, Wyndham has contracted for the Merger Subscribed Shares to be issued directly to the Wyndham stockholders in the Merger in an amount equal to the number of shares of Patriot REIT Common Stock that will be issued to Wyndham stockholders in the Merger. Immediately prior to the Merger, Wyndham will fund the Merger Subscription and Wyndham will designate the Wyndham stockholders as the recipients of the Merger Subscribed Shares, in compliance with the Pairing Agreement. The Merger Subscription will be funded on the basis of the fair market value of a Paired Share multiplied by the Subscription Ratio determined by Wyndham and Patriot Operating Company based on the relative value of the Patriot Operating Company Common Stock. The result of the Merger and the Merger Subscription will be that Wyndham stockholders will have the right to receive Paired Shares at the Exchange Ratio for each share of Wyndham Common Stock held by them at the Effective Time, subject to certain REIT qualification rules.

  In lieu of receiving Paired Shares, Wyndham stockholders have the right to make a Cash Election and receive Cash Consideration in an amount per share equal to the Cash Consideration Fair Market Value, provided, however, that the maximum amount of cash to be paid to Wyndham stockholders in the Merger and CF Securities in the Stock Purchase pursuant to Cash Elections will be a total of $100 million. See "--Terms of the Stock

Purchase." In the event that holders of Wyndham Common Stock and CF Securities elect to receive more than $100 million in cash, such cash will be allocated on a pro rata basis among such stockholders and CF Securities based upon the respective number of shares of Wyndham Common Stock as to which they have elected to receive cash. Holders of Wyndham Common Stock (other than CF Securities) who make a Cash Election with respect to some or all of their shares of such stock and who receive Cash Consideration on a pro rata basis will receive Paired Shares for their shares of Wyndham Common Stock that are not converted into Cash Consideration. Under such circumstances, CF Securities will receive a combination of Paired Shares and Series A Preferred Stock pursuant to the terms of the Stock Purchase Agreement for its shares of Wyndham Common Stock which are not converted into Cash Consideration, subject to certain REIT qualification limitations that could, under certain limited circumstances, result in the payment of cash in lieu of shares of Series A Preferred Stock. CF Securities has delivered to Patriot REIT a Cash Election pursuant to which CF Securities has elected to receive Cash Consideration with respect to all 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities. Because CF Securities has made a Cash Election with respect to all of the shares of Wyndham Common Stock beneficially owned by it, the maximum amount of cash available to be paid to other holders of Wyndham Common Stock in the Merger is expected to be approximately $56,300,000. If no other stockholders of Wyndham make a Cash Election, CF Securities will receive the entire $100 million of cash available for Cash Elections. See "The Merger Agreement--Cash Election Procedure" and "The Stock Purchase Agreement-- General."

  The Excess Share Provisions of the Restated Charters will provide that no person or entity may own, be deemed to own by virtue of certain attribution rules of the Code or be deemed to beneficially own pursuant to the applicable provisions of the Exchange Act, shares of any class or series of Equity Stock of Patriot REIT or Wyndham International in excess of the ownership limits provided therein. If any holder of Wyndham Common Stock would receive in the Merger and the Merger Subscription a number of Paired Shares which would cause such holder or any other person or entity to own, or be deemed to own, Paired Shares in excess of the applicable ownership limit, then such holder would acquire no right or interest in such number of Paired Shares that would cause such holder or any other person or entity to exceed the applicable ownership limit, and, in lieu of receiving the Excess Paired Shares, such holder's Excess Paired Shares would be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust for the benefit of the Beneficiary effective as of the Trading Day prior to the Effective Time in accordance with the Excess Share Provisions. See "Description of Capital Stock--Excess Stock" and "--Certain Provisions of the Restated Charters and Restated Bylaws--Restrictions on Ownership and Transfer."

  No fractional shares of Patriot REIT Common Stock will be issued in connection with the Merger, and no fractional shares of the Merger Subscribed Shares will be issued in connection with the Merger Subscription. In lieu thereof, a holder of Wyndham Common Stock otherwise entitled to fractional Paired Shares in the Merger and the Merger Subscription will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the Cash Consideration Fair Market Value by the fractional amount of the Paired Shares to which such holder would otherwise be entitled in the Merger and the Merger Subscription.

  As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of Wyndham Common Stock will cease to be outstanding, will be canceled and retired and will cease to exist. Each holder of a Wyndham Certificate will thereafter cease to have any rights with respect to such shares of Wyndham Common Stock, except the right to receive, without interest, Paired Shares and/or Cash Consideration, and cash in lieu of fractional Paired Shares, if any, upon the surrender of such Wyndham Certificate. Promptly after the Effective Time, the Exchange Agent will mail a Letter of Transmittal to each holder of record of a Wyndham Certificate as of the Effective Time for use in effecting the surrender of Wyndham Certificates. Upon surrender of a Wyndham Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Wyndham Certificate will be entitled to receive in exchange therefor (i) a certificate representing the number of whole shares of Patriot REIT Common Stock to which such holder shall be entitled, issued back-to-back with a certificate representing the number of whole shares of Wyndham International Common Stock to which such holder shall be entitled and (ii) a check representing the amount of Cash Consideration payable to such holder on account of such holder's Cash Election, if any, plus an amount of cash in lieu of fractional Paired Shares, if any, due such holder, plus the amount of any dividends or distributions, if any, as provided in the Merger Agreement, after giving effect to any required withholding tax, and the Wyndham Certificate so surrendered will be canceled. See "The Merger Agreement--Exchange of Wyndham Stock Certificates."

TERMS OF THE STOCK PURCHASE

  As a result of certain provisions of the Code applicable to REITs like Patriot REIT, the shares of Wyndham Common Stock beneficially owned by CF Securities cannot be converted solely into Paired Shares pursuant to the terms of the Merger Agreement. Accordingly, in connection with the execution of the Merger Agreement, Patriot REIT and CF Securities entered into the Stock Purchase Agreement, which generally provides for the issuance of a combination of Paired Shares and shares of Series A Preferred Stock to CF Securities. In connection with the Merger and the Related Transactions, the Patriot REIT Board and the Patriot Operating Company Board have deemed it advisable and in the best interests of the stockholders of Patriot REIT and Patriot Operating Company that the ownership limit contained in the Restated Charters be waived, as permitted thereby, to permit CF Securities to receive a combination of Paired Shares and shares of Series A Preferred Stock that would exceed such ownership limit. In addition to the waiver of such ownership limit, the Patriot REIT Board and the Patriot Operating Company Board determined that the current ownership limit contained in the Patriot REIT Charter and the Patriot Operating Company Charter should be decreased to the ownership limit contained in the Restated Charters in order to reduce the risk that the actual or constructive ownership of Equity Stock by an individual or entity could cause Patriot REIT to fail to maintain its qualification as a REIT. See "The Merger Agreement" and "Description of Capital Stock--Certain Provisions of the Restated Charters and Restated Bylaws."

  Pursuant to the Stock Purchase Agreement, Patriot REIT has agreed to purchase from CF Securities, and CF Securities has agreed to sell to Patriot REIT, up to 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities, which stock represents approximately 43.7% of the total issued and outstanding Wyndham Common Stock as of November 3, 1997. Immediately prior to the closing of the Merger, Patriot REIT and Patriot Operating Company will cause to be issued to CF Securities a combination of (i) Paired Shares, (ii) shares of Series A Preferred Stock, and (iii) if applicable, cash, as follows. Immediately prior to the closing of the Merger, Patriot REIT and Patriot Operating Company will issue to CF Securities the number of Paired Shares and cash that CF Securities would have received pursuant to the Merger if CF Securities were a stockholder of Wyndham at the Effective Time of the Merger and had made a Cash Election with respect to all 9,447,745 shares of Wyndham Common Stock beneficially owned by it, provided, however, that the Paired Shares to be issued to CF Securities will be reduced (after taking into account the Cash Consideration to be paid to CF Securities) to the extent necessary to comply with certain REIT qualification requirements under the Code and the Excess Share Provisions. To the extent that such REIT qualification requirements and the Excess Share Provisions limit the Paired Shares otherwise issuable to CF Securities, Patriot REIT will issue to CF Securities a number of shares of Series A Preferred Stock (subject to certain REIT qualification requirements under the Code and the Excess Share Provisions) such that the aggregate number of Paired Shares and shares of Series A Preferred Stock issued to CF Securities equals the number of Paired Shares that otherwise would have been issued to CF Securities in the Merger but for the application of such REIT qualification requirements under the Code and the Excess Share provisions. However, if the number of shares of Series A Preferred Stock issuable to CF Securities should also be limited by certain REIT qualification requirements under the Code and the Excess Share Provisions, then Patriot REIT will pay to CF Securities cash in lieu of that number of shares of Series A Preferred Stock that are not issuable as a result of such REIT qualification requirements and the Excess Share Provisions in an amount equal to the Cash Consideration Fair Market Value for each such share (the "Cash in Lieu of Preferred Stock Amount"). In the event that the product of the number of Paired Shares to be issued to CF Securities at the closing of the Stock Purchase multiplied by the Cash Consideration Fair Market Value is less than $50 million, CF Securities may terminate the Stock Purchase Agreement, and if Patriot REIT reasonably concludes that there is a realistic possibility that such cash in lieu of Series A Preferred Stock would exceed $25 million, Patriot REIT may terminate the Stock Purchase Agreement. See "The Stock Purchase Agreement--Termination."

  Pursuant to the Stock Purchase Subscription Agreement to be entered into between CF Securities and Patriot Operating Company prior to the closing of the Stock Purchase, CF Securities will, in connection with the Stock Purchase, subscribe for the Stock Purchase Subscribed Shares to be issued directly to CF Securities pursuant to the Stock Purchase in an amount equal to the number of Paired Shares that will be issued to CF Securities pursuant to the Stock Purchase. The result of the Stock Purchase and the Stock Purchase Subscription will be that CF Securities will receive Paired Shares at the Exchange Ratio for each share of Wyndham Common Stock beneficially owned by it at the closing of the Stock Purchase, other than those shares of Wyndham Common Stock as to which CF Securities receives shares of Series A Preferred Stock (or, in the limited circumstances described above, cash in lieu of Series A Preferred Stock) at the closing of the Stock Purchase.

  As required by the Stock Purchase Agreement, CF Securities has delivered to Patriot REIT a Cash Election pursuant to which CF Securities has elected to receive Cash Consideration with respect to all 9,447,745 of the shares of Wyndham Common Stock beneficially owned by CF Securities (representing all of the shares of Wyndham Common Stock beneficially owned by CF Securities). Because CF Securities has made a Cash Election with respect to all of the shares of Wyndham Common Stock owned by CF Securities, the maximum amount of cash available to be paid to other holders of Wyndham Common Stock in the Merger is expected to be approximately $56,300,000 million. If no other stockholders of Wyndham make a Cash Election, CF Securities will receive the entire $100 million of cash available for Cash Elections.

  The Stock Purchase Closing will occur on the day on which the closing of the Merger occurs and immediately prior to the closing of the Merger. The Stock Purchase is subject to (i) certain conditions, waivable by the parties to the Stock Purchase Agreement, including, without limitation, satisfaction or waiver by the parties to the Merger Agreement of the Mutual Merger Conditions,
(ii) certain conditions, waivable by Patriot REIT, including, without limitation, satisfaction or waiver by Patriot REIT of the Patriot REIT Merger Conditions, and (iii) certain conditions, waivable by CF Securities, including, without limitation, satisfaction or waiver by Wyndham of the Wyndham Merger Conditions. See "The Stock Purchase Agreement--Conditions to the Stock Purchase."

  The Stock Purchase Agreement may be terminated and abandoned at any time prior to the Stock Purchase Closing, in a number of circumstances including, among others, (i) by Patriot REIT or CF Securities, if the Merger Agreement shall have been terminated, (ii) by mutual consent of Patriot REIT and CF Securities, and (iii) by Patriot REIT, at any time (including on the date of the Stock Purchase Closing) if Patriot REIT shall reasonably conclude that, as a result of circumstances discovered in connection with the investigation of whether there exist any circumstances which could cause Patriot REIT to be "closely held" within the meaning of Section 856(a) of the Code or to derive or accrue or be allocated any amount that is treated as other than "rents from real property" by reason of Section 856(d)(2)(B) of the Code, or information obtained in any other manner, there is a realistic possibility (as defined in the Treasury Regulations promulgated by the IRS) that the Cash in Lieu of Preferred Stock Amount would exceed $25 million. See "The Stock Purchase Agreement--Termination."

BACKGROUND OF THE MERGER

  On October 31, 1996, Old Patriot REIT entered into a binding acquisition agreement (the "October 31, 1996 Agreement") pursuant to which Old Patriot REIT agreed to acquire Cal Jockey and Bay Meadows and thereby assume the paired share ownership structure. One of the principal reasons for the Cal Jockey Merger was that this transaction would allow Patriot REIT and Patriot Operating Company to become a fully integrated owner and operator of hotels. Under the paired share structure, Patriot REIT can lease certain existing and newly acquired hotels to Patriot Operating Company and thus the Patriot Companies have the ability to control strategic business decisions with respect to the marketing and management of these hotels. Additionally, the paired share ownership structure facilitates the Patriot Companies' acquisition and/or development of hotel management and franchise businesses which Patriot REIT would have difficulty conducting within a traditional REIT structure.

  Following the execution of the October 31, 1996 Agreement, Old Patriot REIT began exploring strategic opportunities to acquire hotel operators and owners of hotel brands to further develop the Patriot Companies as a fully integrated owner and operator of hotels and to obtain the marketing power of a nationally-recognized brand name. In pursuit of such strategic opportunities, on December 9, 1996, Old Patriot REIT entered into a definitive agreement to acquire Carefree Resorts Corporation and certain related entities, including four Carefree resort hotels. In addition, on February 28, 1997, Old Patriot REIT entered into a definitive agreement to acquire Grand Heritage Hotels, a hotel management and marketing company specializing in historic landmark hotels.

  In addition to pursuing the acquisition of Carefree and the acquisition of Grand Heritage Hotels, Old Patriot REIT also explored other opportunities to acquire hotel operators and owners of brands during the several months immediately following the execution of the October 31, 1996 Agreement. Among these other opportunities were a potential business combination transaction with Wyndham as well as potential business combination transactions with two other major hotel owners and operators. Old Patriot REIT's discussions with these two other hotel owners and operators terminated in January 1997.

  On December 17, 1996, James D. Carreker, President and Chief Executive Officer of Wyndham, and Anne L. Raymond, Wyndham's Executive Vice President and Chief Financial Officer, met in Dallas with Paul A. Nussbaum, Chairman and Chief Executive Officer of Old Patriot REIT. At that meeting, they discussed a potential business combination transaction between the companies and the strategic benefits to both companies that could be achieved by such a transaction.

  At the same time that Old Patriot REIT was exploring opportunities to acquire hotel operators and owners of hotel brands, Wyndham was involved in preliminary discussions with another major hotel company ("Company A") concerning a possible business combination between the parties. Meetings were held between members of senior management of Wyndham and Company A and a preliminary due diligence investigation relating to such a combination was conducted. Wyndham's involvement in these discussions and its discussions with Old Patriot REIT were based upon the recognition by Wyndham's management of the need for Wyndham to grow rapidly or become part of a larger company in order to achieve greater brand awareness and access to capital and to compete successfully in an industry that has undergone significant consolidation and realignment in recent years. As a result of this assessment of the industry environment, Wyndham has been involved from time to time in recent years in discussions with various parties concerning possible business combinations or other strategic transactions.

  At its regularly scheduled meeting on January 21, 1997, Mr. Carreker briefed the Wyndham Board of Directors on the consolidation taking place in the hotel industry and discussed various growth strategies that might be available to Wyndham. The strategies included a possible business combination with Patriot REIT, Company A and certain other companies.

  On January 22, 1997, Mr. Carreker, Ms. Raymond, Mr. Nussbaum and William W. Evans III, who was then still employed by Old Patriot REIT's financial advisor, PaineWebber, met in Dallas to discuss a possible business combination transaction between Wyndham and the Patriot Companies following completion of the Cal Jockey Merger. During the course of the meeting, Messrs. Nussbaum and Evans also discussed Old Patriot REIT's interest in acquiring various Wyndham-managed hotel properties owned by the Crow Family Entities contemporaneously with the consummation of a transaction between Wyndham and the Patriot Companies. The Wyndham representatives later communicated Old Patriot REIT's expression of interest to representatives of the Crow Family Entities. At the conclusion of the meeting, the Old Patriot REIT and Wyndham representatives agreed that discussions concerning a potential transaction should continue.

  On January 23, 1997, Wyndham representatives met at an industry conference in Los Angeles with representatives of another major hotel concern ("Company B") and its financial advisors regarding a possible business combination. Company B representatives also expressed interest in acquiring certain Wyndham-managed hotel properties owned by the Crow Family Entities. It was agreed following the meeting that discussions would continue. On January 23, Wyndham also engaged Smith Barney to act as its financial advisor in connection with one or more potential transactions.

  Mr. Carreker, Ms. Raymond and representatives of Smith Barney met in Dallas with Old Patriot REIT management representatives and Old Patriot REIT's legal and financial advisors on January 24, 1997. Following this meeting, Wyndham requested that Old Patriot REIT submit a written indication of interest in a transaction involving Wyndham by no later than February 3, 1997. A similar request was communicated to Company B. No such request was communicated to Company A because Company A was then in the process of soliciting the receipt of business combination proposals from other parties, including Wyndham. In the course of discussions with both Old Patriot REIT and Company B, Wyndham representatives emphasized that any acquisition of hotel properties from the Crow Family Entities would have to be separately negotiated with representatives of the Crow Family Entities.

  At its regularly scheduled meeting on January 30, 1997, Mr. Nussbaum reported to the Old Patriot REIT Board that he and Old Patriot REIT's legal and financial advisors had met in Dallas with representatives of Wyndham and its financial advisors and discussed a possible business combination transaction between Wyndham and the Patriot Companies following the Cal Jockey Merger. Mr. Nussbaum also reported that the parties had discussions concerning the possible acquisition of hotel properties from the Crow Family Entities. The directors also discussed the quality of the hotels that could be acquired from the Crow Family Entities and the possibility of acquiring such hotels contemporaneously with a business combination transaction with Wyndham.

  In late January 1997, Crow Family Entities representatives engaged Montgomery Securities to act as the financial advisor to the Crow Family Entities in connection with a potential transaction involving the sale of hotel properties owned by such partnerships.

  On February 3, 1997, Old Patriot REIT submitted to Wyndham and Crow Investment Trust a proposal (the "Initial Patriot Proposal") pursuant to which Old Patriot REIT proposed the merger of Wyndham with and into Patriot Operating Company following completion of the Cal Jockey Merger. In addition, Old Patriot REIT proposed the contemporaneous acquisition by the Patriot REIT Partnership of 11 Wyndham-managed hotel properties owned by the Crow Family Entities in exchange for limited partnership interests in the Patriot REIT Partnership and the Patriot Operating Company Partnership. Pursuant to the Initial Patriot Proposal, Wyndham stockholders would have the option to receive Paired Shares in a largely taxable transaction or to receive preferred stock of Patriot Operating Company which would be convertible into Paired Shares under certain circumstances. Under the terms of the Initial Patriot Proposal, Patriot Operating Company and Wyndham would merge in a transaction in which the Wyndham Common Stock would be valued at $32.00 per share (based on the then-prevailing average trading range of Old Patriot REIT Common Stock), subject to adjustment based on the market value of the Paired Shares over a specified period of time and to specified upper and lower limits on the number of shares to be received for each share of Wyndham Common Stock. The letter setting forth the Initial Patriot Proposal provided that unless it was accepted by February 5, 1997, it would be withdrawn. No written indication of interest was received by Wyndham from Company B by February 3.

  On February 5, 1997, the Wyndham Board of Directors held a telephonic meeting to consider the Initial Patriot Proposal. Mr. Carreker reported that he had informed Mr. Nussbaum that it would not be possible to respond by the deadline that had been set forth in the Initial Patriot Proposal and that Mr. Nussbaum had agreed to waive the deadline and continue discussions with Wyndham if the Crow Family Entities would enter into discussions concerning a property-by-property valuation of the hotel properties owned by them. Mr. Carreker reported to the Wyndham Board that the Crow Family Entity representatives had indicated a willingness to do so and that he had so informed Mr. Nussbaum. The directors also discussed appointing a special committee of independent directors to consider the Initial Patriot Proposal in view of the interests of certain Wyndham directors in the transactions proposed by Old Patriot REIT.

  Wyndham representatives again met with representatives of Company A and its financial advisors on February 8, 1997 to continue discussions concerning a possible business combination between Wyndham and Company A. The representatives discussed the strategic focus of the two companies, as well as how the new hotel development needs of the combined company would be satisfied. It was noted during the course of the meeting that if Wyndham was interested in pursuing a potential business combination with Company A, it should submit a proposal for such a combination during the next week.

  On February 10, 1997, Wyndham representatives met with representatives of another major hotel company ("Company C") concerning a possible business combination. Discussions focused on the future operations of the combined company and certain related matters. Following this meeting, Company C advised Wyndham that it was not interested in continuing the discussions.

  Also on February 10, 1997, the Board of Directors of Wyndham held a meeting and designated Philip J. Ward, James C. Leslie and Daniel A. Decker, all of whom are non-management directors of Wyndham, as the members of the Wyndham Special Committee. The Wyndham Special Committee was appointed to consider and evaluate the Initial Patriot Proposal and any other proposals (including any other proposal from Old Patriot REIT) that might be received by Wyndham as alternatives to the Initial Patriot Proposal. The committee was authorized to retain its own legal and financial advisors, to participate in the negotiation of the terms and conditions of such proposals and to make a recommendation thereon to the Wyndham Board of Directors. The Wyndham Special Committee subsequently elected Mr. Decker to serve as its chairman.

  On February 11, 1997, Wyndham submitted to Company A a proposal for a business combination involving the two companies. Approximately one week later, Company A advised Wyndham that it had accepted an alternative proposal from another company.

  The Wyndham Special Committee met on February 14, 1997 to discuss the status of the Initial Patriot Proposal and to be briefed by Mr. Carreker and Ms. Raymond on the status of discussions with other companies. The Wyndham Special Committee also discussed the retention of legal and financial advisors. At a meeting on February 18, 1997, the Wyndham Special Committee decided to retain its own separate legal counsel. The Wyndham Special Committee met again on February 19, 1997 to discuss the selection of a separate financial advisor.

  On February 21, 1997, Wyndham received a written confirmation of continuing interest from Company B. Although the confirmation lacked any significant structuring details, it contained a general proposal for a primarily tax-free stock merger pursuant to which Company B would merge with Wyndham in a transaction in which the Wyndham Common Stock would be valued at $30.00 per share, subject to unspecified upper and lower limits on the number of shares to be received for each share of Wyndham Common Stock. The proposal also referred to Company B's desire to acquire certain hotel properties controlled by the Crow Family Entities.

  The Wyndham Board held a meeting on February 25, 1997 in which Wyndham's management and legal and financial advisors participated. At that meeting, Smith Barney updated the directors as to the various discussions that had taken place with several companies concerning Wyndham's strategic alternatives, and reviewed with the Wyndham Board the Initial Patriot Proposal and the proposal that had been received from Company B, the paired share REIT structure and the consolidation trend in the lodging industry. It was noted at the meeting that Wyndham's management had requested that Company B provide additional information concerning the structure of the transaction it had outlined in its February 21 proposal. Immediately following the Wyndham Board meeting, the Wyndham Special Committee held a meeting at which the members discussed, among other things, whether to retain a separate financial advisor to advise the committee and who might be selected to act as such an advisor.

  On February 26, 1997, the Wyndham Special Committee met again and decided to seek to retain Merrill Lynch as its financial advisor.

  On February 27, 1997, Wyndham made a public announcement that it was evaluating various strategic alternatives and that Smith Barney had been retained to assist Wyndham and the Wyndham Board.

  In late February 1997, meetings were held between management representatives of Wyndham and Old Patriot REIT and their financial and legal advisors concerning, among other things, the structure set forth in the Initial Patriot Proposal and the tax issues associated with that structure. On February 28, 1997, Old Patriot REIT submitted a revised proposal (the "Revised Patriot Proposal") reflecting the proposed merger of Wyndham into Patriot REIT, rather than Patriot Operating Company, following the Cal Jockey Merger. Pursuant to the Revised Patriot Proposal, Wyndham stockholders would receive Paired Shares in a primarily tax-free transaction.

  Shortly thereafter, negotiations commenced between Wyndham and Old Patriot REIT and their legal and financial advisors concerning the terms of the Revised Patriot Proposal. During the course of the negotiations, Old Patriot REIT modified the Revised Patriot Proposal so that any Wyndham stockholder who, as a result of the transaction, would exceed Patriot REIT's ownership limit (and who, as a result of various REIT qualification issues, could jeopardize Old Patriot REIT's tax status as a REIT) would be required to elect to receive either cash or unpaired shares of Patriot REIT capital stock with respect to the number of Paired Shares exceeding such limit. Old Patriot REIT and Wyndham concluded that CF Securities was the only Wyndham stockholder to which Patriot REIT's ownership restriction and certain REIT qualification issues would apply to limit the number of Paired Shares otherwise issuable to CF Securities. Accordingly, Old Patriot REIT proposed that CF Securities receive the consideration to which it would otherwise be entitled by reason of the Merger pursuant to a separate Stock Purchase Agreement, and that the election to receive cash or unpaired Patriot REIT shares instead of Paired Shares would only need to be offered to CF Securities. CF Securities ultimately agreed to Old Patriot REIT's proposal regarding a separate Stock Purchase Agreement and separately negotiated with Old Patriot REIT concerning the terms of that agreement.

  Prior to the commencement of negotiations with Patriot, Mr. Carreker invited the members of the Wyndham Special Committee and their representatives to be present at any such negotiations. The Wyndham Special Committee determined that it could be most effective by monitoring negotiations and advising Wyndham management representatives of its position, rather than directly participating in those negotiations, but it reserved the right to become directly involved in negotiations to the extent that it determined such involvement would be more effective. From time to time during the negotiation process, the Wyndham Special Committee considered whether it was necessary for it to directly engage in the negotiations, but in each case determined that communicating its position through management would be most effective. During the negotiation process, the Wyndham Special Committee received regular, detailed reports on the progress of negotiations, discussed the progress of those negotiations with its advisors and management, and conveyed to management its position on various issues.

  On March 4, 1997, Mr. Nussbaum, Mr. Carreker and Ms. Raymond met again to discuss the progress of the negotiations regarding the Revised Patriot Proposal and also discussed, among other things, the proposed governance of Patriot REIT and Wyndham following the Merger and the operation of Old Patriot REIT, Patriot REIT, Patriot Operating Company and Wyndham during the period between execution of the Merger Agreement and closing of the Merger and after the Merger.

  On March 6, 1997, Company B submitted a revised proposal reflecting additional detail concerning the transaction proposed by Company B in its February 21, 1997 communication to Wyndham. Company B's revised proposal reflected a merger of Company B and Wyndham in a transaction in which the Wyndham Common Stock would be valued at $29.00 per share. The revised proposal contemplated a tax-free merger but did not specify how the transaction would be structured in order to qualify as a tax-free reorganization.

  The Wyndham Special Committee met on March 7, 1997, confirmed the terms of the engagement of Merrill Lynch to act as its financial advisor and discussed the proposed transactions being considered by Wyndham. The Wyndham Board of Directors also held a telephonic meeting on March 7, 1997, at which time Wyndham's management and Wyndham's legal and financial advisors updated the Wyndham Board with respect to the

Revised Patriot Proposal, the proposed Crow Assets Acquisition, the revised proposal from Company B and the status of negotiations with Old Patriot REIT. At this meeting, the Wyndham Board also was informed that Company B declined to provide additional information concerning the tax-free structure of the transaction it had proposed unless Wyndham agreed in advance to the terms of the letter setting forth the proposal, which included a provision requiring Wyndham to pay Company B a $15 million termination fee if Wyndham pursued a superior proposal. In view of the price reflected in Company B's proposal, Company B's refusal to provide additional information concerning its proposed transaction and the status of negotiations regarding the Revised Patriot Proposal, the Wyndham Board decided not to agree to the terms of the letter from Company B.

  The Wyndham Special Committee held additional meetings on March 12 and March 14, 1997 in which its legal and financial advisors participated. The Wyndham Special Committee discussed the Revised Patriot Proposal, the revised proposal from Company B and the proposed Crow Assets Acquisition, as well as Merrill Lynch's preliminary financial analysis of the transactions.

  The Old Patriot REIT Board met on March 12, 1997, at which meeting the Old Patriot REIT Board discussed the terms of the proposed transactions with Wyndham and the Crow Family Entities and the benefits to Old Patriot REIT that would result from the transactions. At the meeting, Mr. Nussbaum, together with representatives of Old Patriot REIT's financial and legal advisors, advised the Old Patriot REIT Board as to the progress of the negotiations with Wyndham and the Crow Family Entities and the anticipated timing of the transactions. In addition, Mr. Nussbaum reported that the parties' discussions had progressed to the point of a narrow range for the exchange ratio. PaineWebber also presented its financial analysis of the transactions contemplated by the proposed Merger and the Crow Assets Acquisition and delivered an oral opinion to the Old Patriot REIT Board to the effect that, as of the date of such opinion and based on the transactions then contemplated and the narrow exchange ratio range that had been discussed, the Merger Consideration was fair, from a financial point of view, to the holders of Old Patriot REIT Common Stock.

  On March 16, 1997, the parties commenced preparation and negotiation of definitive documentation for a proposed transaction. Although the parties' discussions had progressed to the point of a narrow exchange ratio range, they still had differences on a number of material terms, including the precise terms of cap and collar provisions, termination rights and termination fees, the conduct of each party's operations between signing and closing of the Merger, and various corporate governance issues. However, the parties believed that negotiations had proceeded to a point where the remaining differences should be addressed in the context of negotiations over definitive documentation. At or about the same time, the negotiation and preparation of definitive documentation for the proposed Crow Assets Acquisition was also commenced.

  On March 17, 1997, the Wyndham Special Committee held a telephonic meeting. Merrill Lynch updated the Wyndham Special Committee on Merrill Lynch's preliminary financial analysis of the proposed transaction between Wyndham and Old Patriot REIT, and the Wyndham Special Committee reviewed the last drafts of the term sheets for the Revised Patriot Proposal and the Crow Assets Acquisition. Wyndham management representatives in consultation with legal counsel reviewed the status of negotiations with Old Patriot REIT and a proposed timetable for negotiating and completing the proposed transactions.

  After the circulation of initial drafts of various of the definitive documents reflecting the terms of the Revised Patriot Proposal and the exchange of comments on certain of those drafts, Mr. Carreker, Ms. Raymond and Wyndham's legal advisors met in Boston, Massachusetts beginning on March 31, 1997 with Mr. Nussbaum, Mr. Evans (who by that time had become an executive officer of Old Patriot REIT), other Old Patriot REIT management representatives and Old Patriot REIT's legal and financial advisors to continue negotiation of the remaining issues and complete the preparation of the definitive documents.

  Also on March 31, 1997, the Wyndham Special Committee held a telephonic meeting in which its legal and financial advisors and Wyndham management representatives participated. Following that meeting, the legal advisors to the Wyndham Special Committee prepared and delivered to the Wyndham management representatives a list of certain issues that, in the view of the Wyndham Special Committee, should be considered in the negotiations with Old Patriot REIT. The list reflected, among other matters, the Wyndham Special Committee's position that (i) all Wyndham stockholders should have the same right to receive cash in connection with the Merger that CF Securities would have under the Stock Purchase Agreement, (ii) the Wyndham Special Committee should have the right to approve any amendments to the definitive documents relating to the Merger, the Stock Purchase and the Crow Assets Acquisition, (iii) Wyndham, with the Wyndham Special Committee's participation, should have the right to approve major transactions by Old Patriot REIT between signing of definitive documentation and the closing, with certain exceptions (or alternative protection), (iv) the ability of Wyndham to terminate the Merger Agreement to accept another proposal to the extent required by the fiduciary duties of its Board of Directors should be broader than reflected in the then current drafts of the definitive documents, and (v) efforts should be made to accelerate the proposed timing of the consummation of the Merger.

  The Wyndham Special Committee held additional telephonic meetings on April 1 and 2, 1997 in which its legal and financial advisors participated, along with certain Wyndham management representatives and Wyndham's legal and financial advisors. The principal purpose of these meetings was to discuss the status of Old Patriot REIT's negotiations with Wyndham and the Crow Family Entities and the status of due diligence on Old Patriot REIT and certain of Old Patriot REIT's other pending transactions.

  On April 3, 1997, the Wyndham Board met in New York for a presentation by Wyndham management representatives and Wyndham's legal and financial advisors regarding the status of the negotiations with Old Patriot REIT. The Wyndham Board discussed Old Patriot REIT's ability to engage in transactions between the signing of definitive documentation and the closing of the Merger, and the extent to which Wyndham should have consent rights in connection with such transactions. The Wyndham Board also discussed the proposed exchange ratio for the Merger, whether Wyndham should have a termination right if the market price of the Paired Shares remained below a certain threshold for a specific period of time, whether the Merger should be conditioned upon consummation of the proposed Crow Assets Acquisition and issues related to corporate governance following consummation of the Merger. Smith Barney also reviewed with the Wyndham Board the financial aspects of the Revised Patriot Proposal and the valuation methodologies being utilized by Smith Barney in connection with its financial analysis of such transaction.

  The Wyndham Special Committee met with its financial and legal advisors immediately following the April 3rd Board meeting. At this meeting the Wyndham Special Committee discussed its review of the proposed Merger and, in particular, the consideration to be received by the Wyndham stockholders. While noting that the cash and unpaired stock election provision in the Revised Patriot Proposal was designed to satisfy REIT qualification issues relating to the amount of stock that could be owned by a Wyndham stockholder following the Merger, the Wyndham Special Committee reaffirmed its position that all Wyndham stockholders should have the same right to receive cash in connection with the Merger that CF Securities would have under the Stock Purchase Agreement. Following the meeting, legal counsel for the Wyndham Special Committee communicated this position to Wyndham's legal counsel. In addition, legal counsel for the Wyndham Special Committee communicated the position of the Wyndham Special Committee that one of its members should be appointed to the "Interim Transactions Committee" that was being contemplated to, among other things, approve major transactions by Old Patriot REIT, Patriot REIT and Patriot Operating Company prior to the consummation of the Merger.

  At the Boston meetings, the parties discussed various management and corporate governance issues, including management structures for the Patriot Companies following the Merger. The Revised Patriot Proposal contemplated that, following the Merger, Mr. Nussbaum would continue to serve as Chairman and Chief Executive Officer of Patriot REIT, and Mr. Carreker would serve as Chief Executive Officer of Patriot Operating Company. In the course of their meetings, the parties also proposed that Mr. Evans would assume the position of President of Patriot REIT following the Merger, while Thomas W. Lattin, Patriot REIT's current President, would assume a senior executive position at Wyndham International with responsibility for third-party management and franchising of the Wyndham brands. It was also proposed that Ms. Raymond, Wyndham's Executive Vice President and Chief Financial Officer, would join Patriot REIT as an Executive Vice President and Chief Financial Officer following the Merger, while Rex E. Stewart, Patriot REIT's Chief Financial Officer, would shift to Wyndham International as Executive Vice President and Chief Financial Officer, allowing the Patriot Companies to better utilize Ms. Raymond's capital markets skills and Mr. Stewart's extensive experience in direct hotel management.

  In light of the unique nature of the paired share structure and the fact that, prior to the Cal Jockey Merger, significant disputes had arisen between the Board of Directors of Cal Jockey and the management and Board of Directors of Bay Meadows, management of Old Patriot REIT expressed concerns regarding cooperation between Patriot REIT and Wyndham International following the Merger. Specifically, Messrs. Nussbaum and Evans indicated that the initial members to the Boards of Directors of both Patriot REIT and Wyndham International following the Merger would need to include a majority of nominees of Patriot REIT, that Patriot REIT would need to retain sole authority for the issuance of paired equity or convertible securities of the Patriot Companies, and that specific procedures would need to be established to ensure cooperation between the Patriot Companies following the Merger. After extensive discussion, it was proposed that the two companies would sign a binding cooperation agreement that would mandate cooperation between Patriot REIT and Wyndham International following the Merger and would provide mechanisms to resolve disputes should they arise. The parties also proposed that the cooperation agreement would include provisions vesting in Patriot REIT the sole authority to issue paired equity and convertible securities of the Patriot Companies and which would limit the ability of Wyndham International to issue unpaired equity following the Merger. Additionally, the parties proposed to form a Cooperation Committee comprised of the Chairman of Patriot REIT, the Chairman of Wyndham International, a designee of the Patriot REIT Board and the President of Wyndham International. Finally, the parties proposed that the Boards of Directors of both Patriot REIT and Wyndham International would be expanded to include 11 members each, with Wyndham having the right to designate two members of the Patriot REIT Board and three members of the Wyndham International Board and with CF Securities having the right to designate one member of each Board. It was also proposed that Mr. Carreker would serve as Chairman of the Wyndham International Board, and that Messrs. Carreker and Nussbaum would also serve as members of the Board of Directors of Patriot REIT and Wyndham International, respectively.

  Following the Wyndham Board and Wyndham Special Committee meetings on April 3rd, negotiations between Wyndham and Old Patriot REIT and their respective financial and legal advisors resumed in Boston and continued until April 14, 1997. On several occasions during that period Wyndham management representatives and the legal advisors for Wyndham updated, and received input from, members of the Wyndham Special Committee and its financial and legal advisors.

  On April 7, 1997, the Old Patriot REIT Board met to discuss the progress of negotiations of the Merger, the Stock Purchase and the Crow Assets Acquisition. At this meeting, Messrs. Nussbaum and Evans and Old Patriot REIT's legal counsel and financial advisors updated the Old Patriot REIT Board on the status of the negotiations. Messrs. Nussbaum and Evans briefed the Old Patriot REIT Board on the key issues under discussion and the relative positions of the parties with respect to such issues. The key issues included
(i) whether all Wyndham stockholders should have the right to receive cash in connection with the Merger, (ii) whether the Wyndham Special Committee should have the right to approve any amendments to the definitive documents relating to the Merger, the Stock Purchase and the Crow Assets Acquisition, (iii) whether Wyndham should have the right to approve major transactions by Old Patriot REIT between the signing of definitive documentation and the closing,
(iv) Wyndham's ability to terminate the Merger Agreement to accept another proposal to the extent required by the fiduciary duties of its Board of Directors and (v) the proposed timing of the consummation of the Merger in view of the then pending Cal Jockey Merger.

  After deliberation of these issues by the Old Patriot REIT Board, the directors discussed with Messrs. Nussbaum and Evans acceptable parameters within which such issues were authorized to be resolved.

  At the April 7th meeting of the Old Patriot REIT Board, Messrs. Nussbaum and Evans, with the assistance Old Patriot REIT's legal counsel, also explained to the Old Patriot REIT Board the proposed operation of certain corporate governance mechanisms that would be implemented by the Patriot Companies in connection with the Merger through the Cooperation Agreement and the Cooperation Committee. The Old Patriot REIT Board then reviewed with Old Patriot REIT's legal counsel the terms of the proposed merger agreement and other related agreements and related legal issues, and received a presentation from PaineWebber concerning the financial aspects of the Merger, the Stock Purchase and the Crow Assets Acquisition, at which time PaineWebber updated the Old Patriot REIT Board with respect to PaineWebber's financial analysis of the transactions. Following further discussion by the Old Patriot REIT Board, the Old Patriot REIT Board voted to approve the April Merger Agreement, the Stock Purchase Agreement, the Omnibus Purchase and Sale Agreement and the transactions contemplated thereby on substantially the terms discussed at the meeting, and authorized management to complete negotiations of, and execute, such agreements.

  On April 11, 1997, the Wyndham Special Committee met with its advisors and received an update from its legal and financial advisors on the negotiations between the parties regarding the Merger. Merrill Lynch also presented an update of its preliminary financial analysis of the transaction and reviewed the financial terms of the Crow Assets Acquisition and various analyses thereof. Also on April 11 substantially complete drafts of the definitive documents relating to the Merger, the Stock Purchase and the Crow Assets Acquisition were distributed to the Wyndham Board members, including the members of the Wyndham Special Committee.

  On April 13, 1997, the Wyndham Special Committee met again with its financial and legal advisors and received an update on the status of the negotiations with Old Patriot REIT and the related documentation. The Wyndham Special Committee meeting was followed that evening by a meeting of the Wyndham Board. Mr. Carreker updated the Wyndham Board generally on the status of the negotiations, and Wyndham's legal advisors reviewed with the directors the current terms of the Merger and the current terms of the proposed Stock Purchase and Crow Assets Acquisition. Smith Barney then made a financial presentation with respect to the proposed Merger and delivered to the Wyndham Board its oral opinion (subsequently confirmed by delivery of a written opinion dated April 14, 1997, the date of the April Merger Agreement) to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the holders of Wyndham Common Stock. At the request of the Wyndham Special Committee, the Wyndham Board meeting was then adjourned in order to allow the Wyndham Special Committee to meet separately.

  The Wyndham Special Committee then met with its financial and legal advisors and discussed the current terms of the Merger, the Stock Purchase and the Crow Assets Acquisition. Merrill Lynch delivered its oral opinion, which opinion was confirmed in a written opinion dated April 14, 1997, to the effect that the Merger Consideration to be received by the holders of Wyndham Common Stock (other than CF Securities) in the Merger was fair to such stockholders from a financial point of view. The Wyndham Special Committee unanimously found that the Merger Agreement and the Related Transactions were fair to and in the best interests of the stockholders of Wyndham and recommended that the Wyndham Board approve the Merger Agreement and the Related Transactions.

  Following the Wyndham Special Committee meeting, the Wyndham Board reconvened, at which time the Wyndham Special Committee reported to the Wyndham Board that Merrill Lynch had delivered its fairness opinion and that the Wyndham Special Committee had unanimously approved the Merger Agreement and had adopted a recommendation that the Wyndham Board approve the Merger Agreement. The Wyndham Board, after finding that the Merger and Related Transactions were fair to, and in the best interests of, the holders of Wyndham Common Stock, then unanimously approved the Merger Agreement and the Related Transactions.

  Preparation of final versions of the Merger Agreement, the Stock Purchase Agreement and the Omnibus Purchase and Sale Agreement and related documents continued through the evening of April 13th and early morning of April 14th. The Wyndham Special Committee held a telephonic meeting early in the morning of April 14th to review resolution of certain remaining issues in the final documentation. On April 14, 1997, the April Merger Agreement and related documents were executed and delivered and Wyndham and Old Patriot REIT issued a joint public announcement of the Merger and the Related Transactions and the Crow Assets Acquisition.

  Following consummation of the Cal Jockey Merger, on July 24, 1997, the Patriot REIT Board and the Patriot Operating Company Board ratified the Merger Agreement and the Merger and the Related Transactions pursuant to the Patriot REIT Ratification Agreement and the Patriot Operating Company Ratification Agreement, respectively, as required by the terms of the Merger Agreement. At the July 24th meeting of the Patriot REIT Board and the Patriot Operating Company Board, PaineWebber made a presentation concerning the financial aspects of the Merger, the Stock Purchase and the Crow Assets Acquisition. PaineWebber also delivered an opinion to the Patriot REIT Board and the Patriot Operating Company Board, dated as of July 24, 1997, to the effect that, as of the date of such opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Paired Shares.

  As a result of Patriot REIT's due diligence investigation of CF Securities' ownership of Wyndham Common Stock and certain other relevant considerations, in September 1997 management of Patriot REIT and Patriot Operating Company concluded that to ensure that Patriot REIT remained in compliance with applicable REIT qualification requirements under the Code following the Merger and the Stock Purchase, the current ownership limits contained in the Excess Share Provisions of the Patriot REIT Charter and the Patriot Operating Company Charter would have to be lowered in connection with the Merger. Accordingly, Patriot REIT and Patriot Operating Company management proposed that such ownership limits be lowered from 9.8% to 8.0% (except in the case of Look-Through Entities, for which the 9.8% limit would remain). In addition, Patriot REIT and Patriot Operating Company management proposed that neither Wyndham nor Patriot REIT should be required to consummate the Merger in the event that stockholders of Patriot REIT and Patriot Operating Company did not approve amendments to the charters reflecting, among other things, the reduction in the ownership limits and implementation of the Cooperation Agreement. It was also proposed that the date after which either party would have the right to terminate the Merger Agreement be extended from December 7, 1997 to December 16, 1997. In discussions between management representatives of Wyndham and the Patriot Companies and their respective legal advisors, the parties considered the aforementioned proposals and the fact that an amendment to the April Merger Agreement would be necessary to implement them. Following these discussions, in October 1997 a draft of the Merger Agreement Amendment reflecting the proposed changes was circulated among the parties and their respective legal and financial advisors.

  The Patriot REIT Board and the Patriot Operating Company Board approved the Merger Agreement Amendment on October 31, 1997, and the Wyndham Special Committee and the Wyndham Board approved the Merger Agreement Amendment on October 30, 1997. In deciding to approve the Merger Agreement Amendment, each of the parties' respective Boards of Directors concluded that preservation of Patriot REIT's status as a REIT was of paramount importance in determining whether to proceed with the Merger and the Related Transactions.

  Thereafter, on November 3, 1997, Patriot REIT, Patriot Operating Company and Wyndham executed the Merger Agreement Amendment.

REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF THE PATRIOT COMPANIES

  The Old Patriot REIT Board unanimously approved the Merger Agreement and the Related Transactions at a meeting of the Old Patriot REIT Board on April 7, 1997, and thereafter on July 24, 1997 the Patriot REIT Board and the Patriot Operating Company Board unanimously ratified the Merger Agreement and the Related Transactions pursuant to the Ratification Agreements. On October 31, 1997, the Patriot REIT Board and the Patriot Operating Company Board unanimously approved the Merger Agreement Amendment. For purposes of the following discussion, the term "Patriot REIT Board" refers to the Board of Directors of Old Patriot REIT prior to consummation of the Cal Jockey Merger, and the Board of Directors of Patriot REIT following consummation of the Cal Jockey Merger. EACH OF THE PATRIOT REIT BOARD AND THE PATRIOT OPERATING COMPANY BOARD BELIEVES THAT THE MERGER AND THE RELATED TRANSACTIONS ARE FAIR TO AND IN THE BEST INTERESTS OF PATRIOT REIT AND ITS STOCKHOLDERS AND PATRIOT OPERATING COMPANY AND ITS STOCKHOLDERS,

RESPECTIVELY, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF PATRIOT REIT VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL, "FOR" APPROVAL OF THE PAIRING AGREEMENT AMENDMENT PROPOSAL AND "FOR" APPROVAL OF THE PATRIOT REIT CHARTER AMENDMENT PROPOSAL AND THAT STOCKHOLDERS OF PATRIOT OPERATING COMPANY VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL, "FOR" APPROVAL OF THE PAIRING AGREEMENT PROPOSAL AND "FOR" APPROVAL OF THE PATRIOT OPERATING COMPANY CHARTER AMENDMENT PROPOSAL, RESPECTIVELY. In reaching this determination, the Patriot REIT Board consulted with Patriot REIT management and the Patriot Operating Company Board consulted with Patriot Operating Company management, as well as the financial advisors, legal counsel and accountants of the Patriot Companies, and considered a number of factors. The material factors considered by each of the Patriot REIT Board and the Patriot Operating Company Board in reaching the foregoing conclusions are described below.

  In making its determination with respect to the Merger and the Related Transactions, the Patriot REIT Board and the Patriot Operating Company Board considered the following factors, all of which the Patriot REIT Board and the Patriot Operating Company Board deemed favorable, in approving the Merger Agreement and the Related Transactions:

    (i) Fully Integrated Hotel Company. Management of the Patriot Companies believe that, following the Merger, the Patriot Companies will be perceived as a nationally branded, fully integrated hotel company, with enhanced hotel acquisition, ownership, management, construction and development capabilities within the unique paired share structure, while maintaining Patriot REIT's tax status as a REIT. Management of the Patriot Companies believe that, from a hotel acquisitions perspective, Patriot REIT will have the ability to maximize returns on newly acquired properties by leasing them to Wyndham International. Additionally, management believes that following the Merger, Patriot REIT will have the ability to create value by reflagging existing and subsequently acquired hotel properties utilizing the Wyndham brand.

    (ii) Acquisition of Recognized Brand. The Merger will result in the Patriot Companies acquiring the marketing power of a nationally and internationally recognized hotel brand. In the Merger, Patriot REIT will acquire the Wyndham, Wyndham Garden and Wyndham Hotels & Resorts proprietary brand names.

    (iii) Acquisition of Experienced Hotel Management Organization. The Merger will result in the Patriot Companies obtaining the benefit of an experienced hotel management organization led by James D. Carreker, the current Chief Executive Officer of Wyndham. Management of the Patriot Companies believe that the hotel management organization of Wyndham will significantly enhance the hotel management operations currently conducted by the Patriot Companies.

    (iv) Increase in Owned Property. The Merger will significantly increase the amount of property owned by the Patriot Companies. In this regard, the Patriot REIT Board and the Patriot Operating Company Board considered the fact that pursuant to the Merger, the Patriot Companies will acquire Wyndham's portfolio of owned or leased hotels and management and franchise agreements associated with Wyndham's managed and franchised properties throughout North America. In addition, pursuant to the Crow Assets Acquisition, Patriot REIT will acquire up to 11 full-service Wyndham-branded hotels with 3,072 rooms, located throughout the United States.

    (v) Potential Effect on FFO and FFO Multiple. The Patriot REIT Board and the Patriot Operating Company Board reviewed information relating to the financial performance, business operations and prospects of the Patriot Companies and Wyndham and current industry, economic and market conditions. In this regard, the Patriot REIT Board and the Patriot Operating Company Board viewed as favorable to its determination, analysis of the management of Patriot REIT and Patriot Operating Company which indicated that the Merger would be accretive to the Patriot Companies' FFO per share in future periods. The Patriot REIT Board and the Patriot Operating Company Board also believe the Merger may have a favorable effect over time on the FFO multiple at which the Paired Shares are traded by creating a nationally branded, fully integrated hotel company within a unique tax-advantaged structure.

    (vi) Effect on Total Market Capitalization. The total market capitalization of the Patriot Companies will increase as a result of the Merger. For example, on a pro forma combined basis the total market capitalization of the paired share structure of the Patriot Companies as of June 30, 1997 (assuming consummation of the Merger and the Related Transactions and the Crow Assets Acquisition and including the $100 million of Cash Consideration to be paid by Patriot REIT pursuant to Cash Elections) would be approximately $5.1 billion, which is considerably greater than the Patriot Companies' pro forma combined total market capitalization of approximately $3.5 billion on such date (prior to consummation of the Merger and the Related Transactions and the Crow Assets Acquisition). The calculation of the pro forma total market capitalization of the Patriot Companies is based on the closing market price on the NYSE of the Paired Shares on November 3, 1997 of $31 1/2. Based in part on discussions with advisors, investment banking firms and lenders, the Patriot REIT Board and the Patriot Operating Company Board believe that this increased total market capitalization will provide stockholders of the Patriot Companies with enhanced liquidity and will make the Paired Shares a more attractive investment for institutional investors, thereby enhancing the Patriot Companies' ability to raise additional equity capital in the future.

    (vii) Opinion of PaineWebber. The opinion, analyses and presentations of PaineWebber described below under "--Opinion of Financial Advisor to the Patriot Companies," including PaineWebber's opinion to the effect that, as of the date of such opinion, and subject to the considerations and limitations set forth in such opinion, the Merger Consideration (including the consideration to be paid to CF Securities pursuant to the Stock Purchase Agreement) was fair from a financial point of view to the stockholders of Patriot REIT and Patriot Operating Company. The Patriot REIT Board and the Patriot Operating Company Board viewed PaineWebber's opinion as favorable to its determination because PaineWebber is an internationally recognized investment banking firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions and in providing advisory services and raising capital for companies in the real estate industry.

  The Patriot REIT Board and the Patriot Operating Company Board also considered the following factors, all of which the Patriot REIT Board and the Patriot Operating Company Board considered negative, in its deliberations concerning the Merger:

    (i) Transaction Costs. The significant transaction costs involved with consummating the Merger and the Related Transactions (estimated to be approximately $10.9 million) and the substantial management time and effort required to effectuate the Merger and to integrate the businesses of Patriot REIT, Patriot Operating Company and Wyndham. See "Unaudited Pro Forma Financial Statements."

    (ii) Pro Forma Combined Debt Obligations Following the Merger. The Patriot Companies' pro forma combined debt obligations will have increased significantly following the Merger. The increase in the Patriot Companies' ratio of debt to total market capitalization could adversely affect the market for the Paired Shares or inhibit the Patriot Companies' ability to raise capital and issue equity in both the public and private markets. The Unaudited Pro Forma Financial Statements contained herein illustrate the effect of the Merger on the Patriot Companies' pro forma combined indebtedness as of June 30, 1997. See "Risk Factors--Substantial Debt Obligations."

    (iii) Pro Forma Dilution. The Merger and the Related Transactions are dilutive to net income per share and FFO per share on a pro forma combined historical basis for the Patriot Companies. The Unaudited Pro Forma Financial Statements contained herein illustrate the effect of the Merger on the Patriot Companies' net income per share and FFO per share on a pro forma combined basis. See "Unaudited Pro Forma Financial Statements."

    (iv) Benefits to Wyndham Affiliates. The benefits of the transaction to be received by certain affiliates of Wyndham. See "--Interests of Certain Officers, Directors and Stockholders of Wyndham."

    (v) Anticipated Benefits. The risk that the anticipated benefits of the Merger and the Related Transactions might not be fully realized.

  In the opinion of the Patriot REIT Board and the Patriot Operating Company Board, the factors listed above represent the material potential risks and adverse consequences to the existing stockholders of the Patriot Companies which could occur as a result of the transaction. In considering the Merger and the Related Transactions, the Patriot REIT Board and the Patriot Operating Company Board considered the impact of these risks and consequences on the existing stockholders of the Patriot Companies. In the opinion of the Patriot REIT Board and the Patriot Operating Company Board, however, these potential risks and consequences were outweighed by the potential positive factors considered by the Patriot REIT Board and the Patriot Operating Company Board, which are described above. Accordingly, the Patriot REIT Board and the Patriot Operating Company Board voted to approve the Merger Agreement and the Related Transactions.

  In view of the wide variety of factors considered by the Patriot REIT Board and the Patriot Operating Company Board, the Patriot REIT Board and the Patriot Operating Company Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination.

  In the event the Merger and the Related Transactions are not consummated for any reason, Patriot REIT will continue to pursue its business objectives of
(i) maximizing FFO and cash available for distribution to holders of Patriot REIT Common Stock, (ii) increasing distributions per share of Patriot REIT Common Stock, (iii) increasing the value of its properties by continuing its growth through the active acquisition and development of new hotels and other properties and (iv) holding its properties for long-term investment. In addition, Patriot REIT may seek other business combination opportunities and additional debt or equity financing.

  In the event the Merger and the Related Transactions are not consummated for any reason, Patriot Operating Company will continue to pursue its business objectives principally of leasing and managing hotels, other properties, and of seeking opportunities to acquire hotel operators, owners of hotel franchises or brands and independent hotel management companies. In addition, Patriot Operating Company may seek other business combination opportunities and additional debt or equity financing.

OPINION OF FINANCIAL ADVISOR TO THE PATRIOT COMPANIES

  Old Patriot REIT retained PaineWebber to act as its financial advisor in connection with a possible business combination with Wyndham. In such capacity, PaineWebber participated in discussions and negotiations among Old Patriot REIT and Wyndham and rendered financial advice to Old Patriot REIT including rendering an opinion as to whether the Merger Consideration (including the consideration to be paid to CF Securities pursuant to the Stock Purchase Agreement) was fair, from a financial point of view, to the holders of Old Patriot REIT Common Stock.

  The management of Old Patriot REIT and the Old Patriot REIT Board were familiar with certain individuals at PaineWebber because those individuals assisted Old Patriot REIT with its Initial Offering and its follow-on offering in 1996, arranged for Old Patriot REIT's secured line of credit and served as financial advisor to Old Patriot REIT in connection with the Cal Jockey Merger. Based upon these relationships, the Old Patriot REIT Board retained PaineWebber to act as its financial advisor. The Old Patriot REIT Board also based its decision to retain PaineWebber upon PaineWebber's prominence as an investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, distributions of securities, private placements and valuations for corporate purposes, especially with respect to REITs and other real estate companies.

  On March 12, 1997, PaineWebber delivered an oral opinion to the Old Patriot REIT Board to the effect that, as of the date of such opinion, based on PaineWebber's review and subject to certain assumptions and limitations described therein, the merger consideration was fair, from a financial point of view, to the holders of Old Patriot REIT Common Stock. In connection with the Ratification Agreements by the Patriot Companies, PaineWebber was asked to update the analysis underlying its initial opinion and to render an opinion to both the Patriot REIT Board and the Patriot Operating Company Board as to whether the Merger Consideration (including the consideration to be paid to CF Securities pursuant to the Stock Purchase Agreement) was fair, from a financial point of view, to the holders of Paired Shares. Thereafter, PaineWebber delivered its written opinion dated July 24, 1997 to the Patriot REIT Board and the Patriot Operating Company Board to the effect that, as of the date of such opinion, based on PaineWebber's review and subject to the considerations and limitations described therein, the Merger Consideration (including the consideration to be paid to CF Securities pursuant to the Stock Purchase Agreement) was fair, from a financial point of view, to the holders of Paired Shares. The PaineWebber Opinion does not constitute a recommendation to any holder of Paired Shares as to how any such holder should vote on the Merger Proposal or any other proposal. Additionally, the PaineWebber Opinion does not address the business decisions of the Boards of Directors of Old Patriot REIT, Patriot REIT or Patriot Operating Company to engage in the transactions contemplated by the Merger Agreement.

  A COPY OF THE PAINEWEBBER OPINION DATED JULY 24, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY PAINEWEBBER, IS ATTACHED HERETO AS ANNEX H AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE PAINEWEBBER OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF PAIRED SHARES ARE URGED TO READ IN ITS ENTIRETY THE PAINEWEBBER OPINION. THE PAINEWEBBER OPINION IS ADDRESSED TO THE BOARDS OF DIRECTORS OF PATRIOT REIT AND PATRIOT OPERATING COMPANY AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE MERGER CONSIDERATION (INCLUDING THE CONSIDERATION TO BE PAID TO CF SECURITIES PURSUANT TO THE STOCK PURCHASE AGREEMENT) AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF PAIRED SHARES AS TO HOW SUCH HOLDER SHOULD VOTE AT THE PATRIOT SPECIAL MEETINGS.

  In connection with rendering its opinion, PaineWebber, among other things:
(i) reviewed Old Patriot REIT's Annual Reports, Forms 10-K and related financial information for the fiscal years ended December 31, 1995 and December 31, 1996, and Old Patriot REIT's Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1997 and the joint proxy statement and prospectus filed on June 2, 1997 regarding the merger of Old Patriot REIT with and into Cal Jockey; (ii) reviewed Wyndham's Registration Statements relating to the concurrent initial public offering of Wyndham Common Stock and public offering of Wyndham Senior Subordinated Notes in May 1996, and all amendments thereto, Wyndham's Form 10-K and related financial information for the fiscal year ended December 31, 1996, Wyndham's Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1997, and preliminary unaudited financial information for the quarterly period ended June 30, 1997; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Patriot Companies and Wyndham furnished to PaineWebber by the Patriot Companies and Wyndham, respectively (including, with respect to Wyndham, forecasts with respect to Wyndham's acquisition of ClubHouse); (iv) reviewed certain information, including financial forecasts, relating to the business, cash flow, earnings, and prospects of the Crow Assets furnished to PaineWebber by Wyndham as the manager of such properties; (v) conducted discussions with members of senior management of the Patriot Companies and Wyndham concerning their respective businesses and prospects; (vi) compared the results of operations of Wyndham with those of certain companies which PaineWebber deemed to be reasonably similar to Wyndham; (vii) compared the acquisition price of the Merger and Related Transactions relative to the financial performance of Wyndham with the acquisition price relative to the financial performance of certain other acquired companies in other mergers and acquisitions which PaineWebber deemed to be relevant; (viii) considered the pro forma effect of the Merger and Related Transactions and the Crow Assets Acquisition on the Patriot Companies' funds from operations and other financial measures; (ix) reviewed the financial terms of the Merger Agreement, the Stock Purchase Agreement and the Omnibus Purchase and Sale Agreement; and (x) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed necessary.

  In preparing the PaineWebber Opinion, PaineWebber relied on the accuracy and completeness of all information that was either publicly available or supplied, communicated or otherwise made available to it by or on behalf of the Patriot Companies and Wyndham, and PaineWebber did not assume any responsibility to independently verify such information or undertake an independent appraisal of the assets of the Patriot Companies or Wyndham. With respect to the financial forecasts examined by it, PaineWebber assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the Patriot Companies and Wyndham as to the future performance of the Patriot Companies and Wyndham, respectively, and their respective assets. With respect to the financial forecasts for the Crow Assets, PaineWebber assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Wyndham (as manager of the Crow Assets) as to the future performance of such properties. At the Patriot Companies' direction, PaineWebber assumed that Patriot REIT is not subject to Section 269B(a)(3) of the Code, that Patriot REIT will qualify to be treated as a "real estate investment trust" within the meaning of the Code before and after giving effect to the Merger and the Stock Purchase, that the representations and warranties of each of the parties to the Merger Agreement were true and correct as of the date of the Merger Agreement or as of such other date or dates specified therein and will be true and correct at the closing of the Merger to the extent required to be true and correct on such date under the terms of the Merger Agreement, in each case subject to such qualifications as may be specified therein, and that the Merger will be treated as a tax-free reorganization for federal income tax purposes. PaineWebber further assumed that the Merger and the Stock Purchase will be consummated in accordance with the terms described in the Merger Agreement and the Stock Purchase Agreement, respectively. PaineWebber's analyses used in preparing the PaineWebber Opinion assumed a closing date for the Merger of December 1, 1997. PaineWebber assumed, with the Patriot Companies' consent, that all material assets and liabilities (contingent or otherwise, known or unknown) of the Patriot Companies and Wyndham are as set forth in their respective consolidated financial statements. The PaineWebber Opinion is based upon regulatory, economic, monetary and market conditions existing on the date thereof. Furthermore, PaineWebber expressed no opinion as to the price or trading range at which Paired Shares will trade in the future.

  The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances, and therefore, such opinion is not readily susceptible to partial analysis or summary description. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of the analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete picture of the process underlying the PaineWebber Opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty, and neither the Patriot Companies nor PaineWebber assumes responsibility for the accuracy of such analyses or estimates.

  The following paragraphs summarize the significant quantitative and qualitative analyses performed by PaineWebber in arriving at the PaineWebber Opinion.

 Discounted Cash Flow Valuation

  The discounted cash flow valuation is based on the assumption that the value of a business can be determined with reference to the current value of the future cash flow that the assets will generate for their owners. To establish a current value under this approach, future cash flow must be estimated and an appropriate discount rate determined. PaineWebber analyzed Wyndham based on a discounted cash flow analysis for assets in place (including those to be acquired in connection with the ClubHouse acquisition) utilizing projections of unleveraged free cash flow (defined as pre-tax income plus interest expense, depreciation and amortization, excluding amortization of deferred gains, less assumed capital expenditure reserves) prepared by the management of Wyndham for the years 1997 through 1999, inclusive. PaineWebber also determined a range of terminal enterprise values for Wyndham by applying a range of multiples of 10.0x to 14.0x to Wyndham's projected earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") for 1999. PaineWebber then derived a range of values for Wyndham Common Stock by
(i) combining the present value of
unleveraged free cash flow and the present value of terminal enterprise value, in each case assuming discount rates of 11.0% to 15.0%, (ii) subtracting net debt and (iii) dividing by the number of shares of Wyndham Common Stock outstanding. The discounted cash flow valuation produced a range of values for Wyndham Common Stock of $26.14 to $42.44. PaineWebber then divided the range of Wyndham Common Stock values by the closing trading price of Paired Shares on July 22, 1997 to produce a range of implied ratios for the value of paired shares to Wyndham Common Stock. These calculations produced a range of implied ratios of 1.119x to 1.817x. PaineWebber noted that the Exchange Ratio of 1.372 was within the range of implied ratios produced by the discounted cash flow valuation.

 Selected Comparative Public Companies Analysis

  Using publicly available information, PaineWebber compared selected historical and projected financial, operating and stock market performance data of Wyndham to the corresponding data of certain publicly-traded companies that PaineWebber considered comparative (the "Comparative Companies"). The Comparative Companies represented companies which focused on the ownership and/or management of full-service hotel properties. The Comparative Companies consisted of Bristol Hotel Company, Doubletree Corporation, Interstate Hotels Company and Marriott International, Inc.

  PaineWebber derived ranges of values for Wyndham Common Stock by applying the projected earnings per share ("EPS") of Wyndham for the years ending December 31, 1997 and 1998 to the corresponding range of EPS multiples for the Comparative Companies. The EPS projections for Wyndham were provided by Wyndham management, and included external growth assumptions. The EPS estimates for the Comparative Companies were based on average research analyst earnings estimates for each period as reported by First Call. In calculating the EPS multiples for the selected periods, the July 22, 1997 closing stock trading prices of the Comparative Companies were used. PaineWebber observed that (i) the EPS multiples for the Comparative Companies for the year ending December 31, 1997 ranged from 24.7x to 29.3x and (ii) the EPS multiples for the Comparative Companies for the year ending December 31, 1998 ranged from 20.6x to 23.8x. Based on Wyndham's projected EPS and the range of EPS multiples for the Comparative Companies for the year ending December 31, 1997, this method produced a range of values for Wyndham Common Stock of $22.02 to $26.08. Based on Wyndham's projected EPS and the range of EPS multiples for the Comparative Companies for the year ending December 31, 1998, this method produced a range of values for Wyndham Common Stock of $26.76 to $30.96.

  PaineWebber also derived ranges of values for Wyndham Common Stock based on Wyndham's projected EBITDA for the years ending December 31, 1997 and December 31, 1998 and a range of EBITDA multiples for the Comparative Companies. The projected EBITDA for Wyndham was supplied by Wyndham's management and included external growth assumptions. The EBITDA for the Comparative Companies were based on operating data for the year ending December 31, 1996, as reported in the public filings for each such company. In calculating the EBITDA multiples for the selected periods, the July 22, 1997 closing stock prices of the Comparative Companies were used. To compensate for timing differences, PaineWebber discounted back Wyndham's projected EBITDA for the year ending December 31, 1998 by one year at an assumed discount rate of 15%. PaineWebber observed that the EBITDA multiples for the Comparative Companies ranged from 10.1x to 14.4x. Based on Wyndham's projected EBITDA for the year ending December 31, 1997 and the range of projected EBITDA multiples for the Comparative Companies, this method produced a range of values for Wyndham Common Stock of $22.58 to $36.29. Based on Wyndham's projected EBITDA for the year ending December 31, 1998 and the range of projected EBITDA multiples for the Comparative Companies, this method produced a range of values of Wyndham Common Stock of $26.67 to $43.56.

  With respect to each range of values of Wyndham Common Stock produced by the selected comparative public companies analysis, PaineWebber divided the range of values by the closing stock price of Paired Shares on July 22, 1997 to produce a range of implied ratios for the value of Paired Shares to Wyndham Common Stock. These calculations produced (i) a range of implied ratios of 0.943x to 1.116x based on projected EPS for the year ending December 31, 1997,
(ii) a range of implied ratios of 1.146x to 1.325x based on projected EPS for the year ending December 31, 1998, (iii) a range of implied ratios of 0.967x to 1.554x based on projected EBITDA for the year ending December 31, 1997, and
(iv) a range of implied ratios of 1.142x to 1.865x based on projected EBITDA for the year ending December 31, 1998. PaineWebber observed that while the Exchange Ratio of 1.372 was not within the range of implied ratios produced by projected EPS for either time period, it was within the range produced by projected EBITDA for both time periods. PaineWebber noted that EPS and EPS multiples may be impacted significantly by the amount of debt carried by a particular company, and that, in each instance, the debt-to-total market capitalization ratio for the Comparative Companies was greater than that for Wyndham. On this basis, PaineWebber concluded that the EBITDA multiple portion of the selected comparative public companies analysis was more relevant than the EPS multiple portion of the analysis.

 Pro Forma Merger Analysis

  PaineWebber performed an analysis of the effect of the Merger on the Patriot Companies' pro forma FFO per Paired Share for 1997 and 1998, based on projections and other information supplied by the managements of the Patriot Companies and Wyndham. Since the Merger is conditioned upon the completion of a substantial portion of the Crow Assets Acquisition, and the Crow Assets Acquisition has a material impact on the Patriot Companies' pro forma FFO per Paired Share, PaineWebber assumed for purposes of the pro forma merger analysis that the Crow Assets Acquisition will be completed concurrently with the Merger, with the exception of one property which management of the Patriot Companies indicated may not be deliverable upon consummation of the Merger. With respect to projected financial information for the Crow Assets, PaineWebber utilized projections supplied by Wyndham as the manager of such properties. PaineWebber combined the projected results of the Patriot Companies with the projected results of Wyndham and the Crow Assets to arrive at projected FFO for the Patriot Companies. At the Patriot Companies' direction, PaineWebber assumed annual synergistic savings resulting from the Merger of $1.5 million, reflecting primarily duplicative public company and general and administrative expenses, and assumed that amortization of acquired intangibles would be added back to net income for the purpose of calculating FFO. At the Patriot Companies' direction, PaineWebber also assumed full utilization of the Cash Election as provided for in the Merger Agreement. PaineWebber adjusted interest expense and FFO for the Patriot Companies to reflect financing of the Cash Election, refinancing of certain existing Wyndham indebtedness, the Crow Assets Acquisition and estimated transaction costs. PaineWebber divided the resulting FFO for the Patriot Companies by the weighted average number of Paired Shares (including shares issuable upon exchange of OP Units and other equity securities convertible into Paired Shares) expected to be outstanding upon consummation of the Merger. PaineWebber then compared the resulting pro forma FFO per Paired Share for each year to the projected stand-alone FFO per Paired Share of the Patriot Companies, based on projections supplied by management of the Patriot Companies. This analysis indicated that the pro forma impact of the Merger and the Crow Assets Acquisition was neutral (accretive, by an amount less than 1%) to FFO per paired share in 1997 and accretive by approximately 7% to FFO per paired share in 1998. While PaineWebber noted that the Merger and the Crow Assets Acquisition would also increase the Patriot Companies' ratio of debt-to-total market capitalization from approximately 23% to approximately 28%, PaineWebber did not view this increase to be of a material nature so as to impact the usefulness of the pro forma merger analysis.

 Selected Transactions Analysis

  PaineWebber reviewed the financial terms, to the extent publicly available, of five completed mergers between publicly-traded lodging companies (the "PaineWebber Selected Transactions"). The PaineWebber Selected Transactions included (acquiror/target): (i) Doubletree Corporation/Red Lion Hotels, Inc.;
(ii) Doubletree Corporation/RFS, Inc.; (iii) Interstate Hotels Company/Trust Leasing, Inc.; (iv) Extended Stay America, Inc./Studio Plus Hotels, Inc.; and
(v) FelCor Suite Hotels, Inc./Crown Sterling Suites. PaineWebber derived ranges of values for Wyndham Common Stock based on Wyndham's estimated EBITDA for the twelve months ended June 30, 1997 and the range of implied EBITDA multiples paid for each of the PaineWebber Selected Transactions based upon latest available twelve months financial data. PaineWebber noted that implied EBITDA multiples paid in the PaineWebber Selected Transactions ranged from 11.2x to 22.8x. Applying these multiples to Wyndham's EBITDA, PaineWebber calculated a range of values for Wyndham Common Stock of

$19.66 to $46.74. PaineWebber then divided the range of Wyndham Common Stock values by the closing price of Paired Shares on July 22, 1997 to produce a range of implied ratios for the value of paired shares to Wyndham Common Stock. These calculations produced a range of implied ratios of 0.842x to 2.001x. PaineWebber noted that the Exchange Ratio of 1.372 was within the range of implied ratios produced by the selected transactions analysis.

 Contribution Analysis

  PaineWebber reviewed the financial contribution of the Patriot Companies and Wyndham to the Patriot Companies on a projected pro forma basis. PaineWebber noted that, on a pro forma basis, shareholders of the Patriot Companies will receive approximately 74.2% of the Patriot Companies as a result of the Merger. Using projected results supplied by management of the Patriot Companies and Wyndham for the years ending December 31, 1997 and December 31, 1998, and without attributing potential synergistic savings from the Merger, PaineWebber calculated that the Patriot Companies would contribute approximately 73.7% of the EBITDA of the Patriot Companies in 1997 and approximately 72.3% of the EBITDA for the Patriot Companies in 1998. In each case, PaineWebber noted that shareholders of the Patriot Companies will receive a greater percentage of the equity of the Patriot Companies in the Merger than would be implied by the pro forma contribution of EBITDA of the Patriot Companies to the Patriot Companies.

  Pursuant to an engagement letter dated April 11, 1997, PaineWebber will receive a fee of $250,000 for delivery of its opinion (the "Fairness Opinion Fee"). In addition, PaineWebber will receive a financial advisory fee of $5.4 million upon consummation of the Merger and/or the Crow Assets Acquisition, against which the Fairness Opinion Fee will be credited. PaineWebber will also be reimbursed for its reasonable out-of-pocket expenses, up to a maximum of $25,000 unless previously approved by the Patriot Companies. The Patriot Companies have also agreed to indemnify PaineWebber, its affiliates and their respective directors, officers, employees, agents and controlling persons against certain liabilities, including liabilities under federal securities laws.

  In the past, PaineWebber has provided financial advisory and investment banking services (including acting as an underwriter) to Old Patriot REIT and the Patriot Companies, has acted as a lender to Old Patriot REIT, and has and continues to act as a lender to the Patriot Companies. PaineWebber may provide financial advisory and investment banking services to, and act as an underwriter, placement agent or lender to, the Patriot Companies in the future. In the ordinary course of its business, PaineWebber trades the equity and debt securities of the Patriot Companies and Wyndham for its own account and the account of its customers and, accordingly, may at any time hold long or short positions in such securities. PaineWebber, certain executive officers and directors of the Patriot Companies and certain affiliates of PaineWebber and the Patriot Companies have had and may continue to have discussions regarding joint investments and/or acquisitions (and the financing therefor). In July 1997, an affiliate of PaineWebber acquired 174 acres of land in San Mateo, California from Patriot REIT and is currently leasing such land back to Patriot REIT pursuant to a seven-year ground lease.

REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATION OF THE BOARD OF DIRECTORS OF WYNDHAM

  The Wyndham Board unanimously approved the Merger Agreement and the Related Transactions at a meeting of the Wyndham Board on April 13, 1997, and thereafter unanimously approved the Merger Agreement Amendment on October 30, 1997. THE WYNDHAM BOARD BELIEVES THAT THE TERMS OF THE MERGER ARE IN THE BEST INTERESTS OF WYNDHAM AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS OF WYNDHAM VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL.

  In unanimously approving the Merger Agreement and the Related Transactions and in recommending that Wyndham's stockholders approve the Merger Proposal, the Wyndham Board consulted with Wyndham's management, as well as its financial and legal advisors, and considered a number of factors. As a result of the interests of certain directors in the Merger and the Related Transactions and the Crow Assets Acquisition as described below in "--Interests of Certain Officers, Directors and Stockholders of Wyndham," the Wyndham Board appointed the Wyndham Special Committee to consider and evaluate the Initial Patriot Proposal and any other proposals (including the Revised Patriot Proposal) that might be received as alternatives to the Initial Patriot Proposal. The material factors considered by the Wyndham Board in reaching the foregoing conclusions are described below.

  In making its determination with respect to the Merger and the Related Transactions, the Wyndham Board considered the following factors, all of which the Wyndham Board deemed favorable, in approving the Merger and the Related
Transactions:

    (i) Recommendation of Wyndham Special Committee. The unanimous recommendation by the Wyndham Special Committee that the Board approve the Merger Agreement, which was made by the Wyndham Special Committee after receipt by it of the oral opinion of Merrill Lynch on April 13, 1997, which opinion was confirmed by a written opinion dated April 14, 1997, to the effect that, as of such dates and based on the assumptions made, matters considered and limits of review set forth in the written opinion, the Merger Consideration to be received by the holders of Wyndham Common Stock (other than CF Securities) in the Merger was fair to such stockholders from a financial point of view. See "--Reasons for the Merger and the Related Transactions; Recommendation of the Wyndham Special Committee" and "-- Opinions of Wyndham's Financial Advisors--Merrill Lynch."

    (ii) Paired Share Structure. The ability of Wyndham's stockholders through the Merger to acquire equity interests in the Patriot Companies and thereby share the value inherent in the paired share structure of Patriot REIT and Patriot Operating Company. Under this paired share structure, shares of Patriot REIT and Patriot Operating Company are paired together and are traded as a single unit. The Wyndham Board believes that this structure will allow the Patriot Companies, in combination with Wyndham, to become a nationally branded, fully integrated owner and operator of hotels. Because the Code was amended in 1983 to prohibit the pairing of shares between a REIT and an operating company, Patriot REIT is one of only four publicly-traded paired share REITs remaining in existence.

    (iii) Historical and Recent Market Prices of Wyndham Common Stock Compared to Merger Consideration. The historical market prices and recent trading activity of Wyndham Common Stock. The Wyndham Board considered as favorable to its determination the fact that the Exchange Ratio would enable Wyndham stockholders (subject to their right to make a Cash Election) to receive Paired Shares pursuant to the Merger with a value of
  (a) $30.53 per share of Wyndham Common Stock based on the closing sales price of Old Patriot REIT Common Stock on April 11, 1997, the last trading day prior to the public announcement of the Merger, and (b) not less than $30.00 per share of Wyndham Common Stock unless the Patriot Average Closing Price is less than $20.87. Such values represent a premium of 16% and 13.9%, respectively, over $26.33, the average closing sales price for Wyndham Common Stock for the five trading days prior to February 24, 1997, the date of the first published speculation concerning a potential transaction between Wyndham and Old Patriot REIT, and a premium of 51% and 47.9%, respectively, over $20.28, the average closing sales price of Wyndham Common Stock for the fourth quarter of 1996, the last full quarter prior to Wyndham's receipt of the Revised Patriot Proposal. The closing sales price of Wyndham Common Stock on April 11, 1997 was $29.63.

    (iv) Financial Terms. The financial terms of the Merger, including (a) the proposed structure as a tax-free reorganization, (b) the Exchange Ratio characteristic that places no upper limit on the Merger Consideration to be received for each share of Wyndham Common Stock, while at the same time assuring that the value of the Merger Consideration will not be less than $30.00 per share, based on the Patriot Average Closing Price, unless the Patriot Average Closing Price is less than $20.87, and (c) the flexibility afforded to Wyndham stockholders by the right to make a Cash Election to receive cash for at least some portion of their shares of Wyndham Common Stock in a transaction otherwise designed to qualify as a tax-free reorganization.

    (v) Wyndham's Business, Condition and Prospects. The financial condition, results of operations and business of Wyndham, on both a historical and prospective basis, as well as current industry, economic and market conditions. In particular, the Wyndham Board considered the significant consolidation and realignment occurring in the hospitality industry and its view that Wyndham must grow rapidly or become part of a larger company in order to achieve greater brand awareness and access to capital and to compete successfully in the new industry environment.

    (vi) Business, Condition and Prospects of the Patriot Companies. The financial condition, results of operations and business of the Patriot Companies, on both a historical and prospective basis, and current industry, economic and market conditions. Wyndham's financial advisors provided the Wyndham Board with information regarding the Patriot Companies' financial condition and prospects after conducting business and financial due diligence. Wyndham's legal counsel also made presentations to the Wyndham Board and conducted legal due diligence. In evaluating the prospects of the Patriot Companies, the Wyndham Board considered, among other things, the performance of the hotels of Old Patriot REIT, the geographical distribution of its hotels, the strength of its management team, the success of its recent hotel acquisitions and the reputation of Old Patriot REIT in the hotel industry. The Wyndham Board also found favorable the fact that following the Merger, the Wyndham stockholders would enjoy the increased market capitalization, increased liquidity and greater financial strength of the Patriot Companies and that over time a significant number of the Patriot REIT hotels could be converted to the Wyndham brand.

    (vii) Opinion of Smith Barney. The financial presentation and oral opinion of Smith Barney rendered to the Wyndham Board at its April 13, 1997 meeting (which opinion was subsequently confirmed by delivery of a written opinion dated April 14, 1997, the date of the April Merger Agreement) to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the holders of Wyndham Common Stock. See "-- Opinions of Wyndham's Financial Advisors--Smith Barney."

    (viii) Termination Provisions and Termination Fee. The provisions contained in the Merger Agreement that permit the Wyndham Board to continue to receive unsolicited inquiries and proposals regarding other potential transactions, to negotiate and give information to third parties that make, or express a bona fide intention to make, such a proposal and to terminate the Merger Agreement upon payment to Patriot REIT of a $30,000,000 termination fee if the Wyndham Board determines in good faith, after receiving advice of Wyndham's legal counsel, that such action is necessary in order for the Wyndham Board to comply with its fiduciary duties and it authorizes or desires to authorize Wyndham to execute an agreement providing for a superior transaction. See "The Merger Agreement--Certain Covenants" and "--Termination." The Wyndham Board believed that this termination fee was within the range of fees payable in comparable transactions and that the fee would not, in and of itself, preclude alternative proposals.

    (ix) Continuation of Wyndham Management. The continuing role of Wyndham management in the Patriot Companies after the Merger, including (a) the presence of Wyndham designees on the Boards of Directors of both Patriot REIT and Wyndham International and (b) the selection of the current President and Chief Executive Officer of Wyndham as the Chief Executive Officer and Chairman of the Board of Wyndham International, and the selection of the current Executive Vice President and Chief Financial Officer of Wyndham as the Chief Financial Officer and an Executive Vice President of Patriot REIT.

    (x) Other Indications of Interest. Wyndham's discussions with other companies concerning a possible combination and, in particular, the discussions that had taken place during the latter part of 1996 and early 1997 and the proposal that was received from Company B. The Wyndham Board considered as favorable the fact that Wyndham did not receive any new inquiries or proposals regarding a possible business combination following its public announcement on February 27, 1997 that it was evaluating various strategic alternatives and the fact that its discussions with Company B failed to result in a proposal as favorable as the Revised Patriot Proposal.

  The Wyndham Board also considered the following potentially negative factors in its deliberations concerning the Merger:

    (i) Timing Considerations. The fact that the Merger Agreement provides that the closing for the Merger could not take place prior to October 1, 1997, and the uncertainty added to the probability of consummation of the transaction by the length of the period between execution and delivery of the Merger Agreement and the closing of the Merger.

    (ii) Other Potential Transactions. The number, size and scope of other pending or potential transactions to be undertaken by Old Patriot REIT or the Patriot Companies prior to consummation of the Merger and the incremental difficulty of evaluating the Merger in light of those transactions. This difficulty was partially offset by the establishment pursuant to the Merger Agreement of the Interim Transactions Committee to evaluate and consider certain of such transactions.

    (iii) Qualification as a REIT. The very technical requirements for Patriot REIT to continue to qualify as a REIT, including the fact that Patriot REIT's ability to qualify as a REIT is dependent upon its continued exemption from the anti-pairing rules of the Code and the fact that the exemption is based upon "grandfathering" provisions that have not been the subject of any judicial or administrative interpretations. See "Risk Factors--REIT Tax Risks--Dependence on Qualification as a REIT."

    (iv) Failure to Satisfy Conditions. The various conditions to Patriot REIT's obligations to consummate the Merger. See "The Merger Agreement-- Conditions to the Merger."

    (v) Leverage of the Patriot Companies. The fact that following the Merger the Patriot Companies would have substantial indebtedness (approximately $1.3 billion as of June 30, 1997 on a pro forma combined basis, which includes Wyndham's total pro forma indebtedness on such date) as compared to indebtedness of Wyndham of approximately $232 million as of June 30, 1997.

    (vi) No Solicitation of Other Proposals; Termination Fees. The fact that under the terms of the Merger Agreement, Wyndham and its representatives would be prohibited from encouraging, soliciting or initiating the submission of any Acquisition Proposal (see "The Merger Agreement--Certain Covenants"), entering into any agreement for an Acquisition Proposal or participating in any way in discussions or negotiations with any person in connection with any Acquisition Proposal, unless such action was required for the Wyndham Board to comply with its fiduciary duties to stockholders under applicable law. The Wyndham Board also considered the possibility that Wyndham could be required, if the Merger Agreement was terminated under certain circumstances, to pay Patriot REIT a termination fee of $30,000,000. The Wyndham Board recognized that the inclusion of such provisions in the Merger Agreement would render it less likely that a more attractive offer for a business combination with Wyndham would be presented to Wyndham and its stockholders; however, the Wyndham Board believed that the Revised Patriot Proposal represented the most attractive strategic alternative reasonably available to Wyndham and its stockholders. See "The Merger Agreement--Certain Covenants" and "--Termination."

  The Wyndham Board was aware of the potential benefits to the members of the Wyndham Special Committee discussed below in "--Interests of Certain Officers, Directors and Stockholders of Wyndham," including the provisions of the Merger Agreement affording indemnification and directors' insurance to the directors of Wyndham for actions and omissions of such persons occurring prior to the Effective Time. These provisions were important to the Wyndham Board; however, these factors did not affect the Wyndham Board's evaluation or recommendation of the transaction because such provisions are customary in agreements relating to business combinations. Other potential benefits were determined to be of a nature that would not affect the ability of the members of the Wyndham Special Committee to discharge their duties.

  In the opinion of the Wyndham Board, the above factors represent the material potential adverse consequences which could occur as a result of the Merger. In considering the Merger and the Related Transactions, the Wyndham Board considered the impact of these factors on Wyndham's existing stockholders. In the opinion of the Wyndham Board, however, these potentially negative factors were outweighed by the potential positive factors considered by the Wyndham Board which are described above. Accordingly, the Wyndham Board voted to approve the Merger Agreement and the Related Transactions.

  In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Wyndham Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATION OF THE WYNDHAM SPECIAL COMMITTEE

  At its meeting on April 13, 1997, the Wyndham Special Committee unanimously determined that the Merger Agreement and the transactions contemplated thereby were fair to and in the best interest of the stockholders of Wyndham and recommended to the Wyndham Board that it approve the Merger Agreement. On October 30, 1997, the Wyndham Special Committee unanimously approved the Merger Agreement Amendment.

  In making its recommendation to the Wyndham Board, the Wyndham Special Committee consulted its financial and legal advisors and consulted with Wyndham's management and its advisors, and considered a number of factors, including those factors considered by the Wyndham Board. See "--Reasons for the Merger and the Related Transactions; Recommendation of the Board of Directors of Wyndham." Additional material factors considered by the Wyndham Special Committee in reaching the foregoing conclusion are described below.

    (i) That all shareholders were to be given the same right to elect to receive either cash or Paired Shares (subject to share ownership limitations contained in the Excess Share Provisions required to maintain Patriot REIT's qualification as a REIT for federal income tax purposes).

    (ii) The advice of Merrill Lynch, including Merrill Lynch's oral opinion delivered to the Wyndham Special Committee at its April 13, 1997 meeting, which opinion was confirmed by a written opinion dated April 14, 1997, to the effect that as of such dates and based on the assumptions made, matters considered and limits of review set forth in the written opinion, the Merger Consideration to be received by the holders of Wyndham Common Stock (other than CF Securities) in the Merger was fair to such stockholders from a financial point of view.

    (iii) The benefits to be received as a consequence of the Merger and the Related Transactions and the Crow Assets Acquisition by certain members of Wyndham management and certain Wyndham directors and by the Crow Family Entities and certain of their affiliates. See "--Interests of Certain Officers, Directors and Stockholders of Wyndham."

  In its review of the Merger Agreement and Related Transactions, the Wyndham Special Committee also considered the amounts being paid to the Crow Family Entities pursuant to the Crow Assets Acquisition and the analysis of Merrill Lynch with respect thereto.

  In connection with its appointment of the Wyndham Special Committee and in consideration of the time and effort devoted by the Wyndham Special Committee to the discharge of its duties, the Wyndham Board authorized the payment of compensation of $20,000 for each member other than the chairman and $25,000 for the chairman, plus (i) in the case of each member other than the chairman, $5,000 for each meeting attended ($2,500 for each conference telephone meeting) and (ii) in the case of the chairman, $6,000 for each meeting attended ($3,000 for each conference telephone meeting); provided that the total compensation for each member other than the chairman is not to exceed $35,000 ($45,000 if service extends beyond May 1, 1997) and for the chairman is not to exceed $40,000 ($50,000 if service extends beyond May 1, 1997). Wyndham has paid the maximum of $45,000 to each of Messrs. Ward and Leslie pursuant to the foregoing arrangement. Mr. Decker declined payment of any compensation for his services.

OPINIONS OF WYNDHAM'S FINANCIAL ADVISORS

 Smith Barney

  Smith Barney was retained by Wyndham to act as its financial advisor in connection with the proposed Merger. In connection with such engagement, Wyndham requested that Smith Barney evaluate the fairness, from a financial point of view, to the holders of Wyndham Common Stock of the consideration to be received by such holders in the Merger. On April 13, 1997, at a meeting of the Wyndham Board held to evaluate the proposed Merger, Smith Barney delivered an oral opinion (subsequently confirmed by delivery of a written opinion dated April 14, 1997, the date of the April Merger Agreement) to the Wyndham Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the holders of Wyndham Common Stock.

  In arriving at its opinion, Smith Barney reviewed the April Merger Agreement and certain related documents and held discussions with certain senior officers, directors and other representatives and advisors of Wyndham and certain senior officers and other representatives and advisors of Old Patriot REIT concerning the businesses, operations and prospects of Wyndham and Old Patriot REIT. Smith Barney examined certain publicly available business and financial information relating to Wyndham and Old Patriot REIT as well as certain financial forecasts and other information and data for Wyndham and Old Patriot REIT which were provided to or otherwise discussed with Smith Barney by the respective managements of Wyndham and Old Patriot REIT, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. Smith Barney reviewed the financial terms of the Merger as set forth in the April Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Wyndham Common Stock and Old Patriot REIT Common Stock; the historical and projected earnings and other operating data of Wyndham and Old Patriot REIT; and the capitalization and financial condition of Wyndham and Old Patriot REIT. Smith Barney also considered, to the extent publicly available, the financial terms of other transactions recently effected which Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Smith Barney considered relevant in evaluating those of Wyndham and Old Patriot REIT. Smith Barney also evaluated the potential pro forma financial impact of the Merger on Old Patriot REIT, after giving effect to the Crow Assets Acquisition and the consummation of the Cal Jockey Merger and certain of Old Patriot REIT's other planned acquisitions. In connection with its engagement, Smith Barney was requested to approach on a limited basis, and held discussions with, certain third parties to solicit indications of interest in a possible business combination with Wyndham. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed appropriate in arriving at its opinion. Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Smith Barney as of the date of its opinion.

  In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to financial forecasts and other information and data furnished to or otherwise reviewed by or discussed with Smith Barney, Smith Barney was advised by the managements of Wyndham and Old Patriot REIT that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Wyndham and Old Patriot REIT as to the future financial performance of Wyndham and Old Patriot REIT and the strategic implications and operational benefits anticipated to result from the Merger. Smith Barney assumed, with the consent of the Wyndham Board, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Smith Barney also assumed, with the consent of the Wyndham Board, that the Cal Jockey Merger would be consummated prior to the Merger, that the Crow Assets Acquisition will occur concurrently with, or immediately prior to, the Merger, and that neither the Cal Jockey Merger nor the Merger or the transactions contemplated thereby or the Crow Assets Acquisition will adversely affect the REIT status of Patriot REIT. Smith Barney did not express any opinion as to what the value of the Paired Shares actually will be when issued to Wyndham stockholders pursuant to the Merger or the price at which the Paired Shares will trade or otherwise be transferable subsequent to the Merger. Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Wyndham, Old Patriot REIT or the Crow Assets nor did Smith Barney make any physical inspection of the properties or assets of Wyndham or Old Patriot REIT or of the Crow Assets. Smith Barney based its opinion upon information available to it, and financial stock market and other conditions and circumstances that existed and were disclosed to Smith Barney, as of the date of its opinion. Although Smith Barney evaluated the Merger Consideration from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger, which was determined through negotiation between Wyndham and Old Patriot REIT. No other limitations were imposed by Wyndham on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.

  THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY DATED APRIL 14, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX I, AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF WYNDHAM COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. THE OPINION OF SMITH BARNEY IS DIRECTED TO THE WYNDHAM BOARD AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE WYNDHAM SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In preparing its opinion, Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying such analyses and opinion. In its analyses, Smith Barney made numerous assumptions with respect to Wyndham, Old Patriot REIT, Patriot REIT, Patriot Operating Company, the Crow Assets, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Wyndham, Old Patriot REIT, Patriot REIT and Patriot Operating Company. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Smith Barney's opinion and analyses were only one of many factors considered by the Wyndham Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Wyndham Board or management of Wyndham with respect to the Merger Consideration or the proposed Merger. The analyses of Smith Barney described below were prepared prior to the Patriot Companies' July 1997 92.7% stock dividend and, accordingly, per share and exchange ratio data set forth in such analyses have not been adjusted to reflect such stock dividend.

  The following is a summary of the material analyses performed by Smith Barney in connection with its opinion dated April 14, 1997:

  Selected Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of Wyndham and the following selected publicly traded companies in the lodging industry: Marriott International, Inc.; Promus Hotels Corporation; La Quinta Inns, Inc.; Choice Hotels International, Inc.; Doubletree Corporation; Interstate Hotels Company; Prime Hospitality Corp.; Bristol Hotel Company; and Capstar Hotel Company (collectively, the "Wyndham Selected Companies"). Smith Barney compared market values as multiples of, among other things, estimated calendar 1997 and 1998 net income and adjusted market values (equity market value, plus total long-term debt and current maturities, less cash) as multiples of, among other things, latest 12 months and estimated calendar 1997 EBITDA. Net income projections for the Wyndham Selected Companies were based on estimates of selected investment banking firms and net income projections for Wyndham were based on internal estimates of the management of Wyndham. All multiples were based on closing stock prices as of April 11, 1997. Applying a range of multiples (excluding outliers) for the Wyndham Selected Companies of estimated calendar 1997 and 1998 EPS and latest 12 months and estimated calendar 1997 EBITDA of 18.1x to 27.8x, 14.4x to 17.6x, 9.7x to 13.6x and 7.2x to 10.5x, respectively, to corresponding financial data for Wyndham resulted in an equity reference range for Wyndham of approximately $15.49 to $22.61 per share, as compared to the equity value implied by the Merger Consideration of approximately $30.53 per share based on a closing stock price of Old Patriot REIT Common Stock on April 11, 1997.

  Using publicly available information, Smith Barney also analyzed, among other things, the debt to capitalization ratios, estimated calendar year 1997 dividend payout ratios and equity market values of Old Patriot REIT and the following selected publicly traded companies in the lodging industry: American General Hospitality; Equity Inns, Inc; Felcor Suite Hotels, Inc; Hospitality Properties Trust; Innkeepers USA Trust; RFS Hotel Investors Inc.; Starwood Lodging; Sunstone Hotel Investors, Inc.; and Winston Hotels, Inc. (collectively, the "Old Patriot REIT Selected Companies" and, together with the Wyndham Selected Companies, the "Selected Companies"). Smith Barney compared equity market values as a multiple of estimated calendar year 1997 and 1998 FFO. Dividend payout ratio and FFO projections for the Old Patriot REIT Selected Companies were based on internal estimates of selected investment banking firms and dividend payout ratio and FFO projections for Old Patriot REIT were based on internal estimates of the management of Old Patriot REIT, after giving effect to the Cal Jockey Merger and certain of Old Patriot REIT's planned acquisitions. All ratios and multiples were based on closing stock prices as of April 11, 1997. The ranges of debt to capitalization ratios, estimated calendar 1997 dividends payout ratios and estimated calendar year 1997 and 1998 FFO multiples for the Old Patriot REIT Selected Companies were: (i) debt to capitalization ratios: 7.7% to 42.3% (with an average of 20.3% and a weighted average of 19.8%); (ii) estimated calendar 1997 dividend payout ratios: 56.1% to 82.4% (with an average of 68.5% and a weighted average of 64.3%); and (iii) estimated calendar 1997 and 1998 FFO multiples: 7.7x to 13.7x (with an average of 10.0x and a weighted average of 11.2x) and 7.1x to 11.3x (with an average of 8.8x and a weighted average of 9.7x), respectively. The debt to capitalization ratio, estimated calendar 1997 dividend payout ratio and estimated calendar 1997 and 1998 FFO multiples for Old Patriot REIT were 25.6%, 59.0%, 12.5x and 10.6x, respectively.

  Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Smith Barney reviewed, among other things, the purchase price and implied transaction multiples paid or proposed to be paid in the following selected transactions in the lodging industry (acquiror/target):
Hilton Hotels Corporation/ITT; Marriott International Corp./Renaissance Hotels, Inc.; Extended Stay America/Studio Plus Hotels, Inc.; Bristol Hotel Company/Certain U.S. assets of Holiday Inn; Interstate Hotels Company/Trust Leasing Inc.; Doubletree Corporation/Red Lion Hotels, Inc.; Doubletree Corporation/RFS, Inc.; TRT Holdings Inc./Omni Hotels Group; FelCor Suite Hotels Inc./Crown Sterling Suites; The Hampstead Group, Inc./Harvey Hotels/United Inns, Inc.; and Saudi Prince Al-Waleed/Four Seasons Hotels, Inc. (collectively, the "Smith Barney Selected Transactions"). Smith Barney compared purchase prices as multiples of, among other things, latest 12 months and one year forward EBITDA. All multiples were based on publicly available information at the time of announcement of such transactions. Applying a range of multiples for the Smith Barney Selected Transactions of latest 12 months and one year forward net income and latest 12 months and one year forward EBITDA of 13.3x to 35.2x, 12.3x to 32.7x, 7.5x to 18.6x and 7.0x to 15.2x,
respectively, to corresponding financial data for Wyndham resulted in an equity reference range for Wyndham of approximately $10.17 to $28.63 per share, as compared to the equity value implied by the Merger Consideration of approximately $30.53 per share based on a closing stock price of Old Patriot REIT Common Stock on April 11, 1997.

  No company, transaction or business used in the "Selected Company Analysis" or "Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to Wyndham, Old Patriot REIT or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, the Smith Barney Selected Transactions or the business segment, company or transaction to which they are being compared.

  Discounted Cash Flow Analysis. Smith Barney performed a discounted cash flow analysis of the projected free cash flow of Wyndham for fiscal years 1997 through 2001, based on internal estimates of the management of Wyndham. The stand-alone discounted cash flow analysis of Wyndham was determined by
(i) adding (x) the present value of projected cash flows over the five-year period from 1997 to 2001 and (y) the present value of the estimated terminal value of Wyndham in year 2001 and (ii) subtracting the current net debt of Wyndham. The range of estimated terminal values for Wyndham at the end of the five-year period was calculated by applying terminal multiples ranging from 9.0x to 11.0x to the projected 2002 EBITDA of Wyndham, representing the estimated value of Wyndham beyond the year 2001, with particular focus on a terminal multiple range of 9.5x to 10.5x. The cash flows and terminal values of Wyndham were discounted to present value using discount rates ranging from 12.5% to 14.5%. Utilizing such discount rates and a terminal value multiple range of 9.5x to 10.5x, this analysis resulted in an equity reference range for Wyndham of approximately $22.83 to $28.87 per share, as compared to the equity value implied by the Merger Consideration of approximately $30.53 per share based on a closing stock price of Old Patriot REIT Common Stock on April 11, 1997.

  Contribution Analysis. Smith Barney analyzed the respective contributions of Wyndham, Old Patriot REIT and the Crow Assets to the estimated EBITDA (taking into account both existing assets and certain identified acquisitions) of the combined company for fiscal years 1997 through 1999, based on internal estimates of the managements of Wyndham and Old Patriot REIT. This analysis indicated that (i) in fiscal 1997, Wyndham, Old Patriot REIT and the Crow Assets would contribute approximately 28.0%, 53.9% and 18.1%, respectively, of EBITDA (with existing assets) and approximately 26.4%, 60.9% and 12.8%, respectively, of EBITDA (with certain identified acquisitions), of the combined company; (ii) in fiscal year 1998, Wyndham, Old Patriot REIT and the Crow Assets would contribute approximately 33.0%, 50.6% and 16.4%, respectively, of EBITDA (with existing assets) and approximately 28.6%, 60.4% and 11.0%, respectively, of EBITDA (with certain identified acquisitions), of the combined company; and (iii) in fiscal year 1999, Wyndham, Old Patriot REIT and the Crow Assets would contribute approximately 34.5%, 49.4% and 16.1%, respectively, of EBITDA (with existing assets), and approximately 31.0%, 58.3% and 10.7%, respectively, of EBITDA (with certain identified acquisitions), of the combined company. Based on the Exchange Ratio, Wyndham, Old Patriot REIT and the Crow Assets would constitute approximately 61.5%, 28.2% and 10.3%, respectively, of the enterprise value of the combined company (with existing assets) and approximately 67.9%, 24.4% and 7.3%, respectively, of the enterprise value of the combined company (with certain identified acquisitions). Smith Barney also analyzed the respective contributions of Wyndham and Old Patriot REIT to the estimated FFO of the combined company for fiscal years 1997 through 1999, based on internal estimates of the managements of Wyndham and Old Patriot REIT. This analysis indicated that (i) in fiscal year 1997, Wyndham and Old Patriot REIT would contribute approximately 18.4% and 64.8%, respectively, of the FFO of the combined company; (ii) in fiscal year 1998, Wyndham and Old Patriot REIT would contribute approximately 21.7% and 64.6%, respectively, of the FFO of the combined company; and (iii) in fiscal year 1999, Wyndham and Old Patriot REIT would contribute approximately 23.9% and 63.0%, respectively, of the FFO of the combined company. Based on the Merger Consideration, current stockholders of Wyndham and Patriot REIT would own approximately 29.1% and 65.6%, respectively, of the equity value of the combined company upon consummation of the Merger.

  Pro Forma Merger Analysis. Smith Barney analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on the estimated FFO of the combined company in fiscal years 1997 and 1998 based both on estimates of selected investment banking firms and internal estimates of the managements of Wyndham and Old Patriot REIT, after giving effect to certain cost adjustments and assuming certain cost savings and other potential synergies (excluding potential cost savings that may be attributable to brand conversion opportunities) anticipated by the management of Wyndham to result from the Merger were achieved. This analysis included a comparison of both unadjusted FFO (pre-tax income plus depreciation relating to owned real estate) and unadjusted FFO (pre-tax income plus real estate depreciation, brand name amortization and goodwill amortization) under three scenarios: (i) a scenario which assumed that less than all of Old Patriot REIT's then planned acquisitions were effected (the "Base Case"), (ii) a scenario which assumed that all of Old Patriot REIT's then planned acquisitions were effected (the "Full Acquisition Case"), and (iii) a scenario which assumed that all of Old Patriot REIT's then planned acquisitions were effected and that the Crow Assets were not acquired in connection with the Merger (the "Non-Crow Assets Case"). The results of the pro forma merger analysis suggested that the Merger could be, in the Base Case and Full Acquisition Case, dilutive to the adjusted and non-adjusted FFO of the combined company in fiscal year 1997 (except, in the Base Case, relative to internal estimates as to adjusted FFO) and accretive in fiscal year 1998 (except, in the Full Acquisition Case, relative to the estimates of selected investment banking firms as to unadjusted FFO) and, in the Non-Crow Assets Case, dilutive in fiscal years 1997 and 1998. The actual results achieved by the combined company may vary from projected results and the variations may be material.

  Exchange Ratio Analysis. Smith Barney compared the Exchange Ratio with the historical ratio of the daily closing prices of Wyndham Common Stock and Old Patriot REIT Common Stock during the five-day and 30-day periods preceding public announcement of the Merger and the average historical ratio of such daily closing prices from January 31, 1997 to April 11, 1997. The exchange ratios of the daily closing prices of one share of Wyndham Common Stock to one share of Old Patriot REIT Common Stock during the five-day and 30-day periods preceding public announcement of the Merger were 0.6746 and 0.6347, respectively, and the average exchange ratio from January 31, 1997 to April 11, 1997 was 0.6160, as compared to the Exchange Ratio of 0.7120.

  Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) historical and projected financial results of Wyndham and Old Patriot REIT;
(ii) the history of trading prices and volume for Wyndham Common Stock and Old Patriot REIT Common Stock and the relationship between movements of such Common Stock, movements of the common stock of various lodging companies and movements in the S&P 500 Index; (iv) selected published analysts' reports on Wyndham and Old Patriot REIT, including analysts' earnings estimates with respect to Wyndham and Old Patriot REIT; and (v) the pro forma ownership of the combined company.

  Pursuant to the terms of Smith Barney's engagement, Wyndham has agreed to pay Smith Barney for its services in connection with the Merger an aggregate financial advisory fee based on a percentage of the total consideration (including liabilities assumed) payable in connection with the Merger. The fee payable to Smith Barney is currently estimated to be approximately $4.9 million. Wyndham has also agreed to reimburse Smith Barney for travel and other reasonable out-of-pocket expenses incurred by Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.

  Smith Barney has advised Wyndham that, in the ordinary course of business, Smith Barney and its affiliates may actively trade or hold the securities of Wyndham and Patriot REIT for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided investment banking and its financial advisory services to Wyndham unrelated to the proposed Merger, for which services Smith Barney has received compensation. In addition, Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Wyndham and Patriot REIT.

  Smith Barney is an internationally recognized investment banking firm and was selected by Wyndham based on its experience, expertise and familiarity with Wyndham and its business. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

 Merrill Lynch

  On April 13, 1997 Merrill Lynch delivered an oral opinion, which opinion was confirmed in a written opinion dated April 14, 1997 (the "Merrill Lynch Opinion"), to the Wyndham Special Committee to the effect that, as of such dates, and based upon the assumptions made, matters considered and limits of review set forth in the Merrill Lynch Opinion, the Merger Consideration to be received by the holders of Wyndham Common Stock (other than CF Securities) in the Merger was fair to such stockholders from a financial point of view.

  A COPY OF THE MERRILL LYNCH OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX J TO THIS JOINT PROXY STATEMENT/PROSPECTUS. HOLDERS OF WYNDHAM COMMON STOCK ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINION WAS INTENDED FOR THE USE AND BENEFIT OF THE WYNDHAM SPECIAL COMMITTEE, WAS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION TO THE HOLDERS OF WYNDHAM COMMON STOCK (OTHER THAN CF SECURITIES) FROM A FINANCIAL POINT OF VIEW, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER PROPOSAL OR ANY TRANSACTION RELATED THERETO OR TO WHETHER ANY STOCKHOLDER SHOULD ELECT TO RECEIVE THE CASH CONSIDERATION OR THE PAIRED SHARE CONSIDERATION. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In arriving at the Merrill Lynch Opinion, Merrill Lynch among other things:
(i) reviewed certain publicly available business and financial information relating to Wyndham and Old Patriot REIT which Merrill Lynch deemed to be relevant; (ii) reviewed the terms and conditions of the Agreement and Plan of Merger (the "Cal Jockey Agreement"), dated as of February 24, 1997, among Old Patriot REIT, the Patriot REIT Partnership, Cal Jockey and Bay Meadows, and reviewed certain publicly available business and financial information relating to Cal Jockey and Bay Meadows; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Wyndham and Old Patriot REIT (including, in the case of Old Patriot REIT, certain information and financial forecasts prepared by management of Old Patriot REIT relating to Cal Jockey and Bay Meadows, as well as certain other companies which Old Patriot REIT may seek to acquire or in which Old Patriot REIT may seek to make an investment, including the Bellemead Development unit of Chubb Corp. (collectively, the "Contemplated Transactions"), and certain information and financial forecasts prepared by the Crow Family Entities relating to the Crow Assets), furnished to Merrill Lynch by Wyndham and Old Patriot REIT, respectively; (iv) conducted discussions with members of senior management of Wyndham concerning Wyndham's businesses, future acquisition plans and strategies, and prospects before and after giving effect to the Merger; (v) conducted discussions with members of senior management of Old Patriot REIT concerning Old Patriot REIT's businesses, future acquisition plans and strategies (including plans and strategies with respect to the Contemplated Transactions), and prospects before and after giving effect to the Merger; (vi) conducted discussions with certain representatives of the Crow Family Entities concerning the Crow Assets; (vii) reviewed the historical market prices and valuation multiples for Wyndham Common Stock, Old Patriot REIT Common Stock, and the common stock of Cal Jockey, par value $0.1 per share which were paired and trading together with the common stock of Bay Meadows, par value $0.1 per share, and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant; (viii) reviewed the results of operations of Wyndham and Old Patriot REIT and compared them with those of certain companies which Merrill Lynch deemed to be relevant; (ix) compared the proposed financial terms of the Merger with the financial terms of certain other transactions which Merrill Lynch deemed to be relevant; (x) reviewed the potential pro forma impact of the Merger; (xi) reviewed the April Merger Agreement, the Omnibus Purchase and Sale Agreement, the Stock Purchase Agreement, and the Proxy Agreement; and (xii) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

  In preparing the Merrill Lynch Opinion, Merrill Lynch neither received nor reviewed any financial projections or other non-public information prepared by Cal Jockey, Bay Meadows or of any of the companies which were the subject of any of the Contemplated Transactions pertaining to the future prospects of Cal Jockey, Bay Meadows or any of such companies, respectively.

  In preparing the Merrill Lynch Opinion, Merrill Lynch assumed, with the Wyndham Special Committee's consent, that the Cal Jockey Merger would be consummated on the terms contained in the Cal Jockey Agreement.

  In preparing the Merrill Lynch Opinion, Merrill Lynch also assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch or publicly available or discussed with or reviewed by or for Merrill Lynch, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of Wyndham, Old Patriot REIT, Cal Jockey, Bay Meadows, the Crow Assets or of any of the companies which were the subject of any of the Contemplated Transactions, and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not conduct any physical inspection of the properties or facilities of Wyndham, Old Patriot REIT, Cal Jockey, Bay Meadows, the Crow Assets or of any of the companies which were the subject of any of the Contemplated Transactions. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Wyndham or Old Patriot REIT, Merrill Lynch assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of Wyndham's or Old Patriot REIT's management as to the expected future financial performance of Wyndham or Old Patriot REIT, as the case may be. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by certain representatives of the Crow Family Entities, Merrill Lynch assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of such representatives as to the expected future financial performance of the Crow Assets. Merrill Lynch further assumed with the Wyndham Special Committee's consent that the Merger would qualify as a tax-free reorganization for U.S. federal income tax purposes, Patriot REIT would qualify to be treated as a real estate investment trust within the meaning of the Internal Revenue Code of 1986, as amended, before and after giving effect to the Merger, and the pairing of the Patriot REIT Common Stock and the Patriot Operating Company Common Stock would be permitted pursuant to
Section 136(c) of the Deficit Reduction Act of 1984, before and after giving effect to the Merger. As the Wyndham Special Committee was advised, it had been publicly reported in the financial press that Old Patriot REIT was exploring a possible business combination or other transaction involving Carnival Hotels & Casinos ("Carnival"). In that regard, the financial forecast information furnished to Merrill Lynch by Old Patriot REIT did not include financial forecasts with respect to Carnival, and accordingly, with the Wyndham Special Committee's consent, Merrill Lynch did not review or consider any such transaction in arriving at the Merrill Lynch Opinion. The Merrill Lynch Opinion did not address the merits of the underlying decision by Wyndham to engage in the Merger. The Merrill Lynch Opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated as of the date of the Merrill Lynch Opinion. The Merrill Lynch Opinion does not address the merits of the underlying decision by Wyndham to enter into the Merger.

  Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents and approvals (contractual or otherwise) for the Cal Jockey Merger and the Merger, no restrictions would be imposed that would have a material adverse effect on the contemplated benefits of the Cal Jockey Merger or the Merger.

  In connection with the preparation of the Merrill Lynch Opinion, Merrill Lynch was not authorized by Wyndham or the Wyndham Special Committee to solicit, nor did Merrill Lynch solicit, third-party indications of interest for the acquisition of all or any part of Wyndham. In addition, Merrill Lynch expressed no opinion as to the prices at which the Wyndham Common Stock or the Paired Shares would trade following the announcement of the Merger nor the prices at which the Paired Shares will trade following the consummation of the Merger.

  The following is a summary of certain financial and comparative analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinion.

  Wyndham


  Historical Trading Analysis. Merrill Lynch compared the per share daily closing market prices of Wyndham Common Stock, the S&P 500, and an index composed of the following companies: La Quinta Inns Inc., Promus Hotel Corporation, Doubletree Hospitality Corporation, Bristol Hotel Company, Red Roofs Inns and Capstar Hotels Inc. (collectively, the "Wyndham Comparable Companies") for the period beginning May 20, 1996 and ending April 11, 1997.

  Comparable Public Companies Analysis. Using publicly available information, Merrill Lynch compared certain financial and operating information and ratios (described below) for Wyndham with corresponding financial and operating information and ratios for the Wyndham Comparable Companies excluding Bristol Hotel Company.

  Merrill Lynch compared (i) the net debt (defined as long term debt plus short term debt less cash) to enterprise value (defined as the sum of the market value of the common equity, the liquidation value of the preferred stock, minority interest and net debt) ratio, which ranged from 13.0% to 51.0% (with a median of 31.1% and a mean of 32.5%) compared with 12.8% for Wyndham;
(ii) enterprise value to 1996, 1997 and 1998 earnings before interest, taxes, depreciation and amortization ("EBITDA"), respectively (in each case based on information from various third-party research reports), which ranged from 7.7x to 12.3x for 1996 (with a median of 11.3x and a mean of 10.9x) compared to 17.3x for Wyndham, from 6.2x to 11.3x for estimated 1997 (with a median of 8.7x and a mean of 8.6x) compared to 12.8x for Wyndham, from 5.3x to 9.7x for estimated 1998 (with a median of 7.1x and a mean of 7.1x) compared to 10.0x for Wyndham; (iii) earnings per share multiples for 1997 and 1998, (in each case based on information provided by First Call Consensus Estimates ("First Call")) which ranged from 12.7x to 21.7x for estimated 1997 (with a median of 20.3x and a mean of 18.9x), compared to 34.4x for Wyndham, and from 11.1x to 17.6x for estimated 1998 (with a median of 15.9x and a mean of 15.3x) compared to 26.2x for Wyndham; (iv) 5-year estimated growth rates (based on information provided by Institutional Brokers Estimate System ("IBES")), which ranged from 17.0% to 27.0% (with a median of 25.0% and a mean of 23.7%) compared to 30.0% for Wyndham; and (v) the 1997 price earnings multiple expressed as a multiple of 5-year estimated growth which ranged from 0.72x to 0.88x (with a median of 0.76x and a mean of 0.80x) compared to 1.15x for Wyndham.

  Discounted Cash Flow Analysis. Merrill Lynch performed a discounted cash flow analysis ("DCF") of Wyndham using Wyndham's management's projections and assumptions for 1997 through 2001 (the "Growth Case") and projections for the same period based upon more conservative growth assumptions provided by Wyndham's management (the "Sensitivity Case"). The Sensitivity Case assumed hotel acquisitions that were $40 million lower than the Growth Case for fiscal years 1997 through 1999, and $25 million lower than the Growth Case for fiscal year 2000 and investments in new management contracts that were $5.8 million lower than the Growth Case for fiscal years 1997 through 1999 and $3.3 million lower thereafter for fiscal years 2000 and 2001. The DCF for Wyndham was estimated using discount rates ranging from 11.0% to 13.0% based upon a weighted average cost of capital analysis for Wyndham and the Wyndham Comparable Companies, and was comprised of the sum of the present values of
(i) the projected free cash flows for the fiscal years 1997 to 2001, (ii) the fiscal year 2001 terminal value based upon a range of 2001 EBIDTA terminal multiples of 9.5x to 10.5x minus (iii) the net debt as of December 1996.

  Comparable Acquisition Analysis. Merrill Lynch reviewed certain publicly available information regarding 10 selected business combinations since July 1990 (the "Comparable Acquisition Transactions"). The Comparable Acquisition Transactions and the month the transactions were announced were as follows:
Bristol Hotel Company's acquisition of Holiday Inn-North American Hotels (December 1996); Marriott International Corp.'s acquisition of Renaissance Hotels, Inc. (February 1997); Doubletree Corporation's acquisition of Red Lion Hotels Inc. (September 1996); Granada's Acquisition of Forte PLC (January
1996); HFS, Inc.'s acquisition of Forte PLC--US Travelodge (January 1996); Kingdom Investment Inc.'s investment in Four Season Hotel Inc. (September
1994); Morgan Stanley & Co.'s acquisition of Red Roofs Inns Inc. (November
1993); HFS, Inc.'s
acquisition of Super 8 Motels, Inc. (February 1993); HFS, Inc.'s acquisition of Days Inn of America (May 1991) and Accor S.A.'s acquisition of Hotel 6-L.P. (July 1990).

  Merrill Lynch compared the "offer value" (defined as the offer price per share multiplied by the sum of the number of shares outstanding and the number of options outstanding) of each such transaction as a multiple of then publicly available latest twelve months ("LTM") net income to common (the "LTM Net Income Multiple") and latest fiscal quarter ("LFQ") book value of common equity (the "LFQ Common Equity Multiple"). The ranges of LTM Net Income Multiples and LFQ Common Equity Multiples were as follows: (i) the LTM Net Income Multiples ranged from 11.0x to 45.7x (with a median of 25.2x and a mean of 26.7x) compared to an implied 47.5x to be received in the Merger; (ii) the LFQ Common Equity Multiples ranged from 2.16x to 8.40x (with a median of 5.51x and a mean of 5.37x) compared to an implied 8.57x to be received in the Merger.

  Merrill Lynch also compared the "transaction value" (defined as the sum of the offer value, the preferred equity at liquidation value, the short term debt, the long term debt and minority interest less cash, marketable securities and option proceeds) as a multiple of LTM EBITDA, earnings before interest and taxes ("EBIT"), and sales. The ranges of the transaction value as a multiple of LTM EBITDA, EBIT and Sales were as follows: (i) transaction value to LTM EBITDA which ranged from 6.5x to 14.7x (with a median of 11.0x and a mean of 10.5x) compared to an implied multiple of 19.1x to be received in the Merger; (ii) transaction value to LTM EBIT which ranged from 8.6x to 28.1x (with a median of 14.4x and a mean of 15.7x) compared to an implied multiple of 24.2x to be received in the Merger; and (iii) transaction value to LTM Sales which ranged from 1.84x to 7.50x (with a median of 2.39x and a mean of 3.23x) compared to an implied multiple of 4.51x to be received in the Merger.

  Old Patriot REIT


  Historical Trading Analysis. Merrill Lynch compared the per share weekly closing market prices of Old Patriot REIT Common Stock, the S&P 500 Index and an index composed of the following companies: American General Hospitality, Starwood Lodging Corporation and Starwood Lodging Trust, Hospitality Properties Trust and FelCor Suites Hotels, Inc. for the period beginning January 1, 1996 and ending April 11, 1997.

  Comparable Public Companies Analysis. Using publicly available information, Merrill Lynch compared certain financial and operating information and ratios (described below) for Old Patriot REIT with corresponding financial and operating information and ratios for (i) a group of publicly traded companies that Merrill Lynch deemed to be similar to Old Patriot REIT's business (the "Old Patriot REIT Comparable Companies") and (ii) a subcategory of that group (the "Selected Old Patriot REIT Comparable Companies"). The companies included in the Old Patriot REIT Comparable Companies were Host Marriot Corporation, Starwood Lodging Corporation, FelCor Suites Hotels, Inc., American General Hospitality, and Hospitality Property Trust. The companies included in the Selected Old Patriot REIT Comparable Companies were Host Marriot Corporation, Starwood Lodging Corporation and Starwood Lodging Trust, and FelCor Suites Hotels, Inc.

  For the Old Patriot REIT Comparable Companies, Merrill Lynch compared (i) the net debt to enterprise value ratio, which ranged from 4.4% to 33.8% (with a median of 15.1% and a mean of 15.9%) compared with 15.6% for Old Patriot REIT; (ii) enterprise value to 1996, 1997 and 1998 EBITDA, respectively (in each case based on various third-party research reports), which ranged from 11.8x to 23.4x for 1996 (with a median of 16.8x and a mean of 16.5x) compared to 10.6x for Old Patriot REIT, from 8.0x to 14.5x for estimated 1997 (with a median of 9.2x and a mean of 10.3x) compared to 9.0x for Old Patriot REIT, and from 5.3x to 11.9x for estimated 1998 (with a median of 7.7x and a mean of 8.0x) compared to 5.9x for Old Patriot REIT; (iii) equity market value as a multiple of funds from operations ("FFO") for years 1997 and 1998, respectively (in each case based on information provided by First Call), which ranged from 9.2x to 13.7x for estimated 1997 (with a median of 10.7x and a mean of 10.9x) compared to 12.5x for Old Patriot REIT, and from 7.9x to 11.3x for estimated 1998 (with a median of 9.3x and a mean of 9.4x) compared to 10.6x for Old Patriot REIT; and (iv) 5-year estimated growth rates (based on research by Merrill Lynch), which ranged from 7.0% to 25.0% (with a median of 12.5% and a mean of 14.3%) compared to 12.0% for Old Patriot REIT.

  For the Selected Old Patriot REIT Comparable Companies, Merrill Lynch compared (i) the net debt to enterprise value ratio, which ranged from 15.1% to 33.8% (with a median of 16.8% and a mean of 21.9%) compared with 15.6% for Old Patriot REIT; (ii) enterprise value to 1996, 1997 and 1998 EBITDA, respectively (in each case based on various third-party research reports), which ranged from 13.0x to 23.4x for 1996 (with a median of 16.8x and a mean of 17.7x) compared to 10.6x for Old Patriot REIT, from 9.2x to 14.5 for estimated 1997 (with a median of 11.2x and a mean of 11.6x) compared to 9.0x for Old Patriot REIT, and from 7.7x to 11.9x for estimated 1998 (with a median of 9.1x and a mean of 9.5x) compared to 5.9x for Old Patriot REIT; (iii) equity market value as a multiple of FFO for years 1997 and 1998, respectively (in each case based on information provided by First Call), which ranged from 10.0x to 13.7x for estimated 1997 (with a median of 11.2x and a mean of 11.6x) compared to 12.5x for Old Patriot REIT, and from 7.9x to 11.3x for estimated 1998 (with a median of 9.8x and a mean of 9.7x) compared to 10.6x for Old Patriot REIT; and (iv) 5-year estimated growth rates (based on research by Merrill Lynch), which ranged from 10.0% to 25.0% (with a median of 15.0% and a mean of 16.7%) compared to 12.0% for Old Patriot REIT.

  Discounted Cash Flow Analysis. Merrill Lynch performed a DCF analysis for Old Patriot REIT using Old Patriot REIT's management's projections and assumptions for fiscal years 1997 through 2001.

  The DCF was calculated assuming equity discount rates ranging from 15.0% to 17.0% for Old Patriot REIT based upon a cost of equity capital analysis for Old Patriot REIT and the Old Patriot REIT Comparable Companies and was comprised of the sum of the present values of (i) the dividends per share of Old Patriot REIT Common Stock for the fiscal years of 1997 to 2001 and (ii) the fiscal year 2001 equity terminal value per share based on 2001 terminal multiples of FFO per share ranging from 12.0x to 14.0x.

  Implied Exchange Ratio. Based upon the estimated valuation ranges of Wyndham and Old Patriot REIT, Merrill Lynch calculated an implied exchange ratio of a share of Old Patriot REIT Common Stock to a share of Wyndham Common Stock (excluding the cash component of the Merger Consideration for purposes of such analysis). By comparing the highest implied values of Wyndham to the implied lowest values of Old Patriot REIT, and vice-versa, the indicated results were as follows: (i) Wyndham stand-alone DCF for the Growth Case to Old Patriot REIT stand-alone DCF yielded an implied exchange ratio of 0.9772 to 1.5194;
(ii) Wyndham stand-alone DCF for the Sensitivity Case to Old Patriot REIT stand-alone DCF, yielded an implied exchange ratio of 0.8382 to 1.2828.

  Pro Forma Analysis. In addition, Merrill Lynch analyzed certain pro forma effects resulting from the Merger, including the potential impact of the Merger on Old Patriot REIT's projected FFO ("Case 1") and modified FFO (defined as FFO plus amortization of transaction goodwill and certain intangibles) ("Case 2"). In Case 1 and Case 2, the Merger would be accretive to holders of Wyndham Common Stock in the years 1998 through 2000 for all possible exchange ratios under the collar mechanism.

  Relative Contribution Analysis. Merrill Lynch compared the relative ownership of holders of Wyndham Common Stock with respect to the combined entity from the proposed transaction of approximately 25.3%, 22.2% and 20.7%, respectively, (adjusted to reflect projected equity issuances by Old Patriot REIT as provided by Old Patriot REIT's management) for the years 1997, 1998 and 1999, respectively, to the relative contribution by Wyndham to the FFO of the combined entity. Based on the assumptions underlying the Growth Case, this analysis indicated that for the years 1997, 1998 and 1999, respectively, Wyndham would contribute 19.0%, 17.0% and 17.3% of the FFO of the combined entity, respectively.

  The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that its analysis must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the processes underlying its opinion. Merrill Lynch did not assign relative weights to any of its analyses in preparing its opinion. The matters considered by Merrill Lynch in its analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Wyndham's and Old Patriot REIT's control and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

  The Wyndham Special Committee selected Merrill Lynch to act as its financial advisor on the basis of Merrill Lynch's reputation as an internationally recognized investment banking firm with substantial expertise in transactions similar to the Merger and because it is familiar with Wyndham and its business. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

  Pursuant to a letter agreement, dated March 7, 1997, Wyndham has agreed to pay Merrill Lynch (i) a retainer of $25,000, (ii) a fee of $750,000 upon delivery of the Merrill Lynch Opinion, (iii) a fee of $500,000, payable upon consummation of the Merger against which the fee referred to in clause (i) above will be credited and (iv) an additional fee of $125,000. In addition, Wyndham has agreed to reimburse Merrill Lynch and certain related parties from and against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

  Merrill Lynch has, in the past, provided financial advisory services to Wyndham and has received fees for rendering such services. In addition, Merrill Lynch has provided financial advisory and financing services to Old Patriot REIT and Patriot REIT, including certain services the proceeds of which may be used in connection with the cash portion of the Merger Consideration. In that regard, Merrill Lynch acted as co-underwriter of the July 1997 offering of the Paired Shares. Merrill Lynch has also provided financial advisory services to the Patriot Companies in connection with the CHCI Merger. In addition, in the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade Wyndham Common Stock and other securities of Wyndham, as well as the Paired Shares and other securities of Patriot Operating Company and Patriot REIT, for Merrill Lynch's account and for the account of Merrill Lynch's customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS OF WYNDHAM

  In considering the recommendation of the Wyndham Board to approve the Merger Proposal, stockholders of Wyndham should be aware that certain members of management, the Wyndham Board and certain Wyndham stockholders have certain interests in, and will receive certain benefits as a consequence of, the Merger and the Related Transactions and the Crow Assets Acquisition that involve certain potential conflicts of interest. See "Risk Factors--Conflicts of Interest of Certain Officers, Directors and Stockholders of Wyndham."

  Crow Assets Acquisition. In connection with the Merger, the Patriot REIT Partnership has entered into the Omnibus Purchase and Sale Agreement, as well as eleven individual purchase and sale agreements, with the Crow Family Entities providing for the Patriot REIT Partnership's acquisition of eleven full-service Wyndham brand hotels. See "The Companies--Surviving Companies-- Crow Assets Acquisition." The Crow Family Entities are owned by certain Crow Family Members, certain members of Wyndham Senior Management and certain other persons. The Crow Assets Acquisition is subject to various closing conditions, including approval of the Merger by the stockholders of Patriot REIT, Patriot Operating Company and Wyndham (which conditions may be waived by such parties). The Patriot REIT Partnership has agreed to pay the Crow Family Entities an aggregate purchase price of approximately $331.7 million in cash, plus up to $14 million in additional cash consideration if two of the hotels meet certain cash flow targets. It is estimated that after payment of outstanding indebtedness and other transactional expenses, the Crow Family Entities will have available for distribution to their Crow Family Member and Wyndham Senior Management partners aggregate net proceeds from consummation of the Crow Assets Acquisition of the following amounts (which amounts are exclusive of any proceeds that may in the future be received from the sale of the Milwaukee Hotel or other hotels):

CROW FAMILY ENTITY PARTNERS                               ESTIMATED NET PROCEEDS
---------------------------                               ----------------------
Crow Family Members (1)..................................      $ 64,731,000
James D. Carreker........................................         1,537,000
Leslie V. Bentley........................................           462,000
Eric A. Danziger (2).....................................           438,000
Stanley M. Koonce........................................           462,000
Anne L. Raymond..........................................           108,000

--------
(1) Harlan R. Crow, a director of Wyndham, is a Crow Family Member. Susan T. Groenteman, a director of Wyndham, holds management positions in a number of entities that are Crow Family Members, but she is not herself a Crow Family Member.
(2) Mr. Danziger resigned from Wyndham in July 1996.

  ISIS 2000 Option Agreement. In connection with the Merger, the owners (the "ISIS Owners") of ISIS 2000, the entity that provides centralized reservation services and property management services to Wyndham brand hotels, granted options (collectively, the "ISIS Options") to Patriot REIT Partnership to purchase their ownership interests in ISIS 2000. The ISIS Owners consist of certain Crow Family Members and certain members of Wyndham Senior Management. The ISIS Options become exercisable upon the effectiveness of the Merger and expire on April 30, 1999. The ISIS Options terminate on such date as the Merger Agreement is terminated pursuant to its terms. The exercise price of the ISIS Options is equal to an amount that would yield an internal rate of return equal to 12.5% on total capital contributions by the ISIS Owners as of the date of exercise.

  Employment Agreements. Patriot REIT has entered into Employment Agreements with each of Messrs. Carreker, Bentley and Koonce and Ms. Raymond to become effective upon consummation of the Merger. The employment agreements of Messrs. Carreker, Bentley and Koonce will be assigned to Wyndham International. Mr. Carreker's agreement provides for an initial term of five years and an additional two-year renewal, and the agreements of Messrs. Bentley and Koonce and Ms. Raymond provide for an initial term of three years, with an additional two-year renewal term; provided that each of Messrs. Bentley and Koonce and Ms. Raymond have the right to terminate their respective employment agreements during a 30-day period beginning six months after the date of consummation of the Merger. Under the agreements, commencing January 1, 1998, Messrs. Carreker, Bentley and Koonce and Ms. Raymond will receive annual base salaries of $500,000, $250,000, $250,000, and $250,000, respectively (Ms. Raymond may receive an initial annual base salary of $275,000 under certain circumstances), with the amounts of such base annual salaries to thereafter be set by the appropriate Board of Directors. Each such executive will also be eligible to receive cash incentive compensation in amounts determined by the appropriate compensation committee up to 100%, 80%, 80% and 80% of the annual base salary of the respective executive. The employer of each executive is also obligated to pay premiums on life insurance policies to be maintained on the life of each executive, and each executive is entitled to participate in all employee benefit plans in effect. Each agreement provides for a severance payment if the agreement is terminated under certain circumstances. In such circumstances, the executive is entitled to a severance payment in accordance with the employer's then current severance policies, provided that, at a minimum, Mr. Carreker shall be entitled to a minimum severance payment equal to three times the sum of his average annual base salary and average annual incentive compensation, while Messrs. Bentley and Koonce and Ms. Raymond shall be entitled to a minimum severance payment of (i) one and one-half times the sum of the executive's average annual base salary and annual incentive compensation or (ii) if termination of employment occurs within the 18-month period following consummation of the Merger, the sum of the executive's average annual base salary and annual incentive compensation payable for the remaining length of the initial term of the agreement. If an executive's employment terminates for certain reasons within a period of 18 months after the occurrence of a "Change in

Control" (as defined in the respective employment agreements), such agreement also provides for a payment equal to the severance payments referred to above, subject to an additional gross up payment to cover any excise tax imposed upon any "excess parachute payment." Messrs. Carreker, Bentley and Koonce and Ms. Raymond have agreed not to compete with Patriot REIT or Wyndham International during the terms of their respective agreements and, in the case of Mr. Carreker, for three years thereafter, and, in the case of Messrs. Bentley and Koonce and Ms. Raymond, for a period of 18 months thereafter (or such longer period for which severance is payable). The foregoing noncompetition covenants do not, however, prohibit any such executive from accepting a position with a Crow Family Member after his or her termination of employment, so long as such Crow Family Member does not directly or indirectly form a hospitality operating company (as opposed to making individual investments in hospitality properties).

  The Patriot Companies anticipate that they will enter into employment agreements with a number of additional key Wyndham executives. The terms of such employment agreements are subject to negotiation, although the form of agreement will be similar to the employment agreements described above.

  Registration Rights Agreement. Patriot REIT and Patriot Operating Company have agreed to enter into the Registration Rights Agreement, effective upon consummation of the Merger, with CF Securities, Bedrock (in which Messrs. Daniel Decker and Robert Whitman, directors of Wyndham, have ownership interests), Messrs. Carreker, Bentley and Koonce and Ms. Raymond. Pursuant to the Registration Rights Agreement, Patriot REIT and Wyndham International will be required, subject to certain limitations and under certain conditions, to register for sale to the public the Registrable Securities received by the Registration Rights Holders pursuant to the Stock Purchase Agreement and the Merger Agreement. The Registration Rights Agreement will require Patriot REIT and Wyndham International to maintain a "shelf" registration statement for a period of four years following the date thereof to permit the resale of the Registrable Securities either directly by the Registration Rights Holders to the public or through an underwritten public offering. In addition, the Registration Rights Agreement will provide that any Registration Rights Holder may require Patriot REIT and Wyndham International, upon written notice, to register for sale such Registrable Securities (a "Demand Registration"), provided that the total amount of Registrable Securities to be included in the Demand Registration has a market value of at least $20 million and that notice is not given less than nine months after the effective date of the previous Demand Registration. If Registrable Securities are going to be registered by Patriot REIT and Wyndham International pursuant to a Demand Registration, notice must be provided to the other Registration Rights Holders of Registrable Securities and permit them to include any and all Registrable Securities that they hold in the Demand Registration, provided that the amount of Registrable Securities requested to be registered may be limited by the underwriters in an underwritten public offering based upon such underwriters' determination that inclusion of the total amount of Registrable Securities requested for registration would materially and adversely affect the success of the offering. Upon notice of a Demand Registration, Patriot REIT and Wyndham International are required to file a registration statement within 60 days of the date on which such notice is given, although the filing may be postponed for up to 90 days under certain circumstances. Subject to the conditions stated or referred to above, the Registration Rights Holders may request an unlimited number of Demand Registrations.

  The Registration Rights Agreement will also provide that, subject to certain exceptions, in the event that Patriot REIT and Wyndham International propose to file a registration statement with respect to Registrable Securities, with the exception of certain other types of registrations, Patriot REIT and Wyndham International will offer the Registration Rights Holders the opportunity to register the number of Registrable Securities they request to include (the "Piggyback Registration"), provided that the amount of Registrable Securities requested to be registered may be limited by the underwriters in an underwritten public offering based on such underwriters' determination that inclusion of the total amount of Registrable Securities requested for registration would materially and adversely affect the success of the offering. Patriot REIT and Wyndham International will be required to pay all of the expenses of registration under the Registration Rights Agreement, other than underwriting discounts and commissions. See "Risk Factors--Possible Adverse Effects on Market Price of Paired Shares Arising from Shares Available for Future Sale."

  The Patriot Companies have registered for sale to the public the Registrable Securities received by the Registration Rights Holders (including Paired Shares that are issuable upon conversion of shares of Series A Preferred Stock) pursuant to the Stock Purchase Agreement and the Merger Agreement in the Registration Statement relating to this Joint Proxy Statement/Prospectus.

  Wyndham Stock Options. Wyndham's Amended and Restated 1996 Long-Term Incentive Plan (the "Wyndham Plan") provides the Wyndham Board of Directors with discretion to address at the time of the grant of options thereunder the disposition of such options in the event of certain transactions in which Wyndham merges with or into another corporation and is not the surviving corporation. Each Existing Wyndham Option agreement entered into in connection with the grant of options under the Wyndham Plan provides that in the event of a "change of control" transaction, the Existing Wyndham Options become 100% vested and exercisable in full. The effect of the foregoing provisions in the Wyndham Plan and the Existing Wyndham Option agreements is that all Existing Wyndham Options vest and become fully exercisable upon the consummation of the Merger (other than one option containing different terms and covering 14,577 shares of Wyndham Common Stock).

  As further permitted by the Wyndham Plan, at a meeting held on April 13, 1997, the Wyndham Board resolved that all Existing Wyndham Options at the Effective Time of the Merger shall continue to remain exercisable following the Merger for a number of Paired Shares to be determined based on the Exchange Ratio. Similarly, the Merger Agreement provides that each Existing Wyndham Option shall fully vest and become immediately exercisable in accordance with its terms for that number of whole Paired Shares equal to the number of shares of Wyndham Common Stock covered by such option immediately prior to the Effective Time of the Merger multiplied by the Exchange Ratio. The exercise price of such options shall be equal to the exercise price per share of Wyndham Common Stock prior to the Merger divided by the Exchange Ratio. Accordingly, following the Merger, the number of stock options exercisable for Paired Shares will be determined by multiplying the number of Existing Wyndham Options by 1.372 (subject to adjustment, as described under "The Merger Agreement--The Merger and Subscription") and the exercise price for such options will be determined by dividing the current exercise price by
1.372 (subject to such adjustment). For additional information on the treatment of Existing Wyndham Options in the Merger, see "The Merger Agreement--Exchange of Wyndham Stock Certificates."

  As of November 3, 1997, there were Existing Wyndham Options to purchase 1,031,577 shares of Wyndham Common Stock under the Wyndham Plan. Of these options, 574,100 are held by members of Wyndham Senior Management (Wyndham's non-employee directors are not eligible to participate in the Wyndham Plan). In the event that the members of the Wyndham Senior Management exercise all of the options granted to them, then, based on the $31 1/2 closing price of a Paired Share on the NYSE on November 3, 1997, the aggregate value (net of the exercise price) for such options would be approximately $14,217,600, including $4,572,100, $2,021,800, $2,021,800, $2,021,800 and $943,100 for the options of
Messrs. Carreker, Bentley and Koonce and Mses. Raymond and Moreland, respectively. The following table sets forth certain other information with respect to such options:

                                                            NUMBER OF
                         NUMBER OF SHARES                 PAIRED SHARES
                           OF WYNDHAM     WYNDHAM COMMON    FOR WHICH
                              COMMON      STOCK WEIGHTED OPTIONS WILL BE
                          STOCK SUBJECT      AVERAGE       EXERCISABLE     PAIRED SHARE
                            TO OPTIONS       EXERCISE       FOLLOWING    WEIGHTED AVERAGE
     OPTION HOLDERS      PRIOR TO MERGER      PRICE         MERGER(1)    EXERCISE PRICE(1)
     --------------      ---------------- -------------- --------------- -----------------
James D. Carreker.......     183,000          $18.24         251,076          $13.29
Leslie V. Bentley.......      80,000           17.94         109,760           13.08
Anne L. Raymond.........      80,000           17.94         109,760           13.08
Stanley M. Koonce,
 Jr. ...................      80,000           17.94         109,760           13.08
Carla S. Moreland.......      37,500           18.07          51,450           13.17
All other executive
 officers as a Group
 (4 persons)............     113,600           20.00         155,859           14.58

--------
(1) Assumes an Exchange Ratio of 1.372 Paired Shares for each share of Wyndham Common Stock, which is subject to adjustment as described under "The Merger Agreement--The Merger and Subscription."

  Wyndham Anatole Partnership Loan. The obligations of Patriot REIT to effect the Merger and the Related Transactions is conditioned upon, among other things, certain modifications to the management agreement for the Wyndham Anatole Hotel, which is owned by the Anatole Partnership, a partnership in which certain Crow Family Members have ownership interests and is being leased and operated by the Anatole Operating Partnership. In order to obtain the required modifications, Wyndham has agreed to loan up to $10 million to the Anatole Operating Partnership to be used to renovate and expand an existing exhibit hall. The loan will mature on the earlier of May 9, 2004 (which may be extended for an additional year upon extension of the management agreement) or the termination of the management agreement. The loan will bear interest at LIBOR plus 2.75% and may be prepaid at any time. The management agreement will be modified so that the Merger and Related Transactions will not give rise to a termination right on the part of the Anatole Operating Partnership and so that the operation of a hotel owned by Patriot REIT will not violate a non-competition restriction contained in the management agreement. The management agreement also will be amended to increase certain performance targets upon which Wyndham's incentive management fee is based. Wyndham will also be granted a five-year right of first offer to purchase the hotel. Patriot REIT will succeed to these arrangements upon consummation of the Merger.

  Wyndham Franklin Plaza Loan. As part of the Crow Assets Acquisition, Patriot REIT Partnership will acquire ownership of the Wyndham Franklin Plaza Hotel, and the mortgage indebtedness secured by the hotel, which has a principal balance of approximately $47 million (the "Franklin Plaza Loan"), will be repaid and refinanced. The Franklin Plaza Loan is held by Connecticut General Life Insurance Company ("Connecticut General"), an affiliate of CIGNA. Philip
J. Ward, a director of Wyndham and a member of the Wyndham Special Committee, is the Senior Managing Director in charge of the Real Estate Investment Division of CIGNA Investments, Inc., which is also an affiliate of CIGNA and which provides investment advisory services to Connecticut General. Prior to becoming a Wyndham director in June 1996, Mr. Ward had decision-making authority with respect to the Franklin Plaza Loan. Upon joining the Wyndham Board, however, Mr. Ward formally delegated such authority to a subordinate and recused himself from all decisions with respect to the administration, repayment and/or refinancing of the Franklin Plaza Loan. In addition, Mr. Ward does not participate in any Wyndham Board decisions concerning the Wyndham Franklin Plaza Hotel. Mr. Ward has no direct or indirect financial interest in the Franklin Plaza Loan or its refinancing in connection with the Crow Assets Acquisition.

  Continuing Directors. Messrs. James D. Carreker, Harlan R. Crow, Philip J. Ward and James C. Leslie and Ms. Susan T. Groenteman, all of whom are directors of Wyndham, will serve as members of the Boards of Directors of one or both of Patriot REIT and Wyndham International following the Merger and receive compensation for their services in accordance with the policies of those companies. See "Management of Patriot REIT and Wyndham International."

  Wyndham Special Committee Compensation. Messrs. Ward and Leslie have received compensation for their services as members of the Wyndham Special Committee in accordance with the compensation arrangement approved by the Wyndham Board of Directors. See "The Merger and Subscription--Reasons for the Merger and the Related Transactions; Recommendation of the Wyndham Special Committee."

  Indemnification and Insurance Arrangements. The Merger Agreement provides that after the Merger, Patriot REIT (and prior to the Merger, Wyndham) will indemnify and hold harmless, to the full extent permitted by applicable law, any director or officer of Wyndham or any of its subsidiaries (a "Wyndham Indemnified Party") against claims, suits and proceedings pertaining to the fact that he is or was a director (or member of a committee of the Wyndham Board) or officer of Wyndham or any subsidiary or pertaining to the Merger Agreement or any of the Related Transactions. Patriot REIT is also required, subject to certain conditions, to maintain in effect for a period of six years after the Effective Time Wyndham's current policies of directors' and officers' liability insurance covering the Wyndham Indemnified Parties.

  Wyndham has entered into indemnification agreements (the "Wyndham Indemnification Agreements") with its directors, executive officers and certain other officers (the "Wyndham Indemnitees"). The Wyndham

Indemnification Agreements provide for indemnification and advancement of expenses for proceedings relating to the Wyndham Indemnitee's service as a director or officer, if the Wyndham Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Wyndham, and such indemnification shall continue after the Wyndham Indemnitee has ceased to serve as a director or officer of Wyndham. The Wyndham Charter contains similar indemnification provisions.

  The Merger Agreement provides that the Wyndham Indemnified Parties will have the benefit of all rights to indemnification or exculpation under the Wyndham Charter, the Wyndham Bylaws or the Wyndham Indemnification Agreements, as in effect as of the date of the Merger Agreement, for a period of not less than six years after the Effective Time.

  Existing Relationships. Wyndham is currently a party to a number of transactions in which certain Crow Family Members, Wyndham Senior Management and Bedrock have a direct or indirect interest. It is anticipated that similar transactional relationships will exist between Patriot REIT and Wyndham International and such persons and entities following consummation of the Merger, subject to the related party transactional policies of Patriot REIT and Wyndham International.

  In light of the foregoing potential conflicts of interest, the Wyndham Board appointed the Wyndham Special Committee. See "The Merger and Subscription-- Interests of Certain Officers, Directors and Stockholders of Wyndham" and "-- Background of the Merger."

CERTAIN TRANSACTIONS

  Wyndham Office Space Lease. In August 1997, Wyndham entered into a lease with IM Joint Venture ("IM Venture") for approximately 120,000 square feet of office space at the InfoMart Building located in Dallas, Texas. The lease has an initial term of ten years with one option to renew for an additional five years. Rent under the lease is approximately $100,000 monthly. In addition, Wyndham is required to pay its proportionate share of utility costs, insurance costs and taxes. Certain Crow Family Members, through IFM Partnership, currently own a 25% ownership interest in IM Venture. It is anticipated that in connection with the Merger, Patriot REIT and Wyndham International will succeed to Wyndham's interest under the lease and occupy the office space.

  Pursuant to a redemption agreement, IFM Partnership has the right to cause IM Venture to redeem the remaining 75% interest (the "Remaining Interest") in the venture by November 28, 1997 for a cash purchase price of $30 million, subject to certain adjustments. In the event that the Remaining Interest is redeemed, the office lease between IM Venture and Wyndham will be replaced by a modified lease with similar economic terms as the existing lease, but with certain modified covenants. Pursuant to an agreement between IFM Partnership and Wyndham, IFM Partnership must notify Wyndham on or before November 25, 1997 whether IFM Partnership will be unable to cause IM Venture to redeem the Remaining Interest. In the event that IFM Partnership is unable to cause the redemption of the Remaining Interest, Wyndham has the right either to require IFM Partnership to assign its redemption rights to Wyndham (subject to the consent of the holder of the Remaining Interest) or provide IFM Partnership the funds necessary to cause the redemption, with Wyndham in either case acquiring the Remaining Interest.

  Homegate Termination. Effective October 31, 1997, Wyndham's management of extended-stay hotels operated under the Homegate Studios & Suites brand terminated, subject to the consummation of the merger of Homegate with another company in the lodging industry. Wyndham will receive a $12 million payment in exchange for the termination. In 1996, Wyndham and Homegate entered into an agreement under which Wyndham would manage up to 60 Homegate hotels as they were purchased or developed by Homegate prior to December 31, 1998. Prior to October 31, 1997, Wyndham managed ten of these hotels. Certain Crow Family Members have an ownership interest in Homegate, and Harlan R. Crow, a director of Wyndham, serves on the board of Homegate.

ACCOUNTING TREATMENT

  Patriot REIT will account for the Merger as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. The fair market value of the consideration (cash, stock, etc.) given by the acquiring company (i.e., Patriot REIT) is used as the valuation basis for the combination. The assets and liabilities of the acquired company (i.e., Wyndham) are revalued to their respective fair market values at the combination date. The financial statements of the acquiring company reflect the combined operations from the date of combination.

REGULATORY APPROVAL

  Under the HSR Act, and the rules promulgated thereunder by the U.S. Federal Trade Commission (the "FTC"), certain acquisitions of assets or voting securities may not be consummated without notification being given and certain information being furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division"), and until specified waiting period requirements have been terminated or have expired. Each of Patriot Operating Company and Wyndham have filed notification and report forms under the HSR Act with the FTC and the Antitrust Division. The waiting period will expire at 11:59 p.m. on the 30th calendar day following the filing of such notification and report forms unless the waiting period is terminated early, as requested by the parties, or unless the FTC or the Antitrust Division requests additional information from the parties. At any time before or after consummation of the Merger and the transactions related thereto, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger and the transactions related thereto or seeking divestiture of substantial assets of Patriot REIT, Patriot Operating Company or Wyndham. At any time before or after the Effective Time, any state could take such action under its own antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger and the transactions related thereto or seeking divestiture of substantial assets of Patriot REIT, Patriot Operating Company or Wyndham. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

CERTAIN RESALE RESTRICTIONS

  All Paired Shares received by Wyndham stockholders (including CF Securities) in the Merger and the Related Transactions will be freely transferable, except that Paired Shares received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Wyndham at the time of the Wyndham Special Meeting may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 promulgated under the Securities Act in the case of such persons who become affiliates of Patriot REIT or Wyndham International) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Wyndham, Patriot REIT or Patriot Operating Company generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires Wyndham to exercise its reasonable best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer to sell, transfer or otherwise dispose of any of the Paired Shares issued to such person in or pursuant to the Merger and the Related Transactions unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act or
(iii) in the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Patriot REIT and Wyndham International, such sale, transfer or other disposition is exempt from registration under the Securities Act.

  Substantially all of the Paired Shares issued to affiliates of Wyndham in connection with the Merger and the Stock Purchase will be subject to a registration rights agreement entitling the holders of such shares to certain "shelf," "demand" and "piggyback" registration rights (although the ability of CF Securities to transfer Paired

Shares may be restricted under certain limited circumstances under the terms of the Standstill Agreement). See "Certain Related Agreements--Standstill Agreements". In accordance with their obligations under such agreement, the Patriot Companies have registered for sale to the public the Paired Shares received by such affiliates (including Paired Shares that are issuable upon conversion of shares of Series A Preferred Stock) pursuant to the Stock Purchase Agreement and the Merger Agreement in the Registration Statement relating to this Joint Proxy Statement/Prospectus. See "Risk Factors--Possible Adverse Effects on Market Price of Paired Shares Arising from Shares Available for Future Sale" and "--Interests of Certain Officers, Directors and Stockholders of Wyndham--Registration Rights Agreement."

NEW YORK STOCK EXCHANGE LISTING

  It is a condition to the obligations of Patriot REIT and Wyndham to consummate the Merger and the Related Transactions that the parties obtain the approval for the listing on the NYSE of the Paired Shares issuable in the Merger and the Stock Purchase, subject to official notice of issuance. See "The Merger Agreement--Conditions to the Merger."

APPRAISAL RIGHTS

  Under the DGCL, stockholders of Patriot REIT and Patriot Operating Company do not have appraisal rights in connection with the Merger and the Related Transactions.

  With respect to stockholders of Wyndham, in the event any holder of Wyndham Common Stock would receive in the Merger and the Merger Subscription a number of Paired Shares that would cause such holder or any other person or entity to own, or be deemed to own, Excess Paired Shares, such holder's Excess Paired Shares would be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust for the benefit of the Beneficiary in accordance with the Excess Share Provisions. See "Description of Capital Stock--Certain Provisions of the Restated Charters and Restated Bylaws-- Restrictions on Ownership and Transfer." Under this unlikely circumstance, a holder of Wyndham Common Stock could receive Excess Stock that would be transferred to a Trust for the benefit of the Beneficiary such that the Beneficiary could be characterized as receiving consideration other than shares of stock of Patriot REIT and shares of stock of Patriot Operating Company that at the Effective Time are listed on a national securities exchange or held of record by more than 2,000 holders. If no shares of Excess Stock are issued in the Merger as a result of the Excess Share Provisions, then the holders of Wyndham Common Stock will not have appraisal rights. However, if any shares of Excess Stock are issued in the Merger as a result of the Excess Share Provisions, then appraisal rights may be available to those stockholders of Wyndham who demand and perfect appraisal rights in accordance with the requirements of Section 262 of the DGCL ("Section 262"). Management of Wyndham is not currently aware of any holder of Wyndham Common Stock whose holdings would be large enough to cause such holder to receive Excess Stock pursuant to the Merger. If no Excess Stock is issued to the holders of Wyndham Common Stock in connection with the Merger, then all Wyndham stockholders who have delivered a written demand for appraisal rights in accordance with the requirements of Section 262 will only be entitled to receive the consideration offered pursuant to the Merger Agreement and such demands for appraisal rights will be disregarded. Stockholders who wish to seek appraisal are advised to consult with their legal counsel regarding whether such appraisal rights would be available and how to demand and perfect such appraisal rights, if available. Regardless of the ultimate availability of appraisal rights, in order to exercise appraisal rights, dissenting stockholders must demand and perfect appraisal rights in accordance with the conditions established by
Section 262.

  Section 262 is reprinted in its entirety as Annex K to this Joint Proxy Statement/Prospectus. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex K. This discussion and Annex K should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights, if available, or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights, if available.

  A record holder of shares of Wyndham Common Stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Merger

Agreement nor consents thereto in writing may be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her shares of Wyndham Common Stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Wyndham Common Stock" are to the record holder or holders of shares of Wyndham Common Stock. Except as set forth herein, stockholders of Wyndham will not be entitled to appraisal rights in connection with the Merger.

  Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the Wyndham Special Meeting, not less than 20 days prior to the meeting, each constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of
Section 262. This Joint Proxy Statement/Prospectus shall constitute such notice to the record holders of Wyndham Common Stock.

  Holders of shares of Wyndham Common Stock who desire to exercise their appraisal rights must not vote in favor of the Merger Agreement or the Merger and must deliver a separate written demand for appraisal to Wyndham prior to the vote by the stockholders of Wyndham on the Merger Proposal. A stockholder who signs and returns a proxy without expressly directing by checking the applicable boxes on the reverse side of the proxy card enclosed herewith that his or her shares of Wyndham Common Stock be voted against the Merger Proposal or that an abstention be registered with respect to his or her shares of Wyndham Common Stock in connection with the proposal will effectively have thereby waived his or her appraisal rights as to those shares of Wyndham Common Stock because, in the absence of express contrary instructions, such shares of Wyndham Common Stock will be voted in favor of the proposal. See "The Meetings of Stockholders." Accordingly, a stockholder who desires to perfect appraisal rights with respect to any of his or her shares of Wyndham Common Stock must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the Merger Proposal, or (ii) check either the "Against" or the "Abstain" box next to the Merger Proposal on such card or affirmatively vote in person against the Merger Proposal or register in person an abstention with respect thereto. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform Wyndham of the identity of the stockholder of record and that such record stockholder intends thereby to demand appraisal of the Wyndham Common Stock. A person having a beneficial interest in shares of Wyndham Common Stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of Wyndham Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares of Wyndham Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

  A record owner, such as a broker, fiduciary or other nominee, who holds shares of Wyndham Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Wyndham Common Stock outstanding in the name of such record owner.

  A stockholder who elects to exercise appraisal rights, if available, should mail or deliver his or her written demand to: Wyndham Hotel Corporation, 1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207, Attention: Carla S. Moreland, Secretary.

  The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Wyndham Common Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares. A proxy or vote against the Merger Proposal will not by itself constitute such a demand. Within ten days after the Effective Time, the surviving corporation must provide notice of the Effective Time to all stockholders who have complied with Section 262.

  Within 120 days after the Effective Time, either the surviving corporation or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of Patriot REIT or Patriot Operating Company to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, Wyndham stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If appraisal rights are available, within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of
Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Wyndham Common Stock not voting in favor of the Merger Proposal and with respect to which demands for appraisal were received by Wyndham and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the surviving corporation.

  If a petition for an appraisal is timely filed and assuming appraisal rights are available, at the hearing on such petition, the Delaware Court will determine which stockholders, if any, are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Wyndham Common Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."
Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

  Holders of shares of Wyndham Common Stock considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder of Wyndham, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

  Any holder of shares of Wyndham Common Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

  At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger. After this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all holders of shares of Wyndham Common Stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as the surviving corporation has no obligation to file such a petition, and Patriot REIT and Patriot Operating Company have no present intention to do so, any holder of shares of Wyndham Common Stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the surviving corporation a written withdrawal of his or her demand for appraisal and acceptance of the Merger, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the surviving corporation and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

                             THE MERGER AGREEMENT

GENERAL

  The Merger Agreement provides for a number of transactions between Patriot REIT and Wyndham, including the Merger of Wyndham with and into Patriot REIT and the Merger Subscription for the Merger Subscribed Shares pursuant to the Merger Subscription Agreement. Set forth below is a summary of the material terms of the Merger Agreement, including the amendments to the Merger Agreement effected by the Merger Agreement Amendment. The discussion and description of the material terms of the Merger Agreement in this Joint Proxy Statement/Prospectus are subject to and qualified in their entirety by reference to the April Merger Agreement and the Merger Agreement Amendment, copies of which are attached to this Joint Proxy Statement/Prospectus as Annex A and which are incorporated herein by reference.

THE MERGER AND SUBSCRIPTION

  Pursuant to the Merger Agreement, at the Effective Time of the Merger, Wyndham will be merged with and into Patriot REIT, with Patriot REIT being the surviving company in the Merger. In connection with the Merger, it is contemplated that Patriot Operating Company's name will be changed to "Wyndham International, Inc." Presently, shares of Patriot REIT Common Stock and shares of Patriot Operating Company Common Stock are paired and are transferable only as a single unit pursuant to the Pairing Agreement. The Pairing Agreement, as amended by the Pairing Agreement Amendment, will continue after the Merger and the Related Transactions and, accordingly, immediately following the Merger, shares of Patriot REIT Common Stock and shares of Wyndham International Common Stock will be paired and transferable only as a single unit.

  Pursuant to the Merger Agreement, subject to adjustment and the right of Wyndham stockholders to elect to receive cash as described below, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the Effective Time of the Merger, 1.372 shares of Patriot REIT Common Stock and 1.372 shares of Wyndham International Common Stock, which shares will be paired and transferable only as a single unit. In the event, however, that the Patriot Average Closing Price is less than $21.86 but greater than or equal to $20.87, Wyndham stockholders will be entitled to receive for each share of Wyndham Common Stock held by them at the Effective Time of the Merger, the number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price, and, in the event that the Patriot Average Closing Price is less than $20.87, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the Effective Time of the Merger, 1.438 Paired Shares, provided, however, that in the event that the Patriot Average Closing Price is less than $20.87, Wyndham has the right, waivable by it, to terminate the Merger Agreement.

  As required by the terms of the Merger Agreement, Wyndham and Patriot Operating Company have entered into the Merger Subscription Agreement pursuant to which Wyndham has agreed to pay for, and Patriot Operating Company will issue directly to the stockholders of Wyndham as part of the consideration to be paid to such stockholders in the Merger, the Merger Subscribed Shares. The Merger Subscribed Shares will be issued in accordance with the terms of the Merger Agreement providing for the issuance of shares of Patriot REIT Common Stock and Wyndham International Common Stock to Wyndham stockholders in the Merger and will be paired with the Patriot REIT Common Stock in accordance with the Pairing Agreement, and Wyndham shall not at any time become a stockholder of Patriot Operating Company.

  Under the terms of the Merger Agreement, Wyndham stockholders have the right to elect to receive Cash Consideration in lieu of receiving Paired Shares, in an amount per share equal to the Cash Consideration Fair Market Value; provided, however, that the maximum amount of cash to be paid to Wyndham stockholders in the Merger and CF Securities pursuant to the Stock Purchase will be $100 million pursuant to Cash Elections. In the event that holders of Wyndham Common Stock and CF Securities elect to receive more than $100 million in cash, such cash will be allocated on a pro rata basis among such stockholders and CF Securities based upon the respective number of shares of Wyndham Common Stock as to which they have elected to receive cash. Holders of Wyndham Common Stock (other than CF Securities) who make a Cash Election with respect to some or all of their shares of such stock and who receive Cash Consideration on a pro rata basis will receive Paired Shares for their shares of Wyndham Common Stock that are not converted into Cash Consideration. See "The Merger and Subscription-- Terms of the Stock Purchase."

  In addition, pursuant to the Merger Agreement, each Paired Share outstanding immediately prior to the Merger will remain outstanding after the Merger and will, without any action on the part of the stockholders of Patriot REIT and Patriot Operating Company, represent the same number of Paired Shares.

EFFECTIVE TIME OF THE MERGER

  In accordance with the DGCL, the Effective Time of the Merger will occur upon the approval and acceptance for recording of the Certificate of Merger by the Delaware Secretary of State. Subject to the fulfillment or waiver of the other conditions to the obligations of Patriot REIT and Wyndham to consummate the Merger and the Related Transactions, it is currently expected that the Merger will be consummated as soon as practicable following the approval by the stockholders of Patriot REIT, Patriot Operating Company and Wyndham of the Proposals to be voted upon at their respective stockholders' meetings.

CHARTERS AND BYLAWS

  The charter and bylaws of Patriot REIT as amended and in effect immediately prior to the Merger will be the charter and bylaws of the surviving corporation in the Merger. The charter and bylaws of Patriot Operating Company as amended and in effect immediately prior to the Merger will continue as its charter and bylaws following the Merger.

  Pursuant to the Patriot Charter Amendment Proposals, the charters of Patriot REIT and Patriot Operating Company are proposed to be amended. If the Patriot Charter Amendment Proposals are approved by the stockholders of Patriot REIT and Patriot Operating Company, the Restated Charters will be filed with the Delaware Secretary of State immediately prior to the Merger and will become the charters of the Patriot Companies following the Merger. The Bylaws of the Patriot Companies will also be amended prior to the Merger to be consistent with the Restated Charters, the Cooperation Agreement and the Pairing Agreement Amendment. See "Proposals to Approve the Amendment and Restatement of the Patriot REIT and Patriot Operating Company Charters."

CASH ELECTION PROCEDURE

  The Form of Election is being mailed to holders of record of Wyndham Common Stock together with this Joint Proxy Statement/Prospectus. For a Form of Election to be effective, holders of Wyndham Common Stock must properly complete such Form of Election, and such Form of Election, together with Wyndham Certificates representing all shares as to which a Cash Election has been made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Wyndham (or by appropriate guarantee of delivery as set forth in such Form of Election), must be received by the Exchange Agent at the address listed on the Form of Election and not withdrawn, by the Election Date. The Election Date will be announced by Patriot REIT in a news release delivered to Dow Jones News Service at least five business days prior to the Election Date.

  A Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Forms of Election will automatically be revoked if the Exchange Agent is notified by Patriot REIT and Wyndham that the Merger has been abandoned. If a Form of Election is revoked, the Wyndham Certificate or Wyndham Certificates (or guarantees of delivery, if applicable) to which such Form of Election relates will be promptly returned to the stockholder who submitted it or them to the Exchange Agent.

  The determination of the Exchange Agent will be binding as to whether or not a Cash Election has been properly made or revoked. If the Exchange Agent determines that any Cash Election was not properly made with respect to shares of Wyndham Common Stock, such shares shall be treated as shares that were not subject to a

Cash Election at the Effective Time, and such shares will be exchanged in the Merger for the Paired Share Consideration.

EXCHANGE OF WYNDHAM STOCK CERTIFICATES

  No later than the close of business on the third business day next following the Effective Time, (i) Patriot REIT shall deposit with the Exchange Agent selected by Patriot REIT on or prior to the Effective Time, for the benefit of the holders of shares of Wyndham Common Stock, (x) a certificate representing the shares of Patriot REIT Common Stock to be issued pursuant to the terms of the Merger Agreement, (y) cash in an aggregate amount sufficient to pay the aggregate Cash Consideration payable to holders of Wyndham Common Stock who have made a Cash Election pursuant to the Merger Agreement, and (z) the cash in lieu of fractional Paired Shares, if any, to be paid pursuant to the terms of the Merger Agreement to the Wyndham stockholders in exchange for the outstanding shares of Wyndham Common Stock and, simultaneously, (ii) Patriot Operating Company shall deposit with the Exchange Agent, for the benefit of the holders of shares of Wyndham Common Stock, a certificate representing the Merger Subscribed Shares, to be paired with the shares of Patriot REIT Common Stock and to be issued to the Wyndham stockholders pursuant to the Merger Subscription (such certificates for shares of Patriot REIT Common Stock, cash, the certificates for Merger Subscribed Shares and cash in lieu of fractional Paired Shares shall hereinafter be referred to as the "Exchange Fund").

  Promptly after the Effective Time, Patriot REIT will cause the Exchange Agent to mail to each holder of record of a Wyndham Certificate (i) a Letter of Transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Wyndham Certificates shall pass, only upon delivery of the Wyndham Certificates to the Exchange Agent and (ii) instructions for use in effecting the surrender of the Wyndham Certificates. Upon surrender of a Wyndham Certificate for cancellation to the Exchange Agent together with such Letter of Transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Wyndham Certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole Paired Shares to which such holder shall be entitled, and (y) a check representing the amount payable to holders of Wyndham Common Stock who have made a Cash Election, if any, plus the amount of cash in lieu of fractional Paired Shares, if any, due such holder plus the amount of any dividends or distributions, if any, pursuant to the terms of the Merger Agreement, after giving effect to any required withholding tax. The Wyndham Certificate so surrendered will be canceled. UNLESS WYNDHAM STOCKHOLDERS ARE MAKING CASH ELECTIONS AS DISCUSSED ABOVE, THEY SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

  Patriot REIT and Patriot Operating Company stockholders shall, as a result of the Merger, continue to own and hold their Paired Shares. PATRIOT REIT AND PATRIOT OPERATING COMPANY STOCKHOLDERS DO NOT NEED TO SURRENDER THEIR CERTIFICATES.

  No dividends or other distributions on Paired Shares into which any shares of Wyndham Common Stock are exchangeable as a result of the Merger will be paid until the Wyndham Certificate or Wyndham Certificates entitling the holder thereof to such Paired Shares are surrendered for exchange as provided in the Merger Agreement. Any such dividend or distribution amounts with a record date after the Effective Time and a payment date prior to both the first anniversary of the Effective Time and the surrender of such Wyndham Certificate shall be deposited (less the amount of any withholding taxes which may be required thereon) with the Exchange Agent on the applicable payment date, to be held by the Exchange Agent in a non-interest bearing account until the surrender of such Wyndham Certificate. Following surrender of any such Wyndham Certificate, the holder thereof shall be entitled to receive in addition to the Paired Shares issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such Paired Shares and not paid to such holder, less the amount of any withholding taxes which may be required thereon and (ii) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Paired Shares, less the amount of any withholding taxes which may be required thereon.

  No fractional Paired Shares will be issued in connection with the Merger. Each holder of Wyndham Common Stock otherwise entitled to fractional Paired Shares shall receive, in lieu thereof, upon surrender of a Wyndham Certificate, an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Cash Consideration Fair Market Value by (ii) the fraction of a Paired Share to which such holder would otherwise be entitled.

  Any portion of the Exchange Fund (including any cash payable to holders of Wyndham Common Stock who have made a Cash Election, any cash for fractional Paired Shares, any dividends or distributions of Patriot REIT or Wyndham International and any shares of Patriot REIT Common Stock or any Merger Subscribed Shares) that remains unclaimed by the former stockholders of Wyndham one year after the Effective Time will be distributed as follows: any cash payable to holders of Wyndham Common Stock who have made a Cash Election, any cash for fractional Paired Shares, any dividends or distributions of Patriot REIT and any shares of Patriot REIT Common Stock shall be returned to Patriot REIT and any dividends or distributions of Wyndham International and any Merger Subscribed Shares shall be returned to Wyndham International (provided that Patriot REIT and Wyndham International shall issue said cash or shares in accordance with the Merger Agreement to former stockholders of Wyndham who thereafter surrender their certificates). Any former stockholders of Wyndham who have not complied with the exchange procedures described above shall thereafter look only to Patriot REIT for issuance or payment of that portion of their Paired Shares representing Patriot REIT Common Stock and cash in lieu of fractional Paired Shares, if any, and to Wyndham International for issuance or payment of that portion of their Paired Shares representing Wyndham International Common Stock (plus, in each case, dividends and distributions, if any, as determined pursuant to the Merger Agreement, without any interest thereon). None of Patriot REIT, Wyndham International, Wyndham, the Exchange Agent or any other person will be liable to any former holder of shares of Wyndham Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  No interest will be paid or accrued on cash in lieu of fractional Paired Shares, if any, or on any dividend or distribution, if any, payable to holders of Wyndham Certificates.

  In the event any Wyndham Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Wyndham Certificate to be lost, stolen or destroyed and, if required by Patriot REIT and Wyndham International, the posting by such person of a bond in such reasonable amount as Patriot REIT and Wyndham International may direct as indemnity against any claim that may be made against it with respect to such Wyndham Certificate, the Exchange Agent or Patriot REIT and Wyndham International will issue in exchange for such lost, stolen or destroyed Wyndham Certificate the Paired Shares and cash in lieu of fractional Paired Shares, if any (plus, to the extent applicable, dividends and distributions payable, if any).

WYNDHAM OPTIONS

  At and after the Effective Time, each outstanding option to purchase Paired Shares that is outstanding immediately prior to the Effective Time (that will not automatically terminate by its terms as a result of the Merger) shall remain outstanding and shall continue to represent the right to purchase the same number of Paired Shares.

  At the Effective Time, Wyndham's obligations with respect to each outstanding option to purchase shares of Wyndham Common Stock that is outstanding immediately prior to the Effective Time (the "Existing Wyndham Options") will be assumed by the Patriot Companies, (the "Assumed Options"), subject to the terms of the Merger Agreement. The Assumed Options shall not terminate in connection with the Merger and shall continue to have, and be subject to, the same terms and conditions as set forth in the stock option plans and agreements (as in effect immediately prior to the Effective Time) pursuant to which the Existing Wyndham Options were issued, provided that (i) all references to Wyndham shall be deemed to be references to Patriot REIT or Wyndham International, as the case may be, and all references to Wyndham Common Stock shall be deemed to be references to Paired Shares, (ii) each option shall fully vest and become exercisable in accordance with its terms (except for one option, covering 14,577 shares of Wyndham Common Stock), and
(iii) each option
shall be exercisable for that number of whole Paired Shares equal to the product of the number of shares of Wyndham Common Stock covered by such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded to the nearest whole number of Paired Shares and (iv) the exercise price per Paired Share under such option shall be equal to the exercise price per Paired Share of Wyndham Common Stock under the Existing Wyndham Option divided by the Exchange Ratio and rounded to the nearest cent. Patriot REIT shall (A) reserve for issuance the number of shares of Patriot REIT Common Stock that will become issuable upon the exercise of such Assumed Options pursuant to the terms of the Merger Agreement and (B) promptly after the Effective Time issue to each holder of an outstanding Existing Wyndham Option a document evidencing the assumption by Patriot REIT of Wyndham's obligations with respect thereto, as applicable. Wyndham International shall (A) reserve for issuance the number of shares of Wyndham International Common Stock that will become issuable upon the exercise of such Assumed Options pursuant to the terms of the Merger Agreement and (B) promptly after the Effective Time issue to each holder of an outstanding Existing Wyndham Option a document evidencing the assumption by Wyndham International of Wyndham's obligations with respect thereto, as applicable. Patriot REIT, Patriot Operating Company and Wyndham shall consider in good faith whether any of the Assumed Options will provide that the Patriot Companies shall have the discretion to settle any option exercise with a cash amount equal to the difference between the option exercise price and the fair market value of the Paired Shares, less any applicable tax withholding.

CONDITIONS TO THE MERGER

  The respective obligations of Patriot REIT and Wyndham to effect the Merger and the Related Transactions are subject to the fulfillment or waiver of certain conditions at or prior to the Closing Date including, among others, that: (i) approval of the Proposals by the requisite votes of the stockholders of Patriot REIT, Patriot Operating Company and Wyndham, as applicable, shall have been obtained; (ii) the waiting period applicable to consummation of the Merger and the Stock Purchase under the HSR Act shall have expired or been terminated; (iii) neither of the parties to the Merger Agreement shall be subject to any order, ruling or injunction of a court of competent jurisdiction which prohibits consummation of the transactions contemplated by the Merger Agreement; (iv) the Registration Statement, of which this Joint Proxy Statement/Prospectus is a part, shall have been declared effective by the Commission under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated or threatened by the Commission; (v) Patriot REIT and Patriot Operating Company shall have obtained the approval for the listing of the Paired Shares issuable in the Merger and the Stock Purchase on the NYSE, subject to official notice of issuance; (vi) all consents, authorizations, orders and approvals of any governmental commission, board, other regulatory body or third parties required to be made or obtained by Patriot REIT, Patriot Operating Company or Wyndham in connection with the Merger Agreement and the Ancillary Agreements shall have been obtained or made, except where the failure to have obtained or made any such consent, authorizations, order, approval, filing or registration, could not reasonably be expected to have a Wyndham Material Adverse Effect, or a New Patriot Material Adverse Effect, as the case may be, and (vii) at the Closing Date, Patriot REIT and Wyndham shall have received the opinion of Goodwin, Procter & Hoar llp, or other nationally recognized law firm selected by Patriot REIT, and subject to customary conditions and qualifications (A) to the effect that (x) the Merger and the Stock Purchase will be treated for federal income tax purposes as a reorganization under
Section 368(a) of the Code, and (y) prior to the Merger, Patriot REIT has qualified to be treated as a REIT within the meanings of Sections 856 through 860 of the Code, and (z) after the Merger, Patriot REIT will be organized in conformity with the requirements for qualifications as a REIT under Section 856 through 860 of the Code, the manner of operation of Patriot REIT has enabled it to meet the requirements for qualification as a REIT under Sections 856 through 860 of the Code as of the Effective Time of the Merger and the proposed manner of operations of Patriot REIT after the Merger will enable Patriot REIT to qualify as a REIT under Sections 856 through 860 of the Code, and (B) confirming the prior opinions rendered to Wyndham in that certain opinion letter of Goodwin, Procter & Hoar llp dated as of April 14, 1997.

  The obligation of Wyndham to effect the Merger and the Related Transactions is also subject to the fulfillment or waiver of certain conditions at or prior to the Closing Date including among others, that: (i) except as to such breaches of the representations and warranties of Patriot REIT made in the Merger Agreement, which, together with any breaches of the representations and warranties made by Patriot REIT and Patriot Operating Company in the Patriot REIT Ratification Agreement and the Patriot Operating Company Ratification Agreement, respectively, individually or in the aggregate, could not reasonably be expected to have a New Patriot Material Adverse Effect (disregarding for such purposes all materiality and knowledge qualifiers contained in individual representations and warranties), each of the representations and warranties of Patriot REIT and Patriot Operating Company contained in the Merger Agreement, the Patriot REIT Ratification Agreement and the Patriot Operating Company Ratification Agreement, respectively, were true and correct when made on the dates of the Merger Agreement, the Patriot REIT Ratification Agreement and the Patriot Operating Company Ratification Agreement, respectively, and each of the representations and warranties of Patriot REIT and Patriot Operating Company contained in the Merger Agreement, the Patriot REIT Ratification Agreement and the Patriot Operating Company Ratification Agreement, respectively, shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except to the extent that consummation of any of certain permitted transactions or the taking of any of certain actions permitted by the Merger Agreement or consummation of the Cal Jockey Merger has resulted in any of such representations and warranties, with the exception of certain representations and warranties set forth in the Merger Agreement, being inaccurate as of the Closing Date and except for matters disclosed in Cal Jockey's or Bay Meadows' Form 10-K for the fiscal year ended December 31, 1996 or the preliminary proxy statement filed by Old Patriot REIT on or about February 26, 1997 relating to the Cal Jockey Merger; (ii) Patriot REIT and Patriot Operating Company shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement, the Patriot REIT Ratification Agreement and the Patriot Operating Company Ratification Agreement to be performed or complied with by Patriot REIT or Patriot Operating Company, as the case may be, on or prior to the Closing Date; (iii) through the Closing Date, there shall not have occurred any changes concerning Patriot REIT or any of the Patriot REIT subsidiaries that, when combined, without duplication, with all other changes concerning Patriot REIT, any of the Patriot REIT subsidiaries, Patriot Operating Company, or any of the Patriot Operating Company subsidiaries (collectively, "New Patriot Changes"), have had or could be reasonably likely to have a New Patriot Material Adverse Effect; provided, however, that consummation of any of certain permitted transactions or the taking of any of certain actions permitted by the Merger Agreement shall not, in and of itself, be deemed a New Patriot Material Adverse Effect; (iv) through the Closing Date, there shall not have occurred any changes concerning Patriot Operating Company or any of the Patriot Operating Company subsidiaries that, when combined, without duplication, with all other New Patriot Changes, have had or could be reasonably likely to have a New Patriot Material Adverse Effect; (v) the Stock Purchase shall have been consummated; (vi) Patriot REIT and Patriot Operating Company shall have entered into the Registration Rights Agreement in substantially the form attached as an exhibit to the Merger Agreement; (vii) the Boards of Directors of Patriot REIT and Wyndham International shall have been fixed and elected in the manner provided in the Merger Agreement and shall consist of the directors designated as provided therein, and the officers of Patriot REIT and Wyndham International shall be elected as provided in the Merger Agreement and shall consist of the officers designated as provided therein; (viii) Patriot REIT shall have entered into the Patriot REIT Ratification Agreement and Patriot Operating Company shall have entered into the Patriot Operating Company Ratification Agreement and the Merger Subscription Agreement; and (ix) Patriot REIT and Patriot Operating Company shall have entered into the Cooperation Agreement in substantially the form attached as an exhibit to the Merger Agreement.

  The obligation of Patriot REIT to effect the Merger and the Related Transactions is also subject to the fulfillment or waiver of certain conditions at or prior to the Closing Date including among others, that: (i) except as to such breaches of the representations and warranties, individually or in the aggregate, which could not reasonably be expected to have a Wyndham Material Adverse Effect (disregarding for such purposes all materiality and knowledge qualifiers contained in individual representations and warranties), each of the representations and warranties of Wyndham contained in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that consummation of any of certain permitted transactions or the taking of any of certain actions permitted by the Merger Agreement has resulted in any of such representations and warranties being inaccurate as of the Closing Date, (ii) Wyndham shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement, the Patriot REIT Ratification Agreement and the Patriot Operating Company Ratification Agreement to be performed or complied with by it on or prior to the Closing Date; (iii) through the Closing Date, there shall not have occurred any changes concerning Wyndham or any of the Wyndham Subsidiaries that, when combined with all other changes, have had or could be reasonably likely to have a Wyndham Material Adverse Effect provided, however, that consummation of any of certain permitted transactions or the taking of any of certain actions permitted by the Merger Agreement shall not, in and of itself, be deemed a Wyndham Material Adverse Effect; (iv) the closing of the transactions contemplated by the Omnibus Purchase and Sale Agreement shall have become effective subject only to the Merger becoming effective at the Effective Time, except that such effectiveness shall not be a condition to Patriot REIT's obligations if Patriot REIT is in material breach of the terms of the Omnibus Purchase and Sale Agreement; (v) the Stock Purchase shall have been consummated, except that such consummation shall not be a condition to Patriot REIT's obligations if Patriot REIT is in material breach of the terms of the Stock Purchase Agreement; (vi) Wyndham shall have completed the restructuring of certain assets of Wyndham and/or the Wyndham subsidiaries, and shall have obtained all necessary and required waivers in connection therewith (or waivers thereof); (vii) Wyndham shall have entered into the Patriot REIT Ratification Agreement and the Patriot Operating Company Ratification Agreement; (viii) Wyndham shall have provided to Patriot REIT, within ten (10) business days following the date on which Patriot REIT and Patriot Operating Company execute and deliver the Cooperation Agreement in substantially the form attached as an exhibit to the Merger Agreement, written confirmation of the acknowledgment and acceptance by Wyndham of such execution and delivery, provided that Patriot REIT shall have provided to Wyndham written notice of such execution and delivery at least eleven (11) business days prior to the Closing Date; (ix) Wyndham shall have (A) repurchased, redeemed or otherwise retired the Wyndham Senior Subordinated Notes in accordance with the terms and conditions of the Wyndham Indenture on terms reasonably satisfactory to Patriot REIT, or (B) caused the Wyndham Indenture to be amended to remove or defease those covenants, agreements and undertakings selected by Patriot REIT that may be removed or defeased in accordance with the Wyndham Indenture, on terms reasonably satisfactory to Patriot REIT; and (x) Wyndham shall have received to Patriot REIT's satisfaction (A) all amendments, consents, authorizations, modifications and approvals relating to Wyndham's management agreement for the Wyndham Anatole Hotel in Dallas, Texas and to the grant of a right of first offer to the Patriot REIT Operating Partnership or its designee with respect to the Wyndham Anatole Hotel, as summarized in the Omnibus Purchase and Sale Agreement and
(B) such amendments, consents, authorizations, modifications and approvals required under any lease or related management contract of any of the Wyndham properties or hotel properties leased or managed by an affiliate of Wyndham owned by Hospitality Properties Trust or an affiliate thereof to the transactions contemplated by the Merger Agreement. Among Wyndham's leased hotel properties are 12 hotels owned by an affiliate of HPT. The HPT Properties accounted for approximately $60,971,000 and $40,896,000 of Wyndham's total revenues for 1996 and the first six months of 1997, respectively. As described above, it is a condition to the obligations of the Patriot Companies to effect the Merger and the Related Transactions that Wyndham shall have received, to the Patriot Companies' satisfaction, any consents required under any lease or related management contract with respect to the HPT Properties to the transactions contemplated by the Merger Agreement. Wyndham has requested that HPT consent to the Merger and the Related Transactions, and negotiations between Wyndham and HPT are ongoing regarding the terms on which such consent might be obtained. However, as of the date of this Joint Proxy Statement/Prospectus, no final agreement has been reached. If the matter is not resolved prior to the Closing Date and the Patriot Companies elect to waive the condition relating to the HPT consent and consummate the Merger and the Related Transactions notwithstanding the absence of such consent, the Patriot Companies intend to vigorously contest any assertion by HPT, whether in connection with judicial proceedings or otherwise, that the consummation of such transactions without such consent constitutes a default under any of the documents relating to the HPT Properties or entitles HPT to any legal or equitable remedies. There can be no assurance, however, that the Patriot Companies would be successful in sustaining their position, and if they are not, it could result in HPT being entitled to exercise any number of remedies, including termination of the leases covering the HPT Properties, which could have a material adverse effect on the Patriot Companies.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement and Ratification Agreements contain various representations and warranties relating to, among other things: (i) the due organization, corporate powers, authority and standing and compliance with laws of Patriot REIT, Patriot Operating Company and Wyndham and their respective subsidiaries and similar corporate matters; (ii) the authorization, execution, delivery and enforceability of the Merger Agreement and the Ancillary Agreements; (iii) the capital structure of Patriot REIT and Wyndham;
(iv) lack of conflicts under charters or bylaws and violations of any instruments, and required consents or approvals; (v) certain documents filed by each of Patriot REIT and Wyndham with the Commission and the accuracy of information contained therein; (vi) conduct of business in the ordinary course and the absence of certain changes or material adverse effects; (vii) taxes;
(viii) books and records; (ix) real property; (x) permits; (xi) receipt of fairness opinions; (xii) brokers' and finders' fees with respect to the Merger; (xiii) litigation; (xiv) environmental matters; (xv) employee benefit plans; (xvi) labor matters; (xvii) related party transactions; (xviii) certain contracts and commitments; (xix) the due authorization, validity, fully-paid status and absence of pre-emptive rights with respect to the Patriot REIT Common Stock and Wyndham International Common Stock to be issued pursuant to the Merger, the Merger Subscription, and the Stock Purchase Agreement; and
(xx) the disclosures made by the parties. These representations and warranties do not survive the Merger.

CERTAIN COVENANTS

  Acquisition Proposals. Wyndham agreed to terminate any discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal. Until the termination of the Merger Agreement, neither Wyndham nor any of the Wyndham Subsidiaries shall directly or indirectly (i) solicit, initiate or encourage the submission of, any inquiries, proposals or offers from any person relating to an Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) enter into, engage in, or participate or continue in, any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding anything to the contrary in the Merger Agreement, Wyndham may (A) furnish information to, or participate in discussions or negotiations with, any third party that makes or expresses a bona fide intention to make an unsolicited proposal to acquire Wyndham and/or any of the Wyndham Subsidiaries pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if the Wyndham Board shall have determined, based on the advice of its outside legal counsel, that such action is necessary in order to comply with the directors' fiduciary duties to the stockholders of Wyndham under applicable law; provided, however, that prior to Wyndham's furnishing such information or participating in such discussions or negotiations, such third party shall have executed a confidentiality and standstill agreement with Wyndham having terms substantially similar to those contained in the Patriot REIT Confidentiality Agreement relating to the provision of Evaluation Material (as defined in the Patriot REIT Confidentiality Agreement) by Wyndham to Patriot REIT and (B) comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to an Acquisition Proposal. Unless the Wyndham Board determines in good faith, after receiving advice from outside legal counsel, that doing so would reasonably be expected to be a breach of the directors' fiduciary duties under applicable law, Wyndham promptly shall advise Patriot REIT orally and in writing of any Acquisition Proposal or any inquiry regarding any Acquisition Proposal and the identity of the person making such Acquisition Proposal or inquiry.

  The term "Acquisition Proposal" is defined in the Merger Agreement as any proposed or actual (i) merger, consolidation or similar transaction involving Wyndham, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of Wyndham or the Wyndham Subsidiaries representing 15% or more of the consolidated assets of Wyndham and the Wyndham Subsidiaries, (iii) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of Wyndham, (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange

Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares of Wyndham Common Stock, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to Wyndham or any of the Wyndham Subsidiaries, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions. The term "Acquisition Proposal" does not include the Merger, the Related Transactions and the transactions contemplated thereby. See "--Termination."

  Conduct of Business--General. Except as otherwise specifically permitted by the Merger Agreement, Patriot REIT, Patriot Operating Company and Wyndham have each agreed to: (i) use their reasonable best efforts, and cause each of their respective subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and material employees; (ii) confer on a regular basis with one or more representatives of the other to report on material operational matters and any proposals to engage in material transactions; (iii) promptly notify each other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties (including, in the case of Wyndham and the Wyndham Subsidiaries, properties under management by Wyndham or any of the Wyndham Subsidiaries), any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained in the Merger Agreement; and (iv) promptly deliver to each other true and correct copies of any report, statement or schedule filed by or with respect to it with the Commission subsequent to the date of this Agreement.

  Conduct of Business--Wyndham. Except as otherwise specifically permitted by the Merger Agreement, Wyndham has agreed: (i) that it shall, and it shall cause each Wyndham Subsidiary to, conduct its operations according to its usual, regular and ordinary course in substantially the same manner as conducted prior to the date of the Merger Agreement; (ii) that it shall not, and that it shall cause each Wyndham Subsidiary not to, acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property or interests therein, incur or guarantee additional indebtedness, encumber assets or commence or guarantee construction of, or enter into any agreement or commitment to develop or construct or guarantee, other real estate projects, except that Wyndham may incur additional indebtedness under its revolving credit facility as in effect on the date of the Merger Agreement in an aggregate amount of $50,000,000 and except for certain other disclosed commitments; (iii) that it shall not amend the Wyndham Certificate or the Wyndham Bylaws, and shall cause each Wyndham Subsidiary not to amend its charter, bylaws, joint venture documents, partnership agreements or equivalent documents; (iv) that it shall not (A) issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, except pursuant to the Existing Wyndham Options,
(B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (C) increase any compensation, other than in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of its present or future officers or directors, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any Wyndham employee benefit plan in any material respect, except for changes which are not more favorable to participants in such plans; (v) that it shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, or (B) except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with the Wyndham stock plans, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of the Wyndham Subsidiaries, or make any commitment for any such action; (vi) except pursuant to certain disclosed commitments, that it shall not, and shall cause each of the Wyndham Subsidiaries not to, sell, lease or otherwise dispose of (A) any Wyndham properties or any portion thereof or any of the capital stock of or partnership or other interests in any of the Wyndham Subsidiaries or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate; (vii) except pursuant to certain disclosed commitments and except to the extent permitted by the Merger Agreement that it shall not, and shall cause each of the Wyndham Subsidiaries not to, make any loans, advances or capital contributions to, or investments in, any other person (except Wyndham or a wholly owned Wyndham Subsidiary);
(viii) not, and shall cause each of the Wyndham Subsidiaries not to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Wyndham included in the Wyndham SEC Reports or incurred in the ordinary course of business consistent with past practice or pursuant to certain disclosed commitments or entered into in accordance with the Merger Agreement; (ix) that it shall not, and shall cause each of the Wyndham Subsidiaries not to, enter into any commitment which may result in total payments or liability by it in excess of $100,000 per year, other than commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the transactions contemplated by this Agreement; and (x) not, and shall cause each of the Wyndham Subsidiaries not to, enter into any material commitment with any officer, director, consultant or affiliate of Wyndham or any of the Wyndham Subsidiaries.

  Notwithstanding any other provisions to the contrary contained in the Merger Agreement, the Merger Agreement permitted Wyndham or any Wyndham Subsidiary to enter into an agreement regarding, and consummate, an acquisition transaction or business combination involving the businesses and/or assets with respect to ClubHouse.

  Conduct of Business--Patriot REIT and Patriot Operating Company. Except as otherwise specifically permitted by the Merger Agreement, Patriot REIT and Patriot Operating Company each have agreed not to, prior to the Effective Time, (A) directly or indirectly through a Patriot REIT Subsidiary or a Patriot Operating Company Subsidiary, merge or consolidate with, or acquire all or substantially all of the assets, or beneficial ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests, of any person or entity, or (B) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of capital stock of Patriot REIT or Patriot Operating Company, as the case may be, except quarterly cash dividends not exceeding $50,000,000 in addition to dividends, distributions or payments to the extent required in order for Patriot REIT to maintain Patriot REIT's status under the Code or avoid the imposition of any income or excise tax, or (C) except in connection with the use of shares of capital stock (x) to pay the exercise price or tax withholding in connection with any of its existing stock plans or (y) in connection with the redemption, exercise, exchange or conversion of partnership units of Patriot REIT Partnership or Patriot Operating Company Partnership, directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock of Patriot REIT or Patriot Operating Company, as the case may be, or capital stock or equity interests of any of the Patriot REIT Subsidiaries or Patriot Operating Company Subsidiaries, or make any commitment for any such action, or (D) issue any Paired Shares, or grant, confer or award any option, warrant, conversion right or other right not existing on the date of the Merger Agreement to acquire any Paired Shares, except (1) pursuant to Patriot REIT's or Patriot Operating Company's stock option, stock benefit or stock purchase plan from time to time in effect, (2) in connection with any transaction otherwise permitted by the terms of the Merger Agreement, and (3) pursuant to the offer and sale from time to time of Paired Shares or options, warrants, conversion rights or other rights having an offering price of not more than $500,000,000 in the aggregate.

  Under the terms of the Merger Agreement, the outstanding Indebtedness of Patriot REIT, the Patriot REIT Subsidiaries, Patriot Operating Company and the Patriot Operating Company Subsidiaries shall not at any time prior to the Effective Time exceed $1,250,000,000 in the aggregate. Notwithstanding the foregoing, the outstanding Indebtedness of any of Patriot REIT, the Patriot REIT Subsidiaries, Patriot Operating Company or the Patriot Operating Company Subsidiaries prior to the Effective Time may exceed $1,250,000,000 in the aggregate if and to the extent the Interim Transactions Committee so approves.

  Except as otherwise provided in the Merger Agreement, prior to the Effective Time, Patriot REIT and the Patriot REIT Subsidiaries may enter into leases with respect to all or any portion of the Patriot REIT properties, acquire, lease, enter into an option to acquire, lease or exercise an option or contract to acquire, or enter into or invest in a joint venture or otherwise make an investment in, additional real property, incur additional indebtedness, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects.

  Each of Patriot REIT and Patriot Operating Company have agreed that, prior to the Effective Time, neither Patriot REIT nor Patriot Operating Company shall, directly or indirectly, through a Patriot REIT Subsidiary or a Patriot Operating Company Subsidiary, (i) enter into or participate in active negotiations with any third party which would reasonably be expected to lead to the acquisition by Patriot REIT, Patriot Operating Company, a Patriot REIT Subsidiary or a Patriot Operating Company Subsidiary, of any other brand name that would be competitive with Wyndham's brand (a "Competitive Brand"), or
(ii) enter into any agreement with respect to the acquisition by Patriot REIT, Patriot Operating Company, a Patriot REIT Subsidiary or a Patriot Operating Company Subsidiary, of a Competitive Brand. Notwithstanding the above, Patriot REIT, Patriot Operating Company, a Patriot REIT Subsidiary or a Patriot Operating Company Subsidiary, may, without the prior written approval of Wyndham, take any other actions not inconsistent with the foregoing, including, without limitation, responding to unsolicited inquiries from third parties concerning the acquisition by Patriot REIT, Patriot Operating Company, a Patriot REIT Subsidiary or a Patriot Operating Company Subsidiary, of a Competitive Brand, but shall promptly advise Wyndham of any such unsolicited inquiries.

  Liberty Portfolio. Notwithstanding any other provision to the contrary contained in the Merger Agreement, prior to the Effective Time, Patriot REIT and/or Patriot REIT Partnership or any of the Patriot REIT Subsidiaries may make an investment in all or any portion of the commercial real estate assets disclosed to Wyndham and referred to as the "Liberty Portfolio" that does not
(A) exceed $220,000,000 in the aggregate or (B) result in Patriot REIT having to consolidate the accounts of the Liberty Portfolio within the accounts of Patriot REIT (a "Liberty Consolidation"). Patriot REIT may make additional investments in the Liberty Portfolio in excess of $220,000,000 or take any action that would result in a Liberty Consolidation (an "Additional Liberty Investment") only in accordance with the provisions of the Merger Agreement described below.

  Patriot REIT has agreed that, prior to the Effective Time, Patriot REIT shall promptly notify Wyndham of any determination by the Board of Directors of Patriot REIT or any Patriot REIT Subsidiary, or by the Board of Directors of Patriot Operating Company or any Patriot Operating Company Subsidiary, which determination shall require the unanimous approval of the Patriot REIT Board or the Patriot Operating Company Board, as the case may be, to enter into an agreement, arrangement or understanding, or take any other action, pursuant to which Patriot REIT, such Patriot REIT Subsidiary, or Patriot Operating Company or such Patriot Operating Company Subsidiary, would, upon consummation thereof, make an Additional Liberty Investment, which notice shall include a reasonably detailed description of the proposed Additional Liberty Investment, and Patriot REIT or such Patriot REIT Subsidiary, or Patriot Operating Company or such Patriot Operating Company Subsidiary, shall not enter into any such agreement, arrangement or understanding, or take any such other action, at any time prior to the date which is fifteen business days immediately following the date of such notice (the "Wyndham Notice Period"), unless Patriot REIT or Patriot Operating Company, as the case may be, has received the prior written consent of Wyndham. Upon expiration of the Wyndham Notice Period, (i) if Wyndham shall not have previously provided to Patriot REIT or Patriot Operating Company, as the case may be, written notice of Wyndham's desire to terminate the Merger Agreement as a result of Patriot REIT's or Patriot Operating Company's decision to make an Additional Liberty Investment (the "Wyndham Termination Notice"), Patriot REIT or such Patriot REIT Subsidiary, or Patriot Operating Company or such Patriot Operating Company Subsidiary, may proceed with such Additional Liberty Investment, Wyndham shall be deemed to have consented thereto for purposes of the Merger Agreement, and the Merger Agreement shall remain in full force and effect, or
(ii) if Wyndham shall have previously provided to Patriot REIT or Patriot Operating Company, as the case may be, the Wyndham Termination Notice, the parties shall nevertheless proceed with the Merger in accordance with and subject to the terms and conditions of the Merger Agreement in the event that Patriot REIT or Patriot Operating Company, as the case may be, provides written notice to Wyndham no later than the tenth business day following the expiration of the Wyndham Notice Period (the "Patriot Notice Period") to the effect that the Patriot REIT Board or the Patriot Operating Company Board, as the case may be, has, notwithstanding its earlier decision, determined not to proceed with the proposed Additional Liberty Investment. The Merger Agreement provides that James D. Carreker and two directors of Wyndham selected by Wyndham shall have the right to participate in the discussions of the Patriot REIT Board or the Patriot Operating Company Board, as the case may be, that relate to a proposed Additional Liberty Investment, provided, however, that such persons shall not have the right to participate in final deliberations or any vote by the Patriot REIT Board or the Patriot Operating Company Board, as the case may be, regarding such proposed Additional Liberty Investment.

  Interim Transactions Committee. Patriot REIT and Wyndham have agreed to constitute and establish an Interim Transactions Committee which shall evaluate and consider Interim Transactions by Patriot REIT, Patriot Operating Company or Wyndham or any of their respective Subsidiaries prior to the Effective Time. The Interim Transactions Committee consists of Paul A. Nussbaum, William W. Evans III (designated by Patriot REIT), James D. Carreker (designated by Wyndham) and Philip J. Ward (designated by Wyndham). The Interim Transactions Committee will be abolished at the Effective Time.

  Interim Transactions by Patriot REIT or any of the Patriot REIT Subsidiaries involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) (A) exceeding $100,000,000 individually, or
(B) that, when taken together with all previous Interim Transactions entered into by Patriot REIT, any of the Patriot REIT Subsidiaries, Patriot Operating Company or any of the Patriot Operating Company Subsidiaries between the date of the Merger Agreement and the Effective Time, would exceed $100,000,000 (the "Patriot Transactions Threshold"), shall require the approval of a majority of the members of the Interim Transactions Committee, in addition to any other approvals that may be sought by Patriot REIT or required by law; provided, however, that the Interim Transactions shall not include the acquisition transaction or business combination involving the Liberty Portfolio; and provided, further, that prior to the Effective Time, neither Patriot Operating Company nor any of the Patriot Operating Company Subsidiaries shall engage in Transactions exceeding the Patriot Transactions Threshold without the prior approval of Wyndham. Notwithstanding the provisions contained in the Merger Agreement prohibiting Patriot REIT or Patriot Operating Company from merging or consolidating or acquiring all or virtually all of the assets, or beneficial ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests, of any person or entity, Patriot REIT or any of the Patriot REIT Subsidiaries, or with respect to the following clause (A), Patriot Operating Company or any of the Patriot Operating Company Subsidiaries, may (A) acquire or invest in any hospitality or related assets involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) not exceeding the Patriot Transactions Threshold, and (B) subject to certain provisions contained in the Merger Agreement prohibiting Patriot REIT, Patriot Operating Company or their respective subsidiaries from entering a New Business, merge or consolidate with, or acquire all or substantially all of the assets, or beneficial ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests, of any person or entity, irrespective of the purchase price involved if such Interim Transaction is first approved by a majority of the members of the Interim Transactions Committee.

  With the exception of the acquisition of ClubHouse, Interim Transactions by Wyndham or any of the Wyndham Subsidiaries involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) (A) exceeding $50,000,000 individually, or (B) that, when taken together with all previous Interim Transactions entered into by Wyndham or any of the Wyndham Subsidiaries between the date of the Merger Agreement and the Effective Time, would exceed $50,000,000 (the "Wyndham Transactions Threshold"), shall require the approval of a majority of the members of the Interim Transactions Committee, in addition to any other approvals that may be sought by Wyndham or required by law. Notwithstanding certain provisions contained in the Merger Agreement with respect to the conduct of business by Wyndham and any Wyndham Subsidiary prior to the Effective Time, Wyndham or any of the Wyndham Subsidiaries may (A) acquire or invest in any non-real estate hospitality assets (including management or franchise agreements) involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) not exceeding the Wyndham Transactions Threshold, and (B) merge or consolidate with, or acquire all or substantially all of the assets, or beneficial ownership of fifty percent (50%) or more or other equity interests, of any person or entity, irrespective of the purchase price involved if such Interim Transaction is first approved by a majority of the members of the Interim Transactions Committee.

  Office Relocation. Patriot REIT and Wyndham have each agreed that between the date of the Merger Agreement and the Effective Time, Patriot REIT and Wyndham shall cooperate with each other in good faith to arrange for the relocation of the offices of Patriot REIT and/or Wyndham in a manner mutually satisfactory to the parties.

  Organizational Matters. Patriot REIT, Patriot Operating Company and Wyndham have each agreed that, prior to the Effective Time, they shall cooperate with each other in good faith and use all reasonable efforts to establish and develop a combined organization, management and operational structure for Patriot REIT and Patriot Operating Company, provided that Patriot REIT is satisfied, in its reasonable judgment after consultation with Wyndham, that there are no adverse tax or regulatory consequences (except for immaterial consequences).

  Wyndham Senior Subordinated Notes. Wyndham has agreed that, prior to the Effective Time, it shall use all reasonable efforts to (A) repurchase, redeem or otherwise retire the Wyndham Senior Subordinated Notes in accordance with the terms and conditions of the Wyndham Indenture on terms reasonably satisfactory to Patriot REIT, or (B) take such action, including the repurchase of Wyndham Senior Subordinated Notes, as may be necessary or appropriate to cause the Wyndham Indenture to be amended to remove or defease those covenants, agreements and undertakings selected by Patriot REIT that may be removed or defeased in accordance with the Wyndham Indenture on terms reasonably satisfactory to Patriot REIT.

  Patriot REIT/Patriot Operating Company Change in Line of Business. Each of Patriot REIT and Patriot Operating Company have agreed that, notwithstanding anything to the contrary contained in the Merger Agreement, prior to the Effective Time, without the prior approval of the Wyndham Board, neither they nor their respective subsidiaries shall enter into a New Business, including, subject to the terms of the Merger Agreement, taking any action that would cause the results of operations of a New Business to be consolidated for financial reporting purposes with those of Patriot REIT or Patriot Operating Company; provided, however, that Patriot REIT shall not be deemed to be engaged in a new line of business by virtue of any investment in the Liberty Portfolio permitted by the terms of the Merger Agreement.

  Filings; Other Actions. Subject to the terms and conditions of the Merger Agreement, Wyndham, Patriot REIT and Patriot Operating Company have each agreed: (a) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger and, if applicable, the Stock Purchase; (b) to use all reasonable best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of the Merger Agreement, the Merger Subscription Agreement and the other Ancillary Agreements and consummation of the transactions contemplated by such agreements and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) to use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger and the transactions contemplated thereby and by the Ancillary Agreements in reasonably satisfactory form to Wyndham and Patriot REIT; and
(d) to use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by the Merger Agreement, the Merger Subscription Agreement and the other Ancillary Agreements. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of the Merger Agreement, the Merger Subscription Agreement or the other Ancillary Agreements, the proper officers and directors of Patriot REIT, Patriot Operating Company and Wyndham shall take all such necessary action.

  Listing Application. Each of Patriot REIT, Patriot Operating Company and Wyndham have agreed to cooperate and promptly prepare and submit to the NYSE all reports, applications and other documents that may be necessary or desirable to enable all of the Paired Shares that will be outstanding or will be reserved for issuance at the Effective Time to be listed for trading on the NYSE. Each of Patriot REIT, Patriot Operating Company and Wyndham have agreed to furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with the such NYSE listing process. Each of Patriot REIT, Patriot Operating Company and Wyndham have agreed to promptly correct any information provided by it for use in the NYSE listing process if and to the extent that such information shall have become false or misleading in any material respect. Each of Patriot REIT, Patriot Operating Company and Wyndham will advise and deliver copies (if any) to the other parties, promptly after it receives notice thereof, of any request by the NYSE for amendment of any submitted materials or comments thereon and responses thereto or requests by the NYSE for additional information.

  Affiliates of Wyndham. Wyndham has agreed to deliver to Patriot REIT prior to the Closing Date a list of Wyndham's affiliates, within the meaning of Rule 145 promulgated under the Securities Act, including, without limitation, all directors and executive officers of Wyndham, and to use its reasonable best efforts to deliver or cause to be delivered an affiliate letter from each of them.

  Expenses. Subject to the terms and provisions of the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except that (a) the filing fee(s) in connection with the filing of the Registration Statement, of which this Joint Proxy Statement/Prospectus forms a part, with the Commission, (b) the filing fee in connection with the listing of the Paired Shares on the NYSE, if any, (c) the expenses incurred for printing and mailing the Form S-4 and the Joint Proxy Statement/Prospectus, and (d) the filing fee in connection with the filing(s) under the HSR Act, shall be shared equally by Wyndham, on the one hand, and Patriot REIT, on the other hand, and except that nothing contained in the Merger Agreement shall limit or otherwise affect any provision of the Registration Rights Agreement, the Proxy Agreement or the Stock Purchase Agreement. Subject to certain provisions of the Merger Agreement, all costs and expenses for professional services rendered in connection with the transactions contemplated by the Merger Agreement including, but not limited to, investment banking and legal services, will be paid by each party incurring such costs and expenses.

  Brand Conversions. Patriot REIT agreed that following the Effective Time, it will review its portfolio of hospitality assets to determine which of such assets should in Patriot REIT's reasonable judgment be converted to the Wyndham brand.

  Wyndham's Accumulated and Current Earnings and Profits. Wyndham has agreed that, at the Merger Closing, Wyndham will deliver to Patriot REIT (A) a statement of accumulated and current earnings and profits of Wyndham (as determined for federal income tax purposes) as of a date not more than thirty
(30) days prior to the Closing Date, together with evidence of such accumulated and current earnings and profits of Wyndham (as determined for federal income tax purposes) from Coopers & Lybrand L.L.P. in a form reasonably satisfactory to Patriot REIT, and (B) a statement of estimated accumulated and current earnings and profits of Wyndham (as determined for federal income tax purposes) as of the Closing Date. Wyndham further agreed that prior to the Closing Date, it will cause Coopers & Lybrand L.L.P. to agree (i) to deliver to Patriot REIT, prior to December 25, 1997, a statement of accumulated and current earnings and profits of Wyndham (as determined for federal income tax purposes) at the Effective Time and (ii) that Patriot REIT shall be entitled to rely on such statement for purposes of preparing and filing its federal, state, local and foreign tax returns required to be filed by it, determining the amount of dividends to be paid to stockholders and paying any taxes owed by it.

  Employee Benefit Matters. Patriot REIT and Wyndham have each agreed that following the Merger Patriot REIT and/or Wyndham International will provide benefit plans to the employees of Wyndham and the Wyndham Subsidiaries that will be comparable, in the aggregate, to those provided by Wyndham and the Wyndham Subsidiaries to their employees immediately prior to the date of the Merger Agreement, and Patriot REIT and Wyndham International will file registration statements under the Securities Act covering their stock option plans and covering shares issuable upon exercise of the Assumed Options.

INDEMNIFICATION

  In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is as of the date of the Merger Agreement, or has been at any time prior to the date of the Merger Agreement, or who becomes prior to the Effective Time, a director or officer of Wyndham or any of the Wyndham Subsidiaries (any such person or entity, an "Indemnified Party") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director (including in his capacity as a member of a committee of the Wyndham Board), officer of Wyndham or any of the Wyndham Subsidiaries, or is or was serving at the request of Wyndham or any of the Wyndham Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the Merger Agreement or any of the Related Transactions, whether in any case asserted or arising before or after the Effective Time, the parties to the Merger Agreement have agreed to cooperate and use their reasonable efforts to defend against and respond thereto. Under the Merger Agreement, Wyndham is obligated to indemnify and hold harmless, and after the Effective Time, Patriot REIT is obligated to indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time) and that (x) Wyndham, and Patriot REIT after the Effective Time, is obligated to promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law, and (y) Wyndham, and Patriot REIT after the Effective Time, is entitled to participate therein and, to the extent that Wyndham or Patriot REIT, as the case may be, so desires, to assume the defense thereof with counsel selected by Wyndham or Patriot REIT, as the case may be (provided that the Indemnified Party shall have the right to employ separate counsel but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless in such claim or action there is, in the opinion of independent counsel, a conflict concerning any material issue between the position of Wyndham or Patriot REIT, as the case may be, and the Indemnified Party, in which case if the Indemnified Party notifies Wyndham or Patriot REIT, as the case may be, in writing that the Indemnified Party elects to employ separate counsel at the expense of Wyndham or Patriot REIT, as the case may be, Wyndham or Patriot REIT, as the case may be, shall not have the right to assume such defense of such action on behalf of the Indemnified Party; provided, however, that Wyndham or Patriot REIT, as the case may be, will not be required to pay the fees and expenses of more than one separate counsel for all Indemnified Parties); provided, that neither Patriot REIT nor Wyndham will be liable to pay any amounts in any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim indemnification under the terms of the Merger Agreement, upon learning of any such claim, action, suit, proceeding or investigation, shall notify in writing Wyndham, and after the Effective Time, Patriot REIT, thereof, provided that the failure to so notify will not affect the obligations of Wyndham or Patriot REIT except to the extent such failure to notify materially prejudices such party. No settlement of any such claim, action, suit, proceeding or investigation will be made without the written consent of the Indemnified Parties with respect thereto unless such Indemnified Party receives a full and unconditional release thereof.

  Patriot REIT has agreed that all rights to indemnification existing in favor, and all limitations on the personal liability, of the Indemnified Parties provided for in the Wyndham Certificate or the Wyndham Bylaws or the charter or bylaws or similar organizational documents of any of the Wyndham Subsidiaries, or pursuant to the Wyndham Indemnification Agreements, as in effect as of the date of the Merger Agreement with respect to matters occurring prior to the Effective Time will survive the Merger and continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period will continue until the disposition of such Claim. At or prior to the Effective Time, Patriot REIT shall purchase directors' and officers' liability insurance coverage for Wyndham's directors and officers in a form reasonably acceptable to Wyndham which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not substantially less favorable to the insured persons than, the directors' and officers' liability insurance coverage presently maintained by Wyndham; provided, however, that in any event the cost of such policy shall not exceed $350,000 per year (the "Maximum Amount"); and provided, further, that if such coverage cannot be obtained for such cost, Patriot REIT will maintain, for such six-year period, the maximum amount of comparable coverage as shall be available for the Maximum Amount on such terms.

TERMINATION

  The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time in a number of circumstances including, among others: (i) by mutual written consent of Patriot REIT and Wyndham; or (ii) by either Patriot REIT or Wyndham, if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger or the Merger Subscription or the Crow Assets Acquisition and such order, decree, ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action; or (iii) by either Patriot REIT or Wyndham, if the Merger shall not have been consummated on or before December 16, 1997 (other than due to the failure of the party seeking to terminate the Agreement to perform its obligations under the Merger Agreement required to be performed at or prior to the Effective Time); or (iv) by either Patriot REIT or Wyndham, if any required approval of the stockholders of Patriot REIT, Patriot Operating Company or Wyndham that is a condition to the obligations of Patriot REIT or Wyndham under the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or (v) by either Patriot REIT or Wyndham, if (x) Congress shall have enacted, or proposed the enactment of, legislation or any bill having the effect of (A) eliminating the "grandfathered" status of Patriot REIT under Section 269B(a)(3) of the Code by virtue of Section 136(c)(3) of the Deficit Act, or (B) causing the Merger and the Stock Purchase to fail to be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code, or otherwise eliminating the treatment of the Merger and the Stock Purchase for federal income tax purposes as a reorganization under Section 368(a) of the Code, or (y) Congress shall have enacted legislation or any bill having the effect of causing Wyndham to recognize gain as a result of the Merger; or (vi) by Patriot REIT, if Wyndham shall have (a) withdrawn, modified or amended in any respect adverse to Patriot REIT its approval or recommendation of the Merger Agreement or any of the transactions contemplated therein, (b) failed to include such recommendation in this Joint Proxy Statement/Prospectus, (c) recommended any Acquisition Proposal from a person other than Patriot REIT or any of its affiliates, (d) publicly expressed no opinion and remained neutral toward any Acquisition Proposal, or (e) resolved to do any of the foregoing, provided that, in any such case, Wyndham shall within five (5) business days after demand by Patriot REIT, deposit the Section 10.3(a)(i) Amount with the escrow agent to be distributed in accordance with the terms of the Merger Agreement; or (vii) by Wyndham, if, notwithstanding the provisions of the Merger Agreement with respect to Acquisition Proposals, the Wyndham Board determines in good faith, after receiving advice of Wyndham's legal counsel, that such action is necessary in order for the Wyndham Board to comply with the directors' fiduciary duties to stockholders under applicable law and the Wyndham Board authorizes or desires to authorize Wyndham to execute a Superior Proposal Agreement providing for a Superior Proposal, provided that Wyndham has, prior to the termination of the Merger Agreement and/or the execution of such Superior Proposal Agreement, deposited the Section 10.3(a)(i) Amount with the escrow agent to be distributed in accordance with the terms of the Merger Agreement (any of the actions described in the preceding clauses (vi) and (vii) are referred to herein as "Wyndham Breakup Fee Events"); or (viii) by Wyndham, if (A) Patriot REIT has failed to perform in any material respect any of its obligations required to be performed by it under the Merger Agreement, the Patriot REIT Ratification Agreement or the Stock Purchase Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Merger Agreement by Wyndham, or (B) Patriot Operating Company has failed to perform in any material respect any of its obligations required to be performed by it under the Merger Subscription Agreement or the Patriot Operating Company Ratification Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Merger Subscription Agreement by Wyndham; or (ix) by Patriot REIT, if (A) Wyndham shall have failed to perform in any material respect any of its obligations required to be performed by it under the Merger Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Merger Agreement by Patriot REIT, (B) if Wyndham has failed to perform in any material respect any of its obligations required to be performed by it under the Merger Subscription Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Merger Subscription Agreement by Patriot

Operating Company, or (x) by Wyndham, in accordance with and subject to, if the Patriot Average Closing Price is less than $20.87 (as adjusted pursuant to the terms of the Merger Agreement); or (xi) by Wyndham, if (a) Wyndham has provided written notice to Patriot REIT of its desire to terminate the Merger Agreement upon the expiration of the Wyndham Notice Period, and (b) Patriot REIT has not provided written notice to Wyndham prior to the expiration of the Patriot Notice Period to the effect that the Patriot REIT Board has, notwithstanding its earlier decision, determined not to proceed with an Additional Liberty Investment, in each case in accordance with the terms of the Merger Agreement; (xii) by Patriot REIT or Wyndham, if the Stock Purchase Agreement has been terminated pursuant to the terms thereof.

  In the event of termination of the Merger Agreement by either Wyndham or Patriot REIT as provided in the Merger Agreement, the Merger Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Patriot REIT or Wyndham, other than certain provisions contained in the Merger Agreement relating to confidentiality of information, expenses, termination fees and expenses and liability of the parties for any willful breach of the Merger Agreement. Nothing contained in the termination provisions of the Merger Agreement shall relieve any party for any willful breach of the representations, warranties, covenants or agreements set forth in the Merger Agreement.

  As a condition to the willingness of Patriot REIT and Wyndham to enter into the Merger Agreement and to compensate Patriot REIT and Wyndham for entering into the Merger Agreement, taking action to consummate the transactions thereunder and incurring the costs and expense related thereto, each of Patriot REIT and Wyndham agreed that: (i) Wyndham shall deposit with the escrow agent an amount in cash equal to $30,000,000 (the "Section 10.3(a)(i) Amount") in the event a Wyndham Breakup Fee Event occurs, in accordance with and subject to the provisions of the Merger Agreement; (ii) if (A) Patriot REIT or Wyndham shall have terminated the Merger Agreement due to the failure of any required approval of the stockholders of Patriot REIT or Patriot Operating Company, or (B) Wyndham shall have terminated the Merger Agreement if Wyndham provides notice to Patriot REIT of its desire to terminate the Merger Agreement upon the expiration of the Wyndham Notice Period or due to Patriot REIT's failure to provide notice to Wyndham of its decision not to proceed with the Additional Liberty Investment, then Patriot REIT shall pay Wyndham an amount in cash equal to Wyndham's documented Expenses actually incurred by it prior to such termination in connection with the Merger Agreement and the transactions contemplated thereby, including, without limitation, fees and expenses of accountants, attorneys and investment bankers; provided that the aggregate amount of Expenses required to be reimbursed shall not exceed $7,000,000, and provided, further, that in the case of such a termination by Wyndham, such amount shall be payable only if Wyndham is not in material breach at the time of termination of the Merger Agreement (which breach has continued for more than 30 days after notice or cannot reasonably be expected to be cured within such period (unless such breach was caused by or resulted from a breach of the Merger Agreement by Patriot REIT)).

AMENDMENTS

  Patriot REIT and Wyndham may amend the Merger Agreement by written agreement at any time before or after approval of matters presented in connection with the Merger by the stockholders of Patriot REIT or Patriot Operating Company or by the stockholders of Wyndham, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval.

                         THE STOCK PURCHASE AGREEMENT

GENERAL

  Pursuant to the Stock Purchase Agreement, Patriot REIT has agreed to purchase from CF Securities, and CF Securities has agreed to sell to Patriot REIT, up to 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities. Immediately prior to the closing of the Merger, Patriot REIT and Patriot Operating Company will cause to be issued to CF Securities a combination of (i) Paired Shares, (ii) shares of Series A Preferred Stock, and
(iii) if applicable, cash, as follows. Immediately prior to the closing of the Merger, Patriot REIT and Patriot Operating Company will issue to CF Securities the number of Paired Shares and cash that CF Securities would have received pursuant to the Merger if CF Securities were a stockholder of Wyndham at the Effective Time of the Merger and had made a Cash Election, provided, however, that the number of Paired Shares to be issued to CF Securities will be reduced (after taking into account the Cash Consideration to be paid to CF Securities) to the extent necessary to comply with certain REIT qualification requirements and the Excess Share Provisions. To the extent that such REIT qualification requirements and the Excess Share Provisions limit the number of Paired Shares otherwise issuable to CF Securities, Patriot REIT will issue to CF Securities such number of shares of Series A Preferred Stock (subject to certain REIT qualification requirements and the Excess Share Provisions) such that the aggregate number of Paired Shares and shares of Series A Preferred Stock issued to CF Securities equals the number of Paired Shares that otherwise would have been issued to CF Securities in the Merger but for the application of such REIT qualification requirements and the Excess Share Provisions. However, to the extent that the number of shares of Series A Preferred Stock issuable to CF Securities also is limited by certain REIT qualification requirements and the Excess Share Provisions, Patriot REIT will pay to CF Securities cash in lieu of that number of shares of Series A Preferred Stock that are not issuable as a result of such REIT qualification requirements in an amount equal to the Cash Consideration Fair Market Value for each such share. In addition, in the event that the product of the number of Paired Shares to be issued to CF Securities at the closing of the Merger multiplied by the Cash Consideration Fair Market Value is less than $50 million, CF Securities may terminate the Stock Purchase Agreement. See "--Termination."

  Pursuant to the Stock Purchase Subscription Agreement to be entered into between CF Securities and Patriot Operating Company prior to the closing of the Stock Purchase, CF Securities will, in connection with the Stock Purchase, subscribe for the Stock Purchase Subscribed Shares to be issued directly to CF Securities pursuant to the Stock Purchase in an amount equal to the number of shares of Patriot REIT Common Stock that will be issued to CF Securities pursuant to the Stock Purchase. The result of the Stock Purchase and the Stock Purchase Subscription will be that CF Securities will receive Paired Shares at the Exchange Ratio for each share of Wyndham Common Stock beneficially owned by it at the closing of the Stock Purchase, other than those shares of Wyndham Common Stock as to which CF Securities receives shares of Series A Preferred Stock or cash at the closing of the Stock Purchase.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

  The Stock Purchase Agreement contains various representations and warranties relating to, among other things: (i) the due organization, corporate power, authority and standing of Patriot REIT and CF Securities and similar corporate matters; (ii) the authorization, execution, delivery and enforceability of the Stock Purchase Agreement; (iii) certain documents filed by Patriot REIT with the Commission and the accuracy of information contained therein; (iv) required consents or approvals; (v) brokers' and finders' fees with respect to the Stock Purchase Agreement; (vi) ownership of shares; and (vii) tax matters.

  The representations, warranties and agreements of the parties (other than Patriot REIT's representation and warranty concerning documents filed with the Commission) survive the Stock Purchase Closing indefinitely. Patriot REIT and CF Securities each have agreed to indemnify and hold harmless the other and their respective officers, directors and stockholders against losses and expenses arising out of the inaccuracy or breach of their respective representations and warranties that survive the Stock Purchase Closing or the breach or non-fulfillment of their respective covenants and obligations contained in the Stock Purchase Agreement.

CONDITIONS TO THE STOCK PURCHASE

  The Stock Purchase Closing will occur on the day on which the closing of the Merger occurs and immediately prior to the closing of the Merger. The Stock Purchase is subject to (i) certain conditions, waivable by the parties to the Stock Purchase Agreement, including, without limitation, satisfaction or waiver by the parties to the Merger Agreement of the Mutual Merger Conditions,
(ii) certain conditions, waivable by Patriot REIT, including, without limitation, satisfaction or waiver by Patriot REIT of the Patriot REIT Merger Conditions, the continued accuracy in all material respects as of the date of the Stock Purchase Closing of the representations and warranties of CF Securities contained in the Stock Purchase Agreement, the compliance in all material respects by CF Securities with its covenants and agreements contained in the Stock Purchase Agreement, and the receipt of an opinion of CF Securities' counsel as to certain matters, and (iii) certain conditions, waivable by CF Securities, including, without limitation, satisfaction or waiver by Wyndham of the Wyndham Merger Conditions, the continued accuracy in all material respects as of the date of the Stock Purchase Closing of certain representations and warranties of Patriot REIT contained in the Stock Purchase Agreement, the compliance in all material respects by Patriot REIT with its covenants and agreements contained in the Stock Purchase Agreement, and the receipt of an opinion of Goodwin, Procter & Hoar llp confirming the prior opinions rendered to CF Securities in that certain opinion letter dated as of April 14, 1997.

TERMINATION

  The Stock Purchase Agreement may be terminated and abandoned at any time prior to the Stock Purchase Closing, in a number of circumstances including, among others, (i) by Patriot REIT or CF Securities, if the Merger Agreement shall have been terminated, (ii) by mutual consent of Patriot REIT and CF Securities, (iii) by CF Securities, if Patriot REIT has failed to perform in any material respect any of its respective obligations required to be performed by it under the Stock Purchase Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Stock Purchase Agreement by CF Securities; (iv) by Patriot REIT, if CF Securities shall have failed to perform in any material respect any of the obligations required to be performed by CF Securities under the Stock Purchase Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Stock Purchase Agreement by Patriot REIT; and (v) by Patriot REIT, at any time (including on the date of the Stock Purchase Closing) if Patriot REIT shall reasonably conclude that, as a result of circumstances discovered in connection with the investigation of whether there exist any circumstances which could cause Patriot REIT to be "closely held" within the meaning of Section 856(a) of the Code or to derive or accrue or be allocated any amount that is treated as other than "rents from real property" by reason of Section 856(d)(2)(B) of the Code, or information obtained in any other manner, there is a realistic possibility (as defined in the Treasury Regulations promulgated by the Internal Revenue Service) that the Cash in Lieu of Preferred Stock Amount would exceed $25 million.

                    THE OMNIBUS PURCHASE AND SALE AGREEMENT

GENERAL

  The Omnibus Purchase and Sale Agreement, in conjunction with the eleven Underlying Purchase and Sale Agreements, provides for a number of transactions between the Patriot REIT Partnership and the Crow Family Entities, including the purchase by the Patriot REIT Partnership from the Crow Family Entities of the Crow Hotel Properties with 3,072 rooms, located throughout the United States, for $331.7 million in cash, plus approximately $14 million in additional cash if the Earnout Properties meet certain operational targets. This discussion and description of the material terms of the Omnibus Purchase and Sale Agreement in this Joint Proxy Statement/Prospectus are subject to and qualified in their entirety by reference to the Omnibus Purchase and Sale Agreement and the Underlying Purchase and Sale Agreements, copies of which have been filed as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part and which are incorporated herein by reference.

PURCHASE AND SALE OF PROPERTIES

  Pursuant to the Omnibus Purchase and Sale Agreement, each Crow Family Entity agreed, with respect to the Final Property owned by such Crow Family Entity, to sell and transfer such property to the Patriot REIT Partnership or any person that the Patriot REIT Partnership so designates pursuant to the terms of the applicable Underlying Purchase and Sale Agreement and the Omnibus Purchase and Sale Agreement. In consideration of such sale and transfer by the Crow Family Entities, and in reliance on the representations and warranties of the Crow Family Entities in their respective Underlying Purchase and Sale Agreements and in the Omnibus Purchase and Sale Agreement, the Patriot REIT Partnership agreed to pay to each Crow Family Entity, the Allocated Purchase Price, as such Allocated Purchase Price may be adjusted pursuant to the applicable Underlying Purchase and Sale Agreement.

  As defined in the Omnibus Purchase and Sale Agreement, the term "Final Property" means those Crow Hotel Properties that are not (i) any of the Crow Hotel Properties for which the relevant Underlying Purchase and Sale Agreement is terminated by the Patriot REIT Partnership in the event of a material adverse effect on the operation, value, use, marketability, financeability or insurability of the applicable Crow Hotel Property (a "Rejected Property") or
(ii) any Crow Hotel Property (a) that is not a Rejected Property and (b) with respect to which the conditions of the Patriot REIT Partnership's performance of its obligations pursuant to the applicable Underlying Purchase and Sale Agreement shall not have been satisfied or waived as of the closing date of the Crow Assets Acquisition (an "Undelivered Property"); provided, however, that in the event the conditions set forth in the Omnibus Purchase and Sale Agreement to the Patriot REIT Partnership's obligation to consummate the transactions contemplated by the Omnibus Purchase and Sale Agreement are not satisfied or waived by the Patriot REIT Partnership with respect to one or more of the Final Properties, then at the election of the Patriot REIT Partnership, "Final Properties" means those Final Properties for which such conditions have been satisfied or waived.

EARNOUT PROPERTIES

  The Earnout Payments for the Wyndham Riverfront Hotel, located in New Orleans, Louisiana and the Wyndham La Guardia Garden Hotel, located in East Elmhurst, New York (collectively, the "Earnout Properties"), will be made on April 30, 2000 to the applicable Crow Family Entities based on certain calculations set forth in the Omnibus Purchase and Sale Agreement that are based on the Earnout Properties achieving certain Earnout NOI (as defined below).

  As defined in the Omnibus Purchase and Sale Agreement, the term "Earnout NOI" means, with respect to a Crow Hotel Property, the amount by which actual fiscal year 1999 gross revenues from hotel operations exceed the aggregate of, without duplication, (a) all operating expenses of such Crow Hotel Property accrued during such period, including amounts payable to such Crow Hotel Property's manager pursuant to the applicable management contract for such Crow Hotel Property, (b) fixed charges paid during such period and (c) an allowance of 4% of gross revenues for capital expenditures.

  From and after the closing date of the Crow Assets Acquisition, the Patriot REIT Partnership has agreed (i) to operate each Earnout Property in substantially the same manner as each such property was operated before the closing date of the Crow Assets Acquisition pursuant to the terms of the respective property management contracts in effect for such property, and keep such properties in good condition, casualty excepted, so as to maintain the caliber of the operations conducted at such properties and the goodwill of all tenants of such properties and all employees, guests, and other customers thereof; (ii) to maintain each Earnout Property's books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping such books and records under the applicable management contracts; (iii) to deliver to the applicable Crow Family Entity, within 20 days of the end of each calendar quarter, quarterly operating statements for the previous quarter indicating the gross revenues and gross operating expenses of the Earnout Properties and all departments thereof and, by the 60th day of each calendar year, the annual operating statements for the prior year; (iv) to allocate all national marketing sales, centralized reservations and other allocated operational costs of the manager to the Earnout Properties in a manner consistent with current practices and in a manner such that such properties shall not bear a disproportionate share of such costs; and (v) that the applicable Crow Family Entity shall retain an insurable interest in the Earnout Properties and shall be named an additional insured on the business interruption insurance policy maintained by the Patriot REIT Partnership.

REPRESENTATIONS AND WARRANTIES

  The Underlying Purchase and Sale Agreements contain various representations and warranties relating to, among other things: (i) the due organization, corporate power, authority and standing of each of the Crow Family Entities;
(ii) the authorization, execution, delivery and enforceability of the Underlying Purchase and Sale Agreements; (iii) non-contravention and required consents or approvals; (iv) taxes; (v) compliance with existing laws; (vi) operating agreements; (vii) insurance; (viii) condemnation or eminent domain proceedings regarding the respective properties; (ix) proposed changes affecting any street or road adjacent to or serving the respective properties;
(x) litigation and other proceedings and labor and employment matters; (xi) financial information and submission matters described in each of the respective Underlying Purchase and Sale Agreements; (xii) bankruptcy proceedings; (xiii) hazardous substances; (xiv) occupancy agreements with respect to the respective properties; (xv) good standing and lack of default under any of the leases pursuant to which the Crow Family Entities lease the items of tangible personal property used in the operations of each of the respective properties; (xvi) Americans with Disabilities Act; (xvii) structural condition concerning the respective properties; (xviii) zoning and platting; (xix) the respective properties' access to and from public streets or roads; (xx) commitments to make any improvements of a public or private nature on or off the respective properties; (xxi) property interests owned by the Crow Family Entities which are necessary for the operation of the respective hotels; (xxii) absence of a relationship with the Central States, Southeast and Southwest Areas Pension Fund; and (xxiii) the space leases as described in each of the Underlying Purchase and Sale Agreements.

CERTAIN COVENANTS

  Acceleration of Study Period. Each Crow Family Entity agreed that the Patriot REIT Partnership may, at any time, unilaterally waive any further rights it may have under the study period applicable to any particular Crow Hotel Property commencing on the date the applicable Underlying Purchase and Sale Agreement has been fully executed and delivered, and continuing through the date that is thirty days thereafter.

  Option to Purchase Milwaukee Hotel. As disclosed in the Underlying Purchase and Sale Agreement for the Milwaukee Hotel, the Crow Family Entities agreed that the approval of and consent to the sale and purchase of the Milwaukee Hotel must be obtained from (i) the current mortgage lender on the Milwaukee Hotel since its mortgage loan is closed to prepayment until December 31, 1998 and (ii) the ground lessor of the Milwaukee Hotel. In the event the Milwaukee Hotel is not a Final Property as a result of the failure to obtain such mortgage lender's and such ground lessor's approval and consent prior to the closing date of the Crow Assets Acquisition, the Crow Family Entity that owns the Milwaukee Hotel agreed that it will use all commercially reasonable good faith efforts (without payment of additional consideration) to obtain such approvals and consents as quickly as possible during the 24-month period commencing on the closing date of the Crow Assets Acquisition and during such period it will not enter into any agreement which precludes conveyance of the Milwaukee Hotel to the Patriot REIT Partnership. The Crow Family Entities agreed that when and if during such 24-month period such approvals and consents are obtained or the prohibition on prepayment expires, the Patriot REIT Partnership will have the right to purchase the Milwaukee Hotel pursuant to terms substantially similar to the terms with respect to which the Milwaukee Hotel would have been acquired pursuant to its Underlying Purchase and Sale Agreement if the Milwaukee Hotel had been a Final Property at the closing date of the Crow Assets Acquisition at a purchase price equal to the then Milwaukee NOI multiplied by 10. The Patriot REIT Partnership agreed that if it exercises such right to purchase the Milwaukee Hotel, the Patriot REIT Partnership shall be obligated to pay the prepayment premium or fee due under such mortgage loan, but the Patriot REIT Partnership shall be entitled to negotiate the amount of any such prepayment premium or fee with the mortgage lender and such Crow Family Entity shall cooperate in connection therewith.

  Rights of First Refusal on Offer Properties. The Crow Family Entities owning the Offer Properties (the Wyndham Bristol Hotel and all of the Undelivered Properties) agreed that, with respect to each property that is an Offer Property except for the Milwaukee Hotel, and for the 24-month period commencing on the closing date of the Crow Assets Acquisition, the Patriot REIT Partnership shall have a right of first refusal to purchase such Offer Property or Offer Properties from the respective Crow Family Entities.

  Patriot REIT Partnership's right of first refusal to purchase such Offer Property or Offer Properties is subject to certain terms and conditions set forth in the Omnibus Purchase and Sale Agreement including (i) Patriot REIT Partnership's exclusive right for a 30-day period to negotiate and enter into a purchase and sale agreement with respect to an Offer Property if the Crow Family Entity owning such Offer Property receives an unsolicited bona fide third party offer to transfer its Offer Property or a direct or indirect interest in such Crow Family Entity (each, a "Crow Interest") or if a Crow Family Entity otherwise intends to transfer a Crow Interest; and (ii) Patriot REIT Partnership's right to elect to purchase a Crow Interest if a Crow Family Entity receives a bona fide third party offer to transfer such Crow Interest.

  Rights of First Offer on Offer Properties. Each Crow Family Entity agreed that, with respect to its property that is an Offer Property which has not previously been conveyed to a third party upon the failure of the Patriot REIT Partnership to exercise its right of first refusal on such Offer Property, and with respect to the Milwaukee Hotel unless the Milwaukee Hotel has previously been conveyed pursuant to the Patriot REIT Partnership's option to purchase the Milwaukee Hotel, in the case of the Offer Properties other than the Milwaukee Hotel, for the 24-month period commencing 24 months after the closing date of the Crow Assets Acquisition, and in the case of the Milwaukee Hotel, for the period commencing on the date the Patriot REIT Partnership fails to exercise its option to purchase the Milwaukee Hotel after the Milwaukee Hotel can be delivered and continuing until that date which is 48 months after the closing date of the Crow Assets Acquisition, if a Crow Family Entity receives a bona fide third party offer to transfer a Crow Interest, or if a Crow Family Entity otherwise intends to transfer a Crow Interest, it shall first deliver to the Patriot REIT Partnership written notice ( the "Offer Notice") thereof, and the Patriot REIT Partnership shall have a right of first offer to purchase such Crow Interest.

  Patriot REIT Partnership's right of first offer to purchase a Crow Interest is subject to certain terms and conditions set forth in the Omnibus Purchase and Sale Agreement including (i) Patriot REIT Partnership's exclusive right to negotiate with the Crow Family Entity during a period of 30 days following receipt of the Offer Notice; (ii) the Crow Family Entity's right to transfer the Crow Interest in the event the Patriot REIT Partnership and the Crow Family Entity do not agree to the terms of a purchase and sale agreement within such 30-day period; and (iii) the Patriot REIT Partnership's right to elect to purchase the Crow Interest if the economic return to the Crow Family Entity from the transaction convered by the Offer Notice fails to meet certain thresholds.

  Palm Springs Management Contract. The Crow Family Entity that owns Palm Springs agreed that it will use its commercially reasonable good faith efforts to cause the management contract for Palm Springs to be extended for the maximum period possible without non-Crow Family Entity third party consent and will thereafter use its commercially reasonable good faith efforts to cause such management contract to be continually renewed for a period of six years with Wyndham, or Patriot REIT, or at its election, an affiliate thereof, as manager.

CONDITIONS TO CLOSING

  The obligations of the Crow Family Entities and the Patriot REIT Partnership to consummate the transactions contemplated by the Omnibus Purchase and Sale Agreement are subject to the satisfaction or waiver by the Patriot REIT Partnership and the Crow Family Entities, on or prior to the closing date of the Crow Assets Acquisition, of the following conditions: (i) the Merger shall be consummated concurrently with consummation of the Crow Assets Acquisition; and (ii) the stipulated net operating income attributable to the Final Properties shall be no less than 65% of the stipulated net operating income attributable to all of the Crow Hotel Properties (the "NOI Basket").

  The obligation of the Patriot REIT Partnership to consummate the transactions contemplated by the Omnibus Purchase and Sale Agreement is subject to the satisfaction or waiver, in writing, by the Patriot REIT Partnership, on or prior to the closing date of the Crow Assets Acquisition, of each of the following conditions: (i) each Crow Family Entity that is a party to an Underlying Purchase and Sale Agreement shall have fully complied in all material respects with all of its respective obligations under the Omnibus Purchase and Sale Agreement; (ii) an amendment to the management contract with respect to the Wyndham Anatole Hotel, on terms in accordance with the Omnibus Purchase and Sale Agreement in all material respects, shall have been executed and the management contract for Palm Springs shall have been extended to the maximum term that may be effected without non-Crow Family Entity third-party consent; (iii) the actions described in the Lease Termination Agreement by and among Crow Hotel Lessee, Inc. and the Patriot REIT Partnership shall have occurred, including the termination of the existing leases between Patriot REIT Partnership and Crow Hotel Lessee, Inc. relating to the Wyndham Greenspoint and Wyndham Atlanta Midtown hotels without cost to either and the termination of certain other agreements and arrangements between them; (iv) each entity that received limited partnership interests in the Patriot REIT Partnership (each, a "Greenspoint Partner") pursuant to the consummation of the transactions in the Greenspoint Agreement by and between Houston Greenspoint Hotel Associates, L.P. and PAH Acquisition Corporation, as assigned to the Patriot REIT Partnership (the "Greenspoint Agreement") shall have agreed (a) to cooperate and do all administrative and ministerial acts as may be reasonably requested by the Patriot REIT Partnership to effect a private label REIT prior to or upon the closing date of the Crow Assets Acquisition and (b) in the event a private label REIT is not utilized, to sell all of its interests in the Patriot REIT Partnership to such person or persons as the Patriot REIT Partnership shall have designated no later than the closing date of the Crow Assets Acquisition (subject (x) to the Patriot REIT Partnership satisfying its indemnification obligation under the Greenspoint Agreement and (y) to the condition that the collapse of Crow Hotel Lessee, Inc. can be effected without terminating or otherwise adversely affecting the additional consideration payable under the provisions of the Greenspoint Agreement).

TERMINATION

  The Omnibus Purchase and Sale Agreement may be terminated at any time at or prior to the closing date of the Crow Assets Acquisition: (i) by mutual agreement of the Patriot REIT Partnership and a majority of the Crow Family Entities (excluding owners of the Rejected Properties); (ii) by the Patriot REIT Partnership, if there have been material breaches by a majority of the Crow Family Entities of any representation, warranty, covenant or agreement in the Omnibus Purchase and Sale Agreement on the part of such Crow Family Entities, or if material representations of a majority of the Crow Family Entities shall fail to be true in all material respects, in either case, after notice and opportunity for cure; (iii) by a majority of the Crow Family Entities (excluding owners of Rejected Properties), if there has been a material breach by the Patriot REIT Partnership of any representation, warranty, covenant or agreement set forth in the Omnibus Purchase and Sale Agreement on the part of the Patriot

REIT Partnership, or if any material representation of the Patriot REIT Partnership shall fail to be true in all material respects, in either case, after notice and opportunity for cure; (iv) by the Patriot REIT Partnership, if all of its conditions for closing set forth in the Omnibus Purchase and Sale Agreements, and by a majority of the Crow Family Entities that are parties to the final Underlying Purchase and Sale Agreements if all of such majority's conditions for closing in the Omnibus Purchase and Sale Agreement shall not have been satisfied or waived on or before the later of (x) the time that the Merger Agreement is terminated under the termination provisions thereof and (y) in the event the Merger Agreement shall have been terminated, 5:00 p.m., Dallas time, on the closing date of the Crow Assets Acquisition, other than as a result of a breach of the Omnibus Purchase and Sale Agreement by the terminating party; (v) by either the Patriot REIT Partnership or a majority of the Crow Family Entities (excluding owners of Rejected Properties) if the Patriot REIT stockholders fail to approve the Merger and, as a consequence thereof, the Merger Agreement is terminated; and (vi) by the Patriot REIT Partnership in the event that the Merger Agreement shall be terminated in the event that Wyndham executes a Superior Proposal Agreement providing for a Superior Proposal.

TERMINATION FEES

  If the Omnibus Purchase and Sale Agreement is terminated as a result of Patriot REIT's stockholders' failure to approve the Merger, then the Patriot REIT Partnership shall reimburse the Crow Family Entities for reasonable expenses incurred and paid by the Crow Family Entities in connection with the Omnibus Purchase and Sale Agreement in an amount equal to the lesser of $3,000,000 or the sum of such expenses. The Crow Family Entities shall not be entitled to receive any payment if, at the time of delivery of the applicable notice of termination, it was reasonably likely that the closing condition pertaining to the NOI Basket would not be satisfied.

  In the event that (i) the Omnibus Purchase and Sale Agreement is terminated as a consequence of the termination of the Merger Agreement, and (ii) Wyndham is required to pay any amount of the Section 10.3(a)(i) Amount pursuant to the Merger Agreement, then (A) if the Patriot REIT Partnership waives the condition that the Merger have been consummated and a majority of the Crow Family Entities (excluding owners of Rejected Properties) do not waive such condition, then the Crow Family Entities are required to pay the Patriot REIT Partnership $11,000,000, and (B) if a majority of the Crow Family Entities (excluding owners of Rejected Properties) waive the condition that the Merger have been consummated and the Patriot REIT Partnership does not waive such condition, then the Patriot REIT Partnership is required to pay the Crow Family Entities $11,000,000.

                          CERTAIN RELATED AGREEMENTS

PROXY AGREEMENT

  Pursuant to the Proxy Agreement, CF Securities and the Wyndham Management Stockholders, which, as of the date of this Joint Proxy Statement/Prospectus, beneficially own or have the right to vote an aggregate of 9,447,745 and 2,411,296 shares, respectively, (or 43.7% and 11.2%, respectively) of the total outstanding shares of Wyndham Common Stock as of the Wyndham Record Date, have agreed, subject to certain conditions, to vote CF Securities' and the Wyndham Management Stockholders' shares of Wyndham Common Stock (i) in favor of the approval of the Merger Proposal to be voted upon at the Wyndham Special Meeting, (ii) against any Acquisition Proposal and any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Wyndham under the Merger Agreement or which could result in any of the conditions of Wyndham's obligations under the Merger Agreement not being fulfilled, (iii) against any change in the directors of Wyndham, any change in the present capitalization of Wyndham or any amendment to Wyndham's certificate of incorporation or bylaws, any other material change in Wyndham's corporate structure or business or any other action which would reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the Stock Purchase Agreement or the likelihood of such transactions being consummated, and (iv) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement. CF Securities and the Wyndham Management Stockholders have also granted an irrevocable proxy to Patriot REIT to so vote shares held of record by them. CF Securities and the Wyndham Management Stockholders also have agreed to cause all shares of Wyndham Common Stock beneficially owned by them, and any shares owned by them not voted under the proxy, to be voted in accordance with the foregoing.

  In addition, to the extent CF Securities or the Wyndham Management Stockholders (or their respective affiliates) hold any shares of Patriot REIT or Patriot Operating Company, they have agreed to vote (or to cause such affiliates to vote) such shares in favor of the Merger Proposal and the transactions contemplated thereby and any other matter necessary for the consummation of the transactions contemplated thereby and against any matter which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the Stock Purchase Agreement or the likelihood of such transactions being consummated. To the best of the knowledge of Patriot REIT, Patriot Operating Company and Wyndham, as of the date of this Joint Proxy Statement/Prospectus none of CF Securities, the Wyndham Management Stockholders (and their respective affiliates) hold any shares of Patriot REIT or Patriot Operating Company.

  Under the Proxy Agreement, CF Securities and the Wyndham Management Stockholders have each agreed that they will not, and will not permit any of their affiliates (other than Wyndham to the extent permitted by the Merger Agreement) to (i) solicit, initiate or knowingly encourage the submission of, any inquiries, proposals or offers relating to an Acquisition Proposal, (ii) enter into any agreement with respect to an Acquisition Proposal (other than Wyndham to the extent permitted under the Merger Agreement) or (iii) enter into or participate in any discussions or negotiations regarding, or furnish any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Subject to certain conditions and exceptions, CF Securities and the Wyndham Management Stockholders are also not permitted to offer for sale, tender, transfer, encumber or otherwise dispose of, deposit into a voting trust, enter into a voting agreement with respect to, or grant any proxy or power of attorney with respect to, or enter into any contract, option or other arrangement or understanding with respect to the disposition of, any or all of their Wyndham Common Stock or take any action that would make any representation or warranty of such stockholders untrue or have the effect of preventing or disabling such stockholders from performing such stockholders' obligations under the Proxy Agreement. The covenants and agreements in the Proxy Agreement terminate upon the expiration of the Proxy Term. The Proxy Term will end on the earliest to occur of (i) the termination of the Merger Agreement by Wyndham to enter into a Superior Proposal Agreement, (ii) the Effective Time, (iii) the termination of the Merger Agreement due to the failure of the Merger to be consummated by December 16, 1997, or (iv) 30 days after termination of the Merger

Agreement for any other reason, except that, in the case of the Wyndham Management Stockholders only, if the Merger Agreement is terminated on account of a Superior Proposal Agreement, the Proxy Term will not end until December 7, 1997, if the Merger Agreement is so terminated prior to November 7, 1997, or 30 days following such termination, if such termination occurs on or after November 7, 1997. Notwithstanding any other provision of the Proxy Agreement, none of such provisions will prevent the Wyndham Management Stockholders or any designees of CF Securities who serve on the Board of Directors of Wyndham or who are officers of Wyndham from taking any action, subject to the Merger Agreement, while acting in such capacity. In addition, Harlan R. Crow has granted Patriot REIT a revocable proxy as to 100 shares of Wyndham Common Stock held personally by him on substantially the same terms as the proxy described above.

TRANSFER RESTRICTION AGREEMENT

  Pursuant to the Transfer Restriction Agreement between Bedrock and Old Patriot REIT, Bedrock may not sell or otherwise dispose of its 2,276,055 shares of Wyndham Common Stock without the consent of Patriot REIT, which consent may not be unreasonably withheld or delayed. The Transfer Restriction Agreement, which is intended to aid in assuring the expected tax treatment of the Merger, terminates upon the expiration of the Proxy Term.

STANDSTILL AGREEMENT

  Pursuant to the Standstill Agreement, CF Securities agreed that, with certain exceptions, during the Standstill Term, neither CF Securities nor any of its affiliates will, without the prior written consent of Patriot REIT, directly or indirectly purchase or otherwise acquire, agree to acquire or become the beneficial owner of, any additional Voting Stock. In addition, CF Securities agreed that neither it nor any of its affiliates will, without the prior written consent of Patriot REIT, directly or indirectly transfer any shares of Voting Stock owned by them as of the date of the Standstill Agreement or acquired thereafter with certain exceptions, including transfers made in compliance with a right of first refusal in favor of Patriot REIT and its designees, transfers to affiliates and charitable entities, pledges to lenders, transfers pursuant to tender offers recommended by the Board of Directors of Patriot REIT, transfers pursuant to registrations under the Registration Rights Agreement and transfers of less than 1% in any 30 day period pursuant to brokers' transactions under Rule 144 under the Securities Act. Pursuant to the Standstill Agreement, CF Securities agreed that, during the Standstill Term, neither it nor any of its affiliates will directly or indirectly, or will solicit, request, advise, assist or encourage others directly or indirectly, to (i) form or join or participate in a "partnership, limited partnership, syndicate or other group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to shares of Voting Stock or deposit any Voting Stock in a voting trust, (ii) solicit proxies or written consents of shareholders with respect to Voting Stock or make or participate in any "solicitation" of any "proxy" (as such terms are defined in Rules 14a-1 and 14a-11 under the Exchange Act) to vote any shares of Voting Stock, or become a "participant" in any election contest with respect to Patriot REIT or Wyndham International, (iii) seek to call or to request the call of a special meeting of the shareholders of Patriot REIT or Wyndham International or seek to make or make a stockholder proposal at any meeting of stockholders of Patriot REIT or Wyndham International, (iv) commence or announce any intention to commence any tender offer for any shares of Voting Stock or file any Schedule 13D with respect to Voting Stock (other than certain permitted Schedule 13D filings),
(v) make a proposal or bid with respect to, or publicly make or disclose any proposal or bid with respect to, the acquisition of any substantial portion of the assets of Patriot REIT or Wyndham International or of all or any portion of the outstanding Voting Stock, or any merger, consolidation, other business combination, restructuring, recapitalization or other business combination involving Patriot REIT or Wyndham International, (vi) otherwise act alone or in concert with others to seek to control or influence in any manner the management, the Boards of Directors of Patriot REIT or Wyndham International or the business, operations or affairs of Patriot REIT or Wyndham International (other than with respect to an affiliate in such affiliate's capacity as a director of Patriot REIT or Wyndham International at any meeting of the Board of Directors of Patriot REIT or Wyndham International), (vii) subject to certain exceptions, commence, join in or in any way participate in any action, suit or proceeding of any kind, or directly or indirectly support or encourage any administrative or investigative action or proceeding of any nature against or involving Patriot REIT or Wyndham International or any of their respective subsidiaries or officers or directors, or (viii) arrange or in any way participate in any financing for any transaction referred to in the foregoing clauses (i) through (vii) above, or (ix) publicly seek a waiver of the foregoing restrictions.

  The Standstill Term will end on the date which is 18 months following the first date upon which any two of Paul A. Nussbaum, James D. Carreker and Anne
L. Raymond no longer actively serve as senior executive officers of Patriot REIT or Wyndham International.

VOTING AGREEMENTS

  General. Pursuant to the Voting Agreements, the Post-Merger Management Stockholders agreed that, from April 14, 1997 until October 1, 2007, whenever there shall be submitted to the stockholders of Patriot REIT or Wyndham International nominees for election to the Patriot REIT Board or the Wyndham International Board, as the case may be, the Post-Merger Management Stockholders shall vote, or to cause to be voted, all of the shares of Patriot REIT Common Stock and Wyndham International Common Stock then held by the Post-Merger Management Stockholders, whether beneficially or of record, in favor of such nominees designated by Patriot REIT or Wyndham International or the Patriot REIT Board or the Wyndham International Board, as the case may be, and, unless otherwise requested by Patriot REIT or Wyndham International, as the case may be, not in favor of any other nominees.

  Director Nominations. Pursuant to the Voting Agreements, from April 14, 1997 until the first date on which CF Securities does not beneficially own at least five percent (5%) of the lesser of (x) the sum of (i) the number of then outstanding Paired Shares and (ii) the number of then outstanding shares of Series A Preferred Stock, or (y) the sum of (i) the number of Paired Shares outstanding immediately after the Merger and (ii) the number of shares of Series A Preferred Stock outstanding immediately after the Merger (the lesser of (x) and (y) being the "Sum") (provided, however, that in the event the Standstill Agreement is no longer in effect, then the Sum shall be calculated in the manner prescribed by (x), irrespective of the number of shares computed pursuant to (y)), each of Patriot REIT and Patriot Operating Company agreed that, if at the time thereof Harlan Crow or a designee of CF Securities is not a director of such corporation, (i) to propose as a nominee for election to the Board of Directors of such corporation a designee of CF Securities (which need not be the same individual in each case) (a "Designee"), (ii) to include the name of the applicable Designee as a nominee in its proxy card, (iii) to recommend the election of the applicable Designee to its stockholders (if any such recommendation is made by its Board of Directors as to any other nominee), (iv) to solicit proxies on behalf of the Designee to the same extent proxies are solicited on behalf of any other nominee for election to the Board of Directors, and (v) to cause the attorneys-in-fact named in the proxy cards to vote the shares in respect of which proxies are given for the election of the Designee as a director unless such proxy cards give contrary instructions.

AGREEMENT WITH RESPECT TO AMENDMENTS

  Wyndham, CF Securities and a Crow Family Entity (on behalf of the parties to the Omnibus Purchase and Sale Agreement) have entered into an agreement pursuant to which they have agreed not to amend the material terms of the Merger and the Related Transactions and the Crow Assets Acquisition without each other's prior written consent.

          PROPOSAL TO APPROVE THE AMENDMENT TO THE PAIRING AGREEMENT (FOR PATRIOT REIT AND PATRIOT OPERATING COMPANY STOCKHOLDERS ONLY)

  At the Patriot Special Meetings, the stockholders of Patriot REIT and the stockholders of Patriot Operating Company, respectively, will be asked to consider and vote upon a proposal to amend the Pairing Agreement.

  Under the terms of the Merger Agreement, it is a condition to the obligation of each of Patriot REIT and Wyndham to consummate the Merger and the Related Transactions that the Pairing Agreement Amendment Proposal be approved. The affirmative vote of a majority of the issued and outstanding shares of each of the Patriot REIT Common Stock and the Patriot Operating Company Common Stock is required to approve the Pairing Agreement Amendment Proposal. See "The Meetings of Stockholders--Patriot Special Meetings."

  Under the terms of the Stock Purchase Agreement, at the Stock Purchase Closing, which is expected to occur immediately prior to the closing of the Merger, Patriot REIT and Patriot Operating Company will issue to CF Securities a combination of Paired Shares and shares of Series A Preferred Stock, which, under certain circumstances and subject to certain limitations, will be convertible into Paired Shares. See "The Merger and Subscription--Terms of the Stock Purchase." Under the Pairing Agreement, neither Patriot REIT nor Patriot Operating Company currently may issue shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock or shares of Preferred Stock that are convertible into Paired Shares unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of Equity Stock of the other company and for the pairing of such shares. Accordingly, Patriot REIT and Patriot Operating Company have proposed to amend the Pairing Agreement to provide that each of Patriot REIT and Wyndham International may issue shares of capital stock of any class or series (other than Patriot REIT Common Stock and Wyndham International Common Stock), irrespective of whether such shares are convertible into Paired Shares, without making provision for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of capital stock of the other company and for the pairing of such shares. See "Description of Capital Stock--The Amended Pairing Agreement."

  If the Pairing Agreement Amendment Proposal is not approved by the stockholders of Patriot REIT and Patriot Operating Company, the Pairing Agreement Amendment will not become effective and the Merger and the Related Transactions will not be consummated.

  Stockholders of Patriot REIT and Patriot Operating Company should carefully read the form of the Pairing Agreement Amendment attached as Annex E to this Joint Proxy Statement/Prospectus.

  THE BOARDS OF DIRECTORS OF PATRIOT REIT AND PATRIOT OPERATING COMPANY RECOMMEND THAT THE PAIRING AGREEMENT AMENDMENT PROPOSAL BE ADOPTED AND THEREFORE RECOMMEND A VOTE "FOR" THIS PROPOSAL.

    PROPOSALS TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE PATRIOT REIT
                    AND PATRIOT OPERATING COMPANY CHARTERS
      (FOR PATRIOT REIT AND PATRIOT OPERATING COMPANY STOCKHOLDERS ONLY)

  At the Patriot REIT Special Meeting, the stockholders of Patriot REIT will be asked to consider and vote upon a proposal to amend and restate the Patriot REIT Charter, and at the Patriot Operating Company Special Meeting, the stockholders of Patriot Operating Company will be asked to consider and vote upon a proposal to amend and restate the Patriot Operating Company Charter.

  Under the terms of the Merger Agreement, it is a condition to the obligation of each of Patriot REIT, Patriot Operating Company and Wyndham to consummate the Merger and the Related Transactions that both the Patriot REIT Charter Amendment Proposal and the Patriot Operating Company Charter Amendment Proposal be approved. The affirmative vote of a majority of the issued and outstanding shares of each of Patriot REIT Common Stock and Patriot Operating Company Common Stock is required to approve each of the Patriot REIT Charter Amendment Proposal and the Patriot Operating Company Charter Amendment Proposal, respectively. See "The Meetings of Stockholders--Patriot Special Meetings."

  The Merger Agreement provides that the Patriot Operating Company Charter Amendment Proposal will change the name of Patriot Operating Company to "Wyndham International, Inc." In addition, the Restated Charters will lower the threshold of beneficial ownership of Equity Stock from 9.8% (the "Current Ownership Limit") to 8.0% (except with respect to Look-Through Entities, for which an ownership limit of 9.8% will remain) (the "Ownership Limit"). Further, the Patriot Board and the Patriot Operating Company Board deemed it advisable and in the best interests of the stockholders of Patriot REIT and Patriot Operating Company that the Ownership Limit be waived, as permitted thereby, to permit CF Securities to receive a combination of Paired Shares and shares of Series A Preferred Stock that would exceed the Ownership Limit. In connection with the waiver of such Ownership Limit, the Patriot REIT Board and the Patriot Operating Company Board deemed it advisable and in the best interests of the stockholders of Patriot REIT and Patriot Operating Company that the Current Ownership Limit contained in the Patriot REIT Charter and Patriot Operating Company Charter be decreased to the Ownership Limit in order to reduce the risk that the actual or constructive ownership of Equity Stock by an individual or entity could cause Patriot REIT to fail to maintain its qualification as a REIT. See "Risk Factors--REIT Tax Risks--Dependence on Qualification as a REIT."

  Pursuant to the terms of the Merger Agreement, Patriot REIT and Patriot Operating Company have agreed to enter into the Cooperation Agreement prior to consummation of the Merger. The Cooperation Agreement provides that the Patriot Companies shall take any and all action necessary to cause their respective charters and bylaws to be amended appropriately to effect the provisions of the Cooperation Agreement. Accordingly, the terms of the Restated Charters contain provisions to effect certain terms of the Cooperation Agreement, including provisions relating to the issuance of paired and unpaired equity by Patriot REIT and Wyndham International. See "Description of Capital Stock--The Cooperation Agreement" and "Comparison of Stockholders Rights." The terms of the Restated Charters also provide, unlike the Patriot Charters, that the respective Boards of Directors of the companies may amend or repeal the Restated Bylaws.

  Certain existing provisions of the Patriot REIT Charter, the Patriot REIT Bylaws, the Patriot Operating Company Charter and the Patriot Operating Company Bylaws that will continue in the Restated Charters and the Restated Bylaws could have a potential anti-takeover effect on Patriot REIT and Wyndham International following the Merger. The ownership limit provisions, staggered board provision, the fact that directors are removable only for cause, the fact that stockholders may not call a special meeting of stockholders, the fact that stockholders may act without a meeting of stockholders only by unanimous written consent, the vote required for a business combination with a related person, the limitation of the power to fill board vacancies to the remaining directors, the vote required for the stockholders to amend the bylaws, and the presence of advance-notice bylaw provisions with respect to stockholder proposals and director nominations, could have the effect of making it more difficult for a third party to acquire control of Patriot REIT or Wyndham International following the Merger, including certain acquisitions that stockholders may deem to be in their best interests. In addition, the Current Ownership Limit will be decreased to the Ownership Limit (except with respect to Look-Through Entities), which could also have the effect of making the acquisition of control more difficult for a third party. For a more detailed discussion of the existing certificates of incorporation of Patriot REIT and Patriot Operating Company and the proposed amendments to the certificates of incorporation of Patriot REIT and Patriot Operating Company, see "Description of Capital Stock--Certain Provisions of the Restated Charters and Restated Bylaws" and "Comparison of Stockholders Rights."

  If the Patriot REIT Charter Amendment Proposal and the Patriot Operating Company Charter Amendment Proposal are approved by the stockholders of Patriot REIT and Patriot Operating Company, respectively, the Restated Charters will be filed with the Delaware Secretary of State immediately prior to the Merger and, pursuant to the Merger Agreement, the Restated Charter of Patriot REIT will become the charter of the surviving corporation in the Merger.

  If the Patriot REIT Charter Amendment Proposal and the Patriot Operating Company Charter Amendment Proposal are not approved by the stockholders of Patriot REIT and Patriot Operating Company, respectively, the Patriot REIT Charter Amendment Proposal and the Patriot Operating Company Charter Amendment Proposal will not become effective and the Merger and the Related Transactions will not be consummated.

  Stockholders of Patriot REIT and Patriot Operating Company should carefully read the forms of Restated Charters attached as Annexes F and G and to this Joint Proxy Statement/Prospectus and the information under the heading "Comparison of Stockholders Rights."

  THE BOARD OF DIRECTORS OF PATRIOT REIT RECOMMENDS THAT THE PATRIOT REIT CHARTER AMENDMENT PROPOSAL BE APPROVED AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE BOARD OF DIRECTORS OF PATRIOT OPERATING COMPANY RECOMMENDS THAT THE PATRIOT OPERATING COMPANY CHARTER AMENDMENT PROPOSAL BE APPROVED AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

             OWNERSHIP OF WYNDHAM COMMON STOCK PRIOR TO THE MERGER

  The following table sets forth as of November 3, 1997 information regarding the beneficial ownership of shares of Wyndham Common Stock for (i) each of the Wyndham's "named executive officers," (ii) each Wyndham director, (iii) all Wyndham directors and executive officers as a group, and (iv) each person known by Wyndham who was on such date the beneficial owner of more than five percent of the outstanding Wyndham Common Stock.

                                                         SHARES
                                                      BENEFICIALLY    PERCENT
NAME OF EACH  BENEFICIAL OWNER (1)                       OWNED        OF CLASS
----------------------------------                    ------------    --------
CF Securities, L.P.(2)(3)(4).........................   9,447,745      43.70%
Harlan R. Crow(3)(4).................................         100          *
James D. Carreker(4)(5)(6)...........................   1,554,777       7.13%
Leslie V. Bentley(4)(6)(7)...........................     472,057       2.18%
Anne L. Raymond(4)(6)................................     460,151       2.12%
Stanley M. Koonce, Jr.(4)(6).........................     468,001       2.16%
Carla S. Moreland(6)(8)..............................      48,063          *
Eric A. Danziger(9)..................................     381,234       1.76%
Bedrock(10)..........................................   2,276,055      10.53%
  Daniel A. Decker(11)
  Robert A. Whitman(11)
Susan T. Groenteman(12)..............................      31,250          *
James C. Leslie(13)..................................       3,000          *
Philip J. Ward(14)...................................         563          *
Directors and executive officers as a group(6)(15
 persons)............................................  14,925,918(15)  67.26%

--------
*   Less than 1%.
 (1) The address of each beneficial owner, with the exception of CF
     Securities, L.P., Bedrock Partners, L.L.P., Ms. Groenteman, Mr. Leslie and Mr. Ward, is 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207.
 (2) The address of CF Securities, L.P. is 2001 Ross Avenue, Dallas, TX 75201.
 (3) Mr. Crow directly holds 100 shares of Wyndham Common Stock. Mill Spring Holdings, Inc. ("Mill Spring") is the general partner of CF Securities, L.P. Mr. Crow is a principal stockholder of Mill Spring and its sole director. Mr. Crow disclaims beneficial ownership of all Wyndham Common Stock held by CF Securities, L.P.
 (4) CF Securities, L.P., Messrs. Carreker, Bentley and Koonce and Ms. Raymond have agreed, pursuant to the Proxy Agreement, to vote the shares of Wyndham Common Stock beneficially owned by them in favor of the Merger Proposal. Mr. Harlan R. Crow has also agreed to vote the 100 shares of Wyndham Common Stock directly owned by him in favor of the Merger Proposal. See "Certain Related Agreements--Proxy Agreement."
 (5) Mr. Carreker directly holds 1,173,416 shares of Wyndham Common Stock, including 100 shares issued to Mr. Carreker in the initial formation of Wyndham. Shares listed in the table include 77,671 shares held in a trust for which Mr. Carreker is the special trustee and has full voting rights. Mr. Carreker disclaims beneficial ownership of all Wyndham Common Stock held in the trust. On February 11, 1997, Wyndham Employees, Ltd. ("WEL"), an employee benefit plan of Wyndham, distributed (the "WEL Distribution") its holdings of Wyndham Common Stock to the participants in WEL. Mr. Carreker is a director and principal stockholder of Wyndham Hotel Management Corporation ("WHMC"), which is the corporate general partner of WEL. Shares listed in the table include 120,690 shares held by WHMC, including 6,468 shares received by WHMC in the WEL Distribution. Mr. Carreker disclaims beneficial ownership of all Wyndham Common Stock held by WHMC beyond his percentage ownership therein.
 (6) Includes for Mr. Carreker, Mr. Bentley, Ms. Raymond, Mr. Koonce, Ms. Moreland and all directors and officers as a group, Existing Wydham Options to purchase 183,000, 80,000, 80,000 80,000, 37,500, and 574,100 shares of Wyndham Common Stock. The Existing Wyndham Options will fully vest and become exercisable in connection with the Merger for Paired Shares. See "The Merger and Subscription--Interests of Certain Officers, Directors and Stockholders of Wyndham--Wyndham Stock Options."
 (7) Includes 61,680 shares held in trusts for which Mr. Bentley is the special trustee and has full voting rights. Mr. Bentley disclaims beneficial ownership of all Wyndham Common Stock held in the trusts.
 (8) Includes 9,963 shares received by Ms. Moreland in the WEL Distribution.
 (9) Mr. Danziger resigned from Wyndham in July 1996.
(10) The address of Bedrock is 2200 Ross Avenue, Suite 4200 West, Dallas, Texas 75201. Bedrock owns its shares of Wyndham Common Stock through Wynopt Investment Partnership, L.P. and Wynopt Investment Partnership Level II, L.P., the former of which has agreed not to sell or otherwise dispose of its shares of Wyndham Common Stock without the consent of Patriot REIT, which consent may not be unreasonably withheld or delayed. See "Certain Related Agreements--Transfer Restriction Agreement."
(11) Robert A. Whitman and Daniel A. Decker are principals of Hampstead Group L.L.C. ("Hampstead"), an affiliate of Bedrock Partners. Mr. Whitman and Mr. Decker directly hold no shares of Wyndham Common Stock. Messrs. Whitman and Decker disclaim beneficial ownership of all Wyndham Common Stock held by Bedrock Partners, L.L.P.
(12) The address of Ms. Groenteman is 2001 Ross Avenue, Dallas, Texas 75201.
(13) The address of Mr. Leslie is 6750 LBJ Freeway, Suite 1100, Dallas, Texas 75240.
(14) The address of Mr. Ward is 900 Cottage Road, S312, Hartford, Connecticut 06152.
(15) Excludes shares held by Mr. Danziger, who resigned from Wyndham in July
     1996.

  Certain of the executive officers of Wyndham, including Messrs. Carreker, Bentley and Koonce and Ms. Raymond, have advised the Patriot Companies that they intend to make a Cash Election to receive Cash Consideration for a substantial portion of the shares of Wyndham Common Stock held by them.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a general summary of all material United States federal income tax consequences of the Merger and the Related Transactions to Patriot REIT, Patriot Operating Company and Wyndham and their respective U.S. Stockholders (as defined below in "--Federal Income Taxation of Holders of Paired Shares--Taxation of Taxable U.S. Stockholders") as well as certain other tax considerations for U.S. holders of Paired Shares. The following discussion is based upon current provisions of the Code, existing, temporary and final regulations thereunder and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. No attempt has been made to comment on all United States federal income tax consequences of the Merger and the Related Transactions that may be relevant to stockholders of Patriot REIT, Patriot Operating Company and Wyndham. The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to a particular stockholder of Patriot REIT, Patriot Operating Company and Wyndham.

  THE FOLLOWING DISCUSSION MAY NOT APPLY TO PARTICULAR CATEGORIES OF HOLDERS OF SHARES OF PATRIOT REIT COMMON STOCK, PATRIOT OPERATING COMPANY COMMON STOCK OR WYNDHAM COMMON STOCK SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, SUCH AS INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, BROKER-DEALERS, TAX-EXEMPT ORGANIZATIONS, NON-U.S. STOCKHOLDERS AND HOLDERS WHOSE SHARES WERE ACQUIRED PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. STOCKHOLDERS OF PATRIOT REIT, PATRIOT OPERATING COMPANY AND WYNDHAM ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND THE RELATED TRANSACTIONS, INCLUDING ANY STATE, LOCAL OR OTHER TAX CONSEQUENCES OF THE MERGER AND THE RELATED TRANSACTIONS.

TAX CONSEQUENCES OF THE MERGER

  Goodwin, Procter & Hoar llp counsel for Patriot REIT, has delivered an opinion to Patriot REIT and Wyndham substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger and the Stock Purchase will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, no gain or loss will be recognized by Wyndham as a result of the Merger. Stockholders of Wyndham will recognize gain, but not loss, on the exchange of shares of Wyndham Common Stock for Paired Shares and/or cash pursuant to the Merger in an amount equal to the lesser of (a) the fair market value of the Wyndham International Common Stock as of the Effective Time that they receive, plus the amount of cash received in connection with the Merger (pursuant to a Cash Election or in lieu of fractional shares of Wyndham International Common Stock) (such value and cash received by a stockholder is referred to herein as the stockholder's "boot") or (b) the amount by which the fair market value of the Paired Shares as of the Effective Time, plus the amount of cash received in connection with the Merger, exceeds the stockholder's adjusted tax basis in the Wyndham Common Stock exchanged therefor. Any such gain will be characterized as capital gain (assuming the Wyndham Common Stock exchanged was a capital asset in the hands of the stockholder) unless the boot received has the effect of the distribution of a dividend, in which case the gain would be treated as a dividend to the extent of the stockholder's ratable share of Wyndham's undistributed earnings and profits (see below). Patriot Operating Company's estimate of the value of a share of Wyndham International Common Stock is discussed below. No gain or loss will be recognized by Patriot REIT as a result of the Merger or the Stock Purchase. Neither Patriot Operating Company, which is not a constituent corporation in the Merger, nor the stockholders of Patriot REIT and Patriot Operating Company will recognize gain or loss as a result of the Merger or the Stock Purchase.

  The opinion of Goodwin, Procter & Hoar llp is based, in part, upon a representation by the management of Wyndham to the effect that, to the best knowledge of Wyndham's management, there is no plan or intention on the part of the stockholders of Wyndham to dispose of a number of Paired Shares or Series A Preferred Stock received in the Merger that would reduce the aggregate value of the Patriot REIT Common Stock or Series A Preferred Stock held by Wyndham stockholders to less than 50% of the value of the Wyndham Common Stock as of the Effective Time, and upon counsel's assumption to the effect that such representation is correct as if made without such "best knowledge" qualification. The opinion referred to above has been filed as an exhibit to the Registration Statement, of which this Joint Proxy Statement/Prospectus is a part.

  In general, the determination as to whether the gain recognized by a Wyndham stockholder in the Merger will be treated as capital gain or dividend income depends upon whether and to what extent the transactions related to the Merger will be deemed to reduce the stockholder's percentage stock ownership of Patriot REIT following the Merger. For purposes of that determination, the stockholder is treated as if it first exchanged all of its shares of Wyndham Common Stock solely for Patriot REIT Common Stock and then Patriot REIT immediately redeemed (the "deemed redemption") a portion of such Patriot REIT Common Stock in exchange for the boot the stockholder actually received. If, under Section 302 of the Code, the deemed redemption is "not essentially equivalent to a dividend" with respect to the stockholder then any gain recognized by the stockholder in the transaction will be capital gain. In general, in order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the stockholder's deemed percentage stock ownership of Patriot REIT following the Merger. In general, that determination requires a comparison of
(i) the percentage of the outstanding stock of Patriot REIT the stockholder owned or is considered to have owned immediately before the deemed redemption and (ii) the percentage of the outstanding stock of Patriot REIT the stockholder owns immediately after the deemed redemption. Stock owned for this purpose includes stock actually owned as well as stock treated as being owned under the constructive ownership rules of Section 318 of the Code. The IRS has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation who exercises no control over corporate affairs, a reduction in the holder's proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction. In addition, the deemed redemption will not be essentially equivalent to a dividend if it is "substantially disproportionate." The deemed redemption will be "substantially disproportionate" with respect to a Wyndham stockholder if the percentage of the outstanding voting stock of Patriot REIT (following the Merger and the deemed redemption) actually owned by the stockholder and constructively owned by the stockholder under the constructive ownership rules of Section 318 of the Code (treating the Patriot REIT Common Stock acquired by Patriot REIT in the deemed redemption as not outstanding) is less than 80% of the percentage of the outstanding voting stock of Patriot REIT actually and constructively owned by the stockholder following the Merger but immediately before the deemed redemption (treating the Patriot REIT Common Stock acquired by Patriot REIT in the deemed redemption as outstanding).

  In applying the foregoing tests, under the attribution rules of Section 318 of the Code, a stockholder is deemed to own (i) stock owned and, in some cases, constructively owned by certain family members, by certain estates and trusts of which the stockholder is a beneficiary, and by certain affiliated entities, and (ii) stock subject to an option actually or constructively owned by the stockholder or such other persons. As these rules are complex, each stockholder that believes it may be subject to these rules should consult its tax advisor.

  Wyndham stockholders should be aware that the Relief Act recently modified the capital gain rates applicable to individuals, trusts and estates. See "-- Federal Income Taxation of Holders of Paired Shares--Taxation of Taxable U.S. Stockholders."

  The aggregate tax basis of the shares of Patriot REIT Common Stock received by a Wyndham stockholder in the Merger (including any fractional shares of Patriot REIT Common Stock for which cash is received) will be the same as the aggregate tax basis of his or her shares of Wyndham Common Stock exchanged therefor, increased by any gain recognized in the transaction (whether capital gain or dividend income), and decreased by (i) the fair market value of the Wyndham International Common Stock received and (ii) any cash received in connection with the Merger pursuant to a Cash Election or in lieu of fractional shares of Wyndham International Common Stock. The holding period for shares of Patriot REIT Common Stock received by a stockholder will include the period that such shares of Wyndham Common Stock were held by the holder, provided such shares were held as a capital asset at the Effective Time.

  If a Wyndham stockholder has differing bases and/or holding periods in respect of his or her shares of Wyndham Common Stock, he or she should consult his or her tax advisor prior to the exchange with regard to computing his or her gain with respect to particular blocks of Wyndham Common Stock and identifying the particular bases and/or holding periods of the particular shares of Patriot REIT Common Stock he or she receives in the exchange.

  The aggregate tax basis of the shares of Wyndham International Common Stock received by a Wyndham stockholder in the Merger will be equal to the fair market value of the Wyndham International Common Stock as of the Effective Time. The holding period for shares of Wyndham International Common Stock received by a stockholder will begin on the day it is distributed.

  Cash received in lieu of fractional shares of Patriot REIT Common Stock will be treated as received in redemption for such fractional interest, and gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the shares of Patriot REIT Common Stock allocable to such fractional shares. Such gain or loss will constitute capital gain or loss from the sale of stock if the stockholder holds its Wyndham Common Stock as a capital asset at the Effective Time.

  Under the terms of the Pairing Agreement, the Patriot Companies are obligated to agree on the relative values of a share of Patriot REIT Common Stock and a share of Wyndham International Common Stock that comprise a Paired Share. As of the date of the mailing of this Joint Proxy Statement/Prospectus, the companies have determined that the value of a share of Wyndham International Common Stock should represent 5% of the value of a Paired Share. There can be no assurance, however, that the IRS will agree with such valuation or that these relative values will not have changed by the Effective Time.

  The Restated Charters generally provide that no individual or entity (other than Look-Through Entities) may beneficially own or constructively own in excess of 8.0% of the outstanding shares of any class or series of equity stock of Patriot REIT or Wyndham International and that no Look-Through Entity may beneficially own or constructively own in excess of 9.8% of the outstanding shares of any class or series of Equity Stock of Patriot REIT or Wyndham International. Paired Shares received by any Wyndham stockholder in the Merger in excess of the applicable ownership limitation will be converted into Excess Stock in accordance with the Excess Share Provisions of the Restated Charters. See "Description of Capital Stock--Excess Stock" and "-- Certain Provisions of the Restated Charters and Restated Bylaws--Restrictions on Ownership and Transfer." Although not entirely free from doubt, such Excess Stock likely would be treated as "boot" in the same manner as cash received in the Merger pursuant to a Cash Election for purposes of the foregoing rules.

  The conclusion above that Wyndham will not recognize gain or loss as a result of the Merger assumes that Patriot REIT makes an election pursuant to IRS Notice 88-19 with respect to the Merger. Patriot will make the election pursuant to IRS Notice 88-19 if such election is available. If Patriot REIT failed to make the election (or it were no longer available) Wyndham would recognize gain on the Merger notwithstanding that the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code.

MERGER DIVIDEND

  To maintain its qualification as a REIT, following the Merger, Patriot REIT will be required to distribute the current and accumulated earnings and profits of Wyndham (as determined for federal income tax purposes). The distribution will be taken into account by Patriot REIT's taxable U.S. Stockholders as ordinary income to the extent it is made out of current or accumulated earnings and profits, and will not be eligible for the dividends received deduction generally available for corporations. See "--Federal Income Taxation of Holders of Paired Shares."

  Wyndham has agreed that, at the Merger Closing, Wyndham will deliver to Patriot REIT a statement of accumulated and current earnings and profits of Wyndham (as determined for federal income tax purposes) as of a date not more than thirty days prior to the Closing Date, together with evidence of such accumulated and current earnings and profits of Wyndham (as determined for federal income tax purposes) from Coopers &

Lybrand L.L.P. in a form reasonably satisfactory to Patriot REIT, and a statement of estimated accumulated and current earnings and profits of Wyndham (as determined for federal income tax purposes) as of the Closing Date. Wyndham further agreed that prior to the Closing Date, it will cause Coopers & Lybrand L.L.P. to agree (i) to deliver to Patriot REIT, prior to December 25, 1997, a statement of accumulated and current earnings and profits of Wyndham (as determined for federal income tax purposes) at the Effective Time and (ii) that Patriot REIT shall be entitled to rely on such statement for purposes of preparing and filing its federal, state, local and foreign tax returns required to be filed by it, determining the amount of dividends to be paid to stockholders and paying any taxes owed by it.

REIT QUALIFICATION

 General

  If certain detailed conditions imposed by the provisions of the Code are met, entities such as Patriot REIT that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations generally are not taxed at the corporate level on their "real estate investment trust taxable income" that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" on earnings (i.e., at both the corporate and stockholder levels) that ordinarily results from the use of corporations.

  Prior to the consummation of the Merger, Patriot REIT has been and will continue to be operated in a manner intended to allow it to qualify as a REIT. Patriot REIT intends to operate following the Merger in a manner so that Patriot REIT will continue to qualify as a REIT. If Patriot REIT fails to qualify as a REIT in any taxable year, Patriot REIT will be subject to federal income taxation as if it were a domestic corporation, and Patriot REIT's stockholders will be taxed in the same manner as stockholders of ordinary corporations. In this event, Patriot REIT could be subject to potentially significant tax liabilities, and the amount of cash available for distribution to stockholders would be reduced and possibly eliminated. Unless entitled to relief under certain Code provisions, and subject to the discussion below regarding Section 269B(a)(3) of the Code, Patriot REIT also would be disqualified from re-electing REIT status for the four taxable years following the year during which qualification was lost. Failure of Old Patriot to have qualified as a REIT also could disqualify Patriot REIT as a REIT and/or subject Patriot REIT to significant tax liabilities.

  Patriot REIT's qualification and taxation as a REIT following the Merger will depend upon Patriot REIT's continuing ability to meet, through actual operating results, the income and asset requirements, distribution levels, diversity of stock ownership and other requirements for qualification as a REIT under the Code. Counsel has not reviewed and will not review Patriot REIT's compliance with these tests on a continuing basis. Moreover, qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determination of various factual matters and circumstances not entirely within Patriot REIT's control. The complexity of these provisions is greater in the case of a REIT that owns hotels and leases them to a corporation with which its stock is paired. Accordingly, no assurance can be given that Patriot REIT will satisfy such tests on a continuing basis following the Merger. See "Risk Factors--REIT Tax Risks."

  In connection with the mailing of this Joint Proxy Statement/Prospectus, Goodwin, Procter & Hoar llp has rendered an opinion to the effect that (i) for periods ending on or before the date of such opinion, Patriot REIT has qualified to be treated as a REIT and (ii) for subsequent periods, including periods following the Merger, Patriot REIT will be organized in conformity with the requirements for qualification as a REIT and the proposed manner of operations of Patriot REIT will enable Patriot REIT to continue to qualify as a REIT. The opinion of Goodwin, Procter & Hoar llp has been filed as an exhibit to the Registration Statement, of which the Joint Proxy Statement/Prospectus is a part. This opinion is based on representations from Patriot REIT regarding Old Patriot REIT's and Patriot REIT's compliance with the requirements for REIT qualification, and is not binding on the IRS. Each of Old Patriot REIT's and Patriot REIT's qualification as a REIT depends on its having met or meeting, as the case may be, through actual operating results, the various requirements for qualification as a REIT under the Code. Counsel has not verified and will not verify the companies' compliance with those tests.

Accordingly, no assurance can be given that the IRS will not challenge the status of Patriot REIT as a REIT prior to the Merger or the status of Patriot REIT as a REIT following the Merger.

  In rendering its opinion regarding REIT qualification, Goodwin, Procter & Hoar llp has relied upon the representations of Patriot REIT that it will distribute, with respect to the taxable year in which the Merger closes, all earnings and profits inherited from Wyndham. If the IRS were to determine that Wyndham's actual earnings and profits exceeded the amount distributed, Patriot REIT would be disqualified as a REIT.

 Paired Shares

  Section 269B(a)(3) of the Code provides that if the shares of a REIT and a non-REIT are paired, then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either company qualifies as a REIT. If Section 269B(a)(3) applied to Patriot REIT and Wyndham International, then Patriot REIT would not be eligible to be taxed as a REIT. Section 269B(a)(3) does not apply, however, if the shares of the REIT and the non-REIT were paired on June 30, 1983 and the REIT was taxable as a REIT on June 30, 1983. As a result of this "grandfathering" rule, Section 269B(a)(3) did not apply to Cal Jockey for periods prior to the Cal Jockey Merger, and, by its terms, this "grandfathering" rule continued to apply to Patriot REIT after the Cal Jockey Merger and will continue to apply to Patriot REIT following the Merger. There are, however, no judicial or administrative authorities interpreting this "grandfathering" rule in the context of a merger or otherwise, and this interpretation, as well as the opinion of Goodwin, Procter & Hoar llp regarding Patriot REIT's qualification as a REIT, is based solely on the literal language of the statute. Moreover, if for any reason Patriot REIT failed to qualify as a REIT in 1983, the benefit of the "grandfathering" rule would not be available to Patriot REIT, and Patriot REIT would not qualify as a REIT for any taxable year. See "Risk Factors--REIT Tax Risks--Dependence on Qualification as a REIT."

 Potential Reallocation of Income

  Due to the paired share structure, Patriot REIT, Patriot Operating Company, Wyndham International, the Patriot REIT Partnership, the Patriot Operating Company Partnership, and their respective subsidiary entities are and will be controlled by the same interests. As a result, the IRS could, pursuant to
Section 482 of the Code, seek to distribute, apportion or allocate gross income, deductions, credits or allowances between or among them if it determines that such distribution, apportionment or allocation is necessary in order to prevent evasion of taxes or to clearly reflect income. Patriot REIT and Patriot Operating Company believe that all material transactions between Patriot REIT and Wyndham International following the Merger, and among them and/or their subsidiary entities, will be negotiated and structured with the intention of achieving an arm's-length result. Patriot REIT and Patriot Operating Company believe that all material transactions between them have been similarly negotiated and structured with the intention of achieving an arm's-length result. If true, the potential application of Section 482 of the Code should not have a material effect on Patriot REIT or Wyndham International following the Merger. There can be no assurance, however, that the IRS will not challenge the terms of such transactions, or that such challenge would not be successful.

 Sale of Land by Patriot REIT

  The sale following the Cal Jockey Merger of certain land previously owned by Cal Jockey to an affiliate of PaineWebber Incorporated (the "PaineWebber Land Sale") was structured to qualify as a tax-deferred like-kind exchange. There can be no assurances, however, that such transaction will qualify as a like-kind exchange. If and to the extent the sale does not qualify as a tax-deferred like-kind exchange, any capital gains recognized by Patriot REIT will be taxed to Patriot REIT at applicable capital gains rates, unless Patriot REIT distributes such gains to its shareholders. To the extent that the gain does not qualify for capital gains treatment, the gain will be combined with Patriot REIT's other taxable income, 95% of which must be distributed each year in order to maintain Patriot REIT's status as a REIT. Notwithstanding the foregoing, in the event that the property in the PaineWebber Land Sale constituted "dealer property," then the sales could not qualify as a like-kind exchange, the gain likely would be subject to a 100% tax, and the amount of gain would constitute nonqualifying income that likely would disqualify Patriot REIT as a REIT. Although Patriot REIT believes that the PaineWebber Land

Sale did not constitute a sale of dealer property, whether or not such sale constituted a sale of dealer property is a factual determination not susceptible of legal opinion, and Patriot REIT did not receive opinions from counsel on such determination. As a result, the opinion rendered by Goodwin, Procter & Hoar llp regarding Patriot REIT's qualification as a REIT necessarily relies on representations from Patriot REIT to the effect that the sale did not constitute the sale of dealer property.

 Classification of Patriot REIT Partnership as a Publicly Traded Partnership

  Section 7704 of the Code treats certain "publicly traded partnerships" as corporations. If the Patriot REIT Partnership were taxed as a corporation under these rules, Patriot REIT would be disqualified as a REIT. A partnership is a publicly traded partnership if interests in such partnership are either traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). Interests in the Patriot REIT Partnership have not and will not be traded on an established securities market. Currently, the Patriot REIT Partnership relies on restrictions on transfers and redemptions recently included in its partnership agreement in order to avoid being taxed as a corporation under Section 7704 of the Code. Prior to such amendments, the Patriot REIT Partnership relied on an exemption from the publicly traded partnership rules based on the nature of its income as well as a safe harbor based on the number of its partners. There can be no assurance that efforts to avoid taxation as a corporation under these provisions have been or will be successful.

 Built-In Gain Tax

  If Patriot REIT recognizes gain on the disposition of an asset acquired from Wyndham during the ten-year period beginning at the Effective Time, then to the extent of the asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the Effective Time over its then tax basis), Patriot REIT will be subject to tax on such gain at the highest regular corporate rate applicable, pursuant to Treasury Regulations not yet promulgated. Patriot REIT would have to distribute 95% of the excess of the amount of recognized built-in gain over the amount of tax paid in order to maintain its qualification as a REIT. The foregoing assumes that Patriot REIT makes an election pursuant to IRS Notice 88-19 with respect to the Merger. Patriot will make the election pursuant to IRS Notice 88-19 if such election is available. See "--Tax Consequences of the Merger."

EFFECTS OF COMPLIANCE WITH REIT REQUIREMENTS

  Operating income derived from hotels or a racetrack does not constitute qualifying income under the REIT requirements. Accordingly, all of Patriot REIT's hotels, other than hotels held by taxable entities in which Patriot REIT does not hold voting control (currently the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel), have been leased to Lessees and Patriot Operating Company, and Patriot REIT will continue to lease such hotels after the Merger. Similarly, Patriot REIT has subleased the land underlying the Racecourse and leased the related improvements to Patriot Operating Company. Rent derived from such leases will be qualifying income under the REIT requirements, provided several requirements are satisfied. Among other requirements, a lease may not have the effect of giving Patriot REIT a share of the net income of the lessee, and the amount of personal property leased under the lease must not exceed a defined, low level. Patriot REIT also may not provide services, other than customary services and (beginning in 1998) de minimis non-customary services, to the Lessees or their subtenants. In addition, the leases must also qualify as "true" leases for federal income tax purposes (as opposed to service contracts, joint ventures or other types of arrangements). There are, however, no controlling Treasury Regulations, published rulings, or judicial decisions that discuss whether leases similar to the leases constitute "true" leases. Therefore, there can be no complete assurance that the IRS will not successfully assert a contrary position.

  Payments under a lease will not constitute qualifying income for purposes of the REIT requirements if Patriot REIT owns, directly or indirectly, 10% or more of the ownership interests in the relevant lessee. Constructive ownership rules apply, such that, for instance, Patriot REIT is deemed to own the assets of stockholders who own 10% or more in value of the stock of Patriot REIT. The Charters are therefore designed to prevent a stockholder of Patriot REIT from owning REIT stock or Patriot Operating Company stock that would cause Patriot REIT to own, actually or constructively, 10% or more of the ownership interests in a Lessee (including Patriot Operating Company and the Patriot Operating Company Partnership). Thus, Patriot REIT should never own, actually or constructively, 10% or more of a Lessee. However, because the relevant constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of Paired Shares, and because the charter provisions referred to above may not be effective, no absolute assurance can be given that such transfers, or other events of which Patriot REIT has no knowledge, will not cause Patriot REIT to own constructively 10% or more of one or more Lessees at some future date.

  In addition to the considerations discussed above, the REIT requirements will impose a number of other restrictions on the operations of Patriot REIT. For example, net income from sales of property sold to customers in the ordinary course of business (other than inventory acquired by reason of certain foreclosures) is subject to a 100% tax unless eligible for a certain safe harbor. Minimum distribution requirements also generally require Patriot REIT to distribute each year at least 95% of its taxable income for the year (excluding any net capital gain). In addition, certain asset tests limit Patriot REIT's ability to acquire non-real estate assets.

NON-DEDUCTIBILITY OF PARACHUTE PAYMENT

  In connection with the Merger, each Existing Wyndham Option becomes 100% vested and exercisable in full. See "The Merger and Subscription--Interests of Certain Officers, Directors and Stockholders of Wyndham." Under the Code, the accelerated vesting of the Existing Wyndham Options is treated as a "parachute payment." To the extent that a member of Wyndham Senior Management receives parachute payments that exceed the limits determined by Section 280G of the Code, the "excess" parachute payments are not deductible by Wyndham (or its successor employer). It is estimated that the acceleration of Existing Wyndham Options held by one member of Wyndham Senior Management will create an excess parachute payment in an amount of approximately $1 million.

TAXATION OF WYNDHAM INTERNATIONAL; NON-CONTROLLED SUBSIDIARIES

  As "C" corporations under the Code, both Wyndham International and WMC will be subject to United States federal income tax on their taxable income at corporate rates. Certain other corporate subsidiaries of the Patriot REIT Partnership also will be subject to federal income tax.

FEDERAL INCOME TAXATION OF HOLDERS OF PAIRED SHARES

 Separate Taxation

  Notwithstanding that Paired Shares may only be transferred as a unit, holders of Paired Shares will be treated for U.S. federal income tax purposes as holding equal numbers of shares of Patriot REIT Common Stock and of Wyndham International Common Stock. The tax treatment of distributions to stockholders and of any gain or loss upon sale or other disposition of the Paired Shares (as well as the amount of gain or loss) must therefore be determined separately with respect to each share of Patriot REIT Common Stock and each share of Wyndham International Common Stock contained within each Paired Share. The tax basis and holding period for each share of Patriot REIT Common Stock and each share of Wyndham International Common Stock also must be determined separately. See "--Tax Consequences of the Merger." Upon a taxable sale of a Paired Share, the amount realized should be allocated between Patriot REIT Common Stock and the Wyndham International Common Stock based on their then-relative values.

 Taxation of Taxable U.S. Stockholders

  As used herein, the term "U.S. Stockholder" means a holder of Paired Shares that for United States federal income tax purposes (A) is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust and (B) is not an entity that has a special status under the Code (such as a tax-exempt organization or a dealer in securities).

  As long as Patriot REIT qualifies as a REIT, distributions made to Patriot REIT's taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. Stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. For purposes of determining whether distributions on the Patriot REIT Common Stock are out of current or accumulated earnings and profits, the earnings and profits of Patriot REIT will be allocated first to Patriot REIT's outstanding preferred stock (if any), and then allocated to the Patriot REIT common stock. Subject to the discussion below regarding changes to the capital gains tax rates, distributions that are designated as capital gain dividends will be taxed as capital gains (to the extent they do not exceed Patriot REIT's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his Patriot REIT Common Stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Patriot REIT Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Patriot REIT Common Stock, such distributions will be included in income as long-term capital gain (or, in the case of individuals, trusts and estates, mid-term capital gain if the Patriot REIT Common Stock has been held for more than one year but not more than 18 months, and in the case of all taxpayers short-term capital gain if the Patriot REIT Common Stock has been held for one year or less), assuming the shares are a capital asset in the hands of the stockholder. In addition, any distribution declared by Patriot REIT in October, November or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by Patriot REIT and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by Patriot REIT during January of the following calendar year.

  Distributions from Wyndham International up to the amount of Wyndham International's current or accumulated earnings and profits (less any earnings and profits allocable to distributions on any preferred stock of Wyndham International) will be taken into account by U.S. Stockholders as ordinary income and generally will be eligible for the dividends-received deduction for corporations (subject to certain limitations). Distributions in excess of Wyndham International's current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted basis of the holder's Wyndham International Common Stock, but rather will reduce the adjusted basis of such Wyndham International Common Stock. To the extent that such distributions exceed the adjusted basis of a holder's Wyndham International Common Stock, they will be included in income as long-term capital gain (or, in the case of individuals, trusts and estates, mid-term capital gain if the Wyndham Common Stock has been held for more than one year but not more than 18 months, and in the case of all taxpayers short-term capital gain if the Wyndham Common Stock has been held for one year or less), assuming the shares are a capital asset in the hands of the stockholder.

  Patriot REIT may elect to retain and pay income tax on its net long-term capital gains recognized during the taxable year. For taxable years beginning after December 31, 1997, if Patriot REIT so elects for a taxable year, its stockholders would include in income as capital gain their proportionate share of such portion of Patriot REIT's long-term capital gains as Patriot REIT may designate. A stockholder would be deemed to have paid its share of the tax paid by Patriot REIT, which would be credited or refunded to the stockholder. The stockholder's basis in its shares of Patriot REIT Common Stock would be increased by the amount of undistributed capital gains (less the capital gains tax paid by Patriot REIT) included in the stockholder's capital gains.

  Taxable distributions from Patriot REIT or Wyndham International and gain or loss from the disposition of shares of Patriot REIT Common Stock and Wyndham International Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any passive activity losses (such as losses from certain types of limited partnerships in which the stockholder is a limited partner) against such income. In addition, taxable distributions from Patriot REIT or Wyndham International generally will be treated as investment income for purposes of the investment interest deduction limitations. Capital gain dividends from Patriot REIT, capital gains (other than short-term capital gains) from the disposition of Paired Shares and actual or deemed distributions from either company treated as such, including capital gains (other than short-term capital gains) recognized on account of nontaxable distributions in excess of a stockholder's basis and any deemed capital gain dividends to a Patriot REIT stockholder on account of undistributed capital gains of Patriot REIT, will be treated as investment income for purposes of the investment interest deduction limitation only if and to the extent the stockholder so elects, in which case such capital gain dividends and gains will be taxed at ordinary income rates to the extent of such election. Patriot REIT and Wyndham International will notify stockholders after the close of their taxable years as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and (in the case of Patriot REIT) capital gain. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of Patriot REIT or of Wyndham International.

  The Relief Act alters the taxation of capital gain income. Under the Relief Act, individuals, trusts and estates that hold certain investments for more than 18 months may be taxed at a maximum long-term capital gain rate of 20% on the sale or exchange of those investments. Individuals, trusts and estates that hold certain assets for more than one year but not more than 18 months may be taxed at a maximum mid-term capital gain rate of 28% on the sale or exchange of those investments. The Relief Act also provides a maximum rate of 25% for "unrecaptured section 1250 gain" for individuals, trusts and estates, special rules for "qualified 5-year gain," as well as other changes to prior law. The Relief Act allows the IRS to prescribe regulations on how the Relief Act's new capital gain rates will apply to sales of assets by, and sales of interests in, "pass-through entities," which include REITs such as Patriot REIT. To date regulations have not yet been prescribed, and it remains unclear how the Relief Act's new rates will apply to capital gain dividends or undistributed capital gains, including, for example the extent, if any, to which capital gain dividends or undistributed capital gains from Patriot REIT following the Merger will be taxed to individuals, trusts and estates at the new rates for mid-term capital gains and unrecaptured section 1250 gain, rather than the long-term capital gain rates. Investors are urged to consult their own tax advisors with respect to the new rules contained in the Relief Act.

 Taxation of Stockholders on the Disposition of Paired Shares

  In general, and assuming the taxpayer has the same holding period for the Patriot REIT Common Stock and Wyndham International Common Stock that comprise his or her Paired Shares, any gain or loss realized upon a taxable disposition of Paired Shares by a stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Paired Shares have been held for more than one year, (or, in the case of individuals, trusts and estates, mid-term capital gain or loss if the Paired Shares have been held for more than one year but not more than 18 months, and long-term capital gain or loss if the Paired Shares have been held for more than 18 months), and otherwise as short-term capital gain or loss. As discussed above, however, existing Wyndham stockholders who receive Paired Shares in the Merger will have different holding periods with respect to their shares of Patriot REIT Common Stock and their Wyndham International Common Stock that comprise their Paired Shares. Accordingly, the portions of the gain or loss recognized on the disposition of Paired Shares attributable to Patriot REIT Common Stock or Wyndham International Common Stock may not have the same character for federal income tax purposes. In addition, any loss upon a sale or exchange of Patriot REIT Common Stock by a stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from Patriot REIT or undistributed capital gains required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of Paired Shares may be disallowed if other Paired Shares are purchased within 30 days before or after the disposition.

 Information Reporting Requirements and Backup Withholding

  Patriot REIT and Wyndham International will each report to their U.S. Stockholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or
(ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide Patriot REIT and Wyndham International with his, her or its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, Patriot REIT may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their nonforeign status to Patriot REIT.

 Taxation of Tax-Exempt Stockholders

  Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. They are, however, subject to taxation on their UBTI. While many investments in real estate generate UBTI, amounts distributed by Patriot REIT to Exempt Organizations generally should not constitute UBTI, nor should dividends paid by Wyndham International generally constitute UBTI. However, if an Exempt Organization finances its acquisition of Paired Shares with debt, a portion of its income from Patriot REIT and Wyndham International will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7),
(9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from Patriot REIT and Wyndham International as UBTI.

   PATRIOT AMERICAN HOSPITALITY, INC., PATRIOT AMERICAN HOSPITALITY OPERATING
                     COMPANY AND WYNDHAM HOTEL CORPORATION

               INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
                        PRO FORMA FINANCIAL INFORMATION
PATRIOT REIT AND PATRIOT OPERATING COMPANY:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited). ........................................ 184
  Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1997 (unaudited). ...................................... 186
  Pro Forma Condensed Combined Balance Sheet as of
   June 30, 1997 (unaudited). ............................................ 189
PATRIOT REIT:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited).................................... 193
  Pro Forma Condensed Consolidated Statement of Operations for the six
   months ended June 30, 1997 (unaudited). ............................... 196
PATRIOT OPERATING COMPANY:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 199
  Pro Forma Condensed Consolidated Statement of Operations for the six
   months ended June 30, 1997 (unaudited). ............................... 202
COMBINED LESSEES:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited) and the six months ended June
   30, 1997 (unaudited) .................................................. 206

                  PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED
                          FOR THE WYNDHAM TRANSACTIONS

PATRIOT REIT AND WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 211
  Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1997 (unaudited). ...................................... 213
  Pro Forma Condensed Combined Balance Sheet as of
   June 30, 1997 (unaudited).............................................. 216
PATRIOT REIT:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 219
  Pro Forma Condensed Consolidated Statement of Operations for the six
   months ended June 30, 1997 (unaudited). ............................... 221
WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 223
  Pro Forma Condensed Consolidated Statement of Operations for the six
   months ended June 30, 1997 (unaudited). ............................... 225
COMBINED LESSEES:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited) and the six months ended June
   30, 1997 (unaudited)................................................... 228

        PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED FOR THE WHG MERGER

                                                                           PAGE
                                                                           ----
PATRIOT REIT AND WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 231
  Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1997 (unaudited). ...................................... 232
  Pro Forma Condensed Combined Balance Sheet as of
   June 30, 1997 (unaudited).............................................. 234
WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 236
  Pro Forma Condensed Consolidated Statement of Operations for the six
   months ended June 30, 1997 (unaudited). ............................... 237

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

                                INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

BACKGROUND

  On July 1, 1997, pursuant to the Cal Jockey Merger, Old Patriot REIT merged with and into Cal Jockey, with Cal Jockey being the surviving legal entity. In connection with the Cal Jockey Merger, Cal Jockey changed its name to Patriot American Hospitality, Inc. and Bay Meadows changed its name to Patriot American Hospitality Operating Company. Patriot REIT's shares of common stock are paired and trade together with the shares of common stock of Patriot Operating Company as a single unit pursuant to a stock pairing arrangement.

  By operation of the Cal Jockey Merger, each issued and outstanding share of Old Patriot REIT Common Stock was converted into 0.51895 shares of Patriot REIT Common Stock and 0.51895 shares of Patriot Operating Company Common Stock (prior to giving effect to the 1.927-for-1 stock split discussed below), which shares are paired and transferable only as a single unit. Each paired share of Cal Jockey and Bay Meadows common stock remained outstanding and represented the same number of paired shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock.

  In connection with the Cal Jockey Merger, Bay Meadows formed the Patriot Operating Company Partnership into which Bay Meadows contributed its assets in exchange for OP Units of the Patriot Operating Company Partnership, and Cal Jockey contributed certain of its assets to the Patriot REIT Partnership in exchange for OP Units of the Patriot REIT Partnership. Subsequent to completion of the Cal Jockey Merger and the related transactions contemplated by the Cal Jockey Merger Agreement, substantially all of the operations of Patriot REIT and Patriot Operating Company have been conducted through the Patriot Partnerships and their subsidiaries.

  The unaudited Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the Racecourse facilities and related leasehold improvements owned by Cal Jockey and Bay Meadows are adjusted to estimated fair market value. The Cal Jockey Merger has been accounted for as a reverse acquisition whereby Cal Jockey is considered to be the acquired company for accounting purposes.

  On July 10, 1997, the respective Boards of Directors of Patriot REIT and Patriot Operating Company declared a 1.927-for-1 stock split on its shares of common stock effected in the form of a stock dividend distributed on July 25, 1997 to shareholders of record on July 15, 1997.

  Unless otherwise indicated, all references in the pro forma financial statements to the number of shares, per share amounts, and market prices of the common stock and options to purchase common stock have been restated to reflect the impact of the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger and the 1.927-for-1 stock split. In addition, all references in the pro forma financial statements to the number of shares, per share amounts, and market prices of the common stock and options to purchase common stock related to periods prior to the 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997 have been restated to reflect the impact of such stock split.

  Patriot REIT leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through Non-Controlled Subsidiaries, to either Patriot Operating Company or the Lessee that is responsible for operating such hotel. The hotels are leased for periods ranging from one to 12-years pursuant to separate Participating Leases providing for the payment of the greater of base or participating rent, plus certain additional charges, as applicable. The Lessees, in turn, have entered into separate agreements with the Operators to manage the hotels. The Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel were structured without lessees and are managed directly by an Operator.

  As of October 15, 1997, 35 of Patriot REIT's hotels are leased to separate Lessees (excluding the Park Shore Hotel), and 42 hotels are leased to Patriot Operating Company.

BUSINESSES ACQUIRED

  Since June 30, 1997, Patriot REIT, through the Patriot REIT Partnership and its subsidiaries, has invested approximately $319,019 to acquire 14 hotels with a total of 3,658 rooms (the "Recent Acquisitions"), which are described below. In addition, in connection with certain other transactions described below (see "Acquisition of Gencom American Hospitality and Merger with CHC International, Inc."), Patriot REIT, through the Patriot REIT Partnership and its subsidiaries, has invested approximately $236,984 in the acquisition of ten additional hotels with a total of 3,119 rooms (the "CHC Hotels").

  In July 1997, Patriot REIT acquired 90% of the equity interests in four separate limited liability companies which own the 266-room Holiday Inn Westlake, the 196-room Radisson Beachwood, and the 113-room Courtyard by Marriot Beachwood, all in Cleveland, Ohio and the 130-room Radisson Hotel in Akron, Ohio (the "Snavely Portfolio"). The Radisson Beachwood hotel is subject to a mortgage loan with a financial institution with a principal balance of approximately $5,774. In addition, Patriot REIT, through the Patriot REIT Partnership and its subsidiaries, acquired the 224-room Holiday Inn at the San Francisco International Airport; the 323-room Ramada Inn at the San Francisco International Airport; the 219-room Ambassador West, a Grand Heritage Hotel in Chicago, Illinois; and the 124-room Union Station Hotel, a Grand Heritage Hotel in Nashville, Tennessee. These acquisitions were financed primarily with the proceeds from the sale of certain land described below and with funds drawn on the Patriot Companies' Revolving Credit Facility as described below.

  In August 1997, Patriot REIT, through the Patriot REIT Partnership and its subsidiaries, acquired the 227-room Park Shore Hotel in Honolulu, Hawaii. The acquisition was financed primarily with funds drawn on the Patriot Companies' Revolving Credit Facility. The following unaudited Pro Forma Condensed Combined Statements of Operations do not include the results of operations of the Park Shore Hotel.

  On September 4, 1997, Patriot REIT, through a consolidated partnership in which the Patriot REIT Partnership owns an 85% general partnership interest and an affiliate of Doubletree Hotels Corporation owns a 15% limited partnership interest, acquired four Doubletree Hotels in Houston, Texas, Anaheim, California, St. Louis, Missouri and Overland Park, Kansas, with an aggregate of 1,482 rooms (the "Met-Doubletree Hotels"). The Met-Doubletree Hotels were financed with a combination of mortgage debt and cash contributions to the partnership by the Patriot REIT Partnership and by the affiliate of Doubletree Hotels Corporation and the issuance of 614,046 paired OP Units in the Patriot REIT Partnership and the Patriot Operating Company Partnership. Patriot REIT Partnership's contribution was financed primarily with funds drawn on the Patriot Companies' Revolving Credit Facility.

  In August 1997, the Patriot Companies acquired Grand Heritage Hotels, Inc., a hotel management and marketing company, and other Grand Heritage subsidiaries including Grand Heritage Leasing, L.L.C., which leased three hotels from Patriot REIT (the "Grand Heritage Acquisition"). The acquisition was financed primarily through the issuance of 931,972 Class A preferred OP Units of the Patriot Operating Company Partnership.

  Effective October 1, 1997, Patriot Operating Company, through certain of its subsidiaries, acquired the members' interest of PAH RSI, L.L.C., a limited liability company owned and controlled by certain executive officers of the Patriot Companies ("PAH RSI Lessee") for approximately $143. PAH RSI Lessee leased eight of Patriot REIT's hotels. As a result of the acquisition, Patriot Operating Company holds these leasehold interests.

  On October 15, 1997, Patriot REIT, through certain of its subsidiaries, acquired The Buttes, a 353-room resort hotel in Tempe, Arizona. The purchase was financed primarily with funds drawn on Patriot REIT's revolving credit facility. Patriot REIT has leased the hotel to Patriot Operating Company and a Patriot Operating Company subsidiary will manage the hotel.

  On July 14, 1997, Patriot REIT sold approximately 174 acres of land in San Mateo, California, representing substantially all of the land which was owned by Cal Jockey prior to the Cal Jockey Merger, to an affiliate of PaineWebber for a purchase price of approximately $80,864. These funds were placed in a restricted trust account in order to facilitate a tax-deferred, like-kind exchange through the acquisition of suitable hotel properties. During July 1997, three suitable hotels (the Holiday Inn at the San Francisco International Airport, the Ambassador West Hotel and the Union Station Hotel) were acquired using a portion of the proceeds from this restricted account. Patriot REIT retained ownership of the improvements located on the land, including the Racecourse and its related facilities. Simultaneously with the consummation of the PaineWebber Land Sale, the PaineWebber affiliate and Patriot REIT entered into a ground lease covering a portion of the land on which the Racecourse is situated for a term of seven years. The lease provides for quarterly rental payments of $750 through March 1998, $813 through March 1999, $875 through March 2000, $1,000 through March 2002 and $1,250 through July 2004. Additionally, Patriot REIT subleased the Racecourse land and leased the related improvements to Patriot Operating Company in order to permit Patriot Operating Company to continue horseracing operations at the Racecourse through the term of Patriot REIT's lease. The sublease is for a term of seven years with annual payments based on percentages of revenue generated. In addition, Patriot REIT has leased certain land adjacent to the Racecourse to Borders, Inc. (the "Borders Lease") for an initial term of 20 years with a fixed net annual rent of $279 for years 1 through 10, $362 for years 11 through 15 and $416 for years 16 through 20. In connection with the sale, Patriot REIT assigned all of its rights and benefits under existing leases, contracts, permits and entitlements relating to the land sold (excluding the Borders Lease) to the PaineWebber affiliate, and the PaineWebber affiliate assumed all of Patriot REIT's development obligations including, but not limited to, all obligations for on and off-site improvements and all obligations under existing leases and contracts. The parties have the option to renew such leases upon their expiration under certain circumstances.

FINANCING TRANSACTIONS

  On July 21, 1997, the Patriot Companies entered into the Revolving Credit Facility with Paine Webber Real Estate, Chase and certain other lenders for a three-year $700,000 unsecured revolving line of credit. Borrowings have been made under the Revolving Credit Facility to repay all outstanding amounts under Old Patriot REIT's secured line of credit with Paine Webber Real Estate (the "Old Line of Credit"). The Revolving Credit Facility generally is used for the acquisition of additional properties, businesses and other assets, for capital expenditures and for general working capital purposes. In addition, it is expected that the Revolving Credit Facility will be used to refinance that portion of existing Wyndham indebtedness that is not refinanced through the Term Loan (see below). The interest rate for the Revolving Credit Facility ranges from LIBOR plus 1.0% to 2.0% (depending on the Patriot Companies' leverage ratio or the investment grade rating received from the rating agencies) or the customary alternate base rate announced from time to time plus 0.0% to 0.5% (depending on the Patriot Companies' leverage ratio). The interest rate currently in effect for the Revolving Credit Facility is 7.656% per annum.

  Additionally, Patriot REIT has entered into a commitment letter with Paine Webber Real Estate and Chase for the $500,000 Term Loan. It is anticipated that the Term Loan will be secured by specific assets and properties of the Patriot Companies that will be transferred to a special purpose "bankruptcy remote" entity. The Term Loan will be used primarily to refinance substantially all of the existing indebtedness of Wyndham and to finance payments to be made in connection with the Merger and the Related Transactions and the Crow Assets Acquisition. The Term Loan is expected to have an interest rate per annum equal to LIBOR plus 1.75%.

  The Patriot Companies have entered into three interest rate swap arrangements to swap floating rate LIBOR-based interest rates for fixed rate interest amounts as a hedge against $375,000 of the $700,000 Revolving Credit Facility. Each of the interest rate swaps covers $125,000 of borrowings under the Revolving Credit Facility and fixes the LIBOR portion of the interest rate at 6.09%, 6.255% and 6.044%, respectively. The interest rate swap arrangements expire November 2002. The following unaudited Pro Forma Condensed Combined Statements of Operations do not include adjustments to pro forma interest expense to reflect these interest rate swap arrangements.

  In June 1997, Patriot REIT loaned approximately $20,500 to a partnership affiliated with members of CHC Lease Partners relating to the Doubletree Hotel in Glenview, Illinois. In July 1997, Patriot REIT loaned approximately $25,600 to another partnership affiliated with members of CHC Lease Partners, relating to the Sheraton Gateway Hotel in Miami (also known as the Sheraton River House Hotel). Both loans mature in two years, bear interest at a rate per annum equal to 30-day LIBOR plus 2.75%, and are secured by first priority liens on the respective hotels. Additionally, Patriot REIT has purchased two additional loans on which partnerships affiliated with the members of CHC Lease Partners are borrowers for an aggregate purchase price of $57,000. One of the purchased loans, in the principal amount of approximately $30,700, matures in December 2000 and bears interest at a rate per annum equal to 8.0% until November 30, 1997, 8.5% from December 1, 1997 until November 30, 1999, and 9.0% from December 1, 1999 until December 1, 2000. The second purchased loan, in the principal amount of approximately $24,400, matures on December 31, 1999 and bears interest at a rate per annum equal to 8.0% until December 31, 1997 and 9.5% from January 1, 1998 until December 31, 1999. Each of the purchased loans is secured by first priority liens on the respective hotels. The notes contain certain penalties for early repayment. In connection with such loans, Patriot REIT has entered into a short-term financing arrangement with an affiliate of Paine Webber Real Estate (the "Paine Webber Mortgage Financing"), whereby such affiliate loaned Patriot REIT $103,000 through April 15, 1998 at a rate equal to the greater of 30-day LIBOR plus 1.75% or the borrowing rate on the Revolving Credit Facility. This financing is secured by a collateral assignment of the mortgage loans encumbering the four hotels. In October 1997, Patriot REIT, through certain of its subsidiaries, acquired 100% of the ownership interests in the four partnerships that own these hotels (see "Acquisition of Gencom American Hospitality and Merger with CHC International, Inc." below). As a result, the note balances and the related interest income and expense are eliminated in Patriot REIT's consolidated financial statements.

  On August 1, 1997, Patriot Operating Company purchased a participating loan from National Resort Ventures, L.P., a Delaware limited partnership, related to the 1,013-room Buena Vista Palace Hotel in Orlando, Florida for $23,750 in cash (the "Participating Note"). The Participating Note acquisition closed simultaneously with the closing of the public offering of common stock discussed below. The Buena Vista Palace Hotel is owned by a joint venture between Equitable Life Insurance Company, which owns a 55% interest, and Hotel Venture Partners, Ltd., a Florida limited partnership, which owns a 45% interest. The Participating Note is subordinated to a ground lease, a $51,000 first leasehold mortgage loan and a separate $8,500 participating loan.

  In August 1997, the Patriot Companies completed a public offering (the "Offering") of 10,580,000 Paired Shares (including 1,380,000 Paired Shares issued upon exercise of the underwriters' over-allotment option), with net proceeds (less underwriter discount and expenses) of approximately $240,795. The net proceeds were primarily used to reduce the outstanding debt under the Revolving Credit Facility.

ACQUISITION OF GENCOM AMERICAN HOSPITALITY AND MERGER WITH CHC INTERNATIONAL,
INC.

  In September 1997, Patriot REIT, through certain of its subsidiaries, acquired six hotels (including an approximate 50% controlling ownership interest in the Omni Inner Harbor Hotel) and in October 1997, Patriot REIT, through certain of its subsidiaries, acquired four additional hotels. These ten hotels were acquired from entities affiliated with the Gencom and CHCI for an aggregate purchase price of approximately $236,984. In addition, Patriot REIT has entered into an agreement whereby Patriot REIT may indirectly acquire the remaining ownership interest in the Omni Inner Harbor Hotel through a merger of the parent company of the Gencom-related entity that owns such interest with Patriot REIT or by other means for approximately $19,314. The ten hotels will be leased to and managed by Patriot Operating Company and its subsidiaries. The purchase of the ten hotels was financed with approximately $45,000 of cash drawn on the Revolving Credit Facility and by issuing 1,703,943 Paired Shares and 2,174,773 paired OP Units in the Patriot Partnerships in a private placement. Four of the hotels are encumbered by the mortgage loans, in the aggregate amount of approximately $103,443 including accrued interest, that Patriot REIT made in connection with the Paine Webber Mortgage Financing discussed above.

  In addition, Patriot REIT acquired the leasehold interests related to eight hotels which were previously leased by CHC Lease Partners and re-leased such hotels to Patriot Operating Company. Prior to such acquisition, the management contracts with GAH, an affiliate of CHCI and Gencom, related to the eight hotels were terminated. The aggregate purchase price of the leasehold interests was approximately $52,766. Concurrently, Patriot Operating Company purchased an approximate 50% managing, controlling ownership interest in GAH from affiliates of Gencom for a purchase price of approximately $13,860. These transactions were financed with approximately $644 of cash, and by issuing 2,388,932 paired OP Units of the Patriot REIT Partnership and the Patriot Operating Company Partnership and 476,682 Class C preferred OP Units of Patriot Operating Company Partnership. In connection with Patriot REIT's acquisition of the eight leasehold interests from CHC Lease Partners, CHC Lease Partners was liquidated and its remaining 17 leasehold interests became leasehold interests of CHCI, the ultimate remaining owner of CHC Lease Partners at the time of its liquidation. These 17 leasehold interests will be acquired by Patriot Operating Company if the CHCI Merger is consummated, as described below.

  GAH, directly and through certain of its subsidiaries, owns nine management contracts related to hotels leased by Patriot Operating Company, 15 third-party management contracts, and certain other hospitality management assets. Concurrently with Patriot Operating Company's purchase of its controlling interest in GAH, Patriot Operating Company also entered into a Hospitality Advisory, Asset Management and Support Services Agreement with CHCI and GAH whereby Patriot Operating Company will provide certain hospitality advisory, asset management and support services to certain CHCI and GAH subsidiaries for base fees aggregating $750 per month plus a percentage of excess cash flows of the hotels.

  Patriot REIT, Patriot Operating Company and CHCI have also entered into an Agreement and Plan of Merger dated as of September 30, 1997 for the merger of the hospitality-related businesses of CHCI with and into Patriot Operating Company with Patriot Operating Company being the surviving company. Subject to regulatory approvals, CHCI's gaming operations will be transferred to a new legal entity prior to the CHCI Merger and such operations will not be a part of the transaction. It is anticipated that the CHCI Merger will be consummated in the first or second quarter of 1998, although the precise timing is subject to certain conditions, including receipt of all necessary regulatory approvals. As a result of the CHCI Merger, Patriot Operating Company, through its subsidiaries, will acquire the remaining 50% investment interest in GAH, the remaining 17 leases and 16 of the associated management contracts related to the Patriot REIT hotels leased by CHC Lease Partners, 3 management contracts related to Patriot REIT hotels leased by Patriot Operating Company, 12 third-party management contracts, 2 third-party lease contracts, the Grand Bay and Registry Hotels & Resorts proprietary brand names and certain other hospitality management assets. Patriot Operating Company has also agreed to provide CHCI with a $7,000 line of credit until such time as the CHCI Merger is completed.

  By operation of the CHCI Merger and the transactions related thereto, each issued and outstanding CHCI Share and certain stock option rights will be converted into the right to receive shares of Operating Company Series A Preferred Stock and shares of Operating Company Series B Preferred Stock. The formula for determining the exchange ratio of CHCI Shares for Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock is based on issuing an aggregate of approximately 4,396,000 shares of Operating Company Preferred Stock (based on an aggregate purchase value of approximately $102,200 and a market price per Paired Share of $23.25), subject to reduction if certain specified events occur and subject to increase representing adjustments for dividends paid on Paired Shares after September 30, 1997. Generally, the aggregate number of shares of Operating Company Preferred Stock that each shareholder shall have the right to receive pursuant to the CHCI Merger shall consist of, to the extent possible, an equal number of Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock.

  Generally, each share of Operating Company Series A Preferred Stock may be redeemed for one Paired Share at any time following the one-year anniversary of the closing of the CHCI Merger. Each share of Operating Company Series B Preferred Stock may be redeemed for one Paired Share, however, such redemption is generally restricted until the fifth-year anniversary of the closing of the CHCI Merger. The value of a Paired Share at the time of redemption (the "Redemption Value") may, at Patriot Operating Company's option, be paid in cash. Further, if Patriot Operating Company fails to comply with certain restrictions, the preferred shares may be redeemed for cash or, at Patriot Operating Company's option, Paired Shares at the Redemption Value plus a premium. The dividend rate on the shares of Operating Company Preferred Stock is equivalent to the dividend rate on the Paired Shares. Dividends on Operating Company Series B Preferred Stock are subject to increase during the five years subsequent to the closing of the CHCI Merger if the shares are transferred by the original holder. If the dividends on the shares of Operating Company Preferred Stock are not paid when due, dividends will instead accrue at the rate of 115% per annum on a compounded basis. The shares of Operating Company Preferred Stock are redeemable at Patriot Operating Company's option at the Redemption Value, plus a premium in the case of the original holders thereof and certain permitted transferees.

  In connection with the Acquisition of GAH, preferred OP Units of the Patriot Operating Company Partnership with a value of approximately $5,000 have been held back, and the CHCI Merger equity consideration is subject to reduction in the amount of approximately $5,000 if the hotels and leaseholds acquired fail to achieve certain operating targets over the period prior to the closing of the CHCI Merger.

  In addition, on September 30, 2000 and September 30, 2002, Patriot Operating Company may be obligated to pay the CHCI stockholders, and a subsidiary of Patriot Operating Company may be obligated to pay a Gencom-related entity, additional consideration, in each case based upon the delivery and performance of certain specified assets.

  As part of the above-described acquisitions, Karim Alibhai, the chief executive officer of Gencom, was appointed to the position of president, chief operating officer and director of Patriot Operating Company. Patriot Operating Company has entered into an employment agreement with Mr. Alibhai, pursuant to which Mr. Alibhai serves as president and chief operating officer of Patriot Operating Company for a term of three years at an initial annual base compensation of $350, subject to any increases in base compensation approved by the Compensation Committee of the Patriot Operating Company Board of Directors. In addition, under the terms of the employment contract, Mr. Alibhai is eligible to receive cash incentive compensation in an amount to be determined by the Compensation Committee, but not less than $75 per year, up to 80% of his annual base compensation, as adjusted. In addition, Mr. Alibhai was granted nonqualified options to purchase 280,000 Paired Shares at an exercise price of $32.0625 per Paired Share (the closing market price of a Paired Share on the date of grant). The options to purchase Paired Shares vest in equal quarterly installments over a period of three years.

SUMMARY

  As of November 3, 1997, Patriot REIT owned interests in 80 hotels and resorts and held an approximate 83.6% ownership interest in the Patriot REIT Partnership. Patriot Operating Company held an approximate 82.1% ownership interest in the Patriot Operating Company Partnership. The unaudited Pro Forma Financial Statements reflect an approximate 16.3% minority ownership interest in the Patriot REIT Partnership and a 16.8% minority ownership interest in the Patriot Operating Company Partnership, which represents the estimated ownership interest subsequent to consummation of the GAH Acquisition and the CHCI Merger.

  The following unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 of Patriot REIT and Patriot Operating Company are derived from the individual unaudited Pro Forma Condensed Consolidated Statements of Operations of Patriot REIT and Patriot Operating Company which are located on pages 193 through 204. Such pro forma information is based in part upon:

    (i) the Separate and Combined Statements of Income of Cal Jockey and Bay Meadows filed with the Cal Jockey and Bay Meadows Joint Annual Report on Form 10-K for the year ended December 31, 1996 and the Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997;

    (ii) the Consolidated Statements of Operations of Old Patriot REIT filed with the Old Patriot REIT Annual Report on Form 10-K for the year ended December 31, 1996 and the Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997;

    (iii) the historical financial statements of certain hotels acquired by Old Patriot REIT filed in Old Patriot REIT's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended;

    (iv) the historical financial statements of the certain hotels and businesses acquired by Patriot REIT and Patriot Operating Company filed in the Patriot Companies' Joint Current Reports on Form 8-K dated September 17, 1997, and September 30, 1997, as amended; and

    (v) the Pro Forma Condensed Combined Statements of Operations of the Lessees which are located on page 206.

  The following unaudited Pro Forma Condensed Combined Statements of Operations assume the following transactions (the "Recent Transactions") have occurred at the beginning of the periods presented:

    (i) the Cal Jockey Merger and the related transactions have been consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to Patriot REIT, and Patriot REIT has subleased the land and related improvements to Patriot Operating Company;

    (iii) Patriot REIT has leased certain land to Borders, Inc.;

    (iv) Patriot Operating Company has completed the Grand Heritage Acquisition and the acquisition of PAH RSI Lessee;

    (v) Patriot REIT has acquired the Recent Acquisitions (excluding the Park Shore Hotel);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan;

    (viii) Patriot REIT has acquired the Participating Note; and

    (ix) the Offering of 10,580,000 Paired Shares has been completed.

  The unaudited Pro Forma Condensed Combined Statements of Operations also assume the following additional transactions have occurred at the beginning of the periods presented:

    (i) Patriot REIT has acquired the CHC Hotels and leased such hotels to Patriot Operating Company;

    (ii) Patriot Operating Company has completed the GAH Acquisition; and

    (iii) the CHCI Merger has been consummated on the terms set forth in the CHCI Merger Agreement.

  The pro forma results of operations for the year ended December 31, 1996 assume the 24 hotels acquired during 1996 and the private placement of equity securities and the public offering of common stock completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996.

  In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made. The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Patriot Operating Company would have been assuming such transactions had been completed as of the beginning of the period presented, nor do they purport to represent the results of operations for future periods. Further the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended June 30, 1997 is not necessarily indicative of the results of operations for the full year.

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                           PATRIOT
                                PATRIOT   OPERATING
                                 REIT      COMPANY                   PRO FORMA
                               PRO FORMA  PRO FORMA  ELIMINATIONS      TOTAL
                               ---------  ---------- ------------    ----------
                               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue....................  $213,868    $    --    $(172,119)(A)   $ 41,749
 Hotel revenue...............       --      572,292         --         572,292
 Racecourse facility and land
  lease revenue .............     5,945      51,946      (5,611)(B)     52,280
 Management fee and service
  fee income.................       --       13,522         --          13,522
 Interest and other income...     2,297      10,012      (5,916)(C)      6,393
                               --------    --------   ---------       --------
 Total revenue...............   222,110     647,772    (183,646)       686,236
                               --------    --------   ---------       --------
Expenses:
 Departmental costs--hotel
  operations.................       --      241,792         --         241,792
 Racecourse facility
  operations.................       --       46,351      (5,611)(B)     40,740
 Direct operating costs of
  management company, service
  department and development
  costs......................       --       11,143         --          11,143
 Ground lease expense........     5,693         733         --           6,426
 General and administrative..     6,797      71,700         (34)(C)     78,463
 Repair and maintenance......       --       29,897         --          29,897
 Utilities...................       --       26,843         --          26,843
 Interest expense............    64,877       1,393      (5,882)(C)     60,388 (D)
 Real estate and personal
  property taxes and casualty
  insurance..................    22,488         398         --          22,886
 Marketing...................       --       51,238         --          51,238
 Management fees.............       --        9,469         --           9,469
 Depreciation and
  amortization...............    62,723      10,348         --          73,071
 Participating lease
  payments...................       --      172,119    (172,119)(A)        --
                               --------    --------   ---------       --------
 Total expenses..............   162,578     673,424    (183,646)       652,356
                               --------    --------   ---------       --------
Income (loss) before equity
 in earnings of
 unconsolidated subsidiaries,
 income tax provision and
 minority interests..........    59,532     (25,652)        --          33,880
 Equity in earnings of
  unconsolidated
  subsidiaries...............     7,559         --          --           7,559
                               --------    --------   ---------       --------
Income (loss) before income
 tax provision and minority
 interests...................    67,091     (25,652)        --          41,439
 Income tax provision........      (170)       (760)        --            (930)
                               --------    --------   ---------       --------
Income (loss) before minority
 interests...................    66,921     (26,412)        --          40,509
 Minority interest in the
  Patriot Partnerships.......   (10,610)      4,437         --          (6,173)
 Minority interest in
  consolidated subsidiaries..    (1,832)        --          --          (1,832)
                               --------    --------   ---------       --------
Net income (loss) applicable
 to common shareholders(F)...  $ 54,479    $(21,975)  $     --        $ 32,504 (D)
                               ========    ========   =========       ========
Net income (loss) per common
 Paired Share(E).............  $   0.74    $  (0.30)                  $   0.44 (D)
                               ========    ========                   ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 59 hotels (including the 17 leases to be acquired in connection with the CHCI Merger) leased by Patriot REIT to Patriot Operating Company.
(B) Represents elimination of rental income and expense related to the Racecourse facility and land leased by Patriot REIT to Patriot Operating Company.
(C) In connection with the Cal Jockey Merger, Patriot REIT Partnership subscribed for shares of Bay Meadows common stock (which became shares of Patriot Operating Company Common Stock in connection with the Cal Jockey Merger) in an amount equal to the number of shares of Patriot REIT Common Stock that were issued to Old Patriot REIT stockholders in the Cal Jockey Merger. In addition, Patriot REIT Partnership similarly subscribed for OP Units in the Patriot Operating Partnership in an amount equal to the number of Patriot REIT Partnership OP Units that were outstanding subsequent to the Cal Jockey Merger. The subscription for the shares and OP Units was funded through the issuance of promissory notes in the aggregate amount of $58,901 (the "Subscription Notes") payable to Patriot Operating Company. The Subscription Notes accrue interest at a rate of 8% per annum and mature December 31, 1997. The pro forma adjustments represent the elimination of $4,712 of interest income and expense related to the Subscription Notes, the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by Patriot Operating Company, and the elimination of $34 of other intercompany income and expense items.

(D) The pro forma amounts presented assume an average interest rate of 7.183% per annum (representing LIBOR plus 1.7%) on the amounts outstanding under the Revolving Credit Facility. An increase of 0.25% in the interest rate would increase pro forma interest expense to $61,963, decrease net income applicable to common shareholders to $31,186 and decrease net income per common share to $0.42
    In connection with the closing of the Revolving Credit Facility, deferred loan costs totaling approximately $13,192, including fees, legal and other expenses were incurred and amortization expense of approximately $4,397 is reflected in pro forma interest expense. Amortization of deferred loan costs is computed using the straight-line method over the 3-year loan term. As a result of closing the Revolving Credit Facility, deferred loan costs totaling approximately $2,910 related to the Old Line of Credit are to be written off. This amount will be reported as an extraordinary item in the Patriot Companies' results of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes.
(E) Pro forma earnings per share is computed based on 73,516 weighted average common paired shares and common paired share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares. In addition, the net income per common paired share and the weighted average number of common paired shares and common paired share equivalents have been adjusted for
    (i) the March 1997 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend.
    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 Earnings Per Share ("Statement 128"). Statement 128 specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.44 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(F) In connection with the GAH Acquisition and the CHCI Merger, Patriot REIT acquired eight Participating Leases held by CHC Lease Partners (and leased these hotels to Patriot Operating Company) and Patriot Operating Company acquired the remaining 17 Participating Leases held by CHC Lease Partners for aggregate consideration of approximately $105,532. Because the intent of the accompanying pro forma condensed combined statement of operations for the year ended December 31, 1996 is to reflect the expected continuing impact of the above-described transactions on the Patriot Companies, the one-time adjustment to write off the cost of acquiring these leases has been excluded. This expense will be recorded as an operating expense on Patriot REIT's and Patriot Operating Company's respective statements of operations; however, the Patriot Companies will not deduct this expense for purposes of calculating funds from operations, due to the non-recurring nature of the expense.

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                           PATRIOT
                                PATRIOT   OPERATING
                                 REIT      COMPANY                   PRO FORMA
                               PRO FORMA  PRO FORMA  ELIMINATIONS      TOTAL
                               ---------  ---------- ------------    ----------
                               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue....................  $117,348    $    --    $ (95,694)(A)   $ 21,654
 Hotel revenue...............       --      313,694         --         313,694
 Racecourse facility and land
  lease revenue..............     2,802      22,538      (2,635)(B)     22,705
 Management fee and service
  fee income.................       --        7,866         --           7,866
 Interest and other income...     2,806       5,364      (2,965)(C)      5,205
                               --------    --------   ---------       --------
 Total revenue...............   122,956     349,462    (101,294)       371,124
                               --------    --------   ---------       --------
Expenses:
 Departmental costs--hotel
  operations.................       --      127,484         --         127,484
 Racecourse facility
  operations.................       --       20,282      (2,635)(B)     17,647
 Direct operating costs of
  management company, service
  department and development
  costs......................       --        6,639         --           6,639
 Ground lease expense........     2,804         446         --           3,250
 General and administrative..     5,077      36,332         (24)(C)     41,385
 Repair and maintenance......       --       15,882         --          15,882
 Utilities...................       --       12,887         --          12,887
 Interest expense............    32,694         623      (2,941)(C)     30,376 (D)
 Real estate and personal
  property taxes and casualty
  insurance..................    12,084         220         --          12,304
 Marketing...................       --       26,629         --          26,629
 Management fees.............       --        6,000         --           6,000
 Depreciation and
  amortization...............    32,188       5,113         --          37,301
 Participating lease
  payments...................       --       95,694     (95,694)(A)        --
                               --------    --------   ---------       --------
 Total expenses..............    84,847     354,231    (101,294)       337,784
                               --------    --------   ---------       --------
Income (loss) before equity
 in earnings of
 unconsolidated subsidiaries,
 income tax provision and
 minority interests..........    38,109      (4,769)        --          33,340
 Equity in earnings of
  unconsolidated
  subsidiaries...............     3,093         --          --           3,093
                               --------    --------   ---------       --------
Income (loss) before income
 tax provision and minority
 interests...................    41,202      (4,769)        --          36,433
 Income tax (provision)
  benefit....................       (85)        222         --             137
                               --------    --------   ---------       --------
Income (loss) before minority
 interests...................    41,117      (4,547)        --          36,570
 Minority interest in the
  Patriot Partnerships.......    (6,541)        764         --          (5,777)
 Minority interest in
  consolidated subsidiaries..      (987)        --          --            (987)
                               --------    --------   ---------       --------
Net income (loss) applicable
 to common shareholders(F)...  $ 33,589    $ (3,783)  $     --        $ 29,806 (D)
                               ========    ========   =========       ========
Net income (loss) per common
 Paired Share(E).............  $   0.45    $  (0.05)                  $   0.40 (D)
                               ========    ========                   ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 59 hotels (including the 17 leases to be acquired in connection with the CHCI Merger) leased by Patriot REIT to Patriot Operating Company.
(B) Represents elimination of rental income and expense related to the Racecourse facility and land leased by Patriot REIT to Patriot Operating Company.
(C) The pro forma adjustments represent the elimination of $2,356 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Partnership
    OP Units issued in connection with the Cal Jockey Merger, the elimination of $585 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH
    RSI Lessee, which assets were acquired by Patriot Operating Company, and the elimination of $24 of other intercompany income and expense items.
(D) The pro forma amounts presented assume an average interest rate of 7.264% per annum (representing LIBOR plus 1.7%) on the amounts outstanding under the Revolving Credit Facility. An increase of 0.25% in the interest rate would increase pro forma interest expense to $31,165 and decrease net income applicable to common shareholders to $29,145. Net income per common share would be $0.39. In connection with the closing of the Revolving
    Credit Facility, deferred loan costs totaling approximately $13,192, including fees, legal and other expenses were incurred and amortization expense of approximately $2,199 is reflected in pro forma interest expense. Amortization of deferred loan costs is computed using the straight-line method over the 3-year loan term. As a result of closing the Revolving Credit Facility, deferred loan costs totaling approximately $2,910 related to the Old Line of Credit are to be written off. This amount will be reported as an extraordinary item in the Patriot Companies' results of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes.
(E) Pro forma earnings per share is computed based on 74,045 weighted average common paired shares and common paired share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares. In addition, the net income per common paired share and the weighted average number of common paired shares and common paired share equivalents have been adjusted to reflect the impact of the 1.927-for-1 stock split effected in the form of a stock dividend.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be $0.44 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(F) In connection with the GAH Acquisition and the CHCI Merger, Patriot REIT acquired eight Participating Leases held by CHC Lease Partners (and leased these hotels to Patriot Operating Company) and Patriot Operating Company acquired the remaining 17 Participating Leases held by CHC Lease Partners for aggregate consideration of approximately $105,532. Because the intent of the accompanying pro forma condensed combined statement of operations for the six months ended June 30, 1997 is to reflect the expected continuing impact of the above-described transactions on the Patriot Companies, the one-time adjustment to write off the cost of acquiring these leases has been excluded. This expense will be recorded as an operating expense on Patriot REIT's and Patriot Operating Company's respective statements of operations; however, the Patriot Companies will not deduct this expense for purposes of calculating funds from operations, due to the non-recurring nature of the expense.

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet assumes the following Recent Transactions have occurred as of June 30, 1997:

    (i) the Cal Jockey Merger and the related transactions have been consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to Patriot REIT, and Patriot REIT has subleased this land and the related improvements to Patriot Operating Company;

    (iii) Patriot REIT has leased certain land to Borders, Inc.;

    (iv) Patriot Operating Company has completed the Grand Heritage Acquisition and the acquisition of PAH RSI Lessee;

    (v) Patriot REIT has acquired the Recent Acquisitions (excluding the Park Shore Hotel);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan;

    (viii) Patriot REIT has acquired the Participating Note; and

    (ix) the Offering of 10,580,000 Paired Shares has been completed.

  The following unaudited Pro Forma Condensed Combined Balance Sheet also assumes the following additional transactions have occurred as of June 30, 1997:

    (i) Patriot REIT has acquired the CHC Hotels and leased such hotels to Patriot Operating Company;

    (ii) Patriot Operating Company has completed the GAH Acquisition; and

    (iii) The CHCI Merger has been consummated on the terms set forth in the CHCI Merger Agreement.

  In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The following unaudited Pro Forma Condensed Combined Balance Sheet is derived from Old Patriot REIT's Consolidated Balance Sheet as of June 30, 1997 and Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of June 30, 1997 and should be read in conjunction with the financial statements filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997 (which included the financial statements of Old Patriot REIT as of and for the six months ended June 30,
1997).

  The Cal Jockey Merger has been accounted for as a reverse acquisition whereby Cal Jockey is considered to be the acquired company for accounting purposes. The unaudited Pro Forma Condensed Combined Balance Sheet reflects adjustments for the purchase method of accounting whereby the Racecourse facilities and related leasehold improvements owned by Cal Jockey and Bay Meadows are adjusted to estimated fair market value and Cal Jockey's and Bay Meadows' historical shareholders' equity is eliminated. The following Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Patriot Operating Company.

                   PATRIOT REIT AND PATRIOT OPERATING COMPANY

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)

                                    CAL JOCKEY
                           OLD       AND BAY                                                 ACQUISITION
                         PATRIOT     MEADOWS                                                 OF GAH AND
                          REIT       COMBINED  CAL JOCKEY        OTHER        CHC HOTELS       CERTAIN        CHCI          PRO
                       HISTORICAL   HISTORICAL   MERGER       ACQUISITIONS    ACQUISITION    LEASEHOLDS      MERGER        FORMA
                           (A)         (B)        (C)             (D)             (E)            (F)          (G)          TOTAL
                       -----------  ---------- ----------     ------------    -----------    -----------    --------    -----------
                                                (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
       ASSETS
Net investment in
 hotel and resort
 properties and land
 held for sale.......  $ 1,011,940   $    --   $     --        $ 323,682       $ 255,813      $    --       $    --     $ 1,591,435
Net investment in
 Racecourse facility
 and related
 improvements........          --      21,080        485 (H)         --              --            --            --          21,565
Mortgage notes and
 other receivables
 from unconsolidated
 subsidiaries........       74,424        --         --              --              --            --            --          74,424
Other notes and
 receivables.........       33,796        --      (2,900)(I)      96,842 (J)    (103,125)(K)       --            --          24,613
Management
 contracts...........          --         --         --           10,960 (L)         --          9,942 (L)    22,911 (L)     43,813
Trade names and
 franchise costs.....          --         --         --           11,500 (L)         --            --          5,000 (L)     16,500
Investment in
 unconsolidated
 subsidiaries........       12,448        --         --              --              --            --            --          12,448
Cash and cash
 equivalents.........        8,975      4,256        --            7,515 (M)         --         (1,508)(N)       --          19,238
Restricted cash (O)..          --         --      80,864 (H)     (39,320)(O)         --            --            --          41,544
Accounts receivable..       13,075        163        --              --              --            --            --          13,238
Goodwill.............          --         --     103,121 (P)       4,888 (P)         --          4,735 (P)     7,269 (P)    120,013
Deferred expenses,
 net.................        9,656        --         --            4,194 (Q)         --            --            --          13,850
Prepaid expenses and
 other assets........       13,087        771        --            2,838           2,051         1,852        (1,082)        19,517
Deferred income
 taxes...............          --         227        --              --              --            --            --             227
                       -----------   --------  ---------       ---------       ---------      --------      --------    -----------
 Total assets........  $ 1,177,401   $ 26,497  $ 181,570       $ 423,099       $ 154,739      $ 15,021      $ 34,098    $ 2,012,425
                       ===========   ========  =========       =========       =========      ========      ========    ===========
   LIABILITIES AND
 SHAREHOLDERS' EQUITY
Borrowings under a
 line of credit
 facility and
 mortgage notes......  $   584,294   $    --   $     --        $ 137,056 (R)   $  45,000      $    --       $    --     $   766,350
Accounts payable and
 accrued expenses....       12,013      5,541     12,339 (S)       2,437 (S)       2,838 (S)       344 (S)       --          35,512
Note payable.........          --       2,900     (2,900)(I)         --              --            --            --             --
Due to unconsolidated
 subsidiaries........        6,314        --         --              --              --            --            --           6,314
Minority interest in
 the Patriot
 Partnerships........      118,151        --         --           37,260 (T)      49,458(T)     66,626 (T)       --         271,495
Minority interest in
 consolidated
 subsidiaries........       15,767        --         --           12,223 (U)         --            --            --          27,990
Shareholders' equity
 Preferred stock.....          --         --         --              --              --              6 (Y)        38 (Z)         44
 Common stock........          --         116        459 (V)         750 (W)          51 (X)       --            --           1,376
 Paid-in capital.....      460,029     18,384    171,228 (V)     240,045 (W)      57,392 (X)    13,854 (Y)    88,302 (Z)  1,049,234
 Unearned stock
  compensation, net..      (16,397)       --         --              --              --            --            --         (16,397)
 Retained earnings...       (2,770)      (444)       444 (V)      (6,672)(W)         --        (65,809)(Y)   (54,242)(Z)   (129,493)
                       -----------   --------  ---------       ---------       ---------      --------      --------    -----------
 Total shareholders'
  equity.............      440,862     18,056    172,131         234,123          57,443       (51,949)       34,098        904,764
                       -----------   --------  ---------       ---------       ---------      --------      --------    -----------
 Total liabilities
  and shareholders'
  equity.............  $ 1,177,401   $ 26,497  $ 181,570       $ 423,099       $ 154,739      $ 15,021      $ 34,098    $ 2,012,425
                       ===========   ========  =========       =========       =========      ========      ========    ===========

See notes on following page.

PATRIOT REIT AND PATRIOT OPERATING COMPANY NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 1997:

(A) Represents the historical consolidated financial position of Old Patriot REIT as of June 30, 1997.
(B) Represents the historical combined financial position of Cal Jockey and Bay Meadows as of June 30, 1997 (prior to the Cal Jockey Merger).
(C) Represents adjustments to the historical combined financial position of Old Patriot REIT, Cal Jockey and Bay Meadows assuming the Cal Jockey Merger and the related transactions and the PaineWebber Land Sale had been consummated as of June 30, 1997.
(D) Represents adjustments to the Patriot Companies' pro forma financial position assuming (i) Patriot REIT had acquired the Recent Acquisitions (excluding the Park Shore Hotel); (ii) Patriot Operating Company had completed the Grand Heritage Acquisition and had acquired PAH RSI Lessee;
    (iii) the mortgage notes to affiliates of CHC Lease Partners had been funded; (iv) the Patriot Companies' Old Line of Credit was replaced with the Revolving Credit Facility and the Term Loan; (v) Patriot REIT acquired the Participating Note; and (vi) the Offering of 10,580,000 paired shares of common stock was completed as of June 30, 1997.
(E) Represents adjustments to the Patriot Companies' pro forma financial position assuming the ten CHC Hotels had been acquired as of June 30, 1997.
(F) Represents adjustments to the Patriot Companies' pro forma financial position assuming that the GAH Acquisition had occurred and Patriot REIT had acquired certain Participating Leases held by CHC Lease Partners as of June 30, 1997.
(G) Represents adjustments to the Patriot Companies' pro forma financial position assuming the CHCI Merger had been consummated as of June 30, 1997.
(H) Represents adjustments for the purchase method of accounting whereby the Racecourse facility and related leasehold improvements owned by Cal Jockey and Bay Meadows are adjusted to estimated fair market value after the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber for $80,864.
(I) Represents the elimination of the note payable between Cal Jockey and Old Patriot REIT issued in connection with the Cal Jockey Merger.
(J) Represents the following adjustments:

      To reflect the funding of the mortgage notes to affiliates of
       CHC Lease Partners............................................. $82,625
      To reflect the acquisition of the Participating Note............  23,750
      To reflect the elimination of the note receivable and accrued interest between Patriot REIT and PAH RSI Lessee which relates to certain assets, trade names and right to receive certain royalty fees which were acquired by Patriot Operating Company..  (9,533)
                                                                       -------
                                                                       $96,842
                                                                       =======

(K) Represents the elimination of the principal balance of the mortgage notes held by Patriot REIT encumbering four of the CHC Hotels.
(L) Represents the estimated value of the management contracts and trade names acquired in the acquisition of Grand Heritage Hotels, Inc., PAH RSI Lessee, the GAH Acquisition and in the CHCI Merger.
(M) Represents the following adjustments:

      To reflect cash payments made in the acquisition of certain of the Recent Acquisitions.................................. $ (5,974)
      To reflect the remaining net proceeds from the Offering......   13,312
      To reflect cash balances acquired in the Grand Heritage Ac-
       quisition...................................................      177
                                                                    --------
                                                                    $  7,515
                                                                    ========

(N) Represents cash paid for working capital balances related to the GAH hotel leases and management contracts.
(O) The restricted cash balance represents the cash proceeds from the PaineWebber Land Sale (in the amount of $80,864) that were placed in a restricted trust account in order to facilitate a tax-deferred, like-kind exchange through the acquisition of suitable hotel properties. In order to qualify as a tax-deferred exchange, suitable properties must be located and exchanged and the exchange must be effectuated within a relatively short time period allowed by Internal Revenue Service regulations. Management believes that the three hotel properties that were purchased with PaineWebber Land Sale proceeds are suitable hotel properties that qualify as a tax-deferred, like-kind exchange.
(P) Represents the purchase consideration in excess of the fair market value of the net assets. In the case of Cal Jockey and Bay Meadows, management primarily attributes this amount to the paired share structure that, subsequent to the Cal Jockey Merger, enables Patriot REIT and Patriot Operating Company to be a fully integrated owner and operator of hotels. The paired share tax treatment is no longer available under the Internal Revenue Code of 1986, as amended (the "Code"); however, Cal Jockey and Bay Meadows are one of only four publicly-held companies in existence for which this structure has been "grandfathered."
(Q) Represents adjustments to reflect deferred loan costs associated with the closing of the Revolving Credit Facility, net of the write-off of $2,910 of unamortized deferred loan costs associated with the Old Line of Credit.
(R) Represents the following adjustments:

      To reflect replacement of the Old Line of Credit with the
       Revolving Credit Facility and funds drawn on the Revolving
       Line of Credit related to the acquisition of the Recent
       Acquisitions (excluding the Park Shore Hotel).................  $135,389
      To reflect mortgage debt assumed or acquired in the acquisition
       of the Recent Acquisitions....................................   104,667
      To reflect the funds drawn to acquire the Participating Note...    21,375

      To reflect the funding of the Paine Webber Mortgage
       Financing...................................................   103,000
      To reflect application of net proceeds from the Offering to reduce amounts outstanding under the Revolving Credit
       Facility....................................................  (227,375)
                                                                    ---------
                                                                    $ 137,056
                                                                    =========

(S) Represents adjustment in the amount of $12,339 for accrued Cal Jockey Merger costs including legal and accounting fees, printing and various other professional fees incurred in connection with the Cal Jockey Merger and the related transactions. Other amounts represent adjustments for accounts payable and accrued expenses assumed or incurred in connection with the acquisition of hotel properties, the Grand Heritage Acquisition and the GAH Acquisition.
(T) Represents adjustments to reflect:

      The issuance of 614,046 OP Units of the Patriot Partnerships in connection with the acquisition of the Met-Doubletree Hotels..  $  15,000
      The issuance of 931,972 Class A preferred OP Units of the
       Patriot Operating Company Partnership in connection with the
       Grand Heritage Acquisition....................................     22,260
                                                                       ---------
                                                                       $  37,260
                                                                       =========
      To reflect the issuance of 2,174,773 OP Units of the Patriot
       Partnerships in connection with the acquisition of the CHC
       Hotels........................................................  $  49,458
                                                                       =========
      To reflect the issuance of 2,388,932 OP Units of the Patriot
       Operating Company Partnership and the Patriot REIT Partnership
       and 476,682 preferred OP Units of the Patriot Operating
       Company Partnership:
       In connection with the GAH Acquisition........................  $  13,860
       In connection with the acquisition of the Participating Leases
        for eight hotels.............................................     52,766
                                                                       ---------
                                                                       $  66,626
                                                                       =========

(U) Represents cash and property contributions of the minority interest partners in the consolidated subsidiaries which were formed to acquire eight of the Recent Acquisition hotel properties.
(V) Represents the exchange of shares of Old Patriot REIT Common Stock for paired shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock. Pursuant to the Cal Jockey Merger Agreement, Old Patriot
    REIT stockholders were entitled to receive, for each share of Old Patriot REIT Common Stock held by them at the effective time of the Cal Jockey Merger, 0.51895 shares of Patriot REIT Common Stock and 0.51895 shares of Patriot Operating Company Common Stock, which shares are paired and transferable only as a single unit. At June 30, 1997, Old Patriot REIT had 44,311,225 shares of Old Patriot REIT Common Stock outstanding which were assumed to be exchanged for approximately 22,995,310 paired shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock, resulting in an increase in common stock of approximately $459, which has been offset by a corresponding adjustment to paid-in capital.
    Pursuant to the Cal Jockey Merger Agreement, Old Patriot REIT stockholders received 0.51895 shares of Patriot REIT Common Stock and 0.51895 shares of Patriot Operating Company Common Stock for each share of Old Patriot REIT Common Stock. The estimated value of the Cal Jockey and Bay Meadows paired shares, based on the closing price of Old Patriot REIT's Common Stock on October 30, 1996, of $17.125 (adjusted for the stock splits and Cal Jockey Merger conversion of shares), is $33.00 per paired share. Based on 5,763,257 paired shares of Cal Jockey common stock and Bay Meadows common stock outstanding, the total purchase consideration is approximately $190,187. The adjustments to shareholders' equity eliminate the historical equity accounts of Cal Jockey and Bay Meadows which total $18,056 and record equity based on the number of paired shares of Cal Jockey common stock and Bay Meadows common stock that remained outstanding after the Cal Jockey Merger at $33.00 per paired share.
(W) Represents the following adjustments to Shareholders' Equity:

                                                       COMMON PAID-IN   RETAINED
                                                       STOCK  CAPITAL   EARNINGS
                                                       ------ --------  --------
      Pursuant to the Offering.......................   $212  $240,583  $   --
      Write-off of unamortized deferred loan costs...    --        --    (2,910)
      Write-off the estimated cost to acquire three
       Participating Leases in the Grand Heritage Ac-
       quisition.....................................    --        --    (3,762)
      Pursuant to the 1.927-for-1 stock split........    538      (538)     --
                                                        ----  --------  -------
                                                        $750  $240,045  $(6,672)
                                                        ====  ========  =======

    The Patriot Companies completed the Offering of 10,580,000 Paired Shares with a combined par value of $0.02 per Paired Share, resulting in net proceeds of approximately $240,795.
    In connection with the replacement of the Old Line of Credit with the Revolving Credit Facility, Patriot REIT will write-off unamortized deferred loan costs related to the Old Line of Credit. This amount will be reported as an extraordinary item in Patriot REIT's results of operations and has been reflected as an adjustment to retained earnings for purposes of pro forma balance sheet presentation.
    In connection with the Grand Heritage Acquisition, Patriot Operating Company acquired three Participating Leases related to three hotels that Patriot REIT had leased to Grand Heritage Leasing, L.L.C. The cost of acquiring these leases will be reflected as a one-time charge to operating expense in the Patriot Operating Company results of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes.
    The reclassification entry of $538 pursuant to the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, represents the reclassification of the par value (at $0.02 per paired share) of the common stock issued in connection with the stock split.
(X) Represents adjustments to reflect the issuance of 2,534,656 Paired Shares in connection with the acquisition of the ten CHC Hotels. The amounts include adjustments to reflect the acquisition of the remaining approximate 50% interest in the Omni Inner Harbor Hotel for 830,713 Paired Shares.
(Y) Represents the following adjustments to Shareholders' Equity:

                                                     PREFERRED PAID-IN RETAINED
                                                       STOCK   CAPITAL EARNINGS
                                                     --------- ------- --------
      Pursuant to issuance of a total of approxi-
       mately 596,129 shares of Series A Preferred
       Stock and Series B Preferred Stock of Pa-
       triot Operating Company in connection with
       the CHCI Merger and related
       transactions................................    $  6    $13,854 $(13,043)
      Write-off the estimated cost to acquire eight
       Participating Leases related to hotels
       leased by Patriot REIT to CHC Lease Part-
       ners........................................     --         --   (52,766)
                                                       ----    ------- --------
                                                       $  6    $13,854 $(65,809)
                                                       ====    ======= ========

    The adjustment to retained earnings in the amount of $13,043 represents the estimated cost of acquiring certain management contracts related to hotels owned by Patriot REIT. The adjustment to retained earnings in the amount of $52,766 represents the estimated cost of acquiring eight leaseholds related to Participating Lease agreements for eight hotels leased by CHC Lease Partners. The cost of acquiring these management contracts and leaseholds will be recorded as an operating expense in Patriot Operating Company's and Patriot REIT's respective results of operations. However, because the intent of the pro forma financial statements is to reflect, among other things, the expected continuing impact of the CHCI Merger and the GAH Acquisition on the Patriot Companies, this one-time adjustment has been excluded from the pro forma statements of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes.
(Z) Represents the following adjustments to Shareholders' Equity:

                                                   PREFERRED PAID-IN RETAINED
                                                     STOCK   CAPITAL EARNINGS
                                                   --------- ------- --------
      Pursuant to issuance of approximately a to-
       tal of approximately 3,799,571 shares of
       Series A Preferred Stock and Series B Pre-
       ferred Stock of Patriot Operating Company
       in connection with the CHCI Merger........    $ 38    $88,302 $    --
      Write-off the estimated cost to acquire 17
       Participating Leases related to hotels
       leased by Patriot REIT to CHC Lease Part-
       ners and related
       transactions..............................     --         --   (52,766)
      Write-off unamortized lease inducement
       costs related to the 25 Participating
       Leases....................................     --         --    (1,476)
                                                     ----    ------- --------
                                                     $ 38    $88,302 $(54,242)
                                                     ====    ======= ========

    In connection with the CHCI Merger, Patriot Operating Company will acquire the remaining 17 Participating Leases held by CHC Lease Partners, issuing a combination of Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock in connection with the transaction. The cost of acquiring these leases will be recorded as an operating expense in Patriot Operating Company's results of operations. However, because the intent of the pro forma financial statements is to reflect, among other things, the expected continuing impact of the CHCI Merger and the GAH Acquisition on Patriot Operating Company, this one-time adjustment has been excluded from the pro forma statements of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes.

                                  PATRIOT REIT

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                          OLD PATRIOT
                             REIT     CAL JOCKEY    RECENT      CHC HOTELS
                          HISTORICAL  HISTORICAL TRANSACTIONS   ACQUISITION     OTHER      PRO FORMA
                              (A)        (B)         (C)            (D)      ADJUSTMENTS     TOTAL
                          ----------- ---------- ------------   -----------  -----------   ---------
                                      (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............    $75,893    $   --      $98,428 (E)    $39,702(E)   $  (155)    $213,868
 Rental of Racecourse
  facility and land.....        --       4,918       1,027 (F)        --           --         5,945
 Interest and other in-
  come..................        600        494       1,203 (G)        --           --         2,297
                            -------    -------     -------        -------      -------     --------
 Total revenue..........     76,493      5,412     100,658         39,702         (155)     222,110
                            -------    -------     -------        -------      -------     --------
Expenses:
 Ground lease expense...      1,075        --        4,238 (H)        380          --         5,693
 General and administra-
  tive..................      4,500      5,696      (3,399)(I)        --           --         6,797
 Interest expense.......      7,380        --       46,731 (J)      7,753(J)     3,013 (J)   64,877 (R)
 Real estate and
  personal property
  taxes and casualty
  insurance.............      7,150        --       10,121 (K)      5,217(K)       --        22,488
 Depreciation and amor-
  tization..............     17,420        932      32,894 (L)     11,477(L)       --        62,723
                            -------    -------     -------        -------      -------     --------
 Total expenses.........     37,525      6,628      90,585         24,827        3,013      162,578
                            -------    -------     -------        -------      -------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....     38,968     (1,216)     10,073         14,875       (3,168)      59,532
Equity in earnings of
 unconsolidated
 subsidiaries...........      5,845        --        1,714 (M)        --           --         7,559
                            -------    -------     -------        -------      -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............     44,813     (1,216)     11,787         14,875       (3,168)      67,091
Income tax provision....        --         --          --             --          (170)(N)     (170)
                            -------    -------     -------        -------      -------     --------
Income (loss) before mi-
 nority interests.......     44,813     (1,216)     11,787         14,875       (3,338)      66,921
 Minority interest in
  Patriot REIT
  Partnership...........     (6,767)       --          448 (O)        --        (4,291)(O)  (10,610)
 Minority interest in
  consolidated
  subsidiaries..........        (55)       --       (1,777)(P)        --           --        (1,832)
                            -------    -------     -------        -------      -------     --------
Net income (loss)
 applicable to common
 shareholders...........    $37,991    $(1,216)    $10,458        $14,875      $(7,629)    $ 54,479 (R)
                            =======    =======     =======        =======      =======     ========
Net income (loss) per
 common share (Q).......    $  1.06    $ (0.11)                                            $   0.74 (R)
                            =======    =======                                             ========

See notes on following page.

NOTES TO PATRIOT REIT PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996:

(A) Represents Old Patriot REIT's historical results of operations for the year ended December 31, 1996.
(B) Represents the historical results of operations of Patriot REIT (formerly known as Cal Jockey) for the year ended December 31, 1996.
(C)  Represents adjustment to Patriot REIT's results of operations assuming
     (i) the Cal Jockey Merger and the Related Transactions have been consummated; (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased the Racecourse land to Patriot REIT and Patriot REIT has subleased this land to Patriot Operating Company; (iii) Patriot REIT has leased certain land to Borders, Inc.; (iv) Patriot REIT has completed the Recent Acquisitions (excluding the Park Shore Hotel);
     (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) the Offering has been completed; and (viii) the 24 hotels acquired by Patriot REIT, the private placement of equity securities and the public offering of common stock completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996.
(D) Represents adjustment to Patriot REIT's results of operations assuming the CHC Hotels had been acquired as of January 1, 1996.
(E) Represents adjustments to participating lease revenue assuming the 77 hotels owned by Patriot REIT and its subsidiaries (excluding the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel which are not leased to Lessees and excluding the Park Shore Hotel) had been leased to the Lessees or Patriot Operating Company as of January 1, 1996.
(F) Represents adjustments to Racecourse facility rental revenue as a result of (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and the PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(G)  Represents the following adjustments to interest and other income:

      Related to interest earned on notes receivable issued to the
       Patriot REIT Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain royalty fees...................................................  $ 1,170
      Related to the $500 mortgage note receivable issued to the
       Patriot REIT Partnership by NorthCoast Lessee..................       48
      Related to interest earned from notes receivable from an
       unconsolidated subsidiary......................................       21
      Related to the elimination of interest earned on the $2,900 note receivable issued to Old Patriot REIT by Cal Jockey in
       connection with the Cal Jockey Merger..........................      (36)
                                                                        -------
                                                                        $ 1,203
                                                                        =======

(H) Represents ground lease payments pursuant to the ground lease agreement with an affiliate of PaineWebber of $3,964 and pro forma ground lease payments to be made with respect to certain of the hotels of $274.
(I) Represents the following adjustments to general and administrative expense:

      Related to elimination of administrative salaries and other expenses not expected to be incurred by Patriot REIT...........  $  (568)
      Related to elimination of non-recurring legal fees..............   (1,344)
      Related to elimination of Cal Jockey Merger related costs.......   (3,284)
      Related to increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public
       company and the continued growth of Patriot REIT...............      150
      Related to the annual amortization of unearned stock
       compensation computed on a straight-line basis over the 3 to 5-
       year vesting periods...........................................    1,647
                                                                        -------
                                                                        $(3,399)
                                                                        =======

(J)  Interest expense consists of the following components:

      Historical interest expense......................................  $ 7,380
      Interest expense related to 47 hotels acquired by Patriot REIT since January 1, 1996 (excluding the Park Shore Hotel and the
       CHC Hotels).....................................................   37,569
      Interest expense related to the Subscription Notes payable to
       Patriot Operating Company.......................................    4,712
      Interest expense related to amortization of deferred loan costs..    4,397
      Interest expense related to amortization of capitalized
       interest........................................................       53
      Interest expense related to four of the CHC Hotels encumbered by
       mortgage loans held by Patriot REIT.............................    7,753
      Interest expense related to the acquisition of the 10 CHC
       Hotels..........................................................    3,013
                                                                         -------
                                                                         $64,877
                                                                         =======

(K) Represents real estate and personal property taxes and casualty insurance to be paid by Patriot REIT related to the 47 hotels acquired since January 1, 1996 (except for the Park Shore Hotel) and the 10 CHC Hotels.

(L) Represents the following adjustments to depreciation and amortization:

      Depreciation related to 47 hotels acquired by Patriot REIT since January 1, 1996 (excluding the Park Shore Hotel and the
       CHC Hotels)..................................................  $30,603
      Reduction of depreciation expense related to the Racecourse
       facility.....................................................      (93)
      Amortization of goodwill resulting from the adjustment for purchase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by Cal Jockey are
       adjusted to estimated fair market value......................    2,384
                                                                      -------
                                                                      $32,894
                                                                      =======
      Depreciation related to the CHC Hotels........................  $11,477
                                                                      =======

    Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements, 20 years for the Racecourse facility and 5 to 7 years for furniture, fixtures and equipment ("F, F & E"). These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(M) Represents equity in income of PAH WindWatch, L.L.C. and PAH Boulders,
    Inc. acquired in September 1996 and January 1997, respectively.
(N) Represents an adjustment for estimated state income tax liabilities.
(O) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent
    Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger is approximately 16.3%.
(P) Represents the minority interest related to the partnerships with an affiliate of Doubletree Hotels Corporation and the limited liability companies which own the Snavely Portfolio hotels assuming such entities had been formed and the 15 hotels owned by such entities had been acquired at January 1, 1996.
(Q) Pro forma earnings per share is computed based on 73,516 weighted average common shares and common share equivalents outstanding for the period.
    The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating
    Company preferred stock into Paired Shares. In addition, the net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for (i) the March 1997 2-for-
    1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot REIT
    Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 35,938 and 11,106 weighted average common shares and common share equivalents outstanding for Old Patriot REIT and Cal Jockey, respectively.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.79 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(R) If the interest rate on the Revolving Credit Facility increased by 0.25%, interest expense would increase to approximately $66,452, net income would decrease to $53,161 and net income per common share would decrease to $0.72.

                                  PATRIOT REIT

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                          OLD PATRIOT
                             REIT     CAL JOCKEY    RECENT      CHC HOTELS
                          HISTORICAL  HISTORICAL TRANSACTIONS   ACQUISITION     OTHER      PRO FORMA
                              (A)        (B)         (C)            (D)      ADJUSTMENTS     TOTAL
                          ----------- ---------- ------------   -----------  -----------   ---------
                                      (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............    $71,986     $  --      $25,975 (E)    $19,465(E)   $   (78)    $117,348
 Rental of Racecourse
  facility and land.....        --       2,017         785 (F)        --           --         2,802
 Interest and other
  income................      1,132      1,715         (41)(G)        --           --         2,806
                            -------     ------     -------        -------      -------     --------
 Total revenue..........     73,118      3,732      26,719         19,465          (78)     122,956
                            -------     ------     -------        -------      -------     --------
Expenses:
 Ground lease expense...        683        --        1,982 (H)        139          --         2,804
 General and
  administrative........      5,081      2,657      (2,661)(I)        --           --         5,077
 Interest expense.......     17,328        --        9,948 (J)      3,896(J)     1,522 (J)   32,694 (Q)
 Real estate and
  personal property
  taxes and casualty
  insurance.............      6,966        --        2,770 (K)      2,348(K)       --        12,084
 Depreciation and
  amortization..........     18,006        478       8,566 (L)      5,138(L)       --        32,188
                            -------     ------     -------        -------      -------     --------
 Total expenses.........     48,064      3,135      20,605         11,521        1,522       84,847
                            -------     ------     -------        -------      -------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....     25,054        597       6,114          7,944       (1,600)      38,109
 Equity in earnings of
  unconsolidated
  subsidiaries..........      3,093        --          --             --           --         3,093
                            -------     ------     -------        -------      -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............     28,147        597       6,114          7,944       (1,600)      41,202
 Income tax provision...        --         --          --             --           (85)(M)      (85)
                            -------     ------     -------        -------      -------     --------
Income (loss) before
 minority interests.....     28,147        597       6,114          7,944       (1,685)      41,117
 Minority interest in
  Patriot REIT
  Partnership...........     (4,534)       --          537 (N)        --        (2,544)(N)   (6,541)
 Minority interest in
  consolidated
  subsidiaries..........       (447)       --         (540)(O)        --           --          (987)
                            -------     ------     -------        -------      -------     --------
Net income (loss)
 applicable to common
 shareholders...........    $23,166     $  597     $ 6,111        $ 7,944      $(4,229)    $ 33,589 (Q)
                            =======     ======     =======        =======      =======     ========
Net income (loss) per
 common share (P).......    $  0.52     $ 0.05                                             $   0.45 (Q)
                            =======     ======                                             ========

See notes on following page.

NOTES TO PATRIOT REIT PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1997:

(A) Represents Old Patriot REIT's historical results of operations for the six months ended June 30, 1997.
(B) Represents the historical results of operations of Patriot REIT (formerly known as Cal Jockey) for the six months ended June 30, 1997.
(C)  Represents adjustments to Patriot REIT's results of operations assuming
     (i) the Cal Jockey Merger and the related transactions have been consummated; (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased the Racecourse land to Patriot REIT and Patriot REIT has subleased this land to Patriot Operating Company; (iii) Patriot REIT has leased certain land to Borders, Inc.; (iv) Patriot REIT has completed the Recent Acquisitions (excluding the Park Shore Hotel);
     (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; and (vii) the Offering has been completed as of January 1, 1996.
(D) Represents adjustments to Patriot REIT's results of operations assuming the CHC Hotels had been acquired as of January 1, 1996.
(E) Represents adjustments to participating lease revenue assuming the 77 hotels owned by Patriot REIT and its subsidiaries (excluding the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel which are not leased to Lessees and excluding the Park Shore Hotel) had been leased to the Lessees or Patriot Operating Company as of January 1, 1996.
(F) Represents adjustments to Racecourse facility rental revenue as a result of (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and the PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(G)  Represents the following adjustments to interest and other income:

      Related to interest earned on notes receivable issued to the
       Patriot REIT Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain
       royalty fees.................................................. $     52
      Related to interest earned on the mortgage notes receivable
       from affiliates of CHC Lease Partners.........................      (14)
      Related to the elimination of interest earned on the $2,900 note receivable issued to Old Patriot REIT by Cal Jockey in
       connection with the Cal Jockey Merger.........................      (79)
                                                                      --------
                                                                      $    (41)
                                                                      ========

(H) Represents ground lease payments pursuant to the ground lease agreement with an affiliate of PaineWebber.
(I) Represents elimination of approximately $2,092 of non-recurring legal fees and Cal Jockey Merger related costs and adjustment to the amortization of unearned stock compensation computed on a straight-line basis over the 3 to 5-year vesting periods of $569.
(J)  Interest expense consists of the following components:

      Historical interest expense......................................  $17,328
      Interest expense related to the 23 hotels acquired by Patriot
       REIT since January 1, 1997 (excluding the Park Shore Hotel and
       the CHC Hotels).................................................    5,367
      Interest expense related to the Subscription Notes payable to
       Patriot Operating Company.......................................    2,356
      Interest expense related to amortization of deferred loan costs..    2,199
      Interest expense related to amortization of capitalized
       interest........................................................       26
      Interest expense related to four of the CHC Hotels encumbered by
       mortgage loans held by Patriot REIT.............................    3,896
      Interest expense related to the acquisition of the 10 CHC
       Hotels..........................................................    1,522
                                                                         -------
                                                                         $32,694
                                                                         =======

(K) Represents real estate and personal property taxes and casualty insurance to be paid by Patriot REIT related to the 23 hotels acquired since January 1, 1997 (except for the Park Shore Hotel) and the 10 CHC Hotels.
(L)  Represents the following adjustments to depreciation and amortization:

       Depreciation related to 23 hotels acquired by Patriot REIT since January 1, 1997 (excluding the Park Shore Hotel and the
        CHC Hotels)..................................................  $ 7,433
       Reduction of depreciation expense related to the Racecourse
        facility.....................................................      (59)
       Amortization of goodwill resulting from the adjustment for purchase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by Cal Jockey are
        adjusted to estimated fair market value......................    1,192
                                                                       -------
                                                                       $ 8,566
                                                                       =======
       Depreciation related to the CHC Hotels........................  $ 5,138
                                                                       =======

     Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements, 20 years for the Racecourse facility and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.

(M) Represents an adjustment for estimated state income tax liabilities.
(N) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger is approximately 16.3%.
(O) Represents adjustments to the minority interest related to the partnerships with an affiliate of Doubletree Hotels Corporation and the limited liability companies which own the hotels in the Snavely Portfolio assuming such entities had been formed and the 15 hotels owned by such entities had been acquired as of January 1, 1996.
(P) Pro forma earnings per share is computed based on 74,045 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares. In addition, the historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 44,783 and 11,106 weighted average common shares and common share equivalents outstanding for Old Patriot
    REIT and Cal Jockey, respectively.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be $0.49 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(Q) If the interest rate on the Revolving Credit Facility increased by 0.25%, interest expense would increase to approximately $33,483, net income would decrease to $32,928 and net income per common share would decrease to $0.44.

                           PATRIOT OPERATING COMPANY

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                             BAY                    CHC HOTELS                    CHCI
                           MEADOWS      RECENT       AND LEASE        GAH      HOSPITALITY
                          HISTORICAL TRANSACTIONS   ACQUISITION    HISTORICAL   DIVISION                 PRO FORMA
                             (A)         (B)            (C)           (D)          (E)        OTHER        TOTAL
                          ---------- ------------   -----------    ----------  -----------   -------     ---------
                                          (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Room revenue...........   $   --      $145,801      $187,365        $  --       $ 5,282     $   --      $338,448
 Other hotel revenues...       --       132,243        97,250           --         4,351         --       233,844
 Racecourse facility
  revenue...............    51,946          --            --            --           --          --        51,946
 Management fee and
  service fee income....       --         3,165           --          7,270        9,032      (5,945)(F)   13,522
 Interest and other
  income................     1,526        7,757 (G)       --             14          715         --        10,012
                           -------     --------      --------        ------      -------     -------     --------
 Total revenue..........    53,472      288,966       284,615         7,284       19,380      (5,945)     647,772
                           -------     --------      --------        ------      -------     -------     --------
Expenses:
 Departmental costs--
  hotel operations......       --       124,924       112,873           --         3,995         --       241,792
 Racecourse facility
  operations............    45,658          693 (H)       --            --           --          --        46,351
 Management company,
  service department and
  development costs.....       --         1,595           --          4,882        4,666         --        11,143
 General and
  administrative........     4,381       28,264 (I)    28,568 (J)     1,056(J)     9,431 (J)     --        71,700
 Ground lease expense...       --           733           --            --           --          --           733
 Repair and
  maintenance...........       --        16,777        13,120           --           --          --        29,897
 Utilities..............       --        12,676        14,167           --           --          --        26,843
 Marketing..............     1,436       22,717        27,085           --           --          --        51,238
 Management fees........       --         8,743         6,671           --           --       (5,945)(F)    9,469
 Depreciation and
  amortization..........       754        1,591 (K)       --            112          853       7,038 (K)   10,348
 Participating lease
  payments..............       --        78,240 (L)    93,879 (L)       --           --          --       172,119
 Interest expense.......       130        1,240           --             23        3,304      (3,304)(M)    1,393
 Real estate and
  personal property
  taxes and casualty
  insurance.............       398          --            --            --           --          --           398
                           -------     --------      --------        ------      -------     -------     --------
 Total expenses.........    52,757      298,193       296,363         6,073       22,249      (2,211)     673,424
                           -------     --------      --------        ------      -------     -------     --------
Income (loss) before in-
 come tax provision and
 minority interests.....       715       (9,227)      (11,748)        1,211       (2,869)     (3,734)     (25,652)
 Income tax provision...      (260)         --            --            --           (92)(N)    (408)(N)     (760)
                           -------     --------      --------        ------      -------     -------     --------
Income (loss) before
 minority interest......       455       (9,227)      (11,748)        1,211       (2,961)     (4,142)     (26,412)
 Minority interest in
  Patriot Operating
  Company Partnership...       --         1,123 (O)       --            --           --        3,314 (O)    4,437
                           -------     --------      --------        ------      -------     -------     --------
Net income (loss) appli-
 cable to common share-
 holders................   $   455     $ (8,104)     $(11,748)       $1,211      $(2,961)    $  (828)    $(21,975)
                           =======     ========      ========        ======      =======     =======     ========
Net income per common
 share (P)..............   $  0.04                                                                       $  (0.30)
                           =======                                                                       ========

See notes on following page.

NOTES TO PATRIOT OPERATING COMPANY PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996:

(A) Represents the historical results of operations of Patriot Operating Company (formerly known as Bay Meadows) for the year ended December 31, 1996.
(B) Represents adjustments to Patriot Operating Company's results of operations assuming 23 of Patriot REIT's hotel properties had been leased to Patriot Operating Company as of January 1, 1996. These hotel properties include 10 of the Recent Acquisitions (the four hotels in the Snavely Portfolio, the four Met-Doubletree Hotels, the Ambassador West Hotel and the Union Station Hotel), the eight hotels previously leased to PAH RSI Lessee, the Mayfair Suites Hotel, the Tutwiler Hotel, the Holiday Inn Redmont Hotel, the Doubletree Hotel at Allen Center and the Doubletree Hotel in Tulsa, Oklahoma.
(C) Represents the combined results of operations for the year ended December 31, 1996 of the 10 CHC Hotels and 25 hotels leased by CHC Lease Partners assuming that such hotels were leased to Patriot Operating Company as of January 1, 1996.
(D) Represents the results of operations of GAH for the year ended December 31, 1996, assuming it had been acquired by Patriot Operating Company as of January 1, 1996.
(E) Represents the results of operations for the contracts acquired as a result of the CHCI Merger for the twelve months ended November 30, 1996, assuming such contracts had been acquired by Patriot Operating Company as of January 1, 1996.
(F) Represents the elimination of management fees for Patriot REIT hotels previously managed by Gencom and CHCI, which subsequent to the GAH Acquisition and the CHCI Merger, such hotels are assumed to be managed by Patriot Operating Company.
(G) Adjustments to interest and other income consist of the following components:

      Interest and other income related to PAH RSI Lessee............. $ 2,030
      Interest income related to the Subscription Notes receivable
       from Patriot REIT..............................................   4,712
      Interest income related to the Participating Note...............   1,015
                                                                       -------
                                                                       $ 7,757
                                                                       =======

(H) Represents adjustment to Racecourse facility rental expense as a result of
    (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and (ii) the PaineWebber Land Sale.
(I) Represents the following adjustments to general and administrative expense:

      Represents expense related to the hotels recently acquired.....  $24,497
      Represents general liability insurance expense.................    1,441
      Related to elimination of costs related to the Cal Jockey Merg-
       er............................................................     (861)
      Related to increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public com-
       pany and the continued growth of Patriot Operating Company....      300
      Represents expense related to the annual amortization of un-
       earned stock compensation computed on a straight-line basis
       over the 3 to 5-year vesting periods..........................    2,887
                                                                       -------
                                                                       $28,264
                                                                       =======

(J) Represent general and administrative expense related to the 10 CHC Hotels and general and administrative expense related to the contracts acquired in connection with the GAH Acquisition and the CHCI Merger.
(K) Represents the following adjustments to depreciation and amortization:

      Adjustment to increase depreciation related to F, F & E......... $   245
      Adjustment to reflect amortization of goodwill..................     438
      Adjustment to reflect amortization of trade names...............     125
      Adjustment to reflect amortization of management contract
       costs..........................................................     783
                                                                       -------
                                                                       $ 1,591
                                                                       =======
      Adjustment to increase depreciation related to F, F & E......... $    86
      Adjustment to reflect amortization of goodwill..................     600
      Adjustment to reflect amortization of trade names...............     250
      Adjustment to amortization of management contract costs.........   6,102
                                                                       -------
                                                                       $ 7,038
                                                                       =======

    Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill related to the Cal Jockey Merger is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets. Amortization of goodwill related to the acquisition of the management operations of Grand Heritage Hotels, Inc., GAH and CHCI is computed using the straight-line method over a 20 year estimated useful life. Amortization of trade names is computed using the straight-line method over a 20 year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the estimated remaining term of the contracts.
(L) Represents lease payments from Patriot Operating Company to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.

(M) Represents the elimination of interest expense related to debt that Patriot Operating Company will not assume in connection with the CHCI Merger.
(N) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma adjustments to the operating results of Patriot Operating Company for the year ended December 31, 1996.
(O) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger is approximately 16.8%.
(P) Pro forma earnings per share is computed based on 73,516 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares. In addition, the historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for (i) the March 1997 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 11,106 weighted average common shares and common share equivalents outstanding.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.32 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                           PATRIOT OPERATING COMPANY

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                                     CHC HOTELS                    CHCI
                          BAY MEADOWS    RECENT       AND LEASE        GAH      HOSPITALITY
                          HISTORICAL  TRANSACTIONS   ACQUISITION    HISTORICAL   DIVISION                 PRO FORMA
                              (A)         (B)            (C)           (D)          (E)        OTHER        TOTAL
                          ----------- ------------   -----------    ----------  -----------   -------     ---------
                                          (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Room revenue...........    $   --      $ 80,223      $103,839        $  --       $ 2,778     $   --      $186,840
 Other hotel revenues...        --        72,621        51,731           --         2,502         --       126,854
 Racecourse facility
  revenue...............     22,538          --            --            --           --          --        22,538
 Management fee and
  service fee income....        --         1,603           --          4,831        4,732      (3,300)(F)    7,866
 Interest and other
  income................        525        3,748 (G)       685            10          396         --         5,364
                            -------     --------      --------        ------      -------     -------     --------
 Total revenue..........     23,063      158,195       156,255         4,841       10,408      (3,300)     349,462
                            -------     --------      --------        ------      -------     -------     --------
Expenses:
 Departmental costs--
  hotel operations......        --        66,229        59,080           --         2,175         --       127,484
 Racecourse facility
  operations............     19,664          618 (H)       --            --           --          --        20,282
 Management company,
  service department and
  development costs.....        --         1,088           --          2,978        2,573         --         6,639
 General and
  administrative........      3,486       12,726 (I)    14,689 (J)       619(J)     6,512 (J)  (1,700)(K)   36,332
 Ground lease expense...        --           433            13           --           --          --           446
 Repair and
  maintenance...........        --         8,994         6,888           --           --          --        15,882
 Utilities..............        --         5,974         6,913           --           --          --        12,887
 Marketing..............        497       11,225        14,907           --           --          --        26,629
 Management fees........        --         5,566         3,734           --           --       (3,300)(F)    6,000
 Depreciation and
  amortization..........        358          754 (L)       --             78          399       3,524 (L)    5,113
 Participating lease
  payments..............        --        44,964 (M)    50,730 (M)       --           --          --        95,694
 Interest expense.......         27          585           --             11        1,413      (1,413)(N)      623
 Real estate and
  personal property
  taxes and casualty
  insurance.............        220          --            --            --           --          --           220
                            -------     --------      --------        ------      -------     -------     --------
 Total expenses.........     24,252      159,156       156,954         3,686       13,072      (2,889)     354,231
                            -------     --------      --------        ------      -------     -------     --------
Income (loss) before
 income tax provision
 and minority
 Interests..............     (1,189)        (961)         (699)        1,155       (2,664)       (411)      (4,769)
 Income tax (provision)
  benefit...............        472          --            --            --           (53)(O)    (197)(O)      222
                            -------     --------      --------        ------      -------     -------     --------
Income (loss) before
 minority interest......       (717)        (961)         (699)        1,155       (2,717)       (608)      (4,547)
 Minority interest in
  Patriot Operating
  Company Partnership...        --           215 (P)       --            --           --          549 (P)      764
                            -------     --------      --------        ------      -------     -------     --------
Net income (loss)
 applicable to common
 shareholders...........    $  (717)    $   (746)     $   (699)       $1,155      $(2,717)    $   (59)    $ (3,783)
                            =======     ========      ========        ======      =======     =======     ========
Net income (loss) per
 common share (Q).......    $ (0.06)                                                                      $  (0.05)
                            =======                                                                       ========

See notes on following page.

NOTES TO PATRIOT OPERATING COMPANY PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1997:

(A) Represents the historical results of operations of Patriot Operating Company (formerly known as Bay Meadows) for the six months ended June 30, 1997.
(B) Represents adjustments to Patriot Operating Company's results of operations assuming 23 of Patriot REIT's hotel properties had been leased to Patriot Operating Company as of January 1, 1996. These hotel properties include 10 of the Recent Acquisitions (the four hotels in the Snavely Portfolio, the four Met-Doubletree Hotels, the Ambassador West Hotel and the Union Station Hotel), the eight hotels previously leased to PAH RSI Lessee, the Mayfair Suites Hotel, the Tutwiler Hotel, the Holiday Inn Redmont Hotel, the Doubletree Hotel at Allen Center and the Doubletree Hotel in Tulsa, Oklahoma.
(C) Represents the combined results of operations for the six months ended June 30, 1997 of the 10 CHC Hotels and 25 leases of CHC Lease Partners leased by CHC Lease Partners assuming that such hotels were leased to Patriot Operating Company as of January 1, 1996.
(D) Represents the results of operations of GAH for the six months ended June 30, 1997, assuming it had been acquired by Patriot Operating Company as of January 1, 1996.
(E) Represents the results of operations for the contracts acquired as a result of the CHCI Merger for the six months ended May 31, 1997, as if they were acquired by Patriot Operating Company as of January 1, 1996.
(F) Represents the elimination of management fees for Patriot REIT hotels previously managed by Gencom and CHCI, which subsequent to the GAH Acquisition and the CHCI Merger such hotels are assumed to be managed by Patriot Operating Company.
(G) Adjustments to interest and other income consists of the following components:

      Interest and other income related to PAH RSI Lessee............. $   885
      Interest income related to the Subscription Notes receivable
       from Patriot REIT..............................................   2,356
      Interest income related to the Participating Note...............     507
                                                                       -------
                                                                       $ 3,748
                                                                       =======

(H) Represents adjustment to Racecourse facility rental expense as a result of
    (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and (ii) the PaineWebber Land Sale.
(I) Represents the following adjustments to general and administrative expense:

      Represent expense related to the hotels recently acquired......  $12,365
      Represents general liability insurance expense.................      559
      Related to elimination of costs related to the Cal Jockey Merg-
       er............................................................   (1,792)
      Related to increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public com-
       pany and the continued growth of Patriot Operating Company....      150
      Represents expense related to the annual amortization of un-
       earned stock compensation computed on a straight-line basis
       over the 3 to 5-year vesting periods..........................    1,444
                                                                       -------
                                                                       $12,726
                                                                       =======

(J) Represent general and administrative expense related to the 10 CHC Hotels and general and administrative expense related to the contracts acquired in connection with the GAH Acquisition and the CHCI Merger.
(K) Represents elimination of approximately $1,700 of non-recurring legal fees and CHCI Merger related costs.
(L) Represents the following adjustments to depreciation and amortization:

      Adjustment to increase depreciation related to F, F & E......... $   142
      Adjustment to reflect amortization of goodwill..................     158
      Adjustment to reflect amortization of trade names...............      63
      Adjustment to reflect amortization of management contract
       costs..........................................................     391
                                                                       -------
                                                                       $   754
                                                                       =======
      Adjustment to increase depreciation related to F, F & E......... $    21
      Adjustment to reflect amortization of goodwill..................     300
      Adjustment to reflect amortization of trade names...............     125
      Adjustment to reflect amortization of management contract
       costs..........................................................   3,078
                                                                       -------
                                                                       $ 3,524
                                                                       =======

    Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill related to the Cal Jockey Merger is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets. Amortization of goodwill related to the acquisition of the management operations of Grand Heritage Hotels, Inc., GAH and CHCI is computed using the straight-line method over a 20 year estimated useful life. Amortization of trade names is computed using the straight-line method over a 20 year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the estimated remaining term of the contracts.

(M) Represents lease payments from Patriot Operating Company to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(N) Represents the elimination of interest expense related to debt which Patriot Operating Company will not assume in connection with the CHCI Merger.
(O) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma adjustment to Patriot Operating Company for the six months ended June 30, 1997.
(P) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger is approximately 16.8%.
(Q) Pro forma earnings per share is computed based on 74,045 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares. In addition, the historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 11,106 weighted average common shares and common share equivalents outstanding.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be a net loss of $0.05 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  Patriot REIT leases each of its hotels to Lessees, except those hotels leased to Patriot Operating Company and except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through the Non-Controlled Subsidiaries and are managed directly by Operators. The Combined Lessees subsequent to (i) the Cal Jockey Merger and the related transactions;
(ii) the Grand Heritage Acquisition (which included the acquisition of Grand Heritage Leasing, L.L.C. which leased three hotels from Patriot REIT); (iii) the acquisition of PAH RSI Lessee (which included the acquisition of eight Patriot REIT hotel leases); and (iv) the GAH Acquisition and the CHCI Merger (which included the acquisition of 25 Patriot REIT hotel leases from CHC Lease Partners) consist of NorthCoast Lessee which leases 11 hotels (excluding the Park Shore Hotel), Doubletree Lessee which leases four hotels, Crow Hotel Lessee, Inc. which leases two hotels, and Metro Lease Partners which leases one hotel. The Participating Leases provide for staggered terms of one to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 are presented as if the 18 hotels that Patriot REIT leases to the Combined Lessees pursuant to Participating Leases (excluding the Park Shore Hotel) had been leased as of January 1, 1996. The eight hotels which were leased to PAH RSI Lessee, the 25 hotels which were leased to CHC Lease Partners, and the three hotels leased to Grand Heritage Leasing, L.L.C. are assumed to have been leased to Patriot Operating Company and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of NorthCoast Lessee filed with Old Patriot REIT's Annual Report on Form 10-K for the year ended December 31, 1996 and the Statements of Operations of NorthCoast Lessee filed with Patriot REIT's and Patriot Operating Company's Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended June 30, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                  SIX MONTHS
                                                      YEAR ENDED    ENDED
                                                     DECEMBER 31,  JUNE 30,
                                                         1996        1997
                                                     ------------ ----------
                                                           (IN THOUSANDS)
Revenue:
 Room...............................................  $  88,410    $46,264
 Food and beverage..................................     36,878     19,146
 Telephone and other................................      7,837      3,919
                                                      ---------    -------
    Total revenue...................................    133,125     69,329
                                                      ---------    -------
Expenses:
 Departmental costs and expenses....................     54,564     28,001
 General and administrative.........................     11,597      6,161
 Ground lease expense...............................      2,496        903
 Repair and maintenance.............................      6,670      3,355
 Utilities..........................................      5,435      2,524
 Marketing..........................................      9,169      4,847
 Insurance..........................................        998         72
 Participating lease payments(A)....................     41,749     21,654
                                                      ---------    -------
    Total expenses..................................    132,678     67,517
                                                      ---------    -------
Income (loss) before lessee income (expense)........        447      1,812
                                                      ---------    -------
Dividend and interest income(B).....................        142      1,039
Management fees(C)..................................     (3,479)    (2,010)
Lessee general and administrative(D)................       (577)      (382)
                                                      ---------    -------
                                                         (3,914)    (1,353)
                                                      ---------    -------
Net income (loss)...................................  $  (3,467)   $   459
                                                      =========    =======

--------
(A) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(B) Includes dividend income on OP Units in the Patriot Partnerships which form a portion of the required capitalization of NorthCoast Lessee. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(C) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(D) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                                INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  On April 14, 1997, Old Patriot REIT and Wyndham entered into the Merger Agreement and Old Patriot REIT and CF Securities, the principal stockholder of Wyndham, entered into the Stock Purchase Agreement. On July 24, 1997, subsequent to the consummation of the Cal Jockey Merger, Patriot REIT ratified the Merger Agreement pursuant to a Ratification Agreement between Patriot REIT and Wyndham. On July 24, 1997, Patriot Operating Company also ratified the Merger Agreement pursuant to a Ratification Agreement among Patriot Operating Company, Wyndham, Patriot REIT and CF Securities. Pursuant to the Merger Agreement, Wyndham will merge with and into Patriot REIT, with Patriot REIT being the surviving legal entity. Following the Merger, Patriot REIT will continue to be referred to as "Patriot American Hospitality, Inc." and Patriot Operating Company will change its name to "Wyndham International, Inc."

  Pursuant to the Merger Agreement, subject to certain adjustments and the right of Wyndham stockholders to elect to receive cash as described below, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the effective time of the Merger, 1.372 shares of Patriot REIT Common Stock and 1.372 shares of Wyndham International Common Stock (subject to certain REIT qualification requirements and the Excess Share Provisions), which shares will be paired and transferable only as a single unit. In the event, however, that the Patriot Average Closing Price is less than $21.86 but greater than or equal to $20.87, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the effective time of the Merger, the number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price. In the event that the Patriot Average Closing Price is less than $20.87, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the effective time of the Merger, 1.438 Paired Shares, provided, however, that in the event that the Patriot Average Closing Price is less than $20.87, Wyndham has the right, waivable by it, to terminate the Merger Agreement. Each Paired Share of Patriot REIT Common Stock and Patriot Operating Company Common Stock outstanding immediately prior to the Merger will remain outstanding after the Merger and will represent the same number of Paired Shares of Patriot REIT Common Stock and Wyndham International Common Stock.

  In lieu of receiving Paired Shares, Wyndham stockholders have the right to elect to receive Cash Consideration in an amount per share equal to the Exchange Ratio (as it may be adjusted) multiplied by the average closing price of a Paired Share over the five trading days immediately preceding the closing of the Merger, and CF Securities has an equivalent right under the Stock Purchase Agreement; provided, however, that the maximum aggregate amount of cash to be paid to Wyndham stockholders and CF Securities pursuant to such Cash Election rights will be a total of $100,000. In the event that holders of Wyndham Common Stock and CF Securities elect to receive more than $100,000 in cash, such cash will be allocated on a pro rata basis among such stockholders and CF Securities based upon the respective number of shares of Wyndham Common Stock as to which they have elected to receive cash, and the Wyndham stockholders (other than CF Securities) will receive Paired Shares at the Exchange Ratio for their shares of Wyndham Common Stock which are not converted into Cash Consideration. Under such circumstances, CF Securities may receive a combination of Paired Shares and Series A Preferred Stock pursuant to the terms of the Stock Purchase Agreement for its shares of Wyndham Common Stock which are not converted into Cash Consideration, subject to certain REIT qualification limitations that could, under certain limited circumstances, result in the payment of cash in lieu of shares of Series A Preferred Stock.

  As of June 30, 1997, Wyndham owned 10 hotels and leased 13 hotels with an aggregate of 4,877 guest rooms, had management and franchise agreements for 67 managed and franchised properties throughout North America, and had management and franchise agreements for 16 properties which were closed for renovation or construction or were in the process of being converted to the Wyndham brand, including WyndhamSM, Wyndham Garden(R) and Wyndham Hotels and ResortsSM. The 67 managed properties include eight properties which are owned by Homegate Hospitality, Inc.

  On July 31, 1997, Wyndham acquired through merger Kansas City-based ClubHouse, a privately-held hospitality company with a portfolio of 17 hotels operating in the mid-scale segment of the lodging industry. Of the hotels comprising ClubHouse's portfolio, Wyndham acquired through the merger or in related acquisition transactions ownership of 13 ClubHouse hotels and partial ownership of three ClubHouse hotels. Wyndham also acquired through the merger ownership of the "ClubHouse" brandname, as well as license rights with respect to one franchised ClubHouse hotel.

  Following the Merger, Patriot REIT, through certain of its subsidiaries, will own the 10 Wyndham hotels and 13 ClubHouse hotels and will lease such hotels to Wyndham International. The 13 hotel leases to be assumed by Patriot REIT will be sub-leased to Wyndham International. Wyndham's remaining 53 management and franchise contracts, the Wyndham and the ClubHouse proprietary brand names and the Wyndham hotel management company will be transferred to corporate subsidiaries of Patriot REIT (collectively, the "New Non-Controlled Subsidiaries"). Patriot REIT will own a 99% non-voting interest and Wyndham International will own the 1% controlling voting interest in each of the New Non-Controlled Subsidiaries. Therefore, the operating results of the New Non-Controlled Subsidiaries will be combined with those of Wyndham International for financial reporting purposes. Patriot REIT will account for its investment in the New Non-Controlled Subsidiaries using the equity method of accounting.

  Patriot REIT will also assume Wyndham's existing indebtedness, substantially all of which is expected to be refinanced with funds drawn on the Term Loan and/or the Revolving Credit Facility.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotels and related improvements and other assets and liabilities owned by Wyndham are adjusted to estimated fair market value. The fair market value of the assets and liabilities of Wyndham has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of Wyndham will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  In connection with the execution of the Merger Agreement, the Patriot REIT Partnership also entered into agreements with the Crow Family Entities providing for the acquisition by Patriot REIT of 11 full-service Wyndham-brand hotels with 3,072 rooms for approximately $331,664 in cash, plus approximately $14,000 in additional consideration if two hotels meet certain operational targets. However, Patriot REIT currently expects that the purchase of the Milwaukee Hotel will be delayed up to 24 months pending the receipt of certain third party consents. Accordingly, the Pro Forma Financial Statements include only the results of operations of the 10 hotels with 2,851 rooms expected to be acquired subject to the Crow Assets Acquisition which represent approximately $308,633 of the total purchase price. Subsequent to the Crow Assets Acquisition, Patriot REIT will lease the 10 hotels to Wyndham International. In addition, in connection with the Crow Assets Acquisition, the leases with the Wyndham Lessee related to the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel will be terminated and Patriot REIT will lease these hotel properties to Wyndham International. The Merger and the Related Transactions and the Crow Assets Acquisition are collectively referred to herein as the "Wyndham Transactions."

  The Merger and the Crow Assets Acquisition are to be consummated concurrently and are subject to various conditions, including approval of the Merger by the stockholders of Patriot REIT, Patriot Operating Company and Wyndham.

  The following unaudited Pro Forma Condensed Combined Statements of Operations as adjusted for the Wyndham Transactions for the year ended December 31, 1996 and the six months ended June 30, 1997 assume the Merger and the Crow Assets Acquisition had occurred on January 1, 1996. The pro forma information is also presented as if the following Recent Transactions had occurred on January 1, 1996:

    (i) the Cal Jockey Merger and the related transactions have been consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to Patriot REIT, and Patriot REIT has subleased this land and the related improvements to Patriot Operating Company;

    (iii) Patriot REIT has leased certain land to Borders, Inc.;

    (iv) Patriot Operating Company has completed the Grand Heritage Acquisition and the acquisition of PAH RSI Lessee;

    (v) Patriot REIT has acquired the Recent Acquisitions (excluding the Park Shore Hotel);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan;

    (viii) Patriot REIT has acquired the Participating Note; and

    (ix) the Offering of 10,580,000 Paired Shares has been completed.

  The unaudited Pro Forma Condensed Combined Statements of Operations also assume the following additional transactions have occurred at the beginning of the periods presented:

    (i) Patriot REIT has acquired the CHC Hotels and leased such hotels to Patriot Operating Company;

    (ii) Patriot Operating Company has completed the GAH Acquisition; and

    (iii) the CHCI Merger has been consummated on terms set forth in the CHCI Merger Agreement.

  In addition, the pro forma results of operations for the year ended December 31, 1996 assume the 24 hotels acquired during 1996 and the private placement of equity securities and the public offering of common stock completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996.

  In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The Pro Forma Condensed Combined Statements of Operations are derived from
(i) the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 included elsewhere in this Joint Proxy Statement/Prospectus; (ii) the Consolidated Statements of Income of Wyndham filed with Wyndham's Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the six months ended June 30, 1997; and (iii) the Combined Crow Family Hotel Partnerships financial statements for the year ended December 31, 1996 and the six months ended June 30, 1997 included elsewhere in this Joint Proxy Statement/Prospectus. During 1996, one of the hotels to be acquired in the Crow Assets Acquisition (The La Guardia Airport Hotel) was closed for renovation. As a result the hotel reported no historical results of operations for 1996 and therefore is not included in the following unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997. The following pro forma financial information is also based in part upon:

    (i) the Separate and Combined Statements of Income of Cal Jockey and Bay Meadows filed with the Cal Jockey and Bay Meadows Joint Annual Report on Form 10-K for the year ended December 31, 1996 and the Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997;

    (ii) the Consolidated Statements of Operations of Old Patriot REIT filed with the Old Patriot REIT Annual Report on Form 10-K for the year ended December 31, 1996 and the Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997;

    (iii) the historical financial statements of certain hotels acquired by Old Patriot REIT filed in Old Patriot REIT's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended;

    (iv) the historical financial statements of certain hotels and businesses acquired by the Patriot Companies filed in the Patriot Companies' Joint Current Reports on Form 8-K dated September 17, 1997 and September 30, 1997, as amended;

    (v) the Pro Forma Condensed Combined Statements of Operations of the Combined Lessees which are located elsewhere in this Joint Proxy Statement/Prospectus; and

    (vi) the historical financial statements of ClubHouse and certain additional entities filed in Wyndham's Current Report on Form 8-K/A dated September 18, 1997, as amended.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Wyndham International as adjusted for the Wyndham Transactions would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended June 30, 1997 is not necessarily indicative of the results of operations for the full year.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                         PATRIOT
                             PATRIOT   OPERATING
                              REIT       COMPANY
                           AND WYNDHAM AND WYNDHAM                 PRO FORMA
                            PRO FORMA   PRO FORMA  ELIMINATIONS      TOTAL
                           ----------- ----------- ------------    ----------
                              (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue................   $279,948    $     --    $(247,218)(A)  $   32,730
 Hotel revenue...........        --       876,663         --          876,663
 Racecourse facility
  revenue, hotel and land
  lease revenue..........     17,714       51,946     (17,380)(B)      52,280
 Management fee, service
  fee and reimbursement
  income.................        --        49,225         --           49,225
 Interest and other
  income.................      2,797       12,262      (5,916)(C)       9,143
                            --------    ---------   ---------      ----------
 Total revenue...........    300,459      990,096    (270,514)      1,020,041
                            --------    ---------   ---------      ----------
Expenses:
 Departmental costs--
  hotel operations.......        --       368,568         --          368,568
 Racecourse facility
  operations.............        --        46,351      (5,611)(B)      40,740
 Direct operating costs
  of management company,
  service department,
  development and
  reimbursement
  expenses...............        --        43,809         --           43,809
 General and
  administrative.........      7,097      103,877         (34)(C)     110,940
 Ground lease and hotel
  lease expense..........     16,824       12,502     (11,769)(B)      17,557
 Repair and maintenance..        --        41,991         --           41,991
 Utilities...............        --        36,834         --           36,834
 Interest expense........    117,679        1,393      (5,882)(C)     113,190
 Real estate and personal
  property taxes and
  casualty insurance.....     34,542          847         --           35,389
 Marketing...............        --        70,577         --           70,577
 Management fees.........        --         9,469         --            9,469
 Depreciation and
  amortization...........     93,775       29,055         --          122,830
 Participating lease
  payments...............        --       247,218    (247,218)(A)         --
                            --------    ---------   ---------      ----------
 Total expenses..........    269,917    1,012,491    (270,514)      1,011,894
                            --------    ---------   ---------      ----------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests...............     30,542      (22,395)        --            8,147
 Equity in earnings of
  unconsolidated
  subsidiaries...........      3,243          --        4,679 (D)       7,922
                            --------    ---------   ---------      ----------
Income (loss) before
 income tax provision and
 minority interests......     33,785      (22,395)      4,679          16,069
 Income tax (provision)
  benefit................       (345)       7,532         --            7,187
                            --------    ---------   ---------      ----------
Income (loss) before
 minority interests......     33,440      (14,863)      4,679          23,256
 Minority interests in
  the Patriot
  Partnerships...........     (3,887)       1,314         --           (2,573)
 Minority interest in
  consolidated
  subsidiaries ..........     (1,832)       4,679      (4,679)(D)      (1,832)
                            --------    ---------   ---------      ----------
Net income (loss)
 applicable to common
 shareholders............   $ 27,721    $  (8,870)  $     --       $   18,851 (E)
                            ========    =========   =========      ==========
Net income (loss) per
 common Paired Share(F)..   $   0.28    $   (0.09)                 $     0.19 (E)
                            ========    =========                  ==========

--------
(A) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot REIT to Wyndham International.
(B) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(C) The pro forma adjustments represent the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $4,712 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger and the elimination of $34 of other intercompany income and expense items.
(D) Represents the elimination of equity in losses of the New Non-Controlled Subsidiaries.
(E) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. Set forth below is a summary comparison of the net impact to pro forma net income applicable to common shareholders and net income per Paired Share (i) assuming approximately 2,356 shares of Wyndham Common Stock are purchased for cash ("Cash Option"), based on total funds available of $100,000, an estimated market price per Paired Share of $30.93 (based upon the average closing price of the Patriot Companies' Paired Shares on the NYSE for the 20 trading days prior to October 21, 1997) and an Exchange Ratio equal to 1.372 Paired Shares for each share of Wyndham Common Stock; (ii) assuming no Wyndham stockholders elect to receive cash ("All Stock"); and (iii) assuming an average interest rate ranging from 7.183% to 7.233% per annum on the incremental borrowings related to the Revolving Credit Facility and the Term Loan (representing LIBOR plus 1.7% and 1.75%, respectively) on outstanding debt obligations of approximately $1,451,830 for Cash Option and $1,351,830 for All Stock.

                                                               CASH      ALL
                                                              OPTION    STOCK
                                                              -------  -------
     Decrease in interest expense as a result of reduced
      borrowings............................................. $   --   $(7,183)
                                                              =======  =======
     Income before minority interests in the Patriot
      Partnerships and income tax provision (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $14,237  $21,420
     Income tax provision....................................   7,187    7,187
     Minority interests in the Patriot Partnerships..........  (2,573)  (3,372)
                                                              -------  -------
     Net income applicable to common shareholders............ $18,851  $25,235
                                                              =======  =======
     Net income per common Paired Share...................... $  0.19  $  0.25
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot REIT Partnership..............................    12.3%    12.0%
                                                              =======  =======
       Patriot Operating Company Partnership.................    12.9%    12.6%
                                                              =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............  99,579  102,811
                                                              =======  =======

    The Exchange Ratio is subject to adjustment in the event that the Patriot Average Closing Price of the Paired Shares is less than $21.86 per Paired Share. If the Patriot Average Closing Price is less than $21.86 per Paired Share, but greater than or equal to $20.87 per Paired Share, the Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price. However, if the Patriot Average Closing Price is less than $20.87 per Paired Share, there will be no further adjustments to the Exchange Ratio; but in such circumstances Wyndham has the right, waivable by it, to terminate the Merger Agreement. As a result, the maximum Exchange Ratio would be 1.438 Paired Shares for each share of Wyndham Common Stock (the "Maximum Exchange Ratio"). On a pro forma basis, the effect of the Maximum Exchange Ratio, assuming Cash Option, would be de minimis. On a pro forma basis, the effect of the Maximum Exchange Ratio assuming All Stock would result in a decrease in the estimated minority interest percentages in the Patriot Partnerships subsequent to the Wyndham Transactions by 0.2%, resulting in net income of $25,293 and net income per common Paired Share of $0.25.

    Additionally, the following table presents the net impact to pro forma net income applicable to common shareholders and net income per common Paired Share assuming the interest rate increases by 0.25%.

                                                               CASH      ALL
                                                              OPTION    STOCK
                                                              -------  -------
     Decrease in interest expense as a result of reduced
      borrowings ............................................ $   --   $(7,433)
                                                              =======  =======
     Income before income tax provision and minority
      interests in the Patriot Partnerships (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $10,950  $18,383
     Income tax provision....................................   7,187    7,187
     Minority interests in the Patriot Partnerships..........  (2,169)  (3,007)
                                                              -------  -------
     Net income applicable to common shareholders............ $15,968  $22,563
                                                              =======  =======
     Net income per common Paired Share...................... $  0.16  $  0.22
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot REIT Partnership..............................    12.3%    12.0%
                                                              =======  =======
       Patriot Operating Company Partnership.................    12.9%    12.6%
                                                              =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............  99,579  102,811
                                                              =======  =======

    The Patriot Companies have entered into a commitment letter with PaineWebber Real Estate and Chase which provides for a Term Loan of $500,000. The Term Loan will be used in part to finance the Wyndham Transactions. Deferred loan costs of approximately $6,175 related to the financing associated with the Wyndham Transactions have been reflected in the pro forma financial information .


(F) Pro forma earnings per share is computed based on 99,579 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.20 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                          PATRIOT
                              PATRIOT    OPERATING
                               REIT       COMPANY
                            AND WYNDHAM AND WYNDHAM                 PRO FORMA
                             PRO FORMA   PRO FORMA  ELIMINATIONS      TOTAL
                            ----------- ----------- ------------    ----------
                             (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue.................   $158,130    $    --     $(141,466)(A)   $ 16,664
 Hotel revenue............        --      489,480          --         489,480
 Racecourse facility
  revenue, hotel and land
  lease revenue...........     13,614      22,538      (13,447)(B)     22,705
 Management fee, service
  fee and reimbursement
  income..................        --       27,867          --          27,867
 Interest and other
  income..................      2,806       6,735       (2,965)(C)      6,576
                             --------    --------    ---------       --------
 Total revenue............    174,550     546,620     (157,878)       563,292
                             --------    --------    ---------       --------
Expenses:
 Departmental costs--hotel
  operations..............        --      190,868          --         190,868
 Racecourse facility
  operations..............        --       20,282       (2,635)(B)     17,647
 Direct operating costs of
  management company,
  service department,
  development and
  reimbursement expenses..        --       24,537          --          24,537
 General and
  administrative..........      5,227      55,435          (24)(C)     60,638
 Ground lease and hotel
  lease expense...........     12,434      11,258      (10,812)(B)     12,880
 Repair and maintenance...        --       23,354          --          23,354
 Utilities................        --       27,398          --          27,398
 Interest expense.........     59,363         623       (2,941)(C)     57,045
 Real estate and personal
  property taxes and
  casualty insurance......     18,461         220          --          18,681
 Marketing................        --       39,174          --          39,174
 Management fees..........        --        6,000          --           6,000
 Depreciation and
  amortization............     47,714      14,940          --          62,654
 Participating lease
  payments................        --      141,466     (141,466)(A)        --
                             --------    --------    ---------       --------
 Total expenses...........    143,199     555,555     (157,878)       540,876
                             --------    --------    ---------       --------
Income before equity in
 earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests................     31,351      (8,935)         --          22,416
 Equity in earnings of
  unconsolidated
  subsidiaries............      3,520         --          (234)(D)      3,286
                             --------    --------    ---------       --------
Income before income tax
 provision and minority
 interests................     34,871      (8,935)        (234)        25,702
 Income tax (provision)
  benefit.................       (172)      4,891          --           4,719
                             --------    --------    ---------       --------
Income before minority
 interests................     34,699      (4,044)        (234)        30,421
 Minority interests in the
  Patriot Partnerships....     (4,147)        552          --          (3,595)
 Minority interest in
  consolidated
  subsidiaries............       (987)       (234)         234 (D)       (987)
                             --------    --------    ---------       --------
Net income applicable to
 common shareholders......   $ 29,565    $ (3,726)   $     --        $ 25,839 (E)
                             ========    ========    =========       ========
Net income per common
 Paired Share(F)..........   $   0.30    $  (0.04)                   $   0.26 (E)
                             ========    ========                    ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot REIT to Wyndham International.
(B) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(C) Represents primarily the elimination of $585 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $2,356 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger, and the elimination of $24 of other intercompany income and expense items.
(D) Represents the elimination of equity in income of the New Non-Controlled Subsidiaries.
(E) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. Set forth below is a summary comparison of the net impact to pro forma net income applicable to common shareholders and net income per Paired Share (i) assuming approximately 2,356 shares of Wyndham Common Stock are purchased pursuant to the Cash Option (based on total funds available of $100,000, an estimated market price per Paired Share of $30.93 (based upon the average closing price of the Paired Shares on the NYSE for the 20 trading days prior to October 21,
    1997) and an Exchange Ratio equal to

    1.372 Paired Shares for each share of Wyndham Common Stock); (ii) assuming Wyndham stockholders elect to receive All Stock; and (iii) assuming an average interest rate ranging from 7.264% to 7.314% per annum on the incremental borrowings related to the Revolving Credit Facility and the Term Loan (representing LIBOR plus 1.7% and 1.75%, respectively) on outstanding debt obligations of approximately $1,451,830 for Cash Option and $1,351,830 for All Stock.


                                                               CASH      ALL
                                                              OPTION    STOCK
                                                              -------  -------
     Decrease in interest expense as a result of reduced
      borrowings to fund the purchase of Wyndham Common
      Stock.................................................. $   --   $(3,632)
                                                              =======  =======
     Income before minority interests in the Patriot
      Partnerships and income tax benefit (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $24,715  $28,347
     Income tax benefit......................................   4,719    4,719
     Minority interests in the Patriot Partnerships..........  (3,595)  (3,942)
                                                              -------  -------
     Net income applicable to common shareholders............ $25,839  $29,124
                                                              =======  =======
     Net income per common Paired Share...................... $  0.26  $  0.28
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot REIT Partnership..............................    12.3%    12.0%
                                                              =======  =======
       Patriot Operating Company Partnership.................    12.9%    12.6%
                                                              =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............ 100,108  103,340
                                                              =======  =======

    The Exchange Ratio is subject to adjustment in the event that the Patriot Average Closing Price of the Paired Shares is less than $21.86 per Paired Share. If the Patriot Average Closing Price is less than $21.86 per Paired Share but greater or equal to $20.87 per Paired Share, the Wyndham Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price. However, if the Patriot Average Closing Price is less than $20.87 per paired share, there will be no further adjustments to the Exchange Ratio; but in such circumstances Wyndham has the right, waivable by it, to terminate the Merger Agreement. As a result, the Maximum Exchange Ratio would be 1.438 Paired Shares for each share of Wyndham Common Stock. On a pro forma basis, the effect of the Maximum Exchange Ratio, assuming Cash Option, would be de minimis. On a pro forma basis, the effect of the Maximum Exchange Ratio assuming All Stock would result in a decrease in the estimated minority interest percentages in the Patriot Partnerships subsequent to the Wyndham Transactions by 0.2%, resulting in net income of $29,189 and net income per common Paired Share of $0.27.

    Additionally, the following table presents the net impact to pro forma net income applicable to common stockholders and net income per common Paired Share assuming the interest rate increases by 0.25%.

                                                                CASH      ALL
                                                               OPTION    STOCK
                                                               -------  -------
     Decrease in interest expense as a result of reduced
      borrowings ............................................  $   --   $(3,757)
                                                               =======  =======
     Income before income tax benefit and minority interests
      in the Patriot Partnerships (after minority interest in
      consolidated subsidiaries and other partnerships)......  $23,070  $26,827
     Income tax benefit......................................    4,719    4,719
     Minority interests in the Patriot Partnerships..........   (3,392)  (3,975)
                                                               -------  -------
     Net income applicable to common shareholders............  $24,397  $27,786
                                                               =======  =======
     Net income per common Paired Share......................  $  0.24  $  0.27
                                                               =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot REIT Partnership..............................     12.3%    12.0%
                                                               =======  =======
       Patriot Operating Company Partnership.................     12.9%    12.6%
                                                               =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............  100,108  103,340
                                                               =======  =======

    The Patriot Companies have entered into a commitment letter with PaineWebber Real Estate and Chase which provides a Term Loan of $500,000. The Term Loan will be used in part to finance the Wyndham Transactions. Deferred loan costs of approximately $6,175 related to the financing associated with the Wyndham Transactions have been reflected in the pro forma financial information.

(F) Pro forma earnings per share is computed based on 100,108 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be $0.27 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Wyndham Transactions had occurred as of June 30, 1997. The Pro Forma Condensed Combined Balance Sheet is also derived from the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Balance Sheet as of June 30, 1997 included elsewhere in this Joint Proxy Statement/Prospectus, which is presented as if the following transactions have occurred as of June 30, 1997:

    (i) the Cal Jockey Merger and the transactions related thereto were consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company;

    (iii) Patriot REIT leased certain land to Borders, Inc.;

    (iv) Patriot Operating Company completed the Grand Heritage Acquisition and acquired PAH RSI Lessee;

    (v) Patriot REIT acquired the Recent Acquisitions (excluding the Park Shore Hotel);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan;

    (viii) Patriot REIT acquired the Participating Note;

    (ix) the Offering of 10,580,000 Paired Shares was completed;

    (x) Patriot REIT acquired the CHC Hotels and leased such hotels to Patriot Operating Company;

    (xi) Patriot Operating Company completed the GAH Acquisition; and

    (xii) the CHCI Merger was consummated on terms set forth in the CHCI Merger Agreement.

  Such pro forma information is based in part upon Wyndham's Consolidated Balance Sheet as of June 30, 1997, Old Patriot REIT's Consolidated Balance Sheet as of June 30, 1997, and Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of June 30, 1997 and should be read in conjunction with the financial statements filed with Wyndham's, and the Patriot Companies' respective Quarterly Reports on Form 10-Q for the six months ended June 30, 1997. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of the Wyndham Transactions at their estimated fair market values and the elimination of Wyndham's historical shareholders' equity. The fair market values of the assets and liabilities of Wyndham have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of Wyndham will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Wyndham International as adjusted for the Wyndham Transactions.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           PATRIOT
                           REIT AND
                           PATRIOT
                          OPERATING       CROW
                           COMPANY       ASSETS
                          PRO FORMA   ACQUISITION    WYNDHAM                     PRO FORMA
                           TOTAL(A)   PRO FORMA(B) PRO FORMA(C)   ADJUSTMENTS      TOTAL
                          ----------  ------------ ------------   -----------    ----------
         ASSETS
Net investment in hotel
 and resort properties
 and land held for
 sale...................  $1,591,435    $320,357     $274,640      $181,245 (D)  $2,367,677
Net investment in
 Racecourse facility and
 related improvements...      21,565         --           --            --           21,565
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........      74,424         --           --            --           74,424
Notes and other
 receivables from
 affiliates.............         --          --        21,185           --           21,185
Notes receivable........      24,613         --         6,240           --           30,853
Investment in
 unconsolidated
 subsidiaries...........      12,448         --         3,973           --           16,421
Cash and cash
 equivalents............      19,238         --        24,415           --           43,653
Restricted cash.........      41,544         --           645           --           42,189
Accounts receivable,
 net....................      13,238         --        13,477           --           26,715
Goodwill................     120,013         --        20,944       298,486 (E)     439,443
Deferred expenses, net..      13,850         --         7,266           209 (F)      21,325
Management contract
 costs..................      43,813         --        12,664        53,518 (G)     109,995
Trade name and franchise
 costs..................      16,500         --           --         85,550 (H)     102,050
Prepaid expenses and
 other assets...........      19,517         --        36,441           --           55,958
Deferred income taxes...         227         --        16,051       (15,551)(I)         727
                          ----------    --------     --------      --------      ----------
 Total assets...........  $2,012,425    $320,357     $437,941      $603,457      $3,374,180
                          ==========    ========     ========      ========      ==========
 LIABILITIES AND SHARE-
     HOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes..................  $  766,350    $320,357     $232,047      $133,076 (J)  $1,451,830
Accounts payable and
 accrued expenses.......      35,512         --        37,564           --           73,076
Deferred income tax
 liability..............         --          --        20,944        50,609 (I)      71,553
Deposits................         --          --         1,337           --            1,337
Deferred gain...........         --          --        11,696       (11,696)(I)         --
Due to unconsolidated
 subsidiaries...........       6,314         --           --            --            6,314
Minority interests in
 the Patriot
 Partnerships...........     271,495         --           --            --          271,495
Minority interest in
 consolidated
 subsidiaries...........      27,990         --           --            --           27,990
Shareholders' equity:
 Preferred stock........          44         --           --            --               44
 Common stock...........       1,376         --           217           312 (K)       1,905
 Paid-in capital........   1,049,234         --       133,496       465,889 (L)   1,648,619
 Unearned stock compen-
  sation, net...........     (16,397)        --           --                        (16,397)
 Notes receivable from
  stockholders..........         --          --       (16,887)(M)       --          (16,887)
 Receivable from affili-
  ates..................         --          --        (1,331)(N)       --           (1,331)
 Retained earnings......    (129,493)        --        18,858       (34,733)(L)    (145,368)
                          ----------    --------     --------      --------      ----------
 Total shareholders' eq-
  uity..................     904,764         --       134,353       431,468       1,470,585
                          ----------    --------     --------      --------      ----------
 Total liabilities and
  shareholders' equity..  $2,012,425    $320,357     $437,941      $603,457      $3,374,180
                          ==========    ========     ========      ========      ==========

See notes on following page.

--------
(A) Represents the Pro Forma Condensed Combined Balance Sheet of Patriot REIT and Patriot Operating Company as of June 30, 1997, which reflects the Cal Jockey Merger and the transactions related thereto.
(B) Represents adjustments to Patriot REIT's and Wyndham International's pro forma financial position assuming consummation of the Crow Assets Acquisition had occurred at June 30, 1997.
(C) Represents Wyndham's pro forma financial position as of June 30, 1997, assuming the ClubHouse acquisition had occurred at June 30, 1997.
(D) Represents adjustment for the purchase method of accounting whereby the investments in hotel properties owned by Wyndham are adjusted to record the assets at their estimated fair market values.
(E) Represents the purchase consideration in excess of fair market value of the net assets of Wyndham.
(F) Represents the additional loan fees to be incurred in conjunction with the financing for the Wyndham Transactions, net of Wyndham's historical deferred loan fees.
(G) Represents adjustment for the purchase method of accounting whereby the management contracts held by Wyndham (including the management contracts acquired in the ClubHouse acquisition) are adjusted to their estimated fair market values. Wyndham holds management contracts with certain of its affiliates and with unrelated third parties for 45 hotels. The contracts have an average remaining life of approximately 14 years and provide for payment of management fees including a base fee plus certain incentive fees based on specified criteria as defined in the respective management agreements.
(H) Represents the estimated fair market value of the Wyndham and ClubHouse tradenames and other franchise related assets.
(I) Pursuant to the Merger, deferred income taxes, the deferred income tax liability and the deferred gain which resulted from the sale and lease-back of the hotel properties leased by GHALP, Inc., an affiliate of Wyndham, have been adjusted to reflect the effects of the Merger.
(J) Represents financing of $6,175 of additional loan fees related to the financing of the Wyndham Transactions, estimated mortgage prepayment penalties of $15,875, acquisition-related costs of $11,026 incurred in connection with the Wyndham Transactions, and $100,000 of cash paid for shares of Wyndham Common Stock.
(K) Represents an adjustment to record the exchange of Wyndham Common Stock for Paired Shares. Pursuant to the Merger Agreement, Wyndham stockholders may elect to receive for each share of Wyndham Common Stock held by them either (i) cash for shares, up to a maximum of $100,000 of total funds available or (ii) 1.372 shares of Patriot REIT Common Stock and 1.372 shares of Wyndham International Common Stock. Subsequent to Wyndham's acquisition of ClubHouse, 21,618 shares of Wyndham Common Stock were outstanding. The pro forma balances assume approximately 2,356 shares of Wyndham Common Stock are purchased for cash pursuant to the Cash Option (based on total funds available of $100,000; an estimated market price per Paired Share of approximately $30.93, based on the average closing price of the Paired Shares on the NYSE for the 20 trading days prior to October 21, 1997; and the Exchange Ratio equal to 1.372 Paired Shares for each share of Wyndham Common Stock). The remaining 19,262 shares of Wyndham Common Stock were assumed to be exchanged for approximately 26,428 Paired Shares, resulting in an adjustment to increase common stock.
(L) Represents adjustments to shareholders' equity to eliminate Wyndham's pro forma equity accounts totaling $152,571 and record equity based on the number of Paired Shares issued in the Merger. The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000. As a result, approximately 2,356 shares of Wyndham Common Stock were assumed to be purchased for cash (based on total funds available of $100,000; an estimated market price per Paired Share of approximately $30.93, based on the average closing price of the Paired Shares on the NYSE for the 20 trading days prior to October 21, 1997; and an Exchange Ratio equal to
    1.372 Paired Shares for each share of Wyndham Common Stock). The total purchase consideration for the Merger is approximately $688,011 (based upon 19,262 shares of Wyndham Common Stock assumed to be exchanged for approximately 26,428 Paired Shares and an estimated market price per Paired Share of $22.25 (which is based upon the closing price on April 11, 1997, the business day prior to the date of the execution of the Merger Agreement, of Old Patriot REIT's Common Stock) and $100,000 of cash consideration).
    Set forth below is a summary comparison of the net impact to pro forma borrowings and shareholders' equity (i) assuming approximately 2,356 shares of Wyndham Common Stock are purchased pursuant to the Cash Option (the basis used for pro forma balance sheet presentation purposes), and (ii) assuming Wyndham stockholders elect to receive All Stock.

                                                           CASH OPTION ALL STOCK
                                                           ----------- ---------
    Number of shares of Wyndham Common Stock purchased
     for cash............................................      2,356        --
                                                            ========   ========
    Cash paid for shares of Wyndham Common Stock (assumed
     to be financed through the Revolving Credit Facility
     or other similar financing sources).................   $100,000   $    --
    Number of Paired Shares issued pursuant to the
     Merger..............................................     26,428     29,660
                                                            ========   ========
    Purchase consideration for shares....................   $588,011   $659,938
    Adjustment to common stock for Paired Shares issued..       (529)      (593)
    Outstanding options to purchase common stock assumed
     in the Merger.......................................     11,903     11,903
    Book value of Wyndham paid-in capital................   (133,496)  (133,496)
                                                            --------   --------
    Adjustment to paid-in capital........................    465,889    537,752
                                                            --------   --------
    Mortgage prepayment penalties incurred from
     refinancing of Wyndham debt.........................    (15,875)   (15,875)
    Elimination of historical retained earnings..........    (18,858)   (18,858)
                                                            --------   --------
    Adjustment to retained earnings......................    (34,733)   (34,733)
    Adjustment to common stock...........................        312        376
                                                            --------   --------
     Adjustment to shareholders' equity..................   $431,468   $503,395
                                                            ========   ========

    The Exchange Ratio is subject to adjustment in the event that the Patriot Average Closing Price of the Paired Shares is less than $21.86 per Paired Share. If the Patriot Average Closing Price is less than $21.86 per Paired Share but greater than or equal to $20.87 per Paired Share, the Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price. However, if the Patriot Average Closing Price is less than $20.87 per Paired Share, there will be no further adjustments to the Exchange Ratio; but in such circumstances Wyndham has the right, waivable by it, to terminate the Merger Agreement. As a result, the Maximum Exchange Ratio would be 1.438 Paired Shares for each share of Wyndham Common Stock. On a pro forma basis, the effect of the Maximum Exchange Ratio would decrease total consideration to approximately $648,784.
    In connection with the Merger, options to purchase approximately 1,017 shares of Wyndham Common Stock which were issued by Wyndham to certain officers and employees of Wyndham will be converted to options to purchase 1,395 Paired Shares. Such options to purchase Paired Shares will vest immediately upon consummation of the Merger and become exercisable in full. The stated exercise prices will be adjusted to reflect the Exchange Ratio. The excess of the estimated value of a Paired Share on the date the Merger is consummated (based upon the closing price on April 11, 1997, the business day prior to the date of execution of the Original Merger Agreement, of Old Patriot REIT's Common Stock on the NYSE of $22.25 and the Exchange Ratio) over the stated exercise price of the options (as adjusted for the Exchange Ratio) is reflected as additional purchase consideration for the Merger.
(M) Represents shareholder notes purchased by Wyndham in conjunction with its initial public offering. In connection with the Merger, Patriot REIT will acquire these notes at their historical cost, which approximates their estimated fair value.
(N) Represents deferred management fees owed by an affiliate of Wyndham that are deferred until certain operating criteria, as defined per the management and loan agreement, are met. Such deferred management fees will be acquired by Patriot REIT at their stated historical cost, which approximates their estimated fair value, as a result of the Merger.

                                 PATRIOT REIT

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                           PATRIOT       CROW
                            REIT        ASSETS
                          PRO FORMA  ACQUISITION       MERGER                     PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)    ADJUSTMENTS     TOTAL
                          ---------  ------------   ------------    -----------   ---------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $213,868     $34,235       $  31,845        $   --      $279,948
 Racecourse facility,
  hotel and land lease
  revenue...............     5,945         --            9,404          2,365 (D)   17,714
 Interest and other
  income................     2,297         --              500            --         2,797
                          --------     -------       ---------        -------     --------
 Total revenue..........   222,110      34,235          41,749          2,365      300,459
                          --------     -------       ---------        -------     --------
Expenses:
 Ground lease and hotel
  lease expense.........     5,693       1,325           9,806            --        16,824
 General and
  administrative........     6,797         100 (E)         200 (E)        --         7,097
 Interest expense.......    64,877      23,172 (F)      18,342 (F)     11,288 (F)  117,679
 Real estate and
  personal property
  taxes and casualty
  insurance.............    22,488       3,783           8,271            --        34,542
 Depreciation and
  amortization..........    62,723      12,033 (G)      19,019 (G)        --        93,775
                          --------     -------       ---------        -------     --------
 Total expenses.........   162,578      40,413          55,638         11,288      269,917
                          --------     -------       ---------        -------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    59,532      (6,178)        (13,889)        (8,923)      30,542
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........     7,559         --              363         (4,679)(H)    3,243
                          --------     -------       ---------        -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............    67,091      (6,178)        (13,526)       (13,602)      33,785
 Income tax provision...      (170)        --              --            (175)(I)     (345)
                          --------     -------       ---------        -------     --------
Income (loss) before mi-
 nority interests.......    66,921      (6,178)        (13,526)       (13,777)      33,440
 Minority interest in
  the Patriot REIT Part-
  nership...............   (10,610)        760           1,664          4,299 (J)   (3,887)
 Minority interest in
  consolidated subsidi-
  aries.................    (1,832)        --              --             --        (1,832)
                          --------     -------       ---------        -------     --------
Net income (loss)
 applicable to common
 shareholders ..........  $ 54,479     $(5,418)      $ (11,862)       $(9,478)    $ 27,721 (K)
                          ========     =======       =========        =======     ========
Net income per common
 share(L)...............  $   0.74                                                $   0.28 (K)
                          ========                                                ========

--------
(A) Represents the pro forma results of operations of Patriot REIT for the year ended December 31, 1996 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto; (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot REIT acquired the Recent Acquisitions (excluding the Park Shore Hotel); and the CHC Hotels; (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) Patriot REIT acquired the Participating Note; (viii) the Offering of 10,580,000 Paired Shares was completed; and (ix) Patriot REIT acquired eight leases from CHC Lease Partners and re-leased such hotels to Patriot Operating Company. In addition, the pro forma results of operations assume the 24 hotels acquired during 1996 and the private placement and public offering of equity securities completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996. See page 193.
(B) Represents adjustments to Patriot REIT's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for nine hotels for the year ended December 31, 1996 (excluding the La Guardia Airport Hotel which was closed for renovation during 1996).
(C) Represents adjustments to Patriot REIT's results of operations assuming the Merger had been consummated at the beginning of the period presented.
(D) Represents the increase in hotel lease revenue for those hotels which are leased by Patriot REIT from third parties and then sub-leased to Wyndham International.

(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by Patriot REIT.
(F) For the Crow Assets Acquisition, the adjustment represents interest expense incurred on net borrowings under the Revolving Credit Facility and Term Loan, which will be used to purchase the hotel properties. For the Merger, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which are expected to be assumed in connection with the Merger. Patriot REIT expects to refinance substantially all of Wyndham's long-term debt with borrowings under the Revolving Credit Facility and Term Loan. Patriot REIT will pay an estimated $15,875 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in Patriot REIT's results of operations following the completion of the Wyndham Transactions and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. In addition, the Revolving Credit Facility and Term Loan generally have more favorable interest rates than the debt expected to be repaid. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the Revolving Credit Facility and Term Loan borrowings assumes an average interest rate of 7.183% (representing LIBOR plus 1.7%) and 7.233% per annum (representing LIBOR plus 1.75%), respectively. An increase of 0.25% in the interest rate would increase pro forma interest expense to $120,966, decrease net income applicable to common shareholders to $24,838 and decrease net income per common share to $0.25, based on 99,579 weighted average number of common shares and common share equivalents outstanding.
(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E . These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(H) Represents equity in losses of the New Non-Controlled Subsidiaries which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which will be controlled by Wyndham International.
(I) Represents provision for Patriot REIT's estimated state tax liability.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 12.3%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 16.3%.
(K) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. If no Wyndham stockholders elect to receive cash (and, therefore, all outstanding shares of Wyndham Common Stock are exchanged for Paired Shares, pro forma interest expense would decrease by $7,183, net income would be $34,136 and net income per common share would be $0.33, based on 102,811 weighted average number of common shares and common share equivalents outstanding.
(L) Pro forma earnings per share is computed based on 99,579 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares of common stock.

    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.29 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                 PATRIOT REIT

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                           PATRIOT
                            REIT     CROW ASSETS
                          PRO FORMA  ACQUISITION       MERGER                     PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   ADJUSTMENTS      TOTAL
                          ---------  ------------   ------------   -----------    ---------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $117,348     $23,461        $ 17,321       $   --       $158,130
 Racecourse facility,
  hotel and land lease
  revenue ..............     2,802         --            9,630         1,182 (D)    13,614
 Interest and other
  income................     2,806         --              --            --          2,806
                          --------     -------        --------       -------      --------
 Total revenue..........   122,956      23,461          26,951         1,182       174,550
                          --------     -------        --------       -------      --------
Expenses:
 Ground lease and hotel
  lease expense.........     2,804         --            9,630 (E)       --         12,434
 General and
  administrative........     5,077          50 (F)         100 (E)       --          5,227
 Interest expense.......    32,694      11,716 (F)      10,492 (F)     4,461 (F)    59,363
 Real estate and
  personal property
  taxes and casualty
  insurance.............    12,084       2,077           4,300           --         18,461
 Depreciation and
  amortization..........    32,188       6,016 (G)       9,510 (G)       --         47,714
                          --------     -------        --------       -------      --------
 Total expenses.........    84,847      19,859          34,032         4,461       143,199
                          --------     -------        --------       -------      --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    38,109       3,602          (7,081)       (3,279)       31,351
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........     3,093         --              193           234 (H)     3,520
                          --------     -------        --------       -------      --------
Income (loss) before
 income tax provision
 and minority
 interests..............    41,202       3,602          (6,888)       (3,045)       34,871
 Income tax provision...       (85)        --              --            (87) (I)     (172)
                          --------     -------        --------       -------      --------
Income (loss) before mi-
 nority interests.......    41,117       3,602          (6,888)       (3,132)       34,699
 Minority interest in
  the Patriot REIT
  Partnership...........    (6,541)       (443)            847         1,990 (J)    (4,147)
 Minority interest in
  consolidated subsidi-
  aries.................      (987)        --              --            --           (987)
                          --------     -------        --------       -------      --------
Net income (loss)
 applicable to common
 shareholders...........  $ 33,589     $ 3,159        $ (6,041)      $(1,142)     $ 29,565 (K)
                          ========     =======        ========       =======      ========
Net income (loss) per
 common share(L)........  $   0.45                                                $   0.30 (K)
                          ========                                                ========

--------
(A) Represents the pro forma results of operations of Patriot REIT for the six months ended June 30, 1997 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto; (ii) the PaineWebber Land
    Sale was consummated, the PaineWebber affiliate leases that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot
    REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot REIT acquired the Recent Acquisitions (excluding the Park Shore Hotel) and the CHC Hotels; (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) Patriot REIT acquired the Participating Note; (viii) the Offering of 10,580,000 Paired Shares was completed; and (ix) Patriot REIT acquired eight leases from CHC Lease Partners and re-leased such hotels to Patriot Operating Company. See page 196.
(B) Represents adjustments to Patriot REIT's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. The pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for ten hotels for the six months ended June 30, 1997.
(C) Represents adjustments to Patriot REIT's results of operations assuming the Merger had been consummated at the beginning of the period presented.
(D) Represents the increase in hotel lease revenue for those hotels which are leased by Patriot REIT from third parties and then sub-leased to Wyndham International.
(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by Patriot REIT.
(F) For the Crow Assets Acquisition, the adjustment represents interest expense incurred on net borrowings under the Revolving Credit Facility and Term Loan, which will be used to purchase the hotel properties. For the Merger, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which are expected to be assumed in connection with the Merger. Patriot REIT expects to refinance Wyndham's long-term debt with borrowings under the Revolving Credit Facility and Term Loan. Patriot REIT will pay approximately $15,875 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in Patriot REIT's results of operations following the completion of the Wyndham Transactions and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. In addition, the Revolving Credit Facility and Term Loan generally have more favorable interest rates than the debt expected to be repaid. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the Revolving Credit Facility and Term Loan borrowings assumes an average interest rate of 7.264% (representing LIBOR plus 1.7%) and 7.341% per annum (representing LIBOR plus 1.75%), respectively. An increase of 0.25% in the interest rate would increase pro forma interest expense to $61,008, decrease net income applicable to common shareholders to $27,930 and decrease net income per common share to $0.28, based on 100,108 weighted average number of common shares and common share equivalents outstanding.
(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(H) Represents equity in income of the New Non-Controlled Subsidiaries which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which will be controlled by Wyndham International.
(I) Represents provision for Patriot REIT's estimated state tax liability.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 12.3%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 16.3%.
(K) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. If no Wyndham stockholders elect to receive cash (and, therefore, all outstanding shares of Wyndham Common Stock are exchanged for Paired Shares, pro forma interest expense would decrease by $3,632, net income would be $32,863 and net income per common share would be $0.32, based on 103,340 weighted average number of common shares and common share equivalents outstanding.
(L) Pro forma earnings per share is computed based on 100,108 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares.
    In February 1997, the Financial Accounting Standards Board issue Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be $0.31 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                            PATRIOT                   ADJUSTMENTS
                           OPERATING     ------------------------------------------
                            COMPANY      CROW ASSETS
                           PRO FORMA     ACQUISITION       MERGER        WYNDHAM                      PRO FORMA
                           TOTAL(A)      PRO FORMA(B)   PRO FORMA(C)   PRO FORMA(D)   ADJUSTMENTS       TOTAL
                           ---------     ------------   ------------   ------------   -----------     ---------
                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue............  $338,448        $ 64,362       $128,248       $16,228       $    --        $ 547,286
 Other hotel revenues....   233,844          44,303         40,920        10,310            --          329,377
 Racecourse facility
  revenue................    51,946             --             --            --             --           51,946
 Management fee, service
  fee and reimbursement
  income.................    13,522             --          41,978           --          (6,275)(E)      49,225
 Interest and other
  income.................    10,012             --           2,250           --             --           12,262
                           --------        --------       --------       -------       --------       ---------
 Total revenue...........   647,772         108,665        213,396        26,538         (6,275)        990,096
                           --------        --------       --------       -------       --------       ---------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations.............   241,792          44,914         71,913         9,949            --          368,568
 Racecourse facility
  operations.............    46,351             --             --            --             --           46,351
 Direct operating costs
  of management company,
  service department,
  development and
  reimbursement
  expenses...............    11,143             --          32,666           --             --           43,809
 General and
  administrative.........    71,700          10,495         18,276         3,305            101 (G)     103,877
 Ground lease and hotel
  lease expense .........       733             --             --            --          11,769 (F)      12,502
 Repair and maintenance..    29,897           4,884          6,066         1,144            --           41,991
 Utilities...............    26,843           4,351          4,585         1,055            --           36,834
 Marketing...............    51,238           8,375          9,226         1,738            --           70,577
 Management fees.........     9,469           5,349 (E)        --            926 (E)     (6,275)(E)       9,469
 Depreciation and
  amortization...........    10,348             --          13,016 (H)       --           5,691 (H)      29,055
 Participating lease
  payments...............   172,119 (I)      34,235 (I)     31,845 (I)     9,019 (I)        --          247,218
 Interest expense........     1,393             --             --            --             --            1,393
 Real estate and personal
  property taxes and
  insurance..............       398             --             449           --             --              847
                           --------        --------       --------       -------       --------       ---------
 Total expenses..........   673,424         112,603        188,042        27,136         11,286       1,012,491
                           --------        --------       --------       -------       --------       ---------
Income (loss) before
 income tax provision and
 minority interests......   (25,652)         (3,938)        25,354          (598)       (17,561)        (22,395)
 Income tax (provision)
  benefit................      (760)            --          (4,177)(J)       --          12,469 (J)       7,532
                           --------        --------       --------       -------       --------       ---------
Income (loss) before mi-
 nority interests........   (26,412)         (3,938)        21,177          (598)        (5,092)        (14,863)
 Minority interest in the
  Patriot Operating
  Company Partnership....     4,437             508 (K)     (2,732)(K)        77 (K)       (976) (K)      1,314
 Minority interest in
  consolidated
  subsidiaries...........       --              --             --            --           4,679 (L)       4,679
                           --------        --------       --------       -------       --------       ---------
Net income (loss)
 applicable to common
 shareholders............  $(21,975)       $ (3,430)      $ 18,445       $  (521)      $ (1,389)      $  (8,870)
                           ========        ========       ========       =======       ========       =========
Net income (loss) per
 common share(M).........  $  (0.30)                                                                  $   (0.09)
                           ========                                                                   =========

See notes on following page.
--------
(A) Represents the pro forma results of operations of Patriot Operating
    Company for the year ended December 31, 1996 assuming the following transactions had occurred at the beginning of the period presented:
    (i) the Cal Jockey Merger and the transactions related thereto; (ii) the Paine Webber Land Sale was consummated, the Paine Webber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot Operating Company completed the Grand Heritage Acquisition and acquired PAH RSI Lessee; (v) Patriot REIT acquired the Recent Acquisitions (except for the Park Shore Hotel) and the CHC Hotels and leased 21 of such hotels to Patriot Operating Company; (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vii) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (viii) Patriot REIT acquired the Participating Note; (ix) the Offering of 10,580,000 Paired Shares was completed; (x) the GAH Acquisition was completed; and (xi) the CHCI Merger was completed. See page 199.
(B) Represents adjustments to Wyndham International's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for nine hotels for the year ended December 31, 1996.
(C) Represents adjustments to Wyndham International's results of operations assuming the Merger and the Related Transactions had been consummated at the beginning of the period presented. The pro forma adjustments are based on the historical results of operations of Wyndham as of December 31, 1996 adjusted for certain transactions, including the acquisition of ClubHouse, all hotels and management contracts acquired during 1996 and Wyndham's initial public offering and related transactions, as if such transactions had occurred at the beginning of the period presented.
(D) Represents adjustments to Wyndham International's results of operations assuming the two hotels currently leased by Crow Hotel Lessee, Inc. had been leased by Wyndham International at the beginning of the period presented.
(E) Represents the elimination of management fees for the hotels previously leased to the Crow Hotel Lessee, Inc. which are assumed to be leased by Wyndham International and managed by a New Non-Controlled Subsidiary.
(F) Represents pro forma lease expense related to the sub-lease agreement with Patriot REIT for those hotel properties leased by Patriot REIT from third party owners.
(G) Represents incremental general and administrative expenses expected to be incurred by Wyndham International of $200 and the elimination of certain other expenses of $99.
(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over estimated useful lives ranging from 20 to 35 years. Amortization of management contracts is computed using the straight-line method over the 14-year average remaining term of the related management agreements.
(I) Represents lease payments from Wyndham International to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(J) Represents adjustments to Wyndham International's estimated federal and state tax provision for the Wyndham Transactions.
(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 12.9%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 16.8%.
(L) Represents adjustment for minority interest in the New Non-Controlled Subsidiaries held by Patriot REIT.
(M) Pro forma earnings per share is computed based on 99,579 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.09 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                           PATRIOT                ADJUSTMENTS
                          OPERATING  ------------------------------------------
                           COMPANY   CROW ASSETS
                          PRO FORMA  ACQUISITION       MERGER        WYNDHAM                   PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   PRO FORMA(D)  ADJUSTMENTS     TOTAL
                          ---------  ------------   ------------   ------------  -----------   ---------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Room revenue...........  $186,840     $38,791        $73,004         $8,923       $   --      $307,558
 Other hotel revenue....   126,854      24,698         24,979          5,391           --       181,922
 Racecourse facility
  revenue...............    22,538         --             --             --            --        22,538
 Management fee, service
  fee and reimbursement
  income................     7,866         --          22,793            --         (2,792)(E)   27,867
 Interest and other
  income................     5,364         --           1,371            --            --         6,735
                          --------     -------        -------         ------       -------     --------
 Total revenue..........   349,462      63,489        122,147         14,314        (2,792)     546,620
                          --------     -------        -------         ------       -------     --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............   127,484      25,096         33,059          5,229           --       190,868
 Racecourse facility
  operations............    20,282         --             --             --            --        20,282
 Direct operating costs
  of management company,
  service department,
  development and
  reimbursement
  expenses..............     6,639         --          17,898            --            --        24,537
 General and
  administrative........    36,332       6,582         10,800          1,594           127 (G)   55,435
 Ground lease and hotel
  lease expense.........       446         --             --             --         10,812 (F)   11,258
 Repair and
  maintenance...........    15,882       2,620          4,258            594           --        23,354
 Utilities..............    12,887       2,408         11,559            544           --        27,398
 Marketing..............    26,629       4,599          7,040            906           --        39,174
 Management fees........     6,000       2,329 (E)        --             463 (E)    (2,792)(E)    6,000
 Depreciation and
  amortization..........     5,113         --           7,663 (H)        --          2,164 (H)   14,940
 Participating lease
  payments..............    95,694      23,461 (I)     17,321 (I)      4,990 (I)       --       141,466
 Interest expense.......       623         --             --             --            --           623
 Real estate and
  personal property
  taxes and casuality
  insurance ............       220         --             --             --            --           220
                          --------     -------        -------         ------       -------     --------
 Total expenses.........   354,231      67,095        109,598         14,320        10,311      555,555
                          --------     -------        -------         ------       -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............    (4,769)     (3,606)        12,549             (6)      (13,103)      (8,935)
 Income tax (provision)
  benefit...............       222         --          (6,943)(J)        --         11,612        4,891
                          --------     -------        -------         ------       -------     --------
Income (loss) before mi-
 nority interests.......    (4,547)     (3,606)         5,606             (6)       (1,491)      (4,044)
 Minority interest in
  the Patriot Operating
  Company Partnership...       764         465 (K)       (723)(K)          1 (K)        45 (K)      552
 Minority interest in
  consolidated
  subsidiaries..........       --          --             --             --           (234)(L)     (234)
                          --------     -------        -------         ------       -------     --------
Net income (loss)
 applicable to common
 shareholders...........  $ (3,783)    $(3,141)       $ 4,883         $   (5)      $(1,680)    $ (3,726)
                          ========     =======        =======         ======       =======     ========
Net income per common
 share(M)...............  $  (0.05)                                                            $  (0.04)
                          ========                                                             ========

See notes on following page.

--------
(A) Represents the pro forma results of operations of Patriot Operating
    Company for the six months ended June 30, 1997 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto (ii) the PaineWebber Land Sale was consummated, the Paine Webber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot Operating Company completed the Grand Heritage Acquisition and acquired PAH RSI Lessee; (v) Patriot REIT acquired the Recent Acquisitions (except for the Park Shore Hotel) and the CHC Hotels and leased 21 of such hotels to Patriot Operating Company; (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vii) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (viii) Patriot REIT acquired the Participating Note; (ix) the Offering of 10,580,000 Paired Shares was completed; (x) the GAH Acquisition was completed; and (xi) the CHCI Merger was completed. See page 202.
(B) Represents adjustments to Wyndham International's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. The pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for ten hotels for the six months ended June 30, 1997.
(C) Represents adjustments to Wyndham International's results of operations assuming the Merger had been consummated at the beginning of the period presented. The pro forma adjustments are based on the historical results of operations of Wyndham as of June 30, 1997 adjusted for certain transactions, including the acquisition of ClubHouse and all hotels and management contracts acquired during the first six months of 1997, as if such transactions had occurred at the beginning of the period presented.
(D) Represents adjustments to Wyndham International's results of operations assuming the two hotels currently leased by Crow Hotel Lessee, Inc. had been leased by Wyndham International at the beginning of the period presented.
(E) Represents the elimination of management fees for the hotels previously leased to the Crow Hotel Lessee, Inc. which are assumed to be leased by Wyndham International and managed by a New Non-Controlled Subsidiary.
(F) Represents pro forma lease expense related to the sub-lease agreement with Patriot REIT for those hotel properties leased by Patriot REIT from third party owners.
(G) Represents incremental general and administrative expenses expected to be incurred by Wyndham International of $200 and the elimination of certain other expenses of $73.
(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over estimated useful lives ranging from 20 to 35 years. Amortization of management contracts is computed using the straight-line method over the 14-year average remaining term of the related management agreements.
(I) Represents lease payments from Wyndham International to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(J) Represents adjustments to Wyndham International's estimated federal and state tax provision for the Wyndham Transactions.
(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 12.9%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 16.8%.
(L) Represents adjustment for minority interest in the New Non-Controlled Subsidiaries held by Patriot REIT.
(M) Pro forma earnings per share is computed based on 100,108 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be a net loss of $0.04 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                               COMBINED LESSEES

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  Patriot REIT leases each of its hotels, except those hotels leased to Patriot Operating Company and except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through Non-Controlled Subsidiaries, to Lessees. The Combined Lessees subsequent to (i) the Wyndham Transactions, (ii) the Cal Jockey Merger and the transactions related thereto,
(iii) the Grand Heritage Acquisition (which included the acquisition of Grand Heritage Leasing, L.L.C. which leased three hotels from Patriot REIT), (iv) the acquisition of PAH RSI Lessee (which included the acquisition of eight Patriot REIT hotel leases); and (v) the GAH Acquisition and the CHCI Merger (which included the acquisition of 25 Patriot REIT hotel leases from CHC Lease Partners) consist of NorthCoast Lessee which leases 11 hotels (excluding the Park Shore Hotel), Doubletree Lessee which leases four hotels, and Metro Lease Partners which leases one hotel. Patriot REIT also leases two hotels to Crow Hotel Lessee, Inc. (the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel). Subsequent to the completion of the Wyndham Transactions, Patriot REIT expects to terminate its leases with Crow Hotel Lessee, Inc. and re-lease such hotels to Wyndham International. The Participating Leases provide for staggered terms of one to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The following Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 are presented as if the 16 hotels that Patriot REIT leases to the Combined Lessees pursuant to Participating Leases (excluding the Park Shore Hotel) had been leased as of January 1, 1996. The 25 hotels leased to CHC Lease Partners, the eight hotels leased to PAH RSI Lessee, the three hotels leased to Grand Heritage Leasing, L.L.C. and the two hotels leased to Crow Hotel Lessee, Inc. are assumed to have been leased to Wyndham International and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of NorthCoast Lessee filed with Old Patriot REIT's Annual Report on Form 10-K for the year ended December 31, 1996 and the Statements of Operations of NorthCoast Lessee filed with Patriot REIT's and Patriot Operating Company's Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997 and the Pro Forma Statement of Operations of the Combined Lessees located elsewhere in this Joint Proxy Statement/Prospectus. In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended June 30, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                      SIX MONTHS
                                                          YEAR ENDED    ENDED
                                                         DECEMBER 31,  JUNE 30,
                                                             1996        1997
                                                         ------------ ----------
                                                             (IN THOUSANDS)
Revenue:
 Room...................................................   $72,182     $37,341
 Food and beverage......................................    28,499      14,702
 Telephone and other....................................     5,906       2,972
                                                           -------     -------
    Total revenue.......................................   106,587      55,015
                                                           -------     -------
Expenses:
 Departmental costs and expenses........................    44,615      22,772
 General and administrative.............................     8,626       4,640
 Ground lease expense...................................     2,496         903
 Repair and maintenance.................................     5,526       2,761
 Utilities..............................................     4,380       1,980
 Marketing..............................................     7,431       3,941
 Insurance..............................................       763          72
 Participating lease payments(A)........................    32,730      16,664
                                                           -------     -------
    Total expenses......................................   106,567      53,733
                                                           -------     -------
Income before lessee income (expense)...................        20       1,282
                                                           -------     -------
Dividend and interest income(B).........................       142       1,039
Management fees(C)......................................    (2,553)     (1,547)
Lessee general and administrative(D)....................      (478)       (309)
                                                           -------     -------
                                                            (2,889)       (817)
                                                           -------     -------
Net income (loss).......................................   $(2,869)    $   465
                                                           =======     =======

--------
(A) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(B) Includes dividend income on OP Units in the Patriot Partnerships which form a portion of the required capitalization of NorthCoast Lessee. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(C) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(D) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL
                          ADJUSTED FOR THE WHG MERGER

                               INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  On September 30, 1997, Patriot REIT, Patriot Operating Company and WHG entered into the WHG Merger Agreement providing for the merger of a newly-formed subsidiary of Patriot Operating Company (and subsequent to the Merger, Wyndham International) with and into WHG, with WHG being the surviving corporation. As a result of the WHG Merger, Wyndham International will acquire the Condado Plaza Hotel & Casino, a 50% interest in the El San Juan Hotel & Casino and a 23.3% interest in the El Conquistador, all of which are located in Puerto Rico, as well as a 62% interest in Williams Hospitality Group, Inc., the management company for the three hotels and the Las Casitas Village at El Conquistador.

  Under the terms of the WHG Merger Agreement, each share of WHG Common Stock generally will be converted into the right to receive 0.784 Paired Shares; provided, however, that in the event that (i) the Patriot/WHG Average Closing Price is greater than $31.25 and the effective time of the WHG Merger is before February 1998, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $24.50, (ii) the Patriot/WHG Average Closing Price is greater than $31.75 and the effective time of the WHG Merger is in February 1998, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $24.89, (iii) the Patriot/WHG Average Closing Price is greater than $32.25 and the effective time of the WHG Merger is after February 1998, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $25.28, (iv) the Patriot/WHG Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $20.00, or (v) the Patriot/WHG Average Closing Price is less than $19.50, the WHG Exchange Ratio will equal 1.026, provided, however, that in such circumstances WHG has the right, waivable by it, to terminate the WHG Merger Agreement.

  In addition, each issued and outstanding share of WHG Series B Convertible Preferred Stock will be converted into the right to receive that number of Paired Shares that the holder of such shares of WHG Series B Convertible Preferred Stock would have the right to receive assuming conversion of such shares, together with any accrued and unpaid dividends thereon, into shares of WHG Common Stock immediately prior to the effective time of the WHG Merger.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotel and related improvements and other assets and liabilities owned by WHG are adjusted to estimated fair market value. The fair market value of the assets and liabilities of WHG has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of WHG will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  The following unaudited Pro Forma Condensed Combined Statement of Operations as adjusted for the WHG Merger for the year ended December 31, 1996 and the six months ended June 30, 1997 are derived from (i) the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Statements of Operations as adjusted for the Wyndham Transactions for the year ended December 31, 1996 and the six months ended

June 30, 1997 included elsewhere in this Joint Proxy Statement/Prospectus and
(ii) the Consolidated Statements of Operations of WHG filed with WHG's Annual Report on Form 10-K for the year ended June 30, 1997. As a result of the WHG Merger, WHG will become a wholly owned subsidiary of Wyndham International. Consequently the WHG Merger has minimal impact on the pro forma operating results of Patriot REIT. As a result, separate unaudited Pro Forma Condensed Statements of Operations for Patriot REIT, adjusted for the WHG Merger have not been presented.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Wyndham International as adjusted for the WHG Merger would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended June 30, 1997 is not necessarily indicative of the results of operations for the full year.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                            PATRIOT       WYNDHAM
                             REIT      INTERNATIONAL                 PRO FORMA
                          PRO FORMA(A) PRO FORMA(B)  ELIMINATIONS      TOTAL
                          ------------ ------------- ------------    ----------
                              (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue...............    $279,948    $      --     $(247,218)(C)  $   32,730
 Hotel revenue..........         --        931,559          --          931,559
 Racecourse facility
  revenue, hotel and
  land lease revenue....      17,714        51,946      (17,380)(D)      52,280
 Management fee, service
  fee and reimbursement
  income................         --         62,221          --           62,221
 Interest and other
  income................       2,797        14,346       (5,916)(E)      11,227
                            --------    ----------    ---------      ----------
 Total revenue..........     300,459     1,060,072     (270,514)      1,090,017
                            --------    ----------    ---------      ----------
Expenses:
 Departmental costs--
  hotel operations......         --        403,122          --          403,122
 Racecourse facility
  operations............         --         46,351       (5,611)(D)      40,740
 Direct operating costs
  of management company,
  service department,
  development and
  reimbursement
  expenses..............         --         47,564          --           47,564
 General and
  administrative........       7,097       110,110          (34)(E)     117,173
 Ground lease and hotel
  lease expense.........      16,824        12,502      (11,769)(D)      17,557
 Repair and
  maintenance...........         --         41,991          --           41,991
 Utilities..............         --         36,834          --           36,834
 Interest expense.......     117,679         4,866       (5,882)(E)     116,663
 Real estate and
  personal property
  taxes and casualty
  insurance.............      34,542           847          --           35,389
 Marketing..............         --         73,533          --           73,533
 Management fees........         --          9,469          --            9,469
 Depreciation and
  amortization..........      93,775        40,573          --          134,348
 Participating lease
  payments..............         --        247,218     (247,218)(C)         --
                            --------    ----------    ---------      ----------
 Total expenses.........     269,917     1,074,980     (270,514)      1,074,383
                            --------    ----------    ---------      ----------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....      30,542       (14,908)         --           15,634
 Equity in earnings of
  unconsolidated
  subsidiaries..........       3,243        (3,407)       4,679 (F)       4,515
                            --------    ----------    ---------      ----------
Income (loss) before
 income tax provision
 and minority
 interests..............      33,785       (18,315)       4,679          20,149
 Income tax (provision)
  benefit...............        (345)        4,647          --            4,302
                            --------    ----------    ---------      ----------
Income (loss) before
 minority interests.....      33,440       (13,668)       4,679          24,451
 Minority interests in
  the Patriot
  Partnerships..........      (3,729)        1,574          --           (2,155)
 Minority interest in
  consolidated
  subsidiaries .........      (1,832)          975       (4,679)(F)      (5,536)
                            --------    ----------    ---------      ----------
Net income (loss)
 applicable to common
 shareholders...........    $ 27,879    $  (11,119)   $     --       $   16,760
                            ========    ==========    =========      ==========
Net income (loss) per
 common Paired
 Share(G)...............    $   0.27    $    (0.11)                  $     0.16
                            ========    ==========                   ==========

--------
(A) Patriot REIT Pro Forma balances are derived from the pro forma results of operations of Patriot REIT for the year ended December 31, 1996 as adjusted for the Wyndham Transactions. See page 219. Minority interest in the Patriot REIT Partnership has been decreased by $158 to reflect the decrease in the estimated minority interest percentage subsequent to the WHG Merger to approximately 11.8%. The estimated minority interest percentage prior to the WHG Merger is approximately 12.3%.
(B) Wyndham International Pro Forma balances are derived from the pro forma results of operations of Patriot Operating Company for the year ended December 31, 1996 as adjusted for the Wyndham Transactions. See page 223.
(C) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot REIT to Wyndham
    International.
(D) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(E) The pro forma adjustments represent the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $4,712 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger and the elimination of $34 of other intercompany income and expense items.
(F) Represents the elimination of equity in losses of the New Non-Controlled Subsidiaries.
(G) Pro forma earnings per share is computed based on 104,583 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares and the conversion of WHG Series B Convertible Preferred Stock into Paired Shares.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.17 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                            WYNDHAM
                            PATRIOT REIT INTERNATIONAL                 PRO FORMA
                            PRO FORMA(A) PRO FORMA(B)  ELIMINATIONS      TOTAL
                            ------------ ------------- ------------    ----------
                               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue.................    $158,130     $    --      $(141,466)(C)   $ 16,664
 Hotel revenue............         --       520,027           --         520,027
 Racecourse facility
  revenue, hotel and land
  lease revenue...........      13,614       22,538       (13,447)(D)     22,705
 Management fee, service
  fee and reimbursement
  income..................         --        36,900           --          36,900
 Interest and other
  income..................       2,806        7,978        (2,965)(E)      7,819
                              --------     --------     ---------       --------
 Total revenue............     174,550      587,443      (157,878)       604,115
                              --------     --------     ---------       --------
Expenses:
 Departmental costs--hotel
  operations..............         --       208,119           --         208,119
 Racecourse facility
  operations..............         --        20,282        (2,635)(D)     17,647
 Direct operating costs of
  management company,
  service department,
  development and
  reimbursement expenses..         --        26,620           --          26,620
 General and
  administrative..........       5,227       59,281           (24)(E)     64,484
 Ground lease and hotel
  lease expense...........      12,434       11,258       (10,812)(D)     12,880
 Repair and maintenance...         --        23,354           --          23,354
 Utilities................         --        27,398           --          27,398
 Interest expense.........      59,363        2,214        (2,941)(E)     58,636
 Real estate and personal
  property taxes and
  casualty insurance......      18,461          220           --          18,681
 Marketing................         --        40,691           --          40,691
 Management fees..........         --         6,000           --           6,000
 Depreciation and
  amortization............      47,714       20,823           --          68,537
 Participating lease
  payments................         --       141,466      (141,466)(C)        --
                              --------     --------     ---------       --------
 Total expenses...........     143,199      587,726      (157,878)       573,047
                              --------     --------     ---------       --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests................      31,351        (283)           --          31,068
 Equity in earnings of
  unconsolidated
  subsidiaries............       3,520        1,576          (234)(F)      4,862
                              --------     --------     ---------       --------
Income before income tax
 provision and minority
 interests................      34,871        1,293          (234)        35,930
 Income tax (provision)
  benefit.................        (172)       2,718           --           2,546
                              --------     --------     ---------       --------
Income before minority
 interests................      34,699        4,011          (234)        38,476
 Minority interests in the
  Patriot Partnerships....      (3,978)        (129)          --          (4,107)
 Minority interest in
  consolidated
  subsidiaries............        (987)      (2,972)          234 (F)     (3,725)
                              --------     --------     ---------       --------
Net income applicable to
 common shareholders......    $ 29,734     $    910     $     --        $ 30,644
                              ========     ========     =========       ========
Net income per common
 Paired Share(G)..........    $   0.28     $   0.01                     $   0.29
                              ========     ========                     ========

--------
(A) Patriot REIT Pro Forma balances are derived from the pro forma results of operations of Patriot REIT for the six months ended June 30, 1997 as adjusted for the Wyndham Transactions. See page 221. Minority interest in the Patriot REIT Partnership has been decreased by $169 to reflect the decrease in the estimated minority interest percentage subsequent to the WHG Merger to approximately 11.8%. The estimated minority interest percentage prior to the WHG Merger is approximately 12.3%.
(B) Wyndham International Pro Forma balances are derived from the pro forma results of operations of Patriot Operating Company for the six months ended June 30, 1997 as adjusted for the Wyndham Transactions. See page
    225.
(C) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot REIT to Wyndham
    International.
(D) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(E) Represents primarily the elimination of $585 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $2,356 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger, and the elimination of $24 of other intercompany income and expense items.
(F) Represents the elimination of equity in income of the New Non-Controlled Subsidiaries.
(G) Pro forma earnings per share is computed based on 105,169 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares and the conversion of WHG Series B Convertible Preferred Stock into Paired Shares.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be $0.31 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the WHG Merger had occurred as of June 30, 1997. The Pro Forma Condensed Combined Balance Sheet is also derived from the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Balance Sheet as adjusted for the Wyndham Transactions as of June 30, 1997 included elsewhere in this Joint Proxy Statement/Prospectus.

  Such pro forma information is based in part upon WHG's Consolidated Balance Sheet as of June 30, 1997, Old Patriot REIT's Consolidated Balance Sheet as of June 30, 1997, Wyndham's Consolidated Balance Sheet as of June 30, 1997, and Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of June 30, 1997 and should be read in conjunction with the financial statements filed with Wyndham's, and the Patriot Companies' respective Quarterly Reports on Form 10-Q for the six months ended June 30, 1997 and WHG's Annual Report on Form 10-K for the year ended June 30, 1997. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of WHG at their estimated fair market values and the elimination of WHG's historical shareholders' equity. The fair market values of the assets and liabilities of WHG have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of WHG will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Wyndham International as adjusted for the WHG Merger.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                             PATRIOT
                            REIT AND
                             WYNDHAM
                          INTERNATIONAL
                           PRO FORMA         WHG                     PRO FORMA
                            TOTAL(A)    HISTORICAL(B) ADJUSTMENTS      TOTAL
                          ------------- ------------- -----------    ----------
         ASSETS
Net investment in hotel
 and resort properties
 and land held for
 sale...................   $2,367,677     $ 48,956     $ 31,735 (C)  $2,448,368
Net investment in
 Racecourse facility and
 related improvements...       21,565          --           --           21,565
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........       74,424        1,105       40,106 (D)     115,635
Notes and other
 receivables from
 affiliates.............       21,185          --           --           21,185
Notes receivable........       30,853          --           --           30,853
Investment in
 unconsolidated
 subsidiaries...........       16,421       30,603      (22,211)(E)      24,813
Cash and cash
 equivalents............       43,653       17,886          --           61,539
Restricted cash.........       42,189          --           --           42,189
Accounts receivable,
 net....................       26,715        3,477          --           30,192
Goodwill................      439,443        8,710       10,378 (F)     458,531
Deferred expenses, net..       21,325          --           --           21,325
Management contract
 costs..................      109,995          --        43,567 (G)     153,562
Trade name and franchise
 costs..................      102,050          --           --          102,050
Prepaid expenses and
 other assets...........       55,958        6,736          --           62,694
Deferred income taxes...          727          --           --              727
                           ----------     --------     --------      ----------
 Total assets...........   $3,374,180     $117,473     $103,575      $3,595,228
                           ==========     ========     ========      ==========
 LIABILITIES AND SHARE-
     HOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes..................   $1,451,830     $ 23,549     $    --       $1,475,379
Notes and other
 liabilities............          --         5,532          --            5,532
Accounts payable and
 accrued expenses.......       73,076       10,440          --           83,516
Deferred income tax
 liability..............       71,553        2,638          --           74,191
Deposits................        1,337          --           --            1,337
Deferred gain...........          --           --           --              --
Due to unconsolidated
 subsidiaries...........        6,314          --           --            6,314
Minority interests in
 the Patriot
 Partnerships...........      271,495          --           --          271,495
Minority interest in
 consolidated
 subsidiaries...........       27,990       19,990          --           47,980
Shareholders' equity:
 Preferred stock........           44          --           --               44
 Common stock...........        1,905           61           39 (H)       2,005
 Paid-in capital........    1,648,619       14,296      144,503 (I)   1,807,418
 Unearned stock compen-
  sation, net...........      (16,397)         --                       (16,397)
 Notes receivable from
  stockholders..........      (16,887)         --           --          (16,887)
 Receivable from affili-
  ates..................       (1,331)         --           --           (1,331)
 Retained earnings......     (145,368)      40,967      (40,967)(I)    (145,368)
                           ----------     --------     --------      ----------
 Total shareholders' eq-
  uity..................    1,470,585       55,324      103,575       1,629,484
                           ----------     --------     --------      ----------
 Total liabilities and
  shareholders' equity..   $3,374,180     $117,473     $103,575      $3,595,228
                           ==========     ========     ========      ==========

See notes on following page.

--------
(A) Reflects the Pro Forma Condensed Combined Balance Sheet of Patriot REIT and Patriot Operating Company as of June 30, 1997, which reflects (i) the Recent Transactions, including the Cal Jockey Merger; (ii) the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger; and (iii) the Wyndham Transactions. See page 216.
(B) Represents the Consolidated Balance Sheet of WHG as of June 30, 1997.
(C) Represents adjustment for the purchase method of accounting whereby the investment in the hotel property owned by WHG is adjusted to record the assets at their estimated fair market values.
(D) Represents the reclassification of receivables from/advances to WHG unconsolidated subsidiaries, stated at their historical cost which approximates their fair value.
(E) Represents the following adjustments:

      Adjustment to state investments in WHG unconsolidated
       subsidiaries at estimated fair market value................. $ 17,895
      Reclassify receivables from/advances to WHG unconsolidated subsidiaries................................................  (40,106)
                                                                    --------
                                                                    $(22,211)
                                                                    ========

(F) Represents purchase consideration in excess of fair market value of the net assets of WHG.
(G) Represents adjustment for the purchase method of accounting whereby the management contracts held by WHG are adjusted to their estimated fair market values. WHG, through certain of its subsidiaries, holds management contracts for the three resort hotels that it holds ownership interests in. The contracts have remaining lives of 6 to 14 years and provide for payment of management fees including a base fee plus certain incentive fees based on specified criteria as defined in the respective management agreements.
(H) Represents adjustments to record the exchange of WHG common stock for Paired Shares and the conversion of the WHG Series B Convertible Preferred Stock outstanding into its Paired Share equivalent. Pursuant to the WHG Merger Agreement, WHG stockholders will receive 0.784 Paired Shares for each share of WHG common stock held by them at the time of the WHG Merger, subject to certain adjustments. At June 30, 1997, 6,050 shares of WHG common stock were outstanding and were assumed to be exchanged for approximately 4,743 Paired Shares (with a par value equal to $0.02 per Paired Share) resulting in an adjustment to increase common stock. Subsequent to June 30, 1997, WHG issued 300 shares of Series B Convertible Preferred Stock. The preferred stock has a stated value of $10.00 per share (plus adjustment for accrued, unpaid dividends) and is convertible into WHG common stock based on a value of $9.00 per share for the WHG common stock. The outstanding shares of WHG Series B Convertible Preferred Stock were assumed to be converted into approximately 261 Paired Shares (which represents the number of Paired Shares the holder of such preferred stock would have the right to receive assuming conversion of such shares into WHG common stock).
(I) Represents the following adjustments to shareholders' equity:

      Purchase consideration for shares..............................  $158,899
      Adjustment to common stock for Paired Shares issued............       (39)
      Book value of WHG common stock.................................       (61)
      Book value of WHG paid-in capital..............................   (14,296)
                                                                       --------
       Adjustment to paid-in capital.................................   144,503
      Elimination of WHG historical retained earnings................   (40,967)
      Adjustment to common stock.....................................       (39)
                                                                       --------
       Adjustment to shareholders' equity............................  $103,575
                                                                       ========

                             WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                             WYNDHAM
                          INTERNATIONAL
                            PRO FORMA        WHG                    PRO FORMA
                            TOTAL(A)    HISTORICAL(B) ADJUSTMENTS     TOTAL
                          ------------- ------------- -----------   ----------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........   $  547,286      $25,131      $   --      $  572,417
 Other hotel revenues...      329,377       29,765          --         359,142
 Racecourse facility
  revenue...............       51,946          --           --          51,946
 Management fee, service
  fee and reimbursement
  income................       49,225       12,996          --          62,221
 Interest and other
  income................       12,262        2,084          --          14,346
                           ----------      -------      -------     ----------
 Total revenue..........      990,096       69,976          --       1,060,072
                           ----------      -------      -------     ----------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............      368,568       34,554          --         403,122
 Racecourse facility
  operations............       46,351          --           --          46,351
 Direct operating costs
  of management company,
  service department,
  development and
  reimbursement
  expenses..............       43,809        3,755          --          47,564
 General and
  administrative........      103,877        6,233          --         110,110
 Ground lease and hotel
  lease expense ........       12,502          --           --          12,502
 Repair and
  maintenance...........       41,991          --           --          41,991
 Utilities..............       36,834          --           --          36,834
 Marketing..............       70,577        2,956          --          73,533
 Management fees........        9,469          --           --           9,469
 Depreciation and
  amortization..........       29,055        5,549        5,969 (C)     40,573
 Participating lease
  payments..............      247,218          --           --         247,218
 Interest expense.......        1,393        3,473          --           4,866
 Real estate and
  personal property
  taxes and insurance...          847          --           --             847
                           ----------      -------      -------     ----------
 Total expenses.........    1,012,491       56,520        5,969      1,079,980
                           ----------      -------      -------     ----------
Income (loss) before
 equity earnings of
 unconsolidated
 subsidiaries...........      (22,395)      13,456       (5,969)       (14,908)
Equity in earnings of
 unconsolidated
 subsidiaries...........          --        (2,896)        (511)(D)     (3,407)
                           ----------      -------      -------     ----------
Income (loss) before
 income tax provision
 and minority
 interests..............      (22,395)      10,560       (6,480)       (18,315)
 Income tax (provision)
  benefit...............        7,532       (2,152)        (733)(E)      4,647
                           ----------      -------      -------     ----------
Income (loss) before mi-
 nority interests.......      (14,863)       8,408       (7,213)       (13,668)
 Minority interest in
  the Patriot Operating
  Company Partnership...        1,314          --           260 (F)      1,574
 Minority interest in
  consolidated
  subsidiaries..........        4,679       (3,704)         --             975
                           ----------      -------      -------     ----------
Net income (loss)
 applicable to common
 shareholders...........   $   (8,870)     $ 4,704      $(6,953)    $  (11,119)
                           ==========      =======      =======     ==========
Net income (loss) per
 common share(G)........   $    (0.09)                              $    (0.11)
                           ==========                               ==========

--------
(A) Represents the pro forma results of operations of Wyndham International for the year ended December 31, 1996 which reflects adjustments for (i) the Recent Transactions, including the Cal Jockey Merger and the related transactions; (ii) the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger; and (iii) the Wyndham Transactions. See page 223.
(B) Represents the historical consolidated results of operations of WHG for the twelve months ended December 31, 1996 (excluding the adjustment to reflect dividends on preferred stock of Condado Plaza Hotel & Casino).
(C) Represents an increase in depreciation and amortization which results from the adjustment for the purchase method of accounting whereby the asset values are adjusted to their estimated fair market value. The adjustment represents increases in depreciation expense of $907, amortization of goodwill of $519 and amortization of management contracts of $4,543. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F & E. Amortization of goodwill is computed using the straight-line method over a 20-year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the remaining terms of the related contracts.
(D) Represents adjustment to equity in earnings of unconsolidated subsidiaries which results from the adjustment for the purchase method of accounting whereby the investment values are adjusted to their estimated fair market value. The adjustment to the investment balance is being amortized using the straight-line method based upon an estimated useful life of 35 years.
(E) Represents adjustments to Wyndham International's estimated federal and state tax provision for the WHG Merger.
(F) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the WHG Merger of approximately 12.4%. The estimated minority interest percentage prior to the WHG Merger is approximately 12.9%.
(G) Pro forma earnings per share subsequent to the WHG Merger is computed based on 104,583 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares and the conversion of WHG Series B Convertible Preferred Stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be unchanged. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                               WYNDHAM
                            INTERNATIONAL
                              PRO FORMA        WHG                    PRO FORMA
                              TOTAL(A)    HISTORICAL(B) ADJUSTMENTS     TOTAL
                            ------------- ------------- -----------   ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Room revenue.............    $307,558       $14,468      $   --      $322,026
 Other hotel revenue......     181,922        16,079          --       198,001
 Racecourse facility
  revenue.................      22,538           --           --        22,538
 Management fee, service
  fee and reimbursement
  income..................      27,867         9,033          --        36,900
 Interest and other
  income..................       6,735         1,243          --         7,978
                              --------       -------      -------     --------
 Total revenue............     546,620        40,823          --       587,443
                              --------       -------      -------     --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations..............     190,868        17,251          --       208,119
 Racecourse facility
  operations..............      20,282           --           --        20,282
 Direct operating costs of
  management company,
  service department,
  development and
  reimbursement expenses..      24,537         2,083          --        26,620
 General and
  administrative..........      55,435         3,846          --        59,281
 Ground lease and hotel
  lease expense...........      11,258           --           --        11,258
 Repair and maintenance...      23,354           --           --        23,354
 Utilities................      27,398           --           --        27,398
 Marketing................      39,174         1,517          --        40,691
 Management fees..........       6,000           --           --         6,000
 Depreciation and
  amortization............      14,940         2,898        2,985 (C)   20,823
 Participating lease
  payments................     141,466           --           --       141,466
 Interest expense.........         623         1,591          --         2,214
 Real estate and personal
  property taxes and
  casualty insurance .....         220           --           --           220
                              --------       -------      -------     --------
 Total expenses...........     555,555        29,186        2,985      587,726
                              --------       -------      -------     --------
 Income (loss) before
  equity in earnings of
  unconsolidated
  subsidiaries............      (8,935)       11,637       (2,985)        (283)
 Equity in earnings of
  unconsolidated
  subsidiaries............         --          1,832         (256)(D)    1,576
                              --------       -------      -------     --------
Income (loss) before
 income tax provision and
 minority interests.......      (8,935)       13,469       (3,241)       1,293
 Income tax (provision)
  benefit.................       4,891        (3,173)       1,000 (E)    2,718
                              --------       -------      -------     --------
Income (loss) before mi-
 nority interests.........      (4,044)       10,296       (2,241)       4,011
 Minority interest in the
  Patriot Operating
  Company Partnership.....         552           --          (681)(F)     (129)
 Minority interest in
  consolidated
  subsidiaries............        (234)       (2,738)         --        (2,972)
                              --------       -------      -------     --------
Net income (loss)
 applicable to common
 shareholders.............    $ (3,726)      $ 7,558      $(2,922)    $    910
                              ========       =======      =======     ========
Net income per common
 share(G).................    $  (0.04)                               $   0.01
                              ========                                ========

--------
(A) Represents the pro forma results of operations of Wyndham International for the six months ended June 30, 1997 which reflects adjustments for (i) the Recent Transactions, including the Cal Jockey Merger and the related transactions; (ii) the acquisition of the CHC Hotels, the GAH Acquisition and the GHCI Merger; and (iii) the Wyndham Transactions. See page 225.
(B) Represents the historical consolidated results of operations of WHG for the six months ended June 30, 1997 (excluding the adjustment to reflect dividends on preferred stock of Condado Plaza Hotel & Casino).
(C) Represents an increase in depreciation and amortization which results from the adjustment for the purchase method of accounting whereby by the asset values are adjusted to their estimated fair market value. The adjustment represents increases in depreciation expense of $454, amortization of goodwill of $259 and amortization of management contracts of $2,272. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F &E. Represents adjustments to WHG's depreciation and amortization to reflect amortization of goodwill and management contract costs. Amortization of goodwill is computed using the straight-line method over a 20-year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the remaining terms of the related contracts.
(D) Represents adjustment to equity in earnings of unconsolidated subsidiaries which results from the adjustment for the purchase method of accounting whereby the investment values are adjusted to their estimated fair market value. The adjustment to the investment balance is being amortized using the straight-line method based upon an estimated useful life of 35 years.
(E) Represents adjustments to Wyndham International's estimated federal and state tax provision for the WHG Merger.

(F) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the WHG Merger of approximately 12.4%. The estimated minority interest percentage prior to the WHG Merger is approximately 12.9%.
(G) Pro forma earnings per share subsequent to the WHG Merger is computed based on 105,169 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares and the conversion of WHG Series B Convertible Preferred Stock into Paired Shares.

  In February 1997, the Financing Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be unchanged. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                        MANAGEMENT OF PATRIOT REIT AND
                             WYNDHAM INTERNATIONAL

PATRIOT REIT

  Immediately following the Effective Time, the number of directors of Patriot REIT will be fixed at ten. At such time, the directors of Patriot REIT will be Paul A. Nussbaum, William W. Evans III, John C. Deterding, John H. Daniels, Gregory R. Dillon, Thomas S. Foley, Arch K. Jacobson (all of whom currently are members of the Patriot REIT Board), James D. Carreker (who currently is the President of Wyndham and a member of the Wyndham Board), Philip J. Ward (who currently serves as a director of Wyndham) and Harlan R. Crow (a designee of CF Securities who currently serves as a director of Wyndham). If, prior to the Effective Time, any of the persons mentioned above declines to or becomes unable to serve as a director of Patriot REIT, then Patriot REIT, Wyndham or CF Securities, as the case may be, will designate another person to serve as a director of Patriot REIT, so long as such designee is reasonably acceptable to the other parties. Within six months following the Effective Time, the Patriot REIT designees have the right to propose another person to serve on the Patriot REIT Board. Assuming that person is reasonably acceptable to the Wyndham designees on such Board, the number of directors of the Patriot REIT Board will be increased to eleven and such person will be elected as a director and will serve as a director until Patriot REIT's 1998 annual meeting of stockholders or until his or her successor is duly elected and qualified. Under the terms of the Merger Agreement, following the Merger, Mr. Nussbaum, the current President and Chief Executive Officer of Patriot REIT and the Chairman of the Patriot REIT Board, will continue as the Chief Executive Officer of Patriot REIT and the Chairman of the Patriot REIT Board following the Merger, Mr. Evans will serve as the President and Chief Operating Officer of Patriot REIT, and Anne L. Raymond, the current Executive Vice President and Chief Financial Officer of Wyndham, will serve as an Executive Vice President and the Chief Financial Officer of Patriot REIT.

  The age, positions and business experience of the directors and executive officers of Patriot REIT that have been designated are set forth below. Like the current Patriot REIT Board, following the Merger the Patriot REIT Board will continue to be divided into three classes, with terms ending in 1998, 1999 and 2000 at the annual meetings of stockholders, respectively. Directors elected at future stockholder meetings will hold office for three-year terms. Certain of the existing and prospective stockholders of Patriot REIT have agreed, pursuant to the Voting Agreements, to vote their shares of Patriot REIT Common Stock in favor of nominees designated by the Board of Directors of Patriot REIT, which nominees will be selected in accordance with the terms of the Voting Agreements. See "Certain Related Agreements--Voting Agreements." Executive officers will be elected annually by the Patriot REIT Board for terms ending on the next annual meeting of the Patriot REIT Board.

           NAME                        POSITION WITH PATRIOT REIT            AGE
           ----             ------------------------------------------------ ---
Paul A. Nussbaum........... Chairman of the Board of Directors and Chief     50
                            Executive Officer (term expires 1998)
William W. Evans III....... President, Chief Operating Officer and Director
                            (term expires 2000)                              45
Anne L. Raymond............ Chief Financial Officer, Executive Vice          39
                            President and Treasurer
Harlan R. Crow............. Director (term expires 1998)                     48
John C. Deterding.......... Director (term expires 1998)                     65
Gregory R. Dillon.......... Director (term expires 1999)                     74
Thomas S. Foley............ Director (term expires 1999)                     68
John H. Daniels............ Director (term expires 1999)                     70
Philip J. Ward............. Director (term expires 1999)                     49
James D. Carreker.......... Director (term expires 2000)                     50
Arch K. Jacobson........... Director (term expires 2000)                     69

  Paul A. Nussbaum became Chairman of the Board of Directors and Chief Executive Officer of Old Patriot REIT in April 1995, continued in such capacity for Patriot REIT following the Cal Jockey Merger, and will continue in such capacity for Patriot REIT following the Merger. Mr. Nussbaum founded the Patriot American group of companies ("Patriot American") in 1991 and has been its Chief Executive Officer since its inception. Prior to his association with Patriot American, Mr. Nussbaum practiced real estate and corporate law in New York for 20 years, the last 12 years of which as chairman of the real estate department of Schulte Roth & Zabel. He currently serves as a member of the Dallas Symphony and is a member of the Urban Land Institute, the American College of Real Estate Lawyers and the Advisory Board of the Real Estate Center of the Wharton School of Business, University of Pennsylvania. Mr. Nussbaum is a member of the Board of Visitors of the Georgetown University Law Center and an Overseer of Colby College, Waterville, Maine. He holds a B.A. from the State University of New York at Buffalo and a J.D. from the Georgetown University Law Center.

  William W. Evans III began serving in the Office of the Chairman of Old Patriot REIT in March 1997, continued in such capacity for Patriot REIT following the Cal Jockey Merger, and became a director of Patriot REIT in July 1997. Mr. Evans will assume the positions of President and Chief Operating Officer of Patriot REIT and will continue as a director of Patriot REIT following the Merger. Previously, Mr. Evans was a Managing Director in PaineWebber's Real Estate Group with responsibility for the origination and structuring of principal transactions. He joined PaineWebber as a result of the firm's acquisition of Kidder, Peabody and Co. Incorporated in December 1994. Prior to joining Kidder, Peabody in 1992, Mr. Evans was a First Vice President and head of the Real Estate Financing Division of Swiss Bank Corporation, responsible for all real estate activities of the U.S. organization of the bank. Mr. Evans is a graduate of the University of Virginia.

  Anne L. Raymond will become Chief Financial Officer and an Executive Vice President of Patriot REIT following the Merger. Ms. Raymond joined Wyndham in 1983 as Controller and served in that and other financial capacities through September 1987. From September 1987 to July 1994, she served as Investment Manager for Crow Family Holdings, where her responsibilities included managing and overseeing Crow Family Holdings' interest in the Trammell Crow Company and Wyndham. Upon the formation of the Crow Investment Trust in August 1994, Ms. Raymond was named Director--Capital Markets thereof and had responsibility for developing and maintaining investment relationships with real estate capital sources. In March 1995, Ms. Raymond officially rejoined Wyndham as Executive Vice President and Chief Financial Officer, and was elected a director of Wyndham in April 1996. Ms. Raymond holds a B.S. in Business Administration from the University of Missouri.

  Harlan R. Crow will become a director of Patriot REIT following the Merger. Mr. Crow became a director of Wyndham in April 1996. Mr. Crow is the chief executive officer of Crow Family Holdings, an investment company managing investments in a variety of real estate related and other businesses, a position he has held since 1986. Prior to 1986, Mr. Crow was a Regional Partner in the office building unit of Trammell Crow Company, a commercial real estate management and development company. Mr. Crow is a former member of the Board of Directors of Texas Commerce Bancshares, a banking institution. In any given year within the past six years, Mr. Crow has indirectly owned interests in over 1,000 partnerships (or affiliates of partnerships) or corporations. In the past six years, Mr. Crow was a general partner, officer or director in approximately 95 partnerships or corporations, or affiliates of such partnerships or corporations, that filed for protection under federal bankruptcy laws. In addition, in the past six years, Mr. Crow was a general partner, executive officer or director in approximately 15 partnerships or corporations, or affiliates of such partnerships or corporations, that were placed in receivership. Mr. Crow has been a Director of Homegate Hospitality, Inc. since October 1996. Mr. Crow holds a Bachelor of Business Administration from the University of Texas at Austin.

  John C. Deterding became a director of Old Patriot REIT in September 1995, continued in such capacity for Patriot REIT following the Cal Jockey Merger, and will continue in such capacity for Patriot REIT following the Merger. He has been the owner of Deterding Associates, a real estate consulting company, since June 1993. From 1975 until June 1993, he served as Senior Vice President and General Manager of the Commercial Real Estate division of General Electric Capital Corporation ("GECC"). In directing the real estate activities at GECC, he was responsible for both domestic and international lending activities, portfolio purchases, joint ventures, asset management and real estate securitization. From November 1989 to June 1993, Mr. Deterding served as Chairman of the General Electric Real Estate Investment Company, a privately held REIT. He served as Director of GECC Financial Corporation from 1986 to 1993. Mr. Deterding is also a former member and trustee of the Urban Land Institute. He holds a B.S. from the University of Illinois.

  Gregory R. Dillon became a director of Old Patriot REIT in September 1995, continued in such capacity for Patriot REIT following the Cal Jockey Merger, and will continue in such capacity for Patriot REIT following the Merger. He has been Vice Chairman Emeritus of Hilton Hotels Corporation ("Hilton") since 1993. He has been a director of Hilton since 1977 and was elected Vice Chairman in 1990. Mr. Dillon served as an Executive Vice President of Hilton from 1980 until 1993. Mr. Dillon was also Executive Vice President of Hilton's franchise company, Hilton Inns, Inc., from 1971 to 1986. He is a director of the Conrad N. Hilton Foundation and is a founding member of the American Hotel Association's Industry Real Estate Financing Advisory Council and the National Association of Corporate Real Estate Executives (NACORE). In addition to his undergraduate degree, Mr. Dillon holds an L.L.B. from DePaul University.

  Thomas S. Foley became a director of Old Patriot REIT in September 1995, continued in such capacity for Patriot REIT following the Cal Jockey Merger, and will continue in such capacity for Patriot REIT following the Merger. He has been a partner in the Washington, D.C. office of Akin, Gump, Strauss, Hauer & Feld, L.L.P. since January 1995. From 1965 through 1994, Mr. Foley served 15 terms in the U.S. House of Representatives. Mr. Foley was Speaker of the U.S. House of Representatives from June 1989 through December 1994. Mr. Foley currently is a director of the H.J. Heinz Company, and he serves on the Global Advisory Board of Coopers & Lybrand L.L.P., the Board of Advisors for the Center for Strategic and International Studies and the Board of Directors for the Center for National Policy. Mr. Foley holds a B.A. and L.L.B. from the University of Washington.

  John H. Daniels became a director of Old Patriot REIT in September 1995, continued in such capacity for Patriot REIT following the Cal Jockey Merger, and will continue in such capacity for Patriot REIT following the Merger. He has served as President of The Daniels Group Inc., a real estate development and management company, since 1984. Mr. Daniels has also served as Vice Chairman of Patriot American since its inception in 1991. Prior to forming The Daniels Group Inc., Mr. Daniels served as Chairman and Chief Executive Officer of Cadillac Fairview Corporation, a publicly held real estate development and management company. Mr. Daniels has more than 40 years of real estate development and management experience. Mr. Daniels is also a director of Cineplex-Odeon Corporation, Consolidated H.C.I. Corporation, Samoth Capital Corporation and Anitech Enterprises Inc. Mr. Daniels holds a B.S. in Architecture from the University of Toronto.

  Philip J. Ward will become a director of Patriot REIT following the Merger. He has served as a director of Wyndham since June 1996. Mr. Ward is the Senior Managing Director in charge of the Real Estate Investment Division of CIGNA Investments, Inc., a division of CIGNA Corporation, a position he has held since December 1985. Mr. Ward joined Connecticut General's Mortgage and Real Estate Department (a predecessor of CIGNA) in 1971 and became an officer in 1987. Since joining CIGNA, Mr. Ward has held real estate investment assignments in Mortgage and Real Estate Production and in Portfolio Management. Mr. Ward is also a director of the Simon DeBartolo Group, Inc., of Indianapolis, Indiana, and a director of the Connecticut Housing Investment Fund. Mr. Ward holds a Bachelor of Arts from Amherst College.

  James D. Carreker will become a director of Patriot REIT following the Merger. He has served as President and Chief Executive Officer of Wyndham since May 1988 and as a director of Wyndham since February 1996. He also served as Chief Executive Officer of Trammell Crow Company, a national real estate company, from August 1994 to December 1995. Prior to 1988, Mr. Carreker served as President of Burdine's, the Miami based division of Federated Department Stores. Mr. Carreker holds a B.S. and Master of Business Administration from Oklahoma State University.

  Arch K. Jacobson became a director of Old Patriot REIT in September 1995, continued in such capacity for Patriot REIT following the Cal Jockey Merger, and will continue in such capacity for Patriot REIT following the Merger. He has served as President of Jacobson-Berger Capital Group, Inc., a commercial mortgage banking firm, since 1993. From 1986 to 1993, Mr. Jacobson was Chairman of Union Pacific Realty Co., a real estate management and development company. He served in various capacities with the Real Estate Department of The Prudential Insurance Company from 1955 to 1980 and was President and Chief Executive Officer of the Prudential Development Company (a subsidiary of the Prudential Insurance Company) from 1982 to 1986. Mr.

Jacobson currently serves as a director of Walden Residential Properties, Inc., a publicly traded multifamily apartment REIT. He was formerly a director of La Quinta Limited Partners, and chaired the committee of independent directors that negotiated the tender offer for and purchase of that company in 1994. Mr. Jacobson holds a B.S. from Texas A&M University.

WYNDHAM INTERNATIONAL

  Immediately following the Effective Time, the number of directors of Wyndham International will be fixed at ten. At such time, the directors of Wyndham International will be Paul A. Nussbaum, Karim Alibhai, Arch K. Jacobson, Sherwood M. Weiser, Russ Lyon, Jr., Burton C. Einspruch, Leonard Boxer (all of whom currently are members of the Patriot Operating Company Board), James D. Carreker, James C. Leslie (who currently serves as a director of Wyndham) and Susan T. Groenteman (a designee of CF Securities who currently serves as a director of Wyndham). If, prior to the Effective Time, any of the persons mentioned above declines to or becomes unable to serve as a director of Wyndham International, then Patriot Operating Company, Wyndham or CF Securities, as the case may be, will designate another person to serve as a director of Wyndham International, so long as such designee is reasonably acceptable to the other party. Within six months following the Effective Time, the Wyndham designees have the right to propose another person to serve on the Wyndham International Board. Assuming that person is reasonably acceptable to the Patriot Operating Company designees on such Board, the number of directors of the Wyndham International Board will be increased to eleven and such person will be elected as a director and will serve as a director until Wyndham International's 1998 annual meeting of stockholders or until his successor is duly elected and qualified. Under the terms of the Merger Agreement, James D. Carreker, the current President and Chief Executive Officer of Wyndham, will become the Chief Executive Officer of Wyndham International and the Chairman of the Wyndham International Board, Rex E. Stewart, the current Chief Financial Officer of Patriot REIT, will serve as an Executive Vice President and the Chief Financial Officer of Wyndham International, and Thomas W. Lattin, the current President and Chief Operating Officer of Patriot Operating Company, will serve as an Executive Vice President of Wyndham International.

  The age, positions and business experience of the directors and executive officers of Wyndham International that have been designated are set forth below. Like the Patriot Operating Company Board, following the Merger, the Wyndham International Board will continue to be divided into three classes, with terms ending in 1998, 1999 and 2000 at the annual meetings of stockholders, respectively. Directors elected at future stockholder meetings will hold office for three-year terms. Certain of the existing and prospective stockholders of Wyndham International have agreed, pursuant to the Voting Agreements, to vote their shares of Wyndham International Common Stock in favor of nominees designated by the Board of Directors of Wyndham International, which nominees will be selected in accordance with the terms of the Voting Agreements. See "Certain Related Agreements--Voting Agreements." Executive officers will be elected annually by the Wyndham International Board for terms ending on the next annual meeting of the Wyndham International Board.

NAME                             POSITION WITH WYNDHAM INTERNATIONAL        AGE
----                             -----------------------------------        ---
James D. Carreker......... Chairman of the Board of Directors and Chief      50
                            Executive Officer (term expires 1998)
Karim Alibhai............. President, Chief Operating Officer and Director   33
                            (term expires 2000)
Rex E. Stewart............ Chief Financial Officer, Executive Vice           49
                            President and Treasurer
Leslie V. Bentley......... Executive Vice President                          46
Thomas W. Lattin.......... Executive Vice President                          52
Paul Novak................ Executive Vice President--Acquisitions and        51
                            Development
Stanley M. Koonce, Jr..... Executive Vice President--Marketing and           49
                            Strategic Planning
Russ Lyon, Jr............. Director (term expires 1998)                      67
Sherwood M. Weiser........ Director (term expires 1998)                      66
Burton C. Einspruch....... Director (term expires 1999)                      62
Arch K. Jacobson.......... Director (term expires 1999)                      69
Leonard Boxer............. Director (term expires 1999)                      58
Susan T. Groenteman....... Director (term expires 1999)                      43
Paul A. Nussbaum.......... Director (term expires 2000)                      50
James C. Leslie........... Director (term expires 2000)                      42

  James D. Carreker will become Chairman of the Board of Directors and Chief Executive Officer for Wyndham International following the Merger. For biographical information on Mr. Carreker, see "Management of Patriot REIT and Wyndham International--Patriot REIT."

  Karim Alibhai became a director of Patriot Operating Company and the President and Chief Operating Officer of Patriot Operating Company on October 1, 1997 in connection with the GAH Acquisition and will continue in such capacities for Wyndham International following the Merger. For the last 11 years, Mr. Alibhai has been a principal of the Gencom Group, an affiliated group of companies that acquired, developed, renovated, leased and managed hotel properties in the United States and Canada through Gencom American Hospitality. Most recently, Mr. Alibhai was the President and Chief Executive Officer of the Gencom Group. Gencom's investment portfolio consisted of more than 50 owned, leased and managed hotels, representing in excess of 13,000 guest rooms in the United States and Canada. He holds a B.A. from Rice University.

  Rex E. Stewart became Executive Vice President and Chief Financial Officer of Old Patriot REIT in April 1995 and has served as Chief Financial Officer and Treasurer for Patriot REIT and Patriot Operating Company since the Cal Jockey Merger. He will continue as the Chief Financial Officer and will become an Executive Vice President for Wyndham International following the Merger. From 1993 until joining Old Patriot REIT, he served as Chief Financial Officer and Treasurer of Metro Joint Venture, an independent hotel management company based in Dallas, Texas, which currently manages the Holiday Inn Select, North Dallas and the Embassy Suites, Hunt Valley. He served in the same capacities for Metro Hotels, Inc. from 1986 until 1993. Previously, Mr. Stewart was the Chief Financial Officer of Lincoln Hotel Corporation, which owned and operated a chain of upscale and luxury hotels across the United States. Prior to his employment with Lincoln Hotel Corporation, Mr. Stewart was an audit manager with Arthur Andersen & Co. in Dallas, Texas. He holds a B.B.A. from Texas A&M University and an M.B.A. from the University of Southern California. He is a certified public accountant.

  Leslie V. Bentley will become Executive Vice President for Wyndham International following the Merger. He has been employed by Wyndham since March 1985, has served as Executive Vice President and Wyndham Garden Division President since May 1990 and was elected a director of Wyndham in January 1997. From January 1987 to June 1988, Mr. Bentley served as Regional Vice President of Wyndham. From June 1988 to December 1988, Mr. Bentley served as Vice President of Operations of Wyndham, and from December 1988 to May 1990, he served as Senior Vice President of Operations of Wyndham. Prior to joining Wyndham, Mr. Bentley was employed by Marriott Hotels for eight years. Mr. Bentley holds a B.S. in Hotel and Restaurant Administration from Pennsylvania State University.

  Thomas W. Lattin will become an Executive Vice President for Wyndham International following the Merger. He became President and Chief Operating Officer of Old Patriot REIT in April 1995 and continued in such capacity for Patriot Operating Company following the Cal Jockey Merger. He has more than 25 years of experience in the hotel industry as an executive and consultant. From 1976 through 1983, Mr. Lattin served as President of the Mariner Corporation, a hotel development and management company based in Houston, Texas. In 1984, he founded Great West Hotels, a hotel management and consulting company, and served as President and Chief Executive Officer through 1987. From 1987 through 1994, he served as the National Partner of the hospitality industry consulting practice of Laventhol & Horwath and subsequently as a partner in the national hospitality consulting group of Coopers & Lybrand L.L.P. In 1994, he joined the Hospitality Group of Kidder, Peabody & Co. Incorporated as a Senior Vice President and later served as a Senior Vice President with PaineWebber, following PaineWebber's acquisition of certain assets of Kidder, Peabody & Co. Mr. Lattin holds a B.S. and M.S. in Hotel Management from the Cornell School of Hotel Administration. He is a certified public accountant.

  Paul Novak was named Executive Vice President--Acquisitions and Development of Patriot Operating Company in June 1997 and will continue in such capacity with Wyndham International following the Merger. From 1994 through June 1997, Mr. Novak was President and Chief Executive Officer of Bedrock Partners, a private investment group established in 1994 to acquire hotel properties and convert them to Wyndham Hotels or Wyndham Garden Hotels. From 1992 through 1994, Mr. Novak was a principal in his own consulting firm where he directed real estate development, marketing and acquisition assignments from numerous clients. Prior thereto, he was with Marriott Corporation, where from 1981 until 1992, he served as a senior vice president of development and was responsible for developing more than 400 properties. Before joining Marriott, Mr. Novak served as director of real estate for La Quinta Motor Inns of San Antonio, Texas and had worked previously for Holiday Inns, Inc. Accommodation Services, Inc. and Pannell Kerr Forster & Company. Mr. Novak is a member of the Urban Land Institute, The National Realty Committee and the Travel and Tourism Research Association (TTRA). He received a B.A. from Michigan State University.

  Stanley M. Koonce, Jr. will become Executive Vice President--Marketing and Strategic Planning for Wyndham International following the Merger. He has served as Executive Vice President--Marketing, Planning and Technical Services of Wyndham since October 1994, was elected a director of Wyndham in January 1997 and served as Senior Vice President of Sales and Marketing of Wyndham from October 1989 to October 1994. Mr. Koonce served as President of CUC Travel Services, a division of CUC International, in Stanford, Connecticut from 1986 to 1989, as Vice President of the Marketing Department with American Express from 1979 to 1986 and as a Director of Finance and Planning for American Airlines from 1976 to 1979. Mr. Koonce holds a B.S. in Mathematics and an MBA from the University of North Carolina.

  Russ Lyon, Jr. became a director of Patriot Operating Company in July 1997 in connection with the Cal Jockey Merger and will continue in such capacity with Wyndham International following the Merger. He is currently a managing general partner of Western Realty L.P., a shopping center development and management concern, where he has served since 1970. Mr. Lyon was previously a managing general partner of Carefree Resorts L.P., a resort development and management firm, and Carefree Resorts Corp. from 1983 and 1992, respectively, until both were acquired by Patriot American Hospitality, Inc. in January 1997.

  Sherwood M. Weiser became a director of Patriot Operating Company on October 1, 1997 in connection with the GAH Acquisition and will continue in such capacity with Wyndham International following the Merger. Currently, Mr. Weiser is the Chairman and Chief Executive Officer of Carnival Hotels & Casinos ("CHC"), a hotel and gaming management and development firm. In 1970, Mr. Weiser founded the Company formerly known as The Continental Companies ("T.C.C."). CHC was a successor to T.C.C. In September 1997, CHCI, the parent corporation of CHC, entered into a merger agreement with Patriot REIT and Patriot Operating Company pursuant to which the hospitality-related businesses of CHCI will merge with and into Patriot Operating Company. Mr. Weiser is a director of Carnival Corporation, United National Bank and Winsloew Furniture Group. He is a graduate of the Ohio State University School of Business and holds a J.D. from the Case Western Reserve University School of Law.

  Burton C. Einspruch became a director of Patriot Operating Company in July 1997 in connection with the Cal Jockey Merger and will continue in such capacity for Wyndham International following the Merger. He has been a physician and medical consultant with his own practice since 1966. He has also been the Medical Director of First Southwest Corp., a national brokerage firm since 1991. Dr. Einspruch also serves as a director for the Dallas National Bank. Dr. Einspruch holds a B.A. from Southern Methodist University, a Sc. B. from the Southern Methodist University and a M.D. from Southwestern Medical School.

  Arch K. Jacobson will continue to serve as a director of Wyndham International following the Merger. For biographical information on Mr. Jacobson, see "Management of Patriot REIT and Wyndham International--Patriot REIT."

  Leonard Boxer will become a director of Wyndham International following the Merger. He became a director of Old Patriot REIT in September 1995, and continued in such capacity for Patriot REIT following the Cal Jockey Merger. He has been a partner and chairman of the real estate department of the law firm of Stroock & Stroock & Lavan in New York, New York since 1987. Previously, he was a founder and managing partner and head of the real estate department of Olnick Boxer Blumberg Lane & Troy, a real estate law firm in New York. Mr. Boxer is a member of the Board of Trustees of New York University Law School. He is a member of the New York Regional Cabinet of the United States Holocaust Memorial Museum. Mr. Boxer holds a B.A. and an L.L.B. from New York University.

  Susan T. Groenteman will become a director of Wyndham International following the Merger. She has served as a director of Wyndham since April 1996. Ms. Groenteman is the Director (chief operating officer) of Crow Family Holdings, an investment company managing investments in a variety of real estate related businesses, along with other industries, a position she has held since 1988. From 1986 through 1988, Ms. Groenteman was Controller of Crow Family Holdings. Ms. Groenteman served in a variety of positions for Crow Hotel Company, a predecessor to Wyndham. In any given year within the past five years, Ms. Groenteman has served as an executive officer or director in over 1,000 partnerships (or affiliates of partnerships) or corporations. In the past five years, Ms. Groenteman has served as an executive officer or director of approximately 95 partnerships or corporations, or for affiliates of such entities, that filed for protection under federal bankruptcy laws. In addition, in the past five years, Ms. Groenteman served as an executive officer or director in approximately 15 partnerships or corporations, or affiliates of such partnerships or corporations, that were placed in receivership. Ms. Groenteman holds a Bachelor of Business Administration from the University of Texas at Arlington.

  Paul A. Nussbaum became Chairman of the Board of Directors and Chief Executive Officer for Patriot Operating Company following the Cal Jockey Merger, and will continue as a director of Wyndham International following the Merger. For biographical information on Mr. Nussbaum, see "Management of Patriot REIT and Wyndham International-- Patriot REIT."

  James C. Leslie will become a director of Wyndham International following the Merger. He has served as a director of Wyndham since June 1996. Mr. Leslie has served as President and Chief Operating Officer of The Staubach Company since March 1996. Mr. Leslie served as Chief Financial Officer of The Staubach Company from 1982 to 1992 and President-Staubach Financial Services from January 1992 to March 1996. Mr. Leslie is also President and a board member of Wolverine Holding Company and serves on the boards of Columbus Realty Trust, FM Properties, Inc., Forum Retirement Partners, L.P., and The Staubach Company, as well as other private corporations and charitable organizations. Mr. Leslie is a certified public account. Mr. Leslie holds a B.S. from the University of Nebraska and an MBA from the University of Michigan.

                         DESCRIPTION OF CAPITAL STOCK

  The rights of stockholders of Patriot REIT and Wyndham International will be governed by the Restated Charters and the Restated Bylaws. The rights of such stockholders will also be governed by the terms of the Amended Pairing Agreement and the Cooperation Agreement. The following discussion summarizes certain of the key terms of the Restated Charters, the Restated Bylaws, the Amended Pairing Agreement and the Cooperation Agreement. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to: the Pairing Agreement Amendment and the Restated Charters, which are attached to this Joint Proxy Statement/Prospectus as Annexes E and F, and G, respectively; the Cooperation Agreement and the Restated Bylaws, which are incorporated by reference as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part; and the relevant provisions of the DGCL. Stockholders of Patriot REIT, Patriot Operating Company and Wyndham should carefully read the Restated Charters and the Restated Bylaws, the Pairing Agreement Amendment and the Cooperation Agreement.

  Under the Restated Charters, each of Patriot REIT and Wyndham International will have the authority to issue 650,000,000 shares of Patriot REIT Common Stock and Wyndham International Common Stock, respectively, 100,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and 750,000,000 shares of excess stock, par value $.01 per share (the "Excess Stock"). Upon consummation of the Merger, shares of Series A Preferred Stock will be issued to CF Securities pursuant to the Stock Purchase Agreement and such shares will constitute all of the shares of Series A Preferred Stock outstanding immediately following consummation of the Merger. No shares of any other class or series of Preferred Stock will be outstanding immediately following consummation of the Merger. Assuming no Wyndham stockholder would receive Paired Shares in excess of the Ownership Limit or the Look-Through Ownership Limit, as the case may be, upon consummation of the Merger, no shares of Excess Stock will be outstanding immediately following consummation of the Merger.

  Issuances of shares of Patriot REIT Common Stock, Wyndham International Common Stock and other equity securities of Patriot REIT and Wyndham International will be subject to the terms and conditions of the Amended Pairing Agreement and the Cooperation Agreement.

COMMON STOCK

  The holders of Paired Shares will be entitled to one vote per share on all matters voted on by stockholders, including elections of directors. Except as otherwise required by law, by the terms of the Series A Preferred Stock (see discussion below), by the Restated Charters with respect to Excess Stock or provided in any resolution adopted by either of the Patriot REIT Board or the Wyndham International Board with respect to any series of Preferred Stock, the holders of Paired Shares of Patriot REIT Common Stock and Wyndham International Common Stock exclusively possess all voting power. The Restated Charters do not provide for cumulative voting in the election of directors. Subject to the terms of the Series A Preferred Stock and any preferential rights of any outstanding series of Preferred Stock and the rights of holders of Excess Stock, the holders of Paired Shares are entitled to such dividends as may be declared from time to time by the Patriot REIT Board and the Wyndham International Board from funds available for such purpose, and upon liquidation will be entitled to receive pro rata all assets of Patriot REIT and Wyndham International available for distribution to such holders. All Paired Shares issued pursuant to the Merger and the Related Transactions will be fully paid and nonassessable, and the holders thereof will not have preemptive rights.

PREFERRED STOCK

  Each of the Patriot REIT Board and the Wyndham International Board is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. Because each of the Patriot REIT Board and the Wyndham International Board has the power to establish the preferences and rights of each class or series of Preferred Stock, each such Board of Directors may, subject to the terms of the Cooperation Agreement (see discussion below), afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of Patriot REIT Common Stock or Wyndham International Common Stock, respectively. The issuance of shares of Preferred Stock could have the effect of delaying or preventing a change in control of Patriot REIT or Wyndham International.

PATRIOT REIT SERIES A PREFERRED STOCK

  The Series A Preferred Stock will be issued to CF Securities in accordance with the provisions of the Certificate of Designation for the Series A Preferred Stock (the "Certificate of Designation"). The Series A Preferred Stock will be a series designated out of the Preferred Stock of Patriot REIT. The following is a summary of certain provisions of the Series A Preferred Stock. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Restated Charter of Patriot REIT and the Certificate of Designation, copies of which have been filed as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part.

  Pursuant to the Certificate of Designation, the Patriot REIT Board will be authorized to issue up to 13,585,857 shares of Series A Preferred Stock, provided that Patriot REIT will only issue such number of shares of Series A Preferred Stock as is permitted by the terms of the Stock Purchase Agreement. Each share of Series A Preferred Stock will be entitled to dividends when, as and if declared and paid on the Paired Shares in an amount equal to the sum of the dividends paid on the Paired Shares. Dividends on the Series A Preferred Stock will rank pari passu with dividends on the Paired Shares.

  The Series A Preferred Stock will be entitled to one vote per share, voting together as a class with the shares of Patriot REIT Common Stock, on any matter submitted for a vote of the stockholders of Patriot REIT. The Series A Preferred Stock will be convertible at any time into Paired Shares on a one-for-one basis by the holders thereof, subject to the Excess Share Provisions set forth in the Restated Charters. In addition, the Series A Preferred Stock will be mandatorily convertible at any time and in any amount upon notice by Patriot REIT, provided that the amount so converted will not cause a violation of the Excess Share Provisions set forth in the Restated Charters.

  Upon a liquidation, dissolution or winding up of Patriot REIT, the holders of the Series A Preferred Stock will be entitled to receive, on a per share basis, (i) the Wyndham International Dissolution Preference and (ii) a ratable share, together with the holders of Patriot REIT Common Stock, in the assets of Patriot REIT available for distribution on the Patriot REIT Common Stock. As used in the Certificate of Designation, "Wyndham International Dissolution Preference" means, as applicable, either (A) if Wyndham International has previously been or is simultaneously liquidated, dissolved or wound up, a preference equal to the amount per share of Wyndham International Common Stock which was or will be received by the holders of Wyndham International Common Stock upon the liquidation, dissolution or winding up of Wyndham International or (B) if Wyndham International has not previously been or is not simultaneously liquidated, dissolved or wound up, a preference per share equal to an amount determined by an independent investment banker selected by the Patriot REIT Board (with the agreement of the majority holder of the Series A Preferred Stock, if there is one at such time) to be equal to the then current value of a share of Wyndham International Common Stock, without regard to the paired share structure of the Patriot Companies. If Wyndham International has been previously liquidated, dissolved or wound up, then any Wyndham International Dissolution Preference will "accrue interest" at the applicable federal rate from the date the liquidating distributions were made on the Wyndham International Common Stock unless and until paid.

PATRIOT OPERATING COMPANY SERIES A PREFERRED STOCK AND SERIES B PREFERRED
STOCK

  By operation of the CHCI Merger, each issued and outstanding CHCI Share and certain stock option rights will be converted into the right to receive shares of Operating Company Series A Preferred Stock and shares of Operating Company Series B Preferred Stock. Generally, the aggregate number of shares of Operating Company Preferred Stock that each shareholder shall have the right to receive pursuant to the CHCI Merger shall consist of, to the extent possible, an equal number of shares of Operating Company Series A Preferred Stock and shares of Operating Company Series B Preferred Stock.

  Generally, each share of Operating Company Series A Preferred Stock may be redeemed, at the option of the holder, for one Paired Share at any time following the first anniversary of the closing of the CHCI Merger. Each share of Operating Company Series B Preferred Stock may be redeemed, at the option of the holder, for one Paired Share; however, such redemption is generally restricted until the fifth anniversary of the closing of the CHCI Merger. The value of a Paired Share at the time of redemption (the "Redemption Value") may, at Patriot Operating Company's option, be paid in cash. Further, if Patriot Operating Company fails to comply with certain restrictions, the Operating Company Preferred Stock may be redeemed, at the option of the holder, for cash or, at Patriot Operating Company's option, Paired Shares at the Redemption Value plus a premium. The dividend rate on the shares of Operating Company Preferred Stock is equivalent to the dividend rate on the Paired Shares. Dividends on Operating Company Series B Preferred Stock are subject to increase during the five years subsequent to the closing of the CHCI Merger if the shares are transferred by the original holder. If the dividends on the Operating Company Preferred Stock are not paid when due, dividends will instead accrue at the rate of 115% per annum on a compounded basis. Dividends on the Operating Company Preferred Stock will be preferential to dividends on the Paired Shares. The Operating Company Preferred Stock is redeemable at Patriot Operating Company's option at the Redemption Value, plus a premium in the case of the original holders thereof and certain permitted transferees. Except as required by law, the Operating Company Preferred Stock will be non-voting.

  Upon a liquidation, dissolution, or winding up of Patriot Operating Company, the holders of Operating Company Preferred Stock generally will be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of Patriot Operating Company to the holders of Patriot Operating Company Common Stock, any stock not on a parity with the Operating Company Preferred Stock for liquidation purposes or any stock ranking junior to the Operating Company Common Stock, an amount equal to the greater of (i) $23.25, plus all accrued but unpaid dividends, for each share of Operating Company Preferred Stock then held by them, and (ii) the amount that a holder of a share of Operating Company Preferred Stock would have received if such holder held the number of shares of Patriot Operating Company Common Stock equal to the number of such shares of Operating Company Preferred Stock.

EXCESS STOCK

  Upon the violation of certain transfer restrictions contained in the Restated Charters, shares of any class or series of Equity Stock of Patriot REIT and Wyndham International will automatically be converted into an equal number of shares of Excess Stock of Patriot REIT or Wyndham International, as the case may be, and transferred to a trust (a "Trust"). Such shares of Excess Stock held in trust shall remain outstanding shares of stock of Patriot REIT and Wyndham International and shall be held by the trustee of the Trust (the "Trustee") for the benefit of a charitable beneficiary (a "Beneficiary"). The Trustee and the Beneficiary shall be designated pursuant to the terms of the Pairing Agreement. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to timing and amount) as may be declared by the Patriot REIT Board or the Wyndham International Board, as the case may be, as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee of the Trust, as record holder of the shares of the Excess Stock, shall be entitled to receive all dividends and distributions and shall hold such dividends and distributions in trust for the benefit of the Beneficiary of the Trust. Upon the sale of the shares of Excess Stock to either a permitted transferee under the Restated Charters (the "Permitted Transferee") or to Patriot REIT and Wyndham International, such shares of Excess Stock will be automatically converted into an equal number of shares of Equity Stock of the same class or series from which such Excess Stock was converted. Pursuant to the Amended Pairing Agreement, the conversion of Equity Stock of Patriot REIT or Wyndham International into Excess Stock, or the conversion of Excess Stock of Patriot REIT or Wyndham International into Equity Stock, requires conversion of the corresponding share of Patriot REIT or Wyndham International, as the case may be.

THE AMENDED PAIRING AGREEMENT

  Under the Amended Pairing Agreement, shares of Patriot REIT Common Stock and Wyndham International Common Stock shall not be transferrable or transferred on the books of such company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of common stock of the other company. Neither Patriot REIT nor Wyndham International may issue shares of Patriot REIT Common Stock or Wyndham International Common Stock, as the case may be, unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of common stock of the other company and for the pairing of such shares. Each certificate issued for Patriot REIT Common Stock or Wyndham International Common Stock must be issued "back-to-back" with a certificate evidencing the same number of shares of common stock of the other company. Each certificate must bear a conspicuous legend on its face referring to the restrictions on ownership and transfer under the Amended Pairing Agreement. The Amended Pairing Agreement provides that each of Patriot REIT and Wyndham International may issue shares of capital stock of any class or series (other than Patriot REIT Common Stock and Wyndham International Common Stock), irrespective of whether such shares are convertible into shares of Patriot REIT Common Stock and Wyndham International Common Stock, without making provision for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of capital stock of the other company and for the pairing of such shares.

  In addition, pursuant to the Amended Pairing Agreement, neither Patriot REIT nor Wyndham International may declare a stock dividend consisting in whole or in part of Patriot REIT Common Stock or Wyndham International Common Stock, issue any rights or warrants to purchase any shares of Patriot REIT Common Stock or Wyndham International Common Stock or subdivide, combine or otherwise reclassify the shares of Patriot REIT Common Stock or Wyndham International Common Stock unless the other company simultaneously takes the same or equivalent action.

  Pursuant to the Amended Pairing Agreement, as desired from time to time, but no less than once each calendar year, Patriot REIT and Wyndham International are required to jointly arrange for the determination of the fair market value of the Wyndham International Common Stock outstanding on such valuation date. Such valuation may be used from time to time by Patriot REIT and Wyndham International to change the allocation between the companies of the net proceeds from any Issuance of Paired Equity. The Amended Pairing Agreement may be terminated by the Board of Directors of either Patriot REIT or Wyndham International upon 30 days written notice to the other company that such termination has been approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the company seeking to terminate the agreement. In the event the Amended Pairing Agreement is terminated, Patriot REIT and Wyndham International have agreed to cooperate to effect a separation of the paired shares of both companies so as to permit the separate issuance and transfer thereof.

THE COOPERATION AGREEMENT

  General. Although a paired share structure may result in stockholders of the paired companies realizing certain economic benefits not realizable by stockholders of companies not having a paired share structure, each paired company is a separate corporate entity with separate Boards of Directors and different management teams. Accordingly, the interests of the Board of Directors and management of the paired companies may conflict and such conflicts may possibly rise to disputes between the companies. Prior to the Cal Jockey Merger, Cal Jockey and Bay Meadows experienced certain disagreements and disputes, some of which resulted in litigation between the companies. Patriot REIT and Patriot Operating Company believe that these disagreements and disputes compromised the ability of Cal Jockey and Bay Meadows to operate the companies in a manner designed to maximize the potential economic benefits that could be realized for stockholders of the paired companies. Patriot REIT and Patriot Operating Company believe that to increase the likelihood that the stockholders of the two companies may fully realize the economic benefits of the paired share structure, it is in the best interests of the companies and their respective stockholders that the risk of potential conflicts between the two companies be minimized. Accordingly, Patriot REIT and Patriot Operating Company have agreed to enter into the Cooperation Agreement.

  Under the terms of the Cooperation Agreement, Patriot REIT and Patriot Operating Company will be obligated to cooperate to the fullest extent possible in the conduct of their respective operations and to take all necessary action to preserve the paired share structure and to maximize the economic and tax advantages associated therewith. One of the primary objectives of the Cooperation Agreement is to set forth the understanding of the Patriot Companies that Patriot REIT shall have the sole right and power to authorize, effect and control issuances of paired equity (including securities convertible into paired equity) of the two companies. The Cooperation Agreement will provide for a number of corporate governance mechanisms designed to accomplish this objective and the other objectives set forth therein. These mechanisms include (i) the establishment of a cooperation committee (the "Cooperation Committee") that will normally consider and propose the agenda listing the matters to be considered at any joint meeting of the Patriot REIT Board and the Patriot Operating Company Board, (ii) the establishment of corporate matters categories and procedures for the consideration and reconsideration of matters brought before the Patriot REIT Board and the Patriot Operating Company Board, (iii) the establishment of a hotel acquisitions committee (the "Hotel Acquisitions Committee") that will analyze, evaluate and consider potential acquisitions by the Patriot Companies of hotel properties and related assets, (iv) provisions that will govern the sole authority of Patriot REIT to authorize, effect and control issuances of paired equity (including securities convertible into paired equity) of the two companies, and (v) the establishment of an unpaired equity committee (the "Unpaired Equity Committee") that will have the sole authority to authorize and approve issuances of unpaired equity by Patriot Operating Company. Following the consummation of the Merger, Patriot REIT and Wyndham International will continue to have the rights and obligations of Patriot REIT and Patriot Operating Company, respectively, under the Cooperation Agreement.

  Cooperation Committee. Pursuant to the Cooperation Agreement, the Patriot Companies will establish, as promptly as practicable following the closing of the Merger, the Cooperation Committee consisting of (i) the Chairman of the Patriot REIT Board (who shall be the Chairman of the Cooperation Committee),
(ii) the Chairman of the Wyndham International Board, (iii) a designee of the Patriot REIT Board reasonably acceptable to Wyndham International (who shall serve at the pleasure of the Patriot REIT Board and may be removed and replaced at any time), and (iv) the President of Wyndham International. Immediately following consummation of the Merger, the Cooperation Committee will consist of Paul A. Nussbaum (who will be Chairman of the Patriot REIT Board and Chief Executive Officer of Patriot REIT), James D. Carreker (who will be Chairman of the Wyndham International Board and Chief Executive Officer of Wyndham International), William W. Evans III (who will be a director of Patriot REIT) and Karim Alibhai (who will be President of Wyndham International). The Cooperation Committee will normally consider and propose the agenda listing the matters to be considered at any joint meeting of the Boards of Directors of the companies.

  Corporate Matters Categories. Pursuant to the Cooperation Agreement, all matters to be considered by the Patriot REIT Board or the Patriot Operating Company Board and all matters related thereto, except (i) a change in Patriot REIT's line of business and (ii) issuances of paired equity and issuances of unpaired equity, will be classified into the most appropriate of the following three categories: (x) routine corporate governance matters, such as approval and retention of independent accountants, the fixing of employee compensation and other like matters (each, a "Category 1 Matter"); (y) all other matters, other than a Change of Control and the removal of the Chairman or Chief Executive Officer of Patriot REIT or Patriot Operating Company and, after the third anniversary of the Merger, all other matters (including a Change of Control) other than the removal of the Chairman or Chief Executive Officer of Patriot REIT or Patriot Operating Company (each, a "Category 2 Matter"); and
(z) the removal of the Chairman or Chief Executive Officer of either Patriot REIT or Patriot Operating Company and, until the third anniversary of the Merger, any proposed action by Patriot REIT or Patriot Operating Company, as the case may be, that would result in a Change of Control (each, a "Category 3 Matter").

  The term "Change in Control" as defined in the Cooperation Agreement will mean the occurrence, with respect to either Patriot REIT or Patriot Operating Company, of any one of the following events (Patriot REIT and Patriot Operating Company being referred to below, as the case may be, as the "Company"): (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any trustee fiduciary or other person or entity holding securities under any employee benefit plan or trust of the

Company, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote generally in an election of the Company's Board of Directors (the "Voting Securities") or (B) the then outstanding Paired Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or (ii) (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, securities representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or
(C) any plan or proposal for the liquidation or dissolution of the Company. Notwithstanding the foregoing, as defined in the Cooperation Agreement, a "Change of Control" will not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Paired Shares or other voting securities outstanding, increases (x) the proportionate number of Paired Shares beneficially owned by any person to 50% or more of the Paired Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding voting securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Paired Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction) and whose ownership immediately thereafter shall equal or exceed the amounts set forth in clauses (x) or (y), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

  At any meeting of the Patriot REIT Board or the Patriot Operating Company Board (whether or not held jointly), each of Patriot REIT and Patriot Operating Company, as the case may be, may (the Board submitting any matter being referred to herein as the "Proposing Board") (i) submit a Category 1 Matter to the consideration and vote of its Board, irrespective of any consideration or vote by the other Board, (ii) submit a Category 2 Matter to the consideration and vote of its Board, and (iii) submit a Category 3 Matter to the consideration and vote of its Board, with such matter requiring a 66 2/3% vote of its Board for approval.

  If the Proposing Board at any such meeting that is not held jointly (the "Proposing Board Meeting") shall have approved any Category 2 Matter or Category 3 Matter, such Proposing Board shall promptly provide notice (the "Proposing Board Notice") to the other company pursuant to the terms of the Cooperation Agreement of the occurrence of such meeting and the Category 2 Matters or Category 3 Matters approved at such meeting. The Cooperation Committee shall convene promptly (in any event, within ten (10) business days) following the Proposing Board Meeting to consider the actions taken by the Proposing Board. If the Cooperation Committee votes to approve the action taken by the Proposing Board with respect to any such matter, then the action authorized by the Proposing Board may be implemented without consideration of such matter by the other Board. If the Cooperation Committee does not approve the action taken by the Proposing Board, the other company's Board (the "Responding Board") may then hold a meeting within fifteen (15) business days following receipt by such other company of the Proposing Board Notice to consider and vote upon the Category 2 Matters or Category 3 Matters approved by the Proposing Board and during such period the action authorized by the Proposing Board may not be implemented. In the event that the Responding Board approves at such a meeting the action taken by the Proposing Board or the Responding Board does not hold a meeting within fifteen (15) business days following receipt of the Proposing Board Notice, the action authorized by the Proposing Board may thereafter be implemented.

  In the event the Responding Board holds a meeting within fifteen (15) business days following receipt of the Proposing Board Notice but does not approve the action authorized by the Proposing Board, the action authorized by the Proposing Board may not be implemented. In such an event, the Cooperation Committee will convene promptly following the meeting of the Responding Board to consider the contrary positions of the

Proposing Board and the Responding Board and recommend a resolution of such contrary positions in connection with the reconsideration process described below (the "Reconsideration Process"). The Boards will then follow the Reconsideration Process.

  At any joint meeting of the Patriot REIT Board and the Patriot Operating Company Board, in the event that the Proposing Board approves a Category 2 Matter or Category 3 Matter but the other Board does not, the action authorized by the Proposing Board may not be implemented. The Cooperation Committee shall convene immediately following the joint meeting (unless a quorum of the Cooperation Committee is not present, in which case the Cooperation Committee shall convene as soon as practicable thereafter) to consider the votes of the Boards taken at such meeting. The Boards will then follow the Reconsideration Process described below.

  Reconsideration Process. Following any meeting of the Cooperation Committee as described above, any Proposing Board may reconsider a Category 2 Matter at any subsequent meeting of such Board and, if the Proposing Board approves such matter by a majority vote at such subsequent meeting, then the Proposing Board may take the action contemplated by such matter regardless of the position of the other Board. Following any meeting of the Cooperation Committee as described above, the Proposing Board may reconsider a Category 3 Matter at any subsequent meeting of such Board and, if the Proposing Board approves such matter by a 66 2/3% vote at such subsequent meeting, then the Proposing Board may take the action contemplated by such matter (but only if the other Board approves such matter by a majority vote in the case of a Change in Control).

  Change in Patriot REIT's Line of Business. Until the third anniversary of the Merger, any change in Patriot REIT's line of business shall require a 66 2/3% vote of the Patriot REIT Board and a majority vote of Patriot Operating Company Board for approval.

  Hotel Acquisitions Committee. Pursuant to the Cooperation Agreement, Patriot REIT and Patriot Operating Company will establish, as promptly as practicable following the closing of the Merger, and thereafter continue in effect as provided in the Cooperation Agreement, a Hotel Acquisitions Committee to analyze, evaluate and consider potential acquisitions by the Patriot Companies of hotel properties and related assets (which properties and related assets may consist of a portfolio of hotel properties and related assets, and which may be acquired in any form, such as by merger, asset acquisition or otherwise) ("Hotel Acquisitions"). The Hotel Acquisitions Committee will have the sole power and authority to authorize Patriot REIT or Patriot Operating Company, as the case may be, to enter into a binding agreement with respect to Hotel Acquisitions involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) not exceeding (with respect to each Hotel Acquisition or such series of Hotel Acquisitions as are reasonably likely to be considered an integrated transaction) 5% of the total combined market capitalization of the Patriot Companies computed as of the last business day of the month immediately preceding the month during which such Hotel Acquisition is to be authorized and based on the average closing sale price of a Paired Share over the five (5) trading days immediately preceding such business day. The Hotel Acquisitions Committee shall consist of six members as follows: (i) the Chairman of the Patriot REIT Board, (ii) the Chairman of the Wyndham International Board, (iii) the President of Patriot REIT, (iv) the President of Wyndham International, (v) a non-employee director of the Patriot REIT Board selected by the Chairman of the Patriot REIT Board and reasonably satisfactory to the Wyndham International Board, and (vi) a non-employee director of the Wyndham International Board selected by the Chairman of the Wyndham International Board and reasonably satisfactory to the Patriot REIT Board. Notwithstanding the foregoing, in the event that Paul A. Nussbaum fails to serve or continue to serve on the Hotel Acquisitions Committee for any reason, the Patriot REIT Board shall have the right to select an individual to replace Mr. Nussbaum, provided that such individual shall be reasonably satisfactory to James D. Carreker (so long as he is Chief Executive Officer of Wyndham International), Harlan R. Crow (so long as CF Securities continues to meet the Crow Ownership Threshold (as defined below)) and the Wyndham designees to the Wyndham International Board under the Merger Agreement (a "Wyndham-OPCO Designee") other than Mr. Carreker (with respect to each such designee, so long as such designee continues to serve on the Board of Directors of either Patriot REIT or Wyndham International). Further, in the event that Mr. Carreker fails to serve or continue to serve on the Hotel Acquisitions Committee for any reason, Mr. Crow (so long as CF Securities continues to meet the Crow Ownership Threshold) and the remaining Wyndham-OPCO Designees (with respect to each such designee, so long as such designee continues to serve on the Board of Directors of either Patriot REIT or Wyndham International) shall have the right to select an individual to replace Mr. Carreker (and in the event that neither Mr. Crow nor any of the Wyndham-OPCO Designees are then serving on the Board of Directors of Wyndham International, then the Wyndham International Board shall have the right to select an individual to replace Mr. Carreker), provided that such individual shall be reasonably satisfactory to the Patriot REIT Board. Notwithstanding the foregoing, the Hotel Acquisitions Committee shall no longer have the power and authority described herein on and after the third anniversary of the Merger.

  The term "Crow Ownership Threshold" as defined in the Cooperation Agreement generally will mean the beneficial ownership of at least five percent (5%) of the lesser of (x) the sum of (i) the number of then outstanding Paired Shares and (ii) the number of then outstanding shares of unpaired Preferred Stock of Patriot REIT, or (y) the sum of (i) the number of Paired Shares outstanding immediately after the Merger and (ii) the number of shares of unpaired Preferred Stock of Patriot REIT outstanding immediately after the Merger.

  Authority to Issue Paired Equity. The Cooperation Agreement will provide that, from and after the date of the Cooperation Agreement until the date (the "Termination Date") which is twelve (12) months after the date on which the Pairing Agreement is no longer in effect, the Patriot REIT Board will have the sole right to authorize and to effect, or to cause Patriot Operating Company and the Patriot Operating Company Board to effect, an Issuance of Paired Equity (as defined below) and to take or cause to be taken any and all action in contemplation of, or in connection with, an Issuance of Paired Equity, and Patriot Operating Company's certificate of incorporation and bylaws shall so provide. In connection therewith, the Patriot REIT Board also will have the authority to cause Patriot Operating Company to comply with the procedures set forth in the Cooperation Agreement.

  The term "Issuance of Paired Equity" as defined in the Cooperation Agreement will mean a private or public offering, sale, issuance or delivery of, or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities of Patriot Operating Company (including, without limitation, indebtedness having the right to vote, indebtedness convertible into any equity of any class or any other securities) or limited partnership interests or units of Patriot Operating Company Partnership), or equity equivalents of either (including, without limitation, stock appreciation rights), if it is contemplated that such stock or other securities, or any securities underlying such stock or other securities, would or could be paired with shares of Patriot REIT Common Stock or any other securities of Patriot REIT, or, in the case of limited partnership interests or units of the Patriot Operating Company Partnership, it is contemplated that such interests or units would be economically (or otherwise) "paired" (even if not pursuant to the Amended Pairing Agreement) with the limited partnership interests or units of the Patriot REIT Partnership. Issuance of Paired Equity also will mean (A) the related issuance by Patriot REIT or the Patriot REIT Partnership of the securities of Patriot REIT or the Patriot REIT Partnership which are paired with the securities of Patriot Operating Company or the Patriot Operating Company Partnership and (B) any reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares for other shares of the companies, repurchase or redemption of shares, change in corporate structure or the like in which the outstanding Paired Shares would be increased, decreased, changed into or exchanged for a different number or kind of Paired Shares or other paired securities.

  Pursuant to the Cooperation Agreement, Patriot REIT will be entitled to designate from time to time one or more officers of Patriot REIT to serve as a "Paired Equity Officer/Director." The Patriot REIT Board will have the authority to appoint any such Paired Equity Officer/Director to the positions of vice president and assistant secretary of Patriot Operating Company. Any Paired Equity Officer/Director may resign or be removed by Patriot REIT at any time and, at any time thereafter, Patriot REIT may designate a new Paired Equity Officer/Director. Any Paired Equity Officer/Director will have the express authority to do any and all acts and things related to any Issuance of Paired Equity, including, without limitation, the execution and delivery in the name and on behalf of Patriot Operating Company of any and all documents, certificates (including stock certificates) and other instruments necessary or appropriate in connection with the issuance of any shares of Patriot Operating Company Common Stock pursuant to an Issuance of Paired Equity, the engagement of investment bankers, accountants, attorneys and other professionals, and the incurrence of any and all other transaction costs related thereto.

  The Cooperation Agreement will provide that Patriot REIT shall have, and Patriot Operating Company shall at all times and in all circumstances maintain and support the position that Patriot REIT has, the sole right and power to authorize and effect, or to cause Patriot Operating Company and the Patriot Operating Company Board to effect, the Issuance of Paired Equity and Patriot Operating Company further agreed not to assert otherwise in any forum, proceeding, action or communication or take any other action which is inconsistent with its obligations under the Cooperation Agreement.

  Under the terms of the Cooperation Agreement, Patriot Operating Company will expressly release any and all claims, causes of action, rights, defenses and arguments that any Issuance of Paired Equity approved by Patriot REIT in any way violates or infringes any rights that Patriot Operating Company or its past, present or future officers, directors, employees, shareholders or affiliates may have, including, without limitation, that any Issuance of Paired Equity approved by Patriot REIT in any way breaches, violates or infringes any fiduciary duties, duties of one shareholder to another, partnership duties, joint venturer duties, or any other duties or obligations that may exist or exist in the future; provided, that nothing contained in the Cooperation Agreement will be, or be asserted to be, an admission that any such duties exist. Further, Patriot Operating Company will expressly disclaim, and will agree not to assert that, any such duties or obligations exist in any way that would interfere with the sole rights of Patriot REIT with respect to the Issuance of Paired Equity.

  The Cooperation Agreement will require that Patriot REIT shall give notice (an "Issuance Notice") to Patriot Operating Company as promptly as practicable of each determination by Patriot REIT to engage in an Issuance of Paired Equity. Such Issuance Notice shall include the proposed material terms of such issuance, to the extent determined by Patriot REIT, including whether such issuance is proposed to be pursuant to a public or private offering, the amount of Paired Shares proposed to be issued, and the manner of determining the offering price and other terms thereof.

  Upon receipt of an Issuance Notice, Patriot Operating Company and the Patriot Operating Company Board shall promptly cooperate with Patriot REIT in every way to effect such Issuance of Paired Equity pursuant to the terms and schedule thereof as established by Patriot REIT, including, without limitation, in certain respects as prescribed in the Cooperation Agreement.

  The Cooperation Agreement will provide that upon any Issuance of Paired Equity the net proceeds therefrom shall be allocated ninety-five percent (95%) to Patriot REIT and five percent (5%) to Patriot Operating Company, unless and until a different allocation is agreed to by mutual consent of Patriot REIT and Patriot Operating Company in accordance with the Pairing Agreement, as amended from time to time.

  From time to time, Patriot Operating Company may request that Patriot REIT effect an Issuance of Paired Equity in connection with employee benefit plans, other forms of incentive compensation and other arrangements or commitments of Patriot Operating Company. To the extent that Patriot REIT approves in writing any such plan, arrangement or commitment, Patriot REIT agreed that it will either (A) issue the shares of Patriot REIT Common Stock which form a part of the Paired Shares when the Paired Shares are required to be issued pursuant to the terms of any such plan, arrangement or commitment or (B) indemnify Patriot Operating Company to the fullest extent permitted under applicable law from and against any and all damages, as specified in the Cooperation Agreement, of Patriot Operating Company which arise out of any failure by Patriot REIT to issue such shares of Patriot REIT Common Stock.

  Authority to Issue Unpaired Equity. From and after the date of the Cooperation Agreement until the Termination Date, each of Patriot REIT and Patriot Operating Company will have the right to engage in an Issuance of Unpaired Equity (as defined below) in accordance with and pursuant to the procedures contained in the Cooperation Agreement, and to take any and all action in contemplation of, or in connection with, an Issuance of Unpaired Equity.

  The term "Issuance of Unpaired Equity," as defined in the Cooperation Agreement, will mean, in the case of Patriot Operating Company, a public or private offering, sale, issuance, delivery or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any or all securities described in the definition of "Issuance of Paired Equity" if it is contemplated that such stock or other securities, and any securities underlying such stock or other securities, would not or could not be paired with shares of Patriot REIT Common Stock or any other securities of Patriot REIT or, in the case of limited partnership interests or units of the Patriot Operating Company Partnership, it is contemplated that such interests or units would not or could not economically (or otherwise) be "paired" with the limited partnership interests or units of the Patriot REIT Partnership. "Issuance of Unpaired Equity" means, in the case of Patriot REIT, a public or private offering, sale, issuance or delivery of, or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any stock of any class or any other debt or equity securities of Patriot REIT (including, without limitation, indebtedness having the right to vote and indebtedness convertible into any equity of any class or any other securities) or limited partnership interests or units of the Patriot REIT Partnership, or equity equivalents of either (including, without limitation, stock appreciation rights), if it is contemplated that such stock or other securities, and any securities underlying such stock or other securities, would not or could not be paired with shares of Patriot Operating Company Common Stock or any other securities of Patriot Operating Company or, in the case of limited partnership interests or units of the Patriot REIT Partnership, it is contemplated that such interests or units would not or could not be economically (or otherwise) "paired" (even if not pursuant to the Amended Pairing Agreement) with the limited partnership interests or units of the Patriot Operating Company Partnership.

  Patriot Operating Company will have the right to engage in an Issuance of Unpaired Equity upon the affirmative vote of a majority of the members of the Unpaired Equity Committee. Patriot REIT will have the right to engage in an Issuance of Unpaired Equity upon the affirmative vote of a majority of the members of the Patriot REIT Board.

  Pursuant to the Cooperation Agreement, the "Unpaired Equity Committee" will consist of (i) the Chairman of the Patriot REIT Board, (ii) the Chairman of the Patriot Operating Company Board, (iii) two designees of Patriot REIT from either of the Patriot REIT Board or the Patriot Operating Company Board and
(iv) one designee of Patriot Operating Company from either of the Patriot REIT Board or the Patriot Operating Company Board. Upon consummation of the Merger, the members of the Unpaired Equity Committee will consist of (i) Paul A. Nussbaum until such time as he shall no longer serve as Chairman of the Patriot REIT Board and, after such time, the Chairman of the Patriot REIT Board, (ii) James D. Carreker until such time as he shall no longer serve as Chairman of the Patriot Operating Company Board and, after such time, the Chairman of the Patriot Operating Company Board, (iii) two designees of Patriot REIT from either the Patriot REIT Board or the Patriot Operating Company Board and (iv) one designee of Patriot Operating Company from either the Patriot REIT Board or the Patriot Operating Company Board.

  Holders of Unpaired Equity. Under the terms of the Cooperation Agreement, whenever, from time to time, there shall be outstanding any class of equity securities of Patriot REIT, Patriot Operating Company or any of their respective subsidiaries, which securities are not paired with corresponding securities of the other company or its subsidiaries, but are convertible or exchangeable into or for Paired Shares (including, without limitation, any shares of unpaired Preferred Stock of Patriot REIT issued to CF Securities after the date of the Cooperation Agreement) (the "Unpaired Shares"), then, so long as any such Unpaired Shares were issued in accordance with the terms of the Cooperation Agreement, Patriot REIT and Patriot Operating Company will issue shares of Patriot REIT Common Stock or the shares of Patriot Operating Company Common Stock, as the case may be, underlying such Unpaired Shares in accordance with the terms thereof. The covenants of Patriot REIT and Patriot Operating Company set forth in the Cooperation Agreement will be made for the benefit of the holders of such Unpaired Shares and such holders will be express third-party beneficiaries thereof. Any shares of unpaired

Preferred Stock of Patriot REIT issued to CF Securities pursuant to the Stock Purchase Agreement will be deemed to have been issued in accordance with the terms of the Cooperation Agreement.

  Indemnification by Patriot REIT. Under the Cooperation Agreement, Patriot REIT will be obligated to indemnify and hold harmless all directors and officers of Patriot Operating Company from and against all losses, claims, damages, liabilities and expenses ("Damages") to which any such directors or officers may become subject insofar as such Damages arise out of an Issuance of Paired Equity or an Issuance of Unpaired Equity prior to the termination of the Cooperation Agreement to the same extent, and on the same terms and conditions (including, without limitation, provision for advancement of expenses and contribution) that Patriot REIT indemnifies its own directors and officers with respect to such matters, provided that in no event shall a director or officer of Patriot Operating Company receive greater indemnification for Damages than would a director or officer, as the case may be, of Patriot REIT in a like circumstance.

  Removal of Directors. If at any time any director of Patriot Operating Company shall interfere or fail to cooperate fully with any Issuance of Paired Equity, such director will be deemed to be no longer acting within the scope of his authority with respect to the management of the affairs of Patriot Operating Company and to have failed to remain qualified as a director. In such event, such director shall automatically cease to be a director. The determination of whether any director of Patriot Operating Company has interfered or failed to cooperate fully with any Issuance of Paired Equity will be made by the Patriot REIT Board and notice of any such determination shall be given by Patriot REIT to Patriot Operating Company within 10 days after the date of such determination. Notwithstanding when such determination and notice shall be made and given, any such director shall be deemed to have ceased to be a director at the time of any interference or failure to cooperate; provided, however, that for purposes of the indemnification provided under the Cooperation Agreement and any other right to indemnification to which such director would otherwise be entitled, such director shall be deemed to have been acting as a director until such time as such determination and notice shall be made and given, and such director's right to indemnification, if any, shall in no way be prejudiced solely by reason of having acted as a director during the period from the time of such interference or failure to cooperate until such determination and notice are made and given.

  Termination. Unless earlier terminated at any time by the mutual consent of Patriot REIT and Patriot Operating Company, the Cooperation Agreement will terminate on the Termination Date. In the event of any termination of the Cooperation Agreement, neither Patriot REIT nor Patriot Operating Company (or any of its directors, officers, employees or agents) will have any liability or further obligation to any other party.

  Amendment. The corporate governance provisions of the Cooperation Agreement, including those related to the Cooperation Committee and the Hotel Acquisitions Committee, and the provisions related to the Issuance of Paired Equity and Issuance of Unpaired Equity, termination of directors of Patriot Operating Company and termination of the Cooperation Agreement, may only be waived, amended, supplemented or modified with the approval of a 66 2/3% vote of each of the Patriot REIT Board and the Patriot Operating Company Board.

CERTAIN PROVISIONS OF THE RESTATED CHARTERS AND RESTATED BYLAWS

 Restrictions on Ownership and Transfer

  For Patriot REIT to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of Patriot REIT's outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and Patriot REIT must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. In addition, Patriot REIT must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of Patriot REIT's gross income for each year must consist of rents from real property and income from certain other real property investments. The rents received by the Patriot REIT Partnership and its subsidiary partnerships from the Lessees will not qualify as rents from real property if Patriot REIT owns, actually or constructively, 10% or more of the ownership interests in any Lessee within the meaning of Section 856(d)(2)(B) of the Code, the result of which would be the loss of REIT status for Patriot REIT. See "Certain Federal Income Tax Considerations--REIT Qualification."

  In order to protect Patriot REIT against the risk of losing its status as a REIT and to otherwise protect Patriot REIT from the consequences of a concentration of ownership among its stockholders, the Restated Charters provide, subject to certain exceptions, that no single person (which includes a "group" of persons) (other than Look-Through Entities) may Beneficially Own or Constructively Own (as those terms are defined below) in excess of 8.0% of the outstanding shares of any class or series of Equity Stock of Patriot REIT or Wyndham International, unless the Ownership Limitation is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters. Any transfer of Equity Stock of Patriot REIT or Wyndham International that would (i) result in any person or entity owning, directly or indirectly, shares of Equity Stock of Patriot REIT or Wyndham International in excess of the Ownership Limit, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters, (ii) result in the capital stock of Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (iii) result in Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause Patriot REIT to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of Patriot REIT or a subsidiary of Patriot REIT within the meaning of section 856(d)(2)(B) of the Code, shall be void ab initio, and the intended transferee will acquire no right or interest in such shares of Equity Stock. For purposes of the Restated Charters, "Beneficial Ownership" means, with respect to any individual or entity, ownership of shares of Equity Stock equal to the sum of
(i) the shares of Equity Stock directly or indirectly owned by such individual or entity, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such individual or entity through the application of the constructive ownership rules of Section 544 of the Code, as modified by
Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock which such individual or entity is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act. The Restated Charters provide that pension plans described in Section 401(a) of the Code and mutual funds registered under the Investment Company Act of 1940 are treated as Look-Through Entities that are subject to a 9.8% "Look-Through Ownership Limit." Pension plans and mutual funds are among the entities that are not treated as holders of stock under the Five or Fewer Requirement and the beneficial owners of such entities will be counted as holders for this purpose. For purposes of computing the percentage of shares of any class or series of Equity Stock of Patriot REIT or Wyndham International Beneficially Owned by any person or entity, any shares of Equity Stock of Patriot REIT or Wyndham International which are deemed to be Beneficially Owned by such person or entity pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings. Also for purposes of the Restated Charters, "Constructive Ownership" means ownership of shares of Equity Stock by an individual or entity who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of
Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

  Upon the occurrence of a purported transfer of shares that would result in a violation of any of the foregoing transfer restrictions, that number of shares that violate the transfer restrictions shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust for the benefit of the Beneficiary, effective on the Trading Day prior to the date of the purported transfer of such shares, and the record holder of the shares of Equity Stock that are converted into shares of Excess Stock (a "Prohibited Owner") shall submit such number of shares of Equity Stock to Patriot REIT or Wyndham International, as the case may be, for registration in the name of the Trustee. In the case of Equity Stock that is paired, upon the conversion of a share of Equity Stock into a share of Excess Stock, the corresponding paired share of that same class or series of Equity Stock of the other company shall simultaneously be converted into a share of Excess Stock; such shares of Excess Stock shall be paired and shall be simultaneously transferred to a Trust. Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of either of Patriot REIT or Wyndham International, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued as that particular class or series of Equity Stock.

  Shares of Equity Stock that are converted into shares of Excess Stock and transferred to a Trust shall be held in trust for the exclusive benefit of the Beneficiary. Shares of Excess Stock will remain issued and outstanding shares of stock. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Patriot REIT Board or the Wyndham International Board, as the case may be, as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. Patriot REIT and Wyndham International shall take all measures that they determine reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock beneficially owned or constructively owned by the person who, but for the restrictions on transfer, would constructively own or beneficially own the shares of Excess Stock and, as soon as reasonably practicable following receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

  In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, Patriot REIT or Wyndham International, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which the Equity Stock was converted, that portion of the assets of Patriot REIT or Wyndham International, as the case may be, that is available for distribution to the holders of such class or series of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported transfer in which the Prohibited Owner gave value for shares of Equity Stock and which transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Equity Stock that is paired, shall equal the price paid per share multiplied by the most recent Valuation Percentage) and, in the case of a non-transfer event or transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which non-transfer event or transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such non-transfer event or transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

  Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of Equity Stock shall vote together with the holders of such Equity Stock as a single class on all such matters. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote taken by a Prohibited Owner prior to the discovery by Patriot REIT or Wyndham International, as the case may be, that the shares of Equity Stock were exchanged for shares of Excess Stock will be rescinded as void ab initio.

  The Trustee shall have the exclusive and absolute right to designate one or more Permitted Transferees of any and all shares of Excess Stock if Patriot REIT or Wyndham International or both, in the case of Paired Shares, fail to exercise its or their option with respect to such shares as described below; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of Excess Stock that is paired, shall equal the price paid per share multiplied by the most recent Valuation Percentage) and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the aforementioned transfer restrictions and without such acquisition resulting in the exchange of such shares of Equity Stock so acquired for shares of Excess Stock and the transfer of such shares of Excess Stock to a Trust. Upon the designation by the Trustee of a Permitted Transferee, the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock of Patriot REIT or Wyndham International, as the case may be, acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. In the case of Equity Stock that is paired, upon the conversion of a share of Excess Stock into a share of Equity Stock of the same class or series from which such Excess Stock was converted, the corresponding paired share of Excess Stock of the other company shall simultaneously be converted into a share of Equity Stock of the same class or series from which such Excess Stock was converted and such shares of Equity Stock shall be paired. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Patriot REIT Board or the Wyndham International Board, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued as such. The Trustee shall (i) cause to be recorded on the stock transfer books of Patriot REIT or Wyndham International or both, in the case of Paired Shares, that the Permitted Transferee is the holder of record of such number of shares of Equity Stock and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner. If the transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the aforementioned transfer restrictions including, without limitation, the Ownership Limit, such transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally sold. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the transfer to the purported Permitted Transferee and the provisions of the Restated Charters regarding compensation to a Prohibited Owner shall apply to such shares with respect to any future transfer of such shares by the Trust.

  A Prohibited Owner shall be entitled to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i)
(a) in the case of a purported transfer in which the Prohibited Owner gave value for shares of Equity Stock and which transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) and (b) in the case of a non-transfer event or transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which non-transfer event or transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such non-transfer event or transfer and (ii) the price per share (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner shall be distributed to the Beneficiary.

  Shares of Excess Stock shall be deemed to have been offered for sale by a Trust to Patriot REIT or Wyndham International or both, in the case of Paired Shares, or a designee of such company or companies, at a price per share equal to the lesser of (i) the price per share (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or non-transfer event, the Market Price at the time of such devise, gift or non-transfer event) or (ii) the Market Price on the date either company or both companies, in the case of Paired Shares, accept such offer. Either company or both companies, in the case of Paired Shares, shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the non-transfer event or purported transfer which results in such shares of Excess Stock or (b) the date on which either company or both companies, in the case of Paired Shares, determine in good faith that a transfer or non-transfer event resulting in shares of Excess Stock has previously occurred, if either company or both companies, in the case of Paired Shares, do not receive a notice of such transfer or non-transfer event. In the case of shares of Excess Stock that are paired, neither Patriot REIT nor Wyndham International shall accept such an offer with respect to its shares of Excess Stock without the agreement of the other company to accept such offer with respect to the corresponding Paired Shares of its Excess Stock.

  "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Equity Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Equity Stock. In the case of Equity Stock that is paired, "Market Price" shall mean the "Market Price" for Paired Shares multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Equity Stock most recently determined under the Pairing Agreement over the value of a paired share most recently determined under the Pairing Agreement (the "Valuation Percentage"). "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of York are authorized or obligated by law or executive order to close.

  Any person or entity that acquires or attempts to acquire shares of Equity Stock in violation of the aforementioned transfer restrictions, or any person or entity that owned shares of Equity Stock that were transferred to a Trust, shall immediately give written notice to Patriot REIT or Wyndham International or both, in the case of Paired Shares, of such event and shall provide such other information as the appropriate company or both companies, as the case may be, may request to determine the effect, if any, of such violation, on Patriot REIT's status as a REIT.

  Each person or entity that is an owner, actually or constructively, of shares of Equity Stock and each person or entity that (including the stockholder of record) is holding shares of Equity Stock for such an owner shall provide to Patriot REIT or Wyndham International or both, in the case of Paired Shares, a written statement or affidavit stating such information as the appropriate company or both companies, as the case may be, may request to determine Patriot REIT's status as a REIT and to ensure compliance with the Ownership Limit or the Look-Through Ownership Limit, as the case may be. In addition, every person or entity that owns of record, actually or constructively, more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of Patriot REIT or Wyndham International shall, within 30 days after January 1 of each year, provide to Patriot REIT or Wyndham International or both, in the case of Paired Shares, a written statement or affidavit stating the name and address of such owner, the number of shares of Equity Stock owned, actually or constructively, and a description of how such shares are held.

  All certificates representing shares of Equity Stock shall bear a legend referring to the aforementioned transfer restrictions. The transfer restrictions will continue to apply until the Patriot REIT Board determines that it is no longer in the best interests of Patriot REIT to attempt to qualify, or to continue to qualify, as a REIT.

  The restrictions on transfer contained in the Restated Charters could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Equity Stock might receive a premium from their shares of Equity Stock over the then prevailing Market Price or which such holders might believe to be otherwise in their best interest.

 Number of Directors; Removal; Filling Vacancies

  The Restated Charters and the Restated Bylaws provide that the number of directors of each of Patriot REIT and Wyndham International shall be fixed by resolution duly adopted from time to time by the Board of Directors. Pursuant to the terms of the Restated Charters, the directors are divided into three classes with the term of office of one class expiring each year. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified.

  The Restated Charters and the Restated Bylaws each provide that a director may be removed, only for cause, by the vote of holders of at least 75% of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the stockholders called for the purpose of removing such director. "Cause," with respect to the removal of any director, is defined in the Restated Charters to mean only (i) conviction of a felony,
(ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to Patriot REIT or Wyndham International, as the case may be. Any and all vacancies in the Board of Directors, however occurring, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director so appointed shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is duly elected and qualified or, if earlier, such director's earlier resignation or removal.

  The staggered board provision prevents stockholders of Patriot REIT and Wyndham International from voting on the election of all directors at each annual meeting. The existence of a staggered board, the fact that directors may only be removed for cause and with a 75% vote and the fact that vacancies in the Board of Directors shall be filled solely by the remaining directors may have the effect of delaying or deferring a change in control of Patriot REIT and Wyndham International or the removal of incumbent management.

 Special Meetings of Stockholders

  The Restated Bylaws provide that a special meeting of stockholders may only be called by the Chairman of the Board of Directors or a majority of the Board of Directors. Accordingly, stockholders of Patriot REIT and Wyndham International will have no ability to call a special meeting of stockholders.

 Limitation of Liability and Indemnification

  The Restated Charters, in conjunction with the DGCL, eliminate a director's personal liability (and the personal liability of a member of any duly authorized and constituted committee of Patriot REIT or Wyndham International, as the case may be, or of their respective Boards) to Patriot REIT or Wyndham International, as the case may be, or their respective stockholders for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to Patriot REIT or Wyndham International, as the case may be, or their respective stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

  The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Restated Bylaws provide for indemnification to the fullest extent authorized by the DGCL and, therefore, these statutory indemnification rights are available to the directors, officers, employees and agents of Patriot REIT and Wyndham International.

 Amendment of Restated Charters and Restated Bylaws

  The Restated Charters provide that, with the exception of certain provisions concerning business combinations with interested stockholders which require the approval of a greater proportion and certain provisions relating to the Cooperation Agreement, the Restated Charter may be amended in the manner prescribed by the DGCL, which requires the approval of the Board of Directors and the approval of the stockholders by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment.

  The Restated Bylaws may be amended or repealed (i) except as otherwise provided by law, by the affirmative vote of a majority of the directors then in office or (ii) at any meeting of stockholders by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

 Business Combinations

  The DGCL requires that a merger, consolidation or any sale, lease or exchange of all or substantially all of a corporation's property and assets (collectively, "business combinations") be approved by a majority of the outstanding shares of the corporation entitled to vote on such a matter, or a greater proportion if required by the certificate of incorporation. In addition, under the DGCL, a publicly-held corporation may not engage in a business combination with an "interested stockholder" for a period of three years following the time of the transaction in which the person became an interested stockholder, unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Subject to certain exceptions, the DGCL defines an "interested stockholder" as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

  The Restated Bylaws provide that any corporate action shall be approved at a stockholder meeting at which a quorum is present by the affirmative vote of a majority of shares present in person or by proxy at such meeting and entitled to vote on the matter, except where a larger vote is required by law, the Restated Charters or the Restated Bylaws. The DGCL provides for a larger vote with respect to business combinations and, therefore, a business combination involving Patriot REIT or Wyndham International will require the approval of a majority of the outstanding shares of Patriot REIT or Wyndham International, as the case may be. In addition, the Restated Charters provide that a business combination with a Related Person (as defined below) requires, with certain exceptions, the approval of 66 2/3% of the outstanding shares of capital stock of Patriot REIT or Wyndham

International, as the case may be, which shall include the affirmative vote of at least 50% of the outstanding shares of capital stock held by stockholders other than the Related Person. However, such 66 2/3% voting requirement shall not be applicable if the business combination was approved by the Board of Directors prior to the acquisition by such Related Person of the beneficial ownership of 5% or more of the outstanding shares of the capital stock of Patriot REIT or Wyndham International, as the case may be. For purposes of the Restated Charters, a "Related Person" is defined as any person or entity who beneficially owns (as defined in Rule 13d-3 promulgated under the Exchange
Act) more than 5% of the outstanding shares of capital stock of Patriot REIT or Patriot Operating Company, as the case may be, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 promulgated under the Exchange Act).

  The business combination provisions of the DGCL, together with the Related Person provision of the Restated Charters, may have the effect of deterring certain takeovers of Patriot REIT and Wyndham International.

 Provisions Relating to the Cooperation Agreement

  Consideration of Corporate Matters. The DGCL provides that the business and affairs of a Delaware corporation shall be managed by or under the direction of its Board of Directors, except as maybe otherwise provided in the DGCL or in the corporation's certificate of incorporation. In addition, the DGCL provides that if any such provision is made in the certificate of incorporation, the powers and duties conferred or imposed upon the Board of Directors by the DGCL shall be exercised or performed to such extent and by such person or persons as shall be provided in the certificate of incorporation. The Restated Charters provide that the property, affairs and business of Patriot REIT and Wyndham International generally are managed under the direction of the Patriot REIT Board and the Wyndham International Board. Notwithstanding such provisions, the Restated Charters establish certain procedures for the conduct of the business and affairs of Patriot REIT and Wyndham International, as follows.

  The Restated Charters provide that all matters to be considered by either the Patriot REIT Board or the Wyndham International Board, and all matters related thereto, except (i) a Change in Patriot's Line of Business and (ii) Issuances of Paired Equity and Issuances of Unpaired Equity, shall be classified into the most appropriate of the following three categories: (i) routine corporate governance matters, such as approval and retention of independent accountants, the fixing of employee compensation and other like matters; (ii) all other matters, other than a Change of Control and the removal of the Chairman or Chief Executive Officer of Patriot REIT or Wyndham International and, after the third anniversary of the Merger, all other matters (including a Change of Control); and (iii) any proposed action by Patriot REIT or Wyndham International, as the case may be, that would result in a Change of Control, until the third anniversary of the Merger. At any meeting of the Patriot REIT Board or the Wyndham International Board (whether or not held jointly), the Proposing Board may (i) submit a Category 1 Matter to the consideration and vote of its Board, irrespective of any consideration or vote by the other Board, (ii) submit a Category 2 Matter to the consideration and vote of its Board, and (iii) submit a Category 3 Matter to the consideration and vote of its Board, with such matter requiring a 66 2/3% vote of its Board for approval until the third anniversary of the Merger, after which time a Category 3 Matter shall become a Category 2 Matter. If the Proposing Board at any Proposing Board Meeting that it is not held jointly with the other company shall have approved any Category 2 Matter or Category 3 Matter, such Proposing Board shall promptly provide the Proposing Board Notice to the other company in accordance with the terms of the Cooperation Agreement of the occurrence of such meeting and the Category 2 Matters or Category 3 Matters approved at such meeting. The Cooperation Committee shall convene promptly (in any event, within ten (10) business days) following the Proposing Board Meeting to consider the actions taken by the Proposing Board. If the Cooperation Committee votes to approve the action taken by the Proposing Board with respect to any such matter, then the action authorized by the Proposing Board may be implemented without consideration of such matter by the other Board. If the Cooperation Committee does not approve the action taken by the Proposing Board, the other company's Board (the "Responding Board") may then hold a meeting within fifteen (15) business days following receipt by such other company of the Proposing Board Notice to consider and vote upon the Category 2 Matters or Category 3 Matters approved by the Proposing Board and during such period the action authorized by the Proposing Board may not be implemented. In the event that the Responding Board approves at such a meeting the action taken by the Proposing Board or the Responding Board does not hold a meeting within fifteen
(15) business days following receipt of the Proposing Board Notice, the action authorized by the Proposing Board may thereafter be implemented. In the event the Responding Board holds a meeting within fifteen (15) business days following receipt of the Proposing Board Notice but does not approve the action authorized by the Proposing Board, the action authorized by the Proposing Board may not be implemented. In such an event, the Cooperation Committee will convene promptly following the meeting of the Responding Board to consider the contrary positions of the Proposing Board and the Responding Board and recommend a resolution of such contrary positions in connection with the Reconsideration Process. The Boards will then follow the Reconsideration Process.

  The Restated Charters provide that at any joint meeting of the Boards of Directors of Patriot REIT and Wyndham International, in the event that the Proposing Board approves a Category 2 Matter or Category 3 Matter but the other Board does not, the action authorized by the Proposing Board may not be implemented. The Cooperation Committee shall convene immediately following the joint meeting (unless a quorum of the Cooperation Committee is not present, in which case the Cooperation Committee shall convene as soon as practicable thereafter) to consider the votes of the Boards taken at such meeting The Boards will then follow the Reconsideration Process.

  Following any meeting of the Cooperation Committee as described above, any Proposing Board may reconsider a Category 2 Matter at any subsequent meeting of such Board and, if the Proposing Board approves such matter by a majority vote at such subsequent meeting, then the Proposing Board may take the action contemplated by such matter regardless of the position of the other Board. Following any meeting of the Cooperation Committee as described above, the Proposing Board may reconsider a Category 3 Matter at any subsequent meeting of such Board and, if the Proposing Board approves such matter by a 66 2/3% vote at such subsequent meeting, then the Proposing Board may take the action contemplated by such matter (but only if the other Board approves such matter by a majority vote in the case of a Change in Control).

  Pursuant to the Restated Charter of Patriot REIT, until the third anniversary of the Merger, any Change in Patriot's Line of Business shall require a 66 2/3% vote of the Patriot REIT Board and a majority vote of the Wyndham International Board for approval.

  Hotel Acquisitions Committee. Pursuant to the Restated Charters, as promptly as practicable following the closing of the Merger, and thereafter as provided in the Restated Charters, Patriot REIT and Wyndham International shall establish a Hotel Acquisitions Committee to analyze, evaluate and consider potential Hotel Acquisitions. The Hotel Acquisitions Committee shall have the sole power and authority to cause Patriot REIT or Wyndham International, as the case may be, to enter into a binding agreement with respect to Hotel Acquisitions involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) not exceeding (with respect to each Hotel Acquisition or such series of Hotel Acquisitions as are reasonably likely to be considered an integrated transaction) 5% of the total combined market capitalization of the Patriot Companies computed as of the last business day of the month immediately preceding the month during which such Hotel Acquisition is to be authorized and based on the average closing sale price of a Paired Share over the five (5) trading days immediately preceding such business day. The members of the Hotel Acquisitions Committee shall be determined as provided in the Cooperation Agreement. Notwithstanding the foregoing, the Hotel Acquisitions Committee shall no longer have the power and authority described in the Restated Charters of Patriot REIT on and after the third anniversary of the Merger.

  Limitation on Committees. Pursuant to the Restated Charters, for the term of the Cooperation Agreement, the formation by Patriot REIT or Wyndham International of either (i) an executive or similar committee of its Board of Directors which is authorized to act upon any Category 2 Matter or Category 3 Matter or (ii) a nomination committee for the purpose of nominating directors shall require the approval of the Board of Directors of the other company.

  Voting by Directors. Under the Restated Charters, any vote on any matter by the Board of Directors of either Patriot REIT or Wyndham International or the members of the Cooperation Committee, the Unpaired Equity Committee or the Hotel Acquisitions Committee shall require for approval the affirmative vote of the applicable number or percentage of all of the members of either such Board of Directors then in office or the then existing members of the Cooperation Committee, as the case may be.

  Issuance of Paired Equity. Under the terms of the Restated Charter of Wyndham International, from and after the date of the Cooperation Agreement until the Termination Date, the Patriot REIT Board shall have the sole right to authorize and to effect, or to cause Wyndham International and the Wyndham International Board to effect, an Issuance of Paired Equity and to take or cause to be taken any and all action in contemplation of, or in connection with, an Issuance of Paired Equity. In connection therewith, the Patriot REIT Board shall also have the authority to cause Wyndham International to comply with the Paired Equity Issuance Procedures set forth in the Restated Charter of Wyndham International. Patriot REIT shall be entitled to designate from time to time one or more officers of Patriot REIT to serve as a Paired Equity Officer/Director. The Patriot REIT Board shall have the authority to appoint any such Paired Equity Officer/Director to the positions of vice president and assistant secretary of Wyndham International. Any Paired Equity Officer/Director may resign or be removed by Patriot REIT at any time and, at any time thereafter, Patriot REIT may designate a new Paired Equity Officer/Director. Any Paired Equity Officer/Director shall have the express authority to do any and all acts and things related to any Issuance of Paired Equity, including, without limitation, the execution and delivery in the name and on behalf of Wyndham International of any and all documents, certificates (including stock certificates) and other instruments necessary or appropriate in connection with the issuance of any Wyndham International Common Stock pursuant to an Issuance of Paired Equity, the engagement of investment bankers, accountants, attorneys and other professionals, and the incurrence of any and all other transaction costs related thereto. Wyndham International shall at all times and in all circumstances maintain and support the position that Patriot REIT has the sole right and power to authorize and effect, or to cause Wyndham International and the Wyndham International Board to effect, the Issuance of Paired Equity, and Wyndham International shall not assert otherwise in any forum, proceeding, action or communication or take any other action which is inconsistent with its obligations under the Restated Charter of Wyndham International.

  The terms of the Restated Charter of Wyndham International provide that Patriot REIT shall give an Issuance Notice to Wyndham International as promptly as practicable of each determination by Patriot REIT to engage in an Issuance of Paired Equity. Such Issuance Notice shall include the proposed material terms of such issuance, to the extent determined by Patriot REIT, including whether such issuance is proposed to be pursuant to a public or private offering, the amount of Paired Equity proposed to be issued, and the manner of determining the offering price and other terms thereof.

  The terms of the Restated Charter of Wyndham International provide that upon receipt of an Issuance Notice, Wyndham International and the Wyndham International Board shall promptly cooperate with Patriot REIT in every way to effect such Issuance of Paired Equity pursuant to the terms and schedule thereof as established by Patriot REIT.

  Issuance of Unpaired Equity. Pursuant to the Restated Charter of Wyndham International, Wyndham International shall have the right to engage in an Issuance of Unpaired Equity upon the affirmative vote of a majority of the members of the Unpaired Equity Committee. Pursuant to the Restated Charter of Patriot REIT, Patriot REIT shall have the right to engage in an Issuance of Unpaired Equity upon the affirmative vote of a majority of the members of the Patriot REIT Board.

  Removal of Directors. The terms of the Restated Charter of Wyndham International provide that if at any time any director of Wyndham International shall interfere or fail to cooperate fully with any Issuance of Paired Equity, such director shall be deemed to be no longer acting within the scope of his authority with respect to the management of the affairs of Wyndham International and to have failed to remain qualified as a director. In such event, such director shall automatically cease to be a director. The determination of whether any director of Wyndham International has interfered or failed to cooperate fully with any Issuance of Paired Equity shall be made by the Patriot REIT Board and notice of any such determination shall be given by Patriot REIT to Wyndham International within 10 days after the date of such determination. Notwithstanding when such determination and notice shall be made and given, any such director shall be deemed to have ceased to be a director at the time of any interference or failure to cooperate; provided, however, that for purposes of any right to indemnification to which such director would otherwise be entitled, such director shall be deemed to have been acting as a director until such time as such determination and notice shall be made and given, and such director's right to indemnification, if any, shall in no way be prejudiced solely by reason of having acted as a director during the period from the time of such interference or failure to cooperate until such determination and notice are made and given.

  Amendment of Charter. The Restated Charters provide that any amendment or repeal of any of the provisions of the Restated Charters of Patriot REIT or Wyndham International, as applicable, relating to the provisions of the Cooperation Agreement shall first require a 66 2/3% vote of the Board of the relevant corporation, as well as a 66 2/3% vote of the Board of the other corporation.

                       COMPARISON OF STOCKHOLDERS RIGHTS

  The rights of Wyndham stockholders are presently governed by the DGCL, the Wyndham Charter and the Wyndham Bylaws and the rights of the stockholders of Patriot REIT and Patriot Operating Company are presently governed by the DGCL, the Patriot REIT Charter, the Patriot Operating Company Charter, the Patriot REIT Bylaws and the Patriot Operating Company Bylaws. In addition, the rights of Patriot REIT stockholders and Patriot Operating Company stockholders are presently governed by the Pairing Agreement and the Cooperation Agreement. Under the terms of the Merger Agreement, upon stockholder approval of the Proposals, the Patriot REIT Charter and the Patriot Operating Company Charter will be amended and restated and such amended and restated charters will become the Restated Charters of Patriot REIT and Wyndham International. In addition, in connection with the Merger, the Patriot REIT Bylaws and Patriot Operating Company Bylaws will be amended and restated to be made consistent with the Restated Charters and will become the Restated Bylaws of Patriot REIT and Wyndham International. The Merger Agreement also provides that the Pairing Agreement will be amended by the Pairing Agreement Amendment and will become the Amended Pairing Agreement. At the Effective Time, stockholders of Patriot REIT and Patriot Operating Company, and stockholders of Wyndham, will become stockholders of Patriot REIT and Wyndham International and their rights will thereafter be governed by the DGCL, the Restated Charters, the Restated Bylaws, the Amended Pairing Agreement and the Cooperation Agreement. In considering the recommendation of the Boards of Directors of Patriot REIT and Patriot Operating Company to approve the Proposals, stockholders of Patriot REIT and Patriot Operating Company should be aware that the rights of stockholders of Patriot REIT and Wyndham International under the Restated Charters, the Restated Bylaws and the Amended Pairing Agreement will differ in certain respects from the existing rights of the stockholders of Patriot REIT and Patriot Operating Company under the Patriot REIT Charter, the Patriot Operating Company Charter, the Patriot REIT Bylaws, the Patriot Operating Company Bylaws and the Pairing Agreement. In addition, in considering the recommendation of the Wyndham Board to approve the Merger Proposal, stockholders of Wyndham should be aware that the rights of stockholders of Wyndham under the Restated Charters, the Restated Bylaws, the Amended Pairing Agreement and the Cooperation Agreement will differ in certain respects from the existing rights of the stockholders of Wyndham under the Wyndham Charter and the Wyndham Bylaws.

  The following discussion summarizes (i) certain differences between the rights of stockholders of Wyndham and the rights of stockholders of Patriot REIT and Wyndham International and (ii) certain differences between the rights of stockholders of Patriot REIT and Patriot Operating Company and the rights of stockholders of Patriot REIT and Wyndham International. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to: the Pairing Agreement Amendment and the Restated Charters, which are attached as Annexes E and F, and G, respectively, to this Joint Proxy Statement/Prospectus; the Wyndham Charter, the Wyndham Bylaws, the Patriot REIT Charter, the Patriot Operating Company Charter, the Patriot REIT Bylaws, the Patriot Operating Company Bylaws and the Cooperation Agreement, which are incorporated by reference as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part; and the relevant provisions of the DGCL. Stockholders of Patriot REIT, Patriot Operating Company and Wyndham should carefully read the Restated Charters.

COMPARISON OF RIGHTS OF WYNDHAM STOCKHOLDERS TO STOCKHOLDERS OF PATRIOT REIT AND WYNDHAM INTERNATIONAL

 Amendment of Charter

  In conformity with the DGCL, amendment of the Wyndham Charter generally requires the approval of the Board of Directors and the approval of the stockholders by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment, with the exception of a number of provisions of the Wyndham Charter, which require the approval of greater proportions.

  The Restated Charters provide that, with the exception of certain provisions concerning business combinations with interested stockholders which require the approval of a greater proportion, the Restated

Charter may be amended in the manner prescribed by the DGCL, which requires the approval of the Board of Directors and the approval of the stockholders by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment. With respect to the provisions of the Restated Charters relating to the provisions of the Cooperation Agreement, an amendment or repeal of any of such provisions requires a 66 2/3% vote of the Board of the relevant corporation, as well as a 66 2/3 vote of the Board of the other party to the Cooperation Agreement, and thereafter the affirmative vote of a majority of the outstanding shares of the relevant corporation entitled to vote on such amendment or repeal.

  Accordingly, the stockholders of Patriot REIT and Wyndham International will generally have the same ability to amend the Restated Charters that Wyndham stockholders have to amend the Wyndham Charter.

 Amendment of Bylaws

  The Wyndham Bylaws may be amended or altered (i) at any meeting of the Board of Directors by the vote of a majority of the directors then in office or (ii) by the affirmative vote of the holders of at least two-thirds of the voting power of all shares entitled to vote generally in the election of directors voting together as a single class.

  The Restated Bylaws may be amended or repealed (i) except as otherwise provided by law, by the affirmative vote of a majority of the directors then in office or (ii) at any meeting of stockholders by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

  Thus, stockholders of Patriot REIT and Wyndham International will generally have the same ability to amend or repeal the Restated Bylaws as Wyndham stockholders have to amend or repeal the Wyndham Bylaws.

 Directors

  The Wyndham Charter provides that the number of directors of Wyndham shall be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office, though less than a quorum, and in any event, shall not be less than five nor more than thirteen. The directors are divided into three classes, designated Class I, Class II and Class III, with the number of directors in each class equal to the whole number contained in the quotient arrived at by dividing the authorized number of directors by three. If a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class III and if the fraction is two-thirds one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Pursuant to the Wyndham Charter, the term of office of one class of directors expires each year. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. Any vacancy occurring in the Board of Directors may be filled only by a majority vote of the directors then in office, even if less than a quorum of the Board of Directors, and any directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor is duly elected and qualified. The Wyndham Charter provides that a director may be removed only for cause and only by the vote of the holders of a majority of the securities of Wyndham then entitled to be cast in the election of directors. Removal of directors is also subject to a certain Stockholders' Agreement among Wyndham and certain Wyndham stockholders dated as of May 24, 1996 (the "Wyndham Stockholders' Agreement"). Pursuant to the Wyndham Stockholders' Agreement, a member or members of the Wyndham Board representing the interests of a stockholder group may be removed from the Wyndham Board if such stockholder group is represented by a number of members on the Wyndham board that exceeds the number to which such stockholders group is entitled. The Wyndham Stockholders' Agreement also provides that service on the Wyndham Board by officers of Wyndham is conditioned upon such officers continuing to hold their positions as officers of Wyndham and, any such officers who do not continue to hold their offices will be removed from the Wyndham Board. The members of the Wyndham Board that the stockholder groups are entitled to nominate are also subject to removal from the Wyndham Board with or without cause, upon written notice to Wyndham by a stockholder group. The Wyndham Stockholders' Agreement will terminate as of the Effective Time.

  The Restated Charters and Restated Bylaws provide that the number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors. Pursuant to the Restated Charters, the directors are divided into three classes with the term of office of one class expiring each year. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified.

  The Restated Charters provide that a director may be removed, only for cause, by the vote of holders of at least 75% of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the stockholders called for the purpose of removing such director. "Cause," with respect to the removal of any director, is defined in the Restated Charters to mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to Patriot REIT or Wyndham International, as the case may be.

  Under the terms of the Restated Charters, any and all vacancies in the Board of Directors, however occurring, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director so appointed shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal.

  The staggered board provision in the Restated Charters prevents stockholders of Patriot REIT and Wyndham International from voting on the election of all directors at each annual meeting. The existence of a staggered board and the fact that directors may only be removed for cause may have the effect of delaying or deferring a change in control of Patriot REIT and Wyndham International or the removal of incumbent management.

 Limitation of Liability

  The Wyndham Charter, in conjunction with the DGCL, provides that, a director shall not be personally liable to Wyndham or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Wyndham or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

  The Restated Charters, in conjunction with the DGCL, eliminate a director's personal liability (and the personal liability of a member of any duly authorized and constituted committee of Patriot REIT or Wyndham International, as the case may be, or of their respective Boards) to Patriot REIT or Wyndham International, as the case may be, or their respective stockholders for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to Patriot REIT or Patriot Operating Company, as the case may be, or their respective stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

 Indemnification

  The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

  The Wyndham Charter provides for indemnification to the fullest extent authorized by the DGCL and, therefore, these statutory indemnification rights are available to the directors, officers, employees and agents of Wyndham. Similarly, the Restated Bylaws provide for indemnification to the fullest extent authorized by the DGCL and, therefore, these statutory indemnification rights are available to the directors, officers, employees and agents of Patriot REIT and Wyndham International.

 Special Meetings of Stockholders

  The Wyndham Charter and Wyndham Bylaws provide that a special meeting of stockholders may only be called by the Chairman of the Board or the Board of Directors. Similarly, the Restated Bylaws provide that a special meeting of stockholders may only be called by the Chairman of the Board of Directors or a majority of the Board of Directors.

  Accordingly, like the Wyndham stockholders, stockholders of Patriot REIT and Wyndham International will have no ability to call a special meeting of stockholders.

 Action by Stockholders Without a Meeting

  The Wyndham Charter provides that any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

  The Restated Charters provide that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken in lieu of such meeting only by unanimous written consent of the stockholders signed by each stockholder entitled to vote on the matter.

  Accordingly, unlike the Wyndham stockholders, stockholders of Patriot REIT and Wyndham International will have the ability to take action without an annual or special meeting of the stockholders.

 Restrictions on Ownership and Transfer; Pairing

  The Wyndham Charter and the Wyndham Bylaws do not include any provisions restricting the ownership or transfer of Wyndham stock.

  The Restated Bylaws provide that, until such time as the limitation on transfer provided for in the Amended Pairing Agreement shall be terminated, shares of Patriot REIT Common Stock and Wyndham International Common Stock shall not be transferable or transferred on the books of either company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of common stock of the other company and such shares are paired with one another. In addition, pursuant to the Amended Pairing Agreement, Patriot REIT and Wyndham International may not issue shares of Patriot REIT Common Stock and Wyndham International Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of common stock of the other company and for the pairing of such shares.

  The Restated Charters provide, pursuant to the Ownership Limit, that no person or entity (other than certain Look-Through Entities) may Beneficially Own or Constructively Own in excess of 8.0% of the outstanding shares of any class or series of Equity Stock of Patriot REIT or Wyndham International, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters. For purposes of computing the percentage of shares of any class or series of Equity Stock of Patriot REIT or Wyndham International Beneficially Owned by any person or entity, any shares of Equity Stock of Patriot REIT or Wyndham International which are deemed to be Beneficially Owned by such person or entity pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. Any transfer of shares of Equity Stock of Patriot REIT or Wyndham International that would (i) result in any person or entity owning, directly or indirectly, shares of Equity Stock of Patriot REIT or Wyndham International in excess of the Ownership Limit, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters, (ii) result in the capital stock of Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of
Section 856(a)(5) of the Code, (iii) result in Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause Patriot REIT to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of Patriot REIT or a subsidiary of Patriot REIT within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio, and the intended transferee will acquire no rights in such shares of Equity Stock. The Restated Charters provide that pension plans described in Section 401(a) of the Code and mutual funds registered under the Investment Company Act of 1940 are treated as Look-Through Entities that are subject to a 9.8% Look-Through Ownership Limit. Pension plans and mutual funds are among the entities that are not treated as holders of stock under the Five or Fewer Requirement and the beneficial owners of such entities will be counted as holders for this purpose.

  Thus, Wyndham stockholders who become stockholders of Patriot REIT and Wyndham International will be subject to the ownership and transfer provisions provided for in the Restated Charters and the Restated Bylaws. Such ownership and transfer restrictions may have the effect of delaying, deferring or preventing the acquisition or control of Patriot REIT and Wyndham
International.

 Stockholder Approval of Certain Business Combination Transactions

  The DGCL requires that a business combination be approved by a majority of the outstanding shares of the corporation entitled to vote on such a matter, or a greater proportion if required by the certificate of incorporation. In addition, under the DGCL, a publicly-held corporation may not engage, with certain exceptions, in a business combination with an "interested stockholder" for a period of three years following the time of the transaction in which the person became an interested stockholder. Subject to certain exceptions, the DGCL defines an "interested stockholder" as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. The Wyndham Charter provides that a merger or consolidation shall be approved by at least two-thirds of the votes entitled to be cast by each voting group that is entitled to vote on such transaction.

  The Restated Bylaws provide that any corporate action, except where a larger vote is required by law, the Restated Charters or the Restated Bylaws, shall be approved at a stockholder meeting at which a quorum is present by the affirmative vote of a majority of shares present in person or by proxy at such meeting and entitled to vote on the matter. The DGCL provides for a larger vote with respect to business combinations and, therefore, a business combination involving Patriot REIT or Wyndham International requires the approval of a majority of the outstanding shares of Patriot REIT or Wyndham International, as the case may be. In addition, the Restated Charters provide that a business combination with a Related Person requires, with certain exceptions, the approval of 66 2/3% of the outstanding shares of the capital stock of Patriot REIT or Wyndham International, as the case may be, which shall include the affirmative vote of at least 50% of the outstanding shares the capital stock held by stockholders other than the Related Person. However, such 66 2/3% voting requirement shall not be applicable if the business combination was approved by the Board of Directors prior to the acquisition by such Related Person of the beneficial ownership of 5% or more of the outstanding shares of the capital stock of Patriot REIT or Wyndham International, as the case may be.

 Transactions with Certain Affiliated Persons

  The Restated Bylaws provide that any action pertaining to any transaction involving Patriot REIT or Wyndham International, as the case may be, in which an advisor, director or officer of such corporation, or any affiliate of any of the foregoing persons, has any direct or indirect interest other than solely as a result of their status as a director, officer, or stockholder of such corporation, must be approved by a majority of the directors, including a majority of the Independent Directors (as defined in the Restated Bylaws), even if the Independent Directors constitute less than a quorum. The Wyndham Charter and the Wyndham Bylaws do not include provisions restricting transactions with affiliated persons, although the Wyndham Board has adopted a policy requiring that material transactions between Wyndham and related parties must be approved by a majority of its independent directors based upon the directors' determination that the terms of the transaction are no less favorable to Wyndham than those that could be obtained from an unrelated third party.

 Appraisal Rights

  Pursuant to the DGCL, a stockholder of a corporation engaging in certain transactions may, under certain circumstances, dissent from a merger, consolidation or other transaction and demand payment in cash in the amount of the fair value of his or her shares (as appraised pursuant to judicial proceedings) in lieu of the consideration such stockholder would otherwise receive in such transaction.

  Under the DGCL, stockholders of a corporation are entitled to appraisal rights only with respect to certain statutory mergers or consolidations. Unless otherwise provided in the certificate of incorporation, the DGCL does not grant appraisal rights to (i) stockholders with respect to a merger or consolidation of a corporation, the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders, if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders or (ii) stockholders of a corporation surviving a merger if no vote of the stockholders of such corporation is required to approve the merger.

 Repurchase and Redemption of Shares

  The DGCL provides generally that the stock of any series or class may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of an event; provided, however, that (i) at the time of the redemption the corporation must have outstanding shares of at least one class or series, which shares are not redeemable and are endowed with full voting powers and (ii) such repurchase or redemption must not impair the capital of the corporation.

 Preferred Stock

  Each of the Wyndham Charter and the Restated Charters authorize the Board of Directors to provide for the issuance of preferred stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

 Payment of Dividends

  The DGCL provides that a corporation may, unless otherwise restricted by its certificate of incorporation, declare and pay dividends out of surplus, or if no surplus exists, out of its net profits for the current or preceding fiscal year, provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

  The Wyndham Charter and the Wyndham Bylaws provide that, subject to the rights of holders of preferred stock, holders of Wyndham Common Stock shall be entitled to receive such dividends payable in either cash, in property or in shares of stock of Wyndham, as may be declared by the Board of Directors from time to time. Similarly, the Restated Charters provide that, subject to the rights of holders of Preferred Stock, holders of Patriot REIT Common Stock and Wyndham International Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of Patriot REIT or Wyndham International, as the case may be, as may be declared thereon by the respective Board of Directors from time to time.

 Dissolution

  Under the DGCL, voluntary dissolution of a corporation generally requires the adoption of a board of directors' resolution by a majority of the entire board of directors approving the dissolution and the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

  Thus, the same vote of the stockholders of Patriot REIT and Wyndham International is required to authorize voluntary dissolution as is currently required for Wyndham stockholders.

 Inspection of Books and Records

  Under the DGCL, any stockholder of record has a right to examine the books and records and the stockholder list of the corporation for a "proper purpose." The DGCL defines a "proper purpose" as any purpose reasonably related to such a person's interest as a stockholder, and allows a stockholder of record to inspect the stockholder list during the 10-day period preceding a meeting of the stockholders for any purpose germane to the meeting.

  Thus, the books and records of Patriot REIT and Wyndham International will be as accessible to their stockholders as are the books and records of Wyndham.

 Differences Resulting from the Amended Pairing Agreement

  The Amended Pairing Agreement is unique to the paired share structure of Patriot REIT and Wyndham International and provides that shares of Patriot REIT Common Stock and Wyndham International Common Stock shall not be transferable on the books of such company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of common stock of the other company. In addition, neither Patriot REIT nor Wyndham International may issue shares of Patriot REIT Common Stock and Wyndham International Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of common stock of the other company and for the pairing of such shares. See "Description of Capital Stock--The Amended Pairing Agreement."

 Differences Resulting from the Cooperation Agreement

  Under the terms of the Cooperation Agreement, Patriot REIT and Patriot Operating Company will be obligated to cooperate to the fullest extent possible in the conduct of their respective operations and to take all necessary action to preserve the paired share structure and to maximize the economic and tax advantages associated therewith. One of the primary objectives of the Cooperation Agreement is to set forth the understanding of the Patriot Companies that Patriot REIT shall have the sole right and power to authorize, effect and control issuances of paired equity (including securities convertible into paired equity) of the two companies. The Cooperation Agreement will provide for a number of corporate governance mechanisms designed to accomplish this objective and the other objectives set forth therein. These mechanisms include (i) the establishment of a Cooperation Committee that will consider and propose the agenda listing the matters to be considered at any joint meeting of the Boards of Directors of Patriot REIT and Patriot Operating Company, (ii) the establishment of corporate matters categories and procedures for the consideration and reconsideration of matters brought before the Boards of Directors of Patriot REIT and Patriot Operating Company, (iii) the establishment of a Hotel Acquisitions Committee that will analyze, evaluate and consider potential acquisitions by the Patriot Companies of hotel properties and related assets, (iv) provision that will govern the sole authority of Patriot REIT to authorize, effect and control issuances of paired equity (including securities convertible into paired equity) of the two companies, and (v) the establishment of an Unpaired Equity Committee that shall have the sole authority to authorize and approve issuances of unpaired equity by Patriot Operating Company. See "Description of Capital Stock--The Cooperation Agreement."

  The rights and obligations of Patriot REIT and Patriot Operating Company under the Cooperation Agreement will survive the Merger and will become the rights and obligations of Patriot REIT and Wyndham International, respectively, following the Merger. The existence of the Cooperation Agreement may have the effect of delaying, deferring or preventing the acquisition or control of Patriot REIT or Wyndham International.

  The Cooperation Agreement provides that the Patriot Companies will take any and all action necessary to cause their respective charters and bylaws to be amended appropriately to effect the provisions of the Cooperation Agreement. Accordingly, certain provisions of the Restated Charters reflect proposed amendments to the Patriot REIT Charter and the Patriot Operating Company Charter to effect the provisions of the Cooperation Agreement. See "Description of Capital Stock--Certain Provisions of the Restated Charters and Restated Bylaws--Provisions Relating to the Cooperation Agreement."

COMPARISON OF RIGHTS OF STOCKHOLDERS OF PATRIOT REIT AND PATRIOT OPERATING COMPANY TO STOCKHOLDERS OF PATRIOT REIT AND WYNDHAM INTERNATIONAL FOLLOWING THE MERGER

 Restrictions on Ownership and Transfer

  The Patriot Charters provide that until such time as the limitation on transfer provided for in the Pairing Agreement shall be terminated, shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock and shares of Preferred Stock which are convertible into shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock shall not be transferable or transferred on the books of either company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of that same class or series of Equity Stock of the other company and such shares are paired with one another. In addition, pursuant to the Pairing Agreement, Patriot REIT and Patriot Operating Company may not issue shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock or shares of Preferred Stock that are convertible into shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of Equity Stock of the other company and for the pairing of such shares.

  The Patriot Charters provide, pursuant to the Ownership Limit, that no person or entity may Beneficially Own or Constructively Own in excess of 9.8% of the outstanding shares of any class or series of Equity Stock of Patriot REIT or Patriot Operating Company, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Patriot REIT Charter and the Patriot Operating Company Charter, as the case may be. For purposes of computing the percentage of shares of any class or series of Equity Stock of Patriot REIT or Patriot Operating Company Beneficially Owned by any person or entity, any shares of Equity Stock of Patriot REIT or Patriot Operating Company which are deemed to be Beneficially Owned by such person or entity pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. Any transfer of shares of Equity Stock of Patriot REIT or Patriot Operating Company that would (i) result in any person or entity owning, directly or indirectly, shares of Equity Stock of Patriot REIT or Patriot Operating Company in excess of the Ownership Limit, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Patriot REIT Charter and the Patriot Operating Company Charter, as the case may be, (ii) result in the capital stock of Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (iii) result in Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause Patriot REIT to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of Patriot REIT or a subsidiary of Patriot REIT within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio, and the intended transferee will acquire no rights in such shares of Equity Stock.

  The Restated Bylaws provide that, until such time as the limitation on transfer provided for in the Pairing Agreement shall be terminated, shares of Patriot REIT Common Stock and Wyndham International Common Stock shall not be transferable or transferred on the books of either company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of common stock of the other company and such shares are paired with one another. In addition, pursuant to the Amended Pairing Agreement, Patriot REIT and Wyndham International may not issue shares of Patriot REIT Common Stock and Wyndham International Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of common stock of the other company and for the pairing of such shares.

  The Restated Charters provide, pursuant to the Ownership Limit, that no person or entity (other than a Look-Through Entity) may Beneficially Own or Constructively Own in excess of 8.0% of the outstanding shares of any class or series of Equity Stock of Patriot REIT or Wyndham International, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters. For purposes of computing the percentage of shares of any class or series of Equity Stock of Patriot REIT or Wyndham International Beneficially Owned by any person or entity, any shares of Equity Stock of Patriot REIT or Wyndham International which are deemed to be Beneficially Owned by such person or entity pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. Any transfer of shares of Equity Stock of Patriot REIT or Wyndham International that would (i) result in any person or entity owning, directly or indirectly, shares of Equity Stock of Patriot REIT or Wyndham International in excess of the Ownership Limit, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters, (ii) result in the capital stock of Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code,
(iii) result in Patriot REIT being "closely held" within the meaning of
Section 856(h) of the Code or (iv) cause Patriot REIT to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of Patriot REIT or a subsidiary of Patriot REIT within the meaning of
Section 856(d)(2)(B) of the Code, shall be void ab initio, and the intended transferee will acquire no rights in such shares of Equity Stock. The Restated Charters provide that pension plans described in Section 401(a) of the Code and mutual funds registered under the Investment Company Act of 1940 are Look-Through Entities that are subject to a 9.8% Look-Through Ownership Limit. Pension plans and mutual funds are among the entities that are not treated as holders of stock under the Five or Fewer Requirement and the beneficial owners of such entities will be counted as holders for this purpose.

  Thus, stockholders of Patriot REIT and Patriot Operating Company who become stockholders of Patriot REIT and Wyndham International will be subject to the ownership and transfer provisions provided for in the Restated Charters and the Restated Bylaws, which provisions provide for (i) except in the case of Look-Through Entities, a lower ownership limit (8.0%) than that currently provided for in the Patriot REIT Charter and the Patriot Operating Company Charter, and (ii) the issuance and transfer of shares of capital stock that are convertible into Paired Shares of Patriot REIT Common Stock and Wyndham International Common Stock without the simultaneous issuance and transfer to the same person of the same number of shares of that same class or series of capital stock of the other company and the pairing of such shares. Such ownership and transfer restrictions may have the effect of delaying, deferring or preventing the acquisition or control of Patriot REIT and Wyndham International.

 Amendment of Bylaws

  The Patriot REIT Bylaws and Patriot Operating Company Bylaws may be amended by a majority vote of the stockholders of the respective companies.

  Pursuant to the Restated Charters, the Restated Bylaws may be amended or repealed (i) except as otherwise provided by law, by the affirmative vote of a majority of the directors then in office or (ii) at any meeting of stockholders by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

  Thus, following the Merger, the Patriot REIT Board and the Patriot Operating Company Board will have the right to amend the Patriot REIT Bylaws and the Patriot Operating Company Bylaws, respectively, and the rights of stockholders to amend such bylaws will be more limited.

 Differences Resulting from the Amended Pairing Agreement

  The Pairing Agreement currently provides that shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock or shares of Preferred Stock which are convertible into shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock shall not be transferable or transferred on the books of either company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of that same class or series of Equity Stock of the other company and such shares are paired with one another. In addition, pursuant to the Pairing Agreement, Patriot REIT and Patriot Operating Company may not issue shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock or shares of Preferred Stock that are convertible into shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of Equity Stock of the other company and for the pairing of such shares.

  The Amended Pairing Agreement provides that shares of Patriot REIT Common Stock and Wyndham International Common Stock shall not be transferable on the books of such company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of common stock of the other company. In addition, neither Patriot REIT or Wyndham International may issue shares of Patriot REIT Common Stock and Wyndham International Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of common stock of the other company and for the pairing of such shares.

  Thus, stockholders of Patriot REIT and Patriot Operating Company who become stockholders of Patriot REIT and Wyndham International will be subject to the terms of the Amended Pairing Agreement, which provides for the issuance and transfer of shares of capital stock that are convertible into Paired Shares of Patriot REIT Common Stock and Wyndham International Common Stock without the simultaneous issuance and transfer to the same person of the same number of shares of that same class or series of capital stock of the other company and the pairing of such shares.

 Differences Resulting from the Cooperation Agreement

  The Cooperation Agreement provides that the Patriot Companies will take any and all action necessary to cause their respective charters and bylaws to be amended appropriately to effect the provisions of the Cooperation Agreement. Accordingly, certain provisions of the Restated Charters and the Restated Bylaws reflect proposed amendments to the Patriot REIT Charter and the Patriot Operating Company Charter to effect the provisions of the Cooperation Agreement. See "Description of Capital Stock--Certain Provisions of the Restated Charters and Restated Bylaws--Provisions Relating to the Cooperation Agreement." Such provisions may have the effect of delaying, deferring or preventing the acquisition or control of Patriot REIT or Wyndham International.

                                  LITIGATION

  On April 14, 1997, an action entitled Kwalbrun v. James D. Carreker, et al., Del. Ch., C.A. No. 15657-NC, was filed in the Delaware Court of Chancery in and for New Castle County, purportedly as a class action on behalf of stockholders of Wyndham, against Wyndham and the members of the Wyndham Board (the

"Defendants"). The complaint also purported to name Old Patriot REIT as a defendant, but neither Old Patriot REIT nor Patriot REIT has been served with the complaint. The complaint alleges that the Wyndham Board breached its fiduciary duties owed to Wyndham's public stockholders in connection with the Wyndham Board's approval of the Merger. In particular, the complaint alleges that the Merger was negotiated at the expense of Wyndham's public stockholders, and that the Wyndham Board permitted Old Patriot REIT to negotiate on more favorable terms the acquisition by Old Patriot REIT of certain Wyndham-branded hotels from the Crow Family Entities. Old Patriot REIT is alleged to have knowingly aided and abetted the alleged breach of fiduciary duties. The complaint seeks to enjoin, preliminarily and permanently, consummation of the Merger under the terms presently proposed and also seeks unspecified damages. On July 24, 1997, the Defendants moved to dismiss the complaint and to stay discovery. The Defendants do not believe the allegations in the complaint are meritorious and expect to defend the action vigorously. In addition, Patriot REIT believes that the complaint is without merit and would expect to defend the action vigorously if served.

                            SELLING SECURITYHOLDERS

  This Joint Proxy Statement/Prospectus also relates to the offer of Paired Shares from time to time by the Registration Rights Holders following the Merger. See "The Merger and Subscription--Interests of Certain Officers, Directors and Stockholders of Wyndham--Registration Rights Agreement." The following table provides the names of each Registration Rights Holder, the number of shares of Wyndham Common Stock owned by such holder as of November 3, 1997, and the number of Paired Shares offered by each Registration Rights Holder, to the best knowledge of the Patriot Companies.

                         SHARES OF WYNDHAM
                           COMMON STOCK      PAIRED SHARES
                            OWNED AS OF        OFFERED BY          PERCENT OF
NAME                     NOVEMBER 3, 1997  THIS PROSPECTUS(1) ALL PAIRED SHARES(1)
----                     ----------------- ------------------ --------------------
CF Securities, L.P......     9,447,745         13,585,857(2)         13.71%
Bedrock(3)..............     2,276,055          3,272,967(4)          3.30%
James D.
 Carreker(6)(8).........     1,251,087          1,799,063(5)          1.82%
Leslie V.
 Bentley(7)(8)..........       392,057            563,778(5)             *
Anne L. Raymond(8)......       380,151            546,657(5)             *
Stanley M. Koonce,
 Jr.(8).................       388,001            557,945(5)             *

--------
*  Less than 1%
(1) Assumes each share of Wyndham Common Stock will be converted into 1.438 Paired Shares or, in the case of CF Securities, shares of Series A Preferred Stock, which is the maximum Exchange Ratio under the Merger Agreement. Such share numbers may be reduced as a result of a lower actual Exchange Ratio and/or as a result of Cash Consideration paid to Wyndham stockholders and CF Securities in connection with Cash Elections. The Exchange Ratio is set at 1.372 Paired Shares (or shares of Series A Preferred Stock) for each share of Wyndham Common Stock, but it is subject to adjustment in accordance with the terms of the Merger Agreement. See "The Merger Agreement--The Merger and Subscription."
(2) Includes Paired Shares issuable to CF Securities upon conversion of shares of Series A Preferred Stock.
(3) Bedrock owns its shares of Wyndham Common Stock through Wynopt Investment Partnership, L.P. and Wynopt Investment Partnership Level II, L.P.
(4) Represents the maximum number of Paired Shares offered by Bedrock, assuming that Bedrock does not make a Cash Election in the Merger.
(5) Represents the maximum number of Paired Shares offered by such persons, assuming that none of such persons makes a Cash Election in the Merger.
(6) Includes 77,671 shares of Wyndham Common Stock held in a trust for which Mr. Carreker is the special trustee and has full voting rights.
(7) Includes 61,680 shares of Wyndham Common Stock held in trusts for which Mr. Bentley is the special trustee and has full voting rights.
(8) Each of Messrs. Carreker, Bentley and Koonce and Ms. Raymond have advised the Patriot Companies that they intend to make a Cash Election to receive Cash Consideration for a substantial portion of the shares of Wyndham Common Stock held by him or her.

                             PLAN OF DISTRIBUTION

  This Joint Proxy Statement/Prospectus also relates to the offer from time to time following the Merger by the Registration Rights Holders of Paired Shares, including the Paired Shares that are issuable upon conversion of shares of Series A Preferred Stock. See "The Merger and Subscription--Interests of Certain Officers, Directors and Stockholders of Wyndham--Registration Rights Agreement." The Patriot Companies have registered the Paired Shares for sale pursuant to their obligations under the Registration Rights Agreement, but registration of such shares does not necessarily mean that any of the Paired Shares will be offered or sold by the Registration Rights Holders. Neither Patriot REIT nor Wyndham International will receive any of the proceeds of the sale of the Paired Shares offered hereby.

  The distribution of Paired Shares may be effected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, or in other transactions at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on either a "best efforts" or a "firm commitment" basis. In connection with any such underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Registration Rights Holders and/or from purchasers of the Paired Shares for whom they may act as agents. Underwriters may sell Paired Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

  The Registration Rights Holders and any underwriters, dealers or agents that participate in the distribution of Paired Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of Paired Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

  At a time a particular offer of Paired Shares is made by a Registration Rights Holder, a prospectus supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the Registration Rights Holders and any other required information.

  The sale of Paired Shares by the Registration Rights Holders may also be effected from time to time by selling Paired Shares directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the Registration Rights Holders or may purchase from the Registration Rights Holders all or a portion of the Paired Shares as principal, and sales may be made pursuant to any of the methods described below. Such sales may be made on the NYSE or other exchanges on which the Paired Shares are then traded, in the over-the-counter market, in negotiated transactions or otherwise, in each case at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated.

  The Paired Shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules;
(iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. In effecting sales, broker-dealers engaged by the Registration Rights Holders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Registration Rights Holders in amounts to be negotiated immediately prior to the sale that will not exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the Paired Shares which is not expected to exceed that customary in the types of transactions involved.

  In order to comply with the securities laws of certain states, if applicable, the Paired Shares may be sold only through registered or licensed brokers or dealers.

  Until the distribution of the Paired Shares is completed, rules of the Commission may limit the ability of any underwriters and selling group members to bid for and purchase the Paired Shares. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the Paired Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Paired Shares.

  If any underwriters create a short position in the Paired Shares in connection with the offering, i.e., if they sell more Paired Shares than are set forth on the cover page of this Joint Proxy Statement/Prospectus, the underwriters may reduce that short position by purchasing Paired Shares in the open market.

  The lead underwriters may also impose a penalty bid on certain other underwriters participating in the offering and selling group members. This means that if the lead underwriters purchase Paired Shares in the open market to reduce the underwriters' short position or to stabilize the price of the Paired Shares, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those Paired Shares as part of the offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resale of the security before the distribution is completed.

  Neither of the Patriot Companies makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Paired Shares. In addition, neither of the Patriot Companies makes any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  All expenses incident to the offering and sale of the Paired Shares (other than brokerage and underwriting commissions and taxes of any kind and any legal, accounting and other expenses incurred by the Registration Rights Holders) shall be paid by the Patriot Companies. The Patriot Companies have agreed to indemnify the Registration Rights Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. See "The Merger and Subscription--Interests of Certain Officers, Directors and Stockholders of Wyndham--Registration Rights Agreement."

                                 OTHER MATTERS

  It is not expected that any matters other than those described in this Joint Proxy Statement/Prospectus will be brought before the Patriot Special Meetings or the Wyndham Special Meeting. If any other matters are presented, however, it is the intention of the persons named in the Patriot REIT proxy, the Patriot Operating Company proxy and the Wyndham proxy to vote the proxy, respectively, in accordance with their best judgment.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Merger and Related Transactions will be passed upon for Wyndham by Locke Purnell Rain Harrell (A Professional Corporation), Dallas, Texas. Certain legal matters in connection with the Merger and Related Transactions, the validity of the Paired Shares to be issued pursuant to the Merger and the validity of the Merger Subscribed Shares to be issued pursuant to the Merger Subscription, the validity of the Paired Shares to be issued pursuant to the Stock Purchase and the validity of the Stock Purchase Subscribed Shares to be issued pursuant to the Stock Purchase Subscription, and the validity of the shares of Series A Preferred Stock to the issued pursuant to the Stock Purchase will be passed upon for the Patriot Companies by Goodwin, Procter & Hoar llp, Boston, Massachusetts.

                                    EXPERTS

  The (a) Consolidated Financial Statements of Old Patriot REIT as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period October 2, 1995 (inception of operations) through December 31, 1995 and the related financial statement schedules, (b) the Combined Financial Statements of the Initial Hotels as of December 31, 1994 and for the year ended December 31, 1994 and the period January 1, 1995 through October 1, 1995, and (c) the Financial Statements of NorthCoast Hotels, L.L.C. as of December 31, 1996 and the period April 2, 1996 (inception of operations) through December 31, 1996 appearing in Old Patriot REIT's 1996 Annual Report on Form 10-K (and with respect to the Consolidated Financial Statements of Old Patriot REIT referred to above also appearing in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated July 1, 1997), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. With respect to the Combined Financial Statements of the Initial Hotels, such report is based in part on the reports of Coopers & Lybrand L.L.P., independent accountants, as set forth in their respective reports for Certain of the Initial Hotels and Troy Hotel Investors. The (a) Financial Statements of Buckhead Hospitality Joint Venture as of December 31, 1995 and for the year then ended, (b) the Combined Financial Statements of Gateway Hotel Limited Partnership and Wenatchee Hotel Limited Partnership as of December 31, 1995 and for the year then ended, and (c) the individual Statements of Direct Revenue and Direct Operating Expenses for the Plaza Park Suites Hotel and the Roosevelt Hotel for the year ended December 31, 1995, appearing in Old Patriot REIT's Current Report on Form 8-K, dated April 2, 1996, as amended (filed April 17, 1996 and June 14, 1996), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Statement of Direct Revenue and Direct Operating Expenses of the Mayfair Suites Hotel for the year ended December 31, 1995, (b) Statement of Direct Revenue and Direct Operating Expenses of Marriott WindWatch Hotel for the year ended December 29, 1995, and (c) the Financial Statements of Concorde O'Hare Limited Partnership as of December 29, 1995 and for the year then ended appearing in Old Patriot REIT's Current Report on Form 8-K, dated December 5, 1996 (filed December 5, 1996), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Consolidated Financial Statements of Resorts Limited Partnership as of and for the years ended December 31, 1996 and 1995, (b) Financial Statements of CV Ranch Limited Partnership as of and for the years ended December 31, 1996 and 1995, and (c) Financial Statements of Telluride Resort and Spa Limited Partnership as of and for the years ended December 31, 1996 and 1995, appearing in Old Patriot REIT's Current Report on Form 8-K, dated January 16, 1997, as amended (filed January 31, 1997, February 21, 1997, April 8, 1997, April 9, 1997, and May 19,
1997) have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Consolidated Financial Statements of GAH-II, L.P. as of December 31, 1996 and 1995 and for the years then ended, (b) the Financial Statements of G.B.H. Joint Venture (d/b/a Grand Bay Hotel) as of December 31, 1996 and 1995 and for the years then ended, (c) the Financial Statements of River House Associates (d/b/a Sheraton Gateway Hotel) as of December 31, 1996 and 1995 and for the years then ended, and (d) the Financial Statements of W-L Tampa, Ltd. (the Sheraton Grand Hotel) as of December 31, 1996 and 1995 and for the years then ended, appearing in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated September 30, 1997, as amended (filed October 14, 1997 and October 28, 1997), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Consolidated Financial Statements of ClubHouse Hotels, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, (b) the Combined Financial Statements of ClubHouse Acquisition Hotels as of December 31, 1996 and 1995 and for the years then ended, and (c) the Financial Statements of Valdosta C. I. Associates, L.P. as of December 31, 1994 and for the year then ended, appearing in Wyndham's Current Report on Form 8-K, dated July 31, 1997, as amended (filed August 15, 1997 and September 18, 1997), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Consolidated Financial Statements of WHG Resorts & Casinos Inc. as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997 and the related financial statement schedule, (b) Financial Statements of Posadas de San Juan Associates as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997 and the related financial statement schedule, (c) Financial Statements of WKA El Con Associates as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, and (d) Financial Statements of El Conquistador Partnership L.P. as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, included in this Joint Proxy Statement/Prospectus of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company, which is referred to and made part of this Prospectus and Joint Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing elsewhere herein. Each of the above referenced financial statements are included herein or incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The Financial Statements of Certain of the Initial Hotels as of December 31, 1994 and for the period from January 1, 1995 to October 1, 1995 and for the year ended December 31, 1994, the Financial Statements of Troy Hotel Investors as of October 1, 1995 and for the period January 1, 1995 to October 1, 1995 and Troy Park Associates as of December 29, 1994 and for the period January 1, 1994 through December 29, 1994, included in Old Patriot REIT's 1996 Annual Report on Form 10-K, the statement of Direct Revenue and Direct Operating Expenses for the Holiday Inn--Miami Airport for the year ended August 31, 1996 included in Old Patriot REIT's Current Report dated December 5, 1996, the Consolidated Financial Statements of Wyndham Hotel Corporation as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, included in the Report on Form 10-K dated March 26, 1997 of Wyndham Hotel Corporation, the Combined Financial Statements of Minneapolis Hotels as of and for the year ended December 31, 1996, the Combined Financial Statements of Snavely Hotels as of and for the year ended December 31, 1996, and the combined statement of Direct Revenue and Direct Operating Expenses for the Met Life Hotels for the year ended December 31, 1996, included in the Report on Form 8-K dated September 17, 1997, and the Financial Statements of SCP ("Buttes") Inc. as of December 31, 1996 and for the year then ended, included in the Report on Form 8-K dated September 30, 1997, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their reports thereon. Each of the above referenced financial statements have been incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

  The Financial Statements of Historic Hotel Partners of Birmingham Limited Partnership as of December 31, 1994 and 1995 and for the years then ended, the Financial Statements of Historic Hotel Partners of Chicago, Limited Partnership as of December 31, 1996 and for the year then ended, and the Financial Statements of Historic Hotel Partners of Nashville, Limited Partnership as of December 31, 1996 and for the year then ended incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Pannell Kerr Forster PC, independent auditors, as set forth in their reports thereon. Each of the above referenced financial statements have been incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

  The CHC Lease Partners financial statements as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period inception (October 2, 1995) through December 31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus, by reference to the Current Report on Form 8-K dated July 1, 1997, and the CHC International, Inc. Hospitality Division financial statements as of November 30, 1996 and 1995 and for the years then ended, incorporated by reference in this Prospectus, by reference to the Current Report on Form 8-K dated September 30, 1997, as amended, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The Separate and Combined Financial Statements of Patriot REIT and Patriot Operating Company and its subsidiary (formerly known as Cal Jockey and Bay Meadows) as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated in this Joint Proxy Statement/Prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report with respect thereto (which expresses an unqualified opinion and includes an explanatory paragraph relating to the proposed merger and certain disagreements between Patriot REIT and Patriot Operating Company), which is incorporated herein by reference. The combined financial statements of the Partnerships of Acquired Hotels as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996, incorporated in this Joint Proxy Statement/Prospectus by reference from the report on Form 8-K/A No. 1 dated September 30, 1997 of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Each of the financial statements referenced in this paragraph are incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The Combined Financial Statements of the Crow Family Hotel Partnerships included in this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts.

  The Financial Statements of each of Wichita C.I. Associates III, L.P., Topeka C.I. Associates, L.P., Albuquerque C.I. Associates, L.P. and C.I. Nashville, Inc. as of December 31, 1995 and 1994 and for the two years in the period ended December 31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Mayer Hoffman McCann L.C., independent auditors, as stated in their report with respect thereto and incorporated herein by reference.

                             STOCKHOLDER PROPOSALS

  Any Patriot REIT stockholder who wishes to submit a proposal for presentation at Patriot REIT's 1998 Annual Meeting of Stockholders must have submitted the proposal to Patriot American Hospitality, Inc. not later than November 24, 1997 for inclusion, if appropriate, in Patriot REIT's proxy statement and form of proxy relating to its 1998 Annual Meeting.

  Any Patriot Operating Company stockholder who wishes to submit a proposal for presentation at Patriot Operating Company's 1998 Annual Meeting of Stockholders must have submitted the proposal to Patriot American Hospitality Operating Company not later than November 24, 1997 for inclusion, if appropriate, in Patriot American Operating Company's proxy statement and form of proxy relating to its 1998 Annual Meeting.

  Any Wyndham stockholder who wishes to submit a proposal for presentation at Wyndham's 1998 Annual Meeting of Stockholders (which will be held only if the Merger has not been consummated prior to the date the meeting is to be held) must have submitted the proposal to Wyndham Hotel Corporation, 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207, Attention: Shareholder Relations. Such proposal must have been received not later than December 5, 1997 in order to be considered for inclusion, if appropriate, in Wyndham's proxy statement and form of proxy relating to its 1998 Annual Meeting.

                           GLOSSARY OF DEFINED TERMS

  Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Joint Proxy Statement/Prospectus:

  "ACMs" means asbestos-containing materials.

  "Acquisition Proposal" has the meaning given it in the Merger Agreement and set forth in "The Merger Agreement--Certain Covenants--Acquisition Proposals."

  "ADA" means the Americans with Disabilities Act of 1990.

  "Additional Liberty Investment," as used in the Merger Agreement, means additional investments by Patriot REIT in the Liberty Portfolio in excess of $220,000,000 or any action by Patriot REIT that would result in a Liberty Consolidation.

  "Allocated Purchase Price," as used in the Omnibus Purchase and Sale Agreement, means the purchase price allocated to a Crow Hotel Property in the Omnibus Purchase and Sale Agreement.

  "Amended Pairing Agreement" means the Pairing Agreement, as amended pursuant to the Pairing Agreement Amendment.

  "Anatole Operating Partnership" has the meaning set forth in "Summary-- Interests of Certain Officers, Directors and Stockholders."

  "Anatole Partnership" means an entity which owns the Wyndham Anatole Hotel and in which certain Crow Family Members have ownership interests.

  "Ancillary Agreements" means the agreements relating to the transactions contemplated by the Merger Agreement.

  "Antitrust Division" means the Antitrust Division of the Department of Justice.

  "April Merger Agreement" means that certain Agreement and Plan of Merger, dated as of April 14, 1997, between Old Patriot REIT and Wyndham.

  "Assumed Options," as used in the Merger Agreement, means Existing Wyndham Options which will be assumed by the Patriot Companies.

  "Bank of America" means Bank of America National Trust and Savings
Association.

  "Base Case" means a scenario, used in Smith Barney's pro forma merger analysis, which assumes that less than all of Old Patriot REIT's then planned acquisitions were effected.

  "Bay Area" means the San Francisco bay area.

  "Bay Meadows" means Bay Meadows Operating Company, the predecessor in interest of Patriot Operating Company.

  "Bedrock" means certain entities affiliated with Hampstead Group L.L.C. Bedrock is a significant stockholder of Wyndham.

  "Beneficial Ownership" has the meaning given it in the Restated Charters and set forth in "Description of Capital Stock--Certain Provisions of the Restated Charters and Restated Bylaws--Restrictions on Ownership and Transfer."

  "Beneficiary" means a charitable beneficiary of the Trust, to be designated pursuant to the terms of the Pairing Agreement.

  "Borders Lease" has the meaning set forth in "Unaudited Pro Forma Financial Statements--Patriot REIT and Patriot Operating Company--Introduction to Pro Forma Financial Statements."

  "Cal Jockey" means California Jockey Club, a Delaware corporation, the predecessor in interest of Patriot REIT.

  "Cal Jockey Agreement" means the Agreement and Plan of Merger, dated as of February 24, 1997, among Old Patriot REIT, the Patriot REIT Partnership, Cal Jockey and Bay Meadows.

  "Cal Jockey Merger" means the merger, on July 1, 1997, of Patriot REIT with Cal Jockey, with Cal Jockey as the surviving company (which changed its name to Patriot American Hospitality, Inc.).

  "Case 1 and Case 2" have the meanings set forth in "The Merger and Subscription--Opinions of Wyndham's Financial Advisors--Merrill Lynch--Old Patriot REIT--Pro Forma Analysis."

  "Cash Consideration" means cash, if any, to be received pursuant to Cash Elections made by Wyndham stockholders and CF Securities.

  "Cash Consideration Fair Market Value" means an amount per share equal to the Exchange Ratio multiplied by the average closing price of a Paired Share over the five trading days immediately preceding the closing of the Merger.

  "Cash Election" means the election by the Wyndham stockholders and CF Securities to receive cash in lieu of receiving Paired Shares pursuant to the Merger Agreement and the Stock Purchase Agreement, respectively.

  "Cash in Lieu of Preferred Stock Amount" means cash, equal to the Cash Consideration Fair Market Value for each such share affected, to be paid by Patriot REIT to CF Securities in lieu of that number of shares of Series A Preferred Stock that are not issuable as a result of certain REIT qualification requirements under the Code limiting the number of shares of Series A Preferred Stock issuable to CF Securities.

  "Category 1 Matter" means routine corporate governance matters, such as approval and retention of independent accountants, the fixing of employee compensation and other like matters to be considered by the Patriot REIT Board or the Patriot Operating Company Board.

  "Category 2 Matter" means matters, other than Category 1 and 3 Matters and other than a Change of Control and the removal of the Chairman or Chief Executive Officer of Patriot REIT or Patriot Operating Company and, after the third anniversary of the Merger, all other matters (including a Change of Control), other than the removal of the Chairman or Chief Executive Officer of Patriot REIT or Patriot Operating Company, to be considered by the Patriot REIT Board or the Patriot Operating Company Board.

  "Category 3 Matter" means matters to be considered by the Patriot REIT Board or the Patriot Operating Company Board concerning the removal of the Chairman or Chief Executive Officer of either Patriot REIT or Patriot Operating Company and, until the third anniversary of the Merger, any proposed action by Patriot REIT or Patriot Operating Company, as the case may be, that would result in a Change of Control.

  "Cause" has the meaning given it in the Restated Charters and set forth in "Description of Capital Stock--Certain Provisions of the Restated Charters and Restated Bylaws--Number of Directors; Removal; Filling Vacancies."

  "Certificate of Designation" means the Certificate of Designation for the Series A Preferred Stock.

  "CF Securities " means CF Securities, L.P., the principal stockholder of Wyndham.

  "Change in Control" has the meaning given it in the Cooperation Agreement and set forth in "Description of Capital Stock--The Cooperation Agreement-- Corporate Matters Categories."

  "Chase" means The Chase Manhattan Bank.

  "CHC Hotels" has the meaning set forth in "Unaudited Pro Forma Financial Statements--Patriot REIT and Patriot Operating Company--Introduction to Pro Forma Financial Statements--Businesses Acquired."

  "CHCI" means CHC International, Inc.

  "CHCI Merger" means the merger of the hospitality-related businesses of CHCI with and into Patriot Operating Company.

  "CHCI Merger Agreement" means the Agreement and Plan of Merger, dated as of September 30, 1997, between Patriot REIT, Patriot Operating Company and CHCI.

  "CHCI Shares" means shares of CHCI common stock, par value $.005 per share.

  "CHC Lease Partners" means CHC Lease Partners, Inc.

  "CHRB" means the California Horse Racing Board.

  "Claim" has the meaning given it in the Merger Agreement and set forth in "The Merger Agreement--Indemnification."

  "Closing Date" means the closing date of the Merger.

  "Closing Price," as used in the Merger Agreement, has the meaning given it in the Restated Charters and set forth in "Description of Capital Stock-- Certain Provisions of the Restated Charters and Restated Bylaws--Restrictions on Ownership and Transfer."

  "ClubHouse" means ClubHouse Hotels, Inc., a Delaware corporation.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Combined Lessees" means all of the Lessees except CHC Lease Partners, PAH RSI Lessee and Grand Heritage Leasing, L.L.C.

  "Commission" means the Securities and Exchange Commission.

  "Company A," "Company B" and "Company C" have the meanings set forth in "The Merger and Subscription--Background of the Merger."

  "Comparative Companies" has the meaning set forth in "The Merger and Subscription--Opinion of Financial Advisor to the Patriot Companies--Selected Comparative Public Companies Analysis."

  "Competitive Brand," as used in the Merger Agreement, means any other brand name that would be competitive with Wyndham's brand.

  "Constructive Ownership" has the meaning given it in the Restated Charters and set forth in "Description of Capital Stock--Certain Provisions of the Restated Charters and Restated Bylaws--Restrictions on Ownership and Transfer."

  "Contemplated Transactions" has the meaning set forth in "The Merger and Subscription--Opinions of Wyndham's Financial Advisors--Merrill Lynch."

  "Cooperation Agreement" means the Cooperation Agreement to be entered into between Patriot REIT and Patriot Operating Company in connection with the Merger.

  "Cooperation Committee" means a cooperation committee that shall consider and propose the agenda listing the matters to be considered at any joint meeting of the Boards of Directors of Patriot REIT and Wyndham International.

  "Crow Assets" means 11 full-service Wyndham brand hotels with 3,072 rooms to be acquired by the Patriot REIT Partnership pursuant to the Omnibus Purchase and Sale Agreement and the Underlying Purchase and Sale Agreements with the Crow Family Entities.

  "Crow Assets Acquisition" means the acquisition of the Crow Assets by the Patriot REIT Partnership pursuant to the Omnibus Purchase and Sale Agreement and the Underlying Purchase and Sale Agreements with the Crow Family Entities.

  "Crow Family Entities" means the partnerships which have contracted to sell the Crow Assets to the Patriot REIT Partnership pursuant to the Omnibus Purchase and Sale Agreement and the Underlying Purchase and Sale Agreements, which partnerships are owned by certain Crow Family Members, certain members of Wyndham Senior Management and others.

  "Crow Family Members" means Mr. and Mrs. Trammell S. Crow, various descendants of Mr. and Mrs. Trammell S. Crow and various corporations, partnerships, trusts and other entities beneficially owned or controlled by such persons.

  "Crow Hotel Properties" means the following 11 full service Wyndham brand hotels with a combined total of 3,072 rooms, located throughout the United States and owned by the Crow Family Entities: the Wyndham Bel Age Hotel, the Wyndham Franklin Plaza Hotel, the Wyndham La Guardia Garden Hotel, the Wyndham Milwaukee Theatre District Hotel, the Wyndham Northwest Chicago Hotel, the Wyndham Las Colinas Garden Hotel, the Wyndham Novi Garden Hotel, the Wyndham Pleasanton Garden Hotel, the Wyndham Wood Dale Garden Hotel, the Wyndham Riverfront Hotel and the Wyndham Palm Springs Hotel.

  "Crow Interest," as used in the Omnibus Purchase and Sale Agreement, means an Offer Property or a direct or indirect interest in a Crow Family Entity owning an Offer Property.

  "Crow Ownership Threshold" means with respect to the Cooperation Agreement, the beneficial ownership of at least five percent (5%) of the lesser of (x) the sum of (i) the number of then outstanding paired shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock and (ii) the number of then outstanding shares of unpaired preferred stock of Patriot REIT, or (y) the sum of (i) the number of paired shares outstanding immediately after the Merger and the number of shares of unpaired preferred stock of Patriot REIT outstanding immediately after the Merger.

  "Current Ownership Limit" means the current 9.8% threshold of beneficial ownership of Equity Stock of Patriot REIT.

  "Deficit Act" means the Deficit Reduction Act of 1984.

  "Delaware Court" means the Delaware Court of Chancery.

  "Demand Registration" means registration for sale, by Patriot REIT and Wyndham International, of Registrable Securities pursuant to demand by any Registration Rights Holder pursuant to the Registration Rights Agreement.

  "Designee" has the meaning given it in the Voting Agreements and set forth in "Certain Related Agreements--Voting Agreements--Director Nominations."

  "DGCL" means the Delaware General Corporation Law.

  "Direct Placement Closing Price" means the closing price of a Paired Share on the trading day immediately prior to the date of settlement of the PaineWebber Direct Placement.

  "Direct Placement Purchase Price" means the purchase price per Paired Share in the PaineWebber Direct Placement.

  "Earnout NOI," as used in the Omnibus Purchase and Sale Agreement, means, with respect to a Crow Hotel Property, the amount by which actual fiscal year 1999 gross revenues from hotel operations exceed the aggregate of, without duplication, (a) all operating expenses of such Crow Hotel Property accrued during such period, including amounts payable to such Crow Hotel Property's manager pursuant to the applicable management contract for such Crow Hotel Property, (b) fixed charges paid during such period and (c) an allowance of 4% of gross revenues for capital expenditures.

  "Earnout Payments," as used in the Omnibus Purchase and Sale Agreement, means certain additional payments for the Earnout Properties.

  "Earnout Properties," as used in the Omnibus Purchase and Sale Agreement, means the Wyndham Riverfront Hotel, located in New Orleans, Louisiana and the Wyndham La Guardia Garden Hotel, located in East Elmhurst, New York.

  "EBITDA" means earnings before interest expense, income taxes, depreciation and amortization.

  "Effective Time" means the time at which the Merger becomes effective.

  "Election Date" means the date which is two business days prior to the closing of the Merger or such other date as may be agreed to by Patriot REIT and Wyndham.

  "EPS" means earnings per share.

  "Equity Stock" means, at any time, the collective outstanding shares of any class or series of capital stock of either of the Patriot Companies.

  "ESAs" means environmental site assessments.

  "Evaluation Material" has the meaning given it in the Old Patriot REIT Confidentiality Agreement.

  "Excess Paired Shares" means those Paired Shares which would cause the applicable ownership limit of Paired Shares to be exceeded.

  "Excess Share Provisions" means provisions contained in the Restated Charters that limit the number of Paired Shares which may be beneficially owned by any person or entity.

  "Excess Stock" means excess stock, par value $.01 per share, of Patriot REIT and Wyndham International into which Excess Paired Shares shall be automatically converted.

  "Excess UBTI" means that portion of the REIT OP Preferred Units holders' distributive share of Patriot REIT Partnership taxable income which consists of UBTI and exceeds 20%.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchange Agent" means American Stock Transfer & Trust Company.

  "Exchange Fund," as used in the Merger Agreement, means certificates for shares of Patriot REIT Common Stock, cash, certificates for Merger Subscribed Shares and cash in lieu of fractional paired shares to be deposited with the Exchange Agent.

  "Exchange Ratio" means the applicable number of Paired Shares into which each share of Wyndham Common Stock will be converted, after adjustment for any stock dividend, subdivision, reclassification, recapitalization, stock split or combination or similar event affecting the Paired Shares or Wyndham Common Stock.

  "Exempt Organizations" means tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts.

  "Existing Wyndham Options," as used in the Merger Agreement, means outstanding options to purchase shares of Wyndham Common Stock that are outstanding immediately prior to the Effective Time.

  "Expenses" means Wyndham's documented out-of-pocket fees and expenses.

  "Fairness Opinion Fee" means a fee of $250,000 PaineWebber will receive for delivery of its fairness opinion.

  "F, F & E" means furniture, fixtures and equipment.

  "FFO" means funds from operations.

  "Final Property," has the meaning set forth in "The Omnibus Purchase and Sale Agreement--Purchase and Sale of Properties."

  "Form of Election" means the form for making a Cash Election.

  "Franchise Licenses" has the meaning set forth in "Risk Factors--Risks of Operating Hotels Under Franchise or Brand Affiliations."

  "FTC" means the U.S. Federal Trade Commission.

  "Full Acquisition Case" means a scenario, used in Smith Barney's pro forma merger analysis, which assumed that all of Old Patriot REIT's then planned acquisitions were effected.

  "GAH" means GAH-II, L.P., a hotel management company affiliated with CHCI and Gencom.

  "GAH Acquisition" has the meaning set forth in "Summary--The Companies-- Recent Developments."

  "GECC" means General Electric Capital Corporation.

  "Gencom" means the Gencom American Hospitality group of companies.

  "Grand Heritage Acquisition" has the meaning set forth in "Unaudited Pro Forma Financial Statements--Patriot REIT and Patriot Operating Company-- Introduction to Pro Forma Financial Statements."

  "Greenspoint Agreement," as used in the Omnibus Purchase and Sale Agreement, means that certain contribution agreement by and between Houston Greenspoint Hotel Associates, L.P. and PAH Acquisition Corporation, as assigned to the Patriot REIT Partnership.

  "Greenspoint Lessee" means Crow Hotel Lessee, Inc., a Texas corporation.

  "Greenspoint Partner," as used in the Omnibus Purchase and Sale Agreement, means each entity that received limited partnership interests in the Patriot REIT Partnership pursuant to the consummation of the transactions in the Greenspoint Agreement.

  "Hampstead" means The Hampstead Group L.L.C.

  "Homegate" means Homegate Hospitality, Inc.

  "Hotel Acquisitions" means acquisitions by Patriot REIT of hotel properties and related assets.

  "Hotel Acquisitions Committee" means a hotel acquisitions committee that shall analyze, evaluate and consider potential acquisitions by the Patriot Companies of hotel properties and related assets.

  "Hotel Management Operations" means Wyndham's hotel management operations, which are conducted primarily through WMC.

  "Hotel Management Operations Assignment" means the assignment, license or subcontract of certain assets of Wyndham to the Patriot Operating Company Partnership.

  "HPT" means Hospitality Properties Trust.

  "HPT Properties" means those 12 hotels leased by Wyndham which are owned by an affiliate of HPT.

  "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976.

  "IM Venture" means IM Joint Venture.

  "Indebtedness,"as used in the Merger Agreement, means, with respect to any person, all obligations of such person for borrowed money plus all obligations of such person under any purchase money mortgages plus any note or bond issued by such person.

  "Indemnified Party" has the meaning given it in the Merger Agreement and set forth in "The Merger Agreement--Indemnification."

  "Initial Offering" means the initial public offering of Old Patriot REIT in October 1995.

  "Initial Patriot Proposal" means the proposal submitted by Old Patriot REIT on February 3, 1997, to Wyndham and Crow Investment Trust pursuant to which Old Patriot REIT proposed the merger of Wyndham with and into Patriot Operating Company following completion of the Cal Jockey Merger.

  "Interim Transactions" means proposed acquisitions or other transactions by Patriot REIT, Patriot Operating Company or Wyndham or any of their respective subsidiaries prior to the Effective Time.

  "Interim Transactions Committee," as used in the Merger Agreement, means Paul A. Nussbaum (designated by Patriot REIT), William W. Evans III (designated by Patriot REIT), James D. Carreker (designated by Wyndham) and Philip J. Ward (designated by Wyndham).

  "IRS" means Internal Revenue Service.

  "ISIS 2000" means ISIS 2000 Limited Partnership, the entity that provides centralized reservation services and property management services to Wyndham brand hotels.

  "ISIS Options" means the options granted to Patriot REIT Partnership to purchase the ISIS Owners' ownership interests in ISIS 2000.

  "ISIS Owners" means the owners of ISIS 2000, including certain Crow Family Members and certain members of Wyndham Senior Management.

  "Issuance Notice" means the notice that Patriot REIT must give under the Cooperation Agreement to Patriot Operating Company of each determination by Patriot REIT to engage in an Issuance of Paired Equity.

  "Issuance of Paired Equity" has the meaning given it in the Cooperation Agreement and set forth in "Description of Capital Stock--The Cooperation Agreement--Authority to Issue Paired Equity."

  "Issuance of Unpaired Equity" has the meaning given it in the Cooperation Agreement and set forth in "Description of Capital Stock--The Cooperation Agreement--Authority to Issue Unpaired Equity."

  "Joint Proxy Statement/Prospectus" means this Joint Proxy Statement and Prospectus and the Annexes hereto.

  "LaSalle" means LaSalle Advisors Limited Partnership.

  "LaSalle Direct Placement" means the sale of 1,000,000 Paired Shares by the Patriot Companies to LaSalle pursuant to a letter agreement dated September 30, 1997.

  "Lease Termination Agreement" means the agreement by and among the Greenspoint Lessee and the Patriot REIT Partnership.

  "Lenders" means PaineWebber Real Estate, Chase and certain other lenders party to the Revolving Credit Facility.

  "Lessees" means the lessees to which Patriot REIT leases each of its existing hotels (except the hotels leased to Patriot Operating Company).

  "Letter of Transmittal" means a letter of transmittal to be mailed by the Exchange Agent.

  "Liberty Consolidation," as used in the Merger Agreement, means consolidation of the accounts of the Liberty Portfolio within the accounts of Patriot REIT.

  "Liberty Portfolio," as used in the Merger Agreement, has the meaning set forth in "The Merger Agreement--Certain Covenants--Liberty Portfolio."

  "Look-Through Entity" means a person that is either a trust as described in
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, or a person that is registered under the Investment Company Act of 1940.

  "Look-Through Ownership Limit" has the meaning given it in the Restated Charters and set forth in "Description of Capital Stock--Certain Provisions of the Restated Charters and Restated Bylaws--Restrictions on Ownership and Transfer."

  "Market Price" means, on any date, the average of the Closing Price for the five consecutive Trading Days ending on such date.

  "Maximum Amount" has the meaning given it in the Merger Agreement and set forth in "The Merger Agreement--Indemnification."

  "Maximum Exchange Ratio" has the meaning set forth in "Unaudited Pro Forma Financial Statements--Patriot REIT and Wyndham International--Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 1996."

  "Merger" means the merger of Wyndham with and into Patriot REIT, pursuant to the Merger Agreement, with Patriot REIT being the surviving company.

  "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of April 14, 1997, between Old Patriot REIT and Wyndham, as ratified by Patriot REIT pursuant to the Patriot REIT Ratification Agreement, and as ratified by Patriot Operating Company pursuant to the Patriot Operating Company Ratification Agreement, and as amended pursuant to the Merger Agreement Amendment; provided, however, that if the context requires, the term "Merger Agreement" is intended to refer to the April Merger Agreement for periods prior to the date of the Merger Agreement Amendment.

  "Merger Agreement Amendment" means Amendment No. 1 to Agreement and Plan of Merger dated as of November 3, 1997 between Patriot REIT, Patriot Operating Company and Wyndham.

  "Merger Consideration" means the Paired Shares at the Exchange Ratio and the Cash Consideration that may be received by Wyndham stockholders in the Merger.

  "Merger Proposal" means a proposal, to be voted upon at the Patriot REIT Special Meeting, the Patriot Operating Company Special Meeting, and the Wyndham Special Meeting, to approve the Merger Agreement, as ratified by Patriot REIT and Patriot Operating Company pursuant to the Ratification Agreements, and the Related Transactions, including, without limitation, the Merger and the Stock Purchase.

  "Merger Subscribed Shares" means the shares of Patriot Operating Company Common Stock to be issued to the stockholders of Wyndham in connection with the Merger.

  "Merger Subscription" means Wyndham's contract, in connection with the Merger, for Merger Subscribed Shares to be issued directly to Wyndham stockholders in the Merger in an amount equal to the number of Paired Shares that will be issued to Wyndham stockholders in the Merger.

  "Merger Subscription Agreement" means the Subscription Agreement entered into between Wyndham and Patriot Operating Company prior to the Effective Time with respect to the Merger Subscribed Shares.

  "Merrill Lynch" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

  "Merrill Lynch Opinion" means the Merrill Lynch written opinion dated April 14, 1997, confirming its oral opinion delivered on April 13, 1997, to the Wyndham Special Committee.

  "Met-Doubletree Hotels" has the meaning set forth in "Unaudited Pro Forma Financial Statements--Patriot REIT and Patriot Operating Company--Introduction to Pro Forma Financial Statements."

  "Mill Spring" means Mill Spring Holdings, Inc.

  "Milwaukee Consents" means consents which must be obtained from the mortgage lender and the ground lessor for the purchase of the Milwaukee Hotel.

  "Milwaukee Hotel," as used in the Omnibus Purchase and Sale Agreement, means Wyndham Milwaukee Theatre District Hotel.

  "Milwaukee NOI," as used in the Omnibus Purchase and Sale Agreement, means the amount by which, for the twelve-month period preceding such determination of Milwaukee NOI, gross revenues from hotel operations exceed the aggregate of, without duplication, (a) all operating expenses of Milwaukee Hotel accrued during such period, including amounts payable to Milwaukee Hotel's manager pursuant to the applicable management contract for Milwaukee Hotel, (b) fixed charges paid during such period and (c) an allowance of 4% of gross revenues for capital expenditures.

  "Morgan Stanley Call" means the exercise on September 30, 1997 by the Patriot Companies of the right to call 2,000,033 units of limited partnership interest in each of the Patriot Partnerships held by The Morgan Stanley Real Estate Fund, L.P. and certain related entities.

  "Mutual Merger Conditions" has the meaning set forth in "Summary--The Merger Agreement--Conditions to the Merger."

  "NAREIT" means the National Association of Real Estate Investment Trusts,
Inc.

  "New Business" means any line of business in which Patriot REIT is not engaged as of the date of the Merger Agreement.

  "New Non-Controlled Subsidiaries" means the corporate subsidiaries of Patriot REIT to which Wyndham's management and franchise contracts, the Wyndham and ClubHouse proprietary brand names and the Wyndham hotel management company will be transferred.

  "New Patriot Changes" means any changes through the Closing Date concerning Patriot REIT or any of the Patriot REIT subsidiaries combined, without duplication, with all other changes concerning Patriot REIT, any of the Patriot REIT subsidiaries, Patriot Operating Company, or any of the Patriot Operating Company subsidiaries.

  "New Patriot Material Adverse Effect" means a material adverse effect on the Patriot Companies and their respective subsidiaries taken as a whole and determined after the Cal Jockey Merger and prior to the Merger.

  "NOI Basket" means 65% of the net operating income attributable to all of the Crow Hotel Properties.

  "Non-Controlled Subsidiaries" means PAH Ravinia, Inc., PAH WindWatch, L.L.C. and PAH Boulders, Inc.

  "Non-Crow Assets Case" means a scenario, used in Smith Barney's pro forma merger analysis, which assumed that all of Old Patriot REIT's then planned acquisitions were effected and that the Crow Assets were not acquired in connection with the Merger.

  "NYSE" means the New York Stock Exchange.

  "Offering" means the August 1997 public offering by the Patriot Companies of 10,580,000 Paired Shares (including 1,380,000 Paired Shares issued upon exercise of the underwriters' over-allotment option), with net proceeds (less underwriter discount and expenses) of approximately $240,795,000.

  "Offer Notice," as used in the Omnibus Purchase and Sale Agreement, means the notice to be delivered to Patriot REIT Partnership if a Crow Family Entity intends to transfer a Crow Interest.

  "Offer Properties," as used in the Omnibus Purchase and Sale Agreement, means the Wyndham Bristol Hotel and all of the Undelivered Properties under the Omnibus Purchase and Sale Agreement.

  "Old Line of Credit" has the meaning set forth in "Unaudited Pro Forma Financial Statements--Patriot REIT and Patriot Operating Company--Introduction to Pro Forma Financial Statements."

  "Old Patriot REIT" includes Patriot American Hospitality, Inc., a Virginia corporation, and its subsidiaries and affiliated partnerships.

  "Old Patriot REIT Common Stock" means common stock, par value $.01 per share, of Old Patriot REIT.

  "Old Patriot REIT Comparable Companies" means a group of publicly traded companies that Merrill Lynch deemed to be similar to Old Patriot REIT's business.

  "Old Patriot REIT Selected Companies" means American General Hospitality; Equity Inns, Inc; Felcor Suite Hotels, Inc; Hospitality Properties Trust; Innkeepers USA Trust; RFS Hotel Investors Inc.; Starwood Lodging; Sunstone Hotel Investors, Inc.; and Inston Hotels, Inc.

  "Omnibus Purchase and Sale Agreement" means the Omnibus Purchase and Sale Agreement, dated as of April 14, 1997, between the Patriot REIT Partnership and the Crow Family Entities.

  "Operating Company OP Preferred Units" means preferred OP Units issued by the Patriot Operating Company Partnership.

  "Operating Company Preferred Stock" means the Operating Company Series A Preferred Stock together with the Operating Company Series B Preferred Stock.

  "Operating Company Series A Preferred Stock" means shares of Series A Redeemable Convertible Preferred Stock, par value $.01 per share, of Patriot Operating Company.

  "Operating Company Series B Preferred Stock" means shares of Series B Redeemable Convertible Preferred Stock, par value $.01 per share, of Patriot Operating Company.

  "Operating Partnerships" and "Patriot Partnerships" means Patriot REIT Partnership together with the Patriot Operating Company Partnership.

  "Operators" has the meaning set forth in "Summary--Summary Risk Factors."

  "OP Units" means the units of partner interests in the Operating
Partnerships.

  "Owned Real Estate," as used in the Merger Agreement, means real estate owned or leased by the Patriot REIT Partnership.

  "Ownership Limit" has the meaning set forth in "Proposals to Approve the Amendment and Restatement of the Patriot REIT and Patriot Operating Company Charters."

  "PAH Boulders" means PAH Boulders, Inc.

  "PAH LP" means PAH LP, Inc., a wholly owned subsidiary of Patriot REIT.

  "PAH GP" means PAH GP, Inc., a wholly owned subsidiary of Patriot REIT.

  "PAH Ravinia" means PAH Ravinia, Inc.

  "PAH RSI Lessee" means PAH RSI, LLC, a limited liability company.

  "PAH WindWatch" means PAH WindWatch, LLC.

  "PaineWebber" means PaineWebber Incorporated.

  "PaineWebber Direct Placement" means the sale of 1,000,033 Paired Shares by the Patriot Companies to PaineWebber pursuant to a letter agreement dated September 30, 1997.

  "PaineWebber Land Sale" means the sale by Patriot REIT on July 14, 1997 of approximately 174 acres of land in San Mateo, California, representing substantially all of the land which was owned by Cal Jockey prior to the Cal Jockey Merger, to an affiliate of PaineWebber for a purchase price of approximately $80,864,000.

  "Paine Webber Mortgage Financing" has the meaning set forth in "Unaudited Pro Forma Financial Statements--Patriot REIT and Patriot Operating Company-- Introduction to Pro Forma Financial Statements."

  "PaineWebber Opinion" means a written opinion delivered by PaineWebber on July 24, 1997, to the Boards of Directors of Patriot REIT and Patriot Operating Company.

  "PaineWebber Real Estate" means PaineWebber Real Estate Securities Inc.

  "PaineWebber Selected Transactions" means five completed mergers between publicly-traded lodging companies including (acquiror/target): (i) Doubletree Corporation/Red Lion Hotels, Inc.; (ii) Doubletree Corporation/RFS, Inc.;
(iii) Interstate Hotels Company/Trust Leasing, Inc.; (iv) Extended Stay America, Inc./Studio Plus Hotels, Inc.; and (v) FelCor Suite Hotels, Inc./Crown Sterling Suites.

  "Paired Equity Officer/Director" means one or more officers of Patriot REIT designated by Patriot REIT to serve as a "Paired Equity Officer/Director" pursuant to the Cooperation Agreement.

  "Paired Shares" means paired shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock.

  "Pairing Agreement" means the Pairing Agreement, dated February 17, 1983, as amended, between Patriot REIT and Patriot Operating Company.

  "Pairing Agreement Amendment" means the contemplated amendment of the Pairing Agreement.

  "Pairing Agreement Amendment Proposal" means the proposal, to be voted upon at the Patriot REIT Special Meeting and the Patriot Operating Company Special Meeting, to amend the Pairing Agreement.

  "Palm Springs," as used in the Omnibus Purchase and Sale Agreement, means the Wyndham Palm Springs Hotel.

  "Participating Leases" means the separate participating leases pursuant to which Patriot REIT leases each of its existing hotels, except the Crowne Plaza Ravinia and the Marriott WindWatch, to the lessees and to Patriot Operating Company.

  "Participating Note" has the meaning set forth in "Unaudited Pro Forma Financial Statements--Patriot REIT and Patriot Operating Company--Introduction to Pro Forma Financial Statements."

  "Patriot American" means the Patriot American group of companies.

  "Patriot Average Closing Price" means the average closing price of a Paired Share as reported on the NYSE over the 20 trading days immediately preceding the fifth business day prior to the Wyndham Special Meeting.

  "Patriot Charter Amendment Proposals" means the Patriot REIT Charter Amendment Proposal and the Patriot Operating Company Charter Amendment Proposal.

  "Patriot Charters" means, collectively, the Amended and Restated Certificates of Incorporation of Patriot REIT and Patriot Operating Company, currently in effect as of the date of this Joint Proxy Statement/Prospectus.

  "Patriot Companies" means Patriot REIT and Patriot Operating Company prior to the Merger, and Patriot REIT and Wyndham International after the Merger.

  "Patriot Expenses" means the administrative and operating costs and expenses incurred by the Patriot REIT Partnership, as well as the administrative costs and expenses of Patriot REIT, PAH GP and PAH LP.

  "Patriot General Partner" means Patriot REIT Partnership's general partner, PAH GP.

  "Patriot Notice Period" means the period no later than the tenth business day following the expiration of the Wyndham Notice Period.

  "Patriot Operating Company" means Patriot American Hospitality Operating Company, a Delaware corporation formerly known as "Bay Meadows Operating Company" and, where the context requires, the Patriot Operating Company Partnership and their subsidiaries prior to the Merger.

  "Patriot Operating Company Board" means the Board of Directors of Patriot Operating Company.

  "Patriot Operating Company Bylaws" means the Amended and Restated Bylaws of Patriot Operating Company.

  "Patriot Operating Company Charter" means the Amended and Restated Certificate of Incorporation of Patriot Operating Company.

  "Patriot Operating Company Charter Amendment Proposal" means a proposal, to be voted upon at the Patriot Operating Company Special Meeting, to amend and restate the Patriot Operating Company Charter.

  "Patriot Operating Company Common Stock" means common stock, par value $.01 per share, of Patriot Operating Company.

  "Patriot Operating Company Partnership" means Patriot American Hospitality Operating Partnership, L.P., a subsidiary of Patriot Operating Company.

  "Patriot Operating Company Ratification Agreement" means that certain Ratification Agreement, dated as of July 24, 1997, whereby Patriot Operating Company ratified the Merger Agreement.

  "Patriot Operating Company Special Meeting" means the special meeting of stockholders of Patriot Operating Company to be held at the Wyndham Anatole Hotel, on December 12, 1997, at 10:30 a.m., local time (including any and all adjournments and postponements thereof).

  "Patriot Operating Company Subsidiaries," means any of the BMOC Subsidiaries as that term is defined in the Merger Agreement.

  "Patriot Record Date" means November 12, 1997.

  "Patriot REIT" means Patriot American Hospitality, Inc., a Delaware corporation, formerly known as "California Jockey Club" and, where the context requires, PAH GP, PAH LP, the Patriot REIT Partnership and their subsidiaries.

  "Patriot REIT Board" means the Board of Directors of Patriot REIT.

  "Patriot REIT Bylaws" means the Amended and Restated Bylaws of Patriot REIT.

  "Patriot REIT Charter" means the Amended and Restated Certificate of Incorporation of Patriot REIT.

  "Patriot REIT Charter Amendment Proposal" means a proposal, to be voted upon at the Patriot REIT Special Meeting, to amend and restate the Patriot REIT Charter.

  "Patriot REIT Common Stock" means the common stock, par value $.01 per share, of Patriot REIT.

  "Patriot REIT Confidentiality Agreement" means that certain letter agreement dated January 27, 1997 between Old Patriot REIT and Wyndham relating to the provision of Evaluation Material by Wyndham to Patriot REIT.

  "Patriot REIT Limited Partners" means Patriot REIT Partnership's limited partners.

  "Patriot REIT Merger Conditions" means conditions which must be fulfilled or waived, at or prior to the Closing Date, before Patriot REIT is obligated to effect the Merger.

  "Patriot REIT Partnership" means Patriot American Hospitality Partnership, L.P., a subsidiary of Patriot REIT.

  "Patriot REIT Partnership Agreement" means the partnership agreement of Patriot REIT Partnership, as amended.

  "Patriot REIT Ratification Agreement" means that certain Ratification Agreement, dated as of July 24, 1997 between Patriot REIT and Wyndham whereby Patriot REIT ratified the Merger Agreement.

  "Patriot REIT Special Meeting" means the special meeting of stockholders of Patriot REIT to be held at the Wyndham Anatole Hotel, on December 12, 1997, at 9:30 a.m., local time (including any and all adjournments and postponements thereof).

  "Patriot REIT Subsidiaries" means any of the subsidiaries of Patriot REIT referred to in the Merger Agreement.

  "Patriot Special Meetings" means the Patriot REIT Special Meeting and the Patriot Operating Company Special Meeting.

  "Patriot Transactions Threshold" has the meaning set forth in "The Merger Agreement--Certain Covenants--Interim Transactions Committee."

  "Patriot/WHG Average Closing Price" has the meaning set forth in "The Companies--Surviving Companies--The WHG Merger."

  "Patriot/WHG Exchange Ratio Product" has the meaning set forth in "The Companies--Surviving Companies--The WHG Transaction."

  "Permitted Transferee" means a permitted transferee under the Restated
Charters.

  "Piggyback Registration" means the opportunity of the Registration Rights Holders, pursuant to the Registration Rights Agreement, to register the number of Registrable Securities they request, in the event that Patriot REIT and Wyndham International propose to file a registration statement with respect to Registrable Securities, with the exception of certain types of registrations.

  "Post-Merger Management Stockholders" means CF Securities, Paul A. Nussbaum, William W. Evans III, Leslie V. Bentley, James D. Carreker, Stanley M. Koonce, Jr. and Anne L. Raymond.

  "Preferred Stock" means the preferred stock, par value $.01 per share, of each of Patriot REIT and Wyndham International.

  "Prohibited Owner" means the record holder of the shares of Equity Stock that are converted into shares of Excess Stock.

  "Proposals" means the Merger Proposal, the Pairing Agreement Amendment Proposal and the Patriot Charter Amendment Proposals.

  "Proposing Board" means the Board of Directors submitting any matter at any meeting of the Patriot REIT Board or the Patriot Operating Company Board.

  "Proposing Board Meeting" means a meeting of the Patriot REIT Board or the Patriot Operating Company Board that is not held jointly.

  "Proposing Board Notice" means a notice required to be given by Patriot REIT or Patriot Operating Company to the other company of the occurrence of a Proposing Board Meeting and the Category 2 Matters or Category 3 Matters approved at such meeting.

  "Proxy Agreement" means the Proxy Agreement, dated as of April 14, 1997 between Old Patriot REIT, CF Securities and the Wyndham Management Stockholders.

  "Proxy Term" means the period ending on the earliest to occur of (i) the termination of the Merger Agreement by Wyndham to enter into a Superior Proposal Agreement, (ii) the Effective Time, (iii) the termination of the Merger Agreement due to the failure of the Merger to be consummated by December 16, 1997, or (iv) 30 days after termination of the Merger Agreement for any other reason except that, in the case of the Wyndham Management Stockholders only, if the Merger Agreement is terminated on account of a Superior Proposal Agreement, the Proxy Term will not end until December 16, 1997, if the Merger Agreement is so terminated prior to November 7, 1997, or 30 days following such termination, if such termination occurs on or after November 7, 1997.

  "Racecourse" means the Bay Meadows Racecourse located in San Mateo,
California.

  "Ratification Agreements" means the Patriot REIT Ratification Agreement together with the Patriot Operating Company Ratification Agreement.

  "Recent Acquisitions" has the meaning set forth in "Unaudited Pro Forma Financial Statements--Patriot REIT and Patriot Operating Company--Pro Forma Financial Statements."

  "Recent Transactions" has the meaning set forth in "Unaudited Pro Forma Financial Statements--Patriot REIT and Patriot Operating Company--Pro Forma Financial Statements."

  "Reconsideration Process" means the reconsideration process to be followed by the Proposing Board and the Responding Board.

  "Redemption Rights" has the meaning set forth in "Description of the Partnership Agreements--Patriot REIT Partnership--Redemption Rights."

  "Redemption Value" has the meaning set forth in "Description of Capital Stock--Patriot Operating Company Series A Preferred Stock and Series B Preferred Stock."

  "Registrable Securities" means Paired Shares received by the Registration Rights Holders pursuant to the Stock Purchase Agreement and the Merger Agreement (including Paired Shares that are issuable upon conversion of shares of Series A Preferred Stock), and which, pursuant to the Registration Rights Agreement, Patriot REIT and Wyndham International are required, subject to certain limitations and under certain conditions, to register for sale to the public.

  "Registration Rights Agreement" has the meaning set forth in "Summary-- Interests of Certain Officers, Directors and Stockholders."

  "Registration Rights Holders" means CF Securities, Bedrock, and James D. Carreker, Leslie V. Bentley, Anne L. Raymond and Stanley M. Koonce, Jr.

  "Registration Statement" means the Registration Statement on Form S-4 of which this Joint Proxy Statement/Prospectus is a part.

  "REIT" means a real estate investment trust.

  "REIT OP Preferred Units" means preferred OP Units issued by the Patriot REIT Partnership.

  "Rejected Property," as used in the Omnibus Purchase and Sale Agreement, means any of the Crow Hotel Properties for which the relevant Underlying Purchase and Sale Agreement is terminated by the Patriot REIT Partnership in the event of a material adverse effect on the operation, value, use, marketability, financeability or insurability of the applicable Crow Hotel Property.

  "Related Person" means, with respect to the Restated Charters, any person or entity who beneficially owns (as defined in Rule 13d-3 promulgated under the Exchange Act) more than 5% of the outstanding shares of capital stock of Patriot REIT or Wyndham International, as the case may be, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 promulgated under the Exchange Act).

  "Related Transactions" means the transactions contemplated in the Merger Agreement, including, without limitation, the transactions contemplated by the Stock Purchase Agreement, but excluding the Crow Assets Acquisition.

  "Relief Act" means the Taxpayer Relief Act of 1997.

  "Remaining Interest" means the remaining 75% interest in IM Venture which IFM Partnership has the right, pursuant to a redemption agreement, to redeem by November 28, 1997 for a cash purchase price of $30 million, subject to certain adjustments.

  "Responding Board" means the Board of Directors responding to the Proposing Board.

  "Restated Bylaws" means, collectively, the Amended and Restated Patriot REIT Bylaws and Patriot Operating Company Bylaws, as amended and restated a second time in connection with the Merger.

  "Restated Charters" means, collectively, the Amended and Restated Certificates of Incorporation of Patriot REIT and Wyndham International, as amended and restated in connection with the Merger.

  "Revised Patriot Proposal" means a revised proposal submitted by Old Patriot REIT on February 28, 1997, to Wyndham and Crow Investment Trust reflecting the proposed merger of Wyndham into Patriot REIT, rather than Patriot Operating Company, following the Cal Jockey Merger.

  "Revolving Credit Facility" means that certain revolving credit facility entered into by the Patriot Companies and the Lenders.

  "RSI" means Resort Services, Inc.

  "S&P 500" means the Standard & Poor's 500 Index.

  "Section 10.3(a)(i) Amount," as used in the Merger Agreement, means an amount in cash equal to $30,000,000 deposited by Wyndham with the escrow agent contemplated thereby.

  "Section 262" means Section 262 of the DGCL.

  "Securities Act" means the Securities Act of 1933.

  "Selected Companies" means the Old Patriot REIT Selected Companies together with the Wyndham Selected Companies.

  "Selected Old Patriot REIT Comparable Companies" means a subcategory of Old Patriot REIT Comparable Companies.

  "Selected Transactions" means the PaineWebber Selected Transactions together with the Smith Barney Selected Transactions.

  "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $.01 per share, of Patriot REIT.

  "Smith Barney" means Smith Barney Inc.

  "Smith Barney Selected Transactions" means the following selected transactions in the lodging industry (acquiror/target): Hilton Hotels Corporation/ITT; Marriott International Corp./Renaissance Hotels, Inc.; Extended Stay America/Studio Plus Hotels, Inc.; Bristol Hotel Company/Certain U.S. assets of Holiday Inn; Interstate Hotels Company/Trust Leasing Inc.; Doubletree Corporation/Red Lion Hotels, Inc.; Doubletree Corporation/RFS, Inc.; TRT Holdings Inc./Omni Hotels Group; FelCor Suite Hotels Inc./Crown Sterling Suites; The Hampstead Group, Inc./Harvey Hotels/United Inns, Inc.; and Saudi Prince Al-Waleed/Four Seasons Hotels, Inc.

  "Snavely Portfolio" has the meaning set forth in "Unaudited Pro Forma Financial Statements--Patriot REIT and Patriot Operating Company--Introduction to Pro Forma Financial Statements."

  "Special Meetings" means the Patriot REIT Special Meeting, the Patriot Operating Company Special Meeting, and the Wyndham Special Meeting.

  "Standstill Agreement" means that certain Standstill Agreement dated as of April 14, 1997, by and among Old Patriot REIT and CF Securities.

  "Standstill Term" means the date which is 18 months following the first date on which any two of Paul A. Nussbaum, James D. Carreker, and Anne L. Raymond no longer actively serve as senior executive officers of Patriot REIT and/or Wyndham International.

  "Stock Purchase" means the purchase by Patriot REIT of up to 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities pursuant to the Stock Purchase Agreement.

  "Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of April 14, 1997, between Old Patriot REIT and CF Securities, the principal stockholder of Wyndham.

  "Stock Purchase Closing" means the closing of the Stock Purchase.

  "Stock Purchase Subscription" means CF Securities' subscription for Stock Purchase Subscribed Shares to be issued directly to CF Securities pursuant to the Stock Purchase in an amount equal to the number of Paired Shares that will be issued to CF Securities pursuant to the Stock Purchase.

  "Stock Purchase Subscription Agreement" means the Subscription Agreement to be entered into between CF Securities and Patriot Operating Company prior to the closing of the Stock Purchase.

  "Stock Purchase Subscribed Shares" means shares of Patriot Operating Company Common Stock to be issued directly to CF Securities in connection with the Stock Purchase.

  "Subscription Notes" has the meaning set forth in "Unaudited Pro Forma Financial Statements--Patriot REIT and Patriot Operating Company--Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 1996."

  "Subscription Ratio" means 5%, the ratio as determined by Wyndham and Patriot Operating Company as the relative value of a share of Patriot Operating Company Common Stock compared to the fair market value of a Paired Share.

  "Superior Proposal" means any bona fide Acquisition Proposal, the terms of which the Board of Directors of Wyndham determines in its good faith judgment, after receiving advice from a financial advisor of national standing, to be more favorable to Wyndham's stockholders than the Merger.

  "Superior Proposal Agreement" means an agreement, to be executed by Wyndham, providing for a Superior Proposal.

  "Termination Date" means the date which is twelve (12) months after the date on which the Pairing Agreement is no longer in effect.

  "Term Loan" means the $500,000,000 term loan contemplated by the commitment letter between Patriot REIT, PaineWebber Real Estate and Chase.

  "Trading Day" means a day on which the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  "Transfer Restriction Agreement" means that certain Transfer Restriction Agreement, dated as of April 14, 1997, between Bedrock and Old Patriot REIT.

  "Trust" means a trust to which shares of Excess Stock of Patriot REIT or Wyndham International, as the case may be, shall be transferred upon the violation of certain transfer restrictions contained in the Restated Charters.

  "Trustee" means the trustee of the Trust to be designated pursuant to the terms of the Pairing Agreement.

  "UBTI" means "unrelated business taxable income" as defined in section 512(a)(1) of the Code.

  "UBTI Adjuster" means an additional distribution to which a REIT OP Preferred Unit holder with Excess UBTI is entitled to, with respect to such taxable year, from the Patriot REIT Partnership equal to the product of (i) the Excess UBTI multiplied by (ii) the federal tax rate applicable to the Excess UBTI.

  "Undelivered Property," as used in the Omnibus Purchase and Sale Agreement, means any Crow Hotel Property (a) that is not a Rejected Property and (b) with respect to which the conditions of the Patriot REIT Partnership's performance of its obligations pursuant to the applicable Underlying Purchase and Sale Agreement shall not have been satisfied or waived as of the closing date of the Crow Assets Acquisition.

  "Underlying Purchase and Sale Agreements" means 11 individual purchase and sale agreements providing for a number of transactions between the Patriot REIT Partnership and the Crow Family Entities, including the purchase by the Patriot REIT Partnership from the Crow Family Entities of the Crow Hotel Properties.

  "Unpaired Equity Committee" means an unpaired equity committee comprised of directors of Patriot REIT and Wyndham International that shall have the sole authority under the Cooperation Agreement to authorize and approve any issuance of unpaired equity by Patriot Operating Company prior to the Merger and Wyndham International following the Merger.

  "Unpaired Shares" has the definition set forth in "Description of Capital Stock--The Cooperation Agreement."

  "U.S. Stockholder" means a holder of Paired Shares that for United States federal income tax purposes is (i) a citizen or resident of the United States,
(ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust and (v) is not an entity that has a special status under the Code (such as a tax-exempt organization).

  "Valuation Percentage" means a fraction (expressed as a percentage) determined by dividing the value for Equity Stock most recently determined under the Pairing Agreement over the value of a Paired Share most recently determined under the Pairing Agreement.

  "Voting Agreements" means those certain Voting Agreements, dated as of April 14, 1997, by and among Old Patriot REIT and each of the Post-Merger Management Stockholders.

  "Voting Securities" has the meaning set forth in "Description of Capital Stock--The Cooperation Agreement--Corporate Matters Categories."

  "Voting Stock," as used in the Standstill Agreement, means voting securities or securities convertible into or exchangeable for, or which upon redemption thereof, could result in CF Securities receiving any voting securities of Patriot REIT, Wyndham International, Patriot REIT Partnership or Patriot Operating Company Partnership.

  "WEL" means Wyndham Employees, Ltd.

  "WEL Distribution" means the distribution, on February 11, 1997, by WEL of its holdings of Wyndham Common Stock to the participants in WEL.

  "WHG" means WHG Resorts & Casinos Inc.

  "WHG Common Stock" means shares of WHG common stock, par value $.01 per share.

  "WHG Exchange Ratio" has the meaning set forth in "The Companies--Surviving Companies--The Proposed WHG Merger."

  "WHG Exchange Ratio Product" has the meaning set forth in "The Companies-- Surviving Companies--The Proposed WHG Merger."

  "WHG Merger" means the merger of a newly formed, wholly owned subsidiary of Patriot Operating Company with and into WHG with WHG being the surviving corporation.

  "WHG Merger Agreement" means the Agreement and Plan of Merger, dated as of September 30, 1997, between Patriot REIT, Patriot Operating Company, Patriot American Hospitality Operating Company Acquisition Subsidiary and WHG.

  "WHG Special Meeting Date" has the meaning set forth in "Summary--Surviving Companies--Recent Developments."

  "WHMC" means Wyndham Hotel Management Corporation.

  "WMC" means Wyndham Management Corporation, a wholly owned subsidiary of Wyndham.

  "Wyndham" means Wyndham Hotel Corporation, a Delaware corporation and, where the context requires, its subsidiaries and predecessors.

  "Wyndham Board" means the Board of Directors of Wyndham.

  "Wyndham Breakup Fee Events" has the meaning given it in the Merger Agreement and set forth in "The Merger Agreement--Termination."

  "Wyndham Bylaws" means the Amended and Restated Bylaws of Wyndham.

  "Wyndham Certificate" means a certificate representing shares of Wyndham Common Stock.

  "Wyndham Charter" means the Amended and Restated Certificate of
Incorporation of Wyndham.

  "Wyndham Common Stock" means common stock, par value $.01 per share, of Wyndham.

  "Wyndham Comparable Companies" has the meaning set forth in "The Merger and Subscription--Opinions of Wyndham's Financial Advisors--Merrill Lynch-- Wyndham--Historical Trading Analysis."

  "Wyndham Indemnification Agreements" means indemnification agreements entered into by Wyndham with the directors, executive officers and certain other officers of Wyndham, that are parties to the Wyndham Indemnification Agreements.

  "Wyndham Indemnified Party" has the meaning set forth in "The Merger and Subscription--Interests of Certain Officers, Directors and Stockholders of Wyndham--Indemnification and Insurance Arrangements."

  "Wyndham Indemnitee" means the directors, executive officers and certain other officers of Wyndham, that are parties to the Wyndham Indemnified Agreements.

  "Wyndham Indenture" means the indenture relating to the Wyndham Senior Subordinated Notes.

  "Wyndham International" means Patriot Operating Company and, where the context requires, Patriot Operating Company Partnership and their subsidiaries, following the Merger.

  "Wyndham International Board" means the Board of Directors of Wyndham International.

  "Wyndham International Dissolution Preference" has the meaning given it in the Certificate of Designation and set forth in "Description of Capital Stock--Series A Preferred Stock."

  "Wyndham Leases" means the leases relating to hotels owned by Wyndham and leased to third parties.

  "Wyndham Management Stockholders" means James D. Carreker, Leslie V. Bentley, Anne L. Raymond and Stanley M. Koonce, who are parties to the Proxy Agreement.

  "Wyndham Material Adverse Effect" means a material adverse effect on Wyndham and its subsidiaries taken as a whole.

  "Wyndham Merger Conditions" means conditions which must be fulfilled or waived, at or prior to the Closing Date, before Wyndham is obligated to effect the Merger.

  "Wyndham Notice Period," as used in the Merger Agreement, means the period of fifteen business days immediately following the date of notice by Patriot REIT of any determination to make an Additional Liberty Investment.

  "Wyndham--OPCO Designee" has the meaning set forth in "Description of Capital Stock--The Cooperation Agreement--Hotel Acquisitions Committee."

  "Wyndham Plan" means Wyndham's Amended and Restated 1996 Long-Term Incentive Plan.

  "Wyndham Record Date" means November 12, 1997.

  "Wyndham Revolving Credit Facility" means that certain revolving credit facility entered into by Wyndham and Bankers Trust Company, as agent for a group of financial institutions, as amended.

  "Wyndham SEC Reports," as used in the Merger Agreement, means Wyndham's reports filed with the Commission.

  "Wyndham Selected Companies" means Marriott International, Inc.; Promus Hotels Corporation; La Quinta Inns, Inc.; Choice Hotels International, Inc.; Doubletree Corporation; Interstate Hotels Company; Prime Hospitality Corp.; Bristol Hotel Company; and Capstar Hotel Company.

  "Wyndham Senior Management" means the current executive officers of Wyndham, as well as one former executive officer of Wyndham.

  "Wyndham Senior Subordinated Notes" means the 10 1/2% Senior Subordinated Notes Due 2006 issued by Wyndham.

  "Wyndham Special Committee" means the special committee of the Wyndham
Board.

  "Wyndham Special Meeting" means the special meeting of stockholders of Wyndham to be held at the Wyndham Anatole Hotel, on December 12, 1997, at 8:30 a.m. local time (including any and all adjournments and postponements thereof).

  "Wyndham Stockholders' Agreement" means that certain Stockholders' agreement among Wyndham and certain Wyndham stockholders dated as of May 24, 1996.

  "Wyndham Subsidiary," as used in the Merger Agreement, means any of the subsidiaries of Wyndham referred to in the Merger Agreement.

  "Wyndham Termination Notice," as used in the Merger Agreement, means written notice by Wyndham of its desire to terminate the merger Agreement as a result of an Additional Liberty Investment.

  "Wyndham Transactions" means, collectively, the Merger, the Related Transactions and the Crow Assets Acquisition.

  "Wyndham Transactions Threshold," as used in the Merger Agreement, means, with the exception of the acquisition of ClubHouse, Interim Transactions by Wyndham or any of the Wyndham Subsidiaries involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) (A) exceeding $50,000,000 individually, or (B) that, when taken together with all previous Interim Transactions entered into by Wyndham or any of the Wyndham Subsidiaries between the date of the Merger Agreement and the Effective Time, would exceed $50,000,000.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners
Crow Family Hotel Partnerships:

  We have audited the accompanying combined balance sheets of Crow Family Hotel Partnerships (identified in Note 1) (collectively the "Partnerships") as of December 31, 1996 and 1995 and the related combined statements of operations, partners' deficit and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying combined financial statements were prepared to present the balance sheets and related results of operations and cash flows of the Partnerships, which are to be acquired by Patriot American Hospitality, Inc., and may not necessarily reflect the financial position, results of operations and cash flows of the Partnerships that might have resulted had they actually operated as a stand-alone entity.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Partnerships as of December 31, 1996 and 1995 and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Dallas, Texas
September 17, 1997

                         CROW FAMILY HOTEL PARTNERSHIPS

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                   DECEMBER 31
                                                ------------------    JUNE 30
                                                  1995      1996       1997
                                                --------  --------  -----------
                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................... $  1,277  $  2,127   $  5,815
  Cash, restricted.............................    2,532     3,058      1,981
  Accounts receivable, less allowance of $103
   and $96 in 1995 and 1996, respectively......    4,660     6,118      6,071
  Inventories..................................      925       946        895
  Prepaid expenses and other...................    1,102     1,359      1,141
                                                --------  --------   --------
    Total current assets.......................   10,496    13,608     15,903
                                                --------  --------   --------
Cash, restricted for noncurrent assets.........    4,093     2,764      1,194
Property and equipment, net....................  150,617   162,908    165,516
Other assets...................................    8,285     8,230      8,883
                                                --------  --------   --------
    Total assets............................... $173,491  $187,510   $191,496
                                                ========  ========   ========

LIABILITIES AND PARTNERS' DEFICIT

Current liabilities:
  Accounts payable and accrued expenses........ $ 16,673  $ 17,256   $ 14,868
  Due to affiliates............................    4,278       384      3,739
  Due to operator..............................    1,925     2,778      1,346
  Advance deposits.............................      759     1,163      1,017
  Current portion of long-term debt (net of
   discount of $1,779 and $1,746 in 1995 and
   1996) and capital lease obligations.........    1,827    67,996     52,868
                                                --------  --------   --------
    Total current liabilities..................   25,462    89,577     73,838
                                                --------  --------   --------
Advances from partners.........................    4,679     4,911      4,754
Long-term debt and capital lease obligations...  202,104   146,239    163,762
                                                --------  --------   --------
                                                 206,783   151,150    168,516
                                                --------  --------   --------
Commitments and contingencies
Partners' deficit..............................  (58,754)  (53,217)   (50,858)
                                                --------  --------   --------
    Total liabilities and partners' deficit.... $173,491  $187,510   $191,496
                                                ========  ========   ========

     The accompanying notes are an integral part of the combined financial statements.

                         CROW FAMILY HOTEL PARTNERSHIPS

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                          YEAR ENDED DECEMBER 31     SIX MONTHS ENDED JUNE 30
                         --------------------------  -------------------------
                           1994     1995     1996       1996          1997
                         --------  -------  -------  ------------ ------------
                                                           (UNAUDITED)
Revenues:
  Rooms................. $ 42,588  $50,652  $64,362  $    31,155  $     38,791
  Food and beverage.....   30,275   33,217   35,137       17,075        19,809
  Telephone.............    2,413    3,464    4,386        2,142         2,269
  Other departmental
   revenues.............    2,178    2,821    3,070        1,523         1,641
  Other income..........      663    1,190    1,753          683           978
                         --------  -------  -------  -----------  ------------
                           78,117   91,344  108,708       52,578        63,488
                         --------  -------  -------  -----------  ------------
Operating costs and
 expenses:
  Rooms.................   10,364   12,587   15,078        7,343         8,539
  Food and beverage.....   21,260   24,010   25,937       12,535        14,482
  Telephone.............    1,052    1,412    1,608          797           874
  Lease expense.........    1,964    1,982    1,993        1,307         1,033
  Management fees.......    3,238    3,951    5,349        1,716         2,329
  Energy costs..........    3,338    4,151    4,351        2,074         2,408
  Property insurance and
   taxes................    2,892    3,462    3,783        1,967         2,077
  General and
   administrative.......   15,841   19,065   22,309       10,776        12,096
  Depreciation and
   amortization.........    5,877    6,569    8,136        3,410         4,792
  Other expenses........    2,359    2,483    3,066        1,257         1,875
                         --------  -------  -------  -----------  ------------
                           68,185   79,672   91,610       43,182        50,505
                         --------  -------  -------  -----------  ------------
    Operating income....    9,932   11,672   17,098        9,396        12,983
Interest income.........       85      179       76          --            --
Interest expense........  (16,182) (18,213) (19,008)      (8,841)      (10,356)
                         --------  -------  -------  -----------  ------------
Net income (loss)....... $ (6,165) $(6,362) $(1,834) $       555  $      2,627
                         ========  =======  =======  ===========  ============


     The accompanying notes are an integral part of the combined financial statements.

                         CROW FAMILY HOTEL PARTNERSHIPS

                    COMBINED STATEMENTS OF PARTNERS' DEFICIT
                                 (IN THOUSANDS)

Balance at December 31, 1993.......................................... $(85,133)
  Capital contributions...............................................   13,074
  Contribution of note payable........................................   11,608
  Capital distributions...............................................     (610)
  Net loss............................................................   (6,165)
                                                                       --------
Balance at December 31, 1994..........................................  (67,226)
  Capital contributions...............................................   16,379
  Capital distributions...............................................   (1,545)
  Net loss............................................................   (6,362)
                                                                       --------
Balance at December 31, 1995..........................................  (58,754)
  Capital contributions...............................................    7,740
  Capital distributions...............................................     (369)
  Net loss............................................................   (1,834)
                                                                       --------
Balance at December 31, 1996..........................................  (53,217)
  Capital contributions (unaudited)...................................    2,167
  Capital distributions (unaudited)...................................   (2,435)
  Net income (unaudited)..............................................    2,627
                                                                       --------
Balance at June 30, 1997 (unaudited).................................. $(50,858)
                                                                       ========


     The accompanying notes are an integral part of the combined financial statements.

                         CROW FAMILY HOTEL PARTNERSHIPS

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                     SIX MONTHS
                                         YEAR ENDED DECEMBER 31         ENDED
                                        ---------------------------   JUNE 30,
                                          1994      1995     1996       1997
                                        --------  --------  -------  -----------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)...................  $ (6,165) $ (6,362) $(1,834)   $ 2,627
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
    Depreciation and amortization.....     5,877     6,569    8,136      4,792
    Amortization of loan cost.........       368       686      521        497
    (Increase) decrease in accounts
     receivable.......................    (2,423)    1,393   (1,458)        47
    (Increase) decrease in
     inventories......................      (242)       24      (21)        51
    (Increase) decrease in prepaid
     expenses.........................       (65)      215     (257)       218
    Decrease (increase) in other
     assets...........................       416    (1,465)    (596)    (1,791)
    Increase (decrease) in accounts
     payable and accrued expenses.....     3,803     1,934      583     (2,388)
    Net (decrease) increase in due to
     affiliates.......................       181    (2,881)  (3,894)     3,355
    Increase (decrease) in due to
     operator.........................       147       628      853     (1,432)
    Increase (decrease) in advance
     deposits.........................         3       188      404       (146)
    (Increase) decrease in restricted
     cash.............................      (423)    3,552     (526)     1,077
                                        --------  --------  -------    -------
      Net cash provided by operating
       activities.....................     1,477     4,481    1,911      6,907
                                        --------  --------  -------    -------
Cash flow from investing activities:
  Property and equipment additions....   (27,512)  (37,295) (20,297)    (6,759)
  (Increase) decrease in cash
   restricted for noncurrent assets...    (1,056)   (2,561)   1,329      1,570
                                        --------  --------  -------    -------
      Net cash used in investing
       activities.....................   (28,568)  (39,856) (18,968)    (5,189)
                                        --------  --------  -------    -------
Cash flows from financing activities:
  Net (increase) decrease in advances
   from partners......................      (668)      970      232       (157)
  Proceeds from long-term debt........    22,256    21,773   13,249      3,705
  Repayments of long-term debt and
   capital lease obligations..........    (6,487)   (2,601)  (2,945)    (1,310)
  Partners' contributions.............    13,074    16,379    7,740      2,167
  Partners' distributions.............      (610)   (1,545)    (369)    (2,435)
  Other...............................      (902)      --       --         --
                                        --------  --------  -------    -------
      Net cash provided by financing
       activities.....................    26,663    34,976   17,907      1,970
                                        --------  --------  -------    -------
Increase (decrease) in cash and cash
 equivalents..........................      (428)     (399)     850      3,688
Cash and cash equivalents at beginning
 of year..............................     2,104     1,676    1,277      2,127
                                        --------  --------  -------    -------
Cash and cash equivalents at end of
 year.................................  $  1,676  $  1,277  $ 2,127    $ 5,815
                                        ========  ========  =======    =======
Supplemental cash flow information:
  Cash paid for interest..............  $ 14,602  $ 17,210  $19,751    $ 9,806
Noncash activity:
  Capital lease obligations...........       265       259      --         --
  Interest added to principal of notes
   payable............................       401       448    1,161        --
  Contribution of note payable........    11,608       --       --         --

     The accompanying notes are an integral part of the combined financial statements.

                        CROW FAMILY HOTEL PARTNERSHIPS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. COMBINED PARTNERSHIPS DESCRIPTION AND BASIS OF PRESENTATION:

  The accompanying combined financial statements include the accounts of 10 hotel partnerships (the "Partnerships") which are owned by various corporations, partnerships and joint ventures. These partnerships are beneficially owned or controlled by various members of the family of Trammell Crow. The Partnerships along with Wyndham Hotel Corporation ("WHC"), which manages the 10 hotels, are being considered for acquisition by Patriot American Hospitality, Inc., a publicly traded real estate investment trust ("REIT").

  The accompanying combined financial statements were prepared to present the balance sheets and related results of operations and cash flows of the Partnerships and may not necessarily reflect the financial position, results of operations and cash flows of the Partnerships that might have resulted had they actually operated as a stand-alone entity.

  The accounts of the Partnerships and related hotels consist of the following hotel entities:

            PARTNERSHIPS                                    HOTELS
            ------------                                    ------
   Hotel Bel Age Associates, L.P.              Wyndham Bel Age
   Franklin Plaza Associates                   Wyndham Franklin Plaza
   Itasca Hotel Company                        Wyndham Northwest Chicago
   WHC-LG Hotel Associates, L.P.               Garden Hotel at LaGuardia Airport
   CLC Limited Partnership                     Wyndham Garden Hotel-Las Colinas
   Novi Garden Hotel Associates                Wyndham Garden Hotel-Novi
   Pleasanton Hotel Associates, Ltd.           Wyndham Garden Hotel-Pleasanton
   Wood Dale Garden Hotel Partnership          Wyndham Garden Hotel-Wood Dale
   Convention Center Boulevard Hotel, Limited  Wyndham Riverfront
   Hotel and Convention Center Partners I-XI,  Wyndham Palm Springs
    Ltd.

 Interim Financial Statements

  The interim financial statements have been prepared by the Partnerships without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations; nevertheless, management believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Partnerships with respect to the results of their operations for the interim periods from January 1, 1996 to June 30, 1996, and from January 1, 1997 to June 30, 1997, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

 Use of Estimates and Assumptions

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                        CROW FAMILY HOTEL PARTNERSHIPS

 Concentration of Credit Risk

  Financial instruments that potentially subject the Partnerships to concentration of credit risk consist principally of cash investments. The Partnerships maintain cash and cash equivalents in accounts with major financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. Management believes credit risk related to these deposits is minimal.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and cash equivalents

  For purposes of reporting cash flows, all highly liquid debt instruments with original maturities of three months or less are considered to be cash equivalents.

  Restricted cash consists of amounts in escrow for the payment of property taxes and interest. Cash restricted for noncurrent assets consists of a reserve for fixed asset repairs and replacements and hotel renovations.

 Inventories

  Inventories consisting of food, beverage, china, linen, glassware, silverware, uniforms and supplies are stated at cost which approximates market, with cost determined using the first-in, first-out method.

 Property and Equipment

  Buildings and site improvements are carried at cost and are depreciated using the straight-line method over 40 and 20 years, respectively. Furniture and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives of approximately 5 years. Normal repairs and maintenance are charged to expense as incurred.

  Investment in property is recorded at cost, except when it has been determined that the property has sustained a permanent impairment in value. At such time, a write-down is recorded to reduce the property to its estimated recoverable amount. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

  Cost of assets under construction are reported as construction in progress. Construction in progress is not depreciated until the construction is completed and the related assets are in use. Interest and taxes incurred during the construction period are capitalized as part of the building cost.

 Other Assets

  Other assets consist primarily of unamortized loan costs, capitalized organization costs and capitalized lease acquisition costs. Other assets are stated at cost, except when it has been determined that the asset has sustained a permanent impairment in value. These costs are amortized using the straight-line method over the following periods:

            Loan costs                Over the term of the loan
            Organization costs        60 months
            Preopening expenses       12 months
            Lease acquisition costs   Over the term of the lease

                        CROW FAMILY HOTEL PARTNERSHIPS

 Income Taxes

  The Partnerships are not taxable entities and the results of their operations are included in the tax returns of the partners. The Partnerships' tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

 Revenue Recognition

  Room, food and beverage, telephone and other revenues are recognized when earned.

 Self-Insurance

  The Partnerships are self-insured for various levels of general liability, workers' compensation and employee medical coverages. The general and auto liability premiums are paid to a related party who maintains a loss reserve fund. Workers' compensation premiums are paid to an independent insurance company. The Partnerships' workers' compensation insurance is subject to a "retro adjustment" which could result in additional premiums or a refund of premiums based on actual claims settled by the insurance company.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following (in thousands):

                                                                DECEMBER 31
                                                             ------------------
                                                               1995      1996
                                                             --------  --------
     Land................................................... $ 17,575  $ 20,924
     Buildings..............................................  133,761   147,881
     Furniture, fixtures and equipment......................   17,854    23,065
     Construction in progress...............................   12,329     8,345
                                                             --------  --------
                                                              181,519   200,215
     Less accumulated depreciation..........................  (30,902)  (37,307)
                                                             --------  --------
                                                             $150,617  $162,908
                                                             ========  ========

  Substantially all the Partnerships' property and equipment are pledged as collateral for mortgage notes payable.

4. MANAGEMENT AGREEMENTS AND RELATED PARTY TRANSACTIONS:

  The Partnerships entered into management agreements with a wholly-owned subsidiary of Wyndham Hotel Corporation (the "Operator"). These management agreements, having terms ranging from 10 to 22 years, provide for base management fees and chain service fees ranging from 2.5% to 5% of gross revenues, plus incentive fees ranging from 14% to 25% of income after fixed charges or excess cash, as defined in the respective management agreements. The Partnerships incurred incentive management fees of $509,000, $870,000 and $1,638,000, during the years ended December 31, 1994, 1995 and 1996, respectively. In addition, the agreements require the Partnerships to pay a marketing contribution to the Operator equal to 1.5% of monthly room revenues. The Partnerships made marketing contributions of $639,000, $760,000 and $965,000 in 1994, 1995 and 1996, respectively. Due to operator represents management fees, chain service fees and other expenses payable to the Operator.

                        CROW FAMILY HOTEL PARTNERSHIPS

  The Partnerships receive services from and provide services to affiliates, which are reimbursed in the normal course of business. In 1994, 1995 and 1996, the Partnerships reimbursed the Operator for services such as administrative, tax, legal, accounting, finance, risk management, sales and central reservations totaling $1,132,000, $1,409,000 and $1,404,000, respectively.

  Certain partnerships, in the normal course of business, have made advances to or received advances from (including operating deficit loans) the partners and their affiliates. Such amounts are classified as "Due to affiliates" in the accompanying combined financial statements and accrue interest at rates ranging from 2.62% to 10%. Interest expense of $222,000, $305,000 and $303,000 in 1994, 1995 and 1996, respectively, on advances from partners and affiliates is included in other accrued expenses in the accompanying combined financial statements. No due dates have been specified for these advances and such advances may be repaid from available cash flow.

  Pursuant to one of the partnership agreements, the general partner of the partnership earns an annual management fee for services rendered in connection with the business of the partnership equal to 1% of gross revenues ($207,000, $220,000 and $233,000 in 1994, 1995 and 1996, respectively). Unpaid general partner management fees are classified as "Due to affiliates" in the accompanying combined financial statements.

  The Partnerships participate in a centralized cash management system with affiliates who are excluded from these combined financial statements. Gross receipts from the hotels are deposited into the centralized cash management system, from which operating expenses and other disbursements are paid. The net position with the pool is reported as "Due to affiliates" in the accompanying combined financial statements.

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

  Accounts payable and accrued expenses consist of the following (in thousands):

                                                                  DECEMBER 31
                                                                ---------------
                                                                 1995    1996
                                                                ------- -------
     Accounts payable.......................................... $ 3,943 $ 4,351
     Taxes.....................................................   2,417   2,433
     Accrued interest..........................................   6,716   5,973
     Payroll and related costs.................................   2,230   2,628
     Other.....................................................   1,367   1,871
                                                                ------- -------
                                                                $16,673 $17,256
                                                                ======= =======

                        CROW FAMILY HOTEL PARTNERSHIPS

6. LONG-TERM DEBT:

  Substantially all of the hotel property is pledged as collateral for long-term debt consisting of the following (in thousands):

                                                             DECEMBER 31
                                                          -----------------
                                                            1995     1996
                                                          -------- --------
Mortgage note, bearing interest at 10% with monthly
 payments of interest only, maturing August 1, 1997. The
 note was extended until December 31, 1997 for a fee of
 $33,333................................................. $ 11,308 $ 11,308
Mortgage note, bearing interest at 10%, with monthly
 payments of interest only at 5%, pay rate increasing 1%
 per year (7% and 8% at December 31, 1995 and 1996). Net
 cash flow, as defined, is payable quarterly and is
 applied first to deferred interest with balance, if any,
 applied to principal. Note matured August 1, 1997, but
 was extended until December 31, 1997 for a fee of
 $33,333. Monthly interest payments at 10% are due
 beginning September 1, 1997, through maturity...........    7,627    6,662
Note payable to a financial institution, for which
 payment is guaranteed by certain partners, bearing
 interest at 9.75%. Interest only is payable through
 November 1, 1996, with principal and interest payable in
 monthly installments commencing November 1, 1996.
 Additional interest of 30% of net cash flow, as defined,
 is payable quarterly. Note matures October 31, 2000.....    8,500    8,470
Mortgage note, bearing interest at 10%, with monthly
 payments of interest only. Note matured August 1, 1997.
 The note was extended until December 31, 1997 for a fee
 of $33,333..............................................   10,521   10,521
Mortgage note, bearing interest at 10.71%, with current
 pay rate of 6.5% increasing to 8.5% on January 1, 1997,
 with annual increases of .5% per year to maturity. The
 difference between the amount of interest accrued and
 that paid is payable quarterly from available gross
 income, as defined. The amounts accrued at December 31,
 1995 and 1996, respectively, were $3,132,000 and
 $1,866,000. In addition, additional interest, based on
 net cash flows, as defined, is payable through December
 31, 1997. No additional interest was paid in 1994, 1995,
 or 1996. At maturity, April 1, 2001, or upon sale, an
 additional amount equal to 40% of the residual value, as
 defined, is due.........................................   47,000   47,000
Noninterest bearing mortgage shortfall payable, maturing
 April 1, 2001...........................................    2,917    2,917
Mortgage note, bearing interest at 9.82%, principal and
 interest payable in monthly installments through
 October, 1999, maturing October 13, 1999................   10,781   10,591
Mortgage note, bearing interest at annually increasing
 rates ranging from 5.78% to 13.07%. Specified interest
 payments are due monthly, with the difference between
 the amount of interest paid and accrued at the contract
 rate added to the principal of the note. Additional
 interest is due quarterly equal to 30% of adjusted gross
 revenue, as defined. The note matures on October 13,
 2004. At maturity, the lender is due Shared Appreciation
 Interest, as defined. The note is callable after
 February 1, 2000. The loan has an interest reserve
 account of $1,028,000 and $1,000,000, as of December 31,
 1995 and 1996, respectively. The related partnership may
 make withdrawals from this reserve to cover any interest
 shortfalls, as defined. The loan agreement provides for
 a release of the interest reserve account to the related
 partnership after October 1, 1997, if certain conditions
 are met.................................................    9,219    9,378


                         CROW FAMILY HOTEL PARTNERSHIPS

                                                             DECEMBER 31
                                                          ------------------
                                                            1995      1996
                                                          --------  --------
Mortgage note, bearing interest at 11%, principal and
 interest payable monthly through July 1997, and
 maturing August 1997. The note was extended until
 December 31, 1997, for fee of $120,922. Interest is
 payable on the first of each month, beginning September
 1, 1997, through maturity at a rate equal to the sum of
 LIBOR plus 300 basis points............................  $ 24,928  $ 24,446
Note payable, due on April 21, 2003, or on demand by
 lender.................................................        10        10
Mortgage note, bearing interest at 9.25% with interest
 only. Payments through January 1, 1998, and principal
 and interest payable monthly beginning February 1,
 1998, based upon a twenty year amortization. In
 addition, net cash flow, as defined, is payable
 quarterly. On December 31, 2000, all remaining
 principal and interest are due, net cash flow, as
 defined, payable quarterly.............................     6,876    12,610
Mortgage note, bearing interest at an initial rate of
 9.125%, adjusted for the Citibank Base Rate plus .625%.
 All principal and interest payable on January 12, 1997,
 extended to April 12, 1997. The loan was subsequently
 refinanced with a $13,750,000 note bearing interest at
 8.25%, with monthly payments of principal and interest
 totaling $118,150 through September 2001, with the
 remaining balance due October 1, 2001..................     6,105    13,430
Certificates of Participation, bearing interest at a
 variable rate, adjusted weekly to be the rate necessary
 to remarket the certificates at par (4.8% and 4% at
 December 31, 1995 and 1996). Interest payments are due
 monthly, and principal payments are due annually until
 maturity in 2014. Upon the occurrence of certain
 events, the variable interest rate will convert to a
 fixed rate. The certificates were issued at a discount
 of $2,046,000 which is being amortized to interest
 expense over the life of the certificates using the
 effective interest method. In addition to the hotel
 property, the certificates are secured by letters of
 credit totaling the outstanding principal balance of
 the certificates. The letters of credit are secured by
 other property and ownership interests owned by the
 partners of the hotel partnership. The letters of
 credit bear an annual fee of 2% of the outstanding
 principal balance of the certificates. Until expiration
 in December 1995, pursuant to the terms of an interest
 rate swap agreement, interest payments were fixed at
 5.69% for the hotel partnership, and the counterparty
 paid interest at one half of its daily prime rate. The
 original cost of the agreement was capitalized as an
 other asset and amortized over the life of the swap
 agreement using the straight line method. Additional
 interest expense incurred as a result of the swap
 agreement totaled $1,130 and $449 in 1994 and 1995.....    59,300    58,200
Discount on certificates................................    (1,779)   (1,746)
                                                          --------  --------
                                                           203,313   213,797
Current portion of long-term debt.......................    (1,647)  (67,811)
                                                          --------  --------
Long-term debt, excluding current portion...............  $201,666  $145,986
                                                          ========  ========

  The annual principal requirements of the long-term debt for the five years subsequent to December 31, 1996 (excluding a discount of $1,746,000) are as follows (in thousands):

       Year ending December 31:
         1997......................................................... $ 67,811
         1998.........................................................    1,773
         1999.........................................................   11,772
         2000.........................................................   22,190
         2001.........................................................   52,117
         Thereafter...................................................   59,880
                                                                       --------
           Total long-term debt at December 31, 1996.................. $215,543
                                                                       ========

                        CROW FAMILY HOTEL PARTNERSHIPS

  As discussed above, certain of the mortgage notes payable contain provisions which require additional payments to the lenders based on residual values or shared appreciation of the properties at the maturity of the loan or sale of the property. If the properties are acquired, management estimates that additional payments related to these provisions ranging from $11,500,000 to $14,000,000 will be paid to the lenders from the proceeds of the sale. These amounts are considered as additional costs to sell the properties and they will be reflected in the financial statements at the time the transaction is completed.

  The terms of substantially all of the mortgage notes require the respective partnerships to make deposits, on a monthly basis, to tax escrow accounts for the payment of real estate and personal property taxes and assessments. The terms of the mortgage notes also require hotel partnerships to maintain furniture, fixture and equipment reserve accounts ("FF&E Reserve") equal to an amount ranging from 3% to 4% of gross revenues, as defined, to be used for capital expenditures. The balances of the tax escrow accounts and the FF&E Reserve are included in "Cash, restricted" and "Cash, restricted for noncurrent assets", respectively, in the accompanying combined financial statements.

  The Partnerships will use the proceeds from the sale of the properties to repay existing debt. Approximately $67,800,000 of the combined partnerships' debt matures in 1997. In the event the assets are not sold before the debt matures, management intends to extend or refinance these existing mortgage notes.

7. CONTRIBUTION OF NOTE PAYABLE:

  In May 1994, a revolving credit facility utilized by one of the hotel partnerships was converted to a related party note payable and was then contributed by the partners to the hotel partnership. This contribution is reflected on the accompanying combined statement of partners' deficit for the year ended December 31, 1994. Prior to the conversion, the revolving credit facility bore interest at LIBOR plus .65% and was secured by property owned by affiliates of the partners of the hotel partnership.

8. EMPLOYEE BENEFIT PLANS:

  All employees at the Partnerships are employees of WHC. The Partnerships reimburse WHC for all expenses and charges related to the employees' participation in any of the WHC benefit programs. Included in these plans are the Wyndham Employees Savings and Retirement Plan, a 401(k) retirement savings plan (the "Plan") and a self-insured group health plan.

  Employees who are over 21 years of age and have completed one year of service are eligible to participate in the Plan. The Plan matches employee contributions up to 4% of the employee's salary. For the years ended December 31, 1994, 1995 and 1996, the Partnerships reimbursed WHC $205,000, $194,000 and $281,000, respectively for the Plan.

  The Partnerships also reimburse WHC for costs related to the employees' participation in a self-insured group health plan. For the years ended December 31, 1994, 1995 and 1996, the Partnership reimbursed WHC $791,000, $902,000 and $1,005,000, respectively.

  One hotel makes contributions, based on monthly rates per employee, as specified in union agreements, to union-administered, multi-employer, defined benefit retirement plans. Because the plans cover numerous employees from many organizations, no plan benefit information is presented. Expenses relating to these plans totaled $82,000, $80,000 and $105,000 in 1994, 1995 and 1996 respectively.

9. COMMITMENTS AND CONTINGENCIES:

  Certain hotel partnerships lease equipment and land under capital and operating leases having noncancellable agreements extending beyond one year. Capital leases have imputed interest rates ranging from

                        CROW FAMILY HOTEL PARTNERSHIPS

8% to 14.29%. Future minimum lease payments required under the capital leases (together with the present value of net minimum lease payments) and operating leases at December 31, 1996 are as follows (in thousands):

                                                               CAPITAL OPERATING
                                                               LEASES    LEASE
                                                               ------- ---------
       Year ending December 31:
         1997.................................................  $224    $ 1,639
         1998.................................................   172      1,616
         1999.................................................    68      1,508
         2000.................................................    45      1,499
         2001.................................................   --       1,482
         Thereafter...........................................   --      49,367
                                                                ----    -------
       Total minimum lease payments...........................   509    $57,111
                                                                        =======
       Less imputed interest..................................    71
                                                                ----
       Present value of net minimum lease payment.............   438
       Less current portion...................................   185
                                                                ----
       Long-term portion of net minimum lease payments........  $253
                                                                ====

  A partnership leases the land on which the hotel is built through two lease agreements. Rent of $1 is payable annually to one of the partners under one of these leases. The partner financed this purchase of land with an interest-free advance from the partnership of $3,625,000. The remainder of the land is leased from a state authority for $653,000 annually, payable in quarterly installments of $163,000. These leases are dated July 31, 1978, with an initial term of 65 years, and two renewal options of 15 years each, subject to the term of the lessor's legal existence.

  Another hotel partnership leases the land on which the hotel is built under a sub-lease effective January 1, 1985, with an initial term of 75 years and one renewal option of 25 years. Lease payments include two components: (1) "basic rent" which escalate every 5 years based on the consumer price index, and (2) "additional rent," as defined in the master lease, to the extent that it exceeds basic rent. Basic rent payments are due annually on December 20 on a prepaid basis, and the current basic rent payment is $672,000 per year. To date, no additional rent has been paid as the basic rent exceeds all amounts calculated as additional rent.

  The Partnerships incurred rent expense totaling $1,964,000, 1,982,000 and $1,993,000 in 1994, 1995 and 1996, respectively, which includes operating leases and the three land leases.

  The Partnerships may be subject to certain litigation and claims in the ordinary course of business which are generally covered by insurance policies. In management's opinion, litigation and claims will not have a material adverse effect upon the financial position or results of operations of the Partnerships.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  The Partnerships have estimated the fair value of its financial instruments at December 31, 1996 as required by Statement of Financial Accounting Standards No. 107. The carrying values of cash and cash equivalents, accounts receivable and accrued expenses are reasonable estimates of their fair values due to their short-term maturities. Long-term debt had a fair value of approximately $202,053,000 and $212,597,000 at December 31, 1995 and 1996,
respectively. Fair value was estimated using an interest rate of prime plus one percent at December 31, 1995 and 1996.

                           WHG RESORTS & CASINOS INC.

                               TABLE OF CONTENTS

WHG RESORTS & CASINOS INC.
  Report of Independent Auditors..........................................  F-15
  Consolidated Balance Sheets at June 30, 1997 and June 30, 1996..........  F-16
  Consolidated Statements of Operations for the years ended June 30, 1997,
   1996 and 1995..........................................................  F-17
  Consolidated Statements of Cash Flows for the years ended June 30, 1997,
   1996 and 1995..........................................................  F-18
  Consolidated Statements of Stockholders' Equity for the years ended June
   30, 1997, 1996 and 1995................................................  F-19
  Notes to Consolidated Financial Statements..............................  F-20
  Financial Statement Schedule II--Valuation and Qualifying Accounts for
   the years ended June 30, 1997, 1996 and 1995...........................  F-33
POSADAS DE SAN JUAN ASSOCIATES, a significant nonconsolidated affiliate of
 WHG
  Report of Independent Auditors..........................................  F-34
  Balance Sheets at June 30, 1997 and 1996................................  F-35
  Statements of Operations and Deficit for the years ended June 30, 1997,
   1996 and 1995..........................................................  F-36
  Statements of Cash Flows for the years ended June 30, 1997, 1996 and
   1995...................................................................  F-37
  Notes to Financial Statements...........................................  F-38
  Financial Statement Schedule II--Valuation and Qualifying Accounts for
   the years ended June 30, 1997, 1996 and 1995...........................  F-43
WKA EL CON ASSOCIATES, a significant nonconsolidated affiliate of WHG
  Report of Independent Auditors..........................................  F-44
  Balance Sheets at June 30, 1997 and 1996................................  F-45
  Statements of Operations and Deficit for the years ended June 30, 1997,
   1996 and 1995..........................................................  F-46
  Statements of Cash Flows for the years ended June 30, 1997, 1996 and
   1995...................................................................  F-47
  Notes to Financial Statements...........................................  F-48
EL CONQUISTADOR PARTNERSHIP L.P., a significant nonconsolidated affiliate of WHG
  Report of Independent Auditors..........................................  F-51
  Balance Sheets at March 31, 1997 and 1996...............................  F-52
  Statements of Operations and (Deficiency in) Partners' Capital for the
   years ended March 31, 1997, 1996 and 1995..............................  F-53
  Statements of Cash Flows for the years ended March 31, 1997, 1996 and
   1995...................................................................  F-54
  Notes to Financial Statements...........................................  F-55

                        REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors
WHG Resorts & Casinos Inc.

  We have audited the accompanying consolidated balance sheets of WHG Resorts & Casinos Inc. as of June 30, 1997 and 1996, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended June 30, 1997. Our audits also included the financial statement schedule of valuation and qualifying accounts for each of the three years in the period ended June 30, 1997. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WHG Resorts & Casinos Inc. as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

San Juan, Puerto Rico
August 7, 1997, except for Note
 18, as to which the date is
 September 17, 1997.

                           WHG RESORTS & CASINOS INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                JUNE 30,
                                                         -----------------------
                                                            1997        1996
                                                         ----------- -----------
                                                         (THOUSANDS OF DOLLARS)
ASSETS
------
Current assets:
  Cash and cash equivalents............................  $    17,886 $     6,616
  Receivables, net of allowances of $649 in 1997 and
   $475 in 1996........................................        3,477       2,534
  Receivables from nonconsolidated affiliates..........        1,105         608
  Inventories..........................................          590         651
  Other current assets.................................          791         689
                                                         ----------- -----------
    Total current assets...............................       23,847      11,098
Investments in, receivables and advances to
 nonconsolidated affiliates............................       30,603      27,126
Property and equipment, net............................       43,861      44,919
Land held as investment................................        5,095       5,095
Excess of purchase cost over amount assigned to net
 assets acquired, net of accumulated amortization of
 $3,739 in 1997 and $3,340 in 1996.....................        8,710       9,109
Other assets...........................................        5,355       7,387
                                                         ----------- -----------
                                                         $   117,473 $   104,734
                                                         =========== ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable.....................................  $     3,760 $     3,297
  Accrued compensation and related benefits............        2,855       2,128
  Other accrued liabilities............................        3,723       2,721
  Dividend payable on preferred stock of Condado
   Plaza...............................................          --           94
  Notes payable........................................        1,000       2,000
  Current maturities of long-term debt.................        3,681       3,299
                                                         ----------- -----------
    Total current liabilities..........................       15,019      13,539
Long-term debt, less current maturities................       19,868      23,555
Deferred income taxes..................................        2,638       2,291
Other noncurrent liabilities...........................        4,532       4,542
Payable to WMS Industries Inc..........................          102         397
Minority interests.....................................       19,990      18,810
Preferred stock of Condado Plaza held by WMS Industries
 Inc...................................................          --        4,100
Stockholders' equity:
  Preferred stock, 2,000,000 shares authorized.........          --          --
  Common stock, class A, $.01 par value, non-voting,
   3,000,000 shares authorized.........................          --          --
  Common stock, no par value, 12,000,000 shares, $.01
   par value, authorized, 6,050,200 shares outstanding
   in 1997 and 1,000 shares authorized and 100 shares
   outstanding in 1996.................................           61           1
Additional paid-in capital.............................       14,296       3,849
Retained earnings......................................       40,967      33,650
                                                         ----------- -----------
    Total stockholders' equity.........................       55,324      37,500
                                                         ----------- -----------
                                                         $   117,473 $   104,734
                                                         =========== ===========

                See Notes to Consolidated Financial Statements.

                           WHG RESORTS & CASINOS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   YEARS ENDED JUNE 30,
                                               -------------------------------
                                                 1997       1996       1995
                                               ---------  ---------  ---------
                                                  (THOUSANDS OF DOLLARS)
Revenues:
 WHGI management fees from nonconsolidated
  affiliates.................................  $  13,937  $  13,372  $  13,348
Condado Plaza hotel/casino:
 Casino......................................     23,720     22,438     24,584
 Casino promotional allowances...............     (7,721)    (6,986)    (6,872)
 Rooms.......................................     25,629     25,477     25,210
 Food and beverages..........................     11,034     11,478     11,412
 Other.......................................      3,035      2,915      3,196
                                               ---------  ---------  ---------
                                                  55,697     55,322     57,530
                                               ---------  ---------  ---------
   Total revenues............................     69,634     68,694     70,878
Costs and expenses:
 WHGI operating expenses (excl.
  depreciation)..............................      3,910      3,882      5,175
 Condado Plaza operating expenses (excl.
  depreciation):
  Casino.....................................     11,334     12,375     13,737
  Rooms......................................      7,639      8,593      9,081
  Food and beverages.........................      9,076     10,088     10,503
  Other......................................      4,968      5,281      6,463
                                               ---------  ---------  ---------
                                                  33,017     36,337     39,784
Selling and administrative...................      9,913      9,487     12,301
Depreciation and amortization................      5,707      5,430      5,994
                                               ---------  ---------  ---------
   Total costs and expenses..................     52,547     55,136     63,254
                                               ---------  ---------  ---------
Operating income.............................     17,087     13,558      7,624
Interest income, primarily from
 nonconsolidated affiliates, and
 other income................................      2,334      1,830      2,548
Interest expense.............................     (3,265)    (3,689)    (4,300)
Equity in loss of nonconsolidated
 affiliates..................................     (1,196)    (3,465)    (7,003)
                                               ---------  ---------  ---------
Income (loss) before tax credit (provision)
 and minority interests......................     14,960      8,234     (1,131)
Credit (provision) for income taxes..........     (3,397)    (1,645)       234
Minority interests in income.................     (4,000)    (3,636)    (2,910)
Dividend on preferred stock of Condado
 Plaza.......................................       (246)      (516)      (557)
                                               ---------  ---------  ---------
Net income (loss)............................  $   7,317  $   2,437  $  (4,364)
                                               =========  =========  =========
Primary earnings (loss) per share............  $    1.20  $     .40  $    (.72)
                                               =========  =========  =========
Shares used in primary earnings per share
 calculation.................................  6,086,443  6,050,200  6,050,200
                                               =========  =========  =========
Fully diluted earnings (loss) per share......  $    1.17  $     .40  $    (.72)
                                               =========  =========  =========
Shares used in fully diluted earnings per
 share calculation...........................  6,247,241  6,050,200  6,050,200
                                               =========  =========  =========
Pro forma information reflecting income taxes
 on a separate return basis (unaudited):
 Income (loss) before tax provision and
  minority interests.........................  $  14,960  $   8,234  $  (1,131)
 Provision for income taxes..................     (3,478)    (2,545)    (1,902)
 Minority interests in income................     (4,000)    (3,636)    (2,910)
 Dividend on preferred stock of Condado
  Plaza......................................       (246)      (516)      (557)
                                               ---------  ---------  ---------
   Net income (loss).........................  $   7,236  $   1,537  $  (6,500)
                                               =========  =========  =========

                See Notes to Consolidated Financial Statements.

                           WHG RESORTS & CASINOS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      YEARS ENDED JUNE 30,
                                                    --------------------------
                                                     1997      1996     1995
                                                    -------  --------  -------
                                                     (THOUSANDS OF DOLLARS)
Operating activities:
 Net income (loss)................................. $ 7,317  $  2,437  $(4,364)
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
   Depreciation and amortization...................   5,707     5,430    5,994
   Provision for loss on receivables...............     366     1,457    1,842
   Undistributed loss of nonconsolidated
    affiliates.....................................   1,196     3,465    7,003
   Deferred income taxes...........................     347     3,239   (1,626)
   Minority interests..............................   4,000     3,636    2,910
   Increase (decrease) resulting from changes in
    operating assets and liabilities:
    Receivables....................................  (1,309)      342     (541)
    Other current assets...........................      54       459      471
    Accounts payable and accruals..................   2,192       (12)  (1,152)
    Net amounts due from nonconsolidated
     affiliates....................................  (5,170)   (1,931)  (5,906)
    Other assets and liabilities not reflected
     elsewhere.....................................     (10)     (618)     218
                                                    -------  --------  -------
 Net cash provided by operating activities.........  14,690    17,904    4,849
Investing activities:
 Purchase of property and equipment................  (3,153)   (1,149)  (2,066)
 Purchase of additional shares of subsidiaries.....  (1,500)      --    (3,925)
 Investments in and advances to nonconsolidated
  affiliates.......................................     --        --    (1,360)
 Collections from nonconsolidated affiliates.......     --        985    2,010
 Other investing...................................   1,760       --       --
                                                    -------  --------  -------
 Net cash used in investing activities.............  (2,893)     (164)  (5,341)
Financing activities:
 Payment of long-term debt and notes payable.......  (8,703)   (3,887)  (4,568)
 Proceeds from short-term note.....................   4,500       --       --
 Capital contribution from WMS Industries Inc......   1,643       --       --
 Net intercompany transactions with WMS Industries
  Inc..............................................   4,273    (6,275)   3,125
 Purchase of preferred stock of Condado Plaza by
  WMS Industries Inc...............................     --        --     2,500
 Redemption of preferred stock of Condado Plaza
  from WMS Industries Inc..........................     --     (3,400)     --
 Dividends paid to minority shareholders of
  subsidiary.......................................  (2,240)   (1,189)    (783)
                                                    -------  --------  -------
 Net cash (used) provided by financing activities..    (527)  (14,751)     274
                                                    -------  --------  -------
Increase (decrease) in cash and cash equivalents...  11,270     2,989     (218)
Cash and cash equivalents at beginning of year.....   6,616     3,627    3,845
                                                    -------  --------  -------
Cash and cash equivalents at end of year........... $17,886  $  6,616  $ 3,627
                                                    =======  ========  =======

                See Notes to Consolidated Financial Statements.

                           WHG RESORTS & CASINOS INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                    ADDITIONAL               TOTAL
                                                             COMMON  PAID-IN   RETAINED  STOCKHOLDERS'
                                                             STOCK   CAPITAL   EARNINGS     EQUITY
                                                             ------ ---------- --------  -------------
                                                                      (THOUSANDS OF DOLLARS)
Balance as of June 30, 1994.............................      $  1   $ 3,849   $35,577      $39,427
  Net loss..............................................       --        --     (4,364)      (4,364)
                                                              ----   -------   -------      -------
Balance as of June 30, 1995.............................         1     3,849    31,213       35,063
  Net income............................................       --        --      2,437        2,437
                                                              ----   -------   -------      -------
Balance as of June 30, 1996.............................         1     3,849    33,650       37,500
  Net income............................................       --        --      7,317        7,317
  Capital contributions by WMS Industries Inc...........       --     10,507       --        10,507
  6,050.2 for 1 stock split.............................        60       (60)      --           --
                                                              ----   -------   -------      -------
                                                              $ 61   $14,296   $40,967      $55,324
                                                              ====   =======   =======      =======



                See Notes to Consolidated Financial Statements.

                          WHG RESORTS & CASINOS INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION AND COMPANY OPERATIONS

 Basis of Presentation

  WHG Resorts & Casinos Inc. ("WHG") was formerly known as WMS Hotel Corporation. Prior to the April 21, 1997 spin-off, WHG was a wholly owned subsidiary of Williams Hotel Corporation ("WHC"). WHC was a wholly-owned subsidiary of WMS Industries Inc. ("WMS"). WMS merged WHC, just prior to the April 21, 1997 spin-off, into WHG at which time the predecessor financial statements of WHC appearing herein became the financial statements of WHG.

  The consolidated financial statements of WHG reflect results of operations, cash flows, financial position and changes in stockholders' equity and have been prepared using the historical basis in the assets and liabilities and historical results of operations of WHG and subsidiaries and affiliates.

  The pro forma information reflecting income taxes on a separate return basis (unaudited), included with the consolidated statements of operations, reflects the provision for income taxes without the tax benefits allocated to WHG from WMS for utilization of partnership losses in the WMS consolidated Federal income tax return, see Note 6--Income Taxes. WHG during the periods presented did not have income subject to Federal income tax that could have been included in its consolidated Federal income tax return or in the separate tax returns of certain of its subsidiaries along with the partnership losses to be able to realize the tax benefits.

 Company Operations

  WHG through its subsidiaries and affiliates owns, operates and manages two of the leading hotels and casinos located in San Juan, Puerto Rico, and through a second affiliate, the El Conquistador Resort & Country Club, a destination resort complex in Las Croabas, Puerto Rico. WHG's holdings include: a 100% interest in Posadas de Puerto Rico Associates, Incorporated, the owner of the Condado Plaza Hotel & Casino ("Condado Plaza"); a 50% interest in Posadas de San Juan Associates, a partnership which owns the El San Juan Hotel & Casino ("El San Juan"); a 23.3% indirect interest in El Conquistador Partnership L.P. which owns the El Conquistador Resort & Country Club; and a 62% interest in Williams Hospitality Group Inc. ("WHGI"), the management company for the above properties.

  WHG was a wholly owned subsidiary of WMS prior to April 21, 1997. On April 21, 1997 WMS distributed 100% of the outstanding voting common stock of WHG to WMS's stockholders, thereby creating a new independent public corporation.

NOTE 2: PRINCIPAL ACCOUNTING POLICIES

 Consolidation Policy

  The consolidated financial statements include the accounts of WHG and its majority-owned subsidiaries (the "Company"). All significant intercompany accounts and transactions have been eliminated. Investments in companies that are 20% to 50% owned are accounted for by the equity method. WHG records its equity in the results of operations of El Conquistador Partnership L.P., based on that partnership's fiscal year end of March 31.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. Actual results could differ from those estimates.

                          WHG RESORTS & CASINOS INC.

 Cash and Cash Equivalents

  All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

 Inventories

  Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (determined by the first-in, first-out method) or market.

 Property and Equiptment

  Property and equipment are stated at cost and depreciated by the straight-line method over their estimated useful lives.

 Excess of Purchase Cost Over Amount Assigned to Net Assets Acquired
(Goodwill)

  Goodwill arising from acquisitions is being amortized by the straight-line method over 20 to 40 years.

 Casino Revenues

  Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

 Casino Promotional Allowances

  Casino promotional allowances represent the retail value of complimentary food, beverages and hotel services furnished to patrons, commissions and transportation costs.

 Advertising Expense

  The cost of advertising is charged to earnings as incurred and for fiscal 1997, 1996 and 1995 was $809,000, $988,000 and $1,103,000, respectively.

NOTE 3: ACQUISITIONS

  In July 1994, the Company acquired 5% of Williams Hospitality increasing its interest from 57% to 62%. In July 1994, the Company acquired 2.5% of Posadas de Puerto Rico Associates, Incorporated increasing its interest from 92.5% to 95%. In April 1997, the Company acquired the remaining 5% of Posadas de Puerto Rico Associates, Incorporated increasing its interest from 95% to 100%.


NOTE 4: INVESTMENTS IN NONCONSOLIDATED AFFILIATES

  Investments in nonconsolidated affiliates consist of a 50% interest in Posadas de San Juan Associates, a partnership ("PSJA") and a 23.3% indirect interest in El Conquistador Partnership L.P. ("El Conquistador") through a 46.5% interest in WKA El Con Associates, a partnership ("WKA El Con").

                          WHG RESORTS & CASINOS INC.

  Current receivables from nonconsolidated affiliates at June 30 were:

                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
     PSJA................................................... $    252  $     61
     WKA El Con.............................................       85        64
     El Conquistador........................................      768       483
                                                             --------  --------
                                                             $  1,105  $    608
                                                             ========  ========

  Investments in and noncurrent receivables and advances to nonconsolidated affiliates at June 30 were:

                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
     Investments:
       PSJA................................................. $ (6,690) $ (7,678)
       WKA El Con...........................................   (2,813)     (612)
     Receivables and advances:
       PSJA.................................................   25,541    23,148
       WKA El Con...........................................    5,062     4,556
       El Conquistador......................................    9,503     7,712
                                                             --------  --------
                                                             $ 30,603  $ 27,126
                                                             ========  ========

  PSJA operates as a partnership, therefore, 50% of its accumulated deficit is recorded as an investment. Summarized financial data for PSJA's financial position at June 30, 1997 and 1996 and PSJA's results of operations for fiscal 1997, 1996 and 1995 were:

                                     JUNE 30, 1997 JUNE 30, 1996 JUNE 30, 1995
                                     ------------- ------------- -------------
                                                  (IN THOUSANDS)
   Current assets...................   $  8,133      $  6,558           --
   Noncurrent assets................     35,804        35,198           --
   Total assets.....................     43,937        41,756           --
   Payable to affiliates............        237            61           --
   Other current liabilities........     10,659        10,101           --
   Total current liabilities........     10,896        10,162           --
   Noncurrent payable to
    affiliates......................     25,591        23,148           --
   Other noncurrent liabilities.....     20,831        23,803           --
   Total noncurrent liabilities.....     46,422        46,951           --
   Partners' capital deficiency.....    (13,381)      (15,357)          --
   Total liabilities and partners'
    capital deficiency..............     43,937        41,756           --
   Revenues.........................     51,732        50,124      $ 51,797
   Management fees and interest
    payable to WHGI.................      5,325         4,738         4,691
   Other costs and expenses.........     44,431        46,746        49,507
   Net income (loss)................   $  1,976      $ (1,360)     $ (2,401)

                          WHG RESORTS & CASINOS INC.

  The Company has a 46.5% interest in WKA El Con which has a 50% interest in El Conquistador. Summarized financial data for WKA El Con's financial position at June 30, 1997 and 1996 and WKA El Con's results of operations for fiscal 1997, 1996 and 1995 were:

                                      JUNE 30, 1997 JUNE 30, 1996 JUNE 30, 1995
                                      ------------- ------------- -------------
                                                   (IN THOUSANDS)
   Loans receivable from El
    Conquistador....................    $ 18,343      $ 16,116           --
   Investment in El Conquistador,
    net.............................     (12,464)       (7,763)          --
   Other assets, net................       2,384         3,566           --
   Total assets.....................       8,263        11,919           --
   Current payable to WHGI..........          85            64           --
   Long-term note payable including
    interest........................       5,527         5,197           --
   Long-term notes payable to
    partners including interest.....      10,475         9,791           --
   Partners' (capital deficiency)...      (7,824)       (3,133)          --
   Total liabilities and partners'
    capital deficiency..............       8,263        11,919           --
   Net operating income (loss)......          10          (178)     $   (356)
   Equity in net loss of El
    Conquistador for fiscal year
    ended March 31..................      (4,701)       (6,120)      (13,739)
   Equity in income of Las Casitas..         --            313         1,627
   Net (loss).......................    $ (4,691)     $ (5,985)     $(12,468)

  The WKA El Con's long-term note payable is collateralized by a pledge of a second mortgage on land owned by the Company that cost $3,761,000 and a WMS guarantee of $1,000,000 as to which WHG will indemnify WMS in the event of any payments made on the guarantee. The other partners of WKA El Con have pledged cash and a portion of their interest in WHGI stock, in proportion to their interests in WKA El Con, to WHG to be used in the event the guarantee is drawn on.

  El Conquistador is a destination resort and casino which began operations in November 1993. Summarized financial data for El Conquistador's financial position at March 31, 1997 and 1996 (the partnership's fiscal year end) and El Conquistador's results of operations for fiscal years ended March 31, 1997, 1996 and 1995 were:

                                   MARCH 31, 1997 MARCH 31, 1996 MARCH 31, 1995
                                   -------------- -------------- --------------
                                                  (IN THOUSANDS)
   Current assets................     $ 13,618       $ 11,823            --
   Land, building and equipment,
    net..........................      185,552        190,463            --
   Deferred debt issuance and
    pre-opening costs, net.......        5,841          8,587            --
   Other assets..................          419            818            --
   Total assets..................      205,430        211,691            --
   Current liabilities...........       22,829         23,281            --
   Debt due February 1, 1998.....      120,000            --             --
   Long-term debt................       26,660        149,324            --
   Long-term due to partners and
    affiliates...................       48,869         42,611            --
   Partners' (capital
    deficiency)..................      (12,928)        (3,525)           --
   Total liabilities and capital
    deficiency...................      205,430        211,691            --
   Revenues......................       92,958         89,214       $ 84,743
   Management fees and interest
    payable to WHGI..............        6,282          5,820          3,874
   Interest payable to partners..        2,498          2,598          1,898
   Other costs and expenses......       84,434         82,538         95,324
   Depreciation and
    amortization.................        9,147         10,499         11,124
   Net (loss)....................     $ (9,403)      $(12,241)      $(27,477)

                          WHG RESORTS & CASINOS INC.

  At March 31, 1997 WHGI has provided guarantees amounting to $2,170,000 in connection with leasing and other financing transactions of El Conquistador.

  Debt of the El Conquistador of $120,000,000 is collateralized by a letter of credit which terminates on March 9, 1998. Under the terms of the loan agreement, such debt is required to be repaid on February 1, 1998 in the event the letter of credit is not renewed or replaced prior to November 9, 1997. El Conquistador has engaged investment advisors to investigate obtaining an alternative letter of credit or financing arrangement. If such an alternative is not found, the Company's investment in, receivables from, advances to and potential payments on guarantees for El Conquistador totaling $18,463,000 at June 30, 1997 may not be recoverable. In the event this amount is not recovered the 38% minority interest in WHGI would absorb approximately $5,900,000 of the charge. WHGI would also incur a loss of future management fees from El Conquistador. For the years ended June 30, 1997, 1996 and 1995, the Company accrued approximately $5,650,000, $5,395,000 and $3,704,000, respectively, in management fee revenue from El Conquistador. The Company also recorded equity in losses of El Conquistador of $2,188,000, $2,786,000 and $5,803,000 in the years ending June 30, 1997, 1996 and 1995, respectively.

  Consolidated retained earnings of the Company at June 30, 1997 is reduced by $23,262,000 for the Company's ownership percentage in the accumulated deficit of PSJA and WKA El Con which are accounted for under the equity method.

  Interest earned by the Company from all the nonconsolidated affiliates for the years ended June 30, 1997, 1996 and 1995 was $1,823,000, $1,650,000 and
$1,373,000, respectively.

NOTE 5: PROPERTY AND EQUIPMENT

  At June 30 net property and equipment were:

                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
     Land................................................... $  7,535  $  7,535
     Buildings and improvements.............................   47,865    45,294
     Furniture, fixtures and equipment......................   31,975    30,473
                                                             --------  --------
                                                               87,375    83,302
     Less accumulated depreciation..........................  (43,514)  (38,383)
                                                             --------  --------
     Net property and equipment............................. $ 43,861  $ 44,919
                                                             ========  ========

NOTE 6: INCOME TAXES

  The Company's two operating subsidiaries and two nonconsolidated affiliates operate under the provisions of the Puerto Rico Tourism Incentives Act of 1993 which provides a ten-year incentive grant which may be extended for ten years. Major benefits include a 90% exemption from income taxes on income deemed to be derived from tourism operations. The grant also provides a 90% exemption from municipal real and personal property taxes. Income deemed to be derived from casino operations are not covered by the grant.

  The two operating subsidiaries, the Condado Plaza and WHGI elect to file income tax returns under Section 936 of the United States Internal Revenue Code which provides for total or, after 1994, partial exemption from Federal income taxes on income from sources within Puerto Rico if certain conditions are met. The portion of taxes that can be exempt under Section 936 is determined by the calculation of certain limits prescribed by Section 936. These limits are either based on certain costs and expenses ("economic activity method") or a fixed

                          WHG RESORTS & CASINOS INC.

percentage as prescribed in Section 936 ("percentage limitation method"). Corporations that operate under Section 936 cannot be members of a consolidated Federal income tax return. The tax exemption under Section 936 generally decreases each year until the benefits terminate in 2005.

  The Condado Plaza elected the economic activity method which results in a 100% exemption from Federal income taxes. WHGI elected the percentage limitation method which resulted in a Federal tax provision of $2,793,000 in fiscal 1997, $1,741,000 in fiscal 1996 and $1,149,000 in fiscal 1995.

  Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes in the consolidated Federal income tax return of WMS and allocated to the Company through April 22, 1997.

  Significant components of the Company's deferred tax assets and liabilities at June 30 were:

                                                               1997     1996
                                                              -------  -------
                                                              (IN THOUSANDS)
     Deferred tax liabilities resulting from:
     Tax over book deductions of WKA El Con.................. $ 1,033  $   686
     Tax over book deductions of PSJA........................   1,605    1,605
                                                              -------  -------
     Deferred tax liability.................................. $(2,638) $(2,291)
                                                              =======  =======

  The Company's provision for income taxes was calculated on a historical basis. WHG and certain of its subsidiaries were members of the WMS consolidated Federal income tax return since their inception until April 21, 1997, the effective date of the spin off. Accordingly, losses for Federal income tax purposes which were primarily generated by the Company's equity in loss of nonconsolidated affiliates in the form of partnership losses were utilized by WMS in its consolidated tax return and resulted in tax benefits. The Company received the tax benefits of $428,000, $4,139,000 and $510,000 for usage of such losses during the years ended June 30, 1997, 1996 and 1995, respectively.

  Significant components of the (provision) credit for income taxes for the years ended June 30, 1997, 1996 and 1995 were:

                                                     1997     1996     1995
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
   Current:
    Federal:
     Certain Puerto Rico corporate income subject
      to federal tax............................... $(2,793) $(1,741) $(1,149)
     U.S. subsidiaries--primarily partnership
      losses of nonconsolidated affiliates.........     428    4,139      510
                                                    -------  -------  -------
       Total federal...............................  (2,365)   2,398     (639)
    Puerto Rico....................................    (685)    (804)    (753)
                                                    -------  -------  -------
       Total current (provision) credit............   3,050    1,594   (1,392)
   Deferred--federal, primarily from book to tax
    differences on partnership losses..............    (347)  (3,239)   1,626
                                                    -------  -------  -------
   (Provision) credit for income taxes............. $(3,397) $(1,645) $   234
                                                    =======  =======  =======

                          WHG RESORTS & CASINOS INC.

  For financial reporting purposes, income (loss) before income tax credit (provision) and minority interests is comprised of the following components for the years ended June 30:

                                                     1997     1996     1995
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
   Income (loss) before income tax credit
    (provision) and minority interests:
     Puerto Rico corporate income.................. $16,908  $11,487  $ 5,652
     U.S. subsidiaries--primarily partnership
      losses of nonconsolidated affiliates.........  (1,948)  (3,253)  (6,783)
                                                    -------  -------  -------
                                                    $14,960  $ 8,234  $(1,131)
                                                    =======  =======  =======

  The provision (credit) for income taxes differs from the amount computed using the statutory federal income tax rate as follows for the years ended June 30:

                                                     1997     1996     1995
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
   Statutory federal income tax at 35%............. $ 5,236  $ 2,882  $  (395)
   Puerto Rico corporate loss resulting in no tax
    benefit........................................     --       199    1,525
   Puerto Rico corporate income taxed at lower
    rates..........................................  (2,180)  (1,671)  (1,602)
   Other, net......................................     341      235      238
                                                    -------  -------  -------
                                                    $ 3,397  $ 1,645  $  (234)
                                                    =======  =======  =======

  Undistributed earnings of the Puerto Rico subsidiaries that operate as
Section 936 corporations under Federal income tax regulations were approximately $41,800,000 at June 30, 1997. Those earnings are considered indefinitely reinvested and, accordingly, no provision for income or toll gate taxes has been provided thereon. Upon distribution of those earnings in the form of dividends, the Company would be subject to U.S. income tax of approximately $2,300,000 and toll gate withholding taxes of approximately $750,000.

  WHG and WMS have entered into a tax sharing agreement that provides for the rights and obligations of each company regarding deficiencies and refunds, if any, relating to Federal and Puerto Rico income taxes for tax years up to and including fiscal 1997.

  During fiscal 1997, 1996 and 1995 income taxes paid to taxing authorities were $2,728,000, $2,289,000 and $1,549,000, respectively.

NOTE 7: NOTES PAYABLE AND LONG-TERM DEBT

  The Condado Plaza has a $2,000,000 bank line of credit which is payable on demand with interest at the prime rate plus 1 percentage point, 9.5% and 9.25% at June 30, 1997 and 1996, respectively. Borrowings under the line were $1,000,000 on June 30, 1997 and $2,000,000 on June 30, 1996. The line of credit is collateralized by a mortgage on the Condado Plaza property and accounts receivable.

                          WHG RESORTS & CASINOS INC.

  Long-term debt at June 30 was:

                                                             1997     1996
                                                            -------  -------
                                                            (IN THOUSANDS)
     Condado Plaza mortgage note, due in increasing semi-
      annual amounts through 1999, 12%..................... $21,900  $24,150
     Other.................................................   1,649    2,704
                                                            -------  -------
                                                             23,549   26,854
     Less current maturities...............................  (3,681)  (3,299)
                                                            -------  -------
                                                            $19,868  $23,555
                                                            =======  =======

  Scheduled payments by fiscal year on long-term debt are as follows:
$3,681,000 in 1998 and $19,868,000 in 1999.

  The amount of interest paid during fiscal 1997, 1996 and 1995 was $3,255,000, $3,679,000 and $4,306,000, respectively.

NOTE 8: AUTHORIZED SHARES

  At June 30, 1997 the authorized common stock of WHG consists of 12,000,000 shares of $.01 par value of which 6,050,200 shares were issued and outstanding. The Company's capital structure at June 30, 1997 also consists of 3,000,000 shares of Class A non-voting common stock of which none are outstanding. The Company also has 2,000,000 shares of authorized preferred stock, none were issued at June 30, 1997. The preferred stock will be issuable in series, and the relative rights and preferences and the number of shares in each series are established by the Board of Directors. At June 30, 1997, 300,000 shares of the Preferred Stock were designated as Series B Preferred Stock and reserved for issuance. See Note 16. At June 30, 1996 the capital structure consisted of 1,000 shares of no par value common stock of which 100 were issued and outstanding.

NOTE 9: STOCK OPTION PLAN

  The Company's stock option plan allows for the grant of both incentive stock options and nonqualified options on shares of voting common stock through the year 2007. The stock option plan allows for the grant of options on 900,000 shares of common stock to officers, directors, employees and under certain conditions to consultants and advisers to the Company and its subsidiaries. The stock option committee has the authority to fix the terms and conditions upon which each option is granted, but in no event shall the term exceed ten years or be granted at less than 100% of the fair market value of the stock at the date of grant in the case of incentive stock options and 85% of the fair market value of the stock on the date of grant in the case of non-qualified stock options.

  The Company accounts for stock options for purposes of determining net income in accordance with APB Opinion No. 25 "Accounting for Stock Issued to Employees." SFAS No. 123 regarding stock option plans permits the use of APB No. 25 but requires the inclusion of certain pro forma disclosures in the footnotes.

  If the Company had adopted the expensing provisions of SFAs No. 125 the Company's pro forma net income for fiscal 1997 would have been $5,876,000. Pro forma primary and fully diluted earnings per share for fiscal 1997 would have been $0.97 and $0.96, respectively. There is no effect on reported amounts for fiscal 1996, since the options were not granted until fiscal 1997.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants, all of which were in 1997: dividend yield 0%; expected volatility 32%; risk free interest rates of 6.2%; and expected lives of four years.

                          WHG RESORTS & CASINOS INC.

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

  During fiscal 1997, there were 898,000 options granted, all of which were outstanding on June 30, 1997 and have a weighted average exercise price of $8.49, a weighted average fair market value of $2.94, a weighted average contractual life of 9.8 years and exercise prices that range from $8.38 to $11.00. At June 30, 1997, 472,000 options are exercisable with a weighted average exercise price of $8.38.

NOTE 10: CONCENTRATION OF CREDIT AND MARKET RISK AND FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

  Financial instruments which potentially subject the Company to concentrations of credit and market risk consist primarily of cash equivalents and accounts receivable. By policy, the Company places its cash equivalents only in high credit quality securities and limits the amounts invested in any one security. At June 30, 1997, accounts receivable are from hotel and casino guests and travel agents located throughout North America and Latin America and because of the number and geographic distribution, concentration is limited.

  The estimated fair value of financial instruments at June 30, 1997 has been determined by the Company, using available market information and valuation methodologies considered to be appropriate. The amounts reported for cash equivalents and current notes payable are considered to be a reasonable estimate of their fair value.

  At June 30, 1997, the $21,900,000 Condado Plaza 12% mortgage note payable is estimated to have a fair value of $22,781,000 using discounted cash flow analysis based on an estimated interest rate of 8.25%. The mortgage note is subject to a substantial prepayment penalty based on interest rate differentials plus a fixed percentage.

NOTE 11: LEASE COMMITMENTS

  Operating leases relate principally to hotel facilities and equipment. A portion of the Condado Plaza hotel facilities are leased from a partnership owned by a former minority shareholder of the Condado Plaza. The former minority shareholder lease extends through 2008 at an annual rent of $684,000 through September 30, 1998 with periodic escalations thereafter to an annual rent of $827,000 in 2004. Rent expense for fiscal 1997, 1996 and 1995 was $760,000, $1,027,000 and $1,077,000, respectively (including $684,000, paid in each fiscal 1997, 1996 and 1995, under the former minority shareholder lease at the Condado Plaza). Total net future lease commitments for minimum rentals at June 30, 1998, 1999, 2000, 2001, 2002 and thereafter are $718,000,
$769,000, $786,000, $786,000, $786,000 and $1,490,000, respectively.

                          WHG RESORTS & CASINOS INC.

NOTE 12: TRANSACTIONS WITH WMS

  The Company's two operating subsidiaries and two nonconsolidated affiliates have each provided for its off-season cash needs through its own operating cash and from individual short-term note arrangements. Plant and equipment additions at each property have also generally been provided by its own cash from operations or third party financing. Cash advances from WMS, for the periods reported, have been used for investment purposes. A summary of advances and repayments between WMS and the Company prior to the April 21, 1997 spin-off for the years ended June 30, 1997, 1996 and 1995 were:

                                                       1997    1996     1995
                                                      ------  -------  ------
                                                         (IN THOUSANDS)
   Advances from (repayments to) WMS by use or
    source:
    Purchase of additional shares in subsidiaries.... $  --   $   --   $3,738
    Investment in and advances to (repayments from)
     WKA El Con......................................    --      (546)    157
    Cash primarily generated from Williams
     Hospitality dividends...........................    --    (1,590)   (260)
    Cash received from WMS for cumulative tax
     benefits........................................  4,357      --      --
    Other, net.......................................    409      --      --
    Income tax benefits from partnership losses
     utilized by WMS-- see Note 6....................   (493)  (4,139)   (510)
                                                      ------  -------  ------
                                                      $4,273  $(6,275) $3,125
                                                      ======  =======  ======

  During fiscal 1995 the Condado Plaza sold to WMS 50 shares of 8% non-voting preferred stock with a liquidation preference of $50,000 per share for $2,500,000 bringing the total of such preferred stock held by WMS to 150 shares and $7,500,000 at June 30, 1995. During fiscal 1996 the Condado Plaza redeemed 68 of those preferred shares at $50,000 per share for $3,400,000. During fiscal 1997 the remaining 82 preferred shares were contributed to the capital of WHG. In April 1997, the Condado Plaza redeemed 41 of those preferred shares at $50,000 per share for $2,050,000. Subsequent to June 30, 1997 (July and August 1997), an additional 24 shares were redeemed at $50,000 per share for $1,200,000.

   During fiscal 1997 WMS contributed the following to the capital of
    WHG (in thousands):
    Net, intercompany payable to WMS.................................  $ 4,764
    Cash contribution................................................    1,643
    82 preferred shares of PPRA, liquidation preference of $50,000...    4,100
                                                                       -------
    Total contribution...............................................  $10,507
                                                                       =======

NOTE 13: PENSION PLAN

  Certain subsidiaries are required to make contributions on behalf of unionized employees to defray part of the costs of the multi-employer pension plans established by their respective labor unions. Such contributions are computed using a fixed charge per employee. Contributions to the plans for fiscal 1997, 1996 and 1995 were $377,000, $340,000 and $352,000, respectively.

                          WHG RESORTS & CASINOS INC.

NOTE 14: QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

  Summarized quarterly financial information for fiscal 1997 and 1996 are as follows, in thousands except per share amounts:

                             SEPTEMBER 30, DECEMBER 31, MARCH 31,    JUNE 30,
                                 1996          1996        1997        1997
                             ------------- ------------ ----------  ----------
Fiscal 1997 Quarters:
 Revenues...................  $   12,879    $   17,175  $   21,592  $   17,988
                              ==========    ==========  ==========  ==========
 Operating income...........  $      790    $    4,312  $    8,115  $    3,870
 Interest expense, net......        (301)         (282)       (263)        (85)
 Equity in income (loss) of
  nonconsolidated
  affiliates................      (1,289)       (1,739)        633       1,199
 Credit (provision) for
  income taxes..............          89          (313)     (2,078)     (1,095)
 Minority interests.........        (421)         (841)     (1,670)     (1,068)
 Dividend on preferred stock
  of subsidiary.............         (82)          (82)        (82)        --
                              ----------    ----------  ----------  ----------
 Net income (loss)..........  $   (1,214)   $    1,055  $    4,655  $    2,821
                              ==========    ==========  ==========  ==========
 Primary earnings per
  share.....................  $     (.20)   $     (.17) $      .77  $      .46
                              ==========    ==========  ==========  ==========
 Shares used in
  calculation...............   6,050,200     6,050,200   6,050,200   6,195,774
                              ==========    ==========  ==========  ==========
 Fully diluted earnings per
  share.....................  $     (.20)   $     (.17) $      .77  $      .45
                              ==========    ==========  ==========  ==========
 Shares used in
  calculation...............   6,050,200     6,050,200   6,050,200   6,247,241
                              ==========    ==========  ==========  ==========
 Pro forma net income (loss)
  reflecting income taxes on
  a separate return basis...  $   (1,675)   $      435  $    5,121  $    3,355
                              ==========    ==========  ==========  ==========
                             SEPTEMBER 30, DECEMBER 31, MARCH 31,    JUNE 30,
                                 1995          1995        1996        1996
                             ------------- ------------ ----------  ----------
Fiscal 1996 Quarters:
 Revenues...................  $   13,404    $   17,452  $   21,450  $   16,388
                              ==========    ==========  ==========  ==========
 Operating income (loss)....  $     (226)   $    4,069  $    7,248  $    2,467
 Interest expense, net......        (560)         (493)       (395)       (411)
 Equity in income (loss) of
  nonconsolidated
  affiliates................      (2,087)       (1,510)       (318)        450
 Credit (provision) for
  income taxes..............         448          (153)     (1,005)       (935)
 Minority interests.........        (298)         (896)     (1,585)       (857)
 Dividend on preferred stock
  of subsidiary.............        (150)         (146)       (126)        (94)
                              ----------    ----------  ----------  ----------
 Net income (loss)..........  $   (2,873)   $      871  $    3,819  $      620
                              ==========    ==========  ==========  ==========
 Earnings per share.........  $     (.47)   $      .14  $      .63  $      .10
                              ==========    ==========  ==========  ==========
 Shares used................   6,050,200     6,050,200   6,050,200   6,050,200
                              ==========    ==========  ==========  ==========
 Pro forma net income (loss)
  reflecting income taxes on
  a separate return basis...  $   (3,623)   $      361  $    3,713  $    1,086
                              ==========    ==========  ==========  ==========

  For pro forma net income (loss), see Note 1--Basis of Presentation.

                          WHG RESORTS & CASINOS INC.

NOTE 15: SEGMENT INFORMATION

  The Company's operations are conducted through two industry segments: the operation of the Condado Plaza and the management of hotels/casinos. Industry segment information for the fiscal years ended June 30 follows:

                                                    1997      1996      1995
                                                  --------  --------  --------
                                                        (IN THOUSANDS)
   Revenues
   Condado Plaza................................  $ 55,697  $ 55,322  $ 57,530
    WHGI........................................    18,227    16,939    17,350
    Intersegment revenues elimination--WHGI fees
     charged to Condado Plaza...................    (4,290)   (3,567)   (4,002)
                                                  --------  --------  --------
      Total revenues............................  $ 69,634  $ 68,694  $ 70,878
                                                  ========  ========  ========
   Operating income (loss)
    Condado Plaza...............................  $  6,348  $  2,830  $ (1,465)
    WHGI........................................    11,923    10,837     9,174
    General corporate administrative expenses...    (1,184)     (109)      (85)
                                                  --------  --------  --------
      Total operating income....................  $ 17,087  $ 13,558  $  7,624
                                                  ========  ========  ========
   Identifiable assets
    Condado Plaza...............................  $ 55,385  $ 53,323  $ 57,879
    WHGI........................................    15,086    18,582    17,737
    General investment and corporate............    15,340     5,095     5,994
    Investments in, receivables and advances to
     nonconsolidated affiliates.................    31,708    27,734    29,696
                                                  --------  --------  --------
      Total identifiable assets.................  $117,473  $104,734  $111,306
                                                  ========  ========  ========
   Depreciation of property and equipment
    Condado Plaza...............................  $  4,227  $  4,120  $  4,656
    WHGI........................................       777       769       681
                                                  --------  --------  --------
      Total depreciation of property and
       equipment................................  $  5,004  $  4,889  $  5,337
                                                  ========  ========  ========
   Capital expenditures
    Condado Plaza...............................  $  3,181  $  1,078  $  2,030
    WHGI........................................        41        71        36
                                                  --------  --------  --------
      Total capital expenditures................  $  3,222  $  1,149  $  2,066
                                                  ========  ========  ========

NOTE 16: CONTINGENT LIABILITIES

  The Company is involved in various disputes arising in the ordinary course of business, which may result in litigation. Management expects no material adverse effect on the Company's financial condition as a result of these matters.

NOTE 17: SALE OF PREFERRED STOCK SUBSEQUENT TO JUNE 30, 1997

  The Board of Directors exercised the put provisions of a Put Option and Call Option Agreement that was established on April 21, 1997 which resulted in the Chairman of the Board purchasing on July 31, 1997, 300,000 shares of Series B Preferred Stock for $3,000,000 in cash. Each share of Series B Preferred Stock has 5 votes

                          WHG RESORTS & CASINOS INC.

per share voting collectively with the common stockholders and a liquidation preference of $10.00 per share plus accrued dividends, has a quarterly dividend equal to the prime rate plus one half percent calculated on the liquidation preference and the holder has a redemption right after three years or earlier in the event of two unpaid quarterly dividends. The holder of the Series B Preferred Stock can convert into shares of common stock. The conversion price is $9.00, which is the lower of the closing price of the voting common stock on its first day of official trading ($9.00) and the closing price in the New York Stock Exchange at the close of business on the business day immediately prior to the date of issuance of the Preferred Stock ($12.50).

NOTE 18: PROPOSED ACQUISITION SUBSEQUENT TO JUNE 30, 1997

  On September 17, 1997, the Company executed an asset purchase agreement to acquire an existing 127 room Hotel and related land next to the Condado Plaza for $9,600,000, subject to certain terms and conditions, including satisfactory due diligence. If the agreement is finalized, the Company intends to finance the purchase price through long term financing and the use of excess cash currently available.

                                  SCHEDULE II

                           WHG RESORTS & CASINOS INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995

        COLUMN A           COLUMN B         COLUMN C          COLUMN D    COLUMN E
        --------         ------------ --------------------- ------------ ----------
                          BALANCE AT  CHARGED TO CHARGED TO DEDUCTIONS-- BALANCE AT
                         BEGINNING OF COSTS AND    OTHER      AMOUNTS      END OF
      DESCRIPTION           PERIOD     EXPENSES   ACCOUNTS  WRITTEN OFF    PERIOD
      -----------        ------------ ---------- ---------- ------------ ----------
Allowance for
 receivables:
  1997..................   $474,000   $  366,000    $--      $  181,000   $649,000
                           ========   ==========    ====     ==========   ========
  1996..................   $399,000   $1,457,000    $--      $1,382,000   $474,000
                           ========   ==========    ====     ==========   ========
  1995..................   $755,000   $1,842,000    $--      $2,198,000   $399,000
                           ========   ==========    ====     ==========   ========
Unrealized holding loss
 on noncurrent
 marketable equity
 securities:
  1997..................   $    --    $      --     $--      $      --    $    --
                           ========   ==========    ====     ==========   ========
  1996..................   $    --    $      --     $--      $      --    $    --
                           ========   ==========    ====     ==========   ========
  1995..................   $    --    $      --     $--      $      --    $    --
                           ========   ==========    ====     ==========   ========

--------
(1) Included as a direct reduction of stockholders' equity.

                        REPORT OF INDEPENDENT AUDITORS

The Partners
Posadas de San Juan Associates

  We have audited the accompanying balance sheets of Posadas de San Juan Associates as of June 30, 1997 and 1996, and the related statements of operations and deficit, and cash flows for each of the three years in the period ended June 30, 1997. Our audits also included the financial statement schedule of valuation and qualifying accounts for each of the three years in the period ended June 30, 1997. These financial statements and schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Posadas de San Juan Associates at June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                           Ernst & Young LLP

San Juan, Puerto Rico
August 7, 1997

                         POSADAS DE SAN JUAN ASSOCIATES

                                 BALANCE SHEETS

                                                             JUNE 30,
                                                      ------------------------
                                                         1997         1996
                                                      -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents.......................... $ 2,681,100  $ 2,443,700
  Trade accounts receivable, less allowance for
   doubtful accounts of $606,300 in 1997 and $357,100
   in 1996...........................................   3,692,000    2,370,700
  Inventories........................................     969,500      906,400
  Prepaid expenses...................................     790,400      837,100
                                                      -----------  -----------
    Total current assets.............................   8,132,900    6,557,900
Land, building and equipment:
  Land...............................................   3,300,000    3,300,000
  Building...........................................  14,350,700   14,350,700
  Building improvements..............................  14,285,400   12,439,600
  Furniture, fixtures and equipment..................  36,114,600   33,814,000
  Construction in progress...........................     113,400          --
                                                      -----------  -----------
                                                       68,164,100   63,904,300
  Less accumulated depreciation......................  33,353,000   30,080,700
                                                      -----------  -----------
                                                       34,811,100   33,823,600
Operating equipment, net.............................     523,000      570,700
Deferred financing costs, less accumulated
 amortization of $662,400 in 1997 and $530,900 in
 1996................................................     402,000      533,500
Other assets.........................................      68,300      270,500
                                                      -----------  -----------
Total assets......................................... $43,937,300  $41,756,200
                                                      ===========  ===========
LIABILITIES AND DEFICIENCY IN PARTNERSHIP CAPITAL
Current liabilities:
  Trade accounts payable............................. $ 4,078,700  $ 4,039,900
  Accrued compensation and related benefits..........   1,376,600    1,139,300
  Other accrued liabilities..........................   2,032,600    1,458,700
  Due to affiliated companies........................     237,600       11,600
  Note payable to bank...............................         --       300,000
  Current portion of long-term debt..................   3,170,600    3,152,000
                                                      -----------  -----------
    Total current liabilities........................  10,896,100   10,101,500
Long-term debt, net of current portion...............  20,831,400   23,805,000
Due to Williams Hospitality Group Inc................  25,590,800   23,206,700
Deficiency in partnership capital:
  Capital contribution...............................   7,000,000    7,000,000
  Deficit............................................ (20,381,000) (22,357,000)
                                                      -----------  -----------
Total deficiency in partnership capital.............. (13,381,000) (15,357,000)
                                                      -----------  -----------
Total liabilities and deficiency in partnership
 capital............................................. $43,937,300  $41,756,200
                                                      ===========  ===========

                            See accompanying notes.

                         POSADAS DE SAN JUAN ASSOCIATES

                      STATEMENTS OF OPERATIONS AND DEFICIT

                                               YEAR ENDED JUNE 30,
                                      ----------------------------------------
                                          1997          1996          1995
                                      ------------  ------------  ------------
Revenues:
  Rooms.............................. $ 22,588,800  $ 22,016,700  $ 22,517,300
  Food and beverage..................   13,218,000    13,424,400    12,688,200
  Casino.............................   19,582,200    18,117,600    22,575,400
  Rental and other income............    3,255,800     3,503,000     2,852,400
  Less casino promotional
   allowances........................   (6,905,300)   (6,937,900)   (7,836,300)
                                      ------------  ------------  ------------
    Net revenues.....................   51,739,500    50,123,800    51,797,000
Costs and expenses:
  Rooms..............................    6,764,600     6,891,000     6,775,000
  Food and beverage..................    9,297,400     9,506,100     9,340,600
  Casino.............................    9,729,000    10,716,800    14,027,100
  Selling, general and
   administrative....................    8,803,200     9,094,000     8,953,700
  Management and incentive management
   fees..............................    4,336,700     3,850,100     3,893,000
  Property operation, maintenance and
   energy costs......................    4,509,700     4,803,200     4,416,800
  Depreciation and amortization......    3,438,800     3,595,300     3,617,300
                                      ------------  ------------  ------------
                                        46,879,400    48,456,500    51,023,500
                                      ------------  ------------  ------------
    Income from operations...........    4,860,100     1,667,300       773,500
Interest income......................          --            --          2,500
Interest expense.....................   (2,884,100)   (3,026,800)   (3,176,800)
                                      ------------  ------------  ------------
Net income (loss)....................    1,976,000    (1,359,500)   (2,400,800)
Deficit at beginning of year.........  (22,357,000)  (20,997,500)  (18,596,700)
                                      ------------  ------------  ------------
Deficit at end of year............... $(20,381,000) $(22,357,000) $(20,997,500)
                                      ============  ============  ============


                            See accompanying notes.

                         POSADAS DE SAN JUAN ASSOCIATES

                            STATEMENTS OF CASH FLOWS

                                                YEAR ENDED JUNE 30,
                                        -------------------------------------
                                           1997         1996         1995
                                        -----------  -----------  -----------
Operating Activities
Net income (loss)...................... $ 1,976,000  $(1,359,500) $(2,400,800)
Adjustments to reconcile net income
 (loss) to net cash provided by
 operating activities:
  Depreciation and amortization........   3,438,800    3,595,300    3,617,300
  Provision for losses on accounts
   receivable..........................     150,600    1,278,200    3,880,400
  Gain or sale of equipment............         --       (46,600)         --
  Changes in operating assets and
   liabilities:
   Amounts due to/from affiliated
    companies..........................   2,610,100    2,086,700      639,600
   Trade accounts receivable...........  (1,471,900)     503,900      833,200
   Inventories and prepaid expenses....     (16,400)     193,600       21,600
   Other assets........................     167,200      (10,500)    (125,600)
   Trade accounts payable, accrued
    expenses and other accrued
    liabilities........................     850,000     (990,600)  (2,493,100)
                                        -----------  -----------  -----------
    Net cash provided by operating
     activities........................   7,704,400    5,250,500    3,972,600
Investing Activities
  Proceeds from sale of equipment......         --       119,300          --
  Purchases of property and equipment..  (4,059,700)  (2,502,800)  (3,310,000)
  Purchases of operating equipment--
   net.................................      47,700       78,800      635,900
                                        -----------  -----------  -----------
    Net cash used in investing
     activities........................  (4,012,000)  (2,304,700)  (2,674,100)
Financing Activities
  Proceeds from long-term debt.........         --           --       156,200
  Proceeds from short-term borrowings..         --       300,000          --
  Payment of short-term borrowings.....    (300,000)         --           --
  Payments of long-term debt...........  (3,155,000)  (2,326,400)  (2,046,800)
                                        -----------  -----------  -----------
    Net cash used in financing
     activities........................  (3,455,000)  (2,026,400)  (1,890,600)
                                        -----------  -----------  -----------
Net increase (decrease) in cash and
 cash equivalents......................     237,400      919,400     (592,100)
Cash at beginning of year..............   2,443,700    1,524,300    2,116,400
                                        -----------  -----------  -----------
Cash and cash equivalents at end of
 year.................................. $ 2,681,100  $ 2,443,700  $ 1,524,300
                                        ===========  ===========  ===========
Included in cash provided by operating
 activities above:
  Interest paid........................ $ 2,887,600  $ 3,031,400  $ 3,232,500
                                        ===========  ===========  ===========

                            See accompanying notes.

                        POSADAS DE SAN JUAN ASSOCIATES

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

 Organization

  Posadas de San Juan Associates (the Partnership), is a joint venture organized under the General Partnership Laws of the State of New York, pursuant to a Joint Venture Agreement dated July 27, 1984, as amended (the Agreement). The Partnership is 50% owned by ESJ Hotel Corporation, a wholly-owned subsidiary of Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico), with the remainder owned by entities owned by individual investors (collectively, the Partners). Posadas de Puerto Rico is 100% owned by WHG Resorts & Casinos Inc., a publicly-held corporation. The Partnership shall continue to exist until July 27, 2024, unless terminated earlier by mutual agreement of the Partners pursuant to the Agreement. The Agreement provides that the net profits or losses of the Partnership shall be allocated to the Partners in the same proportion as their capital contributions.

  The Partnership owns and operates the El San Juan Hotel & Casino (the "Hotel"), a luxury resort hotel and casino property in San Juan, Puerto Rico.

 Basis of Presentation

  The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents

  The Partnership considers all highly liquid investments with a maturity of three months or less when purchased as cash equivalents.

 Inventories

  Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

 Land, Building and Equipment

  Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives.

 Deferred Financing Costs

  Deferred financing costs are being amortized over the maturities of the related debt.

 Casino Revenues

  Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997

 Promotional Allowances

  Casino promotional allowances represent the retail value of complimentary food, beverage and hotel services furnished to patrons, commissions and transportation costs.

 Advertising Costs

  Advertising costs are charged to operations as incurred. Advertising costs for fiscal years 1997, 1996 and 1995 amounted to approximately $1,388,000, $1,394,000 and $1,299,000, respectively.

 Fair Values of Financial Instruments

  The methods and assumptions used to estimate the fair value of the different classes of financial instruments were as follows:

  Long-term debt: The carrying amount of the long-term borrowings at June 30, 1997 approximates fair value. The fair values were estimated using discounted cash flows, based on the current borrowing rates for similar types of borrowing arrangements.

2. FURNITURE, FIXTURES AND EQUIPMENT FUND

  In accordance with the terms of the Management Agreement and a certain loan agreement (see Note 6), the Partnership is required to deposit cash equal to 4% of hotel gross revenues each month into a furniture, fixtures and equipment fund.

  Williams Hospitality Group Inc. (Williams Hospitality), a hotel/casino management company that is an affiliated company, (on behalf of the Partnership) withdraws from the fund amounts required to pay the cost of replacements of, and additions to, furniture, fixtures and equipment at the Hotel. At June 30, 1997 and 1996, there were no unexpended funds available.

3. TRADE ACCOUNTS RECEIVABLE

  At June 30, 1997 and 1996 trade accounts receivable consisted of the following:

                                                             1997       1996
                                                          ---------- ----------
     Trade accounts receivable--casino................... $2,001,600 $1,045,100
     Less allowance for doubtful accounts................    516,100    266,100
                                                          ---------- ----------
                                                           1,485,500    779,000
     Trade accounts receivable--hotel....................  2,296,700  1,682,700
     Less allowance for doubtful accounts................     90,200     91,000
                                                          ---------- ----------
                                                           2,206,500  1,591,700
                                                          ---------- ----------
                                                          $3,692,000 $2,370,700
                                                          ========== ==========

  Approximately 51% and 31% of the trade accounts receivable--casino, as of June 30, 1997 and 1996, respectively, are from customers in Latin America.

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997


4. DUE TO AFFILIATED COMPANY

  Amounts due to affiliated company consist of fees earned by Williams Hospitality and other payments made by Williams Hospitality for services rendered on behalf of the Partnership. At June 30, 1997 and 1996 amounts due to an affiliated company consisted of the following:

                                                           1997        1996
                                                        ----------- -----------
     Due to Williams Hospitality--noncurrent:
       Incentive management fees....................... $11,283,400 $ 9,878,900
       Interest on incentive management fees...........   5,506,400   4,526,800
       Basic management fees...........................   8,801,000   8,801,000
                                                        ----------- -----------
                                                        $25,590,800 $23,206,700
                                                        =========== ===========

  Payment of substantially all the noncurrent amounts due to Williams Hospitality are restricted under the terms of the Loan Agreement (see Note 6).

5. LINE OF CREDIT

  The Partnership has available a $1,000,000 revolving line of credit with a bank, which is payable on demand, bearing interest at one percentage over the prime rate. The line of credit is collateralized by substantially all trade accounts receivable and leases with concessionaires as well as the mortgage covering long-term debt. As of June 30, 1997, there was no balance outstanding under the line of credit.

6. LONG-TERM DEBT

  Long-term debt at June 30, 1997 and 1996 consisted of the following:

                                                           1997        1996
                                                        ----------- -----------
Mortgage note payable to bank.......................... $23,250,000 $26,250,000
Capital lease obligation bearing interest at 11.18%
 payable in monthly installments of $3,450, including
 interest through 1999.................................      70,000     109,600
Capital lease obligation bearing interest at 9.5%
 payable in monthly installments of $10,413, including
 interest through 2001.................................     396,100     480,700
Chattel mortgage note payable bearing interest at 9%,
 payable in monthly installments of $3,900, including
 interest through 1998, collateralized with personal
 property..............................................      85,900     116,700
Note payable to a non-related party, non-interest
 bearing, payable in two annual installments of
 $100,000 beginning on October 1, 1998.................     200,000         --
                                                        ----------- -----------
                                                         24,002,000  26,957,000
Less current portion...................................   3,170,600   3,152,000
                                                        ----------- -----------
                                                        $20,831,400 $23,805,000
                                                        =========== ===========

  The mortgage note payable to bank is collateralized by all the Partnership's real and personal property. The note is payable in accelerating monthly installments with a final installment of $7,500,000 due in fiscal 2003. Interest is payable at rates from 6.7% to 7.3% on $18,250,000 of the note. Interest rates have not been fixed on

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997

$5,000,000 of the note, which at June 30, 1997 was at an interest rate of 7.97%, which is reset every seven days. Under the terms of the loan agreement, 50% of the excess net free cash flow, as defined, each year is required to be used to prepay the final installment of the note until it is reduced to $3,000,000. Further, distributions to the partners and payment of basic and incentive management fees and accrued interest thereon outstanding at the date of the borrowing may only be paid to the extent of the remaining 50% of the excess net free cash flow. Excess net free cash flow, as defined, amounted to $648,000 at June 30, 1997.

  Maturities of long-term debt are as follows:

  Fiscal year ending in:

     1998........................................................... $ 3,170,600
     1999...........................................................   3,392,000
     2000...........................................................   3,726,000
     2001...........................................................   3,588,400
     2002...........................................................   2,625,000
     Thereafter.....................................................   7,500,000
                                                                     -----------
                                                                     $24,002,000
                                                                     ===========

7. INCOME TAXES

  The Partnership operated under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the 1993 Act). The 1993 Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this grant are: a 90% exemption from income taxes on hotel income through the entire term of the grant, and a 90% exemption from municipal real and personal property taxes for the first five years. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

  As of June 30, 1997, the Partnership had net operating loss carryforwards of approximately $20,391,600, net of approximately $1,600,000 used to offset 1997 taxable income for Puerto Rico income tax purposes from its combined hotel and casino operations and, accordingly, no Puerto Rico taxes have been provided in the accompanying financial statements. Such losses may be utilized to offset future Puerto Rico taxable income through June 30, 2001 as follows: 1998, $2,064,000; 1999, $3,271,000; 2000, $3,896,600; 2001, $6,046,000 and 2002,
$5,114,000.

  Following the provisions of SFAS No. 109, the deferred tax asset that results from the cumulative net operating loss carryforwards has been fully reserved.

  For Puerto Rico income tax purposes the Partnership is taxed as if it were a corporation. Income of the Partnership for federal income tax purposes is taxable to the Partners.

8. TRANSACTIONS WITH RELATED PARTIES

  The Partnership has an Operating and Management Agreement (the Management Agreement) dated October 2, 1986 with Williams Hospitality. The Management Agreement provides that Williams Hospitality is to manage the Hotel until the year 2005 for a basic management fee of 5% of the Hotel's gross revenues (as defined in the Management Agreement) and an incentive management fee of 12% of the Hotel's gross operating profits (as defined in the Management Agreement). In addition, the Partnership is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Hotel.

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997

  During fiscal years 1997, 1996 and 1995 basic management fees amounted to $2,932,200, $2,852,500 and $2,981,600, respectively. Incentive management fees amounted to $1,404,500, $997,600 and $911,500, respectively, for the same fiscal years. Administrative costs and service fees charged by Williams Hospitality during fiscal years 1997, 1996 and 1995, amounted to $1,422,600, $1,446,700 and $1,844,000, respectively.

  During fiscal years 1997, 1996 and 1995, interest at 10% charged to the Partnership by Williams Hospitality amounted to $987,900, $888,100 and $797,000, respectively.

  During fiscal years 1997, 1996 and 1995, the Partnership was charged by Posadas de Puerto Rico $338,100, $243,600 and $92,800, respectively, for certain services provided.

  During fiscal years 1997, 1996 and 1995, the Partnership charged Posadas de Puerto Rico $337,400, $256,100 and $191,500, respectively, for certain services rendered.

                                  SCHEDULE II

                         POSADAS DE SAN JUAN ASSOCIATES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995

        COLUMN A           COLUMN B         COLUMN C          COLUMN D     COLUMN E
        --------         ------------ ---------------------   --------    ----------
                          BALANCE AT  CHARGED TO CHARGED TO DEDUCTIONS--  BALANCE AT
                         BEGINNING OF COSTS AND    OTHER      AMOUNTS       END OF
      DESCRIPTION           PERIOD     EXPENSES   ACCOUNTS  WRITTEN OFF     PERIOD
      -----------        ------------ ---------- ---------- ------------  ----------
Allowance for
 receivables:
1997....................  $  357,100  $  150,600    $--     $   (98,599)   $606,299
                          ==========  ==========    ====    ===========    ========
1996....................  $  434,546  $1,278,200    $--     $ 1,355,646    $357,100
                          ==========  ==========    ====    ===========    ========
1995....................  $1,290,819  $3,880,413    $--     $ 4,736,686    $434,546
                          ==========  ==========    ====    ===========    ========

                        REPORT OF INDEPENDENT AUDITORS

The Partners
WKA El Con Associates

  We have audited the accompanying balance sheets of WKA El Con Associates (a joint venture partnership) as of June 30, 1997 and 1996, and the related statements of operations and deficit, and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WKA El Con Associates as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that WKA El Con Associates will continue as a going-concern. As more fully described in
Note 7, El Conquistador Partnership L.P., a 50% owned partnership, has not renewed or replaced a letter of credit collateralizing $120,000,000 of indebtedness. In the event that the letter of credit is not renewed or replaced prior to November 9, 1997, the debt will be required to be repaid on February 1, 1998. This condition raises substantial doubt about the Partnership's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                           Ernst & Young LLP

San Juan, Puerto Rico
August 11, 1997

                             WKA EL CON ASSOCIATES

                                 BALANCE SHEETS

                                                             JUNE 30,
                                                     --------------------------
                                                         1997          1996
                                                     ------------  ------------
ASSETS
Cash...............................................  $      3,600  $      3,200
Notes receivable from affiliated company...........    18,343,200    16,116,000
Investment in Las Casitas Development Company......       242,600     1,292,600
Capitalized interest, less accumulated amortization
 of $100,400 in 1997 and $71,000 in 1996...........     1,368,100     1,397,500
Deferred debt issuance costs and other assets, less
 accumulated amortization of $598,600 in 1997 and
 $496,200 in 1996..................................       769,800       872,200
                                                     ------------  ------------
    Total assets...................................  $ 20,727,300  $ 19,681,500
                                                     ============  ============
LIABILITIES AND DEFICIENCY IN PARTNERS' CAPITAL
Liabilities:
  Long-term note payable...........................  $  5,527,400  $  5,197,000
  Due to affiliated company........................        85,100        64,200
  Due to partners..................................    10,475,100     9,790,700
  Losses in excess of equity investment in El
   Conquistador Partnership L.P. ..................    12,464,200     7,762,600
                                                     ------------  ------------
    Total liabilities..............................    28,551,800    22,814,500
Deficiency in partners' capital:
  Contributed......................................    20,286,200    20,286,200
  Deficit..........................................   (28,110,700)  (23,419,200)
                                                     ------------  ------------
    Total deficiency in partners' capital..........    (7,824,500)   (3,133,000)
                                                     ------------  ------------
    Total liabilities and deficiency in partners'
     capital.......................................  $ 20,727,300  $ 19,681,500
                                                     ============  ============


                            See accompanying notes.

                             WKA EL CON ASSOCIATES

                      STATEMENTS OF OPERATIONS AND DEFICIT

                                               YEAR ENDED JUNE 30,
                                      ----------------------------------------
                                          1997          1996          1995
                                      ------------  ------------  ------------
Interest income.....................  $  1,241,100  $  1,150,100  $  1,027,600
Costs and expenses:
  Interest..........................     1,078,400     1,145,800     1,137,600
  Professional fees.................        20,900        40,100        83,400
  Amortization......................       131,800       142,000       163,200
                                      ------------  ------------  ------------
                                         1,231,100     1,327,900     1,384,200
                                      ------------  ------------  ------------
Income (loss) before equity in
 operations of investees............        10,000      (177,800)     (356,600)
Equity in operations of investees:
  El Conquistador Partnership L.P...    (4,701,500)   (6,120,500)  (13,738,400)
  Las Casitas Development Company...           --        313,200     1,627,100
                                      ------------  ------------  ------------
                                        (4,701,500)   (5,807,300)  (12,111,300)
                                      ------------  ------------  ------------
Net loss............................    (4,691,500)   (5,985,100)  (12,467,900)
Accumulated deficit at beginning of
 year...............................   (23,419,200)  (17,434,100)   (4,966,200)
                                      ------------  ------------  ------------
Accumulated deficit at end of year..  $(28,110,700) $(23,419,200) $(17,434,100)
                                      ============  ============  ============


                            See accompanying notes.

                             WKA EL CON ASSOCIATES

                            STATEMENTS OF CASH FLOWS

                                                YEAR ENDED JUNE 30,
                                        --------------------------------------
                                           1997         1996          1995
                                        -----------  -----------  ------------
Operating Activities
Net loss............................... $(4,691,500) $(5,985,100) $(12,467,900)
Adjustments to reconcile net loss to
 net cash provided by (used in)
 operating activities:
  Amortization.........................     131,800      142,000       163,200
  Equity in operations of affiliates
   including $1,050,000 in 1997 and
   $950,000 in 1996 in cash
   distributions received..............   5,751,600    6,757,300    12,111,300
Changes in operating assets and
 liabilities:
  Accrued interest income added to
   notes receivable....................  (1,177,200)  (1,122,800)   (1,000,600)
  Other receivables....................         --           --         13,200
  Accrued interest expense added to
   long-term liabilities...............     330,400    1,102,900       974,500
  Accounts payable.....................         --           --        (36,700)
  Due to affiliated company............         --        58,900           --
                                        -----------  -----------  ------------
    Net cash provided by (used in)
     operating activities..............     345,100      953,200      (243,000)
Investing Activities
Sale of certificate of deposit held in
 escrow................................         --       682,500       100,000
Increase on deferred debt issuance
 costs and other assets................         --           --       (230,400)
Increase in notes receivable from
 affiliated company....................  (1,050,000)    (950,000)     (423,500)
                                        -----------  -----------  ------------
    Net cash used in investing
     activities........................  (1,050,000)    (267,500)     (553,900)
Financing Activities
Partners' contributed capital..........         --     1,295,700     1,870,500
Partners' loans--net...................     684,400     (852,900)      323,500
Payments to affiliated company.........      20,900   (1,125,300)   (1,397,100)
                                        -----------  -----------  ------------
Net cash provided by (used in)
 financing activities..................     705,300     (682,500)      796,900
                                        -----------  -----------  ------------
Net increase in cash...................         400        3,200           --
Cash at beginning of year..............       3,200          --            --
                                        -----------  -----------  ------------
Cash at end of year.................... $     3,600  $     3,200  $        --
                                        ===========  ===========  ============


                            See accompanying notes.

                             WKA EL CON ASSOCIATES

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

 Organization

  WKA El Con Associates (the Partnership) is a joint venture organized under the General Partnership Law of the State of New York, pursuant to a Joint Venture Agreement (the Agreement) dated January 9, 1990, as amended, for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. (El Con). The Partnership is owned 46.54% by WHG El Con Corp. (formerly known as WMS El Con Corp.), which is wholly-owned by WHG Resorts & Casino Inc., 37.23% by AMK Conquistador, S.E. and 16.23% by Hospitality Investor Group, S.E. The Partnership shall continue to exist until January 9, 2040, unless terminated earlier pursuant to the Agreement. Net profits or losses of the Partnership will be allocated to the partners in accordance with the terms of the Agreement.

  The Partnership is a 50% limited partner in Las Casitas Development Company I, S en C (S.E.) ("Las Casitas"), a joint venture constructing and selling condominiums on property adjacent to El Con.

 Basis of Presentation

  The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Investments in Affiliated Companies

  The investments in affiliated companies are accounted for under the equity method. El Con equity is recorded by the Partnership based on El Con's fiscal year of March 31. Las Casitas equity is recorded by the Partnership based on Las Casitas' fiscal year of June 30. Capitalized interest is being amortized by the straight-line method over the estimated useful life of the El Conquistador property.

 Deferred Debt Issuance Costs and Other Assets

  Deferred debt issuance costs include legal and bank fees incurred in connection with the issuance of the debt, and are being amortized over the maturity of the related debt. Certain other capital and pre-opening costs relating to El Con were incurred by the Partnership and are being amortized over 5 to 50 years.

 Fair Values of Financial Instruments

  Note payable: The carrying amount of the note payable at June 30, 1997 approximates fair value. The fair value was estimated using discounted cash flows, based on the current borrowing rates for similar types of borrowing arrangements.

                             WKA EL CON ASSOCIATES

                                 JUNE 30, 1997


2. NOTES RECEIVABLE FROM AFFILIATED COMPANY

  At June 30, 1997 and 1996 notes receivable from El Con consisted of the following:

                                                              1997        1996
                                                           ----------- -----------
   Note receivable due on demand.........................  $   136,000 $   136,000
   Note receivable due through May, 2002 (See Note 5)....... 4,000,000   4,000,000
   Subordinated notes receivable due in 2003 to 2005 (See
    Note 4)..............................................    8,229,700   8,229,700
   Accrued interest receivable...........................    3,977,500   2,800,300
   Deficiency loan participation.........................    2,000,000     950,000
                                                           ----------- -----------
                                                           $18,343,200 $16,116,000
                                                           =========== ===========

  Repayment of the notes, including accrued interest, is subordinated to other long-term debt of El Con.

3. INVESTMENT IN AFFILIATED COMPANIES

  In 1991, the Partnership borrowed $9,000,000 from Williams Hospitality Group Inc. (Williams Hospitality), a hotel/casino management company that is an affiliated company, and invested the proceeds in the partnership capital of El Con, a joint venture organized to acquire the El Conquistador property. The Partnership owns a 50% interest, as both a general and limited partner, of El Con (See Note 4).

  Summarized financial information for El Con as of March 31, 1997 and 1996 and for the years then is as follows:

                                                          1997         1996
                                                      ------------ ------------
   Total assets...................................... $205,430,000 $211,691,000
   Total liabilities.................................  218,359,000  215,216,000
   Deficiency in partners capital....................   12,929,000    3,525,000
   Revenues..........................................   92,958,000   89,214,000
   Net loss..........................................    9,403,000   12,241,000

  The Partnership's investment in Las Casitas amounts to $5,000.

4. DUE TO AFFILIATED COMPANY AND PARTNERS

  At various times, the partners loaned the Partnership $8,229,700 under the terms of loan agreements. The notes are payable in 2003 to 2005 and bear interest at the prime rate commencing on various dates. The Partnership has advanced the same amount under a subordinated note to El Con under the same terms as the borrowing from the partners. (See Note 2).

  In November 1993, the partners advanced $782,500 to the Partnership that was invested in a bank certificate of deposit. During fiscal year 1996 the remaining balance of $682,500 was withdrawn from the certificate and distributed to the partners. The certificate of deposit was held in escrow and was pledged as collateral to the bank for a bank loan of an equal amount to El Con. Interest accrued on the partners' advances at the same interest rate earned on the certificate of deposit.

  During fiscal year 1997 and 1996, respectively, the Partnership purchased from Williams Hospitality $1,050,000 and $950,000, respectively, of participation in a deficiency loan to El Con. The loan and interest at 9.16% are payable from specified future cash flow of El Con. The partnership guarantees a revolving credit facility with a bank in the aggregate amount of up to $4,000,000 of El Conquistador.

                             WKA EL CON ASSOCIATES

                                 JUNE 30, 1997


5. LONG-TERM NOTE PAYABLE

  The long-term note payable to a bank includes accrued interest of $1,527,400 and $1,197,000 at June 30, 1997 and 1996, respectively. The note is payable in quarterly installments of $250,000 commencing in May 2000. Any unpaid principal and interest is payable in May 2002. The note bears interest at a variable rate, computed quarterly, equal to LIBOR, plus 1.75%. Under the terms of the Credit Facility Agreement dated May 5, 1992, interest payments are deferred during the first five years. The $4,000,000 borrowing was loaned to El Conquistador under similar terms. (See Note 2).

  The note is collateralized by second mortgages on parcels of land owned by Williams Hospitality and Posadas de Puerto Rico Associates, Incorporated, affiliated companies through common ownership, with a cost of approximately $3,761,000, and a guarantee of $1,000,000 by WHG Resorts & Casino Inc., the ultimate owner of WHG El Con Corp.

6. INCOME TAXES

  The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each partner reports their distributive share of the Partnership's profit or losses in their respective income tax returns and, therefore, no provision for income taxes has been made in the accompanying financial statements. Income or loss of the Partnership for Federal income tax purposes is reported by the partners.

7. REFINANCING

  El Con, a partnership 50% owned by the Partnership, has not renewed or replaced a letter of credit collateralizing $120,000,000 of Industrial Revenue Bonds, which expires on March 9, 1998. The debt is required to be repaid on February 1, 1998 in the event the letter of credit is not renewed or replaced prior to November 9, 1997. El Con has retained an investment banking firm to assist in structuring the refinancing of El Con's debt. Based on operating history of the El Con resort, El Con's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not renewed or replaced, it raises substantial doubt about El Con's and the Partnership's ability to continue as going-concerns.

                        REPORT OF INDEPENDENT AUDITORS

The Partners
El Conquistador Partnership L.P.

  We have audited the accompanying balance sheets of El Conquistador Partnership L.P. as of March 31, 1997 and 1996, and the related statements of operations and (deficiency in) partners' capital, and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Conquistador Partnership L.P. at March 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that El Conquistador Partnership L.P. will continue as a going-concern. As more fully described in Note 13, to date El Conquistador Partnership L.P. has not renewed or replaced a letter of credit collateralizing $120,000,000 of indebtedness. In the event that the letter of credit is not renewed or replaced prior to November 9, 1997, the debt will be required to be repaid on February 1, 1998. This condition raises substantial doubt about the El Conquistador Partnership L.P.'s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                           Ernst & Young LLP

San Juan, Puerto Rico
May 2, 1997

                        EL CONQUISTADOR PARTNERSHIP L.P.

                                 BALANCE SHEETS

                                                             MARCH 31,
                                                     --------------------------
                                                         1997          1996
                                                     ------------  ------------
ASSETS
------
Current assets:
 Cash..............................................  $  2,380,218  $    856,983
 Restricted cash and investments held by bank......     3,360,607     2,879,355
 Trade accounts receivable, less allowance for
  doubtful accounts of $269,115 in 1997 and
  $301,765 in 1996.................................     4,764,607     5,302,884
 Due from affiliated companies.....................       428,987       314,999
 Inventories.......................................     1,662,877     1,522,463
 Prepaid expenses and other current assets.........     1,020,716       945,905
                                                     ------------  ------------
   Total current assets............................    13,618,012    11,822,589
Due from affiliated company........................       418,957       817,868
Land, building and equipment:
 Land..............................................    14,372,707    14,372,707
 Building..........................................   158,039,190   158,039,190
 Furniture, fixture and equipment..................    32,664,796    31,359,202
                                                     ------------  ------------
                                                      205,076,693   203,771,099
 Less accumulated depreciation.....................    21,116,551    14,777,283
                                                     ------------  ------------
                                                      183,960,142   188,993,816
Operating equipment, net...........................     1,592,219     1,469,350
Deferred debt issuance costs, net of accumulated
 amortization of $5,709,747 in 1997 and $4,731,745
 in 1996...........................................     2,980,622     3,958,624
Deferred pre-opening costs, net of accumulated
 amortization of $10,519,175 in 1997 and $8,751,425
 in 1996...........................................     2,860,504     4,628,254
                                                     ------------  ------------
   Total assets....................................  $205,430,456  $211,690,501
                                                     ============  ============
LIABILITIES AND DEFICIENCY IN PARTNERS' CAPITAL
-----------------------------------------------
Current liabilities:
 Trade accounts payable............................  $  5,474,496  $  7,657,546
 Advance deposits..................................     5,572,317     3,568,390
 Accrued interest..................................     1,785,687     1,510,080
 Other accrued liabilities.........................     5,271,335     4,673,189
 Due to affiliated companies.......................       545,824       652,896
 Note payable to bank..............................     1,500,000     2,773,359
 Current portion of long-term debt.................   120,000,000           --
 Current portion of chattel mortgages and capital
  lease obligations................................     2,679,819     2,444,993
                                                     ------------  ------------
   Total current liabilities.......................   142,829,478    23,280,453
Long-term debt.....................................    25,000,000   145,000,000
Chattel mortgages and capital lease obligations,
 net of current portion............................     1,660,040     4,324,358
Due to affiliated companies........................    11,491,977     8,531,671
Due to partners....................................    37,377,424    34,079,309
Deficiency in partners' capital:
 Limited partners..................................   (10,989,193)   (2,996,497)
 General partners..................................    (1,939,270)     (528,793)
                                                     ------------  ------------
   Total deficiency in partners' capital...........   (12,928,463)   (3,525,290)
                                                     ------------  ------------
 Total liabilities and deficiency in partners'
  capital..........................................  $205,430,456  $211,690,501
                                                     ============  ============

                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.

         STATEMENTS OF OPERATIONS AND (DEFICIENCY IN) PARTNERS' CAPITAL

                                               YEAR ENDED MARCH 31,
                                      ----------------------------------------
                                          1997          1996          1995
                                      ------------  ------------  ------------
Revenues:
  Rooms.............................  $ 40,023,903  $ 38,817,160  $ 37,942,821
  Food and beverage.................    26,235,365    26,188,693    27,298,340
  Casino............................     6,005,242     6,179,133     6,054,569
  Rental and other income...........    21,959,328    19,165,969    14,652,328
                                      ------------  ------------  ------------
                                        94,223,838    90,350,955    85,948,058
  Less casino promotional
   allowances.......................    (1,265,710)   (1,136,499)   (1,205,380)
                                      ------------  ------------  ------------
    Net revenues....................    92,958,128    89,214,456    84,742,678
Costs and expenses:
  Rooms.............................    12,377,694    12,853,157    14,755,239
  Food and beverage.................    17,602,484    17,638,186    20,797,173
  Casino............................     3,848,981     3,686,904     3,923,817
  Selling, general and
   administrative...................    14,657,312    12,992,841    18,115,433
  Management and incentive
   management fees..................     5,680,355     5,394,675     3,703,819
  Property operation, maintenance
   and energy costs.................    12,382,577    12,396,063    14,408,347
  Depreciation and amortization.....     9,146,664    10,499,296    11,124,075
  Other expenses....................     9,702,212     9,201,228     9,722,662
                                      ------------  ------------  ------------
                                        85,398,279    84,662,350    96,550,565
                                      ------------  ------------  ------------
    Income (loss) from operations...     7,559,849     4,552,106   (11,807,887)
Interest income.....................       199,110       228,625       467,922
Interest expense....................    17,162,132    17,021,764    16,136,755
                                      ------------  ------------  ------------
Net loss............................    (9,403,173)  (12,241,033)  (27,476,720)
(Deficiency in) partners' capital at
 beginning of year..................    (3,525,290)    8,715,743    36,191,325
Partners' capital contribution......           --            --          1,138
                                      ------------  ------------  ------------
(Deficiency in) partners' capital at
 end of year........................  $(12,928,463) $ (3,525,290) $  8,715,743
                                      ============  ============  ============


                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.

                            STATEMENTS OF CASH FLOWS

                                               YEAR ENDED MARCH 31,
                                      ----------------------------------------
                                          1997          1996          1995
                                      ------------  ------------  ------------
OPERATING ACTIVITIES
Net loss............................  $ (9,403,173) $(12,241,033) $(27,476,720)
Adjustments to reconcile net loss to
 net cash provided by (used in)
 operating activities:
  Depreciation and amortization.....     9,146,664    10,499,296    11,124,075
  Provision for losses on accounts
   receivable.......................       205,400       363,245     1,808,641
  Incentive management fees.........     2,375,526     2,224,381       679,259
  Deferred interest expense to
   partners and affiliates..........     3,100,085     2,995,431     2,063,981
  Changes in operating assets and
   liabilities:
    Restricted cash and investments
     held by bank...................      (481,252)      503,353     2,549,446
    Trade accounts receivable.......       332,877     1,987,789     2,187,211
    Inventories.....................      (140,414)      529,503        61,249
    Prepaid expenses and other
     current assets.................       (74,811)       26,105       491,032
    Trade accounts payable and
     advance deposits...............      (179,123)   (3,663,803)   (1,323,693)
    Accrued interest and other
     accrued liabilities............       873,753    (1,220,058)    1,156,483
    Affiliated companies, net.......        99,017       (97,985)    1,967,073
                                      ------------  ------------  ------------
Net cash provided by (used in)
 operating activities...............     5,854,549     1,906,224    (4,711,963)
INVESTING ACTIVITIES
Purchases of property and
 equipment..........................    (1,305,594)     (826,611)   (3,525,762)
Usage of operating equipment, net...      (122,869)      (37,454)      523,641
                                      ------------  ------------  ------------
Net cash used in investing
 activities.........................    (1,428,463)     (864,065)   (3,002,121)
FINANCING ACTIVITIES
Payments of principal on long-term
 debt...............................    (2,429,492)   (2,198,146)   (1,976,625)
Proceeds from long-term debt........           --            --        776,000
Proceeds from notes payable to
 bank...............................     9,500,000     7,684,685           --
Payments of principal on notes
 payable to bank....................   (10,773,359)   (6,549,685)     (200,000)
Proceeds from partners' and
 affiliated loans, and capital
 contributions......................       800,000           --      8,698,134
                                      ------------  ------------  ------------
Net cash used in financing
 activities.........................    (2,902,851)   (1,063,146)    7,293,509
                                      ------------  ------------  ------------
Net increase (decrease) in cash.....     1,523,235       (20,987)     (420,575)
Cash at beginning of year...........       856,983       877,970     1,298,545
                                      ------------  ------------  ------------
Cash at end of year.................  $  2,380,218  $    856,983  $    877,970
                                      ============  ============  ============
Supplemental disclosure of cash flow
 information:
  Interest paid.....................  $ 13,789,097  $ 14,026,453  $ 14,314,600
                                      ============  ============  ============

                            See accompanying notes.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1997

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

 Organization

  El Conquistador Partnership L.P. (the Partnership), is a limited partnership organized under the laws of Delaware, pursuant to a Joint Venture Agreement dated January 12, 1990 (the Agreement). The Partnership is 50% owned by WKA El Con Associates (WKA El Con), a partnership owned by several partners affiliated with Williams Hospitality Group Inc. (Williams Hospitality), and 50% by Kumagai Caribbean, Inc. (Kumagai), a wholly-owned subsidiary of Kumagai International USA, Inc. The joint venture partners (Partners) are both General Partners and Limited Partners in the Partnership. The Partnership shall continue to exist until March 31, 2030, unless terminated earlier by mutual agreement of the General Partners. The Agreement provides that net profits or losses of the Partnership after deducting a preferred cumulative annual return of 8.5% on the Partners unrecovered capital accounts, as defined, will be allocated to the Partners on a 50-50 ratio subject to certain exceptions, as defined.

  The Partnership owns and operates a luxury resort hotel and casino in Las Croabas, Puerto Rico (the Resort).

 Basis of Presentation

  The financial statements have been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Inventories

  Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

 Land, Building and Equipment

  Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives.

 Deferred Debt Issuance Costs

  Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt.

 Deferred Pre-Opening Costs

  Pre-opening costs consist of amounts incurred in connection with the marketing, organization, planning and development of the Resort. Such costs include staffing, marketing, legal and other costs incurred prior to the commencement of operations of the Resort. The costs are being amortized on a straight-line basis over a five year period through November 1998.

 Casino Revenues

  Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997

 Casino Promotional Allowances

  Casino promotional allowances represent the retail value of complimentary rooms, food, beverage and hotel services furnished to patrons.

2. RESTRICTED CASH AND INVESTMENTS HELD BY BANK

  Pursuant to the terms of the bond agreement (see Note 8), the Partnership had cash and investments on deposit with the trustee for the following:

                                                                 MARCH 31,
                                                           ---------------------
                                                              1997       1996
                                                           ---------- ----------
      Interest due May 1.................................. $1,778,961 $1,584,000
      Interest due August 1...............................  1,581,646  1,295,355
                                                           ---------- ----------
                                                           $3,360,607 $2,879,355
                                                           ========== ==========

3. TRADE ACCOUNTS RECEIVABLE

  Trade accounts receivable consisted of the following:

                                                                MARCH 31,
                                                          ---------------------
                                                             1997       1996
                                                          ---------- ----------
      Trade accounts receivable--hotel................... $4,559,108 $5,259,478
      Less allowance for doubtful accounts...............    144,615    217,362
                                                          ---------- ----------
                                                           4,414,493  5,042,116
      Trade accounts receivable--casino..................    474,614    345,171
      Less allowance for doubtful accounts...............    124,500     84,403
                                                          ---------- ----------
                                                             350,114    260,768
                                                          ---------- ----------
      Trade accounts receivable, net..................... $4,764,607 $5,302,884
                                                          ========== ==========

4. TRANSACTIONS WITH RELATED PARTIES

  The Partnership has an Operating and Management Agreement (the Management Agreement) with Williams Hospitality. The Management Agreement provides that Williams Hospitality will manage the Resort for a period of 20 years for a basic management fee of 3.5% of the Resorts' gross revenues, as defined, and an incentive management fee of 10% of the Resorts' operating profit, as defined. Incentive management fees accrued each year are not payable until significant cash flows levels are achieved. In addition, the Partnership is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

  During fiscal years 1997 and 1996, basic management fees amounted to $3,305,000 and $3,170,000, respectively. Incentive management fees amounted to approximately $2,376,000 and $2,224,000 during fiscal years 1997 and 1996, respectively. In addition, Williams Hospitality charged the Partnership approximately $3,258,000 and $2,728,000 in fiscal years 1997 and 1996, respectively, for services provided to the Resort.

  In addition, the Partnership was charged by Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico), hotel and casino operations affiliated through common ownership, approximately $410,000 and $437,000 in fiscal years 1997 and 1996, respectively, for services provided to the Resort.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997

  As of March 31, 1997 each partner had advanced $8,365,685 to the Partnership under notes that are due for various periods up to ten years with interest at the Citibank, N.A. in New York base rate. Repayment of interest and principal is subordinated to other long-term debt. In addition, each partner had advanced to the Partnership $4,000,000 under a May 5, 1992 loan agreement. The loan agreement provides for the payment of interest at a variable rate, computed quarterly, equal to LIBOR plus 1.75%. Interest payments will be deferred during the first five years. The principal and deferred interest accrued at March 31, 1997 is payable in quarterly installments of $250,000 commencing in March 2000 and a final lump-sum payment in February 2002. The loan is collateralized by a subordinated pledge of the Partnership's assets.

  As of March 31, 1997 each partner had provided $3,800,000 to cover cash flow deficiency in the Partnership's operations as provided by the Agreement. The deficiency loans consist of $3,800,000 in cash by Kumagai, and the conversion of amounts due from the Partnership to Williams Hospitality to loans for WKA El Con. The deficiency loans bear interest at 9.16%. Repayment of interest and principal is subordinated to other long-term debt.

  As of March 31, 1997, the outstanding balance of advances made by the Partnership to Williams Hospitality for the purchase of transportation equipment leased to the Partnership under a five year service agreement amounted to $727,200. Service agreement payments by the Partnership are equal to the $39,819 monthly amounts receivable under the advance. Repayment of the advances by Williams Hospitality are limited to amounts payable under the service agreement. This transportation equipment is pledged as collateral by Williams Hospitality to the Partnership's chattel mortgage notes.

  In addition, a subsidiary of Williams Hospitality financed other transportation equipment from an external borrowing amounting to $441,000 repayable over five years. Monthly payments amount to $9,699. Also, in February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561. The Partnership chartered the transportation equipment and ferryboat under terms similar to the transaction described in the preceding paragraph.

  In October 1996, each partner advanced $400,000 as required by a loan agreement (see Note 6). The notes bear interest at the prime rate at the Chase Bank in the New York base rate. Repayment of principal are subordinated to other debt.

  The chattel mortgage notes payable (see Note 7) are collateralized by a bank standby letter of credit of $3,423,000. The letter of credit is collateralized by certificates of deposit for $2,000,000 issued by the bank in equal amounts to Williams Hospitality and Kumagai. The chattel mortgage notes, and capital leases are guaranteed by Williams Hospitality and Kumagai.

5. NOTES PAYABLE TO BANK

  On October 4, 1996 the Partnership entered into an amendment to a loan agreement whereby the Government Development Bank for Puerto Rico (GDB) extended the Partnership a $6,000,000 credit facility. The notes issued under the credit facility will bear interest at 1% over LIBOR, and are secured by a mortgage note on the Partnership's real property and a leasehold mortgage note on leased land of $120,000. At March 31, 1997 the Partnership had outstanding borrowings of $1,500,000 with an interest rate at March 31, 1997 of 6.56%.

  As of March 31, 1996, the Partnership's borrowings of $2,500,000 with a bank were repaid during fiscal year 1997.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997

6. DUE TO AFFILIATED COMPANIES AND PARTNERS

  Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to the Partnership and other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico and Posadas de San Juan. Amounts due to affiliated companies consisted of the following:

                                                               MARCH 31,
                                                         ----------------------
                                                            1997        1996
                                                         ----------- ----------
   Current:
     Due to Williams Hospitality:
       Basic management fees............................ $   435,309 $  414,718
       Other............................................      83,891    195,523
       Due to Posadas de Puerto Rico....................      26,624     37,380
       Due to Posadas de San Juan.......................         --       5,275
                                                         ----------- ----------
                                                         $   545,824 $  652,896
                                                         =========== ==========
   Non current:
     Affiliate:
       Due to Williams Hospitality:
         Incentive management fees...................... $ 5,542,528 $3,167,002
         Interest at 10% on incentive management fees...     338,405     89,350
         Advances.......................................   3,800,000  3,800,000
         Interest on advances...........................     856,282    503,368
         Other..........................................     375,528    375,528
                                                         ----------- ----------
                                                          10,912,743  7,935,248
       Due to KG Caribbean..............................     579,234    596,423
                                                         ----------- ----------
                                                         $11,491,977 $8,531,671
                                                         =========== ==========

                                                                MARCH 31,
                                                         -----------------------
                                                            1997        1996
                                                         ----------- -----------
   Partners:
     Due to WKA El Con:
       Advances......................................... $12,765,685 $12,365,685
       Interest on advances.............................   3,594,886   2,522,285
     Due to Kumagai:
       Advances.........................................  16,565,685  16,165,685
       Interest on advances.............................   4,451,168   3,025,654
                                                         ----------- -----------
                                                         $37,377,424 $34,079,309
                                                         =========== ===========

                        EL CONQUISTADOR PARTNERSHIP L.P.

                                 MARCH 31, 1997

7. CHATTEL MORTGAGES AND CAPITAL LEASE OBLIGATIONS

  Chattel mortgages and capital lease obligations on equipment consisted of the following:

                                                               MARCH 31,
                                                         ---------------------
                                                            1997       1996
                                                         ---------- ----------
   Chattel mortgage notes payable bearing interest at
    9%, payable in monthly installments of $215,784,
    including interest, through 1998, collateralized
    with personal property.............................. $3,868,202 $6,023,820
   Capital lease obligations bearing interest at 11.5%,
    payable in monthly installments of $28,335,
    including interest, through 1998, collateralized
    with personal property, net of $48,307 in 1997 and
    $121,571 in 1996 representing interest..............    471,657    745,531
                                                         ---------- ----------
                                                          4,339,859  6,769,351
   Less current portion.................................  2,679,819  2,444,993
                                                         ---------- ----------
                                                         $1,660,040 $4,324,358
                                                         ========== ==========

  Maturities of chattel mortgages and capital lease obligations are as follows:

      1998........................................................... $2,679,819
      1999...........................................................  1,660,040
                                                                      ----------
                                                                      $4,339,859
                                                                      ==========

  See Note 4 for additional collateral and guarantees.

  Assets and accumulated depreciation recorded under capital lease obligations are included in land, building and equipment as follows:

                                                                MARCH 31,
                                                          ---------------------
                                                             1997       1996
                                                          ---------- ----------
   Equipment............................................. $1,288,373 $1,288,373
   Less accumulated depreciation.........................    880,393    622,717
                                                          ---------- ----------
                                                          $  407,980 $  665,656
                                                          ========== ==========

8. LONG-TERM DEBT

  At March 31, 1997 and 1996, long-term debt consisted of the following:

                                                              MARCH 31,
                                                      -------------------------
                                                          1997         1996
                                                      ------------ ------------
   Industrial Revenue Bonds Series A................. $ 90,000,000 $ 90,000,000
   Industrial Revenue Bonds Series B.................   30,000,000   30,000,000
   Government Development Bank of Puerto Rico........   25,000,000   25,000,000
                                                      ------------ ------------
                                                       145,000,000  145,000,000
   Less current portion..............................  120,000,000          --
                                                      ------------ ------------
                                                      $ 25,000,000 $145,000,000
                                                      ============ ============

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997

  On February 7, 1991 the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to the Partnership to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provides that the Partnership will pay all interest and principal on the Bonds.

  The Authority issued 1991 Series A, Industrial Revenue Bonds for $90,000,000 and 1991 Series B, Industrial Revenue Bonds for $30,000,000.

  Commencing on May 1, 1996, the Bonds are subject to redemption at the Partnership's option at par plus accrued interest, if any. The Bonds are due on November 1, 1999 and interest is payable quarterly. The 1991 Series A Bonds and the 1991 Series B Bonds bear interest at a variable rate, computed quarterly, equal to 100% and 94%, respectively, of a LIBOR rate minus 1/8th of 1%. Effective November 1, 1996, the interest rate on the 1991 Series A Bonds increased to 100% of the LIBOR rate. On February 7, 1991 the Partnership entered into an Interest Swap Agreement that expires on March 8, 1998 by which the Partnership agrees to pay, effective May 1, 1991, a fixed rate of 7.55% on the outstanding principal of $120,000,000 in exchange for the counterparty's obligation to pay the variable interest rate described above.

  The Loan Agreement provides that the Partnership will deposit with the trustee all interest which will become due not later than the 124th day preceding the date of payment. The Bonds are collateralized by a letter of credit, that terminates on February 7, 1998, issued by the Mitsubishi Bank, Limited.

  The Partnership pays an annual letter of credit fee of approximately 1.25% of the Bond principal except under certain circumstances the rate may be reduced to 1.2%. In addition, in connection with the letter of credit the Partnership pays an annual agent's fee of approximately .25% of the Initial Stated Amount, as defined.

  Under the provisions of a term loan agreement with the GDB, the Partnership borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus an add-on margin as provided in the loan agreement. Interest is payable quarterly in arrears.

  Commencing on April 1, 1993, the Partnership is required to deposit annually with an escrow agent 50% of the Available Cash Flow, as defined in the Loan Agreement with GDB, up to a maximum of $1,666,700 plus any prior year requirement in arrears. Through March 31, 1997, there had been no amounts deposited in escrow under this provision.

  The Bonds and the term loan with GDB are collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and a management agreement with a related party. The collateral is subject to a subordination agreement in favor of the Mitsubishi Bank, Limited.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Financial Accounting Standards Board Statement No. 107 "Disclosures About Fair Value of Financial Instruments", requires the disclosure of the fair value of the Partnership's financial instruments at March 31, 1997 and 1996. The carrying amount of cash and investments, notes payable to bank, chattel mortgage notes and capitalized leases approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of the Partnership's long-term debt has not been determined because similar terms and conditions may no longer be available.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997
10. INCOME TAXES

  The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each Partner reports their distributive share of the Partnership's profit and losses in their respective income tax returns and, therefore, no provision for income taxes has been made in the accompanying financial statements.

  During 1997, the Partnership was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism
Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

11. ADVERTISING COSTS

  The Partnership recognizes the costs of advertising as expense in the year in which they are incurred. Advertising costs amounted to approximately $1,446,000 and $847,000 for fiscal years 1997 and 1996, respectively.

12. COMMITMENTS

  The Partnership leases land under an operating lease agreement for thirty-one years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to March 31, 1997:

      1998........................................................... $  190,000
      1999...........................................................    210,000
      2000...........................................................    210,000
      2001...........................................................    210,000
      2002...........................................................    210,000
      Thereafter.....................................................  5,840,000
                                                                      ----------
                                                                      $6,870,000
                                                                      ==========

  Total rent expense for fiscal years 1997, and 1996 amounted to approximately $1,391,000 and $985,000, respectively.

13. REFINANCING

  The Industrial Revenues Bonds amounting to $120,000,000 at March 31, 1997 are collateralized by a letter of credit which expires on March 9, 1998. Under the terms of the loan agreement, such debt is required to be repaid on February 1, 1998 in the event the letter of credit is not renewed or replaced prior to November 9, 1997 (See Note 8). El Conquistador Partnership L.P. has engaged an investment banking firm to assist in structuring the refinancing of El Conquistador Partnership L.P.'s debt. Based on operating history of the Resort, El Conquistador Partnership L.P.'s management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not renewed or replaced, it raises substantial doubt about El Conquistador Partnership L.P.'s ability to continue as a going-concern.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                       PATRIOT AMERICAN HOSPITALITY, INC.

                                      AND

                           WYNDHAM HOTEL CORPORATION

                           DATED AS OF APRIL 14, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 ARTICLE 1.   THE MERGER................................................    A-2
         1.1  The Merger................................................    A-2
         1.2  The Closing...............................................    A-3
         1.3  Effective Time............................................    A-3
 ARTICLE 2.   THE WYNDHAM/BMOC SUBSCRIPTION.............................    A-4
         2.1  Wyndham/BMOC Subscription Agreement.......................    A-4
         2.2  Subscribed Shares.........................................    A-4
 ARTICLE 3.   CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
              CORPORATION...............................................    A-4
         3.1  Charter...................................................    A-4
         3.2  Bylaws....................................................    A-4
 ARTICLE 4.   DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.......    A-5
         4.1  Directors of the Surviving Corporation....................    A-5
         4.2  Officers of the Surviving Corporation.....................    A-6
         4.3  Directors of BMOC.........................................    A-6
         4.4  Officers of BMOC..........................................    A-7
 ARTICLE 5.   EXCHANGE OF STOCK.........................................    A-7
         5.1  Outstanding Paired Shares of Patriot Stock and BMOC
              Stock.....................................................    A-7
         5.2  Conversion of Wyndham Common Stock........................    A-8
         5.3  Cash Election.............................................    A-9
         5.4  Exchange of Certificates Representing Wyndham Common
              Stock.....................................................   A-11
         5.5  Return of Exchange Fund...................................   A-12
         5.6  Lost or Stolen Certificates...............................   A-13
 ARTICLE 6.   REPRESENTATIONS AND WARRANTIES OF WYNDHAM.................   A-13
         6.1  Existence; Good Standing; Authority; Compliance With Law..   A-13
         6.2  Authorization, Validity and Effect of Agreements..........   A-14
         6.3  Capitalization............................................   A-14
         6.4  Subsidiaries..............................................   A-15
         6.5  Other Interests...........................................   A-15
         6.6  No Violation..............................................   A-15
         6.7  SEC Documents.............................................   A-16
         6.8  Litigation................................................   A-16
         6.9  Absence of Certain Changes................................   A-17
         6.10 Taxes.....................................................   A-17
         6.11 Books and Records.........................................   A-18
         6.12 Properties................................................   A-18
         6.13 Environmental Matters.....................................   A-18
         6.14 Employee Benefit Plans....................................   A-20
         6.15 Labor Matters.............................................   A-20
         6.16 No Brokers................................................   A-21
         6.17 Opinion of Financial Advisors.............................   A-21
         6.18 Related Party Transactions................................   A-21
         6.19 Contracts and Commitments.................................   A-21
         6.20 Disclosure................................................   A-22
         6.21 Definition of Wyndham's Knowledge.........................   A-22
 ARTICLE 7.   REPRESENTATIONS AND WARRANTIES OF PATRIOT.................   A-22
         7.1  Existence; Good Standing; Authority; Compliance With Law..   A-22
         7.2  Authorization, Validity and Effect of Agreements..........   A-23
         7.3  Capitalization............................................   A-23

                                      (i)

                                                                          PAGE
                                                                          ----
          7.4  Subsidiaries.............................................  A-24
          7.5  No Violation.............................................  A-24
          7.6  SEC Documents............................................  A-25
          7.7  Litigation...............................................  A-25
          7.8  Absence of Certain Changes...............................  A-25
          7.9  Taxes....................................................  A-25
          7.10 Books and Records........................................  A-26
          7.11 Properties...............................................  A-27
          7.12 Environmental Matters....................................  A-28
          7.13 Employee Benefit Plans...................................  A-28
          7.14 Labor Matters............................................  A-29
          7.15 No Brokers...............................................  A-29
          7.16 Opinion of Financial Advisor.............................  A-29
          7.17 Wyndham Stock Ownership..................................  A-29
          7.18 Related Party Transactions...............................  A-29
          7.19 Contracts and Commitments................................  A-30
          7.20 Patriot Stock............................................  A-30
          7.21 Disclosure...............................................  A-30
          7.22 Definition of Patriot's Knowledge........................  A-30
 ARTICLE  8.   COVENANTS................................................  A-30
          8.1  Acquisition Proposals....................................  A-30
          8.2  Conduct of Businesses....................................  A-31
          8.3  Meetings of Stockholders.................................  A-36
          8.4  Filings; Other...........................................  A-37
          8.5  Access to Information....................................  A-38
          8.6  Publicity................................................  A-38
          8.7  Proxy Statement; Registration Statement..................  A-38
          8.8  Listing Application......................................  A-39
          8.9  Further Action...........................................  A-40
          8.10 Affiliates of Wyndham....................................  A-40
          8.11 Expenses.................................................  A-40
          8.12 Indemnification..........................................  A-40
          8.13 Reorganization...........................................  A-42
          8.14 Stop Transfer............................................  A-42
          8.15 Brand Conversions........................................  A-42
          8.16 Ratification by New Patriot..............................  A-42
          8.17 Wyndham's Accumulated and Current Earnings and Profits...  A-42
          8.18 Private Letter Ruling....................................  A-42
          8.19 Employee Benefit Matters.................................  A-43
          8.20 Stock Purchase Agreement; Purchase and Sale Agreement....  A-43
 ARTICLE  9.   CONDITIONS...............................................  A-43
          9.1  Conditions to Each Party's Obligation to Effect the
               Merger...................................................  A-43
          9.2  Conditions to Obligations of Wyndham to Effect the
               Merger...................................................  A-44
          9.3  Conditions to Obligation of Patriot to Effect the
               Merger...................................................  A-46
 ARTICLE 10.   TERMINATION; AMENDMENT; WAIVER...........................  A-47
         10.1  Termination..............................................  A-47
         10.2  Effect of Termination....................................  A-49
         10.3  Termination Fees and Expenses............................  A-49
         10.4  Payment of Termination Amount or Expenses................  A-50
         10.5  Extension; Waiver........................................  A-50

                                      (ii)

                                                                          PAGE
                                                                          ----
 ARTICLE 11.   GENERAL PROVISIONS.......................................  A-51
         11.1  Nonsurvival of Representations, Warranties and
               Agreements...............................................  A-51
         11.2  Notices..................................................  A-51
         11.3  Assignment; Binding Effect; Benefit......................  A-51
         11.4  Entire Agreement.........................................  A-52
         11.5  Amendment................................................  A-52
         11.6  Governing Law............................................  A-52
         11.7  Counterparts.............................................  A-52
         11.8  Headings.................................................  A-52
         11.9  Interpretation...........................................  A-52
         11.10 Waivers..................................................  A-52
         11.11 Incorporation............................................  A-52
         11.12 Severability.............................................  A-53
         11.13 Enforcement of Agreement.................................  A-53
         11.14 Certain Definitions......................................  A-53
         11.15 Schedules................................................  A-53

                                     (iii)

                                                                        ANNEX A

                         AGREEMENT AND PLAN OF MERGER

  This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of April 14, 1997, between Patriot American Hospitality, Inc., a Virginia corporation which operates as a real estate investment trust ("Patriot"), and Wyndham Hotel Corporation, a Delaware corporation ("Wyndham").

                                   RECITALS

  WHEREAS, Patriot, California Jockey Club ("CJC") and Bay Meadows Operating Company ("BMOC") have entered into an Agreement and Plan of Merger dated as of February 24, 1997 (the "Business Combination Agreement"), pursuant to which Patriot, CJC and BMOC agreed to engage in a business combination among Patriot, CJC and BMOC, upon the terms and subject to the conditions set forth in the Business Combination Agreement (the "Business Combination");

  WHEREAS, the shares of common stock, par value $.01 per share, of CJC (the "CJC Stock") and the shares of common stock, par value $.01 per share, of BMOC (the "BMOC Stock") are paired and transferable and traded only in combination as a single unit (the "Paired Shares") on the American Stock Exchange;

  WHEREAS, upon consummation of the Business Combination, Patriot will have merged with and into CJC with CJC being the surviving company ("New Patriot"), New Patriot will change its name to "Patriot American Hospitality, Inc." and BMOC will change its name to "Patriot American Hospitality Operating Company";

  WHEREAS, contemporaneously with the execution of this Agreement, Patriot and certain entities owned or controlled, directly or indirectly, by the Crow family and/or various related parties (collectively, the "Crow Family Entities") have entered into an Omnibus Purchase and Sale Agreement (the "Purchase and Sale Agreement") pursuant to which certain real estate and related assets (the "Crow Family Assets") will be sold to Patriot American Hospitality Partnership, L.P., a Virginia limited partnership ("Patriot OP"), and an operating partnership to be formed by BMOC in connection with the Business Combination ("BMOC OP"), for cash, upon the terms and subject to the conditions set forth in the Purchase and Sale Agreement (the "Purchase and Sale");

  WHEREAS, contemporaneously with the execution of this Agreement, CF Securities, L.P. (the "Principal Stockholder") and Patriot have entered into a stock purchase agreement (the "Stock Purchase Agreement") pursuant to which Patriot shall purchase from the Principal Stockholder, and the Principal Stockholder shall sell to Patriot and BMOC, all 9,447,745 shares of common stock, par value $.01 per share, of Wyndham (the "Wyndham Common Stock") currently owned by the Principal Stockholder (the "Stock Purchase"), and as consideration therefor, Patriot shall pay cash to the Principal Stockholder, and/or issue to the Principal Stockholder shares of unpaired Class A preferred stock, par value $.01 per share, of Patriot (the "Unpaired Patriot Stock") and issue to the Principal Stockholder Paired Shares of Patriot Stock and BMOC Stock, upon the terms and subject to the conditions set forth in the Stock Purchase Agreement;

  WHEREAS, contemporaneously with the execution of this Agreement, Patriot and the Principal Stockholder have entered into a standstill agreement (the "Standstill Agreement") pursuant to which the Principal Stockholder has agreed to refrain from taking certain actions and to perform certain other obligations with respect to Patriot and BMOC and the securities of Patriot and BMOC to be issued to the Principal Stockholder pursuant to the Stock Purchase Agreement, upon the terms and subject to the conditions set forth in the Standstill Agreement;

  WHEREAS, as a condition to the willingness of Patriot to enter into this Agreement, (i) certain management stockholders of Wyndham (the "Management Stockholders") and the Principal Stockholder have entered into a

Proxy Agreement, dated as of the date hereof, with Patriot (the "Proxy Agreement"), pursuant to which each of the Management Stockholders and the Principal Stockholder has, among other things, granted to Patriot an irrevocable proxy to vote his, her or its shares of Wyndham Common Stock in favor of the approval of the Merger (as hereinafter defined), this Agreement and the other transactions contemplated hereby and the approval of any other matter relating to consummation of the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in the Proxy Agreement, and (ii) the Management Stockholders, the Principal Stockholder and certain members of Patriot's management have entered into Voting Agreements, dated as of the date hereof, with Patriot (collectively, the "Voting Agreements"), pursuant to which such stockholders have agreed to certain matters with respect to the voting securities of Patriot and BMOC held by such stockholders after the Merger;

  WHEREAS, contemporaneously with the execution of this Agreement, certain officers of Patriot and certain officers of Wyndham have entered into employment agreements with Patriot (the "Employment Agreements"), upon the terms and subject to the conditions set forth therein, including, without limitation, conditions that the Employment Agreements shall not become effective unless the Merger is consummated;

  WHEREAS, the Board of Directors of Patriot and the Board of Directors of Wyndham each have determined that a business combination between Patriot and Wyndham with related agreements with BMOC is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the transactions provided for herein upon the terms and subject to the conditions set forth herein;

  WHEREAS, immediately following consummation of the transactions contemplated by this Agreement, the shares of BMOC Stock and the shares of common stock, par value $.01 per share, of New Patriot will be paired and transferable and traded only in combination as a single unit on the New York Stock Exchange;

  WHEREAS, it is intended that the Stock Purchase by Patriot and the Merger provided for herein be treated as an integrated transaction that, for federal income tax purposes, qualifies as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and pursuant to which the consideration received by all of the stockholders of Wyndham shall be tax-free to such stockholders to the extent such consideration consists of Patriot Unpaired Stock and, to the extent consisting of Patriot Stock, Paired Shares of Patriot Stock and BMOC Stock, and for financial accounting purposes shall be accounted for as a "purchase";

  WHEREAS, Patriot and Wyndham have each received a fairness opinion from their respective financial advisors, and the special committee of the Board of Directors of Wyndham (the "Wyndham Special Committee") has received a fairness opinion from its financial advisor, relating to the transactions contemplated hereby as more fully described herein; and

  WHEREAS, Patriot and Wyndham desire to make certain representations, warranties and agreements in connection with the Merger.

  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                  ARTICLE 1.

                                  The Merger

  1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Wyndham shall be merged with and into New Patriot in accordance with this Agreement, and the separate corporate existence of Wyndham shall thereupon cease (the "Merger"). New Patriot shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in Section 259 of the Delaware General Corporation Law (the "DGCL").

As used in this Agreement, (i) any reference to "Patriot" means Patriot prior to consummation of the Business Combination and New Patriot following consummation of the Business Combination, (ii) any reference to a "Patriot Subsidiary" means a Subsidiary of Patriot prior to consummation of the Business Combination and a Subsidiary of New Patriot following consummation of the Business Combination, and (iii) any reference to "Patriot Stock" means the shares of common stock, no par value, of Patriot prior to consummation of the Business Combination and the shares of common stock, par value $.01 per share, of New Patriot following consummation of the Business Combination.

  1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Goodwin, Procter & Hoar llp, Exchange Place, Boston, Massachusetts, at 10:00 a.m., local time, on the date which is the later of (a) October 1, 1997 or (b) the first business day immediately following the day on which the last of the conditions set forth in Article 9 shall be fulfilled or waived in accordance herewith, or at such other time, date or place as the parties hereto may agree; provided, however, that, subject to the provisions of Section 10.1(c), Patriot may, by notice in writing to Wyndham not less than ten (10) days prior to the then scheduled date of the meeting of Wyndham stockholders pursuant to
Section 8.3, extend the date which is the later of the dates specified in the foregoing clauses (a) and (b) if Patriot determines in its reasonable judgment, after consultation with Wyndham, that such action is necessary to allow Patriot to receive the Ruling (as hereinafter defined) prior to Closing. Unless the parties shall otherwise agree, the parties shall use their reasonable best efforts to cause the Closing to occur as soon as possible after the meetings of stockholders held pursuant to Section 8.3, and, if Patriot shall provide the foregoing notice to Wyndham extending the date which is the later of the dates specified in the foregoing clauses (a) and (b), then Wyndham may adjourn its stockholders' meeting so as to cause it to occur as close as reasonably possible to the anticipated Closing Date. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

  1.3 Effective Time. If all of the conditions to the Merger set forth in
Article 9 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 10, the parties hereto shall promptly cause a Certificate of Merger satisfying the requirements of the DGCL (the "Certificate of Merger") to be properly executed, verified and delivered for filing in accordance with the DGCL on the Closing Date. The Merger shall become effective upon the acceptance for record of the Certificate of Merger by the Secretary of State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "Effective Time").

  1.4 Ancillary Agreements. At the Closing and prior to the Effective Time,
(i) Patriot and the Principal Stockholder shall consummate the Stock Purchase, subject to the terms of the Stock Purchase Agreement, (ii) Wyndham and BMOC shall consummate the BMOC Stock Issuance (as hereinafter defined), subject to the terms of the Wyndham/BMOC Subscription Agreement (as hereinafter defined), and (iii) Wyndham and BMOC OP shall consummate the Asset Sale (as hereinafter defined) in the event that the Ruling is not obtained prior to the Effective Time. At the Closing, (i) the Crow Family Entities shall consummate the Purchase and Sale of the Crow Family Assets to Patriot OP and BMOC OP, subject to the terms of the Purchase and Sale Agreement, and (ii) Patriot, BMOC, the Principal Stockholder, certain of the Management Stockholders and certain other stockholders of Wyndham shall enter into a registration rights agreement in substantially the form of Exhibit A attached hereto (the "Registration Rights Agreement"). Following consummation of the Business Combination and subject to the terms and conditions of this Agreement, (x) Patriot and Wyndham shall enter into an agreement substantially in the form set forth on Exhibit B attached hereto pursuant to which, among other things, Patriot shall make certain representations and warranties to Wyndham in connection with the transactions contemplated by this Agreement (the "Patriot Ratification Agreement"), and (y) BMOC and Wyndham shall enter into an agreement substantially in the form set forth on Exhibit C attached hereto pursuant to which, among other things, BMOC will make certain representations and warranties to Wyndham in connection with the transactions contemplated by this Agreement (the "BMOC Ratification Agreement"). At or prior to the Closing, Patriot and BMOC shall enter into a Master Leasehold Agreement having such terms as to which Patriot and BMOC shall hereafter agree, in addition to the terms set forth on Exhibit D attached hereto (the "Master Leasehold Agreement"), provided that Wyndham shall first be given a reasonable opportunity to review and comment upon the terms of such agreement. No later than eleven (11) business days prior to the Closing, Patriot and BMOC shall enter into a Cooperation Agreement in substantially the form of Exhibit E attached hereto (the "Cooperation Agreement"). The Stock Purchase Agreement, Purchase and Sale Agreement, Cooperation Agreement, Standstill Agreement, Proxy Agreement, Registration Rights Agreement, Patriot Ratification Agreement, BMOC Ratification Agreement, Voting Agreements, Employment Agreements, Wyndham/BMOC Subscription Agreement, the Option Agreement of even date herewith between Patriot and the grantors named therein (the "ISIS Owners") pursuant to which the ISIS Owners have granted to Patriot an option to acquire the equity interests owned by the ISIS Owners in ISIS 2000 L.P., and the Option Agreement of even date herewith between Patriot and the grantors named therein (the "MIS Owners") pursuant to which the MIS Owners have granted to Patriot an option to acquire the equity interests owned by the MIS Owners in Kinetic Group Limited Partnership (formerly known as CW Synergistech, LP), are referred to collectively herein as the "Ancillary Agreements."

                                  ARTICLE 2.

                         The Wyndham/BMOC Subscription

  2.1 Wyndham/BMOC Subscription Agreement. Immediately prior to the Closing, Wyndham and BMOC shall enter into a contract in substantially the form of Exhibit F attached hereto (the "Wyndham/BMOC Subscription Agreement") pursuant to which Wyndham will agree to pay for, and BMOC will issue directly to the stockholders of Wyndham as part of the consideration to be paid to such stockholders in the Merger (the "BMOC Stock Issuance"), a number of shares (the "Subscribed Shares") of BMOC Stock equal to the number of shares of Patriot Stock to be issued to stockholders of Wyndham pursuant to the Merger.

  2.2 Subscribed Shares. The parties hereto acknowledge and agree that the Subscribed Shares will be issued in accordance with Section 5.2(a) hereof to the stockholders of Wyndham in connection with the Merger and will be paired with the Patriot Stock issued in the Merger in accordance with that certain Pairing Agreement, dated as of February 17, 1983 and amended from time to time thereafter, by and between CJC and BMOC (the "Pairing Agreement"), and Wyndham shall not at any time become a stockholder of BMOC. The provisions of this
Article 2, the BMOC Stock Issuance and the Wyndham/BMOC Subscription Agreement are intended to comply and shall be interpreted in a manner consistent with Sections 2(a) and 2(b) of the Pairing Agreement.

                                  ARTICLE 3.

     Certificate of Incorporation and Bylaws of the Surviving Corporation

  3.1 Charter. The Amended and Restated Certificate of Incorporation of Patriot in effect immediately prior to the Effective Time (the "Patriot Certificate") shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law, and shall contain terms required by and consistent with this Agreement, the Stock Purchase Agreement and the Cooperation Agreement and terms not otherwise prohibited from being contained in such certificate by any of such agreements (the "Surviving Corporation Certificate").

  3.2 Bylaws. The Amended and Restated Bylaws of Patriot in effect immediately prior to the Effective Time (the "Patriot Bylaws") shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law, and shall contain terms required by and consistent with this Agreement, the Stock Purchase Agreement and the Cooperation Agreement and terms not otherwise prohibited from being contained in such bylaws by any of such agreements (the "Surviving Corporation Bylaws").

                                  ARTICLE 4.

         Directors and Officers of the Surviving Corporation and BMOC

  4.1 Directors of the Surviving Corporation.

  (a) At the Effective Time, the number of directors of the Surviving Corporation shall be fixed at eleven. At the Effective Time, eight of the directors of the Surviving Corporation shall be Paul Nussbaum, William W. Evans III, Arch Jacobson, John Daniels and John Deterding, and three individuals designated by Patriot prior to the Effective Time who shall be reasonably acceptable to Wyndham (the foregoing eight individuals being referred to herein collectively as the "Patriot Designees"); provided, however, that for purposes of the foregoing, Wyndham acknowledges that the individuals listed on Section 4.1 of the Patriot Disclosure Letter (as hereinafter defined) are reasonably acceptable Patriot Designees. At the Effective Time, two of the directors of the Surviving Corporation shall be James Carreker and an individual designated by Wyndham prior to the Effective Time who shall be reasonably acceptable to Patriot (the foregoing two individuals being referred to herein collectively as the "Wyndham Designees"). The remaining director shall be designated by the Crow Family Entities prior to the Effective Time and shall be reasonably acceptable to Patriot (the "Family Designee"); provided, however, that for purposes of the foregoing, Patriot acknowledges that Harlan Crow is a reasonably acceptable Family Designee and that the term of the Family Designee on the Board of Directors of Patriot shall commence on the third day immediately following the Effective Time (the "Family-Designee Date").

  (b) In the event that immediately following consummation of the Business Combination the Board of Directors of Patriot is divided into classes, then, at the Effective Time, the directors of each of the classes of the Board of Directors of the Surviving Corporation shall be as follows (subject to the provisions of this Section 4.1):

        CLASS                       DESIGNEE                                   TERM EXPIRES
        -----                       --------                                   ------------
           I                  Paul Nussbaum                                        1998
           I                  Family Designee                                      1998
           I                  John Deterding                                       1998
           I                  Patriot Designee                                     1998
          II                  John Daniels                                         1999
          II                  Patriot Designee                                     1999
          II                  Patriot Designee                                     1999
          II                  Wyndham Designee                                     1999
         III                  James Carreker                                       2000
         III                  Arch Jacobson                                        2000
         III                  William W. Evans III                                 2000

  (c) Patriot and Wyndham agree that in the event that any Patriot Designee is unable or otherwise fails to serve, for any reason, as a director of Patriot at the Effective Time, Patriot shall have the right to designate another individual to serve as a director of Patriot at the Effective Time in place of such Patriot Designee (or if a vacancy shall be deemed to have occurred in respect thereof, Patriot shall have the right to fill such vacancy, notwithstanding any other provision to the contrary contained herein); provided, however, that such individual shall be reasonably satisfactory to Wyndham. Patriot and Wyndham shall each cause such designee of Patriot to be elected to the Board of Directors of Patriot at the Effective Time in place of such Patriot Designee.

  (d) Patriot and Wyndham agree that in the event that any Wyndham Designee is unable or otherwise fails to serve, for any reason, as a director of Patriot at the Effective Time, Wyndham shall have the right to designate another individual to serve as a director of Patriot at the Effective Time in place of such Wyndham Designee (or if a vacancy shall be deemed to have occurred in respect thereof, Wyndham shall have the right to fill such vacancy, notwithstanding any other provision to the contrary contained herein); provided, however, that such individual shall be reasonably satisfactory to Patriot. Patriot and Wyndham shall each cause such designee of Wyndham to be elected to the Board of Directors of Patriot at the Effective Time in place of such Wyndham Designee.

  (e) Patriot and Wyndham agree that in the event that the Family Designee is unable or otherwise fails to serve, for any reason, as a director of Patriot on the Family-Designee Date, the Crow Family Entities shall have the right to designate another individual to serve as a director of Patriot on the Family-Designee Date in place of such Family Designee (or if a vacancy shall be deemed to have occurred in respect thereof, the Crow Family Entities shall have the right to fill such vacancy, notwithstanding any other provision to the contrary contained herein); provided, however, that such individual shall be reasonably satisfactory to Patriot. Patriot and Wyndham shall each cause such designee of the Crow Family Entities to be elected to the Board of Directors of Patriot on the Family-Designee Date in place of such Family Designee.

  (f) Notwithstanding any of the foregoing provisions of this Section 4.1 or any other provision of this Agreement to the contrary, the parties agree that in no event shall a majority of the directors of the Surviving Corporation immediately following the Effective Time be executive officers or directors of BMOC.

  4.2 Officers of the Surviving Corporation. At the Effective Time, the officers of the Surviving Corporation shall include, but not be limited to, Paul Nussbaum, who shall be Chairman of the Board of Directors and Chief Executive Officer, William Evans, who shall be President, and Anne Raymond, who shall be Chief Financial Officer and an Executive Vice President.

  4.3 Directors of BMOC.

  (a) At or prior to the Effective Time, the number of directors of BMOC shall be fixed at eleven. At the Effective Time, seven of the directors of BMOC shall be Paul Nussbaum, Leonard Boxer, Arch Jacobson and Rusty Lyons, and three individuals designated by Patriot prior to the Effective Time who shall be reasonably acceptable to Wyndham (the foregoing seven individuals being referred to herein collectively as the "Patriot-BMOC Designees"); provided, however, that for purposes of the foregoing, Wyndham acknowledges that the individuals listed on Section 4.3 of the Patriot Disclosure Letter are reasonably acceptable Patriot-BMOC Designees. At the Effective Time, three of the directors of BMOC shall be James Carreker and two individuals designated by Wyndham prior to the Effective Time who shall be reasonably acceptable to Patriot (the foregoing three individuals being referred to herein collectively as the "Wyndham-BMOC Designees"); provided, however, that for purposes of the foregoing, Patriot acknowledges that the individual listed on Section 4.3 of the Wyndham Disclosure Letter (as hereinafter defined) is a reasonably acceptable Wyndham-BMOC Designee. The remaining director shall be designated by the Crow Family Entities prior to the Effective Time and shall be reasonably acceptable to Patriot (the "Family-BMOC Designee"); provided, however, that for purposes of the foregoing, Patriot acknowledges that Harlan Crow is a reasonably acceptable Family-BMOC Designee and that the term of the Family-BMOC Designee on the Board of Directors of BMOC shall commence on the third day immediately following the Effective Time (the "Family-BMOC-Designee Date").

  (b) In the event that immediately following consummation of the Business Combination the Board of Directors of BMOC is divided into classes, then, at the Effective Time, the directors of each class of the Board of Directors of BMOC shall be as follows (subject to the provisions of this Section 4.3):

        CLASS                       DESIGNEE                                    TERM EXPIRES
        -----                       --------                                    ------------
           I                  James Carreker                                        1998
           I                  Rusty Lyons                                           1998
           I                  Wyndham-BMOC Designee                                 1998
           I                  Patriot-BMOC Designee                                 1998
          II                  Arch Jacobson                                         1999
          II                  Leonard Boxer                                         1999
          II                  Family-BMOC Designee                                  1999
          II                  Patriot-BMOC Designee                                 1999
         III                  Paul Nussbaum                                         2000
         III                  Patriot-BMOC Designee                                 2000
         III                  Wyndham-BMOC Designee                                 2000

  (c) Patriot, Wyndham and BMOC agree that in the event that any Patriot-BMOC Designee is unable or otherwise fails to serve, for any reason, as a director of BMOC at the Effective Time, Patriot shall have the right to designate another individual to serve as a director of BMOC at the Effective Time in place of such Patriot-BMOC Designee (or if a vacancy shall be deemed to have occurred in respect thereof, Patriot shall have the right to fill such vacancy, notwithstanding any other provision to the contrary contained herein); provided, however, that such individual shall be reasonably satisfactory to Wyndham. BMOC and Wyndham shall each cause such designee of Patriot to be elected to the Board of Directors of BMOC at the Effective Time in place of such Patriot-BMOC Designee.

  (d) Patriot, Wyndham and BMOC agree that in the event that any Wyndham-BMOC Designee is unable or otherwise fails to serve, for any reason, as a director of BMOC at the Effective Time, Wyndham shall have the right to designate another individual to serve as a director of BMOC at the Effective Time in place of such Wyndham-BMOC Designee (or if a vacancy shall be deemed to have occurred in respect thereof, Wyndham shall have the right to fill such vacancy, notwithstanding any other provision to the contrary contained herein); provided, however, that such individual shall be reasonably satisfactory to Patriot. BMOC and Wyndham shall each cause such designee of Wyndham to be elected to the Board of Directors of BMOC at the Effective Time in place of such Wyndham-BMOC Designee.

  (e) Patriot, Wyndham and BMOC agree that in the event that the Family-BMOC Designee is unable or otherwise fails to serve, for any reason, as a director of BMOC on the Family-BMOC-Designee Date, the Crow Family Entities shall have the right to designate another individual to serve as a director of BMOC on the Family-BMOC-Designee Date in place of such Family-BMOC Designee (or if a vacancy shall be deemed to have occurred in respect thereof, the Crow Family Entities shall have the right to fill such vacancy, notwithstanding any other provision to the contrary contained herein); provided, however, that such individual shall be reasonably satisfactory to Patriot. BMOC and Wyndham shall each cause such designee of the Crow Family Entities to be elected to the Board of Directors of BMOC on the Family-BMOC-Designee Date in place of such Family-BMOC Designee.

  (f) Notwithstanding any of the foregoing provisions of this Section 4.3 or any other provision of this Agreement to the contrary, Patriot, Wyndham and BMOC agree that in no event shall a majority of the directors of BMOC immediately following the Effective Time be executive officers or directors of the Surviving Corporation.

  4.4 Officers of BMOC. At the Effective Time, the officers of BMOC shall include, but not be limited to, James Carreker, who shall be Chairman of the Board of Directors and Chief Executive Officer, Rex Stewart, who shall be Chief Financial Officer and an Executive Vice President, and Thomas Lattin, who shall be an Executive Vice President.

  4.5 Change of Name. At the Effective Time, (i) BMOC and Patriot or a Subsidiary of Patriot shall enter into a license agreement pursuant to which Patriot or such Subsidiary of Patriot shall license to BMOC use of the "Wyndham" brand, and (ii) the Certificate of Incorporation of BMOC shall be amended (the "BMOC Charter Amendment") to change the name of BMOC to "Wyndham International" and shall contain terms required by and consistent with this Agreement, the Stock Purchase Agreement and the Cooperation Agreement and terms not otherwise prohibited from being contained in such certificate by any of such agreements.

                                  ARTICLE 5.

                               Exchange of Stock

  5.1 Outstanding Paired Shares of Patriot Stock and BMOC Stock.

  (a) At and after the Effective Time, each Paired Share of Patriot Stock and BMOC Stock outstanding immediately prior to the Effective Time shall remain outstanding and shall continue to represent one Paired Share of Patriot Stock and BMOC Stock.

  (b) At and after the Effective Time, each option exercisable for a Paired Share of Patriot Stock and BMOC Stock outstanding immediately prior to the Effective Time shall remain outstanding and shall continue to represent an option to purchase a Paired Share of Patriot Stock and BMOC Stock.

  5.1 Conversion of Wyndham Common Stock.

  (a) Except as otherwise provided in Section 5.3(a) with respect to holders of Wyndham Common Stock who make a Cash Election (as defined therein) and except as otherwise provided herein, at the Effective Time, each share of Wyndham Common Stock issued and outstanding immediately prior to the Effective Time (other than those shares of Wyndham Common Stock to be canceled pursuant to Section 5.2(c)) shall, by virtue of the Merger and without any action on the part of Wyndham, Patriot, BMOC or the holders of any of the securities of any of these corporations, be converted into the right to receive 0.712 Paired Shares of Patriot Stock and BMOC Stock; provided, however, that in the event that the Average Closing Price (as hereinafter defined) of a Paired Share of Patriot Stock and BMOC Stock is less than $42.13 per share (subject to adjustment as provided below) but greater than or equal to $40.21 per share (subject to adjustment as provided below), then each share of Wyndham Common Stock issued and outstanding immediately prior to the Effective Time (other than those shares of Wyndham Common Stock to be canceled pursuant to Section 5.2(c)) shall be converted into the right to receive a number of Paired Shares of Patriot Stock and BMOC Stock equal to $30.00 divided by the Average Closing Price; provided, further, that in the event that the Average Closing Price of a Paired Share of Patriot Stock and BMOC Stock is less than $40.21 per share (subject to adjustment as provided below), (A) each share of Wyndham Common Stock issued and outstanding immediately prior to the Effective Time (other than those shares of Wyndham Common Stock to be canceled pursuant to Section 5.2(c)) shall be converted into the right to receive a number of Paired Shares of Patriot Stock and BMOC Stock equal to 0.746 (the applicable percentage of a share of Patriot Stock to be issued upon such conversion herein being the "Exchange Ratio"), and (B) Wyndham shall have the right, waivable by it, to terminate this Agreement pursuant to Section 10.1(l) without any liability on its part by giving written notice of its election to do so to Patriot prior to 11:59 p.m., Dallas, Texas time on the first business day after the expiration of the Measurement Period (as hereinafter defined). The Paired Shares of Patriot Stock and BMOC Stock to be issued to holders of Wyndham Common Stock in the Merger are referred to herein as the "Stock Consideration." For purposes of this Agreement, the term "Average Closing Price" shall mean the average per share closing price of a Paired Share of a Patriot Stock and BMOC Stock as reported on the NYSE over the twenty (20) trading days immediately preceding the fifth business day prior to the date on which the meeting of Wyndham's stockholders is to be convened pursuant to Section 8.3 hereof such twenty (20) trading day period being referred to herein as the "Measurement Period"). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Paired Shares of CJC Stock and BMOC Stock, the outstanding Paired Shares of Patriot Stock and BMOC Stock or the outstanding shares of Wyndham Common Stock shall have been changed, other than pursuant to this Agreement or the Business Combination Agreement, into a different number of shares or a different class or series, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (or if between the date of this Agreement and the effective date of the Business Combination the outstanding shares of Patriot Stock shall have been so changed and no adjustment shall have been made on account thereof pursuant to Section 5.2(a) of the Business Combination Agreement), the Exchange Ratio and the per share reference prices of Paired Shares referred to above shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares; provided that none of Patriot, BMOC or Wyndham shall effect any such change during or, until the Effective Time, following the Measurement Period.

  (b) As a result of the Merger and without any action on the part of the holders thereof, all shares of Wyndham Common Stock shall cease to be outstanding, shall be canceled and retired and shall cease to exist and each holder of a certificate (a "Certificate" and, collectively, the "Certificates") representing any shares of Wyndham Common Stock (other than those shares of Wyndham Common Stock to be canceled pursuant to Section 5.2(c)) shall thereafter cease to have any rights with respect to such shares of Wyndham Common Stock, except the right to receive, without interest, Stock Consideration in accordance with Section 5.2(a) and/or cash consideration in accordance with Section 5.3(a), dividend(s) payable in accordance with Section 5.4(c) and cash in lieu of Excess Paired Shares (if any) and fractional Paired Shares of Patriot Stock and BMOC Stock in accordance with Sections 5.2(b) and 5.4(e), respectively, upon the surrender of such Certificate.

  (c) Each share of Wyndham Common Stock issued and held in Wyndham's treasury and each share of Wyndham Common Stock held by Patriot, BMOC or any of the Patriot Subsidiaries or BMOC Subsidiaries immediately prior to the Effective Time, if any, by virtue of the Merger shall cease to be outstanding, shall be canceled and retired and shall cease to exist and no payment of any consideration shall be made with respect thereto.

  (d) At the Effective Time, Wyndham's obligations with respect to each stock option (collectively, the "Existing Wyndham Options") set forth in Section 6.3 of the Wyndham Disclosure Letter (as defined in Article 6 hereof) shall be assumed by Patriot (the "Assumed Options"), subject to the provisions described in this Section. The Assumed Options shall not terminate in connection with the Merger and shall continue to have, and be subject to, the same terms and conditions as set forth in the stock option plans and agreements (as in effect immediately prior to the Effective Time) pursuant to which the Existing Wyndham Options were issued, provided that (i) all references to Wyndham shall be deemed to be references to Patriot or BMOC, as the case may be, and all references to Wyndham Common Stock shall be deemed to be references to Paired Shares of Patriot Stock and BMOC Stock, (ii) each option shall fully vest and become exercisable in accordance with its terms, and (iii) each option shall be exercisable for that number of whole Paired Shares of Patriot Stock and BMOC Stock equal to the product of the number of shares of Wyndham Common Stock covered by such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded to the nearest whole number of Paired Shares of Patriot Stock and BMOC Stock and (v) the exercise price per share of Paired Patriot Stock and BMOC Stock under such option shall be equal to the exercise price per share of Wyndham Common Stock under the Existing Wyndham Option divided by the Exchange Ratio and rounded to the nearest cent. Patriot shall (A) reserve for issuance the number of shares of Patriot Stock that will become issuable upon the exercise of such Assumed Options pursuant to this Section 5.2(e) and (B) promptly after the Effective Time issue to each holder of an outstanding Existing Wyndham Option a document evidencing the assumption by Patriot of Wyndham's obligations with respect thereto under this Section. BMOC shall (A) reserve for issuance the number of shares of BMOC Stock that will become issuable upon the exercise of such Assumed Options pursuant to this Section 5.2(d) and (B) promptly after the Effective Time issue to each holder of an outstanding Existing Wyndham Option a document evidencing the assumption by BMOC of Wyndham's obligations with respect thereto under this Section. Patriot, BMOC and Wyndham shall consider in good faith whether any of the Assumed Options will provide that Patriot or BMOC, as the case may be, shall have the discretion to settle any option exercise with a cash amount equal to the difference between the option exercise price and the fair market value of the Paired Shares of Patriot Stock and BMOC Stock, less any applicable tax withholding.

  5.3 Cash Election.

  (a) (i) Notwithstanding the provisions of Section 5.2(a), each person who, on the Election Date (as hereinafter defined), is a record holder of shares of Wyndham Common Stock (other than those shares of Wyndham Common Stock to be canceled pursuant to Section 5.2(c)) will be entitled, with respect to that number of such holder's shares of Wyndham Common Stock specified in such holder's Form of Election (as defined in Section 5.3(b)) but not in excess of the total number of shares of Wyndham Common Stock held by such holder (each such share of Wyndham Common Stock being referred to herein as a "Cash Electing Share," and the aggregate number of shares of Wyndham Common Stock with respect to which such holder has made a Cash Election being referred to herein as such holder's "Cash Electing Shares"), to make an election (a "Cash Election") on or prior to such Election Date to receive from Patriot following the Effective Time an amount in cash and Stock Consideration determined as follows:

    (A) If the Aggregate Cash Electing Shares (as hereinafter defined) is less than or equal to the Cash Conversion Number (as hereinafter defined), then such holder shall be entitled to receive for each such Cash Electing Share an amount of cash equal to the Per Share Cash Amount (as hereinafter defined); or

    (B) If the Aggregate Cash Electing Shares is greater than the Cash Conversion Number, then such holder shall be entitled to receive (x) with respect to that number of such holder's Cash Electing Shares equal to such holder's total Cash Electing Shares multiplied by the Cash Proration Factor (as hereinafter defined), with the result rounded to the next lower whole share (the "Prorated Cash Electing Shares"), an amount of cash equal to the product of such holder's Prorated Cash Electing Shares and the Per Share Cash Amount, and (y) Stock Consideration in accordance with Section 5.2 with respect to that number of such holder's Cash Electing Shares equal to the difference between such holder's total Cash Electing Shares and such holder's Prorated Cash Electing Shares.

  (ii) For purposes of this Agreement:

    "Aggregate Cash Electing Shares" shall mean the total number of Cash Electing Shares for all holders of Wyndham Common Stock.

    "Cash Election Price" shall mean the product of the Exchange Ratio and the Fair Market Value.

    "Cash Conversion Number" shall mean $100,000,000 divided by the Cash Election Price.

    "Cash Proration Factor" shall mean the Cash Conversion Number divided by the Aggregate Cash Electing Shares, with the result rounded to four decimal points.

    "Fair Market Value" shall mean the average closing price of the Paired Shares of Patriot Stock and BMOC Stock on the NYSE on the five (5) trading days immediately preceding the Closing Date.

    "Per Share Cash Amount" shall mean the product of the Fair Market Value multiplied by the Exchange Ratio.

  For purposes of the foregoing definitions in this clause (ii), the number of shares of Wyndham Common Stock held of record by the Principal Stockholder and its permitted assignees, if any, as to which the Principal Stockholder and its permitted assignees have made an election to receive cash pursuant to Section 1.1(b) of the Stock Purchase Agreement shall be treated as "Cash Electing Shares," but all consideration to be paid for such shares shall be paid or delivered by Patriot and BMOC pursuant to the Stock Purchase Agreement and not pursuant to this Agreement.

  (iii) The aggregate consideration to be received by holders of Wyndham Common Stock pursuant to Section 5.2(a) and this Section 5.3(a), any dividends and cash in lieu of Excess Paired Shares, if any, to be received by holders of Wyndham Common Stock in accordance with Section 5.2(b), and fractional Paired Shares, if any, to be received by the holders of Wyndham Common Stock in accordance with Section 5.4, are referred to herein collectively as the "Merger Consideration."

  (b) Patriot shall prepare a form of election, which form shall be subject to the reasonable approval of Wyndham (the "Form of Election"), and Wyndham shall mail such Form of Election with the Proxy Statement (as hereinafter defined) to the record holders of Wyndham Common Stock as of the record date for the Wyndham stockholders' meeting which will be held in accordance with the provisions of Section 8.3 hereof, which Form of Election shall be used by each record holder of shares of Wyndham Common Stock who wishes to make a Cash Election with respect to any or all shares of Wyndham Common Stock held by such holder. Patriot will use its best efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Wyndham Common Stock during the period between such record date and the Election Date referred to below. Any such holder's Cash Election shall have been properly made only if the Exchange Agent (as hereinafter defined) shall have received at its designated office, by 5:00 p.m., New York City time, on the Election Date, a Form of Election properly completed and signed and accompanied by certificates for the shares of Wyndham Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Patriot (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within three NYSE trading days after the date of execution of such guarantee of delivery). As used herein, the "Election Date" means two (2) business days prior to the Closing Date or such other date, agreed upon by Patriot and Wyndham, which date shall be announced by Patriot, in a news release delivered to Dow Jones News Service, as the last day on which Forms of Election will be accepted, which date shall be at least five business days following the date of such news release.

  (c) Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Patriot and Wyndham that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the shares of Wyndham Common Stock to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

  (d) The determination of the Exchange Agent shall be binding as to whether or not a Cash Election has been properly made or revoked pursuant to this
Section 5.3 with respect to shares of Wyndham Common Stock. If the Exchange Agent determines that any Cash Election was not properly made with respect to shares of Wyndham Common Stock, such shares shall be treated by the Exchange Agent as shares that were not Cash Electing Shares at the Effective Time, and such shares shall be exchanged in the Merger pursuant to Section 5.2(a). The Exchange Agent may, with the mutual agreement of Patriot and Wyndham, make such rules as are consistent with this Section 5.3 for the implementation of the election provided for herein as shall be necessary or desirable fully to effect such election.

  5.4 Exchange of Certificates Representing Wyndham Common Stock.

  (a) As of the Effective Time, (i) Patriot shall deposit, or shall cause to be deposited, with an exchange agent selected by Patriot on or prior to the Effective Time (the "Exchange Agent"), for the benefit of the holders of shares of Wyndham Common Stock, for exchange in accordance with this Article 5, a certificate representing the shares of Patriot Stock to be issued pursuant to Section 5.2(a), cash in an aggregate amount sufficient to pay the aggregate cash consideration payable to holders of Wyndham Common Stock who have made a Cash Election pursuant to Section 5.3(a), if any, the cash in lieu of Excess Paired Shares, if any, to be paid pursuant to Section 5.2(b) and fractional Paired Shares to be paid pursuant to this Section 5.4, in exchange for outstanding shares of Wyndham Common Stock and simultaneously (ii) BMOC shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Wyndham Common Stock, for distribution in accordance with Section 5.2(a), a certificate representing the Subscribed Shares, to be paired with the shares of Patriot Stock described in clause (i) above (such certificates for shares of Patriot Stock, cash, the certificates for Subscribed Shares and cash in lieu of Excess Paired Shares and fractional Paired Shares shall hereinafter be referred to as the "Exchange Fund"). The provisions of this Section 5.4 are intended to comply and shall be interpreted in a manner consistent with Sections 2(a) and 2(b) of the Pairing Agreement.

  (b) Promptly after the Effective Time, the parties hereto shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Patriot and BMOC may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates printed "back-to-back" evidencing Paired Shares of Patriot Stock and BMOC Stock and cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any. Upon surrender of a Certificate for cancellation to the Exchange Agent and delivery of such letter of transmittal, duly executed and completed in accordance with the instructions thereto to the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole Paired Shares of Patriot Stock and BMOC Stock to which such holder shall be entitled, and (y) a check representing the amount payable to holders of Wyndham Common Stock who have made a Cash Election pursuant to Section 5.3(a), if any, plus amount of cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, due such holder plus the amount of any dividends or distributions, if any, pursuant to
Section 5.4(c), after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the amount payable to holders of Wyndham Common Stock who have made a Cash Election pursuant to Section 5.3(a), if any, the cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, or on the dividends or distributions, if any, due and payable to holders of Certificates pursuant to this Section 5.4. In the event of a transfer of ownership of Wyndham Common Stock which is not registered in the stock transfer records of Wyndham, a certificate representing the proper number of Paired Shares of Patriot Stock and BMOC Stock, together with a check for the cash to be paid to holders of Wyndham Common Stock who have made a Cash Election pursuant to Section 5.3(a) plus cash to be paid in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, plus, to the extent applicable, the amount of any dividends or distributions, if any, due and payable pursuant to Section 5.4(c), may be issued to such a transferee if the Certificate representing shares of such Wyndham Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

  (c) Notwithstanding any other provisions of this Agreement, dividends or other distributions on Paired Shares of Patriot Stock and BMOC Stock with respect to any shares of Wyndham Common Stock represented by a Certificate that has not been surrendered for exchange shall be paid only as provided herein. Any such dividend or distribution amounts with a record date after the Effective Time and a payment date prior to both the first anniversary of the Effective Time and the surrender of such Certificate shall be deposited (less the amount of any withholding taxes which may be required thereon) with the Exchange Agent on the applicable payment date, to be held by the Exchange Agent in a non-interest bearing account until the surrender of such Certificate. Following surrender of any such Certificate, the holder thereof shall be entitled to receive for the whole Paired Shares of Patriot Stock and BMOC Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Paired Shares and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Paired Shares, less the amount of any withholding taxes which may be required thereon.

  (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of Wyndham of the shares of Wyndham Common Stock which were outstanding immediately prior to the Effective Time and if, after the Effective Time, Certificates are presented for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided. Certificates surrendered for exchange by any person constituting an "affiliate" of Wyndham for purposes of Rule 145, as such rule may be amended from time to time ("Rule 145"), of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Patriot has received an affiliate letter (the "Affiliate Letter") from such person as provided in Section 8.10.

  (e) No fractional Paired Shares of Patriot Stock and BMOC Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional Paired Shares pursuant to this Agreement, each holder of Wyndham Common Stock upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Fair Market Value by (ii) the fractional amount of the Paired Shares of Patriot Stock and BMOC Stock which such holder would otherwise be entitled to receive under this Article 5.

  (f) All cash paid upon the surrender for exchange of certificates representing shares of Wyndham Common Stock in accordance with the terms of this Article 5 (including any cash for Excess Paired Shares and fractional Paired Shares) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Wyndham Common Stock exchanged for cash theretofore represented by such certificates.

  5.5 Return of Exchange Fund. Any portion of the Exchange Fund (including any cash payable to holders of Wyndham Common Stock who have made a Cash Election pursuant to Section 5.3(a), any cash for Excess Paired Shares and fractional Paired Shares, any dividends or distributions of Patriot or BMOC and any shares of

Patriot Stock or any Subscribed Shares) that remains unclaimed by the former stockholders of Wyndham one year after the Effective Time shall be distributed as follows: any cash payable to holders of Wyndham Common Stock who have made a Cash Election pursuant to Section 5.3(a), any cash for Excess Paired Shares and fractional Paired Shares, any dividends or distributions of Patriot and any shares of Patriot Stock shall be returned to Patriot and any dividends or distributions of BMOC and any Subscribed Shares shall be returned to BMOC (provided that Patriot and BMOC shall issue said cash or shares in accordance with this Article 5 to former stockholders of Wyndham who thereafter surrender their Certificates), subject to the provisions and effect of applicable abandoned property, escheat or similar laws. Any former stockholders of Wyndham who have not theretofore complied with this Article 5 shall thereafter look only to Patriot for payment of any cash consideration payable as a result of the Merger or for issuance or payment of that portion of their Paired Shares representing Patriot Stock and cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, and to BMOC for issuance or payment of that portion of their Paired Shares representing BMOC Stock (plus, in each case, dividends and distributions to the extent set forth in Section 5.4(c), if any), as determined pursuant to this Agreement, without any interest thereon. None of Patriot, BMOC, Wyndham, the Exchange Agent or any other person shall be liable to any former holder of shares of Wyndham Common Stock for any shares of stock or cash properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  5.6 Lost or Stolen Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Patriot and BMOC, the posting by such person of a bond in such reasonable amount as Patriot and BMOC may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or Patriot and BMOC will issue in exchange for such lost, stolen or destroyed Certificate the Paired Shares of Patriot Stock and BMOC Stock and cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, to which such person is entitled under Section 5.4(b) (and to the extent applicable, dividends and distributions payable pursuant to Section 5.4(c)).

                                  ARTICLE 6.

                   Representations and Warranties of Wyndham

  Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Patriot, which shall refer to the relevant Sections of this Agreement (the "Wyndham Disclosure Letter"), Wyndham represents and warrants to Patriot as follows:

  6.1 Existence; Good Standing; Authority; Compliance With Law.

  (a) Wyndham is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Wyndham is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Wyndham and the Wyndham Subsidiaries taken as a whole (a "Wyndham Material Adverse Effect"). Wyndham has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

  (b) Each of the Wyndham Subsidiaries is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing could not reasonably be expected to have a Wyndham Material Adverse Effect.

  (c) Neither Wyndham nor any of the Wyndham Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Wyndham or any Wyndham Subsidiary or any of their respective properties or assets is subject, where such violation could have a Wyndham Material Adverse Effect. Wyndham and the Wyndham Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such license, permit or authorization or to take any such action could reasonably be expected to have a Wyndham Material Adverse Effect.

  (d) Copies of the Amended and Restated Certificate of Incorporation of Wyndham (the "Wyndham Certificate") and Bylaws of Wyndham (the "Wyndham Bylaws") and the other charter documents, bylaws, organizational documents and partnership and joint venture agreements (and in each such case, all amendments thereto) of each of the Wyndham Subsidiaries are listed in Section
6.1 of the Wyndham Disclosure Letter, and the copies of such documents, which have previously been delivered or made available to Patriot and its counsel, are true and correct. For the purposes of this Agreement, the term "Wyndham Subsidiary" shall include any of the entities listed under such heading in
Section 6.4 of the Wyndham Disclosure Letter.

  6.2 Authorization, Validity and Effect of Agreements. Each of Wyndham and the Wyndham Subsidiaries has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the Ancillary Agreements to which it is a party. The Board of Directors of Wyndham has approved this Agreement, the Merger, and the Ancillary Agreements to which it is a party and the other transactions contemplated by this Agreement and has resolved to recommend that the holders of Wyndham Common Stock adopt and approve this Agreement, as ratified by New Patriot pursuant to the Patriot Ratification Agreement, at the Wyndham stockholders' meeting which will be held in accordance with the provisions of Section 8.3 hereof. In connection with the foregoing, the Board of Directors of Wyndham has taken such actions and votes as are necessary on its part to render the provisions of Section 203 of the DGCL and all other applicable takeover statutes inapplicable to this Agreement, the Merger, the Stock Purchase Agreement, the Stock Purchase and the transactions contemplated by this Agreement and the other Ancillary Agreements. As of the date hereof, all of the directors and executive officers of Wyndham have indicated that they presently intend to vote all shares of Wyndham Common Stock which they own to approve this Agreement, as ratified by New Patriot pursuant to the Patriot Ratification Agreement, at the Wyndham stockholders' meeting which will be held in accordance with the provisions of Section 8.3. Subject only to the approval of this Agreement, as ratified by New Patriot pursuant to the Patriot Ratification Agreement, by the holders of two-thirds of the outstanding shares of Wyndham Common Stock, the execution by Wyndham of this Agreement, the Ancillary Agreements to which it is a party and consummation of the transactions contemplated by this Agreement and the Ancillary Agreements have been duly authorized by all requisite corporate action on the part of Wyndham. This Agreement constitutes, and the Ancillary Agreements to which it is a party (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of Wyndham, enforceable against Wyndham in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

  6.3 Capitalization.

  (a) The authorized capital stock of Wyndham consists of 45,000,000 shares of Wyndham Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Wyndham Preferred Stock"). As of the date of this Agreement,
(i) 20,018,299 shares of Wyndham Common Stock are issued and outstanding,
(ii) 2,133,811 and 50,000 shares of Wyndham Common Stock are reserved for issuance pursuant to the Wyndham's 1996 Long Term Incentive Plan and rights under the Wyndham's Non-Employee Directors' Retainer Stock Plan (collectively, the "Wyndham Stock Plans"), respectively, subject to adjustment on the terms set forth in the Wyndham Stock Plans, (iii) no shares of Wyndham Preferred Stock were issued and outstanding, and (iv) no shares of Wyndham Common Stock or Wyndham Preferred Stock were held in the treasury of Wyndham. As of the date of this Agreement, Wyndham had no shares of Wyndham Common Stock reserved for issuance other than as described above. All such issued and outstanding shares of capital stock of Wyndham are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 6.3 of the Wyndham Disclosure Letter, Wyndham has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Wyndham on any matter. Except for the Existing Wyndham Options (all of which have been issued under the Wyndham Stock Plans), there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Wyndham to issue, transfer or sell any shares of capital stock of Wyndham. Section 6.3 of the Wyndham Disclosure Letter sets forth a full list of the Existing Wyndham Options, including the name of the person to whom such stock options have been granted, the number of shares subject to each option, the per share exercise price for each option and the vesting schedule for each option. Pursuant to the terms of the Wyndham Stock Plans, at the Effective Time, all Existing Wyndham Options will be assumed by Patriot or BMOC in accordance with the provisions of Section 5.2(d). Except as set forth in
Section 6.3 of the Wyndham Disclosure Letter, there are no agreements or understandings to which Wyndham or any Wyndham Subsidiary is a party with respect to the voting of any shares of capital stock of Wyndham or which restrict the transfer of any such shares, nor does Wyndham have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth in Section 6.3 of the Wyndham Disclosure Letter, there are no outstanding contractual obligations of Wyndham or any Wyndham Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of Wyndham or any Wyndham Subsidiary. Except as set forth in Section 6.3 of the Wyndham Disclosure Letter, neither Wyndham nor any Wyndham Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act. After the Effective Time, except to the extent set forth in Section 5.2(d), the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock or other equity interest of Wyndham or the Surviving Corporation pursuant to any Wyndham Stock Plan or any other Wyndham Benefit Plan (as defined in Section
6.14 hereof).

  6.4 Subsidiaries. Except as set forth in Section 6.4 of the Wyndham Disclosure Letter, Wyndham owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the Wyndham Subsidiaries. Each of the outstanding shares of capital stock in each of the Wyndham Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 6.4 of the Wyndham Disclosure Letter, each of the outstanding shares of capital stock of, or partnership or other equity interests in, each of the Wyndham Subsidiaries is owned, directly or indirectly, by Wyndham free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each Wyndham Subsidiary as of the date hereof is set forth in Section 6.4 of the Wyndham Disclosure Letter: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital or partnership or other interests;
(iii) the name of each stockholder or owner of a partnership or other equity interest and the number of issued and outstanding shares of capital stock or share capital or percentage ownership for non-corporate entities held by it; and (iv) the name of the general partners, if applicable.

  6.5 Other Interests. Except as set forth in Sections 6.4 and 6.5 of the Wyndham Disclosure Letter and except for such Other Interests (as hereinafter defined) of Wyndham or any of the Wyndham Subsidiaries that would not, in the aggregate, be material to Wyndham and the Wyndham Subsidiaries, taken as a whole, neither Wyndham nor any Wyndham Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities) (collectively "Other Interests").

  6.6 No Violation. Except as set forth in Section 6.6 of the Wyndham Disclosure Letter (copies of which documents, except as set forth in Annex 6.6A, have been reviewed by Patriot), neither the execution and delivery by Wyndham of this Agreement or the Ancillary Agreements nor consummation by Wyndham of the transactions contemplated by this Agreement or the Ancillary Agreements in accordance with their terms hereof, will: (i) conflict with or result in a breach of any provisions of the Wyndham Certificate, the Wyndham Bylaws, or the organizational documents, partnership agreements or joint venture agreements of Wyndham or any Wyndham Subsidiary; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Wyndham or the Wyndham Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement (including, without limitation, any management or franchise agreement) or other instrument, commitment or obligation to which Wyndham or any of the Wyndham Subsidiaries is a party, or by which Wyndham or any of the Wyndham Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, could not reasonably be expected to have a Wyndham Material Adverse Effect; or (iii) other than the filings provided for in Article 1 of this Agreement, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority could not reasonably be expected to have a Wyndham Material Adverse Effect.

  6.7 SEC Documents. Wyndham has filed all required forms, reports and documents with the Securities and Exchange Commission ("SEC") since the earliest date on which Wyndham became subject to the reporting obligations of
Section 13 or 15(d) of the Exchange Act (collectively, the "Wyndham SEC Reports"), all of which were prepared in accordance with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder (the "Securities Laws"). The Wyndham SEC Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by Wyndham under the Securities Laws since the earliest date on which Wyndham became subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act. As of their respective dates, the Wyndham SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Wyndham included in or incorporated by reference into the Wyndham SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Wyndham and the Wyndham Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Wyndham included in or incorporated by reference into the Wyndham SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Wyndham and the Wyndham Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to
Section 13 or 15(d) of the Exchange Act.

  6.8 Litigation. Except as set forth in Section 6.8 of the Wyndham Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Wyndham or any Wyndham Subsidiary is a party or by which any of its properties or assets are bound or, to the reasonable best knowledge of Wyndham, to which any of its directors, officers, employees or, agents, in such capacities, is a party or by which any of their properties or assets are bound, and (ii) no actions, suits or proceedings pending against Wyndham or any Wyndham Subsidiary or, to the reasonable best knowledge of Wyndham, against any of its directors, officers, employees or agents, in such capacities, or, to the reasonable best knowledge of Wyndham, threatened against Wyndham or any Wyndham Subsidiary or against any of its directors, officers, employees or agents, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely, individually or in the aggregate, to have a Wyndham Material Adverse Effect.

  6.9 Absence of Certain Changes. Except as disclosed in the Wyndham SEC Reports filed with the SEC prior to the date hereof or as set forth in Section
6.9 of the Wyndham Disclosure Letter or as permitted by Section 8.2, since December 31, 1996, Wyndham and the Wyndham Subsidiaries have conducted their business only in the ordinary course of such business and there has not been:
(i) any Wyndham Material Adverse Effect; (ii) as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution with respect to the Wyndham Common Stock; (iii) any material commitment, contractual obligation (including, without limitation, any management or franchise agreement, any lease (capital or otherwise) or any letter of intent), borrowing, guaranty, capital expenditure or transaction (each, a "Commitment") entered into by Wyndham or any of the Wyndham Subsidiaries outside the ordinary course of business except for Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the Merger and the transactions contemplated hereby and thereby; or (iv) any material change in Wyndham's accounting principles, practices or methods.

  6.10 Taxes. Except as set forth in Section 6.10 of the Wyndham Disclosure Letter and except as would otherwise not be reasonably expected to have a Wyndham Material Adverse Effect (other than with respect to subsection (f) below):

    (a) Wyndham and each of the Wyndham Subsidiaries has paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and real and personal property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), owed or accrued by it through the date hereof.

    (b) Wyndham and each of the Wyndham Subsidiaries has timely filed all federal, state, local and foreign tax returns required to be filed by any of them through the date hereof, and all such returns completely and accurately set forth the amount of any Taxes relating to the applicable period.

    (c) Neither the Internal Revenue Service ("IRS") nor any other governmental authority is now asserting by written notice to Wyndham or any Wyndham Subsidiary or, to the knowledge of Wyndham or the Wyndham Subsidiaries, threatening to assert against Wyndham or any Wyndham Subsidiary any deficiency or claim for additional Taxes. There is no dispute or claim concerning any tax liability of Wyndham or any Wyndham Subsidiary, either claimed or raised by any governmental authority, or as to which any director or officer of Wyndham or any Wyndham Subsidiary has reason to believe may be claimed or raised by any federal or state governmental authority. No claim has ever been made by a taxing authority in a jurisdiction where Wyndham does not file reports and returns that Wyndham is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of Wyndham or any Wyndham Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes. Wyndham has never entered into a closing agreement pursuant to Section 7121 of the Code.

    (d) Wyndham has not received written notice of any audit of any tax return filed by Wyndham, and Wyndham has not been notified by any tax authority that any such audit is contemplated or pending. Neither Wyndham nor any of the Wyndham Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes, and no extension of time with respect to any date on which a tax return was or is to be filed by Wyndham is in force. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by Wyndham and each of the Wyndham Subsidiaries and all communications relating thereto have been delivered to Patriot or made available to representatives of Patriot.

    (e) Wyndham and each Wyndham Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

    (f) Wyndham estimates that as of December 31, 1996, the accumulated and current earnings and profits ("E&P") of Wyndham (as determined for federal income tax purposes) was not in excess of $15 million.

  6.11 Books and Records.

  (a) The books of account and other financial records of Wyndham and each of the Wyndham Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Wyndham SEC Reports.

  (b) The minute books and other records of Wyndham and each of the Wyndham Subsidiaries have been made available to Patriot, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of Wyndham and each of the Wyndham Subsidiaries and all actions of the partners of each of the Wyndham Subsidiaries.

  6.12 Properties. All of the real estate properties owned or leased by Wyndham and each of the Wyndham Subsidiaries are set forth in Section 6.12 of the Wyndham Disclosure Letter. Wyndham has no direct or indirect ownership interest in any real property other than the properties owned by Wyndham and the Wyndham Subsidiaries and set forth in Sections 6.5 and 6.12 of the Wyndham Disclosure Letter. Except as set forth in Section 6.12 of the Wyndham Disclosure Letter, Wyndham and each Wyndham Subsidiary own fee simple or leasehold title (each as indicated in Section 6.12 of the Wyndham Disclosure Letter) to each of the real properties identified in Section 6.12 of the Wyndham Disclosure Letter (the "Wyndham Properties"), free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (collectively, "Encumbrances"). The Wyndham Properties are not subject to any easements, rights of way, covenants, conditions, restrictions or other written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances, Property Restrictions and other matters set forth in Section 6.12 of the Wyndham Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, that do not adversely affect the current use of the property, materially detract from the value of or materially interfere with the present use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title policies, commitments (and the documents listed as exceptions therein), reports, certificates of title, title opinions or current surveys (in each case copies of which title policies, commitments (and the documents listed as exceptions therein), reports and surveys have been delivered or made available to Patriot and are listed in Section 6.12 of the Wyndham Disclosure Letter), and (iv) mechanics', carriers', supplier's workmen's or repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not material in amount, do not materially detract from the value of or materially interfere with the present use of any of the Wyndham Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Wyndham and the Wyndham Subsidiaries and which have arisen or been incurred only in the ordinary course of business. Except as set forth in Section 6.12 of the Wyndham Disclosure Letter, valid policies of title insurance have been issued insuring Wyndham's or the applicable Wyndham Subsidiary's fee simple (or leasehold to the extent disclosed in Section 6.12 of the Wyndham Disclosure Letter) title to each of the Wyndham Properties in amounts at least equal to the purchase price thereof or, if acquired through merger, the stipulated value thereof, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy and Wyndham has no knowledge of any facts or circumstances which would constitute the basis for such a claim. To the best knowledge of Wyndham, except as set forth in Section 6.12 of the Wyndham Disclosure Letter, (A) no certificate, permit or license from any governmental authority having jurisdiction over any of the Wyndham Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Wyndham Properties as currently operated or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Wyndham Properties (a "REA Agreement") has not been obtained and is not in full force and effect, and there is no pending threat of modification or cancellation of any of same nor is Wyndham nor any Wyndham Subsidiary currently in default under any REA Agreement and the Wyndham Properties are in full compliance with all governmental permits, licenses and certificates, except for such defaults which or where such noncompliance could not reasonably be expected to have a Patriot Material Adverse Effect; (B) no written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Wyndham Properties has been issued by any governmental authority; (C) there are no material structural defects relating to any of the Wyndham Properties; (D) there is no Wyndham Property whose building systems are not in working order in any material respect; (E) there is no physical damage to any Wyndham Property in excess of $20,000 for which there is no insurance in effect (other than reasonable and customary deductibles) covering the full cost of the restoration; and (F) there is no current renovation or restoration or tenant improvements to any Wyndham Property or any portion thereof in process or committed to be performed, the cost of which exceeds $50,000, except in each instance as set forth in Section 6.12 of the Wyndham Disclosure Letter. Except as noted in Section 6.12 of the Wyndham Disclosure Letter, the use and occupancy of each of the Wyndham Properties complies in all material respects with all applicable codes and zoning laws and regulations, and Wyndham has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the Wyndham Properties, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such Wyndham Properties. Neither Wyndham nor any of the Wyndham Subsidiaries has received any written notice to the effect that (x) any betterment assessments have been levied against, or any condemnation or rezoning proceedings are pending or threatened with respect to any of the Wyndham Properties or (y) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Wyndham Properties or by the continued maintenance, operation or use of the parking areas. Except as set forth on Schedule 6.12 of the Wyndham Disclosure Letter and except as could otherwise not have a Wyndham Material Adverse Effect, following a casualty, each of the Wyndham Properties could be reconstructed and used for hotel purposes under applicable zoning laws and regulations, except that in certain circumstances such reconstruction would have to comply with the dimensional requirements of applicable zoning laws and regulations in effect at the time of reconstruction. Except as set forth in Sections 6.10 and 6.12 of the Wyndham Disclosure Letter and except as could otherwise not have a Wyndham Material Adverse Effect, there are no outstanding abatement proceedings or appeals with respect to the assessment of any Wyndham Property for the purpose of real property taxes, and there are no agreements with any governmental authority with respect to such assessments or tax rates on any Wyndham Property.

  6.13 Environmental Matters. Wyndham and the Wyndham Subsidiaries are in compliance with all Environmental Laws (as defined below), except for any noncompliance that, either singly or in the aggregate, could not have a Wyndham Material Adverse Effect. As used in this Agreement, "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances and orders that purport to regulate the release of hazardous substances or other materials into the environment, or impose requirements relating to environmental protection. Wyndham has previously made available to Patriot copies of all documents concerning any environmental or health and safety matter adversely affecting Wyndham and copies of environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials (as defined below), spill control plans and material correspondence with any federal, state or local government, court, administrative agency, commission, or other governmental authority, domestic or foreign, regarding the foregoing. As used in this Agreement, "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act and, to the extent not included in the foregoing, any medical waste, oil or fractions thereof, pollutants or contaminants. Except as set forth in
Section 6.13 of the Wyndham Disclosure Letter or disclosed in the Wyndham SEC Reports and except for any matter, which if the outcome were adverse, would not reasonably be expected to have a Wyndham Material Adverse Effect, there is no administrative or judicial enforcement proceeding pending or to the best knowledge of Wyndham, threatened against Wyndham or any Wyndham Subsidiary under any Environmental Law. Except as set forth in Section 6.13 of the Wyndham Disclosure Letter or disclosed in the Wyndham SEC Reports and except for any matter, which if the outcome were adverse, would not reasonably be expected to have a Wyndham Material Adverse Effect, neither Wyndham nor any Wyndham Subsidiary or, to the best knowledge of Wyndham, any legal predecessor of Wyndham or any Wyndham Subsidiary, has received any written notice that it is potentially responsible under any Environmental Law for response costs or natural resource damages, as those terms are defined under the Environmental Laws, at any location and, to the best knowledge of Wyndham, neither Wyndham nor any Wyndham Subsidiary has transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any waste containing Hazardous Materials at any location included on the National Priorities List, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, or any location proposed for inclusion on that list or at any location on any analogous state list. Except as set forth in Section 6.13 of the Wyndham Disclosure Letter, and except for any matter, which if the outcome were adverse, would not reasonably be expected to have a Wyndham Material Adverse Effect, Wyndham has no knowledge of any release on the real property owned or leased by Wyndham or any Wyndham Subsidiary or predecessor entity of Hazardous Materials in a manner that could reasonably be expected to result in an order to perform a response action or in material liability under the Environmental Laws and, to the best knowledge of Wyndham, there is no hazardous waste treatment, storage or disposal facility, and except for the following which, to the best knowledge of Wyndham, would not reasonably be expected to have a Wyndham Material Adverse Effect based on its current condition, underground storage tank, landfill, surface impoundment, underground injection well, friable asbestos or PCB's, as those terms are defined under the Environmental Laws, located at any of the real property owned or leased by Wyndham or any Wyndham Subsidiary or predecessor entity or facilities utilized by Wyndham or the Wyndham Subsidiaries.

  6.14 Employee Benefit Plans. With respect to all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of Wyndham or any of the Wyndham Subsidiaries (the "Wyndham Benefit Plans"), except as set forth in Section 6.14 of the Wyndham Disclosure Letter or in the Wyndham SEC Reports, (a) each Wyndham Benefit Plan and any related trust intended to be qualified under Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to materially adversely affect the qualified status of such Wyndham Benefit Plan or related trust, (b) each Wyndham Benefit Plan has been operated in all material respects in accordance with the terms and requirements of applicable law and all required returns and filings for each Wyndham Benefit Plan have been timely made, (c) neither Wyndham nor any of the Wyndham Subsidiaries has incurred any direct or indirect material liability under, arising out of or by operation of Title I or Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in connection with any Wyndham Benefit Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such material liability, (d) all material contributions due and payable on or before the date hereof in respect of each Wyndham Benefit Plan have been made in full and in proper form, (e) neither Wyndham nor any of the Wyndham Subsidiaries have ever sponsored or been obligated to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA), "multiple employer plan" (as defined in Section 413 of the
Code) or "defined benefit plan" (as defined in Section 3(35) of ERISA), (f) except as otherwise required under ERISA, the Code and applicable state laws, no Wyndham Benefit Plan currently or previously maintained by Wyndham or any of its subsidiaries provides any post-retirement health or life insurance benefits, and neither Wyndham nor any of its subsidiaries maintains any obligations to provide post-retirement health or life insurance benefits in the future, (g) all material reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Wyndham Benefit Plan and (h) no benefit or amount payable or which may become payable by Wyndham or any of the Wyndham Subsidiaries pursuant to any Wyndham Benefit Plan, agreement or contract with any employee, shall constitute an "excess parachute payment," within the meaning of Section 280G of the Code, which is or may be subject to the imposition of any excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

  6.15 Labor Matters. Except as set forth in Section 6.15 of the Wyndham Disclosure Letter, neither Wyndham nor any Wyndham Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Wyndham, threatened against Wyndham or any of the Wyndham Subsidiaries relating to their business, except for any such proceeding which could not reasonably be expected to have a Wyndham Material Adverse Effect. To the knowledge of Wyndham, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Wyndham or any of the Wyndham Subsidiaries.

  6.16 No Brokers. Neither Wyndham nor any of the Wyndham Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Patriot to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby, except that Wyndham has retained Smith Barney Inc. ("Smith Barney") as its financial advisor in connection with the transactions contemplated by this Agreement and the Special Committee has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as its financial advisor in connection with the transactions contemplated by this Agreement. Other than the foregoing arrangements, Patriot's arrangements with PaineWebber Incorporated ("PaineWebber") and Salomon Brothers Inc. ("Salomon Brothers"), and the Crow Family Entities' arrangements with Montgomery Securities, Wyndham is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby.

  6.17 Opinion of Financial Advisors. Wyndham has received the oral opinion of Smith Barney to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Wyndham Common Stock. The Special Committee of the Board of Directors of Wyndham has received the oral opinion of Merrill Lynch to the effect that, as of the date hereof, the consideration to be received by the holders of Wyndham Common Stock (other than the Principal Stockholder) is fair to the holders of Wyndham Common Stock from a financial point of view.

  6.18 Related Party Transactions. Set forth in the Wyndham SEC Reports and/or
Section 6.18 of the Wyndham Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Wyndham or any of the Wyndham Subsidiaries (which are or will be in effect as of or after the date of this Agreement) involving payments in excess of $60,000 with (i) any consultant (excluding legal counsel, accountants and financial advisors), or (ii) any person who is an officer, director or affiliate of Wyndham or any of the Wyndham Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (iii) any person who acquired Wyndham Stock in a private placement. All such documents are listed in Schedule A of Section 6.18 of the Wyndham Disclosure Letter, and the copies of such documents, which, other than as set forth in Annex 6.18 to Section 6.18 of the Wyndham Disclosure Letter, have previously been provided or made available to Patriot and its counsel, are true and correct copies.

  6.19 Contracts and Commitments.

  (a) Sections 6.5, 6.6, 6.12 and 6.19 of the Wyndham Disclosure Letter sets forth (i) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by (A) mortgages, deeds of trust or other security interests in the Wyndham Properties or personal property of Wyndham or any of the Wyndham Subsidiaries, or (B) any direct or indirect ownership interest in Wyndham or any of the Wyndham Subsidiaries, (ii) each Commitment entered into by Wyndham or any of the Wyndham Subsidiaries other than Commitments entered into with unaffiliated third parties in the ordinary course of operations at Wyndham's individual hotels which may result in total payments by or liability of Wyndham or any Wyndham Subsidiary in excess of $50,000 and (iii) all material leases and subleases entered into by Wyndham or any of the Wyndham Subsidiaries as lessee or sublessee which may result in total payments or liability in excess of $50,000. Descriptions of the foregoing are listed in Sections 6.5, 6.6, 6.12 and 6.19 of the Wyndham Disclosure Letter, and the copies of such documents, which, other than as set forth in Annex 6.6 to Section 6.6 of the Wyndham Disclosure Letter and Annex
6.19 to Section 6.19 of the Wyndham Disclosure Letter, have previously been provided or made available to Patriot and its counsel, are true and correct. None of Wyndham or any of the Wyndham Subsidiaries has received any written notice of a default that has not been cured under any of the documents described or is in default respecting any payment obligations thereunder beyond any applicable grace periods except where such default could not reasonably be expected to have a Wyndham Material Adverse Effect.

  (b) All joint venture agreements to which Wyndham or any of the Wyndham Subsidiaries is a party are set forth in Sections 6.5, 6.6 and 6.19 of the Wyndham Disclosure Letter and neither Wyndham nor any of the Wyndham Subsidiaries is in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

  (c) Section 6.19 of the Wyndham Disclosure Letter sets forth all of the franchise, management, marketing, affiliation or other agreements or contracts pursuant to which Wyndham or any of the Wyndham Subsidiaries provide franchise, license, sales, marketing, reservation, management or operation services to or for any hotels (collectively, the "Operating Agreements"). Except as expressly set forth in Section 6.19 of the Wyndham Disclosure Letter, (i) other than as set forth in Annex 6.19 to Section 6.19 of the Wyndham Disclosure Letter, Wyndham has delivered or made available to Patriot and its counsel true, correct and complete copies of all of the Operating Agreements; (ii) each of the Operating Agreements is legal, valid, binding, enforceable and in full force and effect as to Wyndham and/or the applicable Wyndham Subsidiaries, and, except as could not reasonably be expected to have a Wyndham Material Adverse Effect, will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms after the Closing;
(iii) neither Wyndham nor any of the Wyndham Subsidiaries is in breach or default thereof in any material respect; (iv) none of the Operating Agreements have been modified in any material respect, except to the extent disclosed in the documents delivered or made available to Patriot and its counsel; (v) except as set forth in Section 6.4 of the Wyndham Disclosure Letter, neither Wyndham nor any of the Wyndham Subsidiaries have assigned, transferred, conveyed, mortgaged or encumbered any interest in any of the Operating Agreements; (vii) except as could not reasonably be expected to have a Wyndham Material Adverse Effect, neither Wyndham nor any of the Wyndham Subsidiaries have in the past been required, are currently required or anticipate being required to make any payments or loans to any party under any of the Operating Agreements as a result of the failure of a hotel to meet or exceed any performance thresholds or to prevent any other party from exercising a right to terminate any of the Operating Agreements.

  6.20 Disclosure. The representations, warranties and statements made by Wyndham in this Agreement, the Ancillary Agreements and in the Wyndham Disclosure Letter and in the certificates and other documents expressly identified in this Agreement as having been delivered pursuant hereto do not contain any untrue statement of a material fact, and, when taken together with each other and the Wyndham SEC Reports, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

  6.21 Definition of Wyndham's Knowledge. As used in this Agreement, the phrase "to the knowledge of Wyndham" or "to the best knowledge of Wyndham" or any similar phrase means the actual, not the constructive or imputed, knowledge of those individuals identified in Section 6.21 of the Wyndham Disclosure Letter.

                                  ARTICLE 7.

                   Representations and Warranties of Patriot

  Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Wyndham, which shall refer to the relevant Sections of this Agreement (the "Patriot Disclosure Letter"), Patriot represents and warrants to Wyndham as follows:

  7.1 Existence; Good Standing; Authority; Compliance With Law.

  (a) Patriot is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Patriot is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Patriot and the Patriot Subsidiaries taken as a whole (a "Patriot Material Adverse Effect"). Patriot has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

  (b) Each of the Patriot Subsidiaries is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing could not reasonably be expected to have a Patriot Material Adverse Effect.

  (c) Neither Patriot nor any Patriot Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Patriot or any Patriot Subsidiary or any of their respective properties or assets is subject, where such violation could have a Patriot Material Adverse Effect. Patriot and the Patriot Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such license, permit or authorization or to take any such action could have a Patriot Material Adverse Effect.

  (d) Copies of the Patriot Certificate, the Patriot Bylaws and the charter documents, bylaws, organizational documents and partnership and joint venture agreements (and in each such case, all amendments thereto) of each of the Patriot Subsidiaries are listed in Section 7.1 of the Patriot Disclosure Letter, and the copies of such documents, which have previously been delivered or made available to Wyndham or its counsel, are true and correct copies. For purposes of this Agreement, the term "Patriot Subsidiary" shall include any of the entities set forth under such heading in Section 7.4 of the Patriot Disclosure Letter.

  7.2 Authorization, Validity and Effect of Agreements. Each of Patriot and the Patriot Subsidiaries has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the Ancillary Agreements to which it is a party. The Board of Directors of Patriot has approved this Agreement, the Merger, the Stock Purchase Agreement, the Pairing Agreement Amendment (as hereinafter defined) and the other Ancillary Agreements to which it is a party and the other transactions contemplated by this Agreement and has resolved to recommend that the holders of Patriot Stock adopt and approve this Agreement, as ratified by New Patriot pursuant to the Patriot Ratification Agreement, the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required by applicable law or the rules of the NYSE, the Stock Purchase Agreement, at the stockholders' meeting of Patriot which will be held in accordance with the provisions of Section 8.3 hereof. As of the date hereof, all of the directors and executive officers of Patriot have indicated that they presently intend to vote all shares of Patriot Stock which they will own following consummation of the Business Combination to approve this Agreement, as ratified by New Patriot pursuant to the Patriot Ratification Agreement, the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required by applicable law or the rules of the NYSE, the Stock Purchase Agreement, at the Patriot stockholders' meeting which will be held in accordance with the provisions of Section 8.3. Except as set forth in Section
7.2 of the Patriot Disclosure Letter, the execution by Patriot of this Agreement, the Ancillary Agreements and consummation of the transactions contemplated by this Agreement and the Ancillary Agreements have been duly authorized by all requisite corporate action on the part of Patriot. This Agreement constitutes, and the Ancillary Agreements to which it will become a party (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of Patriot, enforceable against Patriot in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

  7.3 Capitalization. The authorized capital stock of Patriot consists of 200,000,000 shares of Patriot Stock, and 20,000,000 shares of preferred stock, no par value ("Patriot Preferred Stock"). As of the date hereof, Patriot has 43,613,496 shares of Patriot Stock and no shares of Patriot Preferred Stock issued and outstanding.

Patriot has reserved for issuance only the following shares of Patriot Stock:
(i) 8,962,418 shares of Patriot Stock to be issued upon the conversion of units of limited partnership interests in Patriot OP, and (ii) 5,000,000 shares, 300,000 shares and 860,000 shares of Patriot Stock to be issued pursuant to Patriot's 1995 Incentive Plan, Patriot's Non-Employee Directors' Incentive Plan (collectively, the "Patriot Stock Plans"), and grants made outside of such plans, respectively (collectively, the "Existing Patriot Options"). All such issued and outstanding shares of Patriot Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Patriot has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Patriot on any matter. Except as set forth in Section 7.3 of the Patriot Disclosure Letter and except for the Existing Patriot Options, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Patriot to issue, transfer or sell any shares of Patriot Stock. Except as set forth in Section 7.3 of the Patriot Disclosure Letter, there are no agreements or understandings to which Patriot or any Patriot Subsidiary is a party with respect to the voting of any shares of Patriot Stock or which restrict the transfer of any such shares, nor does Patriot have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of such shares. Except as set forth in Section 7.3 of the Patriot Disclosure Letter, there are no outstanding material contractual obligations of Patriot or any Patriot Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of Patriot or any Patriot Subsidiary. Except as set forth in Section 7.3 of the Patriot Disclosure Letter, neither Patriot nor any Patriot Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.

  7.4 Subsidiaries. Except as set forth in Section 7.4 of the Patriot Disclosure Letter, Patriot owns all of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the Patriot Subsidiaries. All of the outstanding shares of capital stock of each of the Patriot Subsidiaries having corporate form are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 7.4 of the Patriot Disclosure Letter, each of the outstanding shares of capital stock of, or partnership or other equity interests in, each of the Patriot Subsidiaries is owned, directly or indirectly, by Patriot free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information as of the date hereof is set forth in Section 7.4 of the Patriot Disclosure Letter for each Patriot Subsidiary: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital or partnership or other interests; (iii) the name of each stockholder or owner of a partnership or other equity interest and the number of issued and outstanding shares of capital stock or share capital or percentage ownership for non-corporate entities held by it; and (iv) the name of the general partners, if applicable. Except as set forth in Section 7.4 of the Patriot Disclosure Letter, neither Patriot nor any Patriot Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities).

  7.5 No Violation. Except as set forth in Section 7.5 of the Patriot Disclosure Letter, neither the execution and delivery by Patriot of this Agreement or the Ancillary Agreements nor consummation by Patriot of the transactions contemplated by this Agreement or the Ancillary Agreements in accordance with their terms, will: (i) conflict with or result in a breach of any provisions of the Patriot Certificate, the Surviving Corporation Certificate, the Patriot Bylaws, or the Surviving Corporation Bylaws, or the organizational documents, partnership agreements or joint venture agreements of Patriot or any Patriot Subsidiary; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the Patriot Stock Plans, or any grant or award under any of the foregoing; (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Patriot or any of the Patriot Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Patriot or any of the Patriot Subsidiaries is a party, or by which Patriot or any of the Patriot Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, could not reasonably be expected to have a Patriot Material Adverse Effect; or (iv) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority could not reasonably be expected to have a Patriot Material Adverse Effect.

  7.6 SEC Documents. Patriot has filed all required forms, reports and documents with the SEC since December 31, 1995 (collectively, the "Patriot SEC Reports") all of which were prepared in accordance with the applicable requirements of the Securities Laws. The Patriot SEC Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by Patriot since December 31, 1995 under the Securities Laws. As of their respective dates, the Patriot SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Patriot included in or incorporated by reference into the Patriot SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Patriot and the Patriot Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Patriot included in or incorporated by reference into the Patriot SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Patriot and the Patriot Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

  7.7 Litigation. There are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Patriot or any Patriot Subsidiary is a party or by which any of its properties or assets are bound or, to the reasonable best knowledge of Patriot, to which any of its directors, officers, employees or agents, in such capacities, is a party or by which any of their properties or assets are bound, and (ii) no actions, suits or proceedings pending against Patriot or any Patriot Subsidiary or, to the reasonable best knowledge of Patriot, against any of its directors, officers, employees or agents or, to the reasonable best knowledge of Patriot, threatened against Patriot or any Patriot Subsidiary or against any of its directors, officers, employees or agents, in such capacities, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely, individually or in the aggregate, to have a Patriot Material Adverse Effect.

  7.8 Absence of Certain Changes. Except as disclosed in the Patriot SEC Reports filed with the SEC prior to the date hereof, since December 31, 1996 and except as set forth in Section 7.8 of the Patriot Disclosure Letter or as permitted by Section 8.2, Patriot and the Patriot Subsidiaries have conducted their business only in the ordinary course of such business and there has not been (i) any Patriot Material Adverse Effect; (ii) as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution with respect to the Patriot Stock, except dividends of $0.2625 per share to be paid on April 30, 1997; or (iii) any material change in Patriot's accounting principles, practices or methods.

  7.9 Taxes. Except as set forth in Section 7.9 of the Patriot Disclosure Letter and except as would otherwise not be reasonably expected to have a Patriot Material Adverse Effect:

    (a) Patriot and each of the Patriot Subsidiaries has paid or caused to be paid Taxes, owed or accrued by it through the date hereof.

    (b) Patriot and each of the Patriot Subsidiaries has timely filed all federal, state, local and foreign tax returns required to be filed by any of them through the date hereof, and all such returns completely and accurately set forth the amount of any Taxes relating to the applicable period.

    (c) Neither the IRS nor any other governmental authority is now asserting by written notice to Patriot or any Patriot Subsidiary or, to the knowledge of Patriot or the Patriot Subsidiaries, threatening to assert against Patriot any deficiency or claim for additional Taxes. There is no dispute or claim concerning any tax liability of Patriot, either claimed or raised by any governmental authority, or as to which any director or officer of Patriot has reason to believe may be claimed or raised by any governmental authority. No claim has ever been made by a taxing authority in a jurisdiction where Patriot does not file reports and returns that Patriot is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of Patriot or any Patriot Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes. Patriot has never entered into a closing agreement pursuant to Section 7121 of the Code.

    (d) Patriot has not received written notice of any audit of any tax return filed by Patriot, no such audit is in progress, and Patriot has not been notified by any tax authority that any such audit is contemplated or pending. Neither Patriot nor any of the Patriot Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes, and no extension of time with respect to any date on which a tax return was or is to be filed by Patriot is in force. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by Patriot and each of the Patriot Subsidiaries and all communications relating thereto have been delivered to Wyndham or made available to representatives of Wyndham.

    (e) Patriot and each Patriot Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

    (f) Each of the corporate Patriot Subsidiaries of which all the outstanding capital stock is owned solely by Patriot is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code.

    (g) Patriot has qualified, and shall be qualified through the date of consummation of the Business Combination, to be treated as a REIT within the meaning of Sections 856-860 of the Code, including, without limitation, the requirements of Sections 856 and 857 of the Code, for all applicable tax years to which Patriot's federal income tax returns are subject to audit and Patriot is subject to assessment for taxes reportable therein.

    (h) Assuming the accuracy of the representations made by CJC in Sections
  9.10 and 9.11 of the Business Combination Agreement and the representations made by BMOC in Section 8.8 of the Business Combination Agreement, the consummation of the Business Combination and the Merger would not, if consummated as of the date of this Agreement, with the Merger immediately following the Business Combination, cause CJC to lose its exemption from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984 (the "Deficit Act"). As of the date hereof, Patriot has no knowledge, without independent inquiry, of any facts indicating that the foregoing representations made by CJC and BMOC are inaccurate.

  7.10 Books and Records.

  (a) The books of account and other financial records of Patriot and each of the Patriot Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Patriot SEC Reports.

  (b) The minute books and other records of Patriot and each of the Patriot Subsidiaries have been made available to Wyndham, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders and directors and any committees of the Board of Directors of Patriot and each of the Patriot Subsidiaries.

  7.11 Properties. All of the real estate properties owned or leased by Patriot and each of the Patriot Subsidiaries are set forth in Section 7.11 of the Patriot Disclosure Letter. Except as set forth in Section 7.11 of the Patriot Disclosure Letter, Patriot owns fee simple or leasehold title (each as indicated in Section 7.11 of the Patriot Disclosure Letter) to each of the real properties identified in Section 7.11 of the Patriot Disclosure Letter (the "Patriot Properties"), free and clear of Encumbrances, and except as set forth in Section 7.11 of the Patriot Disclosure Letter, there are no Encumbrances which affect such properties. The Patriot Properties (specifically including the leasehold interest therein granted to a tenant) are not subject to any Property Restrictions, except for (i) Encumbrances and Property Restrictions and other matters set forth in Section 7.11 of the Patriot Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not adversely affect the current use of the property, materially detract from the value or materially interfere with the present use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title policies, commitments (and the documents listed as exceptions therein), reports or current surveys (in each case, except as provided in Section 7.11 of the Patriot Disclosure Letter, copies of which title policies, commitments (and the documents listed as exceptions therein), reports and surveys have been delivered or made available to Wyndham and are listed in Section 7.11 of the Patriot Disclosure Letter), and (iv) mechanics', carriers', supplier's, workmen's or repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not material in amount, do not materially detract from the value of or materially interfere with the present use of any of the Patriot Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Patriot, or its tenant, and the Patriot Subsidiaries and which have arisen or been incurred only in the ordinary course of business. Such Encumbrances and Property Restrictions described in Section 7.11 of the Patriot Disclosure Letter are not convertible into shares of capital stock of Patriot or any Patriot Subsidiary nor does Patriot or any Patriot Subsidiary hold a participating interest therein. Valid policies of title insurance have been issued insuring Patriot's the fee simple title (or, to the extent disclosed in Section 7.11 of the Patriot Disclosure Letter, the leasehold estate) in the Patriot Properties and Patriot is the named insured in such title insurance policies. Such policies are maintained with respect to each of the Patriot Properties in an amount of (i) the cost of acquisition of such property (or, if acquired through merger, the stipulated value thereof) or (ii) the cost of construction by Patriot and the Patriot Subsidiaries of the improvements located on such property (measured at the time of such construction), except, in each case, (x) as listed in Section 7.11 of the Patriot Disclosure Letter or (y) where the failure to maintain such title insurance could not have a Patriot Material Adverse Effect. Such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy and Patriot has no knowledge of any facts or circumstances which would constitute a basis for such a claim. To the best knowledge of Patriot, (i) no certificate, permit or license from any governmental authority having jurisdiction over any of the Patriot Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Patriot Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Patriot Properties has not been obtained and is not in full force and effect, and there is no pending threat of modification or cancellation of any of same; (ii) no written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Patriot Properties has been issued by any governmental authority; (iii) there are no structural defects relating to any of the Patriot Properties; (iv) there is no Patriot Property whose building systems are not in working order in any material respect; (v) there is no physical damage to any Patriot Property in excess of $20,000 for which there is no insurance in effect (other than reasonable and customary deductibles) covering the full cost of the restoration; and (vi) there is no current renovation or restoration to any Patriot Property, the cost of which exceeds $50,000, except in each instance as set forth in Section 7.11 of the Patriot Disclosure Letter. Except as noted in Section 7.11 of the Patriot Disclosure Letter, Patriot and the Patriot Subsidiaries have valid and subsisting leases for all leased Patriot Properties, the use and occupancy of each of the Patriot Properties complies in all material respects with all applicable codes and zoning laws and regulations, and Patriot has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the Patriot Properties, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such Patriot Properties. Neither Patriot nor any of the Patriot Subsidiaries has received any written notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Patriot Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Patriot Properties or by the continued maintenance, operation or use of the parking areas. Except as set forth on Schedule 7.11 of the Patriot Disclosure Letter and except as could otherwise not have a Patriot Material Adverse Effect, following a casualty, each of the Patriot Properties could be reconstructed and used for hotel purposes under applicable zoning laws and regulations, except that in certain circumstances such reconstruction would have to comply with the dimensional requirements of applicable zoning laws and regulations in effect at the time of reconstruction. Except as set forth in Sections 7.9 and 7.11 of the Patriot Disclosure Letter and except as could otherwise not have a Patriot Material Adverse Effect, there are no outstanding abatement proceedings or appeals with respect to the assessment of any Patriot Property for the purpose of real property taxes, and there are no agreements with any governmental authority with respect to such assessments or tax rates on any Patriot Property.

  7.12 Environmental Matters. Patriot and the Patriot Subsidiaries are in compliance with all Environmental Laws, except for any noncompliance that, either singly or in the aggregate, could not have a Patriot Material Adverse Effect. Except as set forth in Section 7.12 of the Patriot Disclosure Letter, Patriot has previously made available to Wyndham copies of all documents concerning any environmental or health and safety matter adversely affecting Patriot and copies of environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any federal, state or local government, court, administrative agency, commission, or other governmental authority, domestic or foreign, regarding the foregoing. Except as set forth in Section 7.12 of the Patriot Disclosure Letter or disclosed in the Patriot SEC Reports and except for any matter, which if the outcome were adverse, would not reasonably be expected to have a Patriot Material Adverse Effect, there is no administrative or judicial enforcement proceeding pending or to the best knowledge of Patriot, threatened against Patriot or any Patriot Subsidiary under any Environmental Law. Except as set forth in Section 7.12 of the Patriot Disclosure Letter or disclosed in the Patriot SEC Reports and except for any matter, which if the outcome were adverse, would not reasonably be expected to have a Patriot Material Adverse Effect, neither Patriot nor any Patriot Subsidiary or, to the best knowledge of Patriot, any legal predecessor of Patriot or any Patriot Subsidiary, has received any written notice that it is potentially responsible under any Environmental Law for response costs or natural resource damages, as those terms are defined under the Environmental Laws, at any location and, to the best knowledge of Patriot, neither Patriot nor any Patriot Subsidiary has transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any waste containing Hazardous Materials at any location included on the National Priorities List, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, or any location proposed for inclusion on that list or at any location on any analogous state list. Except as set forth in Section 7.12 of the Patriot Disclosure Letter, and except for any matter, which if the outcome were adverse, would not reasonably be expected to have a Patriot Material Adverse Effect, Patriot has no knowledge of any release on the real property owned or leased by Patriot or any Patriot Subsidiary or predecessor entity of Hazardous Materials in a manner that could reasonably be expected to result in an order to perform a response action or in material liability under the Environmental Laws and, to the best knowledge of Patriot, there is no hazardous waste treatment, storage or disposal facility, and except for the following which, to the best knowledge of Patriot, would not reasonably be expected to have Patriot Material Adverse Effect based on its current condition, underground storage tank, landfill, surface impoundment, underground injection well, friable asbestos or PCB's, as those terms are defined under the Environmental Laws, located at any of the real property owned or leased by Patriot or any Patriot Subsidiary or predecessor entity or facilities utilized by Patriot or the Patriot Subsidiaries.

  7.13 Employee Benefit Plans. With respect to all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of Patriot or any of its subsidiaries (the "Patriot Benefit Plans"), except as set forth in Section 7.13 of the Patriot Disclosure Letter or in the Patriot SEC Reports, (a) each Patriot Benefit Plan has been operated in all material respects in accordance with the terms and requirements of applicable law and all required returns and filings for each Patriot Benefit

Plan have been timely made, (b) neither Patriot nor any of the Patriot Subsidiaries has incurred any direct or indirect material liability under, arising out of or by operation of Title I or Title IV of ERISA, in connection with any Patriot Benefit Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such material liability, (c) all material contributions due and payable on or before the date hereof in respect of each Patriot Benefit Plan have been made in full and in proper form, (d) neither Patriot nor any of the Patriot Subsidiaries have ever sponsored or been obligated to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA), "multiple employer plan" (as defined in Section 413 of the Code) or "pension plan" (as defined in Section 3(2) of ERISA), (e) except as otherwise required under ERISA, the Code and applicable state laws, no Patriot Benefit Plan currently or previously maintained by Patriot or any of the Patriot Subsidiaries provides any post-retirement health or life insurance benefits, and neither Patriot nor any of the Patriot Subsidiaries maintains any obligations to provide post-retirement health or life insurance benefits in the future, (f) all material reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Patriot Benefit Plan and (g) no benefit or amount payable or which may become payable by Patriot or any of the Patriot Subsidiaries pursuant to any Patriot Benefit Plan, agreement or contract with any employee in connection with the Merger, shall constitute an "excess parachute payment," within the meaning of Section 280G of the Code, which is or may be subject to the imposition of any excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

  7.14 Labor Matters. Except as set forth in Section 7.14 of the Patriot Disclosure Letter, neither Patriot nor any Patriot Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Patriot, threatened against Patriot or any of the Patriot Subsidiaries relating to their business, except for any such proceeding which could not reasonably be expected to have a Patriot Material Adverse Effect. To the knowledge of Patriot, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Patriot or any of the Patriot Subsidiaries.

  7.15 No Brokers. Neither Patriot nor any of the Patriot Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Wyndham to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby, except that Patriot has retained PaineWebber and Salomon Brothers as its financial advisors in connection with the transactions contemplated by this Agreement. Other than the foregoing arrangements, Wyndham's arrangements with Smith Barney, the arrangement of the Special Committee with Merrill Lynch, and the Crow Family Entities' arrangements with Montgomery Securities, Patriot is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby.

  7.16 Opinion of Financial Advisor. Patriot has received the opinion of PaineWebber to the effect that, as of the date hereof, the Merger
Consideration is fair to the holders of Patriot Stock from a financial point of view.

  7.17 Wyndham Stock Ownership. Neither Patriot nor any of the Patriot Subsidiaries owns any shares of capital stock of Wyndham or other securities convertible into capital stock of Wyndham.

  7.18 Related Party Transactions. Set forth in the Patriot SEC Reports and/or
Section 7.18 of the Patriot Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Patriot or any of the Patriot Subsidiaries (which are or will be in effect as of or after the date of this Agreement) involving payments in excess of $60,000 with (i) any consultant (excluding legal counsel, accountants and financial advisors), (ii) any person who is an officer, director or affiliate of Patriot or any of the Patriot Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (iii) any person who acquired Patriot Stock in a private placement. All such documents are listed in Section 7.18 of the Patriot Disclosure Letter and the copies of such documents, which have previously been provided or made available to Wyndham and its counsel, are true and correct.

  7.19 Contracts and Commitments.

  (a) Sections 7.5 and 7.19 of the Patriot Disclosure Letter sets forth (i) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Patriot Properties or personal property of Patriot and each of the Patriot Subsidiaries, (ii) each Commitment entered into by Patriot or any of the Patriot Subsidiaries which may result in total payments or liability in excess of $50,000, and (iii) all leases and subleases entered into by Patriot or any of the Patriot Subsidiaries, as lessor or sublessor which may result in total payments or liability in excess of $50,000. Descriptions of the foregoing are listed in Sections 7.5 and 7.19 of the Patriot Disclosure Letter and the copies of such documents, which have previously been provided or made available to Wyndham and its counsel, are true and correct copies. None of Patriot or any of the Patriot Subsidiaries has received any written notice of a default that has not been cured under any of the documents described above or is in default respecting any payment obligations thereunder beyond any applicable grace periods, except where such default could not reasonably be expected to have a Patriot Material Adverse Effect.

  (b) All joint venture agreements to which Patriot or any of the Patriot Subsidiaries is a party are set forth in Sections 7.5 and 7.19 of the Patriot Disclosure Letter and neither Patriot nor any of the Patriot Subsidiaries is in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

  7.20 Patriot Stock. The Patriot Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will have been duly and validly authorized by all necessary corporate action on the part of Patriot. The Patriot Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights.

  7.21 Disclosure. The representations, warranties and statements made by Patriot in this Agreement, the Ancillary Agreements and in the Patriot Disclosure Letter and in the certificates and other documents expressly identified in this Agreement as having been delivered pursuant hereto do not contain any untrue statement of a material fact, and, when taken together with each other and the Patriot SEC Reports, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

  7.22 Definition of Patriot's Knowledge. As used in this Agreement, the phrase "to the knowledge of Patriot" or "to the best knowledge of Patriot" or any similar phrase means the actual knowledge of those individuals identified in Section 7.22 of the Patriot Disclosure Letter.

                                  ARTICLE 8.

                                   Covenants

  8.1 Acquisition Proposals.

  (a) Wyndham represents and warrants that it has terminated any discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal (as defined below). From and after the date hereof until the termination of this Agreement, Wyndham shall not, nor shall it permit any of the Wyndham Subsidiaries to, nor shall it authorize or permit any officer, director, employee, agent, advisor or representative of, Wyndham or any of the Wyndham Subsidiaries to, directly or indirectly (i) solicit, initiate or encourage the submission of, any inquiries, proposals or offers from any person relating to an Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) enter into, engage in, or participate or continue in, any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, Wyndham may (A) furnish information to, or participate in discussions or negotiations with, any person or entity that makes or expresses a bona fide intention to make an unsolicited proposal to acquire Wyndham and/or any of the Wyndham Subsidiaries pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction if the Board of Directors of Wyndham determines, based on the advice of its outside legal counsel (the "Wyndham Legal Counsel"), that such action is necessary in order to comply with the directors' fiduciary duties to the stockholders of Wyndham under applicable law; provided, however, that prior to Wyndham's furnishing such information or participating in such discussions or negotiations, such person or entity shall have executed a confidentiality and standstill agreement with Wyndham having terms substantially similar to those contained in that certain letter agreement dated January 27, 1997 (the "Patriot Confidentiality Agreement") between Patriot and Wyndham relating to the provision of Evaluation Material (as defined in the Patriot Confidentiality Agreement) by Wyndham to Patriot and
(B) comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to an Acquisition Proposal.

  (b) As used herein, the term "Acquisition Proposal" shall mean any proposed or actual (i) merger, consolidation or similar transaction involving Wyndham,
(ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of Wyndham or the Wyndham Subsidiaries representing 15% or more of the consolidated assets of Wyndham and the Wyndham Subsidiaries, (iii) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of Wyndham, (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares of Wyndham Common Stock, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to Wyndham or any of the Wyndham Subsidiaries, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the transactions contemplated thereby.

  (c) Unless the Board of Directors of Wyndham determines in good faith, after receiving advice of Wyndham Legal Counsel, that doing so would reasonably be expected to be a breach of the directors' fiduciary duties under applicable law, Wyndham promptly shall advise Patriot orally and in writing of any Acquisition Proposal or any inquiry regarding any Acquisition Proposal and the identity of the person making such Acquisition Proposal or inquiry.

  8.2 Conduct of Businesses.

  (a) General. Prior to the Effective Time, except as specifically permitted by this Agreement, unless the other party has consented in writing thereto, Patriot and Wyndham and, following the Business Combination, BMOC:

    (i) Shall use their reasonable best efforts, and shall cause each of their respective Subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and material employees;

    (ii) Shall, subject to Section 8.1 and this Section 8.2, confer on a regular basis with one or more representatives of the other to report on material operational matters and any proposals to engage in material transactions;

    (iii) Shall, subject to Section 8.1 and this Section 8.2, promptly notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties

  (including, in the case of Wyndham and the Wyndham Subsidiaries, properties under management by Wyndham or any of the Wyndham Subsidiaries), any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein; and

    (iv) Shall promptly deliver to the other true and correct copies of any report, statement or schedule filed by or with respect to it with the SEC subsequent to the date of this Agreement.

  (b) Conduct by Wyndham. Prior to the Effective Time, unless Patriot has consented in writing thereto or unless otherwise specifically permitted by this Agreement, but in any event subject to Section 8.2(f), Wyndham:

    (i) Shall, and shall cause each Wyndham Subsidiary to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, subject to clauses
  (ii)-(x) below;

    (ii) Shall not, and shall cause each Wyndham Subsidiary not to, acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property or interests therein, incur or guarantee additional indebtedness, encumber assets or commence or guarantee construction of, or enter into any agreement or commitment to develop or construct or guarantee, other real estate projects, except that Wyndham may incur additional indebtedness under its revolving credit facility as in effect on the date hereof in an aggregate amount of $50,000,000 and except for those Commitments set forth in Section 6.19 of the Wyndham Disclosure Letter;

    (iii) Shall not amend the Wyndham Certificate or the Wyndham Bylaws, and shall cause each Wyndham Subsidiary not to amend its charter, bylaws, joint venture documents, partnership agreements or equivalent documents;

    (iv) Shall not (A) issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, except pursuant to the Existing Wyndham Options, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock,
  (C) increase any compensation, other than in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of its present or future officers or directors, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any Wyndham Employee Benefit plan in any material respect, except for changes which are not more favorable to participants in such plans;

    (v) Shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, or (B) except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with the Wyndham Stock Plans, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of the Wyndham Subsidiaries, or make any commitment for any such action;

    (vi) Except pursuant to Commitments set forth in Section 6.19 of the Wyndham Disclosure Letter, shall not, and shall not permit any of the Wyndham Subsidiaries to, sell, lease or otherwise dispose of (A) any Wyndham Properties or any portion thereof or any of the capital stock of or partnership or other interests in any of the Wyndham Subsidiaries or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

    (vii) Except pursuant to Commitments set forth in Section 6.19 of the Wyndham Disclosure Letter and except to the extent permitted by Section 8.2(f), shall not, and shall not permit any of the Wyndham Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other person (except Wyndham or a wholly-owned Wyndham Subsidiary);

    (viii) Shall not, and shall not permit any of the Wyndham Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Wyndham included in the

  Wyndham SEC Reports or incurred in the ordinary course of business consistent with past practice or pursuant to Commitments set forth in
  Section 6.19 of the Wyndham Disclosure Letter or entered into in accordance with this Agreement;

    (ix) Shall not, and shall not permit any of the Wyndham Subsidiaries to, enter into any Commitment which may result in total payments or liability by it in excess of $100,000 per year (provided, however, that nothing contained in this clause (ix) shall permit Wyndham or any Wyndham Subsidiary to take any action prohibited by the other provisions of this
  Section 8.2), other than Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the transactions contemplated by this Agreement; and

    (x) Shall not, and shall not permit any of the Wyndham Subsidiaries to, enter into any material Commitment with any officer, director, consultant or affiliate of Wyndham or any of the Wyndham Subsidiaries.

  (c) Garden Club Transaction. Notwithstanding any other provisions to the contrary contained in this Agreement, including, without limitation, Section 8.2(b), Wyndham or any Wyndham Subsidiary may enter into an agreement regarding, and consummate, an acquisition transaction or business combination involving the businesses and/or assets set forth on Section 8.2(c) of the Wyndham Disclosure Letter.

  (d) Conduct by Patriot and BMOC.

  (i) Prior to the Effective Time, unless Wyndham has consented in writing thereto or unless otherwise specifically permitted by this Agreement, neither Patriot nor, following consummation of the Business Combination, BMOC, shall
(A) directly or indirectly through a Patriot Subsidiary or a BMOC Subsidiary, merge or consolidate with, or acquire all or substantially all of the assets, or beneficial ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests, of any person or entity, or (B) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of capital stock of Patriot or BMOC, as the case may be, except quarterly cash dividends not exceeding $50,000,000 in addition to (1) dividends, distributions or payments to the extent required in order for Patriot to maintain Patriot's REIT status under the Code or avoid the imposition of any income or excise tax, or (2) dividends payable to the stockholders of CJC, or (C) except in connection with the use of shares of capital stock (x) to pay the exercise price or tax withholding in connection with any of its existing stock plans or (y) in connection with the redemption, exercise, exchange or conversion of partnership units of Patriot OP or BMOC OP, directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock of Patriot or BMOC, as the case may be, or capital stock or equity interests of any of the Patriot Subsidiaries or BMOC Subsidiaries, or make any commitment for any such action, or (D) issue any shares of Patriot Stock (or, following consummation of the Business Combination, Paired Shares of Patriot Stock and BMOC Stock) or grant, confer or award any option, warrant, conversion right or other right not existing on the date of this Agreement to acquire any shares of Patriot Stock (or, following consummation of the Business Combination, Paired Shares of Patriot Stock and BMOC Stock), except (1) pursuant to the Patriot Stock Plans or other stock option, stock benefit or stock purchase plan of Patriot or BMOC from time to time in effect,
(2) in connection with any transaction otherwise permitted by the terms of this Agreement, and (3) pursuant to the offer and sale from time to time of shares of Patriot Stock (or, following consummation of the Business Combination, Paired Shares of Patriot Stock and BMOC Stock) or options, warrants, conversion rights or other rights having an offering price of not more than $500,000,000 in the aggregate.

  (ii) Notwithstanding any other provisions to the contrary contained in this Agreement, prior to the Effective Time, Patriot, Patriot OP, BMOC and/or BMOC OP may enter into an agreement regarding, and consummate, an acquisition transaction or business combination involving the businesses and/or assets set forth in Section 8.2(d)(ii) of the Patriot Disclosure Letter (A) under the heading "Sombrero Portfolio" and (B) under the heading "Rock General Account Unencumbered Assets."

  (iii) The outstanding Indebtedness (as hereinafter defined) of Patriot, the Patriot Subsidiaries, BMOC and the BMOC Subsidiaries shall not at any time prior to the Effective Time exceed $1,250,000,000 in the aggregate. For purposes of this Section 8.2(d)(iii), "Indebtedness" means, with respect to any person, all obligations of such person for borrowed money plus all obligations of such person under any purchase money mortgages plus any note or bond issued by such person. Notwithstanding the foregoing, the outstanding Indebtedness of any of Patriot, the Patriot Subsidiaries, BMOC or the BMOC Subsidiaries prior to the Effective Time may exceed $1,250,000,000 in the aggregate if and to the extent the Interim Transactions Committee (as hereinafter defined) so approves.

  (iv) Except as otherwise provided in this Section 8.2(d), subject to the provisions of Sections 8.2(e) and 8.2(f) and without limiting any of the other rights of Patriot set forth herein or otherwise, prior to the Effective Time, Patriot and the Patriot Subsidiaries may enter into leases with respect to all or any portion of the Patriot Properties, acquire, lease, enter into an option to acquire, lease or exercise an option or contract to acquire, or enter into or invest in a joint venture or otherwise make an investment in, additional real property, incur additional indebtedness, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects.

  (v) Without the prior written approval of Wyndham, neither Patriot (nor, following consummation of the Business Combination, BMOC) shall, prior to the Effective Time, directly or indirectly, through a Patriot Subsidiary or a BMOC Subsidiary, (i) enter into or participate in active negotiations with any third party which would reasonably be expected to lead to the acquisition by Patriot, BMOC, a Patriot Subsidiary or a BMOC Subsidiary, of any other brand name that would be competitive with Wyndham's brand (a "Competitive Brand"), or (ii) enter into any agreement with respect to the acquisition by Patriot, BMOC, a Patriot Subsidiary or a BMOC Subsidiary, of a Competitive Brand. Notwithstanding the preceding sentence, Patriot, BMOC, a Patriot Subsidiary or a BMOC Subsidiary, may, without the prior written approval of Wyndham, take any other actions not inconsistent with the foregoing, including, without limitation, responding to unsolicited inquiries from third parties concerning the acquisition by Patriot, BMOC, a Patriot Subsidiary or a BMOC Subsidiary, of a Competitive Brand, but shall promptly advise Wyndham of any such unsolicited inquiries.

  (e) Liberty Portfolio. Notwithstanding any other provision to the contrary contained in this Agreement, prior to the Effective Time, Patriot and/or Patriot OP or any of the Patriot Subsidiaries may make an investment in all or any portion of the commercial real estate assets set forth in Section 8.2(e) of the Patriot Disclosure Letter (the "Liberty Portfolio") that does not (A) exceed $220,000,000 in the aggregate or (B) result in Patriot having to consolidate the accounts of the Liberty Portfolio within the accounts of Patriot (a "Liberty Consolidation"). Patriot may make additional investments in the Liberty Portfolio in excess of $220,000,000 or take any action that would result in a Liberty Consolidation (an "Additional Liberty Investment") only in accordance with the following provisions of this Section 8.2(e).

  Prior to the Effective Time, Patriot shall promptly notify Wyndham of any determination by the Board of Directors of Patriot or any Patriot Subsidiary, or by the Board of Directors of BMOC or any BMOC Subsidiary, which determination shall require the unanimous approval of the Board of Directors of Patriot or BMOC, as the case may be, to enter into an agreement, arrangement or understanding, or take any other action, pursuant to which Patriot, such Patriot Subsidiary, or BMOC or such BMOC Subsidiary, would, upon consummation thereof, make an Additional Liberty Investment, which notice shall include a reasonably detailed description of the proposed Additional Liberty Investment, and Patriot or such Patriot Subsidiary, or BMOC or such BMOC Subsidiary, shall not enter into any such agreement, arrangement or understanding, or take any such other action, at any time prior to the date which is fifteen business days immediately following the date of such notice (the "Wyndham Notice Period"), unless Patriot or BMOC, as the case may be, has received the prior written consent of Wyndham. Upon expiration of the Wyndham Notice Period, (i) if Wyndham shall not have previously provided to Patriot or BMOC, as the case may be, written notice of Wyndham's desire to terminate this Agreement pursuant to Section 10.1(m) (the "Wyndham Termination Notice"), Patriot or such Patriot Subsidiary, or BMOC or such BMOC' Subsidiary, may proceed with such Additional Liberty Investment, Wyndham shall be deemed to have consented thereto for purposes of this Agreement, and this Agreement shall remain in full force and effect, or (ii) if Wyndham shall have previously provided to Patriot or BMOC, as the case may be, the Wyndham Termination Notice, the parties shall nevertheless proceed with the Merger in accordance with and subject to the terms and conditions of this Agreement in the event that Patriot or BMOC, as the case may be, provides written notice to Wyndham no later than the tenth business day following the expiration of the Wyndham Notice Period (the "Patriot Notice Period") to the effect that the Board of Directors of Patriot or BMOC, as the case may be, has, notwithstanding its earlier decision, determined not to proceed with the proposed Additional Liberty Investment. James Carreker and two directors of Wyndham selected by Wyndham shall have the right to participate in the discussions of the Board of Directors of Patriot or BMOC, as the case may be, that relate to a proposed Additional Liberty Investment, provided, however, that such persons shall not have the right to participate in final deliberations or any vote by the Board of Directors of Patriot or BMOC, as the case may be, regarding such proposed Additional Liberty Investment.

  (f) Interim Transactions Committee. Promptly following the execution of this Agreement, Patriot and Wyndham shall constitute and establish a committee which shall evaluate and consider proposed acquisitions or other transactions ("Transactions") by Patriot or Wyndham or any of their respective Subsidiaries between the date hereof and the Effective Time (the "Interim Transactions Committee"). The Interim Transactions Committee shall consist of Paul Nussbaum, an individual selected by Patriot who is reasonably satisfactory to Wyndham, and two individuals selected by Wyndham who are reasonably acceptable to Patriot. The Interim Transactions Committee shall be abolished at the Effective Time.

  Transactions by Patriot or any of the Patriot Subsidiaries involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) (A) exceeding $100,000,000 individually, or (B) that, when taken together with all previous Transactions entered into by Patriot or any of the Patriot Subsidiaries between the date of this Agreement and the Effective Time, would exceed $100,000,000 (the "Patriot Transactions Threshold"), shall require the approval of a majority of the members of the Interim Transactions Committee, in addition to any other approvals that may be sought by Patriot or required by law; provided, however, that this Section 8.2(f) shall not apply to any of the transactions permitted by Sections 8.2(d)(ii) or 8.2(e); and provided, further, that between the date of the Business Combination and the Effective Time, neither BMOC nor any of the BMOC Subsidiaries shall engage in Transactions exceeding the Patriot Transaction Threshold without the prior approval of Wyndham (provided that for purposes of this Section 8.2(f), such Transactions by BMOC or any of the BMOC Subsidiaries shall be included for purposes of computing the Patriot Transactions Threshold). Notwithstanding Section 8.2(d)(i)(A), Patriot or any of the Patriot Subsidiaries, or with respect to the following clause (A), BMOC or any of the BMOC Subsidiaries, may (A) acquire or invest in any hospitality or related assets involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) not exceeding the Patriot Transactions Threshold, and (B) subject to Section 8.2(j), merge or consolidate with, or acquire all or substantially all of the assets, or beneficial ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests, of any person or entity, irrespective of the purchase price involved if such Transaction is first approved by a majority of the members of the Interim Transactions Committee. Any such Transaction so approved by the Interim Transaction Committee as provided herein shall be deemed not to have occurred for purposes of Section 8.2(d)(i) or computing the Patriot Transactions Threshold or otherwise for purposes of this Section 8.2(f), and any such Transaction not exceeding the Patriot Transactions Threshold as provided herein shall be deemed not to have occurred for purposes of Section 8.2(d)(i).

  Transactions by Wyndham or any of the Wyndham Subsidiaries involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) (A) exceeding $50,000,000 individually, or (B) that, when taken together with all previous Transactions entered into by Wyndham or any of the Wyndham Subsidiaries between the date of this Agreement and the Effective Time, would exceed $50,000,000 (the "Wyndham Transactions Threshold"), shall require the approval of a majority of the members of the Interim Transactions Committee, in addition to any other approvals that may be sought by Wyndham or required by law; provided, however, that this Section 8.2(f) shall not apply to any of the transactions permitted by Section 8.2(c). Notwithstanding Section 8.2(b), Wyndham or any of the Wyndham Subsidiaries may
(A) acquire or invest in
any non-real estate hospitality assets (including management or franchise agreements) involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) not exceeding the Wyndham Transactions Threshold, and (B) merge or consolidate with, or acquire all or substantially all of the assets, or beneficial ownership of fifty percent (50%) or more or other equity interests, of any person or entity, irrespective of the purchase price involved if such Transaction is first approved by a majority of the members of the Interim Transactions Committee. Any such transaction approved by the Interim Transaction Committee as provided herein shall be deemed not to have occurred for purposes of Section 8.2(b) or computing the Wyndham Transactions Threshold or otherwise for purposes of this Section 8.2(f), and any such Transaction not exceeding the Wyndham Transactions Threshold as provided herein shall be deemed not to have occurred for purposes of Section 8.2(b).

  (g) Offices Relocation. Patriot and Wyndham agree that between the date hereof and the Effective Time, Patriot and Wyndham shall cooperate with each other in good faith to arrange for the relocation of the offices of Patriot and/or Wyndham in a manner mutually satisfactory to the parties.

  (h) Organizational Matters. Prior to the Effective Time, Patriot, BMOC and Wyndham shall cooperate with each other in good faith and use all reasonable efforts to establish and develop a combined organization, management and operational structure for Patriot and BMOC, provided that Patriot is satisfied, in its reasonable judgment after consultation with Wyndham, that there are no adverse tax or regulatory consequences (except for immaterial consequences). The parties acknowledge the delivery of a memorandum from Goodwin, Procter & Hoar llp (the "Structure Memorandum") regarding the structure of the Merger and the transactions relating thereto, which memorandum sets forth the structuring plan currently contemplated by Patriot and Wyndham, and the parties agree to cooperate to implement such plan or find mutually acceptable alternatives to such plan.

  (i) Wyndham Debentures. Prior to the Effective Time, Wyndham shall use all reasonable efforts to (A) repurchase, redeem or otherwise retire the 10 1/2% Senior Subordinated Notes Due 2006 (the "Notes") in accordance with the terms and conditions of the Indenture, dated May 24, 1996, among Wyndham, certain Wyndham Subsidiaries and Banc One, Columbus, N.A. (the "Indenture") on terms reasonably satisfactory to Patriot, or (B) take such action, including the repurchase of Notes, as may be necessary or appropriate to cause the Indenture to be amended to remove or defease those covenants, agreements and undertakings selected by Patriot that may be removed or defeased in accordance with the Indenture on terms reasonably satisfactory to Patriot.

  (j) Patriot Change in Line of Business. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, without the prior approval of the Board of Directors of Wyndham, none of Patriot, BMOC or their respective Subsidiaries shall enter into any line of business in which Patriot is not engaged as of the date of this Agreement (a "New Business"), including, subject to Section 8.2(e), taking any action that would cause the results of operations of a New Business to be consolidated for financial reporting purposes with those of Patriot or BMOC; provided, however, that Patriot shall not be deemed to be engaged in a new line of business by virtue of any investment in the Liberty Portfolio permitted by Section 8.2(e) or by virtue of any of the transactions contemplated by Section 8.2(d)(ii).

  (k) Business Combination. To the extent that Patriot's consent is required under the Business Combination Agreement, Patriot shall not consent to the taking of any action by CJC or BMOC that, if taken by Patriot prior to consummation of the Business Combination, would be specifically prohibited by the terms of Section 8.2, unless Patriot is required to give such consent by law or pursuant to any existing agreements.

  8.3 Meetings of Stockholders.

  (a) Promptly following consummation of the Business Combination, (i) Patriot will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement, as ratified by New Patriot pursuant to the Patriot Ratification Agreement, the Pairing Agreement Amendment and, if required by applicable law or the rules of the NYSE, the Stock Purchase Agreement, and (ii) Wyndham will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement as ratified by New Patriot pursuant to the Patriot Ratification Agreement. The proxy statement of Patriot related to its stockholders' meeting shall contain the recommendation of the Board of Directors of Patriot that its stockholders approve this Agreement, as ratified by New Patriot pursuant to the Patriot Ratification Agreement, the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required by applicable law or the rules of the NYSE, the Stock Purchase Agreement. The proxy statement of Wyndham related to its stockholders' meeting shall contain the recommendation of the Board of Directors of Wyndham that its stockholders approve this Agreement as ratified by New Patriot pursuant to the Patriot Ratification Agreement. Patriot and Wyndham, subject to and in accordance with applicable law, each shall use their reasonable best efforts to obtain such approval, including without limitation, by timely mailing the Proxy Statement (as defined in Section 8.7 hereof) contained in the Form S-4 (as defined in Section 8.7 hereof) to its stockholders. Patriot and Wyndham shall coordinate and cooperate with each other and with BMOC with respect to the timing of their respective stockholders' meetings and shall use their reasonable best efforts to hold such meetings on the same day and on the same day as the stockholders' meeting of BMOC. Notwithstanding any of the foregoing, in no event shall any of Patriot, BMOC or Wyndham be required to hold its stockholders' meeting prior to September 30, 1997.

  (b) Promptly following consummation of the Business Combination, BMOC will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable to consider the vote upon the approval of the BMOC Stock Issuance, the BMOC Charter Amendment, the Pairing Agreement Amendment and, if required by applicable law or the rules of the NYSE, the Stock Purchase Agreement. The proxy statement of BMOC related to its stockholders meeting shall contain the recommendation of the Board of Directors of BMOC that its stockholders approve the BMOC Stock Issuance, the Pairing Agreement Amendment, the BMOC Charter Amendment and, if stockholder approval of the Stock Purchase Agreement is required under applicable law or the rules of the NYSE, the Stock Purchase Agreement, and BMOC shall, subject to and in accordance with applicable law, use its reasonable best efforts to obtain such approval, including, without limitation, by timely mailing the Proxy Statement (as defined in Section 8.7 hereof) contained in the Form S-4 (as defined in Section 8.7 hereof) to its stockholders. BMOC shall coordinate and cooperate with Patriot and Wyndham with respect to the timing of its meeting and their respective meetings and shall use its reasonable best efforts to hold its meeting on the same day as such other meetings.

  8.4 Filings; Other Action. Subject to the terms and conditions herein provided, Wyndham, Patriot and BMOC shall: (a) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger and, if applicable, the Stock Purchase; (b) use all reasonable best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, the Wyndham/BMOC Subscription Agreement and the other Ancillary Agreements and consummation of the transactions contemplated by such agreements and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger and the transactions contemplated hereby and by the Ancillary Agreements in reasonably satisfactory form to Wyndham and Patriot; and (d) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement, the Wyndham/BMOC Subscription Agreement and the other Ancillary Agreements. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the Wyndham/BMOC Subscription Agreement or the other Ancillary Agreements, the proper officers and directors of Patriot, BMOC and Wyndham shall take all such necessary action.

  8.5 Access to Information.

  (a) Upon reasonable notice to the other, each of Patriot and Wyndham shall (and shall cause their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, Commitments and records and permit such persons to make such inspections as they may reasonably require and, during such period, each of Patriot and Wyndham and, upon consummation of the Business combination, BMOC shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties, personnel and accountants as the other may reasonably request.

  (b) All such information shall be deemed "Evaluation Material" as such term is defined in those certain letter agreements dated January 27, 1997 between Patriot and Wyndham (the "Confidentiality Agreements"), except as otherwise provided in such Confidentiality Agreements.

  8.6 Publicity. Patriot, Wyndham and BMOC shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange if it has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

  8.7 Proxy Statement; Registration Statement.

  (a) As promptly as practicable following the stockholders' meetings of CJC and BMOC at which the Business Combination will be submitted to the stockholders of CJC and BMOC for their approval, (i) each of Patriot, Wyndham and BMOC shall prepare and file with the SEC (with appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Exchange Act, a joint proxy statement/prospectus and forms of proxies (such joint proxy statement/prospectus together with any amendments to supplements thereto, the "Proxy Statement") relating to the stockholder meetings of each of Patriot, Wyndham and BMOC and the vote of the stockholders of (A) Patriot and Wyndham, with respect to this Agreement as ratified by New Patriot pursuant to the Patriot Ratification Agreement, (B) Patriot, with respect to an amendment to the Pairing Agreement (the "Pairing Agreement Amendment") pursuant to and in accordance with the terms of the Stock Purchase Agreement, and (C) BMOC, with respect to the BMOC Stock Issuance, the Pairing Agreement Amendment and the BMOC Charter Amendment, and (ii) following clearance by the SEC of the Proxy Statement, Patriot and BMOC shall prepare and file with the SEC under the Securities Act a registration statement on Form S-4 (such registration statement, together with any amendments or supplements thereto, the "Form S-4"), in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of
(A) the Paired Shares of Patriot Stock and BMOC Stock to be distributed to the stockholders of Wyndham in the Merger, (B) the Paired Shares of Patriot Stock and BMOC Stock to be issued and sold to the Principal Stockholder pursuant to the Stock Purchase Agreement, (C) the shares of Unpaired Patriot Stock to be issued and sold to the Principal Stockholder pursuant to the Stock Purchase Agreement, (D) the Paired Shares of Patriot Stock and BMOC Stock to be issued to the Principal Stockholder upon conversion of the shares of Unpaired Patriot Stock to be issued and sold to the Principal Stockholder pursuant to the Stock Purchase Agreement, and (E) as contemplated by the Registration Rights Agreement, the resale of certain Paired Shares of Patriot Stock and BMOC Stock to be issued in the Merger and pursuant to the Stock Purchase Agreement (the securities referred to in the foregoing clauses (A)-(E) being referred to herein collectively as the "Registered Securities"). Patriot and BMOC will cause the Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, and Wyndham will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Each of Patriot and BMOC, on the one hand, and Wyndham, on the other hand, shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement and the Form S-4. Each of Patriot and BMOC shall use its reasonable best efforts, and Wyndham will cooperate with them, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC). Each of Patriot, Wyndham, and BMOC agrees promptly to correct any information provided by it for use in the Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Proxy Statement and, in the case of Patriot and BMOC, the Form S-4, and to cause the Proxy Statement and, in the case of Patriot and BMOC, the Form S-4, as so amended or supplemented to be filed with the SEC and to be disseminated to their respective stockholders, in each case as and to the extent required by applicable federal and state securities laws. Each of Patriot, Wyndham, and BMOC agrees that the information provided by it for inclusion in the Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Patriot, Wyndham, and BMOC, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Patriot and BMOC will advise Wyndham, and deliver copies (if any) to Wyndham, promptly after either receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, or notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Registered Securities issuable in connection with the Merger or pursuant to the Stock Purchase or of the Registered Securities for offering or sale in any jurisdiction.

  (b) Each of Patriot, Wyndham and BMOC shall use its best efforts to timely mail the Proxy Statement to its stockholders. It shall be a condition to the mailing of the Proxy Statement that (i) Patriot shall have received "comfort" letters from Coopers & Lybrand LLP, independent public accountants for Wyndham, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Form S-4 shall become effective (and Patriot shall also receive such a letter as of the Effective Time), each addressed to Patriot and BMOC, in form reasonably satisfactory to Patriot and BMOC, concerning the procedures undertaken by Coopers & Lybrand LLP with respect to the financial statements and information of Wyndham and the Wyndham Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) Wyndham shall have received a "comfort" letter from Ernst & Young LLP, independent public accountants for Patriot and BMOC, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective (and Wyndham shall also receive such a letter as of the Effective Time), each addressed to Wyndham, in form reasonably satisfactory to Wyndham, concerning the procedures undertaken by Ernst & Young LLP with respect to the financial statements and information of Patriot and BMOC and their respective Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

  8.8 Listing Application. Each of Patriot, Wyndham and BMOC shall cooperate and promptly prepare and submit to the NYSE all reports, applications and other documents that may be necessary or desirable to enable all of the Paired Shares of Patriot Stock and BMOC Stock that will be outstanding or will be reserved for issuance at the Effective Time to be listed for trading on the NYSE. Each of Patriot, Wyndham and BMOC shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with the such NYSE listing process. Each of Patriot, Wyndham and BMOC agrees promptly to correct any information provided by it for use in the NYSE listing process if and to the extent that such information shall have become false or misleading in any material respect. Each of Patriot, Wyndham and BMOC will advise and deliver copies (if any) to the other parties, promptly after it receives notice thereof, of any request by the NYSE for amendment of any submitted materials or comments thereon and responses thereto or requests by the NYSE for additional information.

  8.9 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger and the transactions contemplated by this Agreement and the Ancillary Agreements. In connection with the Closing, Wyndham and each Wyndham Subsidiary shall use its best efforts to deliver to Patriot such deeds, bills of sale, assignments, certificates, affidavits, indemnities and other agreements and documents as are reasonably required to effectuate consummation of the transactions described herein.

  8.10 Affiliates of Wyndham.

  (a) At least 30 days prior to the Closing Date, Wyndham shall deliver to Patriot a list of names and addresses of those persons who were, in Wyndham's reasonable judgment, at the record date for its stockholders' meeting to approve the Merger, "affiliates" (each such person, an "Affiliate") of Wyndham within the meaning of Rule 145. Wyndham shall provide Patriot such information and documents as Patriot shall reasonably request for purposes of reviewing such list. Wyndham shall use its reasonable best efforts to deliver or cause to be delivered to Patriot, prior to the Closing Date, from each of the Affiliates of Wyndham identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit G. Patriot shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Paired Shares of Patriot Stock and BMOC Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Paired Shares of Patriot Stock and BMOC Stock, consistent with the terms of such Affiliate Letters.

  (b) Patriot and BMOC shall each file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of Wyndham may reasonably request, all to the extent required from time to time to enable such Affiliate to sell Paired Shares of Patriot Stock and BMOC Stock received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) or (ii) any successor rule or regulation hereafter adopted by the SEC.

  8.11 Expenses. Subject to the provisions of Section 10.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (a) the filing fee(s) in connection with the filing of the Form S-4 with the SEC, (b) the filing fee in connection with the listing of the Paired Shares of Patriot Stock and BMOC Stock on the NYSE, if any, (c) the expenses incurred for printing and mailing the Form S-4 and the Proxy Statement, and
(d) the filing fee in connection with the filing(s) under the HSR Act, shall be shared equally by Wyndham, on the one hand, and Patriot, on the other hand, and except that nothing contained herein shall limit or otherwise affect any provision of the Registration Rights Agreement, the Proxy Agreement or the Stock Purchase Agreement. Subject to the provisions of Section 10.3, all costs and expenses for professional services rendered in connection with the transactions contemplated by this Agreement including, but not limited to, investment banking and legal services, will be paid by each party incurring such costs and expenses.

  8.12 Indemnification.

  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Wyndham or any of the Wyndham Subsidiaries (any such person or entity, an "Indemnified Party") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director (including in his capacity as a member of a committee of the Board of Directors), officer of Wyndham or any of the Wyndham Subsidiaries, or is or was serving at the request of Wyndham or any of the Wyndham Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto. It is understood and agreed that Wyndham shall indemnify and hold harmless, and after the Effective Time Patriot shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time) and that (x) Wyndham, and Patriot after the Effective Time, shall promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law, and (y) Wyndham, and Patriot after the Effective Time, shall be entitled to participate therein and, to the extent that Wyndham or Patriot, as the case may be, so desires, to assume the defense thereof with counsel selected by Wyndham or Patriot, as the case may be (provided that the Indemnified Party shall have the right to employ separate counsel but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless in such claim or action there is, in the opinion of independent counsel, a conflict concerning any material issue between the position of Wyndham or Patriot, as the case may be, and the Indemnified Party, in which case if the Indemnified Party notifies Wyndham or Patriot, as the case may be, in writing that the Indemnified Party elects to employ separate counsel at the expense of Wyndham or Patriot, as the case may be, Wyndham or Patriot, as the case may be, shall not have the right to assume such defense of such action on behalf of the Indemnified Party; provided, however, that Wyndham or Patriot, as the case may be, shall not be required to pay the fees and expenses of more than one separate counsel for all Indemnified Parties); provided, that neither Patriot nor Wyndham shall be liable to pay any amounts in any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim indemnification under this
Section 8.12, upon learning of any such claim, action, suit, proceeding or investigation, shall notify in writing Wyndham, and after the Effective Time, Patriot, thereof, provided that the failure to so notify shall not affect the obligations of Wyndham or Patriot except to the extent such failure to notify materially prejudices such party. No settlement of any such claim, action, suit, proceeding or investigation shall be made without the written consent of the Indemnified Parties with respect thereto unless such Indemnified Party shall receive a full and unconditional release thereof.

  (b) Patriot agrees that all rights to indemnification existing in favor, and all limitations on the personal liability, of the Indemnified Parties provided for in the Wyndham Certificate or the Wyndham Bylaws or the charter or bylaws or similar organizational documents of any of the Wyndham Subsidiaries, or pursuant to the indemnification agreements set forth on Section 8.12(b) of the Wyndham Disclosure Letter, as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the disposition of such Claim. At or prior to the Effective Time, Patriot shall purchase directors' and officers' liability insurance coverage for Wyndham's directors and officers in a form reasonably acceptable to Wyndham which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not substantially less favorable to the insured persons than, the directors' and officers' liability insurance coverage presently maintained by Wyndham; provided, however, that in any event the cost of such policy shall not exceed $350,000 per year (the "Maximum Amount"); and provided, further, that if such coverage cannot be obtained for such cost, Patriot will maintain, for such six-year period, the maximum amount of comparable coverage as shall be available for the Maximum Amount on such terms.

  (c) This Section 8.12 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties (as contemplated by Section 11.3) and shall be binding on all successors and assigns of Patriot and Wyndham. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 8.12. The provisions for indemnification contained in this Section 8.12 are not intended to be exclusive and are without prejudice to any other rights to indemnification or advancement of funds which any Indemnified Party may otherwise have.

  (d) In the event Patriot or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Patriot assume the obligations set forth in this Section 8.12.

  8.13 Reorganization.

  (a) From and after the date hereof and until the Effective Time, none of Patriot, BMOC or Wyndham or any of their respective Subsidiaries or other affiliates shall knowingly take any action, or knowingly fail to take any action, that would cause the Merger not to qualify as a reorganization within the meaning of Section 368(a) of the Code.

  (b) If and to the extent so requested by Patriot, and subject to receipt of the consents referred to in Section 8.13(b) of the Wyndham Disclosure Letter, Wyndham agrees that prior to the Closing Date, all direct or indirect Subsidiaries of Wyndham holding "real estate assets" within the meaning of
Section 856 of the Code will be liquidated such that Wyndham holds all such assets, except as otherwise provided on Section 8.13 of the Wyndham Disclosure Letter.

  8.14 Stop Transfer. Wyndham acknowledges and agrees to be bound by and comply with the provisions of the Proxy Agreement as if a party thereto with respect to transfers of record ownership of shares of the Wyndham Common Stock, and agrees to notify the transfer agent of the provisions of the Proxy Agreement and to request that the transfer agent place a stop transfer order on the shares that are subject to the provisions of such agreement.

  8.15 Brand Conversions. Following the Effective Time, Patriot shall review its portfolio of hospitality assets to determine which of such assets should in Patriot's reasonable judgment be converted to the Wyndham brand.

  8.16 Ratification by New Patriot. Unless this Agreement shall have been earlier terminated in accordance with Section 10.1, following consummation of the Business Combination, the Board of Directors of New Patriot shall ratify, confirm and adopt this Agreement, the Merger and the other transactions contemplated hereby; shall, pursuant to and in accordance with the terms of this Agreement, enter into the Patriot Ratification Agreement following consummation of the Business Combination; and shall recommend that the holders of Patriot Stock adopt and approve this Agreement, the Patriot Ratification Agreement and the Pairing Agreement Amendment at the Patriot's stockholders' meeting.

  8.17 Wyndham's Accumulated and Current Earnings and Profits. At the Closing, Wyndham shall deliver to Patriot (A) a statement of accumulated and current E&P of Wyndham (as determined for federal income tax purposes) as of a date not more than thirty (30) days prior to the Closing Date, together with evidence of such accumulated and current E&P of Wyndham (as determined for federal income tax purposes) from Coopers & Lybrand LLP in a form reasonably satisfactory to Patriot, and (B) a statement of estimated accumulated and current E&P of Wyndham (as determined for federal income tax purposes) as of the Closing Date. Wyndham further agrees that prior to the Closing Date, it shall cause Coopers & Lybrand LLP to agree (i) to deliver to Patriot, prior to December 25, 1997, a statement of accumulated and current E&P of Wyndham (as determined for federal income tax purposes) at the Effective Time and (ii) that Patriot shall be entitled to rely on such statement for purposes of preparing and filing its federal, state, local and foreign tax returns required to be filed by it, determining the amount of dividends to be paid to stockholders and paying any Taxes owed by it.

  8.18 Private Letter Ruling. As soon as reasonably practicable after the execution of this Agreement, Patriot shall request from the Internal Revenue Service (the "IRS") a private letter ruling (the "Ruling") concerning the Independent Contractor Issue (as defined below). For purposes hereof, the term "Independent Contractor Issue" shall mean a conclusion by the IRS that rental income received by Patriot OP from BMOC and/or BMOC OP with respect to real estate owned or leased by Patriot OP (the "Owned Real Estate") will constitute "rents from real property," as such term is defined in Section 856(d) of the Code, even though a subsidiary of Patriot OP provides services to BMOC and/or BMOC OP with respect to the Owned Real Estate pursuant to management contracts. If the Ruling is obtained prior to the Effective Time, Patriot, BMOC and Wyndham agree that they shall cooperate in good faith to restructure the assets of Patriot and BMOC consistent with the structure described in the Structure Memorandum, subject to such modifications as to which Patriot, BMOC and Wyndham may hereafter agree. If the Ruling is not obtained prior to the Effective Time, unless Patriot, BMOC and Wyndham otherwise agree, Wyndham shall, prior to the Effective Time, sell, transfer and convey all issued and outstanding shares of capital stock of Wyndham Management Corporation to BMOC, and at Patriot's election, such sale, transfer or conveyance shall be qualified under Section 338(h)(10) of the Code.

  8.19 Employee Benefit Matters. Patriot and Wyndham agree that the Surviving Corporation and/or BMOC after the Effective Time will provide benefit plans to the employees of Wyndham and the Wyndham Subsidiaries that will be comparable, in the aggregate, to those provided by Wyndham and the Wyndham Subsidiaries to their employees immediately prior to the date of this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed to grant any right of continued employment to any present employee of Wyndham or any Wyndham Subsidiary. Patriot and BMOC agree that, as reasonably promptly as practicable following the Effective Time, Patriot and BMOC shall cause to be filed a registration statement on an appropriate form under the Securities Act relating to the stock option plans of Patriot and BMOC then in effect and covering the shares issuable upon exercise of the Assumed Options.

  8.20 Stock Purchase Agreement; Purchase and Sale Agreement. Patriot shall perform its obligations under the Stock Purchase Agreement, and Patriot and BMOC shall cause each of Patriot OP and BMOC OP, respectively, to perform its obligations under the Purchase and Sale Agreement, provided that neither the Principal Stockholder nor the Crow Family Entities are in material breach of the terms of the Stock Purchase Agreement and Purchase and Sale Agreement, respectively.

                                  ARTICLE 9.

                                  Conditions

  9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

    (a) Stockholder Approvals.

      (i) This Agreement, as ratified by New Patriot pursuant to the Patriot Ratification Agreement, the Pairing Agreement Amendment and, if required by applicable law or the rules of the NYSE, the Stock Purchase Agreement, shall have been approved by the requisite vote of the stockholders of Patriot; and

      (ii) This Agreement, as ratified by New Patriot pursuant to the Patriot Ratification Agreement, shall have been approved by the requisite vote of the stockholders of Wyndham; and

      (iii) The BMOC Stock Issuance, the Pairing Agreement Amendment, the BMOC Charter Amendment and, if required by applicable law or the rules of the NYSE, the Stock Purchase Agreement, shall have been approved by the requisite vote of the stockholders of BMOC.

    (b) HSR Act. The waiting period applicable to consummation of the Merger and, if applicable, the Stock Purchase, under the HSR Act, if applicable, shall have expired or been terminated.

    (c) No Injunctions or Restraints. Neither of the parties hereto shall be subject to any order, ruling or injunction of a court of competent jurisdiction which prohibits consummation of the transactions contemplated by this Agreement. In the event any such order, ruling or injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such order, ruling or injunction lifted, stayed or reversed.

    (d) Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of Patriot or Wyndham, threatened by the SEC.

    (e) Listing. Patriot and BMOC shall have obtained the approval for the listing of the Paired Shares of Patriot Stock and BMOC Stock issuable in the Merger and the Stock Purchase on the NYSE, subject to official notice of issuance.

    (f) Consents, Approvals, Etc. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required to be made or obtained by Patriot, BMOC or Wyndham and their respective subsidiaries and affiliated entities in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration, could not reasonably be expected to have (i) a Wyndham Material Adverse Effect or (ii) a material adverse effect on the business, results of operations or financial condition of New Patriot, the New Patriot Subsidiaries, BMOC and the BMOC Subsidiaries, taken as a whole (a "New Patriot Material Adverse Effect"), as the case may be. Notwithstanding the foregoing provisions of this Section 9.1(f), the amendments, consents, authorizations, modifications and approvals relating to the matters referred to in Section 9.3(j) shall not be a condition to the obligations of Wyndham to effect the Merger.

    (g) Business Combination. The Business Combination shall have been consummated.

    (h) Opinion of Counsel. At the Closing, Patriot and Wyndham shall have received the opinion of Goodwin, Procter & Hoar llp, or other nationally recognized law firm selected by Patriot, and subject to customary conditions and qualifications (including reliance, in part, on representations of Patriot and Wyndham and certain stockholders of Wyndham), (i) to the effect that (x) the Merger and the Stock Purchase will be treated for federal income tax purposes as a reorganization under
  Section 368(a) of the Code, and (y) prior to the Merger, Patriot and New Patriot have qualified to be treated as a REIT within the meaning of Sections 856-860 of the Code including, without limitation, the requirements of Sections 856 and 857 of the Code, for all applicable tax years to which Patriot and New Patriot's federal income tax returns are subject to audit and Patriot and New Patriot are subject to assessment for taxes reportable therein, and (z) after the Merger, New Patriot will be organized in conformity with the requirements for qualifications as a REIT under Sections 856 through 860 of the code, the manner of operation of New Patriot has enabled it to meet the requirements for qualification as a REIT under Sections 856 through 860 of the Code as of the Effective Time of the Merger and the proposed manner of operations of New Patriot after the Merger will enable New Patriot to qualify as a REIT under Sections 856 through 860 of the Code, and (ii) confirming the prior opinions rendered to Wyndham in that certain opinion letter of Goodwin, Procter & Hoar llp dated as of the date hereof.

  9.2 Conditions to Obligations of Wyndham to Effect the Merger. The obligation of Wyndham to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by
Wyndham:

    (a) Representations and Warranties. Except as to such breaches of the representations and warranties of Patriot made in this Agreement, which, together with any breaches of the representations and warranties made by New Patriot and BMOC in the Patriot Ratification Agreement and the BMOC Ratification Agreement, respectively, individually or in the aggregate, could not reasonably be expected to have a New Patriot Material Adverse Effect (disregarding for such purposes all materiality and knowledge qualifiers contained in the individual representations and warranties of Patriot, BMOC and New Patriot contained in this Agreement, the BMOC Ratification Agreement and the Patriot Ratification Agreement, respectively), each of the representations and warranties of Patriot, BMOC and New Patriot contained in this Agreement, the BMOC Ratification Agreement and the Patriot Ratification Agreement, respectively, were true and correct when made on the dates of this Agreement, the BMOC Ratification Agreement and the Patriot

  Ratification Agreement, respectively, and each of the representations and warranties of Patriot, BMOC and New Patriot contained in this Agreement, the BMOC Ratification Agreement and the Patriot Ratification Agreement, respectively, shall be true and correct in all material respects as of the Closing Date (or to the extent a representation or warranty is by its terms made as of another date, then as of such date) as though made on and as of the Closing Date, except to the extent that the taking by Patriot of any of the actions permitted by Sections 8.2(d)(i) and 8.2(d)(iii) (collectively, the "Patriot Permitted Actions") or consummation of the Business Combination or any of the transactions permitted by Sections 8.2(d)(ii), 8.2(e) and 8.2(f) (collectively, the "Permitted Transactions") has resulted in any of such representations and warranties (other than the representations and warranties contained in Sections 7.1(c), 7.5(iii) or
  (iv), 7.7, 7.9, 7.12 and 7.13 of this Agreement to which this exception shall not apply, unless such inaccuracy relates to any event, matter or condition disclosed in BMOC's or CJC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC, the preliminary proxy statement filed by Patriot on or about February 26, 1997 relating to the Business Combination (the "Business Combination Preliminary Proxy Statement") or the Patriot Disclosure Letter) being inaccurate as of the Closing Date, in which case, each such representation and warranty shall for such purpose be deemed to be qualified by the phrase "except to the extent that the [Patriot Permitted Action(s)] [Patriot Permitted Transaction(s)] has caused this representation and warranty to be inaccurate as stated as of the Closing Date," and a reference to the applicable Patriot Permitted Action or Patriot Permitted Actions and/or Patriot Permitted Transaction or Patriot Permitted Transactions shall be deemed to be substituted for the phrases "[Patriot Permitted Action(s)]" and "[Patriot Permitted Transaction(s)]" therein. Wyndham shall have received a certificate, dated the Closing Date, signed on behalf of Patriot by an authorized officer of Patriot to the foregoing effect.

    (b) Performance of Obligations. Patriot and BMOC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement, the New Patriot Ratification Agreement and the BMOC Ratification Agreement to be performed or complied with by Patriot or BMOC, as the case may be, on or prior to the Closing Date.

    (c) Absence of Patriot Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any changes concerning Patriot or any of the Patriot Subsidiaries that, when combined, without duplication, with all other changes concerning Patriot, any of the Patriot Subsidiaries, BMOC, any of the BMOC Subsidiaries, CJC or any of the CJC Subsidiaries (collectively, "New Patriot Changes"), have had or could be reasonably likely to have a New Patriot Material Adverse Effect; provided, however, that consummation of any of the Patriot Permitted Transactions or the taking of any of the Patriot Permitted Actions shall not, in and of itself, be deemed a New Patriot Material Adverse Effect. Wyndham shall have received a certificate, dated the Closing Date, signed on behalf of Patriot by an authorized officer of Patriot to the foregoing effect.

    (d) Absence of BMOC and CJC Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any changes concerning BMOC or any of the BMOC Subsidiaries or CJC or any of the CJC Subsidiaries that, when combined, without duplication, with all other New Patriot Changes, have had or could be reasonably likely to have a New Patriot Material Adverse Effect; provided, however, that any event, matter or condition disclosed in BMOC' or CJC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC, the Business Combination Preliminary Proxy Statement or the Patriot Disclosure Letter shall not be deemed a New Patriot Material Adverse Effect; and provided, further, that consummation of any of the Patriot Permitted Transactions or the taking of any of the Patriot Permitted Actions shall not, in and of itself, be deemed a New Patriot Material Adverse Effect. Wyndham shall have received a certificate, dated the Closing Date, signed on behalf of Patriot and BMOC by an authorized officer of Patriot and BMOC, respectively, to the foregoing affect.

    (e) Stock Purchase Agreement. The Stock Purchase shall have been consummated.

    (f) Registration Rights Agreement. Patriot and BMOC shall have entered into the Registration Rights Agreement in substantially the form of Exhibit B.

    (g) Composition of Board of Directors. The Boards of Directors of Patriot and BMOC shall have been fixed and elected in the manner provided in Sections 4.1 and 4.3 and shall consist of the directors designated as provided therein, and the officers of Patriot and BMOC shall be elected as provided in Sections 4.2 and 4.4 and shall consist of the officers designated as provided therein.

    (h) Ratification Agreements; Wyndham/BMOC Subscription Agreement. Patriot shall have entered into the Patriot Ratification Agreement and BMOC shall have entered into the BMOC Ratification Agreement and the Wyndham/BMOC Subscription Agreement.

    (i) Cooperation Agreement. Patriot and BMOC shall have entered into the Cooperation Agreement in substantially the form of Exhibit A hereto.

  9.3 Conditions to Obligation of Patriot to Effect the Merger. The obligations of Patriot to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Patriot:

    (a) Representations and Warranties. Except as to such breaches of the representations and warranties, individually or in the aggregate, which could not reasonably be expected to have a Wyndham Material Adverse Effect (disregarding for such purposes all materiality and knowledge qualifiers contained in the individual representations and warranties of Wyndham contained in this Agreement), each of the representations and warranties of Wyndham contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (or to the extent a representation or warranty is by its terms made as of another date, then as of such date) as though made on and as of the Closing Date, except to the extent that the taking by Wyndham of any of the actions permitted by Sections 8.2(b)(ii) and 8.2(b)(vii) (collectively, the "Wyndham Permitted Actions") or any of the transactions permitted by Sections 8.2(c) and 8.2(f) (collectively, the "Wyndham Permitted Transactions") has resulted in any of such representations and warranties being inaccurate as of the Closing Date, in which case, each such representation and warranty shall for such purpose be deemed to be qualified by the phrase "except to the extent that the [Wyndham Permitted Action(s)] [Wyndham Permitted Transaction(s)] has caused this representation and warranty to be inaccurate as stated as of the Closing Date," and a reference to the applicable Wyndham Permitted Action or Wyndham Permitted Action(s) and/or Wyndham Permitted Transaction or Wyndham Permitted Transactions shall be deemed to be substituted for the phrases "[Wyndham Permitted Action(s)]" and "[Wyndham Permitted Transaction(s)]" therein. Patriot shall have received a certificate, dated the Closing Date, signed on behalf of Wyndham by an authorized officer of Wyndham to the foregoing effect.

    (b) Performance of Obligations. Wyndham shall have performed or complied in all material respects with all agreements and covenants required by this Agreement, the New Patriot Ratification Agreement and the BMOC Ratification Agreement to be performed or complied with by it on or prior to the Closing Date.

    (c) Absence of Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any changes concerning Wyndham or any of the Wyndham Subsidiaries that, when combined with all other changes, have had or could be reasonably likely to have a Wyndham Material Adverse Effect, and Patriot shall have received a certificate, dated the Closing Date, signed on behalf of Wyndham by an authorized officer of Wyndham to the foregoing effect; provided, however, that consummation of the transaction permitted by Section 8.2(c) shall not, in and of itself, be deemed a Wyndham Material Adverse Effect.

    (d) Purchase and Sale Agreement. The closing of the transactions contemplated by the Purchase and Sale Agreement shall have become effective subject only to the Merger becoming effective at the Effective Time, except that such consummation shall not be a condition to Patriot's obligations if Patriot is in material breach of the terms of the Purchase and Sale Agreement.

    (e) Stock Purchase Agreement. The Stock Purchase shall have been consummated, except that such effectiveness shall not be a condition to Patriot's obligations if Patriot is in material breach of the terms of the Stock Purchase Agreement.

    (f) Restructuring of Wyndham Assets. Wyndham shall have completed the restructuring of certain assets of Wyndham and/or Wyndham Subsidiaries as described in Section 8.13(b) hereof, and shall have obtained all necessary and required waivers in connection therewith (or waivers thereof).

    (g) Ratification Agreements. Wyndham shall have entered into the Patriot Ratification Agreement and the BMOC Ratification Agreement.

    (h) Cooperation Agreement. Wyndham shall have provided to Patriot, within ten (10) business days following the date on which Patriot and BMOC execute and deliver the Cooperation Agreement in substantially the form of Exhibit A hereto, written confirmation of the acknowledgment and acceptance by Wyndham of such execution and delivery, provided that Patriot shall have provided to Wyndham written notice of such execution and delivery at least eleven (11) business days prior to the Closing Date.

    (i) Wyndham Debentures. Wyndham shall have (A) repurchased, redeemed or otherwise retired the Notes in accordance with the terms and conditions of the Indenture on terms reasonably satisfactory to Patriot, or (B) caused the Indenture to be amended to remove or defease those covenants, agreements and undertakings selected by Patriot that may be removed or defeased in accordance with the Indenture, on terms reasonably satisfactory to Patriot.

    (j) Anatole and Hospitality Properties Trust. Wyndham shall have received to Patriot's satisfaction (A) all amendments, consents, authorizations, modifications and approvals summarized in Sections A and C of Schedule II of the Purchase and Sale Agreement and (B) such amendments, consents, authorizations, modifications and approvals required under any lease or related management contract of a Wyndham Property or a hotel property leased or managed by a Wyndham Affiliate owned by Hospitality Properties Trust or an Affiliate thereof to the transactions contemplated by this Agreement.

                                  ARTICLE 10.

                        Termination; Amendment; Waiver

  10.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Wyndham and
Patriot:

    (a) by mutual written consent of Patriot and Wyndham; or

    (b) by either Patriot or Wyndham, if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger or the BMOC Stock Issuance or the Purchase and Sale and such order, decree, ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action; or

    (c) by either Patriot or Wyndham, if the Merger shall not have been consummated on or before December 7, 1997 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective
  Time); or

    (d) by either Patriot or Wyndham if the Business Combination shall not have been consummated on or before September 1, 1997 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time or, in the case of Patriot, its obligations under the Business Combination Agreement required to be performed on or prior to September 1, 1997); or

    (e) by either Patriot or Wyndham, if any required approval of the stockholders of Patriot, BMOC or Wyndham that is a condition to the obligations of Patriot or Wyndham under Section 9.1 shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

    (f) by either Patriot or Wyndham, if (X) Congress shall have enacted, or proposed the enactment of, legislation or any bill having the effect of (A) eliminating the "grandfathered" status of Patriot under Section 269B(a)(3) of the Code by virtue of Section 136(c)(3) of the Deficit Reduction Act of 1984, or (B) causing the Merger and the Stock Purchase to fail to be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code, or otherwise eliminating the treatment of the Merger and the Stock Purchase for federal income tax purposes as a reorganization under Section 368(a) of the Code, or (Y) Congress shall have enacted legislation or any bill having the effect of causing Wyndham to recognize gain as a result of the Merger; or

    (g) by Patriot, if Wyndham shall have (i) withdrawn, modified or amended in any respect adverse to Patriot its approval or recommendation of this Agreement or any of the transactions contemplated herein, (ii) failed to include such recommendation in the Proxy Statement, (iii) recommended any Acquisition Proposal from a person other than Patriot or any of its Affiliates, (iv) publicly expressed no opinion and remained neutral toward any Acquisition Proposal, or (v) resolved to do any of the foregoing, provided that, in any such case, Wyndham shall within five (5) business days after demand by Patriot, deposit the Section 10.3(a)(i) Amount (as hereinafter defined) with the escrow agent to be distributed in accordance with Section 10.4; or

    (h) by Wyndham, if, notwithstanding the provisions of Section 8.1, the Board of Directors of Wyndham determines in good faith, after receiving advice of Wyndham Legal Counsel, that such action is necessary in order for the Board of Directors of Wyndham to comply with the directors' fiduciary duties to stockholders under applicable law and the Board of Directors of Wyndham authorizes or desires to authorize Wyndham to execute an agreement (a "Superior Proposal Agreement") providing for a Superior Proposal (as hereinafter defined), provided that Wyndham has, prior to the termination of this Agreement and/or the execution of such Superior Proposal Agreement, deposited the Section 10.3(a)(i) Amount with the escrow agent to be distributed in accordance with Section 10.4. For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal, the terms of which the Board of Directors of Wyndham determines in its good faith judgment, after receiving advice from a financial advisor of national standing, to be more favorable to Wyndham's stockholders than the Merger; or

    (i) by Wyndham, if (A) Patriot has failed to perform in any material respect any of its obligations required to be performed by it under this Agreement, the Patriot Ratification Agreement or the Stock Purchase Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by Wyndham, or (B) BMOC has failed to perform in any material respect any of its obligations required to be performed by it under the Wyndham/BMOC Subscription Agreement or the BMOC Ratification Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Wyndham/BMOC Subscription Agreement by Wyndham; or

    (j) by Wyndham, if the (A) Board of Directors of New Patriot fails to ratify, confirm and adopt this Agreement, the Patriot Ratification Agreement and the other transactions contemplated hereby on or prior to the twentieth business day following consummation of the Business Combination (the "Business Combination Date"), or in the event that New Patriot shall not have entered into the New Patriot Ratification Agreement on or prior to such twentieth business day, or (B) the Board of Directors of BMOC fails to ratify, confirm and adopt this Agreement, the BMOC Ratification Agreement and the other transactions contemplated hereby on or prior to the twentieth business day following the Business Combination Date, or in the event that BMOC shall not have entered into the BMOC Ratification Agreement on or prior to such twentieth business day; or

    (k) by Patriot, if (A) Wyndham shall have failed to perform in any material respect any of its obligations required to be performed by it under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by Patriot, (B) if Wyndham has failed to perform in any material respect any of its obligations required to be performed by it under the Wyndham/BMOC Subscription Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Wyndham Subscription Agreement by BMOC, or (C) if Wyndham shall not have entered into the Patriot Ratification Agreement or the BMOC Ratification Agreement on or prior to the twentieth business day following the Business Combination Date; or

    (l) by Wyndham, in accordance with and subject to Section 5.2(a), if the Average Closing Price of a Paired Share of Patriot Stock and BMOC Stock is less than $40.21 (as may be adjusted pursuant to Section 5.2(a)); or

    (m) by Wyndham, if (i) Wyndham has provided written notice to Patriot of its desire to terminate this Agreement upon the expiration of the Wyndham Notice Period, and (ii) Patriot has not provided written notice to Wyndham prior to the expiration of the Patriot Notice Period to the effect that the Board of Directors of Patriot has, notwithstanding its earlier decision, determined not to proceed with an Additional Liberty Investment, in each case in accordance with the terms of Section 8.2(e).

    (n) by Patriot or Wyndham, if the Stock Purchase Agreement has been terminated pursuant to Section 1.1(a) or Section 5.7(a)(vi) thereof.

  10.2 Effect of Termination. In the event of termination of this Agreement by either Wyndham or Patriot as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Patriot or Wyndham, other than the provisions of Section 8.5(b), this Section 10.2, Sections 8.11, 10.3 and 11.4 and the last sentence of Section 11.3. Nothing contained in this Section 10.2 shall relieve any party for any willful breach of the representations, warranties, covenants or agreements set forth in this Agreement.

  10.3 Termination Fees and Expenses.

  (a) As a condition to the willingness of Patriot and Wyndham to enter into this Agreement and to compensate Patriot and Wyndham for entering into this Agreement, taking action to consummate the transactions hereunder and incurring the costs and expense related thereto, each of Patriot and Wyndham agree as follows:

    (i) Wyndham shall deposit with the escrow agent an amount in cash equal to $30,000,000 (the "Section 10.3(a)(i) Amount") in accordance with and subject to the provisions of Section 10.1(g) and Section 10.1(h).

    (ii) If Patriot or Wyndham shall have terminated this Agreement pursuant to Section 10.1(d), then Patriot shall pay to Wyndham an amount in cash equal to $25,000,000, provided that in the case of such termination by Wyndham, such amount shall be payable only if Wyndham is not in material breach at the time of termination of this Agreement (which breach has continued for more than 30 days after notice or cannot reasonably be expected to be cured within such period (unless such breach was caused by or resulted from a breach of this Agreement by Patriot)).

    (iii) If Wyndham shall have terminated this Agreement pursuant to Section 10.1(j), then Patriot shall pay to Wyndham an amount in cash equal to $50,000,000.

    (iv) If (A) Patriot or Wyndham shall have terminated this Agreement pursuant to Section 10.1(e) due to the failure of any required approval of the stockholders of Patriot or BMOC, or (B) Wyndham shall have terminated this Agreement pursuant to Section 10.1(m), then Patriot shall pay Wyndham an amount in cash equal to Wyndham's documented out-of-pocket fees and expenses ("Expenses") actually incurred by it prior to such termination in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of accountants, attorneys and investment bankers; provided that the aggregate amount of Expenses required to be reimbursed pursuant to this Section 10.3(a)(iv) shall not exceed $7,000,000, and provided, further, that in the case of such a termination by Wyndham, such amount shall be payable only if Wyndham is not in material breach at the time of termination of this Agreement (which breach has continued for more than 30 days after notice or cannot reasonably be expected to be cured within such period (unless such breach was caused by or resulted from a breach of this Agreement by Patriot)).

  (b) Any payment required to be paid by Patriot to Wyndham pursuant to this
Section 10.3 shall be payable (by wire transfer of immediately available funds to an account designated by Wyndham) contemporaneously with, and as a condition to the effectiveness of, a termination by Patriot, and, in the case of a termination by Wyndham, within five (5) business days after demand by Wyndham.

  10.4 Payment of Termination Amount or Expenses.

  (a) In the event that Wyndham is obligated to deposit with the escrow agent the Section 10.3(a)(i) Amount as provided in Sections 10.1(g) and 10.1(h), the escrow agent shall pay to Patriot from the Section 10.3(a)(i) Amount deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Section 10.3(a)(i) Amount and (ii) the sum of (x) the maximum amount that can be paid to Patriot without causing Patriot to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(i) of the Code ("Qualifying Income"), as determined by Patriot's certified public accountants, plus (y) in the event Patriot receives either (a) a letter from Patriot's counsel indicating that Patriot has received a ruling from the IRS described in Section 10.4(b)(ii) or
(b) an opinion from Patriot's counsel as described in Section 10.4(b)(ii), an amount equal to the Section 10.3(a)(i) Amount less the amount payable under clause (x) above. To secure Wyndham's obligation to pay these amounts, Wyndham shall deposit into escrow an amount in cash equal to the Section 10.3(a)(i) Amount with an escrow agent selected by Patriot and on such terms (subject to Section 10.4(b) as shall be agreed upon by Patriot and the escrow agent.

  (b) The escrow agreement shall provide that the Section 10.3(a)(i) Amount in escrow or any portion thereof shall not be released to Patriot unless the escrow agent receives any one or combination of the following: (i) a letter from Patriot's certified public accountants indicating the maximum amount that can be paid by the escrow agent to Patriot without causing Patriot to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Patriot's accountants revising that amount, in which case the escrow agent shall release such amount to Patriot, or (ii) a letter from Patriot's counsel indicating that Patriot received a ruling from the IRS holding that the receipt by Patriot of the Section 10.3(a)(i) Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, Patriot's legal counsel has rendered a legal opinion to Patriot to the effect that the receipt by Patriot of the Section 10.3(a)(i) Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 10.3(a)(i) Amount to Patriot. Wyndham agrees to amend this Section 10.4 at the request of Patriot as may reasonably be necessary (and without substantial cost or burden to Wyndham) in order to (x) maximize the portion of the Section 10.3(a)(i) Amount that may be distributed to Patriot hereunder without causing Patriot to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve Patriot's chances of securing a favorable ruling described in this
Section 10.4(b) or (z) assist Patriot in obtaining a favorable legal opinion from its counsel as described in this Section 10.4(b); provided that Patriot's legal counsel has rendered a legal opinion to Patriot to the effect that such amendment would not cause Patriot to fail to meet the requirements of Section 856(c)(2) or (3) of the Code. The escrow agreement shall also provide that any portion of the Section 10.3(a)(i) Amount held in escrow for fifteen years shall be released by the escrow agent to Wyndham. Wyndham shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

  (c) Notwithstanding anything to the contrary set forth in this Agreement, in the event Wyndham has not deposited the Section 10.3(a)(i) Amount into escrow in accordance with Section 10.4 when obligated to do so and Patriot is required to file suit to seek all or a portion of the Section 10.3(a)(i) Amount, it shall be entitled to all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights hereunder; provided that payment of such expenses shall be subject to the limitations of Section 10.4(a) (determined as if such expenses were included in the Section 10.3(a)(i) Amount).

  10.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the first sentence of Section 11.5, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE 11.

                              General Provisions

  11.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger, provided, however, that the agreements contained in Article 5, the last sentences of Sections 8.4, 8.16 and 8.17, and Sections 8.10, 8.12, 8.15, 8.17,
8.18 and 8.19 and this Article 11 shall survive the Merger.

  11.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

  If to Patriot:  Patriot American Hospitality, Inc.
                  Tri-West Plaza
                  3030 LBJ Freeway
                  Suite 1500
                  Dallas, TX 75234
                  Attn: Paul A. Nussbaum

  With copies to: Goodwin, Procter & Hoar LLP
                  Exchange Place
                  Boston, MA 02109
                  Attn: Gilbert G. Menna, P.C.

  If to Wyndham:  Wyndham Hotel Corporation
                  2001 Bryan Street
                  Suite 2300
                  Dallas, TX 75201
                  Attn: James D. Carreker

  With copies to: Locke Purnell Rain Harrell
                  2200 Ross Avenue
                  Suite 2200
                  Dallas, TX 75201
                  Attn: M. Charles Jennings, Esq.

                  and:

                  Daniel A. Decker
                  Chairman, Special Committee of the Board
                   of Directors of Wyndham Hotel Corporation
                  2200 Ross Avenue
                  Suite 4200 West
                  Dallas, TX 75201

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

  11.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned prior to the Closing by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 5 and Sections 8.10,
8.12 (including for the benefit of the Indemnified Parties) and 8.13, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  11.4 Entire Agreement. This Agreement, the Exhibits, the Wyndham Disclosure Letter and the Patriot Disclosure Letter and any documents expressly identified in this Agreement as having been delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto except that the Confidentiality Agreements shall remain in effect and shall be binding upon Patriot and Wyndham in accordance with their respective terms. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

  11.5 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Wyndham, Patriot and BMOC, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Wyndham, Patriot and BMOC hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

  11.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

  11.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

  11.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

  11.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

  11.11 Incorporation. The Wyndham Disclosure Letter and the Patriot Disclosure Letter and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

  11.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  11.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

  11.14 Certain Definitions.

    (a) As used in this Agreement, the word "Subsidiary" or "Subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or a majority of the economic interest in such entity.

    (b) As used in this Agreement, the word "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

    (c) As used in this Agreement, the word "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

    (d) As used in this Agreement, the phrase "transactions contemplated by this Agreement" shall include without limitation, each act and transaction to be performed or completed under this Agreement or any of the Ancillary Agreements by any party hereto or thereto.

  11.15 Schedules. Any fact or item disclosed in one section of any Disclosure Letter or schedule hereto ("Schedule") shall be deemed to be disclosed with respect to any other relevant section of such Disclosure Letter or Schedule, whether or not an explicit cross-reference appears.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST:                                   Wyndham Hotel Corporation

    /s/ Carla S. Moreland                     /s/ James D. Carreker
By: _________________________________     By: _________________________________
    Name:Carla S. Moreland                    Name:James D. Carreker
    Title:Vice President--General             Title:President
    Counsel and Secretary

ATTEST:                                   Patriot American Hospitality, Inc.

    /s/ Rex E. Stewart                        /s/ Paul A. Nussbaum
By: _________________________________     By: _________________________________
    Name:Rex E. Stewart                       Name:Paul A. Nussbaum
    Title:Chief Financial Officer             Title:Chairman and
                                              Chief Executive Officer

                                AMENDMENT NO. 1
                        TO AGREEMENT AND PLAN OF MERGER

  AMENDMENT NO. 1 (this "Amendment") dated November 3, 1997, to the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 14, 1997 between Patriot American Hospitality, Inc., a Virginia corporation ("Old Patriot REIT"), and Wyndham Hotel Corporation. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

  WHEREAS, on July 24, 1997, Patriot American Hospitality, Inc., a Delaware corporation ("Patriot REIT") and successor by merger to Old Patriot REIT, and Wyndham entered into the Patriot Ratification Agreement, and Patriot American Hospitality Operating Company ("Patriot Operating Company"), Patriot REIT, Wyndham and the Principal Stockholder entered into the BMOC Ratification Agreement;

  WHEREAS, pursuant to the BMOC Ratification Agreement, Patriot Operating Company made certain representations and warranties to Wyndham and the Principal Stockholder and entered into certain covenants and agreements with New Patriot, Wyndham and the Principal Stockholder in order to effectuate the Merger and the transactions contemplated thereby and to carry out the terms of the Merger Agreement and the transactions contemplated thereby;

  WHEREAS, by virtue of the fact that Patriot Operating Company has entered into the BMOC Ratification Agreement, Patriot REIT, Wyndham and Patriot Operating Company desire to add Patriot Operating Company as a party to the Merger Agreement; and

  WHEREAS, the parties desire to amend the Merger Agreement in certain respects, subject to the terms and conditions, covenants and agreements set forth herein.

  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

    1. The list of Exhibits to the Merger Agreement, which immediately follows the table of contents of the Merger Agreement, is hereby amended to add the following exhibits:

      "EXHIBIT H--Form of Amended and Restated Certificate of Incorporation of New Patriot

        EXHIBIT I--Form of Amended and Restated Certificate of
    Incorporation of BMOC"

    2. Section 3.1 of Article 3 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

      "3.1 Charter. At the meeting of stockholders of Patriot to be held pursuant to Section 8.1(a) of this Agreement, a proposal to amend and restate the Amended and Restated Certification of New Patriot (the "Patriot Certificate") to read in its entirety substantially in the form set forth in Exhibit H hereto (the "New Patriot Charter Amendment") shall be submitted to the stockholders of New Patriot for their approval. If such approval is obtained, an Amended and Restated Certificate of Incorporation effecting such amendment and restatement shall be executed, acknowledged and filed with the Secretary State of the State of Delaware in accordance with the DGCL prior to the filing of the Certificate of Merger. The Amended and Restated Certificate of Incorporation of New Patriot, as amended, in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law (the "Surviving Corporation Certificate")."

    3. Sections 4.1(a), 4.1(e), 4.3(a) and 4.3(e) of Article 4 of the Merger Agreement are hereby amended by replacing all references to the term "Crow Family Entities" contained in such sections with the term "Principal Stockholder."

    4. Section 4.5 of Article 4 of the Merger Agreement is hereby amended by deleting clause (ii) thereof in its entirety and replacing it with the following:

      "(ii) the Amended and Restated Certificate of Incorporation of BMOC shall be amended and restated to read in its entirety substantially in the form set forth in Exhibit I hereto (the "BMOC Charter Amendment")."

    5. Section 5.4(a) of Article 5 of the Merger Agreement is hereby amended by replacing the words "As of" as they first appear at the beginning of the first sentence of said section with the words "No later than the close of business on the third business day next following."

    6. Section 8.3(a) of Article 8 of the Merger Agreement is hereby amended by deleting clause (i) contained in the first sentence of Section 8.3(a) in its entirety and replacing it with the following:

      "(i) Patriot will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement, as ratified by New Patriot pursuant to the Patriot Ratification Agreement, the New Patriot Charter Amendment, the Pairing Agreement Amendment and, if required by applicable law or the rules of the NYSE, the Stock Purchase Agreement, and"

    7. The second sentence of Section 8.3(a) of Article 8 of the Merger Agreement is hereby deleted in its entirety and replaced with the following sentence:

      "The proxy statement of Patriot related to its stockholders' meeting shall contain the recommendation of the Board of Directors of Patriot that its stockholders approve this Agreement, as ratified by New Patriot pursuant to the Patriot Ratification Agreement, the Pairing Agreement Amendment, the New Patriot Charter Amendment and, if stockholder approval of the Stock Purchase Agreement is required by applicable law or the rules of the NYSE, the Stock Purchase Agreement."

    8. Section 8.7(a) of Article 8 of the Merger Agreement is hereby amended by deleting clause (B) contained in clause (i) of Section 8.7(a) and replacing it with the following:

      "(B) Patriot, with respect to the New Patriot Charter Amendment and an amendment to the Pairing Agreement (the "Pairing Agreement
    Amendment") pursuant to and in accordance with the terms of the Stock Purchase Agreement, and"

    9. Section 9.1(a)(i) of Article 9 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

      "This Agreement, as ratified by New Patriot pursuant to the Patriot Ratification Agreement, the New Patriot Charter Amendment, the Pairing Agreement Amendment and, if required by applicable law or the rules of the NYSE, the Stock Purchase Agreement, shall have been approved by the requisite vote of the stockholders of Patriot; and"

    10. Section 10.1(c) of Article 10 of the Merger Agreement is hereby amended by replacing the reference to "December 7, 1997" contained in such section with "December 16, 1997."

    11. Except as expressly provided herein, the Merger Agreement shall remain in full force and effect.

    12. Nothing contained in this Amendment shall affect the rights and obligations of any of the parties to the Patriot Ratification Agreement or the BMOC Ratification Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST:                                   Patriot American Hospitality, Inc.

    /s/ Shelby Powell                         /s/ Rex E. Stewart
By: _________________________________     By: _________________________________
    Name:Shelby Powell                        Name:Rex E. Stewart
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                          Patriot American Hospitality
                                           Operating Company
ATTEST:

    /s/ Shelby Powell                         /s/ Rex E. Stewart
By: _________________________________     By: _________________________________
    Name:Shelby Powell                        Name:Rex E. Stewart
                                              Title: Executive Vice President
                                                   and Chief Financial Officer

ATTEST:                                   Wyndham Hotel Corporation

    /s/ Carla S. Moreland                     /s/ Anne L. Raymond
By: _________________________________     By: _________________________________
    Name:Carla S. Moreland                    Name:Anne L. Raymond
                                              Title: Executive Vice President
                                                   and Chief Financial Officer

                                                                        ANNEX B

                            RATIFICATION AGREEMENT

  This RATIFICATION AGREEMENT (this "Agreement"), is made and entered into as of July 24, 1997 between Patriot American Hospitality, Inc., a Delaware corporation which operates as a real estate investment trust ("New Patriot"), and Wyndham Hotel Corporation, a Delaware corporation ("Wyndham").

                                   RECITALS

  WHEREAS, Patriot American Hospitality, Inc., a Virginia corporation and the predecessor by merger to New Patriot ("Patriot"), and Wyndham entered into an Agreement and Plan of Merger, dated as of April 14, 1997 (the "Merger Agreement"), pursuant to which Wyndham agreed to merge with and into Patriot (the "Merger");

  WHEREAS, New Patriot (the successor by merger to Patriot and formerly named "California Jockey Club"), Patriot and Patriot American Hospitality Operating Company, a Delaware corporation and formerly known as Bay Meadows Operating Company ("Patriot Operating Company"), entered into an Agreement and Plan of Merger, dated as of February 24, 1997 (the "Business Combination Agreement"), pursuant to which Patriot, New Patriot and BMOC agreed to effect a business combination among Patriot, New Patriot and BMOC (the "Business Combination");

  WHEREAS, the Business Combination has been consummated, and as a result thereof Patriot has merged with and into New Patriot, with New Patriot being the surviving company in the Merger;

  WHEREAS, as a result of the Business Combination, New Patriot has succeeded to the rights and obligations of Patriot under the Merger Agreement;

  WHEREAS, the Merger Agreement contemplates that New Patriot will execute and deliver this Agreement pursuant to which New Patriot will expressly agree with Wyndham to ratify and approve the Merger, the Merger Agreement and certain Ancillary Agreements, and to perform the covenants and agreements of Patriot thereunder;

  WHEREAS, the boards of directors of New Patriot, Wyndham and Patriot Operating Company have each determined that the Merger between New Patriot and Wyndham, in which the outstanding shares of common stock, par value $.01 per share, of Wyndham (the "Wyndham Stock") will be converted into cash and/or shares of common stock, par value $.01 per share, of New Patriot (the "New Patriot Stock") and shares of common stock, par value $.01 per share, of Patriot Operating Company (the "Patriot Operating Company Stock") that are paired and transferrable and traded only in combination as a single unit (the "Paired Shares") on the New York Stock Exchange pursuant to the Pairing Agreement dated as of February 17, 1983 between New Patriot and Patriot Operating Company, as amended (the "Pairing Agreement"), is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the transactions provided for in the Merger Agreement and herein upon the terms and subject to the conditions set forth herein;

  WHEREAS, it is intended that the Stock Purchase by Patriot and the Merger provided for herein be treated as an integrated transaction that, for federal income tax purposes, qualifies as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and pursuant to which the consideration received by all of the stockholders of Wyndham shall be tax-free to such stockholders to the extent such consideration consists of Patriot Unpaired Stock and, to the extent consisting of Patriot Stock, Paired Shares of Purchase Stock and Patriot Operating Company Stock, and for financial accounting purposes shall be accounted for as a "purchase";

  WHEREAS, the boards of directors of New Patriot, Patriot Operating Company and Wyndham have received fairness opinions from their financial advisors, and the Special Committee of the Board of Directors of Wyndham has received a fairness opinion from its financial advisor, relating to the transactions contemplated hereby and by the Merger Agreement as more fully described herein and therein;

  WHEREAS, New Patriot desires to make certain representations, warranties, covenants and agreements in connection with the Merger.

  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and in order to induce Wyndham to proceed with the Merger and the other transactions contemplated by the Merger Agreement, the parties hereto hereby agree as follows:

ARTICLE 1. Representations and Warranties of New Patroit

  New Patriot represents and warrants to Wyndham as follows:

  1.1 Existence, Good Standing, Authority. New Patriot is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate, lease and encumber its properties and to carry on its business as now conducted.

  1.2 Authorization, Validity and Effect of Agreement. New Patriot has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the other Ancillary Agreements to which it is or will be a party. The Board of Directors of New Patriot has approved this Agreement and the Merger, and has ratified, confirmed and adopted the Merger Agreement, the Pairing Agreement Amendment, the Stock Purchase Agreement, the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby, and has recommended that the holders of New Patriot Stock authorize and approve the Merger Agreement, as ratified by New Patriot pursuant to this Agreement, and the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required under applicable law or the rules of the NYSE, the Stock Purchase Agreement, at the Patriot stockholders' meeting which will be held in accordance with the provisions of Section 8.3 of the Merger Agreement. As of the date hereof, all of the directors and executive officers of New Patriot have indicated that they presently intend to vote all shares of New Patriot Stock which they own to approve the Merger Agreement, as ratified by New Patriot pursuant to this Agreement, the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required under applicable law or the rules of the NYSE, the Stock Purchase Agreement, at the Patriot stockholders' meeting. Subject to the approval of the Merger Agreement, as ratified by New Patriot pursuant to this Agreement, the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required under applicable law or the rules of the NYSE, the Stock Purchase Agreement, by the requisite vote of the stockholders of New Patriot, the execution by New Patriot of this Agreement, the Merger Agreement and the other Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of New Patriot. This Agreement and the Merger Agreement constitute, and the other Ancillary Agreements to which it is or will become a party (when executed and delivered) will constitute, the valid and legally binding obligations of New Patriot, enforceable against New Patriot in accordance with their respective terms, subject to applicable bankruptcy, moratorium or other similar laws relating to creditors' rights and general principles of equity.

  1.3 Capitalization. The authorized capital stock of New Patriot consists of 650,000,000 shares of New Patriot Stock, 100,000,000 shares of Preferred Stock, par value $.01 per share, and 750,000,000 shares of Excess Stock, par value $.01 per share. All issued and outstanding shares of New Patriot Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

  1.4 No Violation. Except as set forth in Section 7.5 of the Patriot Disclosure Letter, neither the execution and delivery by New Patriot of this Agreement or the other Ancillary Agreements nor consummation by New

Patriot of the transactions contemplated by this Agreement or the other Ancillary Agreements in accordance with their terms, will: (i) conflict with or result in a breach of any provisions of the Patriot Certificate, the Surviving Corporation Certificate, the Patriot Bylaws, or the Surviving Corporation Bylaws, or the organizational documents, partnership agreements or joint venture agreements of other Patriot or any Patriot Subsidiary; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the Patriot Stock Plans, or any grant or award under any of the foregoing; (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of other Patriot or any of the Patriot Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which New Patriot or any of the Patriot Subsidiaries is a party, or by which Patriot or any of the Patriot Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, could not reasonably be expected to have a New Patriot Material Adverse Effect; or (iv) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority could not have a New Patriot Material Adverse Effect.

  1.5 Taxes. Except as would otherwise not be reasonably expected to have a New Patriot Material Adverse Effect:

    (a) Each of the corporate Patriot Subsidiaries of which all the outstanding capital stock is owned solely by New Patriot is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code.

    (b) New Patriot has qualified, and shall be qualified through the date of consummation of the Merger, to be treated as a REIT within the meaning of Sections 856-860 of the Code, including, without limitation, the requirements of Section 856 and 857 of the Code, for all applicable tax years to which New Patriot's federal income tax returns are subject to audit and New Patriot is subject to assessment for taxes reportable therein.

    (c) Assuming the accuracy of the representations made by CJC in Sections
  9.10 and 9.11 of the Business Combination Agreement and the representations made by Patriot Operating Company in Section 8.8 of the Business Combination Agreement, the consummation of the Business Combination and the Merger would not, if consummated as of the date of this Agreement, with the Merger immediately following the Business Combination, cause CJC to lose its exemption from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984 (the "Deficit Act"). As of the date hereof, Patriot has no knowledge, without independent inquiry, of any facts indicating that the foregoing representations made by CJC and Patriot Operating Company are inaccurate.

ARTICLE 2. Covenants and Agreements of New Patroit

  2.1 Covenants and Agreements under Merger Agreement. New Patriot hereby covenants and agrees with Wyndham that it will be bound by and will perform each covenant and agreement set forth in the Merger Agreement that by its terms is binding upon, or to be performed by, Patriot to the same extent as if each such covenant and agreement were set forth herein and referred to "New Patriot" in place of "Patriot." Each such covenant and agreement shall be deemed to be incorporated by reference herein as if set forth in full in this Agreement.

  2.2 Ancillary Agreements. At or prior to the Closing, New Patriot shall execute and deliver each of the Ancillary Agreements to which it is a party that, pursuant to Section 1.4 of the Merger Agreement, is to be executed and delivered by it at or prior to the Closing.

  2.3 New Patriot Stock. New Patriot acknowledges and agrees that shares of New Patriot Stock will be issued in accordance with Section 5.2(a) of the Merger Agreement to the stockholders of Wyndham in connection with the Merger and will be paired with the Patriot Operating Company Stock issued pursuant to the Wyndham/Patriot Operating Company Subscription Agreement in accordance with the Pairing Agreement, and that Wyndham shall not at any time become a stockholder of Patriot Operating Company. The provisions of this Section 2.3 and the Wyndham/Patriot Operating Company Subscription Agreement are intended to comply with Sections 2(a) and 2(b) of the Pairing Agreement.

ARTICLE 3. Covenants and Agreements of Wyndham

  Wyndham hereby covenants and agrees with New Patriot that Wyndham will continue to be bound by and will perform each covenant and agreement set forth in the Merger Agreement that by its terms is binding upon, or to be performed by, Wyndham as if each reference in the Merger Agreement to "Patriot" were a reference to "New Patriot." Each such covenant and agreement shall be deemed to be incorporated by reference herein as if set forth in full in this Agreement.

ARTICLE 4. Termination; Amendment; Waiver

  4.1 Termination. If the Merger Agreement has been terminated, this Agreement may be terminated and abandoned, at any time prior to the Effective Time, whether before or after approval of the matters contemplated hereby by the stockholders of New Patriot, Wyndham or Patriot Operating Company, by the party terminating the Merger Agreement in accordance with its terms.

  4.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 4.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of New Patriot or Wyndham other than the provisions of this Section 4.2, the last sentence of
Section 5.3, and Section 5.4. Nothing contained in this Section 4.2 shall relieve any party for any breach of the representations, warranties, covenants, or agreements set forth in this Agreement.

  4.3 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this agreement or in any document delivered pursuant to this Agreement or (c) subject to the first sentence of Section 5.5, waive compliance with any of the agreements or conditions contained in this Agreement. Any Agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE 5. General Provisions

  5.1 Non-Survival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument pursuant to this Agreement shall not survive the Merger, provided, however, that the agreements contained in Section 2.1 and Article 3 (to the extent that any such agreements in Section 2.1 or Article 3 relate to any covenants in the Merger Agreement that survive the Merger) and this Article 5 shall survive the Merger.

  5.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

   If to New Patriot:   Patriot American Hospitality, Inc.
                        Tri-West Plaza
                        3030 LBJ Freeway
                        Suite 1500
                        Dallas, TX 75234
                        Attn: Paul A. Nussbaum

   With copies to:  Goodwin, Procter & Hoar LLP
                    Exchange Place
                    Boston, MA 02109-2881
                    Attn: Gilbert G. Menna, P.C.
   If to Wyndham:   Wyndham Hotel Corporation
                    2001 Bryan Street
                    Suite 2300
                    Dallas, TX 75201
                    Attn: James D. Carreker
   With copies to:  Locke Purnell Rain Harrell
                    2200 Ross Avenue
                    Suite 220
                    Dallas, TX 75201-6776
                    Attn: M. Charles Jennings

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

  5.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned prior to the Closing by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 2.1 (to the extent it relates to Sections
8.12 and 8.13 of the Merger Agreement), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  5.4 Entire Agreement. This Agreement, the Exhibits and the Patriot Disclosure Letter and all provisions of the Merger Agreement incorporated herein by reference and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

  5.5 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective boards of directors, at any time before or after approval of matters presented in connection herewith to the stockholders of Patriot Operating Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

  5.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

  5.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

  5.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

  5.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

  5.11 Incorporation. The Patriot Disclosure Letter and the provisions of the Merger Agreement are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

  5.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  5.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof if any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

  5.14 Certain Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

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  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST                                    Wyndham Hotel Corporation


    /s/ Carla S. Moreland                     /s/ Anne L. Raymond
By: _________________________________     By: _________________________________
    Name:   Carla S. Moreland                 Name:  Anne L. Raymond
    Title:  Vice President--General           Title: Executive Vice President
            Counsel and Secretary                    and Chief Financial Officer

ATTEST                                    Patriot American Hospitality, Inc.


    /s/ William W. Evans III                  /s/ Paul A. Nussbaum
By: _________________________________     By: _________________________________
    Name:  William W. Evans III               Name:  Paul A. Nussbaum
    Title: Office of the Chairman             Title: Chairman, Chief Executive
                                                     Officer and President

                                                                        ANNEX C

                            RATIFICATION AGREEMENT

  This RATIFICATION AGREEMENT (this "Agreement"), is made and entered into as of July 24, 1997 between Patriot American Hospitality Operating Company, a Delaware corporation and formerly known as Bay Meadows Operating Company ("Patriot Operating Company"), Patriot American Hospitality, Inc., a Delaware corporation which operates as a real estate investment trust ("New Patriot"), Wyndham Hotel Corporation, a Delaware corporation ("Wyndham") and CF Securities, L.P., a Texas limited partnership (the "Principal Stockholder").

                                   RECITALS

  WHEREAS, Patriot American Hospitality, Inc., a Virginia corporation and the predecessor by merger to New Patriot ("Patriot"), and Wyndham entered into an Agreement and Plan of Merger, dated as of April 14, 1997 (the "Merger Agreement"), pursuant to which Wyndham agreed to merge with and into Patriot (the "Merger");

  WHEREAS, Patriot and the Principal Stockholder entered into a Stock Purchase Agreement dated as of April 14, 1997 (the "Stock Purchase Agreement"), pursuant to which Patriot agreed to purchase and Principal Stockholder agreed to sell all of the Principal Stockholder's shares of Wyndham Common Stock (as defined below) upon the terms and conditions stated therein immediately prior to the consummation of the Merger (the "Stock Purchase");

  WHEREAS, New Patriot (the successor by merger to Patriot and formerly named "California Jockey Club"), Patriot and Patriot Operating Company entered into an Agreement and Plan of Merger, dated as of February 24, 1997 (the "Business Combination Agreement"), pursuant to which Patriot, New Patriot and Patriot Operating Company agreed to effect a business combination among Patriot, New Patriot and Patriot Operating Company (the "Business Combination");

  WHEREAS, the Business Combination has been consummated, and as a result thereof Patriot has merged with and into New Patriot, with New Patriot being the surviving company in the Merger;

  WHEREAS, as a result of the Business Combination, New Patriot has succeeded to the rights and obligations of Patriot under the Merger Agreement and the Stock Purchase Agreement;

  WHEREAS, New Patriot and Wyndham have executed and delivered a Ratification Agreement of even date herewith (the "Patriot Ratification Agreement") pursuant to which New Patriot has expressly agreed with Wyndham to ratify and approve the Merger, the Merger Agreement and certain Ancillary Agreements, and to perform the covenants and agreements of Patriot thereunder;

  WHEREAS, the shares of common stock, par value $.01 per share, of New Patriot (the "New Patriot Stock") and the shares of common stock, par value $.01 per share, of Patriot Operating Company (the "Patriot Operating Company Stock") are paired and transferrable and traded only in combination as a single unit (the "Paired Shares") on the New York Stock Exchange pursuant to the Pairing Agreement dated as of February 17, 1983 between New Patriot and Patriot Operating Company, as amended (the "Pairing Agreement");

  WHEREAS, the Merger Agreement contemplates that the shares of common stock, par value $.01 per share, of Wyndham (the "Wyndham Common Stock") will be converted into cash and/or Paired Shares pursuant to the terms of the Merger Agreement and the Stock Purchase Agreement contemplates that the Principal Stockholder will receive cash, Paired Shares and/or unpaired shares of a series of preferred stock of Patriot (the "Patriot Unpaired Stock") pursuant to the terms of the Stock Purchase;

  WHEREAS, the Merger Agreement and the Stock Purchase Agreement also contemplate that Patriot Operating Company will execute and deliver this Agreement, pursuant to which Patriot Operating Company will make certain representations and warranties to Wyndham and the Principal Stockholder and enter into certain covenants and agreements with New Patriot, Wyndham and the Principal Stockholder in order to effectuate the Merger and the Stock Purchase and to carry out the terms of the Merger Agreement and the Stock Purchase Agreement and transactions contemplated thereby;

  WHEREAS, pursuant to the Merger Agreement, Patriot Operating Company will enter into the Wyndham/Patriot Operating Company Subscription Agreement with Wyndham immediately prior to the closing of the Merger, pursuant to which Wyndham will agree to pay for, and Patriot Operating Company will issue directly to the holders of Wyndham Common Stock, a number of shares of Patriot Operating Company Stock equal to the number of shares of Patriot Stock to be issued to such holders pursuant to the Merger;

  WHEREAS, the boards of directors of New Patriot, Wyndham and Patriot Operating Company have each determined that the Merger between New Patriot and Wyndham, in which the outstanding shares of Wyndham Stock will be converted into Paired Shares and/or cash, is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the transactions provided for in the Merger Agreement and herein upon the terms and subject to the conditions set forth herein, and the board of directors of Patriot Operating Company has made a similar determination with respect to the Stock Purchase;

  WHEREAS, it is intended that the Stock Purchase by Patriot and the Merger provided for herein be treated as an integrated transaction that, for federal income tax purposes, qualifies as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and pursuant to which the consideration received by all of the stockholders of Wyndham shall be tax-free to such stockholders to the extent such consideration consists of Patriot Unpaired Stock and, to the extent consisting of Patriot Stock, Paired Shares of Purchase Stock and Patriot Operating Company Stock), and for financial accounting purposes shall be accounted for as a "purchase";

  WHEREAS, the boards of directors of New Patriot and Wyndham have received fairness opinions from their financial advisors, and the Special Committee of the Board of Directors of Wyndham has received a fairness opinion from its financial advisor, relating to the transactions contemplated hereby and by the Merger Agreement as more fully described herein and therein; and

  WHEREAS, Patriot Operating Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger and the Stock Purchase.

  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and in order to induce New Patriot and Wyndham to proceed with the Merger and the other transactions contemplated by the Merger Agreement, and to induce Patriot Operating Company and the Principal Stockholder to proceed with the Stock Purchase and the other transactions contemplated by the Stock Purchase Agreement, the parties hereto hereby agree as follows:

ARTICLE 1. Representations and Warranties of Patriot Operating Company

  Patriot Operating Company represents and warrants to Wyndham and the Principal Stockholder as follows:

  1.1 Existence, Good Standing, Authority. Patriot Operating Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate, lease and encumber its properties and to carry on its business as now conducted.

  1.2 Authorization, Validity and Effect of Agreement. Patriot Operating Company has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the other Ancillary Agreements to which it is or will be a party. The Board of Directors of Patriot Operating Company has approved this Agreement, the Merger, the Merger Agreement, the Patriot Operating Company Stock Issuance, the Pairing Agreement Amendment, the Patriot Operating Company Charter Amendment, the Stock Purchase Agreement (including the issuance of Patriot Operating Company Stock in connection with the Paired Shares issuable by Patriot and Patriot Operating Company upon conversion of Unpaired Patriot Stock upon the terms described in Exhibit B thereto), the Voting Agreements, the Registration Rights Agreement and the other Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby, and has agreed to recommend that the holders of Patriot Operating Company Stock authorize and approve the Patriot Operating Company Stock Issuance, the Patriot Operating Company Charter Amendment, the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required under applicable law or the rules of the NYSE, the Stock Purchase Agreement, at the Patriot Operating Company stockholders' meeting which will be held in accordance with the provisions of Section 8.3 of the Merger Agreement. As of the date hereof, all of the directors and executive officers of Patriot Operating Company have indicated that they presently intend to vote all shares of Patriot Operating Company Stock which they own to approve the Patriot Operating Company Stock Issuance, the Patriot Operating Company Charter Amendment, the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required under applicable law or the rules of the NYSE, the Stock Purchase Agreement, at the Patriot Operating Company stockholders' meeting. Subject to the approval of the Patriot Operating Company Stock Issuance, the Patriot Operating Company Charter Amendment, the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required under applicable law or the rules of the NYSE, the Stock Purchase Agreement, by the requisite vote of the stockholders of Patriot Operating Company, the execution by Patriot Operating Company of this Agreement, and the other Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of Patriot Operating Company. This Agreement constitutes, and the other Ancillary Agreements to which it will become a party (when executed and delivered) will constitute, the valid and legally binding obligations of Patriot Operating Company, enforceable against Patriot Operating Company in accordance with their respective terms, subject to applicable bankruptcy, moratorium or other similar laws relating to creditors' rights and general principles of equity.

  1.3 Patriot Operating Company Stock.

  (a) The Patriot Operating Company Stock to be issued in connection with the Merger and the Merger Agreement, when issued in accordance with the terms of the Merger Agreement, will have been duly and validly authorized by all necessary corporate action on the part of Patriot Operating Company. The Patriot Operating Company Stock to be issued in connection with the Merger and the Merger Agreement, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights.

  (b) The Patriot Operating Company Stock to be issued in connection with the Stock Purchase and the Stock Purchase Agreement (including the Patriot Operating Company Stock issuable in connection with the Paired Shares issuable by Patriot and Patriot Operating Company upon conversion of Unpaired Patriot Stock upon the terms described in Exhibit B thereto), when issued in accordance with the terms of the Stock Purchase Agreement, will have been duly and validly authorized by all necessary corporate action on the part of Patriot Operating Company. The Patriot Operating Company Stock to be issued in connection with the Stock Purchase and the Stock Purchase Agreement (including the Patriot Operating Company Stock issuable in connection with Paired Shares issuable by Patriot and Patriot Operating Company upon conversion of Unpaired Patriot Stock upon the terms described in Exhibit B thereto), when issued in accordance with the terms of the Stock Purchase Agreement (including Exhibit B thereto) will be validly issued, fully paid, nonassessable and free of preemptive rights.

ARTICLE 2. Representations and Warranties of New Patroit

  New Patriot represents and warrants to Patriot Operating Company, Wyndham and the Principal Stockholder as follows:

  2.1 Existence, Good Standing, Authority. New Patriot is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate, lease and encumber its properties and to carry on its business as now conducted.

  2.2 Authorization, Validity and Effect of Agreement. New Patriot has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the other Ancillary Agreements to which it is or will be a party. The Board of Directors of New Patriot has approved this Agreement and the Merger, and has ratified, confirmed and adopted the Merger Agreement, the Pairing Agreement Amendment, the Stock Purchase Agreement, the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby, and has recommended that the holders of New Patriot Stock authorize and approve the Merger Agreement, the Patriot Ratification Agreement, the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required under applicable law or the rules of the NYSE, the Stock Purchase Agreement, at the Patriot stockholders' meeting which will be held in accordance with the provisions of Section 8.3 of the Merger Agreement. As of the date hereof, all of the directors and executive officers of New Patriot have indicated that they presently intend to vote all shares of New Patriot Stock which they own to approve the Merger Agreement, the Patriot Ratification Agreement, the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required under applicable law or the rules of the NYSE, the Stock Purchase Agreement, at the Patriot stockholders' meeting. Subject to the approval of the Merger Agreement, the Patriot Ratification Agreement, the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required under applicable law or the rules of the NYSE, the Stock Purchase Agreement, by the requisite vote of the stockholders of New Patriot, the execution by New Patriot of this Agreement, the Merger Agreement and the other Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of New Patriot. This Agreement and the Merger Agreement constitute, and the other Ancillary Agreements to which it is or will become a party (when executed and delivered) will constitute, the valid and legally binding obligations of New Patriot, enforceable against New Patriot in accordance with their respective terms, subject to applicable bankruptcy, moratorium or other similar laws relating to creditors' rights and general principles of equity.

ARTICLE 3. Representations and Warranties of Wyndham

  Wyndham represents and warrants to Patriot Operating Company, New Patriot and the Principal Stockholder as follows:

  3.1 Existence, Good Standing, Authority. Wyndham is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate, lease and encumber its properties and to carry on its business as now conducted.

  3.2 Authorization, Validity and Effect of Agreement. Wyndham has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the other Ancillary Agreements to which it is or will be a party. The Board of Directors of Wyndham has approved this Agreement, the Merger, the other Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby, and has agreed to recommend that the holders of Wyndham Stock authorize and approve the Merger Agreement and the Patriot Ratification Agreement at the Wyndham stockholders' meeting which will be held in accordance with the provisions of Section 8.3 of the Merger Agreement. In connection with the foregoing, the Board of Directors of Wyndham has taken such action and votes as are necessary on its part to render the provisions of
Section 203 of the Delaware General Corporation Law (the "DGCL") and all other applicable takeover statutes inapplicable to this Agreement, the Merger Agreement, the Merger, the Stock Purchase

Agreement, the Stock Purchase and the transactions contemplated hereby and thereby and by the other Ancillary Agreements. As of the date hereof, all of the directors and executive officers of Wyndham have indicated that they presently intend to vote all shares of Wyndham Common Stock which they own to approve the Merger Agreement and the Patriot Ratification Agreement at the Wyndham stockholders' meeting. Subject to the approval of the Merger Agreement and the Patriot Ratification Agreement by the requisite vote of the stockholders of Wyndham, the execution by Wyndham of this Agreement, the Merger Agreement and the other Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Wyndham. This Agreement and the Merger Agreement constitute, and the other Ancillary Agreements to which it is or will become a party (when executed and delivered) will constitute, the valid and legally binding obligations of Wyndham, enforceable against Wyndham in accordance with their respective terms, subject to applicable bankruptcy, moratorium or other similar laws relating to creditors' rights and general principles of equity.

ARTICLE 4. Representations and Warranties of the Principal Stockholder

  The Principal Stockholder represents and warrants to Patriot Operating Company, New Patriot and Wyndham as follows:

  4.1 Organization and Good Standing. The Principal Stockholder is duly organized, validly existing and in good standing under the laws of the State of Texas.

  4.2 Power and Authorization. The Principal Stockholder has full legal right, power and authority to enter into and perform its obligations under this Agreement and the other agreements and documents required to be delivered by it hereunder. The execution, delivery and performance by the Principal Stockholder of this Agreement have been duly authorized by all necessary action on the part of the Principal Stockholder. This Agreement constitutes the legal, valid and binding obligation of the Principal Stockholder, enforceable against it in accordance with its terms.

ARTICLE 5. Covenants and Agreements of Patriot Operating Company

  5.1 Covenants and Agreements under Merger Agreement. Patriot Operating Company hereby covenants and agrees with Wyndham and New Patriot that Patriot Operating Company will be bound by and will perform each covenant and agreement set forth in the Merger Agreement (including those relating to the assumption by New Patriot or Patriot Operating Company of Wyndham Stock Options in accordance with Section 5.2(e) of the Merger Agreement) that by its terms is to be agreed to, or performed by, Patriot Operating Company to the same extent as if each such covenant and agreement were set forth herein. Each such covenant and agreement shall be deemed to be incorporated by reference herein as if set forth in full in this Agreement.

  5.2 Ancillary Agreements. At or prior to the Closing, Patriot Operating Company shall execute and deliver each of the Ancillary Agreements to which it is a party that, pursuant to Section 1.4 of the Merger Agreement, is to be executed and delivered by it at or prior to the Closing. Contemporaneously with the execution and delivery of this Agreement, Patriot Operating Company shall execute and deliver the Standstill Agreement, the Registration Rights Agreement and the Voting Agreements.

  5.3 Patriot Operating Company Shares Issuable in Connection with the
Merger. Patriot Operating Company acknowledges and agrees that the shares of Patriot Operating Company Stock to be issued pursuant to the Wyndham/Patriot Operating Company Subscription Agreement will be issued in accordance with
Section 5.2(a) of the Merger Agreement to the stockholders of Wyndham in connection with the Merger and will be paired with the Patriot Stock issued in the Merger in accordance with the Pairing Agreement and the Wyndham/Patriot Operating Company Subscription Agreement, and will be transferable and traded only as a single unit, and that Wyndham shall not at any time become a stockholder of Patriot Operating Company. The provisions of this Section 5.3 and the Wyndham/Patriot Operating Company Subscription Agreement are intended to comply with Sections 2(a) and 2(b) of the Pairing Agreement.

  5.4 Patriot Operating Company Shares Issuable in Connection with the Stock Purchase. Patriot Operating Company acknowledges and agrees with the Principal Stockholder that on the closing date of the Stock Purchase, Patriot Operating Company shall issue to the Principal Stockholder the shares of Patriot Operating Company Stock that are issuable in connection with the issuance of Paired Shares to the Principal Stockholder pursuant to the Stock Purchase Agreement, that upon conversion of the Unpaired Patriot Stock in accordance with the terms thereof (as described in Exhibit B thereto) Patriot Operating Company shall issue to the Principal Stockholder the shares of Patriot Operating Company Stock that are issuable to the Principal Stockholder upon such conversion, and that such shares of Patriot Operating Company Stock will be paired with the Patriot Stock issued in the Stock Purchase or upon conversion of the Unpaired Patriot Stock in accordance with the Pairing Agreement. The provisions of this Section 5.4 and the Stock Purchase Agreement are intended to comply with Sections 2(a) and 2(b) of the Pairing Agreement.

  5.5 Patriot Operating Company Bylaws. Patriot Operating Company shall cause its Bylaws as in effect immediately prior to the Effective Time to contain terms required by and consistent with the Merger Agreement, the Stock Purchase Agreement and the Cooperation Agreement and terms not otherwise prohibited from being contained in such bylaws by such agreements.

  5.6 Directors and Officers of Patriot Operating Company. Patriot Operating Company shall take such actions as are necessary such that the Board of Directors of Patriot Operating Company shall be constituted as provided in Sections 4.3 and 4.4 of the Merger Agreement, subject to any required approvals by the stockholders of Patriot Operating Company.

  5.7 Further Action. Patriot Operating Company shall, subject to the fulfillment at or before the Effective Time of each of the conditions set forth in the Merger Agreement to the obligation of New Patriot to effect the Merger or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger, the Patriot Operating Company Stock Issuance, the Patriot Operating Company Charter Amendment, the Pairing Agreement Amendment and the transactions contemplated by the Merger Agreement, the Stock Purchase Agreement, this Agreement and by the other Ancillary Agreements.

  5.8 Expenses. All costs and expenses incurred by Patriot Operating Company in connection with this Agreement, the Merger Agreement, the Stock Purchase Agreement and the transactions contemplated hereby and thereby shall be paid by Patriot Operating Company except to the extent otherwise provided in
Section 8.11 of the Merger Agreement or as otherwise may be agreed to by the parties. All costs and expenses for professional services rendered in connection with the transactions contemplated by this Agreement, the Merger Agreement and the transactions contemplated thereby, including, but not limited to, investment banking and legal services, will be paid by each party incurring such costs and expenses.

ARTICLE 6. Covenants and Agreements of New Patriot

  New Patriot covenants and agrees with Wyndham, Patriot Operating Company and the Principal Stockholder that New Patriot will be bound by the provisions of the Merger Agreement and the Stock Purchase Agreement under which it is required to render performance to or for the benefit of Patriot Operating Company, and that New Patriot will perform all such obligations in accordance with the terms of the Merger Agreement and the Stock Purchase Agreement.

ARTICLE 7. Covenants and Agreements of Wyndham

  Wyndham covenants and agrees with Patriot Operating Company, New Patriot and the Principal Stockholder that Wyndham will be bound by the provisions of the Merger Agreement under which it is required to render performance to or for the benefit of Patriot Operating Company, and that Wyndham will perform all such obligations in accordance with the terms of the Merger Agreement.

ARTICLE 8. Covenants and Agreements of the Principal Stockholder

  The Principal Stockholder covenants and agrees with Patriot Operating Company, New Patriot and Wyndham that the Principal Stockholder will be bound by the provisions of the Stock Purchase Agreement under which it is required to render performance to or for the benefit of Patriot Operating Company, and that the Principal Shareholder will perform all such obligations in accordance with the terms of the Stock Purchase Agreement.

ARTICLE 9. Termination; Amendment; Waiver

  9.1 Termination. If the Merger Agreement has been terminated, this Agreement may be terminated and abandoned, at any time prior to the Effective Time, whether before or after approval of the matters contemplated hereby by the stockholders of Patriot Operating Company, New Patriot and Wyndham, by the party terminating the Merger Agreement in accordance with its terms.

  9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Patriot Operating Company, New Patriot, Wyndham or Principal Stockholder other than the provisions of this Section 9.2, Section 5.7, the last sentence of Section
10.3 and Section 10.4. Nothing contained in this Section 9.2 shall relieve any party for any breach of the representations, warranties, covenants, or agreements set forth in this Agreement.

  9.3 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this agreement or in any document delivered pursuant to this Agreement or (c) subject to the first sentence of Section 10.5, waive compliance with any of the agreements or conditions contained in this Agreement. Any Agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE 10. General Provisions

  10.1 Non-Survival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument pursuant to this Agreement shall not survive the Merger, provided, however, that the agreements contained in Section 5.1, Article 6, Article 7 and Article 8 (to the extent that any such agreements in Section 5.1, or Articles 6, 7 and 8 relate to any covenants in the Merger Agreement that survive the Merger) and this Article 10 shall survive the Merger; and provided, further, that all representations, warranties and covenants of Patriot Operating Company herein made to or with the Principal Stockholder and of the Principal Stockholder herein made to or with Patriot Operating Company shall survive the Closing of the Stock Purchase.

  10.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

   If to Patriot Operating
    Company:                 Patriot American Hospitality
                              Operating Company
                             Tri-West Plaza
                             3030 LBJ Freeway
                             Suite 1500
                             Dallas, TX 75234
                             Attn: Paul A. Nussbaum

   With copies to:     Goodwin, Procter & Hoar llp
                       Exchange Place
                       Boston, MA 02109-2881
                       Attn: Gilbert G. Menna, P.C.

   If to New Patriot:  Patriot American Hospitality, Inc.
                       Tri-West Plaza
                       3030 LBJ Freeway
                       Suite 1500
                       Dallas, TX 75234
                       Attn: Paul A. Nussbaum

   With copies to:     Goodwin, Procter & Hoar llp
                       Exchange Place
                       Boston, MA 02109-2881
                       Attn: Gilbert G. Menna, P.C.

   If to Wyndham:      Wyndham Hotel Corporation
                       2001 Bryan Street
                       Suite 2300
                       Dallas, TX 75201
                       Attn: James D. Carreker

   With copies to:     Locke Purnell Rain Harrell
                       2200 Ross Avenue
                       Suite 220
                       Dallas, TX 75201-6776
                       Attn: M. Charles Jennings

   If to Principal
    Stockholder:       CF Securities, L.P.
                       2001 Ross Avenue
                       Suite 3200
                       Dallas, Texas 75201
                       Attn: Ms. Susan T. Groenteman
                       Crow Family Holdings
                       2001 Ross Avenue
                       Suite 3200
                       Dallas, Texas 75201
                       Attn: M. Kevin Bryant
                       and:

   With copies to:     Vinson & Elkins L.L.P.
                       2001 Ross Avenue
                       Suite 3700
                       Dallas, TX 75201
                       Attn: Derek R. McClain

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

  10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned prior to the Closing by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 5.1 and Articles 6 and 7 (to the extent
Section 5.1 and Articles 6 and 7 relate to Sections

8.12 and 8.13 of the Merger Agreement), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  10.4 Entire Agreement. This Agreement, the Exhibits and the Patriot Disclosure Letter and all provisions of the Merger Agreement incorporated herein by reference and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

  10.5 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective boards of directors or general partner, at any time before or after approval of matters presented in connection herewith to the stockholders of Patriot Operating Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

  10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

  10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

  10.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

  10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

  10.11 Incorporation. The Patriot Disclosure Letter and the provisions of the Merger Agreement are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

  10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  10.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof if any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

  10.14 Certain Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST                                    Patriot American Hospitality
                                           Operating Company



By: /s/ William W. Evans III              By:  /s/ Paul A. Nussbaum
    ---------------------------------         --------------------------------
    Name:William W. Evans III                 Name:Paul A. Nussbaum
    Title:Office of the Chairman              Title:Chairman and
                                                    Chief Executive Officer


ATTEST                                    Wyndham Hotel Corporation



By: /s/ Carla S. Moreland                 By: /s/ Anne L. Raymond
    ---------------------------------         ---------------------------------
    Name:Carla S. Moreland                    Name:Anne L. Raymond
    Title:Vice President--General             Title:Executive Vice President and
          Counsel and Secretary                     Chief Financial Officer

ATTEST                                    Patriot American Hospitality, Inc.



By: /s/ William W. Evans III              By: /s/ Paul A. Nussbaum
    ---------------------------------         ---------------------------------
    Name:William W. Evans III                 Name:Paul A. Nussbaum
    Title:Office of the Chairman              Title:Chairman and
                                                    Chief Executive Officer

ATTEST                                    CF Securities, L.P.



By: /s/ M. Kevin Bryant                   By: Mill Springs Holdings, Inc.
    ---------------------------------         its General Partner
  Name:M. Kevin Bryant
  Title:Secretary

                                          By: /s/ Susan T. Groenteman
                                              ---------------------------------
                                              Name:Susan T. Groenteman
                                              Title:Executive Vice President

                                                                        ANNEX D

                           STOCK PURCHASE AGREEMENT

  This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 14, 1997, is between Patriot American Hospitality, Inc., a Virginia corporation ("Purchaser"), and CF Securities, L.P., a Texas limited partnership ("Stockholder").

                                   RECITALS

  WHEREAS, Purchaser, California Jockey Club, a Delaware corporation ("Club") and Bay Meadows Operating Company, a Delaware corporation ("Operating Company") have entered into an Agreement and Plan of Merger dated as of February 24, 1997, pursuant to which Purchaser, Club and Operating Company agreed to engage in a business combination among Purchaser, Club and Operating Company (the "Business Combination");

  WHEREAS, the shares of common stock, par value $.01 per share, of Club and the shares of common stock, par value $.01 per share, of Operating Company (the "Operating Company Stock") are paired and transferable and traded only in combination as a single unit;

  WHEREAS, upon the effectiveness of the Business Combination, Purchaser will have merged with and into Club with Club being the surviving company (the term "Purchaser", when used in a post-Business Combination context, shall mean Club after the Business Combination becomes effective);

  WHEREAS, the Stockholder is a major stockholder of Wyndham Hotel Corporation, a Delaware corporation ("Wyndham");

  WHEREAS, Purchaser and Wyndham are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") (all capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which Purchaser and Wyndham are agreeing to engage in a merger transaction between Purchaser and Wyndham (the "Merger");

  WHEREAS, pursuant to the Merger, Wyndham shall, upon consummation thereof, have merged with and into Purchaser with Purchaser being the surviving corporation, and holders of common stock, par value $.01 per share, of Wyndham (the "Wyndham Common Stock") shall be entitled to receive shares of common stock, par value $.01 per share, of Purchaser (the "Purchaser Stock") and shares of Operating Company Stock which will be paired and transferable and traded only in combination as a single unit (the "Paired Shares");

  WHEREAS, as a condition to the willingness of Purchaser to enter into this Agreement and the Merger Agreement, certain management stockholders of Wyndham (the "Management Stockholders") and Stockholder have entered into a Proxy Agreement, dated as of the date hereof (the "Proxy Agreement"), pursuant to which each of the Management Stockholders and Stockholder have, among other things, granted to Purchaser an irrevocable proxy to vote his, her or its shares of Wyndham Common Stock, including the Stockholder Shares (as hereinafter defined), in favor of the Merger Agreement;

  WHEREAS, as a condition to the willingness of Purchaser to enter into this Agreement and the Merger Agreement, Stockholder has entered into a Standstill Agreement, dated as of the date hereof but to be effective upon consummation of the Merger (the "Standstill Agreement"), pursuant to which Stockholder has agreed to refrain from taking certain actions and to perform certain other obligations with respect to Purchaser and the Paired Share Consideration, Unpaired Share Consideration and Cash Consideration (as such terms are hereinafter defined) to be issued to Stockholder hereunder, upon the terms and subject to the conditions set forth in the Standstill Agreement;

  WHEREAS, as of the date hereof, Stockholder beneficially owns 9,447,745 shares of Wyndham Common Stock (together with any shares of Wyndham Common Stock acquired by Stockholder after the date hereof and prior to the termination of this Agreement, whether upon the exercise of options, conversion of convertible securities or otherwise, the "Stockholder Shares");

  WHEREAS, it is intended that the Merger and the purchase by Purchaser of the Stockholder Shares pursuant to this Agreement will be treated as an integrated transaction that for federal income tax purposes qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and pursuant to which the consideration received by the shareholders pursuant to the Merger Agreement and this Agreement shall be tax-free to such shareholders to the extent such consideration consists of Unpaired Share Consideration and, to the extent consisting of Purchaser Stock, Paired Shares.

  WHEREAS, as a condition to its willingness to enter into the Merger Agreement and consummate the Merger and certain other transactions contemplated thereby, Purchaser has required that Stockholder agree, and Stockholder has agreed, to sell to Purchaser the Stockholder Shares on the terms and conditions provided for herein.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound, Purchaser and Stockholder hereby agree as follows:

                                  ARTICLE 1.

                               Purchase and Sale

  1.1 Purchase and Sale of Stockholder Shares. On the Closing Date (as hereinafter defined), immediately prior to the Merger (i) Stockholder shall transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Stockholder, all of the Stockholder Shares and (ii) Purchaser shall issue or cause to be issued to Stockholder and, if required pursuant to the provisions of paragraph (b) below, pay or cause to be paid to Stockholder in exchange therefor a combination of (x) Paired Shares of Purchaser Stock and Operating Company Stock, (y) shares of unpaired Series A Preferred Stock, par value $.01 per share, of Purchaser (the "Unpaired Preferred Stock") and, if applicable,
(z) cash, as follows:

    (a) Determination of Consideration. At the Closing (as hereinafter defined) Purchaser shall pay to Stockholder the number of Paired Shares of Purchaser Stock and Operating Company Stock (the "Paired Share Consideration") and the cash consideration, if any, that it would have received pursuant to the Merger Agreement if it were still a stockholder of Wyndham at the Effective Time (hereinafter used as defined in the Merger Agreement) and, as such a stockholder, had made the Stockholder Cash Election (as hereinafter defined), provided, however, that the Paired Share Consideration to be issued to Stockholder shall be limited and reduced (after taking into account the cash consideration to be paid to Stockholder as described above) so that (X) neither Stockholder nor any other person will, immediately after the Closing, own, or be deemed to own under the applicable attribution rules of Section 318 (as modified by Section 856(d)(5)) of the Code, Paired Shares of Purchaser Stock and Operating Company Stock in excess of 9.8% of the outstanding (excluding any shares which are outstanding but not vested) Paired Shares of Purchaser Stock and Operating Company Stock immediately after the Merger, and (Y) the receipt thereof by Stockholder would not otherwise cause any amount derived or received by, or allocated to, Purchaser to fail to qualify as "rents from real property" by reason of Section 856(d)(2)(B) of the Code (such limitations set forth in the foregoing clauses (X) and (Y) being referred to herein collectively as the "Paired Ownership Limitations"). Stockholder shall also receive a number of shares of Unpaired Preferred Stock (the "Unpaired Share Consideration") such that the aggregate number of Paired Shares and shares of Unpaired Preferred Stock issued as Paired Share Consideration and Unpaired Share Consideration equals the number of Paired Shares that otherwise would be issued to the Stockholders as Paired Share Consideration pursuant to the foregoing provisions of this paragraph (a) but for the Paired Ownership Limitations; provided, however, that the shares of Unpaired Preferred Stock to be issued as Unpaired Share Consideration pursuant to the foregoing shall be reduced to the extent that the issuance of such stock causes any rent derived or received by Purchaser or its affiliates to fail to qualify as "rents from real property" by reason of
  Section 856(d)(2)(B) of the Code or causes the Purchaser to be "closely held" within the meaning of Section 856(a)(6) of the Code (such limitations set forth in this proviso being referred to herein as the "Unpaired Ownership Limitations"). To the extent that the number of shares of Unpaired Preferred Stock to be issued as Unpaired Share Consideration is reduced pursuant to the Unpaired Ownership Limitations, Stockholder shall receive cash in lieu of Unpaired Share Consideration, with a share of Unpaired Preferred Stock being valued for such purpose at a value equal to the "Fair Market Value" (determined in accordance with Section 5.3(a) of the Merger Agreement) of a Paired Share of Purchaser Stock and Operating Company Stock. Purchaser shall reasonably determine, after taking into account the results of the investigation described in Section 2.3 hereof and such other facts and circumstances known to Purchaser as are relevant to such determination, the effect, if any, of the Paired Ownership Limitations and the Unpaired Ownership Limitations on the relative amounts of the types of consideration to be paid hereunder, but such limitations shall not decrease or increase the total amount of the consideration payable hereunder; provided, however, that if the product of the number of Paired Shares of Purchaser Stock and Operating Company Stock constituting the Paired Share consideration multiplied by the "Fair Market Value" (determined in accordance with Section 5.3(a) of the Merger Agreement) of a Paired Share of Purchaser Stock and Operating Company Stock is less than Fifty Million Dollars ($50,000,000), then Stockholder may terminate this Agreement at or prior to the Closing. The Unpaired Preferred Stock shall have the provisions described on Exhibit A hereto, unless Purchaser and Stockholder otherwise agree.


    (b) Cash Election. On or before the date that is three weeks before the date on which Purchaser in good faith intends to make the general mailing to its stockholders of the proxy material soliciting their votes with respect to the Merger Agreement (but no more than a month before such date, such intended mailing date being hereinafter referred to as the "Intended Mailing Date"), Purchaser shall deliver to Stockholder a written notice notifying Stockholder of the date on which Purchaser intends to make such mailing and requesting Stockholder to make a cash election (the "Stockholder Cash Election") in the form it would be permitted to make if it were a holder of Wyndham Common Stock at the Effective Time. On or before the date that is two weeks before the Intended Mailing Date, Stockholder shall deliver the Stockholder Cash Election to Purchaser.

  1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Stockholder Shares (the "Closing") shall take place (a) at the offices of Goodwin, Procter & Hoar llp, Exchange Place, Boston, Massachusetts, at 10:00 a.m., local time, on the day on which the Closing of the Merger is to occur, assuming the last of the conditions set forth in Article 3 shall have been fulfilled or waived in accordance herewith, or (b) at such other time, date or place as the parties hereto may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." At the Closing, Purchaser shall transfer, assign and deliver to Stockholder the Paired Share Consideration, the Unpaired Share Consideration and, if applicable, any cash due under Section 1.1(a), against delivery to Purchaser of certificates for the Stockholder Shares so purchased, duly endorsed or accompanied by stock powers duly executed in blank. If certificates, duly endorsed or accompanied by stock powers duly executed in blank, for less than all of the Stockholder Shares are delivered to Purchaser at the Closing, Purchaser may purchase the Stockholder Shares for which certificates, duly endorsed or accompanied by stock powers duly executed in blank, have been so delivered. At the Closing, each of Purchaser and Stockholder shall also execute and deliver to the other the Registration Rights Agreement attached hereto as Exhibit B. In addition, Purchaser covenants that, on or before the Closing, Purchaser shall have taken all actions necessary such that the representations and warranties set forth in
Section 2(a) of such agreement are true and correct at Closing.

                                  ARTICLE 2.

                   Representations, Warranties and Covenants

  2.1 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Stockholder as follows:

    (a) Organization and Good Standing. On the date hereof, Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and has all necessary corporate power and authority to carry on its business and to own and lease the assets which it owns and leases. At the Closing, Purchaser will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and will have all necessary corporate power and authority to carry on its business and to own and lease the assets which it owns and leases.

    (b) Power and Authorization. Purchaser has the legal right, power and authority to enter into and perform its obligations under this Agreement and the other agreements and documents required to be delivered by it hereunder. The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms. The Paired Shares and shares of Unpaired Preferred Stock issued to the Stockholders at the Closing will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

    (c) SEC Documents. Purchaser has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since December 31, 1995 (collectively, the "Purchaser SEC Reports"), which were required to be filed after that date pursuant to the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (collectively, the "Securities Laws"). The Purchaser SEC Reports were filed with the SEC in a timely manner. As of their respective dates, the Purchaser SEC Reports
  (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Purchaser included in or incorporated by reference into the Purchaser SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Purchaser and the Purchaser Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Purchaser included in or incorporated by reference into the Purchaser SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Purchaser and the Purchaser Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

    (d) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Purchaser nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Purchaser, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) as may be required under the "blue sky," takeover or securities laws of various states, or (C) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Purchaser and the Purchaser Subsidiaries taken as a whole (a "Purchaser Material Adverse Effect"),
  (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Purchaser or any of the Purchaser Subsidiaries is a party or by which Purchaser or any of the Purchaser Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, any of the Purchaser Subsidiaries or any of their respective assets, except for violations which would not reasonably be expected to have a Purchaser Material Adverse Effect.

    (e) No Brokers. Neither Purchaser nor any of the Purchaser Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Stockholder to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby, except that Purchaser has engaged PaineWebber Incorporated ("PaineWebber") and Salomon Brothers Inc. ("Salomon Brothers") as its financial advisors in connection with the transactions contemplated by this Agreement and is responsible for all fees, commissions, and like payments arising from such engagements. Other than the foregoing arrangements, Wyndham's arrangements with Smith Barney Inc. ("Smith Barney"), the Special Committee of the Board of Directors of Wyndham's arrangements with Merrill Lynch & Co. ("Merrill Lynch"), and the Stockholders' arrangements with Montgomery Securities, Purchaser is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby.

  2.2 Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Purchaser as follows:

    (a) Ownership of Shares. Stockholder (and, if applicable, any Affiliate to which Stockholder has transferred any Stockholder Shares pursuant to
  Section 5.14 hereof) owns of record or beneficially the Stockholder Shares and such shares constitute all of the shares of Common Stock owned of record or beneficially by such Stockholder. Stockholder will not sell or transfer any Stockholder Shares except as permitted by Section 5.14 hereof or purchase or acquire any other shares of Purchaser's stock prior to the Closing. Upon transfer and delivery by Stockholder to Purchaser of the Stockholder Shares owned by Stockholder pursuant to this Agreement, Purchaser shall acquire good and marketable title to such shares, free and clear of all claims, liens, charges, proxies (other than any agreement with Purchaser), encumbrances and security interests (other than any created by Purchaser). Wyndham has consented to the transactions contemplated by this Agreement and has waived any and all rights it may have with respect to such transactions, including any rights under the Stockholders' Agreement dated May 24, 1996 among Wyndham and certain of its Stockholders.

    (b) Organization and Good Standing. Stockholder is duly organized, validly existing and in good standing under the laws of the State of Texas.

    (c) Power and Authorization. Stockholder has full legal right, power and authority to enter into and perform its obligations under this Agreement and the other agreements and documents required to be delivered by it hereunder. The execution, delivery and performance by Stockholder of this Agreement have been duly authorized by all necessary action on the part of Stockholder. This Agreement constitutes the legal, valid and binding obligation of Stockholder, enforceable against it in accordance with its terms.

    (d) Consents and Approvals: No Violation. Neither the execution and delivery of this Agreement by Stockholder nor the consummation by Stockholder of the transactions contemplated hereby will (i) conflict with any of the organizational documents of Stockholder, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) as may be required pursuant to the HSR Act, (B) as may be required under the "blue sky," takeover or securities laws of various states, or (C) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not have a material adverse effect on the transactions contemplated hereby or the likelihood of their occurring (a "Stockholder Material Adverse Effect"), (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Stockholder or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, could not have a Stockholder Material Adverse Effect, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of its assets, except for violations which in the aggregate could not have a Stockholder Material Adverse Effect.

    (e) No Brokers. Stockholder has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Purchaser to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby, except that Stockholder has engaged Montgomery Securities as Stockholder's financial advisor in connection with the transactions contemplated by this Agreement (and is responsible for all fees, commissions and like payments arising from such engagement). Other than the foregoing arrangements, Purchaser's arrangements with PaineWebber and Salomon Brothers, and Wyndham's arrangements with Smith Barney and Merrill Lynch, Stockholder is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby.

    (f) Tax Matters. There is no plan or intention of Stockholder, and to the best of the knowledge of Stockholder there is no intention on the part of the other stockholders of Wyndham, to sell, exchange, or otherwise dispose of a number of Paired Shares or Unpaired Preferred Shares received in the Merger or pursuant to this Agreement that would reduce the Wyndham stockholders' ownership of Purchaser Stock (including Unpaired Preferred Shares and that portion of Paired Shares consisting of Purchaser Stock) to a number of shares having a value, as of the effective date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of Wyndham as of the same date. For purposes of this representation, shares of Wyndham Common Stock exchanged for cash or other property (including Paired Shares to the extent they consist of shares in Operating Company), exchanged for cash in lieu of fractional Paired Shares or fractional Unpaired Preferred Shares will be treated as outstanding Wyndham Common Stock on the date of the transaction. Moreover, shares of Wyndham Common Stock and Paired Shares (to the extent they consist of shares in Purchaser) and Unpaired Preferred Shares held by Wyndham stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

  2.3 Covenants of Purchaser and Stockholder.

  Stockholder agrees to cooperate with Purchaser after the date hereof in determining and investigating whether there exist any circumstances which could cause Purchaser to be "closely held" within the meaning of Section 856(a) of the Code or to derive or accrue or be allocated any amount that is treated as other than "rents from real property" by reason of Section 856(d)(2)(B) of the Code and without limiting the foregoing agrees to provide to Purchaser as promptly as practical all relevant information and documents (or, with respect to information and documents which Stockholder does not have or own, use commercially reasonable efforts to obtain and provide them to Purchaser as promptly as practical) which Purchaser reasonably requests in connection with such determination and investigation. Purchaser in turn agrees to cooperate with Stockholder after the date hereof in connection with such determination and investigation and without limiting the foregoing agrees to discuss with Stockholder, at mutually convenient times, the facts and circumstances which Purchaser believes are relevant to any such determination.

                                  ARTICLE 3.

                             Conditions Precedent

  3.1 Mutual Condition. The obligations of Purchaser and Stockholder to enter into and consummate the transactions contemplated hereby are subject to the satisfaction or waiver by the parties to the Merger Agreement of the conditions set forth in Section 9.1 of the Merger Agreement and to the approval by the stockholders of Operating Company, if required, of the issuance of the Unpaired Preferred Stock as contemplated by this Agreement.

  3.2. Certain Conditions Precedent to Purchaser's Obligations. The obligations of Purchaser to enter into and consummate the transactions contemplated hereby are subject to the fulfillment (or waiver in writing by Purchaser in its sole discretion) on or prior to the Closing Date of the conditions that:

    (a) the representations and warranties of Stockholder contained in this Agreement shall be true and correct on and as of the date hereof and in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

    (b) Stockholder shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Stockholder on or prior to the Closing Date;

    (c) Stockholder shall have delivered to Purchaser certificates, dated the Closing Date and signed by a duly authorized officer of Stockholder, to the foregoing effect;

    (d) Stockholder shall have delivered to Purchaser an opinion of counsel to Stockholder as to the matters set forth in Sections 2.2(a), (b), (c) and
  (d) hereof (provided that with respect to Sections 2.2(a) and (d) the opinion need only relate to such factual matters as to which such counsel has knowledge);

    (e) the conditions to the obligations of Purchaser to effect the Merger set forth in Section 9.3 of the Merger Agreement (other than Section 9.3(e) thereof) shall have been satisfied or waived; and

    (f) Stockholder shall have delivered a certificate as to its non-foreign status in accordance with the regulations under Section 1445 of the Code.

  3.3 Certain Conditions Precedent to the Stockholder's Obligations. The obligation of Stockholder to enter into and complete the transactions contemplated hereby is subject to the fulfillment (or waiver in writing by Stockholder in its sole discretion) on or prior to the Closing Date of the conditions that:

    (a) the representations and warranties of Purchaser contained in the second sentence of Section 2.1(a) and in Sections 2.1(b), (c), (d) and (e) in this Agreement shall be true and correct on and as of the date hereof and in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

    (b) Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

    (c) Purchaser shall have delivered to Stockholder a certificate, dated the Closing Date and signed by a duly authorized officer of Purchaser, to the foregoing effect;

    (d) Purchaser shall have delivered to Stockholder an opinion of counsel to Purchaser as to the matters set forth in the second sentence of Section 2.1(a) and in Sections 2.1(b) and (d) hereof (provided that with respect to Section 2.1(d) the opinion need only relate to agreements as to which such counsel has knowledge);

    (e) Goodwin, Procter & Hoar llp shall have delivered an opinion addressed to Stockholder substantially to the same effect as the opinion of Goodwin, Procter & Hoar llp addressed to Stockholder and delivered to it on the date hereof; and

    (f) the conditions to the obligations of Wyndham to effect the Merger set forth in Section 9.2 of the Merger Agreement (other than Section 9.2(e) thereof) shall have been satisfied or waived.

                                  ARTICLE 4.

                                Indemnification

  4.1 Indemnification by Stockholder. Stockholder shall indemnify and hold Purchaser and its officers, directors and shareholders harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including interest, costs of investigation, penalties and reasonable attorneys' fees and disbursements ("Damages") which Purchaser or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of any inaccuracy in or breach of any representation or warranty of Stockholder made in or pursuant to this Agreement or any breach or nonfulfillment of any covenant or obligation of Stockholder contained in this Agreement.

  4.2 Indemnification by Purchaser. Purchaser shall indemnify and hold Stockholder and its officers, directors and partners harmless against and in respect of any and all Damages which Stockholder or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of any inaccuracy in or breach of any representation or warranty of Purchaser made in or pursuant to Sections 2.1(a), (b), (d) and (e) of this Agreement or any breach or nonfulfillment of any covenant or obligation of Purchaser contained in this Agreement.

  4.3 Third Party Claims.

    (a) Each party shall promptly notify the other of the assertion by any third party of any claim with respect to which the indemnification set forth in this Section relates. The indemnifying party shall have the right, upon notice to the indemnified party within ten (10) business days after the receipt of any such notice, to undertake the defense of and, with the consent of the indemnified party (which consent shall not unreasonably be withheld), to settle or compromise such claim. The failure of the indemnifying party to give such notice and to undertake the defense of or to settle or compromise such a claim shall constitute a waiver of the indemnifying party's rights under this Section 4.3(a) and in the absence of gross negligence or willful misconduct on the part of the indemnified party shall preclude the indemnifying party from disputing the manner in which the indemnified party may conduct the defense of such claim or the reasonableness of any amount paid by the indemnified party in satisfaction of such claim.

    (b) The election by the indemnifying party, pursuant to Section 4.3(a), to undertake the defense of a third party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

                                  ARTICLE 5.

                                 Miscellaneous

  5.1 Further Action. Stockholder and Purchaser shall, subject to the fulfillment at or before the Closing Date of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the transactions contemplated hereby. Purchaser agrees that following consummation of the Business Combination it shall use reasonable best efforts to cause Operating Company to take such actions as this Agreement contemplates that Operating Company will take in connection with the transactions contemplated hereby.

  5.2 Parties in Interest; Assignment. Neither of the parties to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto provided, however, that Stockholder may assign some or all of the Stockholder Shares and its rights hereunder with respect to such shares if and to the extent and in the manner specifically permitted by Section 2.2(a) hereof. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

  5.3 Entire Agreement; Amendments; Waiver. This Agreement, the Merger Agreement, the Proxy Agreement and the Standstill Agreement each contain the entire understanding between Stockholder and Purchaser with respect to its specific subject matter. This Agreement may be amended only by written instrument duly executed by the parties hereto. No party may waive any term, provision, covenant or restriction of this Agreement except by a duly signed writing referring to the specific provision to be waived.

  5.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered personally or transmitted by telex, fax or telegram, to the respective parties as follows:

    (a) If to Stockholder, to it at:

          CF Securities, LP.
          2001 Ross Avenue
          Suite 3200
          Dallas, Texas 75201

          Attention: Ms. Susan T. Groenteman

    with copies to:

          Crow Family Holdings
          2001 Ross Avenue
          Suite 3200
          Dallas, Texas 75201

          Attention: M. Kevin Bryant, Esq.

    and:

          Vinson & Elkins L.L.P.
          2001 Ross Avenue
          Suite 3700
          Dallas, Texas 75201

          Attention: Derek R. McClain, Esq.

    (b) If to Purchaser, to it at:

          Patriot American Hospitality, Inc.
          3030 LBJ Freeway
          Suite 1500
          Dallas, Texas 75234

          Attention: President

    with a copy to:

          Goodwin, Procter & Hoar llp
          Exchange Place
          Boston, Massachusetts 02109

          Attention: Gilbert G. Menna, P.C.

    or to such other address as any party may have furnished to the others in writing.

  5.5 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware.

  5.6 Survival. All representations, warranties, covenants and agreements of the parties hereto shall survive indefinitely after the Closing, except those contained in Section 2.1(c), which shall not survive the Closing.

  5.7 Termination.

    (a) This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

      (i) by Purchaser or Stockholder, if the Merger Agreement shall have been terminated;

      (ii) by mutual consent of Purchaser and Stockholder;

      (iii) by Stockholder, if Purchaser has failed to perform in any material respect any of its respective obligations required to be performed by it under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by Stockholder;

      (iv) by Purchaser, if Stockholder shall have failed to perform in any material respect any of the obligations required to be performed by Stockholder under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by Purchaser;

      (v) by Stockholder, if the Operating Company Ratification Agreement (as defined in the Merger Agreement) is not executed and delivered by Operating Company on or prior to the 20th business day following the date on which the Business Combination is effected; or

      (vi) by Purchaser, at any time (including on the Closing Date) after the date which is five days following the date on which the Business Combination becomes effective, if Purchaser shall reasonably conclude that, as a result of circumstances discovered in connection with the investigation referenced in Section 2.3 hereof or matters or information obtained in any other manner, there is a realistic possibility (as such term is defined in Treasury Regulation (S)1.6694-2(b)) that the amount of cash required to be paid by Purchaser pursuant to the third sentence of Section 1.1(a) hereof would exceed Twenty-Five Million Dollars ($25,000,000) (a "Realistic Possibility"). If Purchaser wishes to exercise its right to terminate this Agreement pursuant to this Section 5.7(a)(vi), it shall send a notice to Stockholder specifying in reasonable detail the facts and circumstances, including, if applicable, those which relate to the attribution of stock ownership, which have caused Purchaser to conclude that there is a Realistic Possibility, such notice to be sent on or prior to the date (the "Notice Date") which is at least eleven business days before the scheduled date for Wyndham's stockholders' meeting to be held to consider and act upon the Merger, provided, however, that Purchaser may send such a notice, or amend or supplement any notice previously sent, at any time prior to the Closing to reflect any change in circumstances or any additional information obtained or learned by Purchaser within five business days before, or at any time after, the Notice Date (any notice, amendment or supplement sent pursuant to this sentence shall be referred to herein as a "Preliminary Notice"). If Stockholder has not solved or otherwise addressed by the Final Notice Date (as hereinafter defined), with respect to any Preliminary Notice, the circumstances, matters or information reflected in any such Preliminary Notice so that Purchaser no longer reasonably concludes that there is a Realistic Possibility, then Purchaser may at any time thereafter send Stockholder, or deliver to Stockholder at the Closing, an additional notice (the "Final Notice") terminating this Agreement, and any such Final Notice shall be effective when sent or delivered. The "Final Notice Date" with respect to any Preliminary Notice shall be (x) the date which is ten business days after the date on which Purchaser sends such Preliminary Notice pursuant to this Section 5.7(a)(vi); provided, however, that if such Preliminary Notice is sent later than the Notice Date, the Final Notice Date shall be the later of (y) the date which is five business days after the date on which the Purchaser sends such Preliminary Notice or (z) the earlier of (i) the business day prior to the date scheduled for the Closing or (ii) the Final Notice Date determined pursuant to clause (x) above; provided further, however, that if the Final Notice Date shall be determined by using clause (y), the scheduled date for the Closing shall be postponed until the business day following the Final Notice Date, notwithstanding anything in this Agreement to the contrary.

    (b) A party terminating this Agreement pursuant to this Section 5.7 shall give written notice thereof to each other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party; provided, however, that if such termination is by Purchaser pursuant to Section 5.7(a)(iv) or if such termination is by Stockholder pursuant to Section 5.7(a)(iii), nothing herein shall affect the non-breaching party's right to damages on account of such other party's breach.

  5.8 Remedies. Stockholder acknowledge that the Stockholder Shares are unique and that Purchaser will not have an adequate remedy at law if Stockholder fails to perform any of its obligations hereunder, and Stockholder agrees that Purchaser shall have the right, in addition to any other right it has, to specific performance or equitable relief by way of injunction if Stockholder fails to perform any of its obligations hereunder. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived. Stockholder agrees that its sole remedy after the Closing concerning the performance or nonperformance by Purchaser under this Agreement or in any way related to the subject matter of this Agreement, and regardless of whether a claim is based in contract or in tort, shall be indemnification pursuant to the provisions of Section 4 hereof and claims for damages.

  5.9 Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document. The article and section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  5.10 Expenses. Each of Purchaser and Stockholder shall pay the fees and expenses it incurs in connection with this Agreement, other than as a result of the breach hereof by the other party hereto.

  5.11 Certain Definitions. For purposes of the Agreement:

    (a) "beneficially owned" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, as such Rule is in effect on the date hereof.

    (b) "business day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Dallas, Texas.

    (c) As used in this Agreement, the word "Subsidiary" or "Subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

    (d) As used in this Agreement, the word "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

    (e) As used in this Agreement, the word "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

  5.12 Condition Subsequent. If for any reason the Merger does not become effective on the Closing Date or the first business day thereafter, the transactions contemplated hereby shall be automatically rescinded, the parties shall return any consideration they received to the parties who provided such consideration (with duly executed stock powers, if appropriate), and this Agreement shall be deemed null and void.

  5.13 Consent by Wyndham. Wyndham hereby consents to the execution of this Agreement and to the transactions contemplated hereby and hereby waives any rights it may have with respect to the transactions contemplated hereby under the Stockholders Agreement dated May 24, 1996 among Wyndham and the stockholders named therein or any other agreement or document.

  5.14 Transfers to Affiliates. Notwithstanding the transfer restrictions contained in Section 2.2(a) hereof, CF Securities, L.P. may transfer any Stockholder Shares to an Affiliate (as defined in that certain Standstill Agreement dated the date hereof by and between Purchaser and CF Securities, L.P. (the "Standstill Agreement")); provided, that prior to any such transfer any such Affiliate shall have executed and delivered an agreement with Purchaser dated the date of the transfer pursuant to which such Affiliate agrees to be bound by all of the terms and conditions of, and makes, as of a time immediately prior to such transfer, each of the representations and warranties contained in (applied to such Affiliate as if such Affiliate were CF Securities L.P. for purposes thereof), this Agreement, the Standstill Agreement, the Proxy Agreement and that certain Voting Agreement dated the date hereof by and between Purchaser and CF Securities, L.P. (the "Voting Agreement"); provided further, that no such transfer shall relieve CF Securities, L.P. of any obligations in this Agreement, the Standstill Agreement, the Proxy Agreement or the Voting Agreement, and CF Securities, L.P. shall continue to be bound by such agreements as if such transfer had not occurred.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written.

                                          PATRIOT AMERICAN HOSPITALITY, INC.



                                          By: /s/ Paul A. Nussbaum
                                              ---------------------------------
                                              Name:  Paul A. Nussbaum
                                              Title: Chairman and Chief
                                                     Executive Officer

                                          CF SECURITIES, L.P.

                                          Mill Springs Holding, Inc.


                                          By: /s/ Harlan R. Crow
                                              ---------------------------------
                                              Name:  Harlan R. Crow
                                              Title: Chief Executive Officer

                                          CONSENTED TO FOR THE PURPOSES OF
                                           SECTION 5.13:

                                          WYNDHAM HOTEL CORPORATION


                                          By: /s/ Carla S. Moreland
                                              ---------------------------------
                                              Name:  Carla S. Moreland
                                              Title: Vice President--General
                                                     Counsel and Secretary

                                                                        ANNEX E

                          FORM OF AMENDMENT NO. 3 TO
                               PAIRING AGREEMENT

  THIS AMENDMENT to the Pairing Agreement dated as of February 17, 1983 and amended on February 18, 1988 and on July 1, 1997 (the "Pairing Agreement"), between PATRIOT AMERICAN HOSPITALITY, INC. (formerly California Jockey Club, which was formerly Bay Meadows Realty Enterprises, Inc.), a Delaware corporation ("Realty"), and PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY (formerly Bay Meadows Operating Company), a Delaware corporation ("Operating Company").

  WHEREAS, Patriot American Hospitality, Inc., a Virginia corporation ("Old Patriot"), and Wyndham Hotel Corporation, a Delaware corporation ("Wyndham"), entered into an Agreement and Plan of Merger, dated as of April 14, 1997, as ratified by Realty and Operating Company pursuant to Ratification Agreements dated July 24, 1997, (collectively, as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of Wyndham with and into Realty (as successor by merger to Old Patriot) with Realty as the surviving corporation (the "Merger"); and

  WHEREAS, CF Securities, L.P., a Texas limited partnership ("CF Securities"), and Old Patriot entered into a Stock Purchase Agreement dated as of April 14, 1997 (the "Stock Purchase Agreement"), which provides for CF Securities to sell all of the shares of common stock, par value $.01 per share, of Wyndham (the "Wyndham Common Stock") owned by CF Securities to Realty and Operating Company, and to receive in exchange therefor, in accordance with the terms of the Stock Purchase Agreement, a combination of (i) shares of Realty Common Stock and Operating Company Common Shares, which shares will be paired, (ii) shares of Series A Convertible Preferred Stock, par value $.01 per share, of Realty, which shares (a) shall not be paired with shares of any class or series of stock of Operating Company and (b) shall be convertible into paired shares of Realty Common Stock and Operating Company Common Shares under certain circumstances, and (iii) cash; and

  WHEREAS, pursuant to and in compliance with Section 9 of the Pairing Agreement, Realty and Operating Company desire to amend the Pairing Agreement to provide for the issuance of shares of any class or series of capital stock, other than Realty Common Stock or Operating Company Shares, without effective provision for the simultaneous issuance or transfer of the same number of shares of the same class or series of capital stock of the other company and without effective provision for the pairing of such shares, as set forth in this Amendment.

  WHEREAS, to assist Realty in qualifying and maintaining its status as a real estate investment trust, the Amended and Restated Certificate of Incorporation of Realty and the Amended and Restated Certificate of Incorporation of Operating Company (collectively, the "New Charters") will provide that (i) no Person (other than a Look-Through Entity) (as such terms are defined in the New Charters) may Beneficially Own or Constructively Own (as such terms are defined in the New Charters) shares of any class or series of common stock, par value $.01 per share, or preferred stock, par value $.01 per share (collectively, "Equity Stock"), of Realty or Operating Company in excess of 8.0% of the total outstanding shares of such class or series of Equity Stock of Realty or Operating Company (the "Ownership Limit") and no Look-Through Entity (as defined in the New Charters) shall Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% of the total outstanding shares of such class or series of Equity Stock of Realty or Operating Company (the "Look-Through Ownership Limit"), unless the Ownership Limit or Look-Through Ownership Limit, as the case may be, is waived by the Board of Directors of the relevant corporation, and that (ii) any Transfer (as defined in the New Charters) that, if effective, would (a) result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit or Look-Through Ownership Limit, as applicable,
(b) result in the shares of capital stock of Realty being beneficially owned (within the meaning of Section 856(a)(5) of the Internal Revenue Code of 1986, as amended (the "Code")) by fewer than 100 persons within the meaning of
Section 856(a)(5) of the Code, (c) result in Realty being "closely held" within the meaning of Section 856(h) of the Code or (d) cause Realty to Constructively Own 10% or more of the ownership interest in a tenant of the real property of Realty or a subsidiary of Realty within the meaning of Section 856(d)(2)(B) of the Code (collectively, the "Transfer Restrictions"), shall be void ab initio, and the intended transferee shall acquire no right or interest in such shares of Equity Stock; and

  WHEREAS, the New Charters will each provide that any shares of any class or series of Equity Stock of Realty or Operating Company that are Transferred to a Person (other than a Look-Through Entity) in excess of the Ownership Limit or to a Look-Through Entity in excess of the Look-Through Ownership Limit or in violation of any of the Transfer Restrictions shall, subject to certain provisions of the New Charters, be automatically converted into an equal number of shares of excess stock, par value $.01 per share ("Excess Stock"), of Realty or Operating Company, as the case may be, and shall be simultaneously transferred to a trust (a "Trust") and registered in the name of a trustee (a "Trustee") and that such Trust and Trustee shall be designated by Realty and Operating Company in accordance with the Pairing Agreement.

  NOW THEREFORE, in consideration of the mutual agreements set forth herein and in the Pairing Agreement, the parties hereto agree as follows:

    1. Section 8 of the Pairing Agreement is hereby deleted in its entirety and is replaced with the following:

      "8. Preferred Stock.

      (a) Subject to the terms of the Cooperation Agreement dated as of , 199 , between Realty and Operating Company (the "Cooperation
    Agreement"), shares of capital stock of any class or series other than Realty Common Stock, irrespective of whether such shares are convertible into paired shares of Realty Common Stock and Operating Company Common Shares, may be issued by Realty to any person without effective provision for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of capital stock of Operating Company and without effective provision for the pairing of such shares of capital stock of Realty and Operating Company, as the Board of Directors of Realty shall in its sole discretion determine (any such shares of capital stock of any class or series issued by Realty pursuant to this Section 8(a) are referred to herein as "Unpaired Realty Shares").

      (b) Subject to the terms of the Cooperation Agreement, shares of capital stock of any class or series other than Operating Company Common Shares, irrespective of whether such shares are convertible into paired shares of Realty Common Stock and Operating Company Common Shares, may be issued by Operating Company to any person without effective provision for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of capital stock of Realty and without effective provision for the pairing of such shares of capital stock of Operating Company and Realty, as the Board of Directors of Operating Company shall in its sole discretion determine (any such shares of capital stock of any class or series issued by Operating Company pursuant to this Section 8(b) together with Unpaired Realty Shares are referred to herein as "Unpaired Shares").

      (c) Unpaired Shares may be transferred on the books of Realty or Operating Company, as the case may be, without a simultaneous transfer to the same transferee of any shares of any other class or series of capital stock of Realty or Operating Company."

    2. Section 10 is hereby deleted in its entirety and is replaced with the following:

      "10. Exemption from the Ownership Limit. Operating Company agrees that it shall not exempt any Person (as defined in the New Charters) from the Ownership Limit or the Look-Through Ownership Limit (as defined in the New Charters) pursuant to Section C of Article IV of the New Charters without the prior written consent of Realty, which consent shall not be unreasonably withheld."

    3. This Amendment shall become effective as of the Effective Time of the Merger (as defined in the Merger Agreement).

    4. Subject to the Amendment set forth herein, the Pairing Agreement shall continue to be in full force and effect.

    5. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Pairing Agreement.

  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                          Patroit American Hospitality, Inc.,
                                           a Delaware Corporation

                                          By:
                                              ---------------------------------


                                          Patroit American Hospitality
                                           Operating Company, a Delaware
                                           Corporation

                                          By:
                                              ---------------------------------

                                                                        ANNEX F

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      PATRIOT AMERICAN HOSPITALITY, INC.

  (The Amended and Restated Certificate of Incorporation of Patriot American
                               Hospitality, Inc.
                     will be substantially similar hereto)

  Patriot American Hospitality, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

    1. The name of the Corporation is Patriot American Hospitality, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 27, 1983 (the "Original Certificate of Incorporation"). The name under which the Corporation filed the Original Certificate of Incorporation was Bay Meadows Realty Enterprises, Inc. The name of the Corporation was changed to California Jockey Club on March 31, 1983, by way of amendment to the Original Certificate of Incorporation. An Amended and Restated Certificate of Incorporation (the "Second Certificate") was filed with the Secretary of State of the State of Delaware on July 1, 1997, pursuant to which, among other things, the name of the Corporation was changed to Patriot American Hospitality, Inc.

    2. This Amended and Restated Certificate of Incorporation (the "Certificate") amends, restates and integrates the provisions of the Second Certificate, was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, as amended from time to time (the "DGCL"), and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

    3. The text of the Second Certificate, as amended to date, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                      I.

                                     Name

  The name of the corporation is Patriot American Hospitality, Inc.

                                      II.

                                   Purposes

  The nature of business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act for which corporations may be organized under the DGCL.

                                     III.

                               Registered Office

  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                      IV.

                                 Capital Stock

  The Corporation shall have the authority to issue 650,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), 750,000,000 shares of excess stock, par value $.01 per share (the "Excess

Stock"), and 100,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

  A. Common Stock.

  1. Voting Rights. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of stockholders.

  2. Dividend Rights. Subject to the rights of holders of Preferred Stock and subject to any other provisions of this Certificate or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time.

  3. Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be taken in lieu of such a meeting only by a unanimous written consent of the stockholders signed by each stockholder entitled to vote on the matter.

  B. Preferred Stock.

  1. The Preferred Stock may be issued from time to time in one or more series, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series, the Board of Directors, or any duly authorized committee thereof, is expressly authorized to fix or establish the basis for determining:

    a. The annual or other periodic dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

    b. The redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

    c. The obligation, if any, of the Corporation to purchase and retire or redeem shares of such series as a sinking fund or otherwise, and the terms and conditions of any such redemption;

    d. The designation and maximum number of shares of such series issuable;

    e. The right to vote, if any, with holders of shares of any other class or series, either generally or as a condition to specified corporate action;

    f. The amount payable upon shares in the event of involuntary liquidation;

    g. The amount payable upon shares in the event of voluntary liquidation;

    h. The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation, or to exchange such shares for other securities or assets, and the terms and conditions of any such conversion or exchange; and

    i. Such other rights as may be specified by the Board of Directors and not prohibited by law.

  C. Restrictions on Ownership and Transfer of Equity Stock.

  1. Definitions. For purposes of this Article IV, the following terms shall have the meanings set forth below:

    "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such Person, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such Person through the application of the constructive ownership rules of
  Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h)(l)(B) of the Code, and
  (iii) the number of shares of Equity Stock which such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided however, that for the purposes of calculating the foregoing, no share shall be counted more than once. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

    "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
  (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section (D)(4) of this Article IV.

    "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

    "Equity Stock" shall mean Common Stock and Preferred Stock of the
  Corporation.

    "Look-Through Entity" shall mean a Person that is either (i) a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code as modified by Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

    "Look-Through Ownership Limit" shall mean, with respect to a class or series of Equity Stock, 9.8% of the number of outstanding shares of such Equity Stock.

    "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Equity Stock. In the case of Equity Stock that is paired, "Market Price" shall mean the "Market Price" for paired shares multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Equity Stock most recently determined under Section 2(e) of the Pairing Agreement by the value of a paired share most recently determined under
  Section 2(e) of the Pairing Agreement (the "Valuation Percentage").

    "Non-Transfer Event" shall mean an event (other than a purported Transfer) that would (a) cause any Person (other than a Look-Through Entity) to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (b) cause any Look-Through Entity to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit, (c) result in the capital stock of Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of
  Section 856(a)(5) of the Code, (d) result in Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code, or (e) cause Patriot REIT to Constructively Own 10% or more of the ownership interest in a tenant of Patriot REIT's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code. Non-Transfer Events include but are not limited to (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock that results in changes in Beneficial Ownership or Constructive Ownership of shares of Equity Stock.

    "Ownership Limit" shall mean, with respect to any class or series of Equity Stock, 8.0% of the number of outstanding shares of such class or series of Equity Stock. For purposes of computing the percentage of shares of any class or series of Equity Stock of the Corporation that is Beneficially Owned by any Person, any shares of Equity Stock of the Corporation which are deemed to be Beneficially Owned by such Person pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. "Pairing Agreement" shall mean the Pairing Agreement, dated as of February 17, 1983, by and between Bay Meadows Realty Enterprises, Inc. (the predecessor of California Jockey
  Club) and Bay Meadows Operating Company, as amended from time to time in accordance with the provisions thereof.

    "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section (D)(8) of this
  Article IV.

    "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as that term is defined for purposes of Rule 13d-5 of the Exchange Act.

    "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from being or becoming the owner of record title to shares of Equity Stock by the provisions of Section (D)(1) of this Article IV.

    "Restriction Termination Date" shall mean the first day on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify under the Code as a real estate investment trust (a "REIT").

    "Trading Day" shall mean a day on which the principal national securities exchange on which shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if shares of Equity Stock are not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

    "Trust" shall mean any separate trust created and administered in accordance with the terms of Section D of this Article IV, for the exclusive benefit of any Beneficiary.

    "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof. The Trustee shall be designated by the Corporation and Patriot American Hospitality Operating Company (the "Operating Company") in accordance with the Pairing Agreement.

  2. Restriction on Ownership and Transfer.

  a. Except as provided in Section (C)(4) of this Article IV, until the Restriction Termination Date, (i) no Person (other than a Look-Through Entity) shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and no Look-Through Entity shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Look-Through Ownership Limit, (ii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Person (other than a Look-Through Entity) Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock, and (iii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Look-Through Entity Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Look-Through Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock.

  b. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

  c. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a "Subsidiary"), within the meaning of
Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

  d. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of
Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

  3. Owners Required to Provide Information. Until the Restriction Termination
Date:

    a. Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request to ensure compliance with the restrictions in this Section C of this Article IV.

    b. Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit or the Look-Through Ownership Limit, as the case may be.

  4. Exception. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in Sections (C)(2)(b) through (d) of this
Article IV would not be violated, may exempt a Person from the Ownership Limit or Look-Through Ownership Limit , provided that (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in the real property of a tenant of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code and (B) such Person agrees in writing that any violation or attempted violation of the Ownership Limit or Look-Through Ownership Limit will result in the conversion of such shares into shares of Excess Stock pursuant to Section (D)(1) of this Article IV.

  5. New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

  D. Excess Stock.

  1. Conversion into Excess Stock.

  a. If, notwithstanding the other provisions contained in this Article IV, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than a Look-Through Entity) would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or such that any Person that is a Look-Through Entity would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit, then, (i) except as otherwise provided in Section (C)(4) of this Article IV, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as the case may be, (ii) such number of shares of Equity Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section (D)(4) of this Article IV and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

  b. If, notwithstanding the other provisions contained in this Article IV, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall be deemed to be a Prohibited Owner and shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section (D)(4) of this Article IV and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

  c. Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

  2. Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section (C)(2) of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section (C)(2) of this Article IV, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

  3. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section (C)(2) of this Article IV, or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

  4. Ownership in Trust. Upon any Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section (D)(1) of this Article IV, such Excess Stock shall be automatically transferred to a Trust to be held for the exclusive benefit of the Beneficiary. The Corporation and the Operating Company shall name a Beneficiary for each Trust pursuant to the terms of the Pairing Agreement. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

  5. Dividend Rights. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of this Article IV, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

  6. Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which the Equity Stock was converted, that portion of the assets of the Corporation that is available for distribution to the holders of such class or series of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Equity Stock that is paired, shall equal the price per paired share multiplied by the most recent Valuation Percentage) and, in the case of a Non-Transfer Event or Transfer in which the

Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

  7. Voting Rights. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of Equity Stock shall vote together with the holders of such Equity Stock as a single class on all such matters. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such shares of Excess Stock, and the Prohibited Owner shall be deemed to have given, as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion of the shares of Equity Stock into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, an irrevocable proxy to the Trustee to vote the shares of Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires.

  8. Designation of Permitted Transferee.

  a. The Trustee shall have the exclusive and absolute right to designate one or more Permitted Transferees of any and all shares of Excess Stock if the Corporation fails to exercise its option with respect to such shares pursuant to Section (D)(10) hereof within the time period set forth therein. As soon as practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the shares of Excess Stock, the Trustee shall designate any one or more Persons as Permitted Transferees; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section (C)(2) of this Article IV and without such acquisition resulting in the conversion of the shares of Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV.

  b. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section (D)(8), the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock.

  c. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section (D)(9) of this Article IV.

  d. If the Transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the transfer restrictions set forth in Section
(C)(2) of this Article IV, such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock.

Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article IV shall apply to such shares, including, without limitation, the provisions of Sections (D)(8) through (D)(10) with respect to any future Transfer of such shares by the Trust.

  9. Compensation to Record Holder of Shares of Equity Stock that are Converted into Shares of Excess Stock. Any Prohibited Owner shall be entitled (following discovery of the shares of Excess Stock and subsequent designation of the Permitted Transferee in accordance with Section (D)(8) of this Article IV or following the acceptance of the offer to purchase such shares in accordance with Section (D)(10) of this Article IV) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i) (a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (b) in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer or (ii) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with this Section (D)(9) or Section (D)(10) of this Article IV. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section (D)(9) shall be distributed to the Beneficiary in accordance with the provisions of Section (D)(8) of this Article IV. Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section D of this Article IV by, such Trustee or the Corporation.

  10. Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of
(a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date on which the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in shares of Excess Stock previously has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section
(D)(3) of this Article IV.

  E. Preemptive Rights. No holder of shares of any class or series of capital stock shall as such holder have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such capital stock or (iii) any obligations convertible into any such capital stock or into warrants, rights or options to purchase any such capital stock.

  F. Remedies Not Limited. Nothing contained in this Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the requirements of the Pairing Agreement and with the restrictions set forth in Section C of this Article IV.

  G. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section
(C)(1) of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

  H. Legend. Each certificate for shares of Equity Stock shall bear the following legend:

    "The shares of Patriot American Hospitality, Inc. and Wyndham International, Inc. represented by this combined certificate are subject to restrictions in the respective Amended and Restated Certificates of Incorporation of each company which prohibit (a) any Person (other than a Look-Through Entity) (as such terms are defined in the respective Amended and Restated Certificates of Incorporation of each company) from Beneficially Owning or Constructively Owning (as these terms are defined in the respective Amended and Restated Certificates of Incorporation of each company) in excess of 8.0% of the number of outstanding shares of any class or series of Equity Stock (as that term is defined in the respective Amended and Restated Certificates of Incorporation of each company), (b) any Look-Through Entity from Beneficially Owning or Constructively Owning in excess of 9.8% of the number of outstanding shares of any class or series of Equity Stock, (c) any Person from acquiring or maintaining any ownership interest in the stock of either company that is inconsistent with
  (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) Article IV of the respective Amended and Restated Certificates of Incorporation of each company and (d) any transfer of shares of any class or series of Equity Stock of either company that are paired pursuant to the Pairing Agreement, dated as of February 17, 1983, between the two companies, as amended from time to time in accordance with the provisions thereof (the "Pairing Agreement"), except in combination with an equal number of shares of the other company in accordance with the respective Amended and Restated Bylaws of each company and the Pairing Agreement, copies of which are on file with the transfer agent named on the face hereof, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions.

    Patriot American Hospitality, Inc. and Wyndham International, Inc. will furnish without charge to each stockholder who so requests a copy of the relevant provisions of the respective Amended and Restated Certificates of Incorporation and the respective Amended and Restated Bylaws of each company, a copy of the Pairing Agreement and a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that each company is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of either company or to the transfer agent named on the face hereof."

  I. Severability. Each provision of this Article IV shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                      V.

                                   Directors

  A. General Powers. Except as otherwise expressly provided in this Certificate, the property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Bylaws or this Certificate, all of the powers of the Corporation shall be vested in such Board.

  B. Number of Directors. The number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors. A director need not be a stockholder of the Corporation.

  C. Terms of Directors. The directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

  Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificates of designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section C of this Article V.

  During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Certificate, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

  D. Removal of Directors. Subject to the rights, if any, of any series of Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at an election of directors. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of this Certificate, "cause," with respect to the removal of any director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or
(v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such director and a material injury to the Corporation.

  E. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

  F. Cooperation and Coordination with Patriot American Hospitality Operating Company.

  1. Definitions. For the purposes of this Section F Article V the following terms shall have the meanings set forth below:

    "Change of Control" shall mean the occurrence, with respect to either OPCO or the Corporation, of any one of the following events (OPCO and the Corporation being referred to below, as the case may be, as the "Company"):

      a. any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any trustee fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote generally in an election of the Company's Board of Directors (the "Voting Securities") or (B) the then outstanding Paired Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

      b. (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, solely as a result of their capacity as such, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, securities representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

    Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Paired Shares or other Voting Securities outstanding, increases (x) the proportionate number of Paired Shares beneficially owned by any person to 50% or more of the Paired Shares then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Paired Shares or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction) and whose ownership immediately thereafter shall equal or exceed the amounts set forth in clauses (x) or
  (y), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

    "Change in Patriot's Line of Business" shall mean an action by the Corporation or Patriot OP (as hereinafter defined) with respect to the Corporation's or Patriot OP's business that results in the consolidation for financial reporting purposes of the results of operations of Patriot with those of any business activity other than hospitality and hospitality-related businesses, the gaming business and any other business in which the Corporation or Patriot OP is engaged as of the date of this Certificate.

    "Cooperation Agreement" shall mean the Cooperation Agreement to be entered into by and between the Corporation and OPCO in connection with the Merger.

    "Issuance of Paired Equity" means a private or public offering, sale, issuance or delivery of, or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities of OPCO (including, without limitation, indebtedness having the right to vote, indebtedness convertible into any equity of any class or any other securities) or limited partnership interests or units of Patriot American Hospitality Operating Partnership, L.P. ("OPCO OP")), or equity equivalents of either (including, without limitation, stock appreciation rights), if it is contemplated that such stock or other securities, or any securities underlying such stock or other securities, would or could be paired with Patriot Stock (as defined in the Merger Agreement) or any other securities of the Corporation, or, in the case of limited partnership interests or units of OPCO OP, it is contemplated that such interests or units would or could be economically (or otherwise) "paired" (even if not pursuant to the Pairing Agreement) with the limited partnership interests or units of Patriot American Hospitality Partnership, L.P. ("Patriot OP"). Issuance of Paired Equity shall also mean (A) the related issuance by the Corporation or Patriot OP of the securities of the Corporation or Patriot OP which are paired with the securities of OPCO or OPCO OP and (B) any reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, repurchase or redemption of shares, change in corporate structure or the like in which the outstanding Paired Shares would be increased, decreased, changed into or exchanged for a different number or kind of Paired Shares or other paired securities.

    "Issuance of Unpaired Equity" means, in the case of OPCO, a public or private offering, sale, issuance, delivery or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any or all securities described in the immediately preceding definition of "Issuance of Paired Equity" if it is contemplated that such stock or other securities, and any securities underlying such stock or other securities, would not or could not be paired with Patriot Stock (as defined in the Merger Agreement) or any other securities of Patriot or, in the case of limited partnership interests or units of OPCO OP, it is contemplated that such interests or units would not or could not economically (or otherwise) be "paired" with the limited partnership interests or units of Patriot OP. "Issuance of Unpaired Equity" means, in the case of the Corporation, a public or private offering, sale, issuance or delivery of, or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any stock of any class or any other debt or equity securities of the Corporation (including, without limitation, indebtedness having the right to vote and indebtedness convertible into any equity of any class or any other securities) or limited partnership interests or units of Patriot OP, or equity equivalents of either (including, without limitation, stock appreciation rights), if it is contemplated that such stock or other securities, and any securities underlying such stock or other securities, would not or could not be paired with OPCO Stock (as defined in the Merger Agreement) or any other securities of OPCO or, in the case of limited partnership interests or units of Patriot OP, it is contemplated that such interests or units would not or could not be economically (or otherwise) "paired" (even if not pursuant to the Pairing Agreement) with the limited partnership interests or units of OPCO OP.

    "Merger" shall mean the merger of the Corporation and Wyndham Hotel Corporation, a Delaware corporation ("Wyndham"), pursuant to an Agreement and Plan of Merger dated as of April 14, 1997 (the "Merger Agreement"), in which the Corporation and Wyndham agreed to engage in a business combination pursuant to which Wyndham will merge with and into the Corporation with the Corporation being the surviving corporation.

    "OPCO" shall mean Wyndham International, Inc. (formerly known as Patriot American Hospitality Operating Company).

    "Paired Shares" or "Paired Equity" shall mean, immediately following the Merger, the shares of common stock, par value $.01 per share, of the Corporation and the shares of common stock, par value $.01 per share, of OPCO, which are paired and transferable and traded only in combination as a single unit on the New York Stock Exchange (together, the "Paired Shares" or "Paired Equity").

  2. Establishment of Cooperation Committee. The Corporation shall establish with OPCO, as promptly as practicable following the closing of the Merger and thereafter to continue in effect, a committee (the "Cooperation Committee") consisting of (i) the Chairman of the Corporation's Board of Directors (who shall be the Chairman of the Cooperation Committee), (ii) the Chairman of OPCO's Board of Directors, (iii) a designee of the Corporation's Board of Directors reasonably acceptable to OPCO (who shall serve at the pleasure of the Corporation's Board of Directors and may be removed and replaced at any time) and (iv) the President of OPCO. The Cooperation Committee will normally consider and propose the agenda listing the matters to be considered at any joint meeting of the Boards of Directors of the Corporation and OPCO, subject to the right of a Board member to request consideration of additional matters. The Cooperation Committee shall establish such procedures for the conduct of its business as it shall deem appropriate from time to time.

  3. Corporate Matters Categories. All matters to be considered by the Corporation's Board of Directors, and all matters related thereto, except (i) a Change in Patriot's Line of Business and (ii) Issuances of Paired Equity and Issuances of Unpaired Equity, shall be classified into the most appropriate of the following three categories:

    a. Routine corporate governance matters, such as approval and retention of independent accountants, the fixing of employee compensation and other like matters (each, a "Category 1 Matter");

    b. All other matters, other than a Change of Control and the removal of the Chairman or Chief Executive Officer of the Corporation and, after the third anniversary of the Merger, all other matters (including a Change of Control) other than the removal of the Chairman or Chief Executive Officer of the Corporation (each, a "Category 2 Matter"); and

    c. The removal of the Chairman or Chief Executive officer of the Corporation and, until the third anniversary of the Merger, any proposed action by the Corporation that would result in a Change of Control (each, a "Category 3 Matter").

  4. Consideration of Corporate Matters.

  a. At any meeting of the Corporation's Board of Directors (whether or not held jointly with OPCO), the Corporation may (i) submit a Category 1 Matter to the consideration and vote of the Corporation's Board of Directors, irrespective of any consideration or vote by OPCO's Board of Directors, (ii) submit a Category 2 Matter to the consideration and vote of the Corporation's Board of Directors, with such matter requiring the majority vote of the Corporation's Board of Directors for approval, and (iii) submit a Category 3 Matter to the consideration and vote of the Corporation's Board of Directors, with such matter requiring a 66 2/3% vote of the Corporation's Board of Directors for approval.

  b. If the Corporation's Board of Directors at any such meeting that is not held jointly with OPCO's Board of Directors shall have approved any Category 2 Matter or Category 3 Matter, the Corporation's Board of Directors shall promptly provide notice (the "Board Notice") to OPCO in accordance with the terms of the Cooperation Agreement of the occurrence of such meeting and the Category 2 Matters or Category 3 Matters approved at such meeting. The Cooperation Committee shall convene promptly (in any event, within ten (10) business days) following the Corporation's Board of Directors meeting to consider the actions taken by the Corporation's Board of Directors. If the Cooperation Committee votes to approve the action taken by the Corporation's Board of Directors with respect to any such matter, then the action authorized by the Corporation's Board of Directors may be implemented without consideration of such matter by OPCO's Board of Directors. If the Cooperation Committee does not approve the action taken by the Corporation's Board of Directors, OPCO's Board of Directors may then hold a meeting within fifteen
(15) business days following receipt of the Board Notice to consider and vote upon the Category 2 Matters or Category 3 Matters approved by the Corporation's Board of Directors and during such period the action authorized by the Corporation's Board of Directors may not be implemented. In the event that OPCO's Board of Directors approves at such a meeting the action taken by the Corporation's Board of Directors or OPCO's Board of Directors does not hold a meeting within fifteen (15) business days following receipt of the Board Notice, the action authorized by the Corporation's Board of Directors may thereafter be implemented.

  c. In the event OPCO's Board of Directors holds a meeting within fifteen
(15) business days following receipt of the Board Notice but does not approve the action authorized by the Corporation's Board of Directors, the action authorized by the Corporation's Board of Directors may not be implemented. In such an event, the Cooperation Committee will convene promptly following the meeting of OPCO's Board of Directors to consider the contrary positions of the Corporation's Board of Directors and OPCO's Board of Directors and recommend a resolution of such contrary positions in connection with the reconsideration process described below (the "Reconsideration Process"). The Boards of Directors of the Corporation and OPCO will then follow the Reconsideration Process.

  d. At any joint meeting of the Boards of Directors of the Corporation and OPCO, in the event that the Corporation's Board of Directors approves a Category 2 Matter or Category 3 Matter but OPCO's Board of Directors does not, the action authorized by the Corporation's Board of Directors may not be implemented. The Cooperation Committee shall convene immediately following the joint meeting (unless a quorum of the Cooperation Committee is not present, in which case the Cooperation Committee shall convene as soon as practicable thereafter) to consider the votes of the Boards of Directors of the Corporation and OPCO taken at such meeting. The Boards of Directors of the Corporation and OPCO will then follow the Reconsideration Process described below.

  5. Reconsideration Process. Following any meeting of the Cooperation Committee as described above, the Corporation's Board of Directors may reconsider a Category 2 Matter at any subsequent meeting of the Corporation's Board of Directors and, if the Corporation's Board of Directors approves such matter by a majority vote at such subsequent meeting, then the Corporation's Board of Directors may take the action contemplated by such matter regardless of the position of OPCO's Board of Directors. Following any meeting of the Cooperation Committee as described above, the Corporation's Board of Directors may reconsider a Category 3 Matter at any subsequent meeting of the Corporation's Board of Directors and, if the Corporation's Board of Directors approves such matter by a 66 2/3% vote at such subsequent meeting, then the Corporation's Board of Directors may take the action contemplated by such matter (but only if OPCO's Board of Directors approves such matter by a majority vote in the case of a Change of Control).

  6. Change in Patriot's Line of Business. Until the third anniversary of the Merger, any Change in Patriot's Line of Business shall require a majority vote of OPCO's Board of Directors for approval.

  7. Hotel Acquisitions Committee. The Corporation shall establish with OPCO, as promptly as practicable following the closing of the Merger, and thereafter continue in effect as provided herein, a hotel acquisitions committee (the "Hotel Acquisitions Committee") to analyze, evaluate and consider potential acquisitions by the Corporation of hotel properties and related assets (which properties and related assets may consist of a portfolio of hotel properties and related assets, and which may be acquired in any form, such as by merger, asset acquisition or otherwise) ("Hotel Acquisitions"). The Hotel Acquisitions Committee shall have the sole power and authority to authorize the Corporation to enter into a binding agreement with respect to Hotel Acquisitions involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) not exceeding (with respect to each Hotel Acquisition or such series of Hotel Acquisitions as are reasonably likely to be considered an integrated transaction) 5% of the total combined market capitalization of the Corporation and OPCO (which for such purposes shall include, without limitation, the aggregate number of outstanding shares of Paired Equity, including equity securities of the Corporation or OPCO that are convertible into Paired Equity, and including limited partnership interests or units of Patriot OP or OPCO OP for which Paired Equity may be received upon redemption of such interests or units by the holders thereof, in each case valued at the market value for the underlying Paired Equity) computed as of the last business day of the month immediately preceding the month during which such Hotel Acquisition is to be authorized and based on the average closing sale price of a Paired Share over the five (5) trading days immediately preceding such business day. The members of the Hotel Acquisitions Committee shall be determined as provided in the Cooperation Agreement. Notwithstanding the foregoing, the Hotel Acquisitions Committee shall no longer have the power and authority described herein on and after the third anniversary of the Merger.

  8. Unpaired Equity Committee. The Unpaired Equity Committee shall be established jointly by the Corporation and OPCO. As used herein, the "Unpaired Equity Committee" means that committee whose members shall consist of (i) the Chairman of the Corporation's Board of Directors, (ii) the Chairman of OPCO's

Board of Directors, (iii) two designees of the Corporation from either the Corporation's or OPCO's Board of Directors and (iv) one designee of OPCO from either the Corporation's or OPCO's Board of Directors. Upon consummation of the Merger, the members of the Unpaired Equity Committee shall consist of (i) Paul A. Nussbaum until such time as he shall no longer serve as Chairman of the Corporation's Board of Directors and, after such time, the Chairman of the Corporation's Board of Directors, (ii) James D. Carreker until such time as he shall no longer serve as the Chairman of OPCO's Board of Directors and, after such time, the Chairman of OPCO's Board of Directors, (iii) two designees of the Corporation from either the Corporation's or OPCO's Board of Directors and
(iv) one designee of OPCO from either the Corporation's or OPCO's Board of Directors.

  9. Authority to Issue Unpaired Equity. The Corporation shall have the right to engage in an Issuance of Unpaired Equity only upon the affirmative vote of a majority of the members of the Corporation's Board of Directors.

  10. Limitation on Committees. For the term of the Cooperation Agreement, the formation by the Corporation's Board of Directors of either (i) an executive or similar committee of the Corporation's Board of Directors which is authorized to act upon any Category 2 Matter or Category 3 Matter or (ii) a nomination committee for the purpose of nominating directors shall require the approval of OPCO's Board of Directors.

  11. Voting by Directors. Any vote on any matter by the Board of Directors of the Corporation or the members of the Cooperation Committee, the Hotel Acquisitions Committee or the Unpaired Equity Committee provided for herein shall require for approval the affirmative vote of the applicable number or percentage of all of the members of either such Board of Directors then in office or the then existing members of any such committee, as the case may be.


                                      VI.

                            Limitation of Liability

  Neither a director of the Corporation, a member of OPCO's Board of Directors nor a member of any duly authorized and constituted committee of the Corporation or the Board of Directors of the Corporation, including without limitation, the Cooperation Committee, the Hotel Acquisition Committee and the Unpaired Equity Committee, shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or as such a member, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors or the person or persons exercising or performing any of the powers or duties otherwise conferred or imposed upon directors of the Corporation, then the liability of the director of the Corporation or the person or persons exercising or performing any of the powers or duties otherwise conferred or imposed upon directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

  Any repeal or modification of this Article VI by either (i) the stockholders of the Corporation or (ii) an amendment to the DGCL shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a director at the time of such repeal or modification.

                                     VII.

                          Maintenance of REIT Status

  For so long as the Board of Directors deems the maintenance of REIT status to be in the best interests of the Corporation, it shall be the duty of the Board of Directors to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its stockholders.

                                     VIII.

                          Related Person Transaction

  The affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of this Corporation, which shall include the affirmative vote of at least 50% of the outstanding shares of capital stock held by shareholders other than a "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of this Corporation with any Related Person; provided, however, that such 66 2/3% voting requirement shall not be applicable if the Business Combination was approved by the Board of Directors of the Corporation prior to the acquisition by such Related Person of the beneficial ownership of 5% or more of the outstanding shares of the capital stock of the Corporation.

  For purposes of this Article VIII:

    1. The term "Business Combination" shall mean (a) any merger, reorganization or consolidation of this Corporation with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (c) any merger or consolidation of a Related Person with or into this Corporation or a subsidiary of this Corporation and (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to this Corporation or a subsidiary of this Corporation.

    2. The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" (defined below), beneficially (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), owns in the aggregate five percent (5%) or more of the outstanding shares of the capital stock of this Corporation, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include either Patriot American Hospitality Operating Company or any subsidiary of this Corporation.

    3. The term "substantial part of the assets" shall mean assets having a fair market value or book value, whichever is greater, equal to 25% or more of such value of the total assets as reflected on the most recent quarterly balance sheet of the Corporation as of a date no earlier than forty-five
  (45) days prior to any acquisition of such assets.

    4. Without limitation, any share of capital stock of this Corporation which any Related Person has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise shall be deemed beneficially owned by such Related Person.

  The provisions set forth in this Article VIII may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of this Corporation; provided, however, that if there is a Related Person (as defined herein), such 66 2/3% vote must include the affirmative vote of at least 50% of the outstanding shares of capital stock held by shareholders other than the Related Person.

                                      IX.

                              Amendment of Bylaws

  A. Amendment By the Board of Directors. Except as otherwise provided by law or this Certificate, the Bylaws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

  B. Amendment By the Stockholders. The Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

                                      X.

                   Amendment of Certificate of Incorporation

  Subject to Article VIII of this Certificate, the Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation; provided however, that any amendment, repeal or modification of Section F of Article V shall first require a 66 2/3% vote of the Corporation's Board of Directors and OPCO's Board of Directors.

                                                                        ANNEX G

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

  (The Amended and Restated Certificate of Incorporation of Patriot American
      Hospitality Operating Company will be substantially similar hereto)

  Patriot American Hospitality Operating Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

    1. The name of the Corporation is Patriot American Hospitality Operating Company. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 27, 1983 (the "Original Certificate of Incorporation"). The name under which the Corporation filed the Original Certificate of Incorporation was Bay Meadows Operating Company. An Amended and Restated Certificate of Incorporation (the "Second Certificate") was filed with the Secretary of State of the State of Delaware on July 1, 1997, pursuant to which, among other things, the name of the Corporation was changed to Patriot American Hospitality Operating Company. Pursuant to this Amended and Restated Certificate of Incorporation, the name of the Corporation is hereby changed to Wyndham International, Inc.

    2. This Amended and Restated Certificate of Incorporation (the "Certificate") amends, restates and integrates the provisions of the Second Certificate, was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, as amended from time to time (the "DGCL"), and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

    3. The text of the Second Certificate, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                      I.

                                     Name

  The name of the corporation is Wyndham International, Inc.

                                      II.

                                   Purposes

  The nature of business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act for which corporations may be organized under the DGCL.

                                     III.

                               Registered Office

  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                      IV.

                                 Capital Stock

  Except as may be otherwise provided in Section G of Article V below, the Corporation shall have the authority to issue 650,000,000 shares of common stock, par value $.01 per share (the "Common Stock"),

750,000,000 shares of excess stock, par value $.01 per share (the "Excess Stock"), and 100,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

  A. Common Stock.

  1. Voting Rights. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of stockholders.

  2. Dividend Rights. Subject to the rights of holders of Preferred Stock and subject to any other provisions of this Certificate or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time.

  3. Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be taken in lieu of such a meeting only by a unanimous written consent of the stockholders signed by each stockholder entitled to vote on the matter.

  B. Preferred Stock.

  1. The Preferred Stock may be issued from time to time in one or more series, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series, the Board of Directors, or any duly authorized committee thereof, is expressly authorized to fix or establish the basis for determining:

    a. The annual or other periodic dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

    b. The redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

    c. The obligation, if any, of the Corporation to purchase and retire or redeem shares of such series as a sinking fund or otherwise, and the terms and conditions of any such redemption;

    d. The designation and maximum number of shares of such series issuable;

    e. The right to vote, if any, with holders of shares of any other class or series, either generally or as a condition to specified corporate action;

    f. The amount payable upon shares in the event of involuntary liquidation;

    g. The amount payable upon shares in the event of voluntary liquidation;

    h. The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation, or to exchange such shares for other securities or assets, and the terms and conditions of any such conversion or exchange; and

    i. Such other rights as may be specified by the Board of Directors and not prohibited by law.

  C. Restrictions on Ownership and Transfer of Equity Stock.

  1. Definitions. For purposes of this Article IV, the following terms shall have the meanings set forth below:

    "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such Person, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such Person through the application of the constructive ownership rules of Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by
  Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock which such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided however, that for the purposes of calculating the foregoing, no share shall be counted more than once. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

    "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
  (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section (D)(4) of this Article IV.

    "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

    "Equity Stock" shall mean Common Stock and Preferred Stock of the
  Corporation.

    "Look-Through Entity" shall mean a Person that is either (i) a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code as modified by Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

    "Look-Through Ownership Limit" shall mean, with respect to a class or series of Equity Stock, 9.8% of the number of outstanding shares of such Equity Stock.

    "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Equity Stock. In the case of Equity Stock that is paired, "Market Price" shall mean the "Market Price" for paired shares multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Equity Stock most recently determined under Section 2(e) of the Pairing Agreement by the value of a paired share most recently determined under
  Section 2(e) of the Pairing Agreement (the "Valuation Percentage").

    "Non-Transfer Event" shall mean an event (other than a purported Transfer) that would (a) cause any Person (other than a Look-Through Entity) to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit (b) cause any Look-Through Entity to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit, (c) result in the capital stock of Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of
  Section 856(a)(5) of the Code, (d) result in Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code, or (e) cause Patriot REIT to Constructively Own 10% or more of the ownership interest in a tenant of Patriot REIT's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code. Non-Transfer Events include but are not limited to (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock that results in changes in Beneficial Ownership or Constructive Ownership of shares of Equity Stock.

    "Ownership Limit" shall mean, with respect to any class or series of Equity Stock, 8.0% of the number of outstanding shares of such class or series of Equity Stock. For purposes of computing the percentage of shares of any class or series of Equity Stock of the Corporation that is Beneficially Owned by any Person, any shares of Equity Stock of the Corporation which are deemed to be Beneficially Owned by such Person pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding.

    "Pairing Agreement" shall mean the Pairing Agreement, dated as of February 17, 1983, by and between Bay Meadows Realty Enterprises, Inc. (the predecessor of California Jockey Club) and Bay Meadows Operating Company, as amended from time to time in accordance with the provisions thereof.

    "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section (D)(8) of this
  Article IV.

    "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as that term is defined for purposes of Rule 13d-5 of the Exchange Act.

    "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from being or becoming the owner of record title to shares of Equity Stock by the provisions of Section (D)(1) of this Article IV.

    "Restriction Termination Date" shall mean the first day on which the Corporation is no longer a party to the Pairing Agreement, the Pairing Agreement terminates or the Corporation is no longer required by the Pairing Agreement to maintain the restrictions set forth in this Section C of this Article IV.

    "Trading Day" shall mean a day on which the principal national securities exchange on which shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if shares of Equity Stock are not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

    "Trust" shall mean any separate trust created and administered in accordance with the terms of Section D of this Article IV, for the exclusive benefit of any Beneficiary.

    "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof. The Trustee shall be designated by the Corporation and Patriot American Hospitality, Inc. ("Patriot REIT") in accordance with the Pairing Agreement.

  2. Restriction on Ownership and Transfer.

  a. Except as provided in Section (C)(4) of this Article IV, until the Restriction Termination Date, (i) no Person (other than a Look-Through Entity) shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and no Look-Through Entity shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Look-Through Ownership Limit, (ii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Person (other than a Look-Through Entity) Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock, and (iii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Look-Through Entity Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Look-Through Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock.

  b. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Equity Stock that are paired pursuant to the Pairing Agreement that, if effective, would result in Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock that are paired pursuant to the Pairing Agreement that would cause Patriot REIT to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

  c. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Equity Stock that, if effective, would cause Patriot REIT to Constructively Own 10% or more of the ownership interests in a tenant of the real property of Patriot REIT or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of Patriot REIT (a "Subsidiary"), within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause Patriot REIT to Constructively Own 10% or more of the ownership interests in a tenant of the real property of Patriot REIT or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

  d. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of Equity Stock that is paired pursuant to the Pairing Agreement that, if effective, would result in the capital stock of Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

  3. Owners Required to Provide Information. Until the Restriction Termination
Date:

    a. Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request to ensure compliance with the restrictions in this Section C of this Article IV.

    b. Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request to ensure compliance with the restrictions set forth in this Section C of this
  Article IV.

  4. Exception. The Board of Directors may exempt a Person from the Ownership Limit or the Look-Through Ownership Limit, provided that (A) such exemption is permitted by and made in accordance with the Pairing Agreement and (B) such Person agrees in writing that any violation or attempted violation of the Ownership Limit or Look-Through Ownership Limit, as the case may be, will result in the conversion of such shares into shares of Excess Stock pursuant to Section (D)(1) of this Article IV and provides such other representations and undertakings as the Board of Directors may reasonably require.

  5. New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

  D. Excess Stock.

  1. Conversion into Excess Stock.

    a. If, notwithstanding the other provisions contained in this Article IV, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than a Look-Through Entity) would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or such that any Person that is a Look-Through Entity would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit, then, (i) except as otherwise provided in Section (C)(4) of this Article IV, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as the case may be, (ii) such number of shares of Equity Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section (D)(4) of this Article IV and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

    b. If, notwithstanding the other provisions contained in this Article IV, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the capital stock of Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (ii) result in Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code or (iii) cause Patriot REIT to Constructively Own 10% or more of the ownership interest in a tenant of Patriot REIT's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall be deemed to be a Prohibited Owner and shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the capital stock of Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (B) result in Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code or (C) cause Patriot REIT to Constructively Own 10% or more of the ownership interests in a tenant of Patriot REIT's or a Subsidiary's real property within the meaning of
  Section 856(d)(2)(B) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section (D)(4) of this Article IV and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

    c. Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

  2. Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section (C)(2) of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section (C)(2) of this Article IV, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

  3. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section (C)(2) of this Article IV, or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's compliance with the terms of the Pairing Agreement, including the effect on Patriot REIT's status as a real estate investment trust.

  4. Ownership in Trust. Upon any Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section (D)(1) of this Article IV, such Excess Stock shall be automatically transferred to a Trust to be held for the exclusive benefit of the Beneficiary. The Corporation and Patriot REIT shall name a Beneficiary for each Trust pursuant to the terms of the Pairing Agreement. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

  5. Dividend Rights. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of this Article IV, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

  6. Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which the Equity Stock was converted, that portion of the assets of the Corporation that is available for distribution to the holders of such class or series of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of

Equity Stock (which, in the case of Equity Stock that is paired, shall equal the price per paired share multiplied by the most recent Valuation Percentage) and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

  7. Voting Rights. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of Equity Stock shall vote together with the holders of such Equity Stock as a single class on all such matters. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such shares of Excess Stock, and the Prohibited Owner shall be deemed to have given, as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion of the shares of Equity Stock into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, an irrevocable proxy to the Trustee to vote the shares of Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires.

  8. Designation of Permitted Transferee.

  a. The Trustee shall have the exclusive and absolute right to designate one or more Permitted Transferees of any and all shares of Excess Stock if the Corporation fails to exercise its option with respect to such shares pursuant to Section (D)(10) hereof within the time period set forth therein. As soon as practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the shares of Excess Stock, the Trustee shall designate any one or more Persons as Permitted Transferees; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section (C)(2) of this Article IV and without such acquisition resulting in the conversion of the shares of Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV.

  b. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section (D)(8), the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock.

  c. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section (D)(9) of this Article IV.

  d. If the Transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the transfer restrictions set forth in Section
(C)(2) of this Article IV, such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article IV shall apply to such shares, including, without limitation, the provisions of Sections (D)(8) through (D)(10) with respect to any future Transfer of such shares by the Trust.

  9. Compensation to Record Holder of Shares of Equity Stock that are Converted into Shares of Excess Stock. Any Prohibited Owner shall be entitled (following discovery of the shares of Excess Stock and subsequent designation of the Permitted Transferee in accordance with Section (D)(8) of this Article IV or following the acceptance of the offer to purchase such shares in accordance with Section (D)(10) of this Article IV) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i) (a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (b) in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer or (ii) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with this Section (D)(9) or Section (D)(10) of this Article IV. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section (D)(9) shall be distributed to the Beneficiary in accordance with the provisions of Section (D)(8) of this Article IV. Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section D of this Article IV by, such Trustee or the Corporation.

  10. Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of
(a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date on which the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in shares of Excess Stock previously has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section
(D)(3) of this Article IV.

  E. Preemptive Rights. No holder of shares of any class or series of capital stock shall as such holder have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such capital stock or (iii) any obligations convertible into any such capital stock or into warrants, rights or options to purchase any such capital stock.

  F. Remedies Not Limited. Nothing contained in this Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders to ensure compliance with the requirements of the Pairing Agreement and with the restrictions set forth in Section C of this Article IV.

  G. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section
(C)(1) of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

  H. Legend. Each certificate for shares of Equity Stock shall bear the following legend:

    "The shares of Patriot American Hospitality, Inc. and Wyndham International, Inc. represented by this combined certificate are subject to restrictions in the respective Amended and Restated Certificates of Incorporation of each company which prohibit (a) any Person (other than a Look-Through Entity) (as such terms are defined in the respective Amended and Restated Certificates of Incorporation of each company) from Beneficially Owning or Constructively Owning (as these terms are defined in the respective Amended and Restated Certificates of Incorporation of each company) in excess of 8.0% of the number of outstanding shares of any class or series of Equity Stock (as that term is defined in the respective Amended and Restated Certificates of Incorporation of each company), (b) any Look-Through Entity from Beneficially Owning or Constructively Owning in excess of 9.8% of the number of outstanding shares of any class or series of Equity Stock, (c) any Person from acquiring or maintaining any ownership interest in the stock of either company that is inconsistent with
  (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) Article IV of the respective Amended and Restated Certificates of Incorporation of each company and (d) any transfer of shares of any class or series of Equity Stock of either company that are paired pursuant to the Pairing Agreement, dated as of February 17, 1983, between the two companies, as amended from time to time in accordance with the provisions thereof (the "Pairing Agreement"), except in combination with an equal number of shares of the other company in accordance with the respective Amended and Restated Bylaws of each company and the Pairing Agreement, copies of which are on file with the transfer agent named on the face hereof, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions.

    Patriot American Hospitality, Inc. and Wyndham International, Inc. will furnish without charge to each stockholder who so requests a copy of the relevant provisions of the respective Amended and Restated Certificates of Incorporation and the respective Amended and Restated Bylaws of each company, a copy of the Pairing Agreement and a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that each company is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of either company or to the transfer agent named on the face hereof."

  I. Severability. Each provision of this Article IV shall be severable and an adverse determination as to any such provision shall be in no way affect the validity of any other provision.

                                      V.

                                   Directors

  A. General Powers. Except as otherwise expressly provided in this Certificate, the property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Bylaws or this Certificate, all of the powers of the Corporation shall be vested in such Board.

  B. Number of Directors. The number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors. A director need not be a stockholder of the Corporation.

  C. Terms of Directors. The directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

  Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificates of designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section C of this Article V.

  During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Certificate, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

  D. Removal of Directors; Qualification.

  1. Except as provided in Section (D)(2) below and subject to the rights, if any, of any series of Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at an election of directors. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of this Certificate, "cause," with respect to the removal of any director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such director and a material injury to the Corporation.

  2. Notwithstanding anything to the contrary contained above in Section
(D)(1) above, if at any time any director of the Corporation shall interfere or fail to cooperate fully with any Issuance of Paired Equity (as required by Section G of Article V below), such director (i) shall be deemed to be no longer acting within the scope of his authority with respect to the management of the affairs of the Corporation and (ii) shall have failed to remain qualified as a director. In such event, such director shall automatically cease to be a director and shall no longer be qualified to serve as a director of the Corporation at any future date unless consented to by a resolution of the Board of Directors of Patriot. The determination of whether any director of Corporation has interfered or failed to cooperate fully with any Issuance of Paired Equity shall be made by the Board of Directors of Patriot (as defined in Section F of Article V. below) and notice of any such determination shall be given by Patriot to the Corporation within 10 days after the date of such determination. Notwithstanding when such determination and notice shall be made and given, any such director shall be deemed to have ceased to be a director at the time of any such interference or failure to cooperate; provided, however, that for purposes of any right to indemnification to which such director would otherwise be entitled, such director shall be deemed to have been acting as a director until such time as such determination and notice shall be made and given, and such director's right to indemnification, if any, shall in no way be prejudiced solely by reason of having acted as a director during the period from the time of such interference or failure to cooperate until such determination and notice are made and given.

  E. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

  F. Cooperation and Coordination with Patriot.

  1. Definitions. For the purposes of Section F of this Article V the following terms shall have the meanings set forth below:

    "Change of Control" shall mean the occurrence, with respect to either Patriot or the Corporation, of any one of the following events (Patriot and the Corporation being referred to below, as the case may be, as the "Company"):

      a. any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any trustee fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote generally in an election of the Company's Board of Directors (the "Voting Securities") or (B) the then outstanding Paired Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

      b. (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, solely as a result of their capacity as such, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, securities representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

    Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Paired Shares or other Voting Securities outstanding, increases (x) the proportionate number of Paired Shares beneficially owned by any person to 50% or more of the Paired Shares then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Paired Shares or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction) and whose ownership immediately thereafter shall equal or exceed the amounts set forth in clauses (x) or (y), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

    "Change in Patriot's Line of Business" shall mean an action by Patriot or Patriot OP (as hereinafter defined) with respect to Patriot's or Patriot OP's business that results in the consolidation for financial reporting purposes of the results of operations of Patriot with those of any business activity other than hospitality and hospitality-related businesses, the gaming business and any other business in which Patriot or Patriot OP is engaged as of the date of this Certificate.

    "Cooperation Agreement" shall mean the Cooperation Agreement to be entered into by and between Patriot and the Corporation in connection with the Merger.

    "Issuance of Paired Equity" means a private or public offering, sale, issuance or delivery of, or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities of the Corporation (including, without limitation, indebtedness having the right to vote, indebtedness convertible into any equity of any class or any other securities) or limited partnership interests or units of Patriot American Hospitality Operating Partnership, L.P. ("OPCO OP")), or equity equivalents of either (including, without limitation, stock appreciation rights), if it is contemplated that such stock or other securities, or any securities underlying such stock or other securities, would or could be paired with Patriot Stock (as defined in the Merger Agreement) or any other securities of Patriot, or, in the case of limited partnership interests or units of OPCO OP, it is contemplated that such interests or units would or could be economically (or otherwise) "paired" (even if not pursuant to the Pairing Agreement) with the limited partnership interests or units of Patriot American Hospitality Partnership, L.P. ("Patriot OP"). Issuance of Paired Equity shall also mean (A) the related issuance by Patriot or Patriot OP of the securities of Patriot or Patriot OP which are paired with the securities of the Corporation or OPCO OP and (B) any reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, repurchase or redemption of shares, change in corporate structure or the like in which the outstanding Paired Shares would be increased, decreased, changed into or exchanged for a different number or kind of Paired Shares or other paired securities.

    "Issuance of Unpaired Equity" means, in the case of the Corporation, a public or private offering, sale, issuance, delivery or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any or all securities described in the immediately preceding definition of "Issuance of Paired Equity" if it is contemplated that such stock or other securities, and any securities underlying such stock or other securities, would not or could not be paired with Patriot Stock (as defined in the Merger Agreement) or any other securities of Patriot or, in the case of limited partnership interests or units of OPCO OP, it is contemplated that such interests or units would not or could not economically (or otherwise) be "paired" with the limited partnership interests or units of Patriot OP. "Issuance of Unpaired Equity" means, in the case of Patriot, a public or private offering, sale, issuance or delivery of, or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any stock of any class or any other debt or equity securities of Patriot (including, without limitation, indebtedness having the right to vote and indebtedness convertible into any equity of any class or any other securities) or limited partnership interests or units of Patriot OP, or equity equivalents of either (including, without limitation, stock appreciation rights), if it is contemplated that such stock or other securities, and any securities underlying such stock or other securities, would not or could not be paired with OPCO Stock (as defined in the Merger Agreement) or any other securities of the Corporation or, in the case of limited partnership interests or units of Patriot OP, it is contemplated that such interests or units would not or could not be economically (or otherwise) "paired" (even if not pursuant to the Pairing Agreement) with the limited partnership interests or units of OPCO OP.

    "Merger" shall mean the merger of Patriot and Wyndham Hotel Corporation, a Delaware corporation ("Wyndham"), pursuant to an Agreement and Plan of Merger dated as of April 14, 1997 (the "Merger Agreement"), in which Patriot and Wyndham agreed to engage in a business combination pursuant to which Wyndham will merge with and into Patriot with Patriot being the surviving corporation.

    "Paired Shares" or "PAIRED EQUITY" shall mean, immediately following the Merger, the shares of common stock, par value $.01 per share, of the Corporation (the "Corporation Paired Stock") and the shares of common stock, par value $.01 per share, of Patriot (the "Patriot Paired Stock") which are paired and transferable and traded only in combination as a single unit on the New York Stock Exchange (together, the "Paired Shares" or "Paired Equity").

    "Patriot" shall mean Patriot American Hospitality, Inc.

  2. Establishment of Cooperation Committee. The Corporation shall establish with Patriot, as promptly as practicable following the closing of the Merger and thereafter to continue in effect, a committee (the "Cooperation Committee") consisting of (i) the Chairman of Patriot's Board of Directors (who shall be the Chairman of the Cooperation Committee), (ii) the Chairman of the Corporation's Board of Directors, (iii) a designee of Patriot's Board of Directors reasonably acceptable to the Corporation (who shall serve at the pleasure of Patriot's Board of Directors and may be removed and replaced at any time) and (iv) the President of OPCO. The Cooperation Committee will normally consider and propose the agenda listing the matters to be considered at any joint meeting of the Boards of Directors of Patriot and the Corporation, subject to the right of a Board member to request consideration of additional matters. The Cooperation Committee shall establish such procedures for the conduct of its business as it shall deem appropriate from time to time.

  3. Corporate Matters Categories. All matters to be considered by the Corporation's Board of Directors, and all matters related thereto, except (i) a Change in Patriot's Line of Business and (ii) Issuances of Paired Equity and Issuances of Unpaired Equity, shall be classified into the most appropriate of the following three categories:

    a. Routine corporate governance matters, such as approval and retention of independent accountants, the fixing of employee compensation and other like matters (each, a "Category 1 Matter");

    b. All other matters, other than a Change of Control and the removal of the Chairman or Chief Executive Officer of the Corporation, and, after the third anniversary of the Merger, all other matters (including a Change of Control) other than the removal of the Chairman or Chief Executive Officer of the Corporation (each, a "Category 2 Matter"); and

    c. The removal of the Chairman or Chief Executive officer of the Corporation and, until the third anniversary of the Merger, any proposed action by the Corporation that would result in a Change of Control (each, a "Category 3 Matter").

  4. Consideration of Corporate Matters.

    a. At any meeting of the Corporation's Board of Directors (whether or not held jointly with Patriot), the Corporation may (i) submit a Category 1 Matter to the consideration and vote of the Corporation's Board of Directors, irrespective of any consideration or vote by Patriot's Board of Directors, (ii) submit a Category 2 Matter to the consideration and vote of the Corporation's Board of Directors, with such matter requiring the majority vote of the Corporation's Board of Directors for approval, and
  (iii) submit a Category 3 Matter to the consideration and vote of the Corporation's Board of Directors, with such matter requiring a 66 2/3% vote of the Corporation's Board of Directors for approval.

    b. If the Corporation's Board of Directors at any such meeting that is not held jointly with Patriot's Board of Directors shall have approved any Category 2 Matter or Category 3 Matter, the Corporation's

  Board of Directors shall promptly provide notice (the "Board Notice") to Patriot in accordance with the terms of the Cooperation Agreement of the occurrence of such meeting and the Category 2 Matters or Category 3 Matters approved at such meeting. The Cooperation Committee shall convene promptly (in any event, within ten (10) business days) following the Corporation's Board of Directors meeting to consider the actions taken by the Corporation's Board of Directors. If the Cooperation Committee votes to approve the action taken by the Corporation's Board of Directors with respect to any such matter, then the action authorized by the Corporation's Board of Directors may be implemented without consideration of such matter by Patriot's Board of Directors. If the Cooperation Committee does not approve the action taken by the Corporation's Board of Directors, Patriot's Board of Directors may then hold a meeting within fifteen (15) business days following receipt of the Board Notice to consider and vote upon the Category 2 Matters or Category 3 Matters approved by the Corporation's Board of Directors and during such period the action authorized by the Corporation's Board of Directors may not be implemented. In the event that Patriot's Board of Directors approves at such a meeting the action taken by the Corporation's Board of Directors or Patriot's Board of Directors does not hold a meeting within fifteen (15) business days following receipt of the Board Notice, the action authorized by the Corporation's Board of Directors may thereafter be implemented.

    c. In the event Patriot's Board of Directors holds a meeting within fifteen (15) business days following receipt of the Board Notice but does not approve the action authorized by the Corporation's Board of Directors, the action authorized by the Corporation's Board of Directors may not be implemented. In such an event, the Cooperation Committee will convene promptly following the meeting of Patriot's Board of Directors to consider the contrary positions of the Corporation's Board of Directors and Patriot's Board of Directors and recommend a resolution of such contrary positions in connection with the reconsideration process described below (the "Reconsideration Process"). The Boards of Directors of the Corporation and Patriot will then follow the Reconsideration Process.

    d. At any joint meeting of the Boards of Directors of Patriot and the Corporation, in the event that the Corporation's Board of Directors approves a Category 2 Matter or Category 3 Matter but Patriot's Board of Directors does not, the action authorized by the Corporation's Board of Directors may not be implemented. The Cooperation Committee shall convene immediately following the joint meeting (unless a quorum of the Cooperation Committee is not present, in which case the Cooperation Committee shall convene as soon as practicable thereafter) to consider the votes of the Boards of Directors of the Corporation and Patriot taken at such meeting. The Boards of Directors of the Corporation and Patriot will then follow the Reconsideration Process described below.

  5. Reconsideration Process. Following any meeting of the Cooperation Committee as described above, the Corporation's Board of Directors may reconsider a Category 2 Matter at any subsequent meeting of the Corporation's Board of Directors and, if the Corporation's Board of Directors approves such matter by a majority vote at such subsequent meeting, then the Corporation's Board of Directors may take the action contemplated by such matter regardless of the position of Patriot's Board of Directors. Following any meeting of the Cooperation Committee as described above, the Corporation's Board of Directors may reconsider a Category 3 Matter at any subsequent meeting of the Corporation's Board of Directors and, if the Corporation's Board of Directors approves such matter by a 66 2/3% vote at such subsequent meeting, then the Corporation's Board of Directors may take the action contemplated by such matter (but only if Patriot's Board of Directors approves such matter by a majority vote in the case of a Change of Control).

  6. Hotel Acquisitions Committee. The Corporation shall establish with Patriot, as promptly as practicable following the closing of the Merger, and thereafter to continue in effect as provided herein, a hotel acquisitions committee (the "Hotel Acquisitions Committee") to analyze, evaluate and consider potential acquisitions by the Corporation of hotel properties and related assets (which properties and related assets may consist of a portfolio of hotel properties and related assets, and which may be acquired in any form, such as by merger, asset acquisitions or otherwise) ("Hotel Acquisitions"). The Hotel Acquisitions Committee shall have the sole power and authority to authorize the Corporation to enter into a binding agreement with respect to Hotel Acquisitions involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) not exceeding (with respect to each Hotel Acquisition or such series of Hotel Acquisitions as are reasonably likely to be considered an integrated transaction) 5% of the total combined market capitalization of the Corporation and Patriot (which for such purposes shall include, without limitation, the aggregate number of outstanding shares of Paired Equity, including equity securities of the Corporation or Patriot that are convertible into Paired Equity, and including limited partnership interests or units of Patriot OP or OPCO OP for which Paired Equity may be received upon redemption of such interests or units by the holders thereof, in each case valued at the market value for the underlying Paired Equity) computed as of the last business day of the month immediately preceding the month during which such Hotel Acquisition is to be authorized and based on the average closing sale price of a Paired Share over the five (5) trading days immediately preceding such business day. The members of the Hotel Acquisitions Committee shall be determined as provided in the Cooperation Agreement. Notwithstanding the foregoing, the Hotel Acquisitions Committee shall no longer have the power and authority described herein on and after the third anniversary of the Merger.

  7. Limitation on Committees. For the term of the Cooperation Agreement, the formation by the Corporation's Board of Directors of either (i) an executive or similar committee of the Corporation's Board of Directors which is authorized to act upon any Category 2 Matter or Category 3 Matter or (ii) a nomination committee for the purpose of nominating directors shall require the approval of the Board of Directors of Patriot.

  8. Voting by Directors. Any vote on any matter by the Board of Directors of the Corporation or the members of the Cooperation Committee or the Unpaired Equity Committee provided for herein shall require for approval the affirmative vote of the applicable number or percentage of all of the members of either such Board of Directors then in office or the then existing members of any such committee, as the case may be.

  G. Issuance of Paired and Unpaired Equity.

  1. Definitions. For the purposes of Section G of this Article V the following terms shall have the meanings set forth below:

    "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

    "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

    "Merger" shall have the meaning set forth in Section F of Article V above.

    "Issuance of Paired Equity" shall have the meaning set forth in Section F of Article V above.

    "Issuance of Unpaired Equity" shall have the meaning set forth in Section F of Article V above.

    "Paired Equity Officer/Director" means any officer or officers of Patriot designated by Patriot's Board of Directors, from time to time, to be a Paired Equity Officer/Director pursuant to Section (G)(2)(b) hereof.

    "Paired Shares" or "Paired Equity" shall have the meaning set forth in Section F of Article V above.

    "Patriot" shall have the meaning set forth in Section F of Article V above.

    "Unpaired Equity Committee" means that committee whose members shall consist of (i) the Chairman of Patriot's Board of Directors, (ii) the Chairman of the Corporation's Board of Directors, (iii) two designees of Patriot from either Patriot's or the Corporation's Board of Directors and
  (iv) one designee of the Corporation from either Patriot's or the Corporation's Board of Directors. Upon consummation of the Merger, the members of the Unpaired Equity Committee shall consist of (i) Paul A. Nussbaum until such time as he shall no longer serve as Chairman of Patriot's Board of Directors and, after such time, the Chairman of Patriot's Board of Directors, (ii) James D. Carreker until such time as he shall no longer serve as Chairman of the Corporation's Board of Directors and, after such time, the Chairman of the Corporation's Board of Directors,
  (iii) two designees of Patriot from either Patriot's or the Corporation's Board of Directors and (iv) one designee of the Corporation from either Patriot's or the Corporation's Board of Directors.

  2. Authority to Issue Paired Equity.

    a. From and after the date of the Cooperation Agreement until the date (the "Termination Date") which is twelve (12) months after the date on which the Pairing Agreement is no longer in effect, Patriot's

  Board of Directors shall have the sole right to authorize and to effect, or to cause the Corporation to effect, an Issuance of Paired Equity and to take or cause to be taken any and all action in contemplation of, or in connection with, an Issuance of Paired Equity and the Corporation's bylaws shall so provide. In connection therewith, Patriot's Board of Directors shall also have the authority to cause the Corporation to comply with the procedures set forth in Section (G)(3) below.

    b. Patriot shall be entitled to designate from time to time one or more officers of Patriot to serve as a Paired Equity Officer/Director, and any such officer so designated shall also serve as a vice president and assistant secretary of the Corporation for so long as he or she is serving as a Paired Equity Officer/Director. Any Paired Equity Officer/Director may resign or be removed by Patriot at any time and, at any time thereafter, Patriot may designate a new Paired Equity Officer/Director. Upon such appointment, any Paired Equity Officer/Director shall have the express authority to do any and all acts and things related to any Issuance of Paired Equity, including, without limitation, the execution and delivery in the name and on behalf of the Corporation of any and all documents, certificates (including stock certificates) and other instruments necessary or appropriate in connection with the issuance of any Corporation Paired Stock pursuant to an Issuance of Paired Equity, the engagement of investment bankers, accountants, attorneys and other professionals, and the incurrence of any and all other transaction costs related thereto.

    c. The Corporation shall at all times and in all circumstances maintain and support the position that Patriot has the sole right and power to authorize and effect, or to cause the Corporation to effect, the Issuance of Paired Equity and the Corporation shall not assert otherwise in any forum, proceeding, Action or communication or take any other action which is inconsistent with its obligations hereunder.

  3. Procedures in Connection with Issuance of Paired Equity. Upon receipt of notice by Patriot of a determination by Patriot to engage in an Issuance of Paired Equity, the Corporation and the Directors of the Corporation shall promptly cooperate with Patriot in every way to effect such Issuance of Paired Equity pursuant to the terms and schedule thereof as established by Patriot including, without limitation, the actions set forth in Section 3.3(b) of the Cooperation Agreement.

  4. Authority to Issue of Unpaired Equity. The Unpaired Equity Committee shall be established jointly by the Corporation and Patriot. The Corporation shall have the right to engage in an Issuance of Unpaired Equity only upon the affirmative vote of a majority of the members of the Unpaired Equity Committee.

                                      VI.

                            Limitation of Liability

  Neither a director of the Corporation, a member of Patriot's Board of Directors nor a member of any duly authorized and constituted committee of the Corporation or the Board of Directors of the Corporation, including without limitation, the Cooperation Committee, the Hotel Acquisitions Committee and the Unpaired Equity Committee, shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or as such a member, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors or the person or persons exercising or performing any of the powers or duties otherwise conferred or imposed upon directors of the Corporation, then the liability of the director of the Corporation or the person or persons exercising or performing any of the powers or duties otherwise conferred or imposed upon directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

  Any repeal or modification of this Article VI by either (i) the stockholders of the Corporation or (ii) an amendment to the DGCL shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a director at the time of such repeal or modification.

                                     VII.

                          Related Person Transaction

  The affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of this Corporation, which shall include the affirmative vote of at least 50% of the outstanding shares of capital stock held by shareholders other than a "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of this Corporation with any Related Person; provided, however, that such 66 2/3% voting requirement shall not be applicable if the Business Combination was approved by the Board of Directors of the Corporation prior to the acquisition by such Related Person of the beneficial ownership of 5% or more of the outstanding shares of the capital stock of the Corporation.

  For purposes of this Article VII:

    1. The term "Business Combination" shall mean (a) any merger, reorganization or consolidation of this Corporation with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (c) any merger or consolidation of a Related Person with or into this Corporation or a subsidiary of this Corporation and (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to this Corporation or a subsidiary of this Corporation.

    2. The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" (defined below), beneficially (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), owns in the aggregate five percent (5%) or more of the outstanding shares of the capital stock of this Corporation, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include either Patriot or any subsidiary of this Corporation.

    3. The term "substantial part of the assets" shall mean assets having a fair market value or book value, whichever is greater, equal to 25% or more of such value of the total assets as reflected on the most recent quarterly balance sheet of the Corporation as of a date no earlier than forty-five
  (45) days prior to any acquisition of such assets.

    4. Without limitation, any share of capital stock of this Corporation which any Related Person has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise shall be deemed beneficially owned by such Related Person.

  The provisions set forth in this Article VII may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of this Corporation; provided, however, that if there is a Related Person (as defined herein), such 66 2/3% vote must include the affirmative vote of at least 50% of the outstanding shares of capital stock held by shareholders other than the Related Person.

                                     VIII.

                              Amendment of Bylaws

  A. Amendment By the Board of Directors. Except as otherwise provided by law or this Certificate, the Bylaws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

  B. Amendment By the Stockholders. The Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

                                      IX.

                   Amendment of Certificate of Incorporation

  Subject to Article VII of this Certificate, the Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation; provided however, that any amendment, repeal or modification of Sections (D)(2), F and G of
Article V shall first require a 66 2/3% vote of the Corporation's Board of Directors and Patriot's Board of Directors.

REAL ESTATE INVESTMENT BANKING

PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019                                                      ANNEX H
212 713-4020

212 713-7949 Fax                            [LOGO OF PAINE WEBBER APPEARS HERE]



Terrence E. Fancher
July 24, 1997
Managing Director


Board of Directors
Patriot American Hospitality, Inc.
3030 LBJ Freeway, Suite 1500
Dallas, Texas 75234

Board of Directors
Patriot American Hospitality Operating Company
3030 LBJ Freeway, Suite 1500
Dallas, Texas 75234

Ladies and Gentlemen:

  We understand that Patriot American Hospitality, Inc., a Delaware corporation ("Patriot"), as predecessor by merger to Patriot American Hospitality, Inc., a Virginia corporation ("Old Patriot"), is a party to that certain Agreement and Plan of Merger dated as of April 14, 1997 (the "Merger Agreement") with Wyndham Hotel Corporation ("Wyndham"), pursuant to which Wyndham has agreed to merge with and into Patriot, with Patriot surviving (the "Proposed Merger"). We also understand that Patriot is a party to that certain Stock Purchase Agreement dated as of April 14, 1997 (the "Stock Purchase Agreement") with CF Securities, L.P. ("CF Securities"), pursuant to which Patriot has agreed to purchase all of the shares of common stock of Wyndham beneficially owned by CF Securities (the "Proposed Stock Purchase" and, together with the Proposed Merger, the "Proposed Transactions"). We understand that pursuant to the Merger Agreement, upon consummation of the Proposed Merger, issued and outstanding shares of common stock of Wyndham will be converted into the right to receive shares (the "Paired Shares") of common stock of Patriot which are paired and trade as a unit with shares of Patriot American Hospitality Operating Company, a Delaware corporation (the "Operating Company", and together with Patriot, the "Companies"), in accordance with the Exchange Ratio set forth in the Merger Agreement. We further understand that pursuant to the Merger Agreement, the respective Boards of Directors of Patriot and the Operating Company have ratified the Merger Agreement and the transactions contemplated thereby pursuant to the Patriot Ratification Agreement and the BMOC Ratification Agreement. We further understand that pursuant to the Stock Purchase Agreement, upon consummation of the Proposed Stock Purchase, CF Securities will receive Paired Shares and shares of unpaired Series A Convertible Preferred Stock, in each case at the Exchange Ratio set forth in the Merger Agreement. We further understand that Wyndham stockholders and CF Securities have a limited right (the "Cash Election") to elect to receive cash (up to an aggregate of $100 million) in lieu of Paired Shares in the Merger and pursuant to the Stock Purchase Agreement in an amount per share equal to the Exchange Ratio multiplied by the average closing price of a Paired Share over the five trading days immediately preceding the Closing Date of the Merger. You have advised us, and we have assumed for purposes of our opinion, that the shares of unpaired Series A Convertible Preferred Stock issued to CF Securities will be structured so as to be economically equivalent (including with respect to the payment of dividends and payment upon liquidation, dissolution or winding up of the Companies) to Paired Shares and will be convertible (under certain circumstances) only into a like number of Paired Shares. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

  PAINEWEBBER

Boards of Directors
Page 2
July 24, 1997

  You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration (including the consideration to be paid to CF Securities pursuant to the Stock Purchase Agreement) to the Companies' stockholders.

  We understand that the Proposed Transaction will be accounted for under the purchase method of accounting.

  In arriving at the opinion set forth below, we have, among other things:

   (1) Reviewed Old Patriot's Annual Report, Form 10-K and related financial information for the fiscal years ended December 31, 1995 and 1996, the Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1997, and the joint proxy statement and prospectus filed on June 2, 1997 regarding the merger of Old Patriot with and into California Jockey Club;

   (2) Reviewed Wyndham's Registration Statements, relating to the concurrent initial public offering of Wyndham Common Stock and Wyndham Senior Subordinated Notes in May 1996, and all amendments thereto, the Form 10-K and the related financial information for the fiscal year ended December 31, 1996, the Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1997, and preliminary unaudited financial information for the quarterly period ended June 30, 1997;

   (3) Reviewed certain information, including financial forecasts relating to the business, earnings, cash flow, assets and prospects of the Companies and Wyndham, furnished to us by the Companies and Wyndham, respectively, including financial forecasts which take into account, among other things, Wyndham's acquisition of ClubHouse Hotels, Inc.;

   (4) Reviewed certain information, including financial forecasts relating to the business, cash flow, earnings and prospects of the hotels and related assets (the "Crow Family Assets") to be acquired by certain operating partnerships of the Companies (the "Crow Asset Acquisition") on the terms set forth in that certain Omnibus Purchase and Sale Agreement dated as of April 14, 1997, by and among the partnerships set forth in Schedule I thereto and Patriot American Hospitality Partnership, L.P. (the "Crow Asset Agreement"), such information having been prepared by Wyndham and furnished to us at your direction;

   (5) Conducted discussions with members of senior management of the Companies and Wyndham, concerning their respective businesses and prospects;

   (6) Compared the results of operations of Wyndham with that of certain companies which we deemed to be reasonably similar to Wyndham;

   (7) Compared the acquisition price of the Proposed Transactions relative to the financial performance of Wyndham with the acquisition price relative to the financial performance of certain other acquired companies in other mergers and acquisitions which we deemed to be relevant;

   (8) Considered the pro forma effect of the Proposed Transactions and the Crow Asset Acquisition on the Companies' funds from operations and other financial measures;

   (9) Reviewed the financial terms of the Merger Agreement, the Stock Purchase Agreement and the Crow Asset Agreement; and

  (10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

  PAINEWEBBER

Boards of Directors
Page 3
July 24, 1997

  In preparing our opinion, we have relied on the accuracy and completeness of all information that was either publicly available or supplied, communicated or otherwise made available to us by or on behalf of the Companies and Wyndham, and we have not assumed any responsibility to independently verify such information, conduct a physical inspection of the properties and facilities of the Companies or Wyndham or undertake an independent appraisal of the assets of the Companies or Wyndham. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the Companies and Wyndham as to the future performance of the Companies and Wyndham, respectively, and their respective assets. With respect to the financial forecasts for the Crow Family Assets, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Wyndham as to the future performance of such prospects. At the Companies' direction, we have assumed that Patriot is not and, after the Proposed Transactions, will not be, subject to Section 269B(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), that Patriot will qualify to be treated as a "real estate investment trust" within the meaning of the Code before and after giving effect to the Proposed Transactions, that the representations and warranties of each of the parties to the Merger Agreement were true and correct as of the date of the Merger Agreement or as of such other date or dates specified therein and will be true and correct at the closing of the Merger to the extent required to be true and correct on such date under the terms of the Merger Agreement, in each case subject to such qualifications as may be specified therein, and that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We have further assumed that the Proposed Transactions will be consummated in accordance with the terms described in the Merger Agreement and the Stock Purchase Agreement. Our analyses used in preparing our opinion assumed a closing date of the Proposed Transactions of December 1, 1997. Our opinion is based upon regulatory, economic, monetary and market conditions existing on the date hereof. We have assumed, with your consent, that all material assets and liabilities (contingent or otherwise, known or unknown) of the Companies and Wyndham are as set forth in their respective consolidated financial statements.

  This opinion does not address the business decision of the Boards of Directors of the Companies to engage in the Proposed Transactions or the relative merits of the Proposed Transactions and any other transactions or business strategies discussed by the respective Boards of Directors of the Companies as alternatives to the Proposed Transactions, or constitute a recommendation to any of the Companies' stockholders as to how any such stockholders should vote on the Proposed Transactions. No opinion is expressed herein as to the price or trading range at which the Companies' stock may trade at any time.

  This opinion has been prepared for your use and shall not be reproduced, summarized, described or referred to, or given to any other person or otherwise made public, without the prior written consent of PaineWebber Incorporated; provided, however, that this letter may be reproduced in full in a proxy statement/prospectus relating to the Proposed Transactions.

  On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration (including the consideration to be paid to CF Securities pursuant to the Stock Purchase Agreement) is fair from a financial point of view to the Companies' stockholders.

  We bring to your attention that, as you are aware, PaineWebber Incorporated is currently acting as financial advisor to the Companies and will receive a fee for rendering this opinion and will receive an additional fee upon consummation of the Proposed Transactions. In the past, PaineWebber Incorporated has provided financial advisory services and investment banking services to the Companies (including acting as an underwriter for the

  PAINEWEBBER

Boards of Directors
Page 4
July 24, 1997

Companies and Old Patriot) and may do so in the future. In the ordinary course of our business, we trade the equity and debt securities of the Companies and Wyndham for our own account and for the accounts of our customers and, accordingly, we may at any time hold short or long positions in such securities. As you are also aware, we and certain executive officers and directors of the Companies have entered into certain agreements regarding joint investments and/or acquisitions (and financing therefor), and an affiliate of ours has recently acquired certain land in San Mateo, California from Patriot and is leasing the land back to a subsidiary of Patriot.

Very truly yours,

PaineWebber Incorporated

/s/ Terrence E. Fancher

Terrence E. Fancher

                                                                        ANNEX I

                                                               212-816-6000

[LETTERHEAD OF SMITH BARNEY APPEARS HERE]

April 14, 1997

The Board of Directors
Wyndham Hotel Corporation
2001 Bryan Street
Dallas, Texas 75201

Members of the Board:

  You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Wyndham Hotel Corporation ("Wyndham") of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of April 14, 1997 (the "Merger Agreement"), by and between Patriot American Hospitality, Inc. ("Patriot") and Wyndham. As more fully described in the Merger Agreement, (A) pursuant to an Agreement and Plan of Merger dated as of February 24, 1997 by and among Patriot, California Jockey Club ("Cal Jockey") and Bay Meadows Operating Company ("Bay Meadows"), Patriot will merge with and into Cal Jockey, with Cal Jockey being the surviving entity in such merger (such transaction, the "Cal Jockey Transaction" and, the surviving entity resulting from the Cal Jockey Transaction, "New Patriot"), and Bay Meadows will thereafter be referred to as Patriot Operating Company ("Patriot Opco"), and (B) subsequent to the consummation of the Cal Jockey Transaction, (i) Wyndham will be merged with and into New Patriot (the "Merger") and (ii) each outstanding share of the common stock, par value $0.01 per share, of Wyndham (the "Wyndham Common Stock") will be converted, subject to the cash election described below, into the right to receive 0.712 of a share (subject to adjustment as described below, the "Exchange Ratio") of the
(x) common stock, par value $0.01 per share, of New Patriot (the "New Patriot Common Stock") and (y) the common stock, par value $0.01 per share, of Patriot Opco (the "Patriot Opco Common Stock"), which shares of New Patriot Common Stock and Patriot Opco Common Stock will be paired and transferable and traded only in combination as a single unit (the "Paired Shares"); provided that, if the average per share closing price of a Paired Share as reported on The New York Stock Exchange (the "NYSE") over the 20 trading days immediately preceding the fifth business day prior to the date on which Wyndham's stockholders' meeting is held to approve the Merger (the "Average Closing Price") is less than $42.13 per share but greater than or equal to $40.21 per share, then each outstanding share of Wyndham Common Stock will be converted into the right to receive that number of Paired Shares equal to $30.00 divided by the Average Closing Price, subject to further adjustment if the Average Closing Price is less than $40.21 per share, in which event each outstanding share of Wyndham Common Stock will be converted into the right to receive
0.746 of a Paired Share (the total number of Paired Shares into which shares of Wyndham Common Stock will be so converted in the Merger, the "Stock Consideration"). Pursuant to the terms of the Merger Agreement and subject to certain allocation and proration procedures specified therein (as to which we express no opinion), holders of Wyndham Common Stock may elect to convert all or a portion of their shares of Wyndham Common Stock into the right to receive cash in an amount equal to the product of (x) the average closing price of the Paired Shares on the NYSE over the five trading days immediately preceding the closing date of the Merger (the "Fair Market Value") and (y) the Exchange Ratio, subject to a maximum cash amount in respect of all such cash elections (together with any cash election made by CF Securities, L.P. in connection with certain related transactions contemplated by the Merger Agreement) of $100 million in the aggregate (the total cash amount into which shares of Wyndham Common Stock will be so converted in the Merger, the "Cash Consideration" and, together with the Stock Consideration, the "Merger Consideration"). The Merger

                                      I-1
SMITH BARNEY INC. 388 Greenwich Street, New York, NY 10013

The Board of Directors
Wyndham Hotel Corporation
April 14, 1997
Page 2

Agreement further provides that if receipt of Paired Shares in the Merger by a holder of Wyndham Common Stock would cause certain ownership limitations necessary for the combined entity resulting from the Merger (the "Surviving Corporation") to qualify and maintain its status as a real estate investment trust (a "REIT") to be exceeded (the "Excess Paired Shares"), then such holder will be entitled to receive, in lieu of such Excess Paired Shares, an amount in cash equal to the product of (x) the Fair Market Value and (y) the number of such Excess Paired Shares.

  It is our understanding that, as contemplated by the Merger Agreement and more fully described in an Omnibus Purchase and Sale Agreement to be entered into contemporaneously with the Merger Agreement by and among Patriot and certain entities owned or controlled by the Trammell Crow family and/or various descendants thereof (the "Crow Entities"), certain real estate and related assets will be sold by the Crow Entities to Patriot Operating Partnership and an operating partnership to be formed in connection with the Cal Jockey Transaction concurrently with, or immediately prior to, the consummation of the Merger (the "Asset Sale" and, such real estate and related assets, the "Real Estate Assets").

  In arriving at our opinion, we reviewed the Merger Agreement and certain related documents and held discussions with certain senior officers, directors and other representatives and advisors of Wyndham and certain senior officers and other representatives and advisors of Patriot concerning the businesses, operations and prospects of Wyndham and Patriot. We examined certain publicly available business and financial information relating to Wyndham and Patriot as well as certain financial forecasts and other information and data for Wyndham and Patriot which were provided to or otherwise discussed with us by the respective managements of Wyndham and Patriot, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Wyndham Common Stock and the common stock, par value $0.01 per share, of Patriot; the historical and projected earnings and other operating data of Wyndham and Patriot; and the capitalization and financial condition of Wyndham and Patriot. We considered, to the extent publicly available, the financial terms of other transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Wyndham and Patriot. We also evaluated the potential pro forma financial impact of the Merger on Patriot, after giving effect to the Asset Sale and the consummation of the Cal Jockey Transaction and certain of Patriot's other planned acquisitions. In connection with our engagement, we were requested to approach on a limited basis, and held discussions with, certain third parties to solicit indications of interest in a possible acquisition of Wyndham. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

  In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of Wyndham and Patriot that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Wyndham and Patriot as to the future financial performance of Wyndham and Patriot and the strategic implications and operational benefits anticipated

The Board of Directors
Wyndham Hotel Corporation
April 14, 1997
Page 3

to result from the Merger. We have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We also have assumed, with your consent, that the Cal Jockey Transaction will be consummated prior to the Merger, that the Asset Sale will occur concurrently with, or immediately prior to, the Merger, and that neither the Cal Jockey Transaction nor the Merger or the transactions contemplated thereby (including, without limitation, the Asset Sale) will adversely affect the REIT status of the Surviving Corporation. We are not expressing any opinion as to what the value of the Paired Shares actually will be when issued to Wyndham stockholders pursuant to the Merger or the price at which the Paired Shares will trade or otherwise be transferable subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Wyndham, Patriot or the Real Estate Assets nor have we made any physical inspection of the properties or assets of Wyndham, Patriot or the Real Estate Assets. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

  Smith Barney has been engaged to render financial advisory services to Wyndham in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Wyndham, Patriot and Cal Jockey for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have in the past provided investment banking services to Wyndham unrelated to the proposed Merger, for which services we have received compensation. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Wyndham, Patriot and their respective affiliates.

  Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Wyndham in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.

  Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Wyndham Common Stock.

                                          Very truly yours,


                                          Smith Barney Inc.

                                                                        ANNEX J

                  [LETTERHEAD OF MERRILL LYNCH APPEARS HERE]

                                 April 14, 1997

Special Committee of the Board of Directors
Wyndham Hotel Corporation
2001 Bryan Street, Suite 2300
Dallas, Texas 75201

Members of the Special Committee:

  Wyndham Hotel Corporation (the "Company") and Patriot American Hospitality, Inc. (the "Purchaser") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Company will be merged (the "Merger") with the successor by merger to the Purchaser in the Patriot/California Jockey Merger referred to below. The Agreement provides that, as a condition and prior to the Merger, the Purchaser will engage in a business combination with California Jockey Club ("California Jockey") and Bay Meadows Operating Company ("Bay Meadows") pursuant to which, among other things, the Purchaser will be merged (the "Patriot/California Jockey Merger") with and into California Jockey, with California Jockey being the surviving company. The Agreement provides that in the Merger each outstanding share of common stock, par value $.01, of the Company (the "Company Shares"), other than Company Shares, if any, held by the Company, the Purchaser, Bay Meadows or any subsidiary of the Purchaser or Bay Meadows, all of which shall be canceled and retired, will be converted into the right to receive, at the election of the holder thereof and subject to certain proration provisions, either (i) 0.712 shares of the common stock, par value $.01 per share, of California Jockey and of the common stock, par value $.01, of Bay Meadows, which shares are paired and transferable only in combination as a single unit (the "Paired Shares"), subject to adjustment as provided in the Agreement (the "Exchange Ratio"), or (ii) cash in an amount equal to the product of the Exchange Ratio multiplied by the average closing price of the Paired Shares reported on the New York Stock Exchange for each of the five trading days immediately preceding the closing of the Merger, subject to an aggregate cash limitation of $100 million as more fully described therein. For purposes of our opinion, the term "Consideration" means the aggregate amount of the Paired Shares and cash referred to in clauses (i) and
(ii) above to be received by the holders of the Company Shares in the Merger. The terms and conditions of the Merger are more fully set forth in the Agreement.

  In connection with the Agreement, we understand that Mr. and Mrs. Trammell Crow, various descendants of Mr. and Mrs. Trammell Crow, and various corporations, partnerships, trusts and other entities beneficially owned or controlled by such persons (collectively, the "Crow Family Members"), who beneficially own in the aggregate approximately 48% of the outstanding Company Shares, propose to enter into an agreement (the

                     [LOGO OF MERRILL LYNCH APPEARS HERE]

"Omnibus Purchase and Sale Agreement") with an affiliate of the Purchaser and an affiliate of Bay Meadows, as purchasers, pursuant to which, among other things, as a condition and prior to the Merger, they will sell certain of their real estate and related assets to such purchasers for cash plus additional contingent consideration (the "Crow Family Assets"). In addition, we understand that a principal stockholder of the Company, which is one of the Crow Family Members, proposes to enter into an agreement with the Purchaser (the "Stock Purchase Agreement") pursuant to which, among other things, as a condition and prior to the Merger, it will sell to the Purchaser and Bay Meadows all of its Company Shares in exchange for a combination of Paired Shares, shares of unpaired Class A preferred stock of the Purchaser, and cash.

  You have asked us whether, in our opinion, the Consideration to be received by the holders of the Company Shares (other than the Crow Family Members) in the Merger is fair to such holders from a financial point of view.

  In arriving at the opinion set forth below, we have, among other things:

  (1) Reviewed certain publicly available business and financial information relating to the Company and Purchaser which we deemed to be relevant;

  (2) Reviewed the terms and conditions of the Agreement and Plan of Merger (the "Patriot/California Jockey/Bay Meadows Agreement"), dated as of February 24, 1997, among the Purchaser, Patriot American Hospitality Partnership, L.P., California Jockey and Bay Meadows, and reviewed certain publicly available business and financial information relating to California Jockey and Bay Meadows;

  (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Purchaser (including, in the case of the Purchaser, certain information and financial forecasts prepared by management of the Purchaser relating to California Jockey and Bay Meadows, as well as certain other companies which the Purchaser may seek to acquire or in which the Purchaser may seek to make an investment, including the Bellemead Development unit of Chubb Corp. (collectively, the "Contemplated Transactions"), and certain information and financial forecasts prepared by the Crow Family Members relating to the Crow Family Assets), furnished to us by the Company and the Purchaser, respectively;

  (4) Conducted discussions with members of senior management of the Company concerning the Company's businesses, future acquisition plans and strategies, and prospects before and after giving effect to the Merger;

  (5) Conducted discussions with members of senior management of the Purchaser concerning the Purchaser's businesses, future acquisition plans and strategies (including plans and strategies with respect to the Contemplated Transactions), and prospects before and after giving effect to the Merger;

  (6) Conducted discussions with certain representatives of the Crow Family Members concerning the Crow Family Assets;

  (7) Reviewed the historical market prices and valuation multiples for the Company Shares, the common stock, no par value, of the Purchaser, and the Paired Shares, and compared them with those of certain publicly traded companies which we deemed to be relevant;

  (8) Reviewed the results of operations of the Company and the Purchaser and compared them with those of certain companies which we deemed to be relevant;

                     [LOGO OF MERRILL LYNCH APPEARS HERE]

  (9) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions which we deemed to be relevant;

  (10) Reviewed the potential pro forma impact of the Merger;

  (11) Reviewed the Agreement, the Omnibus Purchase and Sale Agreement, the Stock Purchase Agreement, and the proxy agreement among the Purchaser and certain stockholders and executive officers of the Company (the "Proxy Agreement"); and

  (12) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

  In preparing our opinion, we have neither received nor reviewed any financial projections or other non-public information prepared by California Jockey, Bay Meadows or of any of the companies which are the subject of any of the Contemplated Transactions pertaining to the future prospects of California Jockey, Bay Meadows or any of such companies, respectively.

  In preparing our opinion, we have assumed, with your consent, that the Patriot/California Jockey Merger will be consummated on the terms contained in the Patriot/California Jockey/Bay Meadows Agreement.

  In preparing our opinion, we have also assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us or publicly available or discussed with or reviewed by or for us, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company, the Purchaser, California Jockey, Bay Meadows, the Crow Family Assets or of any of the companies which are the subject of any of the Contemplated Transactions, or been furnished with any such evaluation or appraisal. In addition, we have not conducted any physical inspection of the properties or facilities of the Company, the Purchaser, California Jockey, Bay Meadows, the Crow Family Assets or of any of the companies which are the subject of any of the Contemplated Transactions. With respect to the financial forecast information furnished to or discussed with us by the Company or the Purchaser, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Purchaser's management as to the expected future financial performance of the Company or the Purchaser, as the case may be. With respect to the financial forecast information furnished to or discussed with us by certain representatives of the Crow Family Members, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of such representatives as to the expected future financial performance of the Crow Family Assets. We have further assumed with your consent that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes, the Purchaser will qualify to be treated as a real estate investment trust within the meaning of the Internal Revenue Code of 1986, as amended, before and after giving effect to the Merger, and the pairing of the Paired Shares will be permitted pursuant to Section 136(c) of the Deficit Reduction Act of 1984, before and after giving effect to the Merger.

  As you know, it has been publicly reported that the Purchaser is exploring a possible business combination or other transaction involving Carnival Hotels & Casinos ("Carnival"). In that regard, the financial forecast information furnished to us by the Purchaser does not include financial forecasts with respect to Carnival, and accordingly, with your consent we have not reviewed or considered any such transaction in arriving at our opinion.

                     [LOGO OF MERRILL LYNCH APPEARS HERE]

  Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents and approvals (contractual or otherwise) for the Patriot/California Jockey Merger and the Merger, no restrictions will be imposed that will have a material adverse effect on the contemplated benefits of the Patriot/California Jockey Merger or the Merger.

  In connection with the preparation of this opinion, we have not been authorized by the Company or the Special Committee of the Board of Directors (the "Special Committee") to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

  We are acting as financial advisor to the Special Committee in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the delivery of this opinion and the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We are currently providing and may in the future provide financial advisory and financing services to the Purchaser, including certain financing services the proceeds of which may be used in connection with the cash portion of the Consideration. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, the stock and other securities of the Purchaser, as well as the Paired Shares and other securities of California Jockey and Bay Meadows, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  This opinion is for the use and benefit of the Special Committee. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any transaction related thereto or as to whether any shareholder should elect to receive cash or the Paired Shares.

  We are not expressing any opinion as to the prices at which the Paired Shares will trade following the announcement or consummation of the Merger.

  On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Shares (other than the Crow Family Members) in the Merger is fair to such holders from a financial point of view.

                                          Very truly yours,

                                          Merrill Lynch, Pierce, Fenner
                                              & Smith Incorporated

                                                                        ANNEX K

                      DELAWARE STATUTORY APPRAISAL RIGHTS

  (S)262 APPRAISAL RIGHTS. --(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections
(b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares of fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S)228 or
  (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of

Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 120, L. '97, eff. 7-1-97.)

PROXY

                          WYNDHAM HOTEL CORPORATION
             1950 STEMMONS FREEWAY, SUITE 6001, DALLAS, TX 75207

  PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 1997

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby constitutes and appoints James D. Carreker and Anne L. Raymond, and each of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Wyndham Hotel Corporation ("Wyndham") held of record by the undersigned as of the close of business on November 12, 1997, on behalf of the undersigned at the Special Meeting of Stockholders to be held at the Wyndham Anatole Hotel, located at 2201 Stemmons Freeway, Dallas, Texas, at 8:30 a.m. local time, on December 12, 1997, and at any adjournments or postponements thereof (the "Wyndham Special Meeting").

  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE WYNDHAM SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 14, 1997, between Patriot American Hospitality, Inc. and Wyndham, as ratified by Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company pursuant to the Ratification Agreements dated as of July 24, 1997 and as amended by Amendment No. 1 to Agreement and Plan of Merger dated November 3, 1997 between Patriot American Hospitality, Inc., Patriot American Hospitality Operating Company and Wyndham and the transactions contemplated thereby.

                  [_] FOR      [_] AGAINST      [_] ABSTAIN

2. To consider and act upon any other matters that may properly be brought before the Wyndham Special Meeting and at any adjournments or postponements thereof.

  THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF THE WYNDHAM SPECIAL MEETING AND THE JOINT PROXY STATEMENT/PROSPECTUS WITH RESPECT THERETO AND HEREBY REVOKE(S) ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

                                     DATED:

                                     ------------------------------------------

                                     SIGNATURE

                                     ------------------------------------------
                                     SIGNATURE

                                     NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS
                                     HEREON. JOINT OWNERS SHOULD EACH SIGN.
                                     WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                     ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                     GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------

PROXY
                       PATRIOT AMERICAN HOSPITALITY, INC.
                 PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY
                 3030 LBJ FREEWAY, SUITE 1500, DALLAS, TX 75234

   PROXY FOR SPECIAL MEETINGS OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 1997

   THIS PROXY IS SOLICITED BY EACH OF THE BOARD OF DIRECTORS OF PATRIOT REIT
            AND THE BOARD OF DIRECTORS OF PATRIOT OPERATING COMPANY

  The undersigned hereby constitutes and appoints Paul A. Nussbaum and Rex E. Stewart, and each of them, as Proxies of the undersigned, with full power of substitution, to vote (a) all shares of Common Stock of Patriot American Hospitality, Inc. ("Patriot REIT") and (b) all shares of Common Stock of Patriot American Hospitality Operating Company ("Patriot Operating Company") held of record by the undersigned as of the close of business on November 12, 1997, on behalf of the undersigned at the Special Meetings of Stockholders of Patriot REIT and Patriot Operating Company to be held at the Wyndham Anatole Hotel, located at 2201 Stemmons Freeway, Dallas, Texas, at 9:30 a.m. and 10:30 a.m. local time, respectively, on December 12, 1997, and at any adjournments or postponements thereof (the "Patriot REIT Special Meeting" and the "Patriot Operating Company Special Meeting," respectively).

  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE PATRIOT REIT SPECIAL MEETING AND THE PATRIOT OPERATING COMPANY SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RESPECTIVE BOARDS OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

EACH OF THE BOARD OF DIRECTORS OF PATRIOT REIT AND PATRIOT OPERATING COMPANY RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 14, 1997, between Patriot American Hospitality, Inc. and Wyndham Hotel Corporation, as ratified by Patriot REIT and Patriot Operating Company pursuant to the Ratification Agreements dated as of July 24, 1997, and as amended by Amendment No. 1 to Agreement and Plan of Merger dated November 3, 1997 between Patriot REIT, Patriot Operating Company and Wyndham Hotel Corporation and the transactions contemplated thereby.

    Patriot REIT........................... [_] FOR [_] AGAINST [_] ABSTAIN
    Patriot Operating Company.............. [_] FOR [_] AGAINST [_] ABSTAIN


2. To consider and vote upon a proposal to amend the Pairing Agreement, dated February 17, 1983, as amended, between Patriot REIT and Patriot Operating Company.

    Patriot REIT........................... [_] FOR [_] AGAINST [_] ABSTAIN
    Patriot Operating Company.............. [_] FOR [_] AGAINST [_] ABSTAIN

3. To consider and vote upon a proposal to amend and restate the Amended and Restated Certificate of Incorporation of Patriot REIT or Patriot Operating Company, as the case may be.

    Patriot REIT........................... [_] FOR [_] AGAINST [_] ABSTAIN
    Patriot Operating Company.............. [_] FOR [_] AGAINST [_] ABSTAIN

4. To consider and act upon any other matters that may properly be brought before the Patriot REIT Special Meeting or the Patriot Operating Company Special Meeting and at any adjournments or postponements thereof.

                                         THE UNDERSIGNED HEREBY ACKNOWLEDGE(S)
                                       RECEIPT OF A COPY OF THE ACCOMPANYING
                                       NOTICES OF THE PATRIOT REIT SPECIAL
                                       MEETING AND THE PATRIOT OPERATING
                                       COMPANY SPECIAL MEETING AND THE JOINT
                                       PROXY STATEMENT/PROSPECTUS WITH RESPECT
                                       THERETO AND HEREBY REVOKE(S) ANY PROXY
                                       OR PROXIES HERETOFORE GIVEN. THIS PROXY
                                       MAY BE REVOKED AT ANY TIME BEFORE IT IS
                                       EXERCISED.

                                       DATED:


                                       -----------------------------------------
                                       SIGNATURE


                                       -----------------------------------------

                                       SIGNATURE
                                       NOTE: PLEASE SIGN EXACTLY AS NAME
                                       APPEARS HEREON. JOINT OWNERS SHOULD EACH
                                       SIGN. WHEN SIGNING AS ATTORNEY,
                                       EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                       GUARDIAN, PLEASE GIVE FULL TITLE AS
                                       SUCH.

--------------------------------------------------------------------------------

                              CASH ELECTION FORM
         TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK
                         OF WYNDHAM HOTEL CORPORATION

       Please read and follow carefully the instructions set forth below, which set forth the requirements that must be complied with in order to make an effective cash election. Nominees, trustees or other persons who hold shares of Wyndham Hotel Corporation ("Wyndham") Common Stock, par value $.01 per share ("Wyndham Common Stock"), in a representative capacity are directed to Instruction F(4).

       TO BE EFFECTIVE, THIS CASH ELECTION FORM, PROPERLY COMPLETED AND SIGNED IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS, TOGETHER WITH CERTIFICATES FOR THE WYNDHAM COMMON STOCK COVERED HEREBY (UNLESS DELIVERY IS GUARANTEED IN BOX E BELOW IN ACCORDANCE WITH INSTRUCTION A), MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "EXCHANGE AGENT") NAMED BELOW, AT THE APPROPRIATE ADDRESS SET FORTH BELOW, NO LATER THAN THE ELECTION DATE (AS DEFINED IN INSTRUCTION A). DELIVERIES MADE TO ADDRESSES OTHER THAN THE ADDRESS OF THE EXCHANGE AGENT SET FORTH BELOW DO NOT CONSTITUTE VALID DELIVERIES AND THE EXCHANGE AGENT WILL NOT BE RESPONSIBLE THEREFOR.

       HOLDERS OF WYNDHAM COMMON STOCK WHO INTEND TO RECEIVE ONLY PAIRED SHARES OF PATRIOT AMERICAN HOSPITALITY, INC. COMMON STOCK AND PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY COMMON STOCK ("PAIRED SHARES") IN THE MERGER SHOULD NOT SUBMIT THIS CASH ELECTION FORM AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT WHICH WILL BE MAILED AFTER THE CONSUMMATION OF THE MERGER.

       THIS CASH ELECTION FORM IS TO BE EXECUTED AND RETURNED TO THE EXCHANGE AGENT AT THE FOLLOWING ADDRESS:

                     BY MAIL, HAND OR OVERNIGHT COURIER OR
                       FOR DUPLICATE COPIES OF MATERIAL

                    American Stock Transfer & Trust Company
                        Attn: Reorganization Department
                          40 Wall Street, 46th Floor
                              New York, NY 10005
                                (800) 937-5449
                                (718) 921-8200

       Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. The accompanying instructions should be read carefully before this Cash Election Form is completed.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

       This Cash Election Form is being delivered in connection with the merger (the "Merger") of Wyndham with and into Patriot American Hospitality, Inc. ("Patriot"), pursuant to the Agreement and Plan of Merger dated as of April 14, 1997, as amended, between Patriot, Patriot American Hospitality Operating Company ("Patriot Operating Company") and Wyndham (the "Merger Agreement").

       The undersigned, subject to the Cash Election Procedure (as described below) and the other terms and conditions set forth in this Cash Election Form, including the documents incorporated herein by reference, hereby, (a) surrenders the certificate(s) (the "Certificates") representing the shares of Wyndham Common Stock listed in Box A (Certificate Information) and (b) elects, as indicated below, upon the consummation of the Merger to have each of the shares of Wyndham Common Stock represented by the Certificates converted into the right to receive cash in the amount specified in the Merger Agreement (subject to proration as described therein), without interest (a "Cash Election").

       If the Exchange Agent has not received your properly completed Cash Election Form, accompanied by stock Certificates with respect to the shares of Wyndham Common Stock as to which a Cash Election has been made, by the Election Date (as defined in Instruction A) (unless Box 5 (Guaranty of Delivery) has been properly completed and such Certificates are received by the Exchange Agent by the Guaranteed Delivery Deadline), you will receive only Paired Shares in the Merger.

       This Cash Election is subject to the terms and conditions set forth in the Merger Agreement and the Joint Proxy Statement/Prospectus, dated November 10, 1997 (the "Joint Proxy Statement/Prospectus"), furnished to stockholders of Wyndham in connection with the Merger, all of which are incorporated herein by reference. Receipt of the Joint Proxy Statement/Prospectus, including the Merger Agreement attached as Appendix A thereto, is hereby acknowledged. Copies of the Joint Proxy Statement/Prospectus and additional copies of this Cash Election Form are available from the solicitation agent upon request (see Instruction G(10)).

       The undersigned acknowledges and understands that: (i) the amount of cash available for Cash Elections pursuant to the Merger and the related purchase of shares of Wyndham Common Stock from CF Securities, L.P. ("CF Securities"), Wyndham's principal stockholder, is limited to $100 million;
(ii) if Cash Elections are made for more than $100 million, the cash to be delivered pursuant to the Cash Elections will be prorated among stockholders of Wyndham (including CF Securities) making Cash Elections based on the respective numbers of shares of Wyndham Common Stock as to which Cash Elections have been made; (iii) CF Securities has made a Cash Election as to all shares of Wyndham Common Stock held by it, which have a value substantially in excess of $100 million and represent approximately 43.7% of the outstanding shares of Wyndham Common Stock; and (iv) accordingly, Cash Elections as to shares of Wyndham Common Stock will be subject to proration in accordance with the Merger Agreement as described in the Joint Proxy Statement/Prospectus. See the "Merger Agreement--Cash Election Procedures" and "--Exchange of Wyndham Stock Certificates."

                                 INSTRUCTIONS

       The Execution Section of this Cash Election Form should be properly filled in, dated and signed, torn off and delivered, together with all Certificates representing Wyndham Common Stock currently held by you as to which a Cash Election has been made (unless delivery is guaranteed in Box E in accordance with Instruction A), to the Exchange Agent at the appropriate address set forth on the front of this Cash Election Form. Please read and follow carefully the instructions regarding completion of this Cash Election From set forth below. If you have any questions concerning this Cash Election Form or require any information or assistance, see Instruction G(10).

       HOLDERS OF WYNDHAM COMMON STOCK WHO INTEND TO RECEIVE ONLY PAIRED SHARES IN THE MERGER SHOULD NOT SUBMIT THIS CASH ELECTION FORM AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT WHICH WILL BE MAILED AFTER THE CONSUMMATION OF THE MERGER.

A.TIME IN WHICH TO ELECT

       In order for a Cash Election to be effective, the Exchange Agent must receive a properly completed Cash Election Form, accompanied by all stock Certificates representing Wyndham Common Stock currently held by you as to which a Cash Election has been made, NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 10, 1997 (or such other date, agreed upon by Patriot and Wyndham, which date will be announced by Patriot in a news release delivered to Dow Jones News Service as the last day on which Cash Election Forms will be accepted, which date will be at least five (5) business days following the date of such news release) (the "Election Date"). THUS, STOCKHOLDERS ARE URGED TO DELIVER A PROPERLY COMPLETED CASH ELECTION FORM, ACCOMPANIED BY STOCK CERTIFICATES (OR A PROPER GUARANTY OF DELIVERY, AS DESCRIBED BELOW), NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE ELECTION DATE, IN ORDER TO ASSURE THAT THEIR CASH ELECTION FORM WILL NOT BE REJECTED.

       Persons whose stock Certificates are not immediately available may also make a Cash Election by completing this Cash Election Form and having Box E (Guaranty of Delivery) properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (subject to the condition that the Certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent no later than 5:00 p.m., New York City Time, on the third NYSE trading day after the date of execution of the Guaranty of Delivery (the "Guaranteed Delivery Deadline")).

       IF THE EXCHANGE AGENT HAS NOT RECEIVED YOUR PROPERLY COMPLETED CASH ELECTION FORM, ACCOMPANIED BY YOUR STOCK CERTIFICATES AS TO WHICH A CASH ELECTION HAS BEEN MADE, BY THE ELECTION DATE (UNLESS BOX E (GUARANTY OF DELIVERY) HAS BEEN PROPERLY COMPLETED AND SUCH CERTIFICATES ARE RECEIVED BY THE EXCHANGE AGENT BY THE GUARANTEED DELIVERY DEADLINE), YOU WILL RECEIVE ONLY PAIRED SHARES IN THE MERGER.

       For instructions regarding changes or revocations of Cash Elections and the time in which such changes or revocations can be made, see Instructions F(1) and F(2) below.

B.ELECTIONS

       This Cash Election Form permits you to make a Cash Election, subject to the Cash Election Procedure and the other terms and conditions set forth hereunder and in the documents incorporated herein by reference, and upon consummation of the Merger to have each of the shares of Wyndham Common Stock as to which a Cash Election has been made converted into the right to receive in cash the amount specified in the Merger Agreement (subject to proration as described therein).

       You should understand that your Cash Election is subject to certain terms and conditions that are set forth in the Merger Agreement and described in the Joint Proxy Statement/Prospectus. The Merger Agreement is included as Appendix A to the Joint Proxy Statement/Prospectus. Copies of the Joint Proxy Statement/Prospectus may be requested from the solicitation agent at the phone number set forth in Instruction G(10). The delivery of this Cash Election Form to the Exchange Agent constitutes acknowledgment of the receipt of the Joint Proxy Statement/Prospectus. EACH HOLDER OF WYNDHAM COMMON STOCK IS STRONGLY ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND TO DISCUSS THE CONTENTS THEREOF, THE MERGER AND THIS CASH ELECTION FORM WITH HIS OR HER PERSONAL FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING WHETHER TO ELECT TO RECEIVE CASH. THE TAX CONSEQUENCES TO A HOLDER OF WYNDHAM COMMON STOCK WILL VARY DEPENDING UPON A NUMBER OF FACTORS. FOR CERTAIN INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF AN ELECTION, SEE "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" IN THE JOINT PROXY STATEMENT/PROSPECTUS.

       Although it is not required, you may deliver to the Exchange Agent, together with a properly completed Cash Election Form, Certificates representing all Wyndham Common Stock currently held by you or representing less than all Wyndham Common Stock held by you but in excess of the shares as to which you have made a Cash Election. In the event you deliver to the Exchange Agent Certificates representing Wyndham Common Stock in excess of the shares of Wyndham Common Stock as to which a Cash Election has been made, the Exchange Agent shall hold such excess shares on your behalf pending approval of the Merger. Following the Effective Time, upon receipt by the Exchange Agent of a duly executed Letter of Transmittal completed in accordance with the instructions thereto, you will receive (i) a certificate representing the number of whole Paired Shares to which you are entitled; (ii) a check representing the amount payable to you with respect to your Cash Election; and
(iii) the amount of cash in lieu of any fractional Paired Shares, if applicable. If the Merger is not approved, your certificates will be returned to you.

C.CASH ELECTION

       By completing and submitting the Cash Election Form, you are electing, subject to the Cash Election Procedures, proration and the other terms and conditions set forth in the Joint Proxy Statement/Prospectus and this Cash Election Form, including the documents incorporated by reference, to receive cash for all of the shares of Wyndham Common Stock covered by this Cash Election Form.

D.RECEIPT OF PAIRED SHARES

       HOLDERS OF WYNDHAM COMMON STOCK WHO INTEND TO RECEIVE ONLY PAIRED SHARES IN THE MERGER SHOULD NOT SUBMIT THIS CASH ELECTION FORM AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT WHICH WILL BE MAILED AFTER THE CONSUMMATION OF THE MERGER.

E.FAILURE TO MAKE EFFECTIVE CASH ELECTION

       If you have failed to make an effective Cash Election, or if your Election is deemed by the Exchange Agent to be defective in any way, or if your Cash Election Form is not accompanied by Certificates representing at least the number of shares of Wyndham Common Stock as to which a Cash Election has been made (unless Box E (Guaranty of Delivery) has been properly completed and such Certificates are received by the Exchange Agent by the Guaranteed Delivery Deadline), you will receive Paired Shares in the Merger.

F.SPECIAL CONDITIONS

       (1)REVOCATION OF ELECTION. An election may be revoked by the person or persons making such election by a written notice signed and dated by such person or persons and received by the Exchange Agent prior to the Election Date, identifying the name of the registered holder of the Wyndham Common Stock subject to such Cash Election and the serial numbers shown on the Certificates representing such Wyndham Common Stock. Any person or persons who have effectively revoked a Cash Election may, by a signed and dated written notice to the Exchange Agent, request the return of the Certificates submitted to the Exchange Agent and such Certificates will be returned to such person or persons (at the stockholder's risk) within five business days of receipt of such request.

       (2)NULLIFICATION OF CASH ELECTION. All Cash Election Forms will be void and of no effect if the Merger is not consummated, and Certificates submitted therewith shall be promptly returned to the persons submitting the same.

       (3)ELECTION SUBJECT TO ALLOCATION. All Cash Elections are subject to the Cash Election Procedure set forth in the Merger Agreement and described in the Joint Proxy Statement/Prospectus under the sections "Cash Election Procedure" and "Exchange of Wyndham Stock Certificates" and to the other terms and conditions set forth hereunder, including the documents incorporated herein by reference. Cash Elections are subject to proration among stockholders of Wyndham (including CF Securities) making Cash Elections based on the respective number of shares of Wyndham Common Stock as to which Cash Elections have been made.

       (4)SHARES HELD BY NOMINEES, TRUSTEES AND OTHER REPRESENTATIVES. Holders of record of shares of Wyndham Common Stock who hold such shares as nominees, trustees or in other representative or fiduciary capacities (a "Representative") may submit one or more Cash Election Forms covering the aggregate number of shares of Wyndham Common Stock held by such Representative for the beneficial owners for whom the Representative is making a Cash Election, provided that such Representative certifies that it holds for each beneficial owner at least that number of shares of Wyndham Common Stock as to which a cash election is being made. Any Representative who makes a Cash Election may be required to provide the Exchange Agent with such documents and/or additional certifications, if requested, in order to satisfy the Exchange Agent that such Representative holds such shares of Wyndham Common Stock for a particular beneficial owner of such shares. If any shares held by the Representative are not covered by an effective Cash Election Form, they will be exchanged for Paired Shares.

G.GENERAL

       (1)EXECUTION AND DELIVERY. In order to make an effective Cash Election, you must correctly fill in the Execution Section of this Cash Election Form. After dating and signing it, you are responsible for the delivery, accompanied by Certificates representing shares of Wyndham Common Stock as to which a Cash Election has been made, or a proper Guaranty of Delivery of such Certificates pursuant to Instruction A, to the Exchange Agent at the address set forth on the front of this Cash Election Form by the Election Date. YOU MAY CHOOSE ANY METHOD TO DELIVER THIS CASH ELECTION FORM; HOWEVER, YOU ASSUME ALL RISK OF NON-DELIVERY. IF YOU CHOOSE TO USE THE MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE ALL STOCK CERTIFICATES. DELIVERY OF STOCK CERTIFICATES WILL BE DEEMED EFFECTIVE AND RISK OF LOSS WITH RESPECT TO SUCH CERTIFICATES SHALL PASS ONLY WHEN SUCH CERTIFICATES ARE ACTUALLY RECEIVED BY THE EXCHANGE AGENT.

       (2)SIGNATURES. Except as otherwise permitted below, you must sign this Cash Election Form exactly the way your name appears on the face of your Certificates. If the shares are owned by two or more persons, each must sign exactly as his or her name appears on the face of the Certificates. If shares of Wyndham Common Stock have been assigned by the registered owner, this Cash Election Form should be signed in exactly the same way as the name of the assignee appearing on the Certificates or transfer documents. See Instructions G(5)(a) and G(5)(b).

       (3)NOTICE OF DEFECTS; RESOLUTION OF DISPUTES. None of Wyndham, Patriot and the Exchange Agent will be under any obligation to notify you or anyone else that the Exchange Agent has not received a properly completed Cash Election form or that any Cash Election Form submitted is defective in any way.

       Any and all disputes with respect to Cash Election Forms or to Cash Elections made in respect of Wyndham Common Stock (including but not limited to matters relating to the Election Date, time limits, defects or irregularities in the surrender of any stock Certificate, effectiveness of any Cash Elections and computations of prorations) will be resolved by the Exchange Agent, and its decision will be conclusive and binding on all concerned. The Exchange Agent shall have the absolute right in its sole discretion to reject any and all Cash Election Forms and surrenders of Certificates which are deemed by it to be in improper form or to waive any immaterial irregularities in any Cash Election Form or in the surrender of any Certificate. Surrenders of Certificates will not be deemed to have been made until all defects or irregularities that have not been waived have been cured.

       (4)ISSUANCE OF PAYMENT CHECK(S). If the Payment Check(s) are to be issued in the name of the registered holder(s) as inscribed on the surrendered Certificate(s), no guarantee of the signature on the Cash Election Form is required. For corrections in name and changes in name not involving changes in ownership, see Instruction G(5)(c).

       (5)ISSUANCE OF PAYMENT CHECK(S) IN DIFFERENT NAMES. If the Payment Check(s) are to be issued in the name of someone other than the registered holder(s) of the surrendered Certificate(s), you must follow the guidelines below. Note that in each circumstance listed below, stockholder(s) must have signature(s) guaranteed in Box C and complete Box F.

           (a) ENDORSEMENT AND GUARANTEE. The Certificate(s) surrendered must be properly endorsed (or accompanied by appropriate stock power properly executed) by the registered holder(s) of such Certificate(s) to the person who is to receive the Payment Check(s). The signature(s) of the registered holder(s) on the endorsement or stock powers must correspond with the name(s) written upon the face of the Certificate(s) in every particular and must be medallion guaranteed by an eligible guarantor institution as defined below.

       Generally an eligible guarantor institution, as defined in Rule 17Ad-15 of the regulations of the Securities Exchange Act of 1934, means:

                   (i) Banks (as that term is defined in Section 2(a) of the Federal Deposit Insurance Act);

                   (ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers (as those terms are defined under the Securities Exchange Act of 1934);

                   (iii) Credit unions (as that term is defined in Section
                         19(b)(1)(A) of the Federal Reserve Act);

                   (iv) National securities exchanges, registered securities associations and clearing agencies (as those terms are used under the Securities Exchange Act of 1934); and

                   (v) Savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act).

           (b) TRANSFEREE'S SIGNATURE. The Cash Election Form must be signed by the transferee or assignee or his or her agent, and should not be signed by the transferor or assignor. See Box B (Sign Here). The signature of such transferee or assignee must be medallion guaranteed by an eligible guarantor institution as provided in Instruction G(5)(a).

           (c) CORRECTION OF OR CHANGE IN NAME. For a correction of name or for a change in name which does not involve a change in ownership, proceed as follows. For a change in name by marriage, etc., the Cash Election Form should be signed, e.g., "Mary Doe, now by marriage, Mary Jones." For a correction in name, the Cash Election Form should be signed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown." The signature in each case should be guaranteed in the manner described in Instruction G(5)(a) above and Box E should be completed.

       You should consult your own tax advisor as to any possible tax consequences resulting from the issuance of Payment Check(s) in a name different from that of the registered holder(s) of the surrendered Certificate(s).

       (6)SUPPORTING EVIDENCE. In case any Cash Election Form, Certificate endorsement or stock power is executed by an agent, attorney, administrator, executor, guardian, trustee or any person in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there must be submitted (with the Cash Election Form, surrendered Certificate(s), and/or stock powers) documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions when necessary), as well as evidence of the authority of the person making such execution to assign, sell or transfer the Certificate(s). Such documentary evidence of authority must be in form satisfactory to the Exchange Agent.

       (7)SPECIAL MAILING INSTRUCTIONS. The Payment Check(s) will be mailed to the address of the registered holder(s) as indicated in Box A (Certificate Information) unless instructions to the contrary are given in Box G (Special Mailing Instructions).

       (8)LOST CERTIFICATES. If you are not able to locate your Certificate(s) representing Wyndham Common Stock, you should contact ChaseMellon Shareholder Services, Wyndham's transfer agent, at 1-800-635-9270, or 214-965-2223 for foreign holders. In such event, the transfer agent will forward additional documentation which the stockholder must complete in order to effectively surrender such lost or destroyed Certificate(s). There will be a cost to replace lost Certificates that will be borne by the stockholder.

       (9)FEDERAL INCOME TAX WITHHOLDING. Under Federal income tax law, the Exchange Agent is required to file a report with the Internal Revenue Service disclosing any payments of cash being made to each holder of Certificates formerly representing shares of Wyndham Common Stock pursuant to the Merger Agreement. In order to avoid backup withholding of Federal income tax on any cash received upon the surrender of Certificate(s), a holder thereof must, unless an exemption applies, provide the Exchange Agent with his or her correct taxpayer identification number ("TIN") or Substitute Form W-9, which is part of this Cash Election Form (Box D), and certify, under penalties of perjury, that such number is correct and that such holder is not otherwise subject to backup withholding. If the correct TIN and certifications are not provided, a $50 penalty may be imposed by the Internal Revenue Service, and payments made for the surrender of Certificate(s) may be subject to backup withholding of 31%. In addition, if a holder makes a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such a statement, a $500 penalty may also be imposed by the Internal Revenue Service.

       Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of income taxes, a refund may be obtained from the Internal Revenue Service.

       The TIN that must be provided on the Substitute Form W-9 is that of the registered holder(s) of the Certificate(s) at the effective time of the Merger. The TIN for an individual is his or her social security number. The box in Part 3 of the Substitute Form W-9 may be checked if the person surrendering the Certificates has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 has been checked, the person surrendering the Certificate(s) must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked (and the Certificate of Awaiting Taxpayer Identification Number is completed), the Exchange Agent will withhold 31% on all cash payments with respect to surrendered Certificate(s) made prior to the time it is provided with a properly certified TIN.

       Exempt persons (including, among others, corporations) are not subject to backup withholding. A foreign individual may qualify as an exempt person by submitting Form W-8 or a substitute Form W-8, signed under penalties of perjury, certifying to such person's exempt status. A form of such statement can be obtained from the Exchange Agent. A Certificate holder should consult his or her tax advisor as to such holder's qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

       The signature and date provided on the Substitute Form W-9 will serve to verify that the TIN and withholding information provided in this Cash Election Form are true, correct and complete.

       (10) QUESTIONS AND REQUESTS FOR INFORMATION OR ASSISTANCE. If you have any questions or need assistance to complete this Cash Election Form, please contact MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 collect. You may also obtain additional copies of the Cash Election Form and the Joint Proxy Statement/Prospectus from MacKenzie Partners, Inc. or from the Exchange Agent at the address and telephone numbers set forth on the first page of this Cash Election Form.

H.DELIVERY OF PAYMENT CHECKS

       As soon as practicable after the Merger becomes effective, the Exchange Agent will make the allocations of cash to be received by holders of Wyndham Common Stock or their designees in accordance with the Cash Election Procedure. The Exchange Agent will thereafter issue and mail to you a check for any cash to which you are entitled, provided you have delivered the required Certificates for your Wyndham Common Stock in accordance with the terms and conditions hereof, including the documents incorporated herein by reference.

       If you do not submit an effective Cash Election Form, the Exchange Agent will forward to you, as soon as practicable after the Merger becomes effective, a Letter of Transmittal for you to use to send in your Certificate(s) for shares of Wyndham Common Stock, containing appropriate instructions for surrendering such Certificate(s) at that time. After the Exchange Agent receives your Certificate(s) with a properly completed Letter of Transmittal, it will issue and mail to you a certificate or certificates for the Paired Shares to which you are entitled (and, if applicable, a check in lieu of a fractional share), provided you have delivered the required Certificate(s) for your Wyndham Common Stock in accordance with the terms and conditions of the Letter of Transmittal, including the documents incorporated therein by reference.

       DO NOT ENCLOSE YOUR PROXY CARD RELATING TO THE SPECIAL MEETING WITH THIS CASH ELECTION FORM. YOUR PROXY CARD SHOULD BE RETURNED TO MACKENZIE PARTNERS, INC., THE SOLICITATION AGENT, IN THE POSTAGE-PAID ENVELOPE ENCLOSED WITH THE JOINT PROXY STATEMENT/PROSPECTUS FOR THAT PURPOSE.

         TEAR HERE AND RETURN EXECUTION SECTION TO THE EXCHANGE AGENT

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                              CASH ELECTION FORM

         TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK
                         OF WYNDHAM HOTEL CORPORATION

                               EXECUTION SECTION
BOX A
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                            CERTIFICATE INFORMATION

 List below the certificates to which the Cash Election Form relates. (Attach additional sheets if necessary.)


                                                                                   NUMBER OF SHARES        NUMBER OF SHARES
    NAME AND ADDRESS OF REGISTERED HOLDER(S) AS                                     REPRESENTED BY         AS TO WHICH CASH
    SHOWN ON THE SHARE RECORDS (FILL IN, IF BLANK)        CERTIFICATE NUMBER       EACH CERTIFICATE        ELECTION IS MADE
    ----------------------------------------------        ------------------      -----------------        ----------------

                                                          ------------------      -----------------        ----------------

                                                          ------------------      -----------------        ----------------

                                                          ------------------      -----------------        ----------------

                                                          ------------------      -----------------        ----------------

                                                          ------------------      -----------------        ----------------
                                                                                      Total Shares:
                                                                                                           ================

                        CERTIFICATE HOLDER(S) SIGN HERE

The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Cash Election Form and to deliver for surrender and cancellation the above-described Certificate(s) delivered herewith and that the rights represented by the Certificate(s) are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender of the Certificate(s) surrendered herewith. All authority herein conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Delivery of the Certificate(s) for surrender and cancellation may be revoked only in accordance with Instructions F(1).

BOX B
--------------------------------------------------------------------------------
                                   SIGN HERE

 To be completed by all person(s) surrendering certificates and executing this Cash Election Form.

 Signature(s):     ____________________________________________________________

                   ____________________________________________________________

 Date:             _______________________ Telephone Number: __________________

 Must be signed by registered holder(s) exactly as name(s) appear(s) on stock Certificate(s) or by person(s) authorized to become registered holders by documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, please provide the following information. (See Instruction G(6)).

 Name(s):          ____________________________________________________________

                   ____________________________________________________________

 Capacity (Full Title):________________________________________________________

 Address:          ____________________________________________________________

                   ____________________________________________________________
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BOX C
--------------------------------------------------------------------------------
                              SIGNATURE GUARANTEE

 To be completed only if required by Instruction G(5). Your signature must be MEDALLION GUARANTEED by an eligible financial institution.

          NOTE: A NOTARIZATION BY A NOTARY PUBLIC IS NOT ACCEPTABLE.

FOR USE BY FINANCIAL INSTITUTION ONLY. PLACE MEDALLION GUARANTEE IN SPACE BELOW.


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         TEAR HERE AND RETURN EXECUTION SECTION TO THE EXCHANGE AGENT

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- ---- -- -- -- -- -- -- -- -- --
                              CASH ELECTION FORM
         TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK
                         OF WYNDHAM HOTEL CORPORATION
                         EXECUTION SECTION (CONTINUED)

                           IMPORTANT TAX INFORMATION
PLEASE PROVIDE YOUR SOCIAL SECURITY NUMBER OR OTHER TAXPAYER IDENTIFICATION NUMBER ON THIS SUBSTITUTE W-9 FORM AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF UP TO 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THIS MERGER. IF THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9 IS CHECKED, THE "CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER" BELOW MUST BE COMPLETED.

BOX D
--------------------------------------------------------------------------------
                 PART 1 - PLEASE PROVIDE YOUR    Social Security Number or
                 TIN IN THE BOX AT RIGHT       Employer Identification Number
SUBSTITUTE       AND CERTIFY BY SIGNING AND
                 DATING BELOW.                 ------------------------------
                 ---------------------------------------------------------------
FORM W-9         PART 2 - Check the box if you are not subject to backup
DEPARTMENT       withholding because (1) you have not been notified that you are
OF THE           subject to backup withholding as a result of failure to report
TREASURY         all interest or dividends or (2) the Internal Revenue Service
INTERNAL         has notified you that you are no longer subject to backup
REVENUE          withholding. [_]
SERVICE          ---------------------------------------------------------------

                 Certification - Under penalties of perjury, I PART 3 - certify that the information provided on this Awaiting
                 form is true, correct and complete.               TIN  [_]

 PAYER'S REQUEST
 FOR TAXPAYER
 IDENTIFICATION
 NUMBER (TIN):

 Signature: ___________________________________   Date: ________________
--------------------------------------------------------------------------------
             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
 I certify, under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of any cash payment made to me will be withheld, but that such amount will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.

 Signature: ___________________________________   Date: ________________
--------------------------------------------------------------------------------

BOX E
--------------------------------------------------------------------------------
                             GUARANTY OF DELIVERY
 To be used only if Certificates are not surrendered herewith. (See Instruction A.) The undersigned (check appropriate boxes below) guarantees to deliver to the Exchange Agent at the appropriate address set forth above the Certificates for shares of Wyndham Common Stock as to which a Cash Election has been made pursuant to this Cash Election Form no later than 5:00 p.m., New York City Time, on the third day after the execution of this Guaranty of Delivery.

 [_] A member of a registered national          Firm:___________________________
     Securities exchange
                                                Authorized Signature:___________
 [_] A member of the National Association of
     Securities Dealers, Inc.                   Address:________________________
                                                ________________________________
 [_] A commercial bank or trust company
     in the United States                       Telephone Number:_______________
--------------------------------------------------------------------------------

                                      B-2